As filed with the Securities and Exchange Commission on July 28, 2006

Registration No. 333-128662

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT TWO

TO FORM S-11

FOR REGISTRATION UNDER

THE SECURITIES ACT OF 1933 OF SECURITIES

OF CERTAIN

REAL ESTATE COMPANIES

CNL INCOME PROPERTIES, INC.

(Exact name of registrant as specified in charter)

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

Telephone: (407) 650-1000

(Address of principal executive offices)

R. Byron Carlock, Jr.

Interim Chief Executive Officer

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

Telephone: (407) 650-1000

(Name, address and telephone

number of agent for service)

COPIES TO:

RICHARD E. BALTZ, ESQUIRE

Arnold & Porter, LLP

555 Twelfth Street, NW

Washington, DC 20004-1206

Telephone: (202) 942-5124

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

This Post-Effective Amendment No. Two consists of the following:

1.	The Registrant’s Prospectus dated April 4, 2006, refiled herewith.

2.	Supplement No. Two dated July 28, 2006 to the Registrant’s Prospectus dated April 4, 2006, filed herewith.

3.	Part II to this Post-Effective Amendment No. Two, filed herewith.

CNL INCOME PROPERTIES, INC.

Supplement No. Two dated July 28, 2006

to Prospectus dated April 4, 2006

This Supplement is part of, and should be read in conjunction with, the prospectus dated April 4, 2006. This Prospectus Supplement replaces all prior Supplements to the prospectus. Capitalized terms used in this Prospectus Supplement have the same meaning as in the prospectus unless otherwise stated herein. The terms “we,” “our,” “us” and “CNL Income Properties” include CNL Income Properties, Inc. and its subsidiaries.

Information as to the number and types of properties we have acquired and loans we have made is presented as of July 26, 2006, and all references to property acquisitions and loans should be read in that context. Properties for which we enter into initial commitments to acquire, as well as properties we acquire and loans we make after July 26, 2006, will be reported in a subsequent supplement.

RECENT DEVELOPMENTS

At July 26, 2006, we had a portfolio of 18 lifestyle properties, including interests in retail and commercial properties at seven resort villages, one merchandise mart, two waterpark resorts, two outdoor waterparks, one sky lift attraction, one dealership, two golf courses and two ski properties. In addition, we have made four loans. All of the properties in which we own an interest are, or will be, leased on a long-term basis to either affiliated or third-party tenants and managed by third-party operators that we consider to be significant industry leaders.

On June 23, 2006, we acquired the Bretton Woods Mountain Resort, a ski destination located in northern New Hampshire, for a purchase price of $45.0 million, excluding closing costs. The Bretton Woods property includes the Bretton Woods Ski Area, the Bretton Woods Ski Lodge, tennis facilities, the four-season National Historic Landmark Mount Washington Hotel, The Bretton Arms Country Inn, The Lodge at Bretton Woods and a freestanding 4,500 square-foot restaurant. The ski area includes 434 skiable acres, 62 miles of groomed trails and 9 chairlifts. We entered into two long-term, triple-net leases with BW Resort Management Company, an entity formed by Celebration Associates and Crosland, Inc., that has engaged National Resort Management Group, LLC, a resort management company, to market and operate the resort. Celebration Associates is a developer of mixed-use, master-planned communities and villages, and Crosland, Inc. is a diversified real estate company.

On June 9, 2006, we acquired Raven Golf Club at South Mountain™ in Phoenix, Arizona from Intrawest Golf Holdings, Inc., a subsidiary of Intrawest Corporation, for a purchase price of $12.75 million. The property includes an 18-hole golf course with a practice facility and a 4,600 square-foot clubhouse with a pro shop, locker rooms and a restaurant. We entered into a long-term, triple-net lease with a subsidiary of I.R.I. Golf Group, LLC, a golf course investment and management company, to operate the club.

On May 30, 2006, we acquired the Cypress Mountain ski area in British Columbia, Canada for a purchase price of $27.5 million from a subsidiary of Boyne USA, Inc. The property is located on land owned by the Province of British Columbia, which has issued a permit allowing use and operation of a ski area until 2034. Cypress Mountain will host the freestyle skiing and snowboarding competitions during the 2010 Winter Olympics. The ski area has been consistently ranked as the second most-visited ski resort in British Columbia and features 358 skiable acres, 38 downhill runs, 12 miles of groomed trails, five chairlifts, a base lodge and an elaborate system of multi-purpose trails. The property will benefit from an estimated $10.3 million in improvements expected to be made to the property and paid for by the Vancouver Olympic Committee. The improvements for these events will include the installation of an additional chairlift, snowmaking equipment, an aerial jump site, a mogul course and a snowboard half-pipe. We have entered into a long-term, triple-net lease with a Boyne USA, Inc. subsidiary to operate the ski area.

On April 27, 2006, we acquired Palmetto Hall Plantation Club in Hilton Head, South Carolina for a purchase price of $7.6 million. The property includes two 18-hole golf courses designed by Arthur Hills and Robert Cupp, a 14,000 square-foot clubhouse with a pro shop, a golf maintenance center, two tennis courts and a swimming pool. We entered into a long-term, triple-net lease with a subsidiary of Heritage Golf Group, LLC, a nationwide owner and operator of golf properties, to operate the club.

Also on April 27, 2006, we acquired the Route 66 Harley-Davidson dealership in Tulsa, Oklahoma for a purchase price of $6.5 million. The 46,000 square-foot facility includes merchandise, parts and service departments, a 50’s-style 5 & Diner restaurant and conference and event facilities. The Route 66 Harley-Davidson dealership was named the 2006 Grand Prize Winner among Dealernews Top 100 powersport retailers in the country. We entered into a twenty-year, triple-net lease with Route 66 Real Estate, LLC, the prior owner of the property, to operate the dealership.

On April 21, 2006, we acquired two Hawaiian Falls-branded outdoor waterparks near Dallas, Texas for an aggregate purchase price of $12.1 million. The properties are located in the towns of The Colony and Garland, Texas on municipally owned land. The waterparks feature a variety of slide, tube, wave pool and lazy river attractions, as well as special children’s areas. We entered into long-term, triple-net sub-leases with HFE Horizon, LP, a waterpark owner and operator, to operate the waterparks. HFE Horizon, LP has entered into a licensing and merchandising agreement with Big Idea, Inc. in 2006 for daily appearances at the parks by certain VeggieTales characters.

Our board of directors declared distributions of $0.0458 per share to stockholders of record on April 1, May 1 and June 1, 2006, which were paid by June 30, 2006. Our board of directors also declared distributions of $0.0458 per share to stockholders of record on July 1, 2006 and $0.0466 per share to stockholders of record on August 1, 2006, both of which will be paid by September 30, 2006.

COVER PAGE

The following paragraph updates the legends on the cover page of the prospectus:

We will only use proceeds from this offering for the purposes stated in the “Use of Proceeds” section of the prospectus. Subscription funds will initially be held in an interest-bearing escrow account for our benefit.

THE OFFERING

As of May 31, 2006, we had received subscriptions from this offering of $23.0 million (2,297,712 shares). As of that same date, we had received aggregate offering proceeds totaling $543.7 million in connection with our initial offering and this offering, including $8.2 million for 861,840 shares purchased through our reinvestment plan. This amount excludes $200,000 for 20,000 shares purchased by our Advisor preceding the commencement of the initial offering and $1.2 million for 117,708 restricted common shares issued to CNL Financial Group, Inc. in December 2004.

RISK FACTORS

REAL ESTATE AND OTHER INVESTMENT RISKS

The following risk factor heading is added to the last paragraph on page 20 of the prospectus under the section titled “There are risks associated with lending:”

Borrower defaults may be costly for us due to litigation expenses of recovering funds and the possibility that borrowers are unable to pay their debt to us.

The following risk factor is added after the first full risk factor on page 17 of the prospectus:

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; maintenance of our Investment Company Act exemption imposes limits on our operations. We are not registered as an investment company under the Investment Company Act of 1940, as amended, based on exclusions that we believe are available to us. We have conducted our operations and intend to continue to conduct our operations so as not to become regulated as an investment company under the Investment Company Act. We believe that there are a number of exemptions under the Investment Company Act that may be applicable to us.

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If we fail to maintain an exemption or other exclusion from registration as an investment company, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid registering as an investment company or (b) to register as an investment company. If we were registered as an investment company, we would have to comply with a variety of substantive requirements that would:

•	place limits on our capital structure;

•	impose restrictions on specified investments;

•	prohibit transactions with affiliates;

•	require us to change the composition of our board of directors; and

•	require us to comply with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

In order to maintain our exemption from regulation under the Investment Company Act, we must engage primarily in the business of buying real estate assets or real estate related assets. These investments must be made within a year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in real estate assets within one year of terminating the offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns. Doing so would likely reduce the cash available for distribution to you.

Further, to maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. To avoid regulation as an investment company, we must be engaged primarily in a business other than that of owning, holding, trading or investing in securities. We may invest in assets that are determined to be securities rather than interests in, or liens upon, real estate. If a sufficient amount of our assets were determined to be securities instead of interests in, or liens upon, real estate, we would be required to register as an investment company.

If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business. Also, because affiliate transactions are prohibited under the Investment Company Act, failure to maintain our exemption would force us to terminate our Advisory Agreement and all other agreements with affiliates. Any of these results would be likely to have a material adverse effect on our business, our financial results and our ability to make distributions to stockholders.

The following risk factor is added after the first full risk factor on page 19 of the prospectus.

Compliance with the Americans with Disabilities Act may reduce our expected distributions. Under the Americans with Disabilities Act, or ADA, all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. These requirements became effective in 1992. Complying with the requirements could require us to remove access barriers. Failing to comply could result in the imposition of fines by the federal government or an award of damages to private litigants. Although we intend to acquire properties that substantially comply with these requirements, we may incur additional costs to comply with the ADA. In addition, a number of additional federal, state and local laws may require us to modify any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons. Additional legislation could impose financial obligations or restrictions with respect to access by disabled persons. Although we believe that these costs will not have a material adverse effect on us, if required changes involve a greater amount of expenditures than we currently anticipate, our ability to make expected distributions could be adversely affected.

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The following risk factor is added on page 23 of the prospectus:

Terrorist attacks and other acts of violence or war may affect the markets in which we operate, our operations and our profitability. Terrorist attacks may negatively affect our operations and your investment. We may acquire real estate assets located in areas that are susceptible to attack. These attacks may directly impact the value of our assets through damage, destruction, loss or increased security costs. Although we may obtain terrorism insurance, we may not be able to obtain sufficient coverage to fund any losses we may incur. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Further, certain losses resulting from these types of events are uninsurable or not insurable at reasonable costs.

More generally, any terrorist attack, other act of violence or war, including armed conflicts, could result in increased volatility in, or damage to, the United States and worldwide financial markets and economy, all of which could adversely affect our tenants’ ability to pay rent on their leases or our ability to borrow money or issue capital stock at acceptable prices and have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

BUSINESS

PROPERTY ACQUISITIONS

The following information updates and replaces the first two sentences in the section relating to “Merchandise Marts” under the heading “Dallas Market Center Property” beginning on page 67 of the prospectus:

Dallas Market Center Property

Through a partnership with the Dallas Market Center (“DMC”), a Dallas company affiliated with Crow Holdings, Inc., we own an 80% interest in the Dallas Market Center (the “DMC Partnership”). We acquired our initial interest in the DMC Partnership and the Dallas Market Center through a series of three investments contributing approximately $71.1 million in equity.

The following information updates and replaces the first sentence in the section relating to “Destination Retail and Entertainment Centers” under the heading “Intrawest Resort Village Properties” beginning on page 69 of the prospectus:

Intrawest Resort Village Properties

In December 2004, we acquired an 80% interest, through unconsolidated entities (the “Intrawest Partnership”), and invested approximately $41.9 million in retail and commercial properties at seven resort villages in the U.S. and Canada (the “Resort Village Properties”), six of which are located near ski resorts and one of which is located near a beach and golf resort.

The following table replaces the table on pages 76 and 77 of the prospectus:

The following table presents the historical operating data of the Resort Village Properties including average occupancy rates and effective annual rents per square foot for the past five years or the period during which the property has been in operation, whichever is longer.

Location	Fiscal year (1)	Average occupancy rate	Effective annual rent per square foot (2)
Blue Mountain	2005	97%	$30.60	(3)
	2004	95%	19.87	(3)
	2003	100%	23.73	(3)
	2002	— (4)	—	(4)

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Location	Fiscal year (1)	Average occupancy rate	Effective annual rent per square foot (2)
Whistler Creekside	2005	93%	$31.15	(3)
	2004	86%	8.46	(3)(5)
	2003	100%	—	(5)
	2002	100%	—	(5)
	2001	100%	—	(5)
Copper (6)	2005	94%	$18.93
	2004	73%	18.42
	2003	82%	19.94
	2002	81%	15.21
Mammoth	2005	95%	$37.15
	2004	86%	25.40
	2003	0%	—	(7)
Sandestin (8)	2005	100%	$25.19
	2004	100%	36.24
	2003	100%	20.54
	2002	0%	—	(8)
Snowshoe	2005	95%	$25.34
	2004	86%	22.22
	2003	83%	21.72
	2002	91%	21.50
	2001	91%	—
Stratton	2005	99%	$19.72
	2004	100%	25.35
	2003	100%	15.97
	2002	100%	21.55
	2001	100%	10.67

FOOTNOTES:

(1)	Data presented for 2005 is for the calendar year ended December 31 and data presented for 2001-2004 is for fiscal year ended June 30.

(2)	The effective annual rent per square foot for each Resort Village Property was calculated by dividing the total annual rent by the total leasable square footage in the Resort Village Property at year end (including vacant spaces), subject to adjustment per notes 1, and 4-6.

(3)	Amount converted from Canadian dollars to U.S. dollars as of the applicable year-end date. The exchange rate at December 31, 2005 was $0.858 Canadian dollars for $1.00 U.S. dollar. The exchange rate at June 30, 2004 was $0.744 Canadian dollars for $1.00 U.S. dollar. The exchange rate at June 30, 2003 was $0.743 Canadian dollars for $1.00 U.S. dollar.

(4)	Construction of the first building was completed in fiscal year 2002; however, no tenants occupied the space until fiscal year 2003. A new building was completed during fiscal year 2003 and was under lease-up during fiscal year 2004.

(5)	The annual revenue used to calculate the effective annual rent per square foot does not reflect rent for Intrawest and its related party tenants who were not charged rent during the periods prior to the sale of the Canadian Resort Village Properties. The occupancy rate, however, reflects the occupancy of all commercial space at Whistler Creekside that is included in this transaction, including commercial space occupied by Intrawest and its affiliates.

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(6)	Annual revenue used to calculate the effective annual rent per square foot does not reflect rent for Intrawest and its related party tenants who were not charged rent during the periods prior to the sale of the U.S. Resort Village Properties. The underlying square footage data used to calculate the occupancy excludes the retail and commercial space occupied by Intrawest and its related party tenants who were not charged rent.

(7)	Construction of the retail and commercial space was completed in fiscal year 2003; however, no tenants occupied the space until fiscal year 2004.

(8)	Construction of the retail and commercial space was completed on the first building in fiscal year 2002; however, no tenants occupied the space until fiscal year 2003.

The fifth paragraph on page 78 of the “Other Attractions” section of the prospectus is deleted.

The following information supplements the Property Acquisitions section, which begins on page 67 of the prospectus:

SKI PROPERTIES

Cypress Mountain

On May 30, 2006, we acquired the Cypress Mountain ski area in British Columbia, Canada (the “Cypress Mountain Property”) for a purchase price of $27.5 million from Cypress Bowl Recreations Limited Partnership (“Boyne – Cypress”), a subsidiary of Boyne USA, Inc. (“Boyne”). The property is located approximately 13 miles north of Vancouver, British Columbia and 42 miles from the U.S./Canadian border on land owned by the Province of British Columbia, which has issued a permit allowing use and operation of a ski area until 2034. Due to certain legal and tax requirements, we acquired the land permit and real property at the Cypress Mountain Property through a trust (the “Trust”) and the personal property assets through a separately capitalized Canadian entity (the “Personal Property Owner”). Boyne has the option to repurchase the property at a price that will result in a fixed return to us. The option is exercisable by Boyne beginning in the seventh year through the 25th year following the acquisition.

Cypress Mountain will host the freestyle skiing and snowboarding competitions during the 2010 Winter Olympics. Consistently ranked the second most-visited ski resort in British Columbia, the property features 38 downhill runs, five chairlifts, a base lodge and an elaborate system of multi-purpose trails. Cypress Mountain has an average annual snowfall of 20 feet, 358 skiable acres and a vertical rise of 1,712 feet. The ski area offers downhill skiing, snowboarding and cross-country skiing activities for more than 2,000 skiers per day on 12 miles of groomed trails. The Cypress Mountain Property, which is primarily a family-oriented, day-ski venue, offers night skiing/riding, snowsport instruction, a cafeteria, lounge facilities and an equipment retail, rental and repair shop. The property will benefit from an estimated $10.3 million in improvements expected to be made to the property and paid for by the Vancouver Olympic Committee. The improvements for these events will include the installation of an additional chairlift, snowmaking equipment, an aerial jump site, a mogul course and a snowboard half-pipe.

The approximate federal income tax basis of the depreciable portion of the property is $27,500,000. We believe the property is adequately insured, and there are currently no major capital expenditures, other than the Olympic improvements, planned for the ski area.

Leases. At the time of the acquisition, the Trust and the Personal Property Owner each entered into long-term, triple-net leases with Boyne – Cypress as tenant. Each of the leases has a term of 20 years with four 5-year renewal options and is cross-defaulted with the lease covering the Gatlinburg Sky Lift Property. The combined minimum annual rent in the initial year is annualized at approximately $2.9 million and will increase during the term of the lease to a maximum of $3.7 million. Total percent rent is a negotiated percentage of revenue capped at a variable percentage of property gross revenues. These U.S. dollar amounts have been converted from Canadian dollars based on an exchange rate of $0.907 per $1.00 U.S dollar as of June 2, 2006. Boyne has guaranteed the tenant’s payment of minimum annual rent under the leases for the first four years. The general terms of the lease agreements are described in the section of the prospectus entitled “Business – Description of Property Leases.”

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The following table contains information on historical ski revenue for the Cypress Mountain Property.

Season	Revenue per skier
2004-2005	$61.81
2003-2004	$45.95
2002-2003	$51.29

Boyne USA, Inc. For information on this operator, see the section entitled Business-Property Acquisitions-Other Attractions-Gatlinburg Sky Lift Attraction-Boyne USA, Inc.” on page 82 of the prospectus.

Competition. Cypress Mountain is located in British Columbia and generally competes with 36 other ski and snowboard areas. Whistler and Blackcomb Mountains, Grouse Mountain and Mount Seymour are the closest in proximity to Cypress Mountain. Whistler and Blackcomb Mountains are located two hours from Vancouver, British Columbia. Whistler Mountain has an average annual snowfall of 30 feet, 4,757 skiable acres, over 100 trails, eight restaurants, a peak elevation of 7,160 feet and 16 chairlifts. Blackcomb Mountain has an average annual snowfall of 30 feet, 3,414 skiable acres, over 100 trails, nine restaurants, a peak elevation of 7,494 feet and 17 chairlifts. In addition, Grouse Mountain and Mount Seymour, located 15 minutes from downtown Vancouver, compete directly with Cypress Mountain for day-skier visits. Grouse Mountain offers a summit elevation of 4,100 feet, a vertical drop of 1,260 feet, 212 skiable acres, nine chairlifts, 24 trails and has an average annual snowfall of ten feet. Mount Seymour has a summit elevation of 4,134 feet, a vertical drop of 1,115 feet, 600 skiable acres, 5 chairlifts, 24 trails and an average annual snowfall of over 14 feet.

Bretton Woods Resort

On June 23, 2006 (the “Closing Date”), we acquired the Bretton Woods Mountain Resort, a ski destination located in northern New Hampshire (the “Bretton Woods Property”), from MWH Preservation Limited Partnership (“MWH”) for a purchase price of $45.0 million, excluding closing costs. We paid $38.5 million of the purchase price on the Closing Date and issued a note for $6.5 million bearing interest at 5.8% per annum due on the fourth anniversary of the Closing Date. The total amount anticipated to be due to MWH on the fourth anniversary of the Closing Date is $8.0 million.

The Bretton Woods Property includes the Bretton Woods Ski Area, the Bretton Woods Ski Lodge, tennis facilities, the four-season National Historic Landmark Mount Washington Hotel, The Bretton Arms Country Inn, The Lodge at Bretton Woods and a freestanding 4,500 square-foot restaurant. The Bretton Woods Ski Area includes 434 skiable acres, 62 miles of groomed trails and 9 chairlifts. The lodging facilities on the property provide a total of 284 rooms. BW Land Holdings, LLC (“BW Holdings”), an entity formed by Celebration Associates and Crosland, Inc., acquired the remaining 900 acres of the resort, which includes two golf courses, equine stables, the Nordic Ski Center, utilities and undeveloped land that may allow for the future development of real estate units and other amenities (the “BW Holdings Property”). BW Holdings has agreed to give us a right of first offer to purchase any portion of commercially developed BW Holdings Property prior to marketing it for sale.

The approximate federal income tax basis of the depreciable portion of the Bretton Woods Property is $40,500,000. We believe the Bretton Woods Property is adequately insured, and we have agreed to fund an additional $17.5 million for improvements to be made to the property over the next three years.

Lease. We have entered into two long-term, triple-net leases with BW Resort Management Company, an entity formed by Celebration Associates and Crosland, Inc., that has engaged National Resort Management Group, LLC, a resort management company, to market and operate the Bretton Woods Property. Celebration Associates is a developer of mixed-use, master-planned communities and villages, and Crosland, Inc. is a diversified real estate company. The leases each have a term of 10 years with four 5-year renewal options. The combined minimum annual rent in the initial year is approximately $3.3 million and will increase during the term of the lease to a maximum of $4.5 million. Total percent rent is a negotiated percentage of revenue capped at a variable percentage of property net cash flow. Crosland, Inc. has guaranteed the payment of all rent up to a total amount $5.0 million for the first four years of the lease period. The general terms of the lease are described in the section of the prospectus entitled “Business – Description of Property Leases.”

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The following table contains information on historical ski revenue for the Bretton Woods Property.

Season	Revenue per skier
2004-2005	$51.28
2003-2004	$48.18
2002-2003	$47.11

The following table contains information on the historical average occupancy rates, ADR and RevPar for the Bretton Woods Property. See description of RevPAR in the “Other Attractions – Great Wolf Waterpark Resorts” section that begins on page 78 of the prospectus.

Year	Average occupancy rate	ADR	RevPar
2005	47.8%	$191.63	$91.60
2004	46.2%	$183.84	$84.93

Celebration Associates & Crosland, Inc. Celebration Associates is a nationally recognized developer and operator of award-winning, master-planned, mixed-use communities and villages. Crosland, Inc. is one of the Southeast’s leading and most diversified real estate companies. Prior to our making a commitment to acquire the Bretton Woods Property, none of Celebration Associates, Crosland nor their subsidiaries or affiliates was related to us, affiliated with us or a partner in our business.

Competition. Stratton Mountain, Stowe Mountain, Loon Mountain, and Waterville Valley are the closest competitors in terms of similarity of product and experience within a 150-mile radius. While not a destination ski area, Mount Wachusett is also a competitor of Bretton Woods Mountain Resort for the Boston ski market and is located one hour outside of Boston. The lodging operations at the Bretton Woods Resort currently compete regionally with non-ski resort properties such as The Balsams, Wentworth by the Sea, Woodstock Inn, Equinox Resort & Spa and The Sagamore.

GOLF COURSES

Palmetto Hall Plantation Club

On April 27, 2006, we acquired Palmetto Hall Plantation Club in Hilton Head, South Carolina (the “Palmetto Hall Property”) for a purchase price of $7.6 million. The property includes two 18-hole golf courses designed by Arthur Hills and Robert Cupp, a 14,000 square-foot clubhouse with a pro shop, a golf maintenance center, two tennis courts and a swimming pool.

The approximate federal income tax basis of the depreciable portion (the building and equipment portion) of the property is $6,840,000. We believe the property is adequately insured, and there are currently no major capital expenditures planned for the golf courses.

Lease. At the time of the acquisition, we entered into a long-term, triple-net lease with a subsidiary of Heritage Golf Group, LLC, a nationwide owner and operator of golf properties (“Heritage”), to operate the property. The lease has a term of 20 years with four 5-year renewal options. The minimum annual rent in the initial year is approximately $640,000, increasing during the term of the lease to approximately $720,000. Total percent rent is a negotiated percentage of revenue capped at a variable percentage of property gross revenues. The general terms of the lease are described in the section of the prospectus entitled “Business – Description of Property Leases.”

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The following table contains information on historical golf revenue for the Palmetto Hall Property.

Year	Revenue per round
2005	$99.15
2004	$85.98
2003	$87.74

Heritage Golf Group, LLC. Heritage began operations in 1999. The company has acquired and developed a portfolio of well-known and acclaimed high-end, daily fee, resort and private golf facilities in California, Texas, Georgia, Florida, and South Carolina. Heritage currently operates 99 of the 261 holes available for public play on Hilton Head Island. Prior to our acquisition of the Palmetto Hall Property, neither Heritage nor its subsidiaries or affiliates was related to us, affiliated with us or a partner in our business.

Competition. There are currently 24 golf courses located on Hilton Head Island and more than half of these courses are available for public play, including Palmetto Hall Plantation Club. There are 22 other golf courses located in the nearby off-Island area.

Raven Golf Club at South Mountain™

On June 9, 2006, we acquired Raven Golf Club at South Mountain™ in Phoenix, Arizona (the “South Mountain Property”) from Intrawest Golf Holdings, Inc., a subsidiary of Intrawest Corporation, for a purchase price of $12.75 million. The property, which was built in 1995 on 160 acres, includes an 18-hole golf course with a practice facility and a 4,600 square-foot clubhouse with a pro shop, locker room and a restaurant. We have licensed the use of the Raven brand from Intrawest for uses specific to this property for up to four years.

The approximate federal income tax basis of the depreciable portion of the property is $7,175,000. We believe the property is adequately insured. We have agreed to invest approximately $500,000 in improvements to the property.

Lease. At the time of acquisition, we entered into a long-term, triple-net lease with a subsidiary of I.R.I. Golf Group, LLC, a golf course investment and management company (“IRI”), to operate the property. The lease has a term of 20 years with four 5-year renewal options. The minimum annual rent in the initial year is approximately $1.1 million. Total percent rent is a negotiated percentage of revenue capped at a variable percentage of property gross revenues. The general terms of the lease agreement are described in the section of the prospectus entitled “Business – Description of Property Leases.”

The following table contains information on historical golf revenue for the South Mountain Property.

Year	Revenue per round
2005	$82.12
2004	$78.60
2003	$80.96

I.R.I. Golf Group, LLC. IRI was founded in 1991 by Jeff Silverstein. Since 1996, IRI has broadened its geographical scope in the Southwest, developing four facilities in Texas and Nevada. I.R.I. has extensive golf management experience, owning and operating 19 golf facilities in Arizona, Nevada, North Carolina, South Carolina, Texas and Washington. Prior to the consummation of our acquisition of the South Mountain Property, neither IRI nor its subsidiaries nor affiliates was related to us, affiliated with us or a partner in our business.

Competition. The Phoenix metropolitan area has more than 200 golf courses. The South Mountain course competes with a limited number of high-end, daily-fee golf courses located near downtown Phoenix. The property’s

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two principal competitors are the Legacy Golf Resort and Whirlwind Golf Club, which charge similar rates per round to the South Mountain course. The other nearby courses charge lower rates per round.

DEALERSHIPS

Route 66 Harley-Davidson Dealership

On April 27, 2006, we acquired the Route 66 Harley-Davidson dealership in Tulsa, Oklahoma (the “Route 66 Harley-Davidson Property”) from Route 66 Real Estate, LLC for a purchase price of $6.5 million. The 46,000 square-foot facility includes merchandise, parts and service departments, a 50’s-style 5 & Diner restaurant and conference and event facilities. The Route 66 Harley-Davidson dealership was named the 2006 Grand Prize Winner among Dealernews Top 100 powersport retailers in the country.

The approximate federal income tax basis of the depreciable portion of the property is $5,850,000. We believe the property is adequately insured, and there are currently no major capital expenditures planned for the dealership.

Lease. At the time of the acquisition, we entered into a long-term, triple-net lease with Route 66 Real Estate, LLC to operate the property. The lease has a term of 20 years with four 5-year renewal options. The minimum annual rent in the initial year is approximately $560,000, increasing during the term of the lease to approximately $1.0 million. Total percent rent is a negotiated percentage of revenue capped at a variable percentage of property gross revenues. The general terms of the lease agreement are described in the section of the prospectus entitled “Business – Description of Property Leases.”

The following table contains historical total revenue for the Route 66 Harley-Davidson Dealership Property.

Year	Revenue (millions)
2005	$15.1
2004	$12.5
2003	$10.7

Route 66 Real Estate, LLC. Route 66 Real Estate, LLC acquired the Harley-Davidson dealership in December of 1998. The dealership was re-branded with Route 66 as a new prototype dealership. Route 66 Real Estate, LLC is owned by Dr. Larry Wofford, a former Professor of Finance and Real Estate at the University of Tulsa. Prior to our acquisition of the Route 66 Harley-Davidson Property, neither Route 66 Real Estate, LLC nor its subsidiaries or affiliates was related to us, affiliated with us or a partner in our business.

Competition. The Route 66 Harley-Davidson dealership in Tulsa competes directly with one other Harley-Davidson dealership and two Honda dealerships. The competing Harley-Davidson dealership, Myers-Duren Harley-Davidson, is of similar size to the Route 66 Harley-Davidson dealership, but it does not have a restaurant and its revenues are driven primarily from motorcycle sales and servicing. Nationally, Honda is generally recognized as the biggest Harley-Davidson competitor in the big-twin motorcycle category, a style of motorcycle for which Harley-Davidson is most known. Also competing indirectly with the Route 66 Harley-Davidson dealership are two Kawasaki dealerships and two Suzuki dealerships, both of which are within 12 miles of Tulsa. There is also a Big Dog Motorcycles dealership in Tulsa that may impact the local market. Big Dog Motorcycles is a relatively new manufacturer that mass-produces specialized custom-look, big-twin motorcycles.

OTHER ATTRACTIONS

Hawaiian Falls Waterparks

On April 21, 2006, we acquired two Hawaiian Falls-branded outdoor waterparks near Dallas, Texas for an aggregate purchase price of $12.1 million. The properties are located in the towns of The Colony and Garland, Texas on municipally owned land. The waterparks feature a variety of slide, tube, wave pool and lazy river attractions, as well as special children’s areas. We entered into long-term, triple-net sub-leases with HFE Horizon,

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LP (“HFE Horizon”) to operate the waterparks. HFE Horizon, LP has entered into a licensing and merchandising agreement with Big Idea, Inc. in 2006 for daily appearances at the parks by certain VeggieTales characters.

The Hawaiian Falls in The Colony, Texas (the “Hawaiian Falls Colony Property”) is located on 7.5 acres 30 miles north of Dallas. The waterpark opened in May of 2004 and operates from May through September each year, recording over 152,000 visitors in 2005. The population within a 15-mile radius of the property, which includes the Texas cities of Plano, Frisco, Addison, Lewisville, Carrolton and Little Elm, is estimated to be 1.46 million. The property operates under a ground lease with the local municipality that expires in December 2043 and has two 5-year extension options.

The Hawaiian Falls in Garland, Texas (the “Hawaiian Falls Garland Property”) is located on 10 acres of the 129-acre W. Cecil Winters Regional Park, 15 miles north of Dallas. The waterpark opened in May of 2003 and operates from May through September each year, and recorded approximately 138,000 visitors in 2005. The population within a 15-mile radius of the property is estimated to be 2.02 million. The property operates under a ground lease with the local municipality that expires in May 2033.

The approximate federal income tax basis of the depreciable portion of the Hawaiian Falls Colony Property is $5,820,000. The approximate federal income tax basis of the depreciable portion of the Hawaiian Falls Garland Property is $6,305,000. We believe the properties are adequately insured, and there are currently no major capital expenditures planned for the waterparks.

Leases. At the time of the acquisition, we entered into two long-term, triple-net sub-leases with HFE Horizon to operate the properties. The leases each have a term of 27 years with no renewal options. The minimum annual rent for the Hawaiian Falls Colony Property is approximately $570,000 in the initial year, increasing during the term of the lease to approximately $640,000. The minimum annual rent for the Hawaiian Falls Garland Property is approximately $615,000 in the initial year, increasing during the term of the lease to approximately $700,000. Total percent rent in each lease is a negotiated percentage of revenue capped at a variable percentage of property gross revenues. The general terms of the lease agreements are described in the section of the prospectus entitled “Business – Description of Property Leases.”

The following table contains information on historical attendance and revenue for the Hawaiian Falls Colony Property.

Year	Revenue per capita
2005	$13.82
2004(1)	$14.64

FOOTNOTES:

(1)	Property opened late in season 2004.

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The following table contains information on historical attendance and revenue for the Hawaiian Falls Garland Property.

Year	Revenue per capita
2005	$14.52
2004	$14.96
2003(1)	$14.84

FOOTNOTES:

(1)	Property opened late in 2003.

HFE Horizon, LP. HFE Horizon, formerly a division of Herschend Family Entertainment (“HFE”), focuses its business on micro-waterparks. The principals of HFE Horizon have been involved in the ownership and operation of theme parks, waterparks and family entertainment centers since 1972. Prior to our acquisition of the waterparks, neither HFE Horizon nor its subsidiaries or affiliates was related to us, affiliated with us or a partner in our business.

Competition. Nationally, Palace Entertainment and Six Flags waterparks compete with smaller waterparks such as the Hawaiian Falls Colony Property and the Hawaiian Falls Garland Property. Locally, the Dallas-Fort Worth summer entertainment market for visitors and residents is served primarily by regional waterparks including Water Works Waterpark, Wet Zone and NRH2O Waterpark, which compete with the properties. The major amusement park in the area is Six Flags Over Texas and its Six Flags Hurricane Harbor waterpark, which competes directly with the properties in the Dallas market.

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SELECTED FINANCIAL DATA

The following selected financial data for CNL Income Properties replaces the Selected Financial Data charts beginning on page 100 of the prospectus and should be read in conjunction with “Item 7. – Management’s Discussion and Analysis of Financial Condition and Results of Operations” commencing on page 102 and the Financial Information commencing on page F-1:

	Quarter Ended March 31,		Year Ended December 31,
	2006	2005 (1)	2005 (1)	2004 (1)	2003 (1)
Operating Data:
Revenues	$1,266,467	$—	$226,666	$—	$—
Operating loss	(1,007,041)	(847,746)	(4,983,770)	(1,280,470)	—
Net income (loss)	4,278,563	992,168	6,583,431	(683,263)	—
Net income (loss) per share	0.10	0.09	0.33	(0.17)	—
Weighted average number of shares outstanding (basic and diluted)	44,318,153	10,775,650	19,795,649	4,075,979	20,000
Cash distributions declared and paid (2)	5,813,301	1,280,706	10,096,429	1,172,688	—
Cash distributions declared and paid per share(2)	0.14	0.13	0.54	0.26	—
Cash provided by (used in) operating activities	4,244,468	140,519	4,616,474	754,656	(199,000)
Cash used in investing activities	21,662,041	64,043,135	199,063,392	41,780,499	—
Cash provided by financing activities	125,022,585	40,944,658	251,541,482	77,734,960	200,000

	Quarter Ended March 31,		Year Ended December 31,
	2006	2005 (1)	2005 (1)	2004 (1)	2003 (1)
Balance Sheet Data:
Real estate investment properties	$20,783,247	$—	$20,952,902	$—	$—
Investment in unconsolidated entities	170,696,589	110,158,446	207,150,838	41,913,212	—
Mortgages and other notes receivable	56,472,143	—	3,000,000	—	—
Cash	201,409,693	13,752,159	93,804,681	36,710,117	1,000
Total assets	467,617,428	132,295,810	336,795,107	85,956,427	1,311,797
Total liabilities	19,726,455	19,537,495	12,163,277	11,004,049	1,111,797
Stockholders’ equity	447,890,973	112,758,315	324,631,830	74,952,378	200,000
Other Data:
Funds from operations (“FFO”) (3)	6,770,992	1,743,929	14,170,298	(579,129)	—
FFO per share	0.15	0.16	0.72	(0.14)	—
Properties owned by unconsolidated entities at end of period	10	8	10	7	—
Properties owned directly at end of period	1	—	1	—	—
Investments in mortgages and other notes receivable at end of period	4	—	1	—	—

FOOTNOTES:

(1)	Operations commenced on June 23, 2004 when we received minimum offering proceeds of $2.5 million and funds were released from escrow. We completed our first investment in December 2004. The results of operations for the years ended December 31, 2005 and 2004 are not necessarily indicative of future performance due to the limited time during which we were operational, our incurrence of organizational costs, and having not completed our first investment until December 2004. The results from operations for the quarter ended March 31, 2005 includes equity in earnings of our unconsolidated entities, interest income and general operating and administrative expense. Selected financial data for 2003 covers the period August 11, 2003 (date of inception) through December 31, 2003.

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(2)	Cash distributions are declared by the board of directors and generally are based on various factors, including expected and actual net cash from operations and our general financial condition, among others. Approximately, 93.3%, 8.5%, 51.9%, 24.0% and 0.0% of the distributions received by stockholders were considered to be ordinary income and approximately 6.7%, 91.5%, 48.1%, 76.0% and 0.0% were considered a return of capital for federal income tax purpose for the quarter ended March 31, 2006 and 2005 and for the years ended December 31, 2005, 2004 and 2003, respectively. We have not treated such amounts as a return of capital for purposes of calculating the stockholders’ return on their invested capital.

(3)	We consider funds from operations (“FFO”) to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net income. FFO, based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) and as used herein, means net income determined in accordance with GAAP, excluding gains or losses from sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. We believe that by excluding the effect of depreciation and amortization, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. FFO was developed by NAREIT as a relative measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net income); (ii) is not necessarily indicative of cash flow available to fund cash needs; and (iii) should not be considered as an alternative to net income determined in accordance with GAAP as an indication of our operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or our ability to make distributions. FFO as presented may not be comparable to amounts calculated by other companies. Accordingly, we believe that in order to facilitate a clear understanding of the consolidated historical operating results, FFO should be considered in conjunction with our net income as reported in the accompanying consolidated financial statements and notes thereto.

Reconciliation of net income (loss) to FFO for the quarter ended March 31, 2006 and 2005 and for the years ended December 31, 2005, 2004 and 2003:

	Quarter End March 31,		Year Ended December 31,
	2006	2005	2005	2004	2003
Net income (loss)	$4,278,563	$992,168	$6,583,431	$(683,263)	$—
Adjustments:
Depreciation and amortization	169,655	—	17,224	—	—
Equity in earnings of unconsolidated entities	(3,963,868)	(1,652,997)	(10,289,841)	(218,466)	—
Pro-rata share of FFO from unconsolidated entities (a)	6,286,642	2,404,758	17,859,484	322,600	—

Total funds from operations	$6,770,992	$1,743,929	$14,170,298	$(579,129)	$—

Weighted average number of shares of common stock outstanding (basic and diluted)	44,318,153	10,775,650	19,795,649	4,075,979	20,000

FFO per share (basic and diluted)	$0.15	$0.16	$0.72	$(0.14)	$—

FOOTNOTE:

(a)	In calculating our pro-rata share of FFO from unconsolidated entities, we first calculate FFO independently for each unconsolidated entity. We then determine our share of the FFO from each unconsolidated entity by multiplying the FFO for each such entity by the percentage of income that we recognize in our equity in earnings from the unconsolidated entity during the reporting period. The percentage of income that we recognize as equity in earnings for each unconsolidated entity is determined using the Hypothetical Liquidation at Book Value method of accounting.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis relates to the three months ended March 31, 2006 and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 102 of the prospectus:

INTRODUCTION

The following discussion is based on the condensed consolidated financial statements as of March 31, 2006 and December 31, 2005 and for the quarters ended March 31, 2006 and 2005. Amounts as of December 31, 2005 included in the unaudited condensed consolidated financial statements have been derived from audited consolidated financial statements as of that date. This information should be read in conjunction with the accompanying unaudited condensed consolidated financial statements and the notes thereto, as well as the consolidated financial statements and notes thereto included in our annual report on Form 10-K for the year ended December 31, 2005.

STATEMENT REGARDING FORWARD LOOKING INFORMATION

The following information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “intend,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: conditions affecting the CNL brand name, increased direct competition, changes in general economic conditions, changes in government regulations, changes in local and national real estate conditions, terrorism, extended U.S. military combat operations, our ability to obtain additional lines of credit or permanent financing on satisfactory terms, availability of proceeds from our offering of shares changes in interest rates, our ability to identify suitable investments, our ability to close on identified investments, inaccuracies of our accounting estimates, our ability to locate suitable tenants and operators for our properties and borrowers for mortgage loans, and the ability of such tenants and borrowers to make payments under their respective leases or mortgage loans. Given these uncertainties, we caution you not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

GENERAL

CNL Income Properties, Inc. was organized pursuant to the laws of the State of Maryland on August 11, 2003. We were formed primarily to acquire directly and indirectly properties in the United States that will be leased on a long-term (generally five to 20 years, plus multiple renewal options), triple-net or gross basis to tenants or operators who are significant industry leaders. We may also make or acquire loans (mortgage, mezzanine and other loans) or other permitted investments related to interests in real estate and may purchase equity and other interests in financings. We currently operate and have elected to be taxed as a real estate investment trust (a “REIT”) for federal income tax purposes beginning with the taxable year ended December 31, 2004. We have retained CNL Income Corp. (the “Advisor”) as our advisor to provide management, acquisition, advisory and administrative services.

Beginning on April 16, 2004, we offered for sale up to $2.0 billion in shares of common stock (200 million shares of common stock at $10 per share) pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended. We commenced active operations on June 23, 2004, when the minimum required offering proceeds were received and funds were released to us from escrow. The activities from August 11, 2003 (our inception) through June 23, 2004 were devoted to the organization of the company. As of March 31, 2006, we had received aggregate offering proceeds of approximately $520.7 million (52,108,344 shares) from 17,596 investors in connection with the inital offering, including approximately $8.2 million (861,879 shares) purchased through our distribution reinvestment plan. The shares sold and the gross offering proceeds received from such sales do not include the 20,000 shares purchased by the Advisor for $200,000 preceding the commencement of the initial offering or the $1.2 million (117,708 restricted common shares) issued in December 2004 to CNL Financial Group, Inc., a company affiliated with our Advisor and wholly-owned indirectly by our chairman of the board and his wife. As of

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March 31, 2006, we had also redeemed 50,664 shares at approximately $9.48 per share for a total of $480,164. We have and will continue to use proceeds from the initial offering to invest in properties, loans and other permitted investments.

On September 29, 2005, in anticipation of the end of our initial offering, we filed a registration statement on Form S-11 under the Securities Act of 1933, as amended. On March 31, 2006, we stopped selling shares of our common stock from the initial offering in preparation for this offering of $2.0 billion in shares of common stock (200 million shares of common stock at $10.00 per share) including up to $47.5 million in shares of common stock (5 million shares of common stock at $9.50) available for sale under the terms of our distribution reinvestment plan. On April 4, 2006, the registration statement was declared effective and we began selling shares of common stock under this offering.

We have and will continue to focus our investment activities on and use the proceeds of our offerings primarily for the acquisition, development and ownership of lifestyle properties that we believe:

•	Are part of an asset class wherein the supply of developed, specific-use real estate is greater than the demand for the intended use of such real estate;

•	Where a change in operational control is anticipated to improve value;

•	Are part of an industry that is experiencing constraints on the availability of new capital, which we believe typically has the effect of lowering the purchase price of such properties; and/or

•	Have the potential for long-term revenue generation based upon certain demographic data including an aging baby boomer population and associated concentrations of wealth.

We have invested in or intend to invest in properties in the following asset classes (in no order of priority):

•	Dealership properties including, for example, automobile, motorcycle, recreational vehicle and boat dealerships;

•	Campgrounds, recreational vehicle (“RV”) parks that rent lots and offer other services;

•	Health clubs, athletic training facilities, wellness centers and spa facilities;

•	Parking lots with monthly and daily parking space rentals in urban areas;

•	Merchandise marts with showrooms and host tradeshows for merchandise manufacturers and wholesalers in major metropolitan areas;

•	Destination retail and entertainment centers, that develop and lease properties featuring entertainment-oriented stores, restaurants and/or attractions;

•	Marinas that offer recreational boat slip rentals and other services;

•	Ski resorts, including real estate in and around ski resorts such as ski-in/ski-out alpine villages, townhouses, lodging and other related properties;

•	Golf courses and golf resorts, including real estate in and around golf courses and golf resorts, such as retail villages, townhouses, lodges and other related properties;

•	Amusement parks, waterparks and family entertainment centers, which may include lodging facilities;

•	Real estate in and around lifestyle communities;

•	Vacation ownership interests, which entitle a purchaser of the interests to exclusive use of resort accommodations at a resort property or properties for a particular period of time each year; and

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•	Other attractions, such as sports-related venues and cultural facilities such as visual and performing arts centers, zoological parks or aquariums.

Although these are the asset classes in which we have invested or intend to invest in, we may acquire or invest in other types of properties which are not listed above that we believe have the potential for long-term revenue generation based upon underwriting criteria and models that we have developed and/or certain demographic criteria as described above.

We have elected to be taxed as a REIT for federal income tax purposes. As a REIT we generally will not be subject to federal income tax on income that we distribute annually to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is lost. Such an event could materially and adversely affect our net income, cash flows and our ability to make distributions to stockholders. However, we believe that we are organized and have operated in a manner to qualify for treatment as a REIT beginning with the year ended December 31, 2004. In addition, we intend to continue to be organized and to operate so as to remain qualified as a REIT for federal income tax purposes.

LIQUIDITY AND CAPITAL RESOURCES

General

Our principal demand for funds will be for property acquisitions, loans and other permitted investments and the payment of operating expenses and distributions to stockholders. Generally, our cash needs for items other than property acquisitions will be generated from operations, our investments or advances from affiliates, although our affiliates are not obligated to advance such funds. We have also entered into a revolving line of credit with a capacity of $20.0 million, which we use to bridge short-term liquidity needs that arise due to timing of cash receipts and payments.

We intend to continue to acquire properties, make or acquire loans (mortgage, mezzanine and other loans) or other permitted investments with proceeds from our public offerings and permanent debt financing to be obtained. If sufficient capital is not raised, it would limit our ability to acquire additional properties, make or acquire loans or permitted investments. This could impact our ability to pay distributions or raise the distribution rate due to our limited income from operations, unless we choose to borrow to do so. Our ability to acquire properties is in part dependent upon our ability to locate and contract with suitable third-party tenants. The inability to locate suitable tenants may delay our ability to acquire certain properties. Not only are we experiencing increased competition in our targeted asset classes, we are also challenged due to the complex and expensive structures we must use to acquire properties due to the tax and legal requirements of being a REIT. Delays in acquiring properties or making or acquiring loans with the capital raised from our common stock offering dilute our ability to pay distributions to our existing stockholders.

We intend to continue to pay distributions to our stockholders on a quarterly basis. Operating cash flows are expected to be generated from properties, loans and other permitted investments to cover such distributions. In the event we are unable to acquire properties at the pace expected, we may not be able to continue to pay distributions to stockholders or may need to reduce the distribution rate or borrow to continue paying distributions, all of which may negatively impact a stockholder’s investment in the long term.

We believe that our current and anticipated capital resources, including cash on hand and the availability of funds from our line of credit are sufficient to meet our liquidity needs for the coming year.

Common Stock

As of March 31, 2006, we had received subscription proceeds in connection with our initial offering of approximately $520.7 million (52,108,344 shares) from 17,596 investors, excluding the 20,000 shares purchased by the Advisor for $200,000 preceding the commencement of our initial offering, the $1.2 million (117,708 restricted common shares) issued in December 2004 to CNL Financial Group, Inc., a company affiliated with our Advisor and wholly owned indirectly by our chairman of the board and his wife. As of March 31, 2006, we had also redeemed 50,664 shares at approximately $9.48 per share for a total of approximately $480,164. For the quarter ended March

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31, 2006, we received subscription proceeds in connection with our initial offering of approximately $142.9 million (14,243,502 shares) and raised an average of approximately $47.6 million per month during the quarter ended March 31, 2006. During the period April 1, 2006 through May 4, 2006, we received additional subscription proceeds of approximately $1.6 million (161,036 shares) in this offering. We primarily use the capital we raise to acquire properties, make or acquire loans and make other permitted investments and to pay fees and expenses in connection with our stock offerings and acquisitions.

Investments in and Distributions from Unconsolidated Entities

As of March 31, 2006, we had invested in properties at ten locations through our unconsolidated entities. We are entitled to receive quarterly cash distributions from our unconsolidated entities. During the quarters ended March 31, 2006 and 2005, we received operating distributions of approximately $4.3 million and $0, respectively, from the operation of these entities. These distributions are generally received within 45 days after each quarter end. Distributions receivable from our unconsolidated entities as of March 31, 2006 and December 31, 2005 were approximately $5.4 million and $4.9 million, respectively.

Additionally, on March 1, 2006, the Wolf Partnership closed on a previously announced $63.0 million mortgage financing on two properties owned in a joint venture with Great Wolf Resorts, Inc. Pursuant to the Wolf Partnership agreement, we received approximately 70.0% of the net loan proceeds from the financing or approximately $43.5 million.

Borrowings

We intend to borrow money to acquire assets and to pay certain related fees. We have, and may continue to borrow money to pay distributions to stockholders. We also intend to encumber assets in connection with such borrowings. In general, the aggregate amount of permanent financing is not expected to exceed 50% of our total assets on an annual basis, however, it may likely exceed 50% for a limited period in our early acquisition stage. The maximum amount we may borrow is 300% of our net assets in the absence of a satisfactory showing that a higher level of borrowing is appropriate. In order to borrow an amount in excess of 300% of our net assets, a majority of the independent members of our board of directors must approve the borrowing, and the borrowing must be disclosed and explained to stockholders in our first quarterly report after such approval occurs.

We plan to obtain lines of credit, in an amount up to $100 million. The lines of credit may be increased at the discretion of our board of directors and may be repaid with offering proceeds, proceeds from the sale of assets, working capital or permanent financing. On March 24, 2006, we entered into an agreement for a $20.0 million revolving line of credit with Colonial Bank, N.A. The line replaced a previously existing $5.0 million line of credit with Branch Banking & Trust Company and will primarily be used for working capital needs, to temporarily fund distributions to stockholders and bridge financing on real estate investments. The line of credit is unsecured, bears interest at the 30-day LIBOR (approximately 4.83% on March 31, 2006) plus 2.25% and has a term of two years with monthly payments of interest only and principal due at maturity (March 24, 2008). As of March 31, 2006, borrowings outstanding under the line of credit were approximately $6.1 million. The balance outstanding on our previous line of credit at December 31, 2005 was approximately $4.5 million. The terms of the line of credit agreement require us to meet certain customary financial covenants and ratios including (a) a total permanent debt to total assets ratio of no more than 65%, (b) a tangible net worth of no less than $200.0 million and (c) a ratio of distributions to funds from operations of no more than 110%. We were in compliance with these covenants at March 31, 2006. Additionally, we are required to maintain a zero balance on the line of credit for a 30-day period during the first quarter of each year beginning in 2007.

See the section below titled “Off Balance Sheet and Other Arrangements – Borrowings of Our Unconsolidated Entities” for a description of the borrowings of our unconsolidated entities.

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Mortgages and Other Notes Receivable

The following is a summary of the four loans that we have made as of March 31, 2006:

Description	Date of Loan Agreement	Maturity date	Interest Rate		Loan Amount
Consolidated Conversion, LLC (hotel conversion)	9/29/2005	4/30/2007	15.0	%(1)	$3,000,000
Plaza Partners, LLC (hotel conversion)	2/28/2006	2/28/2007	15.0	%(2)	$16,800,000
Mizner Court Holdings, LP (condominium conversion)	3/10/2006	11/9/2007	LIBOR + 7.0	%(3)	$15,000,000
Shorefox Development, LLC (lifestyle community development)	3/13/2006	3/10/2009	13.5	% (4)	$20,000,000

FOOTNOTES:

(1)	Pursuant to the loan agreement, the loan earns interest at a rate of 15.0% per year and requires monthly and interest payment based on an annual percentage rate of 8.5% with the remaining 6.5% becoming due and payable upon the loan’s maturity. The term of the loan is 18 months and may be extended by the borrower for up to three additional six-month periods. The loan is collateralized by a first mortgage on ten vacant acres of land adjacent to the hotel and a second priority mortgage on the remainder of the property which includes the hotel. Completion of the condominium conversion and related improvements is guaranteed by the principals of Consolidated Conversions, LLC. The loan may be prepaid at anytime, but in no event we will receive less than a 15% return for at least one year.

(2)	Pursuant to the loan agreement, the loan earns interest at a rate of 15.0% per year and requires monthly and interest payment based on an annual percentage rate of 8.75% with remaining 6.25% becoming due and payable upon the loan’s maturity. The term of the loan is 12 months and may be extended by the borrower for up to two additional six-month periods. The loan is collateralized by a first mortgage on the property.

(3)	The loan was purchased from Column Financial, Inc., as former lender, to Mizner Court Holdings, LP. Mizner Court Holdings, LP is a partnership owned by a subsidiary of GE Capital called GEBAM, Inc. and by Stoltz Mizner Court, LP. The initial term of the loan is 24 months and has 20 months remaining with a one year extension option. The interest rate is at one month LIBOR (approximately 4.83% on March 31, 2006) plus 7.0%. The mezzanine loan is collateralized by a pledge of all the partnership interests in Mizner Court, LP and is guaranteed as to interest payments and as to completion by Morris L. Stoltz II. The loan may not be prepaid before May 9, 2006.

(4)	Pursuant to the loan agreement, we agreed to provide financing up to $40.0 million in connection to the development of the infrastructure of an Orvis branded lifestyle community in Granby, Colorado. As of March 31, 2006, we have contributed $20.0 million. The loan requires interest payments based on an annual interest rate of 9.5% paid monthly with the remaining 4.0% becoming due and payable upon the loan’s maturity. The term of the loan is 36 months and may be extended by the borrower up to 12 months. The loan may not be prepaid during the first year. The loan is collateralized by a first mortgage on a portion of the Granby property. The loan is personally guaranteed by the principals of Shorefox Development, LLC until $10.0 million in infrastructure is completed. Loan origination fees of $400,000 were paid to us in connection with making this loan. This amount was recorded as a reduction in the value of the note receivable on the accompanying condensed consolidated balance sheet and will be amortized into interest income over the initial term of the loan.

We record acquisition fees incurred in connection with making the loans as part of the note receivable balance and amortize the amounts as a reduction of interest income over the term of the notes.

Related Party Arrangements

In accordance with the advisory agreement, the Advisor and affiliates are entitled to receive certain fees and reimbursable expenses in connection with our offering. For the initial offering these fees and reimbursable expenses included: marketing and supporting fee of up to 2.5% and selling commission of 6.5% of gross offering proceeds, acquisition fees of 3.0% for services in the selection, purchase, development or construction of real property, debt acquisition fees of 3.0% for services in connection with the incurrence of debt, asset management fees of 0.08334% per month on our real estate asset value, and certain expense incurred on behalf of us in connection

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with the company’s organization, offering, acquisitions, and operating activities. For the quarters ended March 31, 2006 and 2005, we incurred approximately $21.1 million and $12.0 million, respectively, in certain fees and reimbursable expenses to our Advisor and its affiliates.

In connection with this offering, CNL Securities Corp., the managing dealer of our public offerings, will receive selling commissions of up to 7.0% of gross offering proceeds on all shares sold, a marketing support fee of up to 3.0% of gross proceeds, and reimbursement of actual expenses incurred up to 0.10% of proceeds in connection with due diligence of the offerings. A substantial portion of the selling commissions and marketing support fees are reallocated to third-party participating broker dealers.

As of March 31, 2006 and December 31, 2005, we owed our Advisor and certain of its affiliates approximately $12.8 million and $7.1 million, respectively, for certain organizational and offering expenses, acquisition fees, asset management fees, selling commissions, marketing support fees, due diligence expense reimbursements and operating expenses incurred on our behalf. In accordance with our amended and restated articles of incorporation, the total amount of certain offering, organizational and stock issuance costs we pay may not exceed 13% of the aggregate offering proceeds. Accordingly, approximately $1.1 million of these costs relating to the initial offering of our common stock has been capitalized and deferred as of March 31, 2006, with a corresponding amount due to our Advisor and certain of its affiliates. The deferred offering costs will be deducted from future offering proceeds and reimbursed to affiliates to the extent the aggregate costs are within the 13% limitation. We are not obligated to pay our Advisor or certain of its affiliates costs that exceed the 13% limitation at the end of each offering.

In addition, to the extent that operating expenses, in any four consecutive fiscal quarters (the “Expense Year”), exceed the greater of 2% of average invested assets or 25% of net income, the Advisor shall reimburse us the amount by which the total operating expenses paid or incurred exceed the greater of the 2% or 25% threshold (the “Expense Cap”). For the Expense Year ended March 31, 2006, operating expenses did not exceed the Expense Cap.

Distributions

We intend to pay distributions to our stockholders on a quarterly basis. The amount of distributions declared to our stockholders will be determined by our board of directors and is dependent upon a number of factors, including expected and actual net cash from operations for the year, our financial condition, a balanced analysis of value creation reflective of both current and long-term stabilized cash flows from our properties, our objective of continuing to qualify as a REIT for federal income tax purposes, the actual operating results of each quarter, economic conditions, other operating trends, capital requirements and avoidance of volatility of distributions. Operating cash flows are expected to be generated from properties, loans and other permitted investments acquired or made by us. We declared and paid distributions of approximately $5.8 million ($0.1374 per share) and $1.3 million ($0.1272 per share) for the quarters ended March 31, 2006 and 2005, respectively. We temporarily funded the distribution payment of approximately $5.8 million for the quarter ended March 31, 2006 with proceeds from our line of credit in order to bridge the time from when we paid distributions to our shareholders until we received cash distributions from our unconsolidated entities, which usually occurs within 45 days of the end of each quarter. Distributions paid in the first quarter of 2005 were primarily funded with a temporary advance of approximately $1.3 million from an affiliate of the Advisor. The advance was repaid in the second quarter of 2005 upon receipt of our first quarter earnings from our unconsolidated entities.

The distributions declared and paid during the quarter ended March 31, 2006 exceeded net income for the quarter ended March 31, 2006 by approximately $1.5 million. Distributions to stockholders may be considered a return of capital to the extent the amount of such distributions exceeds net income calculated in accordance with generally accepted accounting principles (“GAAP”). Accordingly, for the quarter ended March 31, 2006, approximately 26.4% of the distributions represented a return of capital, if calculated using GAAP net income as the basis. Approximately 6.71% of the distributions for the three months ended March 31, 2006 constitutes a return of capital for federal income tax purposes. No amounts distributed to stockholders are required to be or have been treated as a return of capital for purposes of calculating the stockholders’ return on their invested capital. The characterization of distributions declared for the quarter ended March 31, 2006 may not be indicative of the characterization of distributions that may be expected for the year ending December 31, 2006.

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Cash Flow Analysis

Our net cash flows provided by operating activities were approximately $4.2 million for the quarter ended March 31, 2006 and were comprised primarily of interest earned on uninvested offering proceeds, rental revenues, interest income on mortgages and other notes receivable and the receipt of distributions from our unconsolidated entities offset by payments made for operating expenses (including asset management fees to our Advisor), as compared to the net cash flow from operating activities of $140,519 for the quarter ended March 31, 2005, which was primarily attributable to interest earned on invested cash and payments made for operating expenses.

Cash flows used in investing activities were approximately $21.7 million for the quarter ended March 31, 2006 and consisted primarily of investments in mortgage loans of approximately $51.8 million offset by approximately $43.5 million in distributions from unconsolidated entities representing proceeds from debt financing through our partnership with Great Wolf Resorts. We also invested an additional $6.7 million in unconsolidated entities (primarily to expand the Dallas Market Center property), made deposits of $1.1 million on properties and paid $5.6 million in acquisition costs and fees. During the quarter ended March 31, 2005, we made contributions to acquire our interests in DMC Partnership of approximately $61.9 million and paid of acquisition fees and costs of approximately $2.1 million.

For the quarter ended March 31, 2006, the net cash flows provided by financing activities were approximately $125.0 million and were primarily attributable to the receipt of approximately $142.9 million of subscription proceeds, the payment of approximately $13.3 million in stock issuance costs in connection with the offering, distributions paid to stockholders of approximately $5.8 million, and net borrowings under our line of credit of approximately $1.6 million. The net cash flows provided by financing activities for the quarter ended March 31, 2005 were approximately $40.9 million and consisted primarily of subscriptions proceeds received of approximately $43.8 million, an advance from an affiliate of approximately $1.3 million, the payment of approximately $2.8 million in stock issuance costs and distributions paid to stockholders of approximately $1.3 million.

CRITICAL ACCOUNTING POLICIES

Consolidation. The consolidated financial statements include our accounts and the accounts of our wholly-owned subsidiaries and entities in which we have a controlling interest in accordance with the provisions of Statement of Position 78-9 “Accounting for Investments in Real Estate Ventures” (“SOP 78-9”) or are the primary beneficiary as defined in FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, (“FIN 46”). The application of FIN 46 and SOP 78-9 requires management to make significant estimates and judgments about our and our venture partners’ rights, obligations and economic interests in the related venture entities. The equity method of accounting is applied in the consolidated financial statements with respect to those investments in entities in which we are not the primary beneficiary under FIN 46 or have less than a controlling interest due to the significance of rights and obligations held by other parties under SOP 78-9.

Investments in unconsolidated entities. The equity method of accounting is applied with respect to investments in entities for which we have determined that consolidation is not appropriate under FIN 46 or SOP 78-9. We recognize equity in earnings from our unconsolidated entities under the hypothetical liquidation at book value (“HLBV”) method of accounting due to the capital structure of those entities and the rights and priorities of the partners. The HLBV method differs from other generally accepted accounting methods in which an investing partner recognizes the percentage of a venture’s net income or loss based upon the partner’s percentage of ownership. Under the HLBV method, we must estimate at the balance sheet date what we would receive or be obligated to pay in accordance with the governing agreements if our unconsolidated entities were to liquidate all of their assets, pay their debts and distribute the remaining equity at book value. As a result, we recognize income (equity in earnings) in each reporting period equal to the change in our share of assumed proceeds from the liquidation of the underlying unconsolidated entities at depreciated book value. Under this method, in any given period we could be recording more or less income than actual cash distributions received and more or less than we may receive in the event of an actual liquidation.

Impairments. For real estate owned by us and accounted for under the equity method, we compare the estimated fair value of our investment to the carrying value at each reporting date. To the extent the fair value of the investment is less than the carrying amount, and the decline in value is determined to be other than a temporary decline, an impairment charge will be recorded.

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For real estate to be owned by us, we will monitor events and changes in circumstance that may indicate that the carrying amounts of the real estate assets may not be recoverable. When such events or changes in circumstances are present, we will assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset and from its eventual disposition, to the carrying amount of the asset. In the event that the carrying amount exceeds the estimated future undiscounted operating cash flows, we would recognize an impairment loss to adjust the carrying amount of the asset to the estimated fair value.

The determination of both the estimated fair value of our investment and the estimation of future cash flows to be generated over the life of the assets requires management to make significant estimates and judgments.

Mortgages and other notes receivable. Mortgage loans receivable are recorded at the lower of cost or market. Whenever future collection of a specific note appears doubtful, a valuation allowance will be established. The allowance represents the difference between the carrying value and the amount expected to be received. Increases and decreases in the allowance due to changes in the measurement of the impaired loans are included in impairments and provisions on assets. Loans continue to be classified as impaired unless they are brought fully current and the collection of scheduled interest and principal is considered probable. When a loan or portion of a loan, including an impaired loan, is determined to be uncollectible, the portion deemed uncollectible is charged against the allowance and subsequent recoveries, if any, are credited to the allowance. Accrual of interest is discontinued when management believes, after considering economic and business conditions and collection efforts, that a borrower’s financial condition is such that collection of interest is doubtful. Subsequent interest is recorded as income when collected. At this time we have not established a valuation allowance on our loans as collection is expected to occur.

RESULTS OF OPERATIONS

The following table summarizes our operations for the quarter ended March 31, 2006 as compared to the quarter ended March 31, 2005.

	Quarters Ended
	March 31, 2006	March 31, 2005	$ Change	% Change
Revenue:
Rental income and FF&E reserve income	$764,109	$—	$764,109	n/a %
Interest income on mortgages and other notes receivable	502,358	—	502,358	n/a %

Total revenue	1,266,467	—	1,266,467	—

Expenses:
Asset management fees to advisor	1,005,300	313,973	691,327	220.2%
General and administrative	1,098,554	533,773	564,781	105.8%
Depreciation and amortization	169,654	—	169,654	n/a %

Total expenses	2,273,508	847,746	1,425,762	168.2%

Operating loss	(1,007,041)	(847,746)	(159,295)	18.8%

Other income (expense):
Interest and other income	1,402,001	186,917	1,215,084	650.1%
Interest expense and loan cost amortization	(80,265)	—	(80,265)	n/a %
Equity in earnings of unconsolidated entities	3,963,868	1,652,997	2,310,871	139.8%

Total other income	5,285,604	1,839,914	3,445,690	187.3%

Net income	$4,278,563	$992,168	$3,286,395	331.2%

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Rental income and FF&E reserve income. The increase in rental income and FF&E reserve income for the quarter ended March 31, 2006 as compared to quarter ended March 31, 2005 was due to the acquisition of Gatlinburg Sky Lift in December 2005. The Gatlinburg Sky Lift is leased on a long-term triple-net basis to a third-party tenant. Prior to December 2005, we did not have any properties that we consolidated in our financial statements and all of our investments were owned through our unconsolidated entities where our primary source of income was generated from equity in earnings.

Interest income on mortgages and other notes receivable. During September 2005 through March 31, 2006, we made four loans to third-party borrowers, which resulted in interest income of approximately $0.5 million for the quarter ended March 31, 2006. We had not made any loans prior to September 2005.

Asset management fees to Advisor. Asset management fees of 0.08334% of invested assets are paid to the Advisor for acquisition of real estate asset and mortgage and other loans. For the quarters ended March 31, 2006 and 2005 asset management fees to our Advisor was approximately $1.0 million and $313,973, respectively. The increase in such fees is due to the acquisition of additional real estate properties and loans made subsequent to the first quarter 2005 through 2006.

General and administrative. For the quarters ended March 31, 2006 and 2005, general and administrative expenses were approximately $1.1 million and $533,773, respectively. The increase is primarily due to the overall increase in our operating activities.

Interest and other income. The increase in interest income is a result of greater average cash on hand from uninvested offering proceeds during the first quarter of 2006 as compared to 2005.

Equity in earnings. The overall increase of approximately $2.3 million from March 31, 2006 in comparison to the same period in 2005 is primarily due to the increase in the amount and number of our investments in our unconsolidated entities. For the quarter ended March 31, 2005, our equity in earnings reflects our investments in the retail and commercial properties at seven resort villages and activities on the acquisition of the World Trade Center at the Dallas Market Center from February 14, 2005 (acquisition date) through March 31, 2005. The quarter ended March 31, 2006, reflects equity in earnings from our interests in the retail and commercial properties at seven resort villages, the World Trade Center and two waterpark resorts, which were all owned during the entire quarter.

Equity in earnings from our unconsolidated entities is recognized under the hypothetical liquidation at book value method as discuss earlier in “Critical Accounting Policies.” The unconsolidated entities’ structure and agreements provide us a stated return on our investment in priority to any returns to our partners. Because our equity in earnings is calculated in this manner, our partners have historically been allocated significant losses which offset the earnings that we record from these entities. During 2006, our partners’ unreturned capital in certain of these entities is expected to be reduced to zero as a result of the losses they have recognized and the distributions that they have received from these entities. Once this occurs, we will no longer recognize significant amounts of income and may even recognize losses that these entities incur. While this method of recognizing earnings and losses from the unconsolidated entities is not expected to have an impact on the distributions we receive from them or our funds from operations (defined below), it will likely result in significant reductions in our net income (loss) and our earnings (loss) per share.

Our results of operations for the quarter ended March 31, 2006 are not necessarily indicative of what the results of operations will be for the year ending December 31, 2006 and in the future. The investments that we have acquired or will be acquiring have significant impact in our results of operation and our actual results could differ materially.

OTHER

Funds from Operations

We consider funds from operations (“FFO”) to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net income. FFO, based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) and as used herein, means net income determined in accordance with GAAP, excluding gains or losses from sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. We believe that by excluding the effect of depreciation and amortization, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. FFO was developed by NAREIT as a relative measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP

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(which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net income), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net income determined in accordance with GAAP as an indication of our operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or our ability to make distributions. FFO as presented may not be comparable to amounts calculated by other companies.

Accordingly, we believe that in order to facilitate a clear understanding of the consolidated historical operating results, FFO should be considered in conjunction with our net income and cash flows as reported in the accompanying consolidated financial statements and notes thereto.

Reconciliation of net income to FFO for the quarter ended March 31, 2006 and 2005:

	Quarter Ended March 31,
	2006	2005
Net income	$4,278,563	$992,168
Adjustments:
Depreciation and amortization	169,655	—
Equity in earnings of unconsolidated entities	(3,963,868)	(1,652,997)
Pro-rata share of FFO from unconsolidated entities	6,286,642	2,404,758

Total funds from operations	$6,770,992	$1,743,929

Weighted average number of shares of common stock outstanding (basic and diluted)	44,318,153	10,775,650

FFO per share (basic and diluted)	$0.15	$0.16

Borrowings of Our Unconsolidated Entities

Our unconsolidated entities are subject to the following fixed rate debt:

Unconsolidated entity	Type of loan	Interest rate	Payment	Maturity date	Principal balance at March 31, 2006
Intrawest U.S. Venture	Mortgage loan	5.75%	Monthly principal and interest payment of $289,389	5/20/2015	$45,367,218

Intrawest Canadian Venture	Mortgage loan	5.83%	Monthly interest only of $110,880 (1)	12/11/2014	22,790,880	(1)

DMC Partnership	Mortgage loan	6.04%	Monthly principal and interest payment of $889,145	9/1/2014	139,798,877

DMC Partnership	Mortgage loan	5.45%	Monthly principal and interest payment of $110,663	9/1/2012	15,924,031

Wolf Partnership	Mortgage loan	6.08%	Monthly interest only of $319,200 (2)	3/1/2013	63,000,000	(2)

Total					$286,881,006

FOOTNOTES:

(1)	Amount was converted from Canadian dollars to U.S. dollars at an exchange rate of 0.856 Canadian dollars for $1.00 U.S. dollar as of March 31, 2006 and 0.858 Canadian dollars for $1.00 U.S. dollar as of December 31, 2005. Effective December 2006, monthly principal and interest payment of $134,350 are due until maturity.

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(2)	Effective April 1, 2009, monthly principal and interest payment shall be payable on the loan based on a 30-year amortization schedule.

COMMITMENTS, CONTINGENCIES AND CONTRACTUAL OBLIGATIONS

The following table presents our contingent commitments and contractual obligations and the related payment periods as of March 31, 2006:

	Payments due in
	Less than 1 year	Years 1-3	Years 3-5	More than 5 years	Total
Line of credit — principal	$—	$6,137,669	$—	$—	$6,137,669
Line of credit — interest	434,547	533,362	—	—	967,909
Contingent purchase consideration (1)	—	9,750,000	—	—	9,750,000
Loan funding commitments	—	20,000,000	—	—	20,000,000
DMC capital commitments (2)	7,721,959	—	—	—	7,721,959

Total contractual obligations	$8,156,506	$36,421,031	$—	$—	$44,577,537

FOOTNOTES:

(1)	In connection with the purchase of the resort village property located at Copper Mountain, Colorado, the Intrawest Partnership agreed to pay additional future purchase consideration contingent upon the Copper Mountain property achieving certain levels of financial performance, as specified in the purchase and sale agreement. The amount of the contingent purchase price will be determined as of December 31, 2008, and in no event, will the amount exceed $3.75 million. We have guaranteed the payment of the contingent purchase price to Intrawest on behalf of the Intrawest Partnership.

In connection with the purchase of the Wolf Dells Property and the Wolf Sandusky Property, Great Wolf may receive additional contingent purchase price of up to $3.0 million per waterpark resort if those properties achieve certain financial performance goals during 2007 and 2008. The amount of contingent purchase price will be determined during those years, and in no event will the amount exceed a total of $6.0 million for both properties.

(2)	We have committed to fund our share of costs for development of the Trade Mart Expansion at the Dallas Market Center. This amount represents our remaining share of the approximately $17.0 million in total expected development costs. As of March 31, 2006, we had contributed approximately $9.3 million.

Subsequent to March 31, 2006, in connection with the acquisition of the Bretton Woods Property, we issued a note in the principal amount of $6.5 million bearing interest at 5.8% per annum due on the fourth anniversary of the Closing Date. The expected payment due on the fourth anniversary of the Closing Date is $8.0 million, including all interest. We also committed to invest approximately $500,000 in improvements to the South Mountain Property.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following information should be read in conjunction with the “Certain Relationships and Related Transactions” section beginning on page 124 of the prospectus:

Our managing dealer received selling commissions amounting to 6.5% of the total amount raised from the sale of shares in our initial offering, up to 6.0% of which was paid or has accrued and will be paid as commissions to other broker-dealers. Our managing dealer is entitled to receive selling commissions up to 7.0% of the total amount raised from the sale of shares from this offering, of which up to 6.5% may be paid as commissions to other broker-dealers. During the period January 1, 2006 through March 31, 2006, we incurred approximately $9.1 million of such fees in connection with our offerings, the majority of which has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

In addition, our managing dealer was entitled to receive a marketing support fee equal to 2.5% of the total amount raised from the sale of shares in our initial offering, all or a portion of which was or may be reallowed to other broker-dealers. Our managing dealer is entitled to receive a marketing support fee of 3.0% of the total amount raised from the sale of shares from this offering, up to 2.5% of which may be reallowed to other broker-dealers who enter into a participating broker agreement with the managing dealer. During the period January 1, 2006 through March 31, 2006, we incurred approximately $3.5 million of such fees in connection with our offerings, the majority of which has been or will be reallowed to other broker-dealers.

In connection with our offerings, our advisor was and is entitled to receive Acquisition Fees for services provided in connection with the selection, purchase, development or construction of real property and the incurrence of debt from lines of credit and permanent financing that are used to acquire properties or to make or acquire loans and other permitted investments equal 3.0% of the total amount raised from the sale of shares in our offerings and 3.0% of loan proceeds from permanent financing; however, no Acquisition Fees will be paid on proceeds from any line of credit until such time as all Net Offering Proceeds have been invested. During the period January 1, 2006 through March 31, 2006, we incurred approximately $4.3 million of such fees in connection with our initial offering. For the period January 1, 2006 through March 31, 2006, we incurred Acquisition Fees totaling approximately $1.3 million as a result of permanent financing used to acquire certain properties.

We entered into an Advisory Agreement with our advisor pursuant to which our advisor receives a monthly asset management fee of 0.08334% of an amount equal to the total amount invested in our properties, loans and other permitted investments (exclusive of acquisition fees and expenses) as of the end of the preceding month. The asset management fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of our advisor. All or any portion of the asset management fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as our advisor shall determine. During the quarter ended March 31, 2006, we incurred approximately $1.0 million of such fees.

Our advisor and its Affiliates provide various general operating and administrative services to us, including services related to accounting, financial, tax and regulatory compliance reporting, stockholder distributions and reporting, due diligence and marketing, and investor relations (including administrative services in connection with the offering of shares) on a day-to-day basis. During the period commencing January 1, 2006 through March 31, 2006, we incurred $315,073 in fees for these services.

THE OFFERING

PLAN OF DISTRIBUTION

The following paragraph replaces the last paragraph on page 161 of the prospectus:

In order to encourage purchases in excess of 500,000 shares, by the categories of investors described above, in addition to a discount equal to the 7.0% selling commissions and the 3.0% marketing support fee discount described above, if the investor is a “purchaser” (as defined below) and buys in excess of 500,000 shares, and all such shares were purchased through the same registered investment adviser, participating broker or the managing dealer, such purchase and any subsequent purchase will be subject to a reduced Acquisition Fee of 1.0% (as opposed to 3.0%). In such instance, the initial purchase price per share will be $8.80.

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The volume discount table is corrected by replacing the $0.60 in the first row in the last column with $0.65 on page 162 of the prospectus.

AFFILIATE LITIGATION

The following paragraph updates and replaces the corresponding paragraph on page 130 of the prospectus:

In 2004, stockholders in CNL Hotels & Resorts, Inc. (“CHR”) filed two class action complaints in the United States District Court for the Middle District of Florida against, among others, CHR, CNL Hospitality Corp. (“CHC”), certain affiliates of CHR and CHC, and certain of CHR’s directors and officers, including James M. Seneff, Jr., and Robert A. Bourne. Messrs. Seneff and Bourne are also members of our board of directors. Neither we, nor our advisor or our directors or officers, in their respective capacities with CNL Income Properties, are defendants in the CHR litigation. On November 10, 2004, the two complaints were consolidated (the “Consolidated CHR Litigation”). In the Consolidated CHR Litigation, plaintiffs seek money damages, rescission of their securities purchases, and various injunctions relating to the proposed merger of CHR and CHC. Plaintiffs allege violations of Sections 11, 12(a)(2) and 15 of the Securities Act and Section 14(a), including Rule 14a-9 hereunder, and Section 20(a) of the Exchange Act.

On February 6, 2006, the parties to the litigation entered into a non-binding confidential memorandum of understanding which would resolve all claims in the litigation subject to certain conditions including but not limited to: the completion of confirmatory discovery, the parties’ ability to negotiate and enter into a final signed and binding agreement, a sufficient number of class members not opting out of the final signed agreement, and court approval. On April 3, 2006, the parties entered into and filed with the court a Stipulation of Settlement. The court entered an order approving the settlement on April 24, 2006 and notice was sent to the class in May 2006. At a hearing held on July 26, 2006, the court approved the final settlement subject to a determination of legal fees to be awarded to plaintiffs’ counsel.

DISTRIBUTION POLICY

DISTRIBUTIONS

The following table presents total distributions (in thousands) and distributions per share:

2004 Quarters	First	Second	Third	Fourth	Year
Total distributions declared	—	—	$470,512	$702,176	$1,172,688
Distributions per share	—	—	0.1342	0.1251	0.2593

2005 Quarters	First	Second	Third	Fourth	Year
Total distributions declared	$1,280,706	$2,027,860	$2,784,299	$4,003,564	$10,096,429
Distributions per share	0.1272	0.1334	0.1374	0.1374	0.5354

2006 Quarters	First	Second	Third	Fourth	Year
Total distributions declared	$5,813,301	$7,280,859	—	—	$13,094,160
Distributions per share	0.1374	0.1374	—	—	0.2748

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EXPERTS

The following paragraph updates and replaces the corresponding paragraph which begins on page 167 of the prospectus:

The balance sheets of CNL Income Properties as of December 31, 2005 and 2004, the statements of operations, statements of stockholders’ equity and cash flows of CNL Income Properties for the years ended December 31, 2005 and 2004 and the period from August 11, 2003 (date of inception) through December 31, 2003, the consolidated financial statements of CNL Village Retail Partnership, LP and its Subsidiaries as of and for the year ended December 31, 2005 and the period from October 1, 2004 (date of inception) to December 31, 2004, the consolidated financial statements of CNL Dallas Market Center, LP and its Subsidiaries as of and for the period from February 14, 2005 (date of inception) to December 31, 2005, the consolidated financial statements of CNL Income GW Partnership, LLLP and its Subsidiaries as of and for the period from October 11, 2005 (date of inception) through December 31, 2005 included in this registration statement have been so included in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm given on the authority of said firm as experts in auditing and accounting.

The balance sheet of Gatlinburg Skylift LLC as of December 31, 2004 and December 31, 2003 and the related statement of operations, parent’s investment account and cash flows for the years ended December 31, 2004, 2003, and 2002 included in this registration statement have been audited by Moss Adams LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The balance sheet of Cypress-Bowl Recreations Limited Partnership as of December 31, 2005 and December 31, 2004 and the related statement of operations, parent’s investment account and cash flows for the years ended December 31, 2005 and 2004 included in this registration statement have been audited by Moss Adams LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined financial statements of Great Bear Lodge of Wisconsin Dells, LLC and Great Bear Lodge of Sandusky, LLC as of and for the periods ended December 20, 2004, December 31, 2003 and December 31, 2002 included in this registration statement have been audited by RubinBrown LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited historical combined statement of revenue and certain expenses of the DMC Properties as of and for the year ended January 31, 2005 included in this registration statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined statement of revenue and certain expenses of Intrawest Portfolio Commercial Properties, for the year ended June 30, 2004 included in this registration statement have been audited by KPMG LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

28

APPENDIX B

PRIOR PERFORMANCE TABLES

The following information in Tables II and III updates and replaces the corresponding information in Tables II and III of Appendix B to the prospectus:

Table II – CNL Hotels & Resorts, Inc.
Dollar amount of cash generated from (used in) operations before deducting payments to sponsor:
2005 (Note 3)	202,196,000
Table III – CNL Hotels & Resorts, Inc.
Less:	2004
(Note 1&2)

Depreciation and amortization	(145,872,000)

29

INDEX TO FINANCIAL STATEMENTS

CNL Income Properties, Inc.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL INFORMATION

The accompanying Unaudited Pro Forma Consolidated Balance Sheet of CNL Income Properties, Inc. (the “Company”) is presented as if the Cypress Mountain, Harley-Davidson, Hawaiian Falls, Bretton Woods, Palmetto Hall and South Mountain investments described in Note (c) had occurred on March 31, 2006.

The following Unaudited Pro Forma Consolidated Statements of Operations are presented for the quarter ended March 31, 2006 and for the year ended December 31, 2005 (the “Pro Forma Periods”), and include certain pro forma adjustments to illustrate the estimated effect of the transactions described in the notes to the pro forma financial statements as if they had occurred on January 1, 2005.

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company’s financial results or conditions in the future.

F-1

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

MARCH 31, 2006

	Historical (a)	Pro Forma Adjustments		Pro Forma
ASSETS
Real estate investment properties under operating leases	$20,783,247	$119,176,927	(c)	$139,960,174
Investment in unconsolidated entities	170,696,589	—		170,696,589
Cash	201,409,693	(108,217,927	)(b)	93,191,766
Distributions receivable from unconsolidated entities	5,398,706	—		5,398,706
Mortgages and other notes receivable	56,472,143	—		56,472,143
Deposit on real estate	2,100,000	—		2,100,000
Deferred offering costs	1,073,709	—		1,073,709
Prepaid expenses and other assets	9,683,341	(4,459,000	)(c)	5,224,341

Total Assets	$467,617,428	$6,500,000		$474,117,428

LIABILITIES AND STOCKHOLDERS’ EQUITY
Line of credit	$6,137,669	$—		$6,137,669
Accounts payable and accrued expenses	806,611	—		806,611
Due to affiliates	12,782,175	—		12,782,175
Other liabilities	—	6,500,000	(c)	6,500,000

Total Liabilities	19,726,455	6,500,000		26,226,455

Commitments and Contingencies
Stockholders’ equity:
Preferred stock, $.01 par value per share 200 million shares authorized and unissued	—	—		—
Excess shares, $.01 par value per share 120 million shares authorized and unissued	—	—		—
Common stock, $.01 par value per share One billion shares authorized at March 31, 2006 52,246,052 shares issued and 52,195,388 outstanding	521,954	—		521,954
Capital in excess of par value	454,272,706	—		454,272,706
Accumulated distributions in excess of net income	(6,903,687)	—		(6,903,687)

	447,890,973	—		447,890,973

Total Liabilities and Stockholders’ Equity	$467,617,428	$6,500,000		$474,117,428

See accompanying notes to unaudited pro forma consolidated financial statements

F-2

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE QUARTER ENDED MARCH 31, 2006

	Historical (1)	Pro Forma Adjustments		Pro Forma Results
Revenues
Rental income from operating leases	$714,500	$2,846,190	(2)	$3,647,244
		86,554	(3)
FF&E reserve income	31,006	576,813	(4)	607,819
Percentage rent	18,603	3,851	(5)	22,454
Interest income on mortgages and other notes receivable	502,358	335,888	(6)	838,246

	1,266,467	3,849,296		5,115,763

Expenses:
Asset management fee to advisor	1,005,300	309,211	(7)	1,314,511
General and administrative	1,098,554	—		1,098,554
Land lease and permit fee expense	—	86,554	(3)	86,554
Depreciation and amortization	169,654	1,486,918	(8)	1,656,572

	2,273,508	1,882,683		4,156,191

Operating income (loss)	(1,007,041)	1,966,613		959,572

Other income (expense):
Interest and other income	1,402,001	(726,494	)(9)	675,507
Interest expense and loan cost amortization	(80,265)	(93,750	)(10)	(174,015)
Equity in earnings of unconsolidated entities	3,963,868	(670,320	)(11)	3,247,611
	—	(45,937	)(13)	—

Total other income	5,285,604	(1,536,501)		3,749,103

Net income	$4,278,563	$430,112		$4,708,675

Earnings Per Share of Common Stock (Basic and Diluted)	$0.10			$0.11

Weighted Average Number of Shares of Common Stock Outstanding (Basic and Diluted)	44,318,153			44,318,153

See accompanying notes to unaudited pro forma consolidated financial statements

F-3

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2005

	Historical (1)	Pro Forma Adjustments		Pro Forma Results
Revenues
Rental income from operating leases	$94,815	$13,786,691	(2)	$14,886,384
		1,004,878	(3)
FF&E reserve income	10,532	2,651,593	(4)	2,662,125
Percentage rent	6,319	143,688	(5)	150,007
Interest income on mortgage note receivable	115,000	365,104	(6)	480,104

	226,666	17,951,954		18,178,620

Expenses:
Asset management fees to advisor	2,558,973	2,469,725	(7)	5,028,698
General and administrative	2,614,239	—		2,614,239
Land lease and permit fee expense	—	1,004,878	(3)	1,004,878
Depreciation and amortization	37,224	6,569,000	(8)	6,606,224

	5,210,436	10,043,603		15,254,039

Operating income (loss)	(4,983,770)	7,908,351		2,924,581

Other income (expense):
Interest and other income	1,346,505	(1,346,505	)(9)	—
Interest expense and loan cost amortization	(69,145)	(375,000	)(10)	(444,145)
Equity in earnings of unconsolidated entities	10,289,841	754,660	(11)	12,148,048
		1,307,987	(12)
		(204,440	)(13)

Total other income	11,567,201	136,702		11,703,903

Net income	$6,583,431	$8,045,053		$14,628,484

Earnings Per Share of Common Stock (Basic and Diluted)	$0.33			$0.48

Weighted Average Number of Shares of Common Stock Outstanding (Basic and Diluted)	19,795,649		(14)	30,234,986

See accompanying notes to unaudited pro forma consolidated financial statements

F-4

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Balance Sheet:

(a)	Reflects the Company’s historical balance sheet as of March 31, 2006.

(b)	Represents the reduction in cash in connection with the Company’s acquisition of the properties described in Note (c) below.

(c)	Represents the Company’s pending and completed property acquisitions subsequent to March 31, 2006:

Property	Purchase Price	Closing Cost	Acquisition Fees	Total
Cypress Mountain (i)	$27,500,000	$825,000	$1,100,000	$29,425,000
Harley-Davidson (ii)	6,500,000	63,072	260,000	6,823,072
Hawaiian Falls (iii)	12,125,000	231,724	485,000	12,841,724
Palmetto Hall (iv)	7,600,000	240,631	304,000	8,144,631
South Mountain (v)	12,750,000	382,500	510,000	13,642,500
Bretton Woods (vi)	45,000,000	1,500,000	1,800,000	48,300,000

Total	$111,475,000	$3,242,927	$4,459,000	$119,176,927

FOOTNOTES:

(i)	On November 10, 2005, the Company entered into an agreement with Boyne USA, Inc. (“Boyne USA”) and subsidiaries to acquire and leaseback two real estate properties: Cypress Mountain, a ski resort in British Columbia and the Gatlinburg Sky Lift, a scenic chairlift attraction in Gatlinburg, Tennessee. The Company acquired the Gatlinburg Sky Lift on December 22, 2005, which is included in the historical balance sheet as of March 31, 2006. The Cypress ski area was acquired on May 30, 2006 for $27.5 million. The properties are leased to Boyne USA under a triple-net lease for a term of 20 years with four five-year renewal options. The pro forma adjustment represents the acquisition of the Cypress Mountain ski area for approximately $29.4 million including closing costs of $825,000 and the reclassification of certain acquisition fees of $1.1 million that were previously capitalized in other assets.

(ii)	On April 27, 2006, the Company acquired and leased back the Route 66 Harley-Davidson and the 5 & Diner in Tulsa, Oklahoma for $6.5 million. The Company leased the properties to Route 66 Real Estate LLC under a triple-net lease for a term of 20 years with four five-year renewal options. The pro forma adjustment represents the acquisition of the Route 66 Harley-Davidson and the 5 & Diner for approximately $6.8 million, including closing costs of $63,072 and the reclassification of certain acquisition fees of $260,000 that were previously capitalized in other assets.

(iii)	On April 21, 2006, the Company acquired and leased back two Hawaiian Falls waterparks, the Garland Waterpark located in Garland, Texas and The Colony Waterpark in The Colony, Texas, from HFE Horizon LP for a purchase price of approximately $12.1 million. HFE Hozion, LP leases the waterparks under a triple-net lease for a term of 27 years with no renewal options. The pro forma adjustment represents the total purchase price of approximately $12.8 million including closing costs of $231,724 and the reclassification of certain acquisition fees of $485,000 that were previously capitalized in other assets.

(iv)	On April 27, 2006, the Company acquired and leased back the Palmetto Hall Plantation Club in Hilton Head, South Carolina for $7.6 million. A wholly-owned subsidiary of Heritage Golf Group, LLC leases the golf club under a triple-net lease for a term of 20 years with four five-year renewal options. The pro forma adjustment represents the total purchase price of approximately $8.1 million including closing costs of $240,631 and the reclassification of certain acquisition fees of $304,000 that were previously capitalized in other assets.

(v)	On June 9, 2006, the Company acquired the Raven Golf Club at South Mountain in Phoenix, Arizona from Intrawest Corporation for approximately $12.8 million. The property is leased to IRI Golf Group, the owner and operator of the prestigious Arizona National in nearby Tucson, under a triple-net lease with an initial term of 20 years and four five-year renewal options. The pro forma adjustment represents the total purchase price of approximately $13.6 million including closing costs of $382,500 and the reclassification of certain acquisition fees of $510,000 that were previously capitalized in other assets.

F-5

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Balance Sheet (Continued):

(vi)	On June 22, 2006, the Company acquired the Bretton Woods Mountain Resort in northern New Hampshire for $45.0 million. Pursuant to the purchase and sale agreement, the Company paid $38.5 million upon closing with the remaining balance of $6.5 million plus approximately $1.5 million in interest expense, due in June 2010. The Company entered into a triple-net lease with an affiliate of Celebration Associates and Crosland, Inc. which will engage National Resort Management to market and operate the property. The pro forma adjustment represents the total purchase price of $48.3 million including estimated closing costs of $1.5 million and the reclassification of certain acquisition fees of $1.8 million that were previously capitalized in other assets.

Unaudited Pro Forma Consolidated Statements of Operations:

(1)	Represents the Company’s historical operating results for the respective Pro Forma Periods being presented.

(2)	Represents the pro forma rental income from operating leases as a result of the acquisition of the properties described in Note (c) above:

	Rental Income
Property	Year ended December 31, 2005	Quarter ended March 31, 2006
Gatlinburg Sky Lift	$2,401,924	$—
Cypress Mountain	3,483,456	870,864
Harley-Davidson	696,662	174,165
Hawaiian Falls	1,354,419	338,604
Palmetto Hall	695,856	173,964
South Mountain	1,174,374	293,593
Bretton Woods	3,980,000	995,000

Total	$13,786,691	$2,846,190

(3)	Represents ground lease and land permit fees paid by the tenants as follows:

Property	Year ended December 31, 2005	Quarter ended March 31, 2006
Gatlinburg Sky Lift (i)	$658,662	$—
Cypress Mountain (ii)	184,721	46,180
Hawaiian Falls (iii)	161,495	40,374

Total	1,004,878	86,554

FOOTNOTES:

(i)	The Gatlinburg Sky Lift operates on land under an operating lease with annual rent expense equal to approximately 15.0% of gross sales.

(ii)	The Cypress Mountain ski area operates on land owned by the Canadian Provincial Government under a Special Park Use Permit with annual fees of approximately 2.0% of revenues.

(iii)	The Hawaiian Falls waterparks are located on municipal park land in the northern suburbs of Dallas, Texas under long-term municipal ground leases from the municipalities. The annual rent expense for the Garland Waterpark is the greater of $40,000 or 5.0% of gross revenue and for The Colony Waterpark is 5.0% of gross revenue for lease years one through ten.

F-6

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations (Continued):

(4)	FF&E reserve income represents capital that is set aside by tenants for capital expenditure purposes. The Company has exclusive rights to and ownership of the accounts. The amounts are based on an agreed upon percentage of the tenants’ gross revenues as defined in the respective leases. The historical revenues of the properties were used to estimate FF&E reserves due under the leases for the pro forma periods presented.

	FF&E Reserve Income
Property	Year ended December 31, 2005	Quarter ended March 31, 2006
Gatlinburg Sky Lift	$224,341	$—
Cypress Mountain	554,164	138,541
Harley-Davidson	24,000	6,000
Hawaiian Falls	120,000	—
Palmetto Hall	88,320	22,080
South Mountain	3,080	770
Bretton Woods	1,637,688	409,422

Total	$2,651,593	$576,813

(5)	Represents percentage rents due under the leases which are generally based on a percentage of gross revenue. The historical revenues of the properties were used to estimate percentage rent due under the leases for the pro forma periods presented.

(6)	On March 10, 2006, the Company purchased a $15.0 million mezzanine loan from Column Financial, Inc., as former lender to Mizner Court Holdings, LP. Mizner Court Holdings, LP is a partnership owned by a subsidiary of GE Capital called GEBAM, Inc. and by Stoltz Mizner Court, L.P. The proceeds from the mezzanine loan, in addition to the proceeds from an $89 million first mortgage loan, were used to acquire an apartment complex in Boca Raton, Florida which is in the process of being converted into condominiums. The short-term loan earns interest at a rate of one month LIBOR plus 7.0% per year and requires monthly interest payments. The pro forma adjustment for the quarter ended March 31, 2006 and for the year ended December 31, 2005 represents interest income from the date that the loan was originated on October 14, 2005 through the end of the pro forma periods.

(7)	Represents asset management fees associated with owning interests in or making loans in connection with real estate, including the Company’s proportionate share of properties owned through its unconsolidated entities. The assets and loans are managed by the Company’s advisor for an annual asset management fee of 1% of the Company’s pro-rata share of the “Real Estate Asset Value” as defined in the Company’s Prospectus. The pro forma adjustments include asset management fees for all properties acquired, loans made and pending acquisitions as if the acquisitions had occurred at the beginning of the pro forma periods presented.

F-7

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations (Continued):

(8)	The following is a preliminary allocation of purchase price to the real estate properties acquired as discussed in Note (c) above. Depreciation and amortization will be computed using the straight-line method of accounting over the estimated useful lives of the related assets.

				Depreciation expense
Property	Assets	Purchase price	Estimated useful life	Year ended December 31, 2005	Quarter ended March 31, 2006
Gatlinburg Sky Lift	Leasehold interest	$19,674,026	46 years	$427,696	$—
	Buildings & improvements	162,700	39 years	4,172	—
	FF&E	1,133,400	5 years	226,680	—

	Total	$20,970,126		$658,548	—

Cypress Mountain	Permit rights	$18,152,000	28 years	$648,286	$162,072
	Buildings & improvements	1,316,900	39 years	33,767	8,442
	Ski lifts	7,339,400	20 years	366,970	91,742
	FF&E	2,616,700	7 years	373,814	93,453

	Total	$29,425,000		$1,422,837	$355,709

Harley-Davidson	Land	$997,516	n/a	$—	$—
	Buildings & improvements	5,626,485	39 years	144,269	36,067
	FF&E	199,071	7 years	28,439	7,110

	Total	$6,823,072		$172,708	$43,177

Hawaiian Falls	Leasehold interests	$2,548,184	27 years	$94,377	$23,594
	Building	4,661,640	39 years	119,529	29,882
	FF&E	5,631,900	7 years	804,557	201,139

		$12,841,724		$1,018,463	$254,615

Palmetto Hall	Land	$3,241,416	n/a	$—	$—
	Building	4,172,510	39 years	106,987	26,747
	Equipment	730,705	7 years	104,386	26,096

		$8,144,631		$211,373	$52,843

South Mountain	Land	$5,582,588	n/a	$—	$—
	Land improvement	4,498,179	20 years	224,909	56,227
	Building	2,691,075	39 years	69,002	17,251
	Equipment	870,658	7 years	124,380	31,095

		$13,642,500		$418,291	$104,573

Bretton Woods	Land	$4,844,490	n/a	$—	$—
	Building	29,892,870	39 years	766,484	191,621
	FF&E	13,562,640	7 years	1,937,520	484,380

		$48,300,000		$2,704,004	$676,001

The final allocation of the purchase price may include other identifiable assets such as intangibles which may have varying estimated lives and could impact the amount of future depreciation or amortization expense.

(9)	Reflects a reduction in interest income due to the decrease in the amount of cash available to invest in interest bearing accounts after the Company’s acquisition of the properties described in Note (c).

F-8

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations (Continued):

(10)	Represents interest expense associated with the note signed in connection with the acquisition of Bretton Woods described in Note (c) above. The note bears interest at an average rate of 5.74% with principal and interest totaling approximately $8.0 million due in June 2010.

(11)	Reflects the Company’s estimated equity in earnings from its investment in unconsolidated entities acquired during the Pro Forma Periods as follows:

On October 11, 2005, the Company entered into a joint venture (the “GW Partnership”) with Great Wolf Resorts, Inc. and affiliates (“Great Wolf”) that acquired two waterpark resorts: the 309-suite Great Wolf Lodge in Wisconsin Dells, Wisconsin and the 271-suite Great Wolf Lodge in Sandusky, Ohio (the “Great Wolf Properties”), both of which were previously owned and operated by Great Wolf. The Great Wolf Properties were contributed to the GW Partnership from Great Wolf and valued at $114.5 million, excluding transaction costs of approximately $1.3 million. The Company contributed approximately $80.0 million to the GW Partnership for a 70% partnership interest in connection with the transaction and Great Wolf holds the remaining 30% interest in the partnership.

On March 1, 2006, the GW Partnership obtained previously anticipated debt financing on the properties for $63.0 million. The loan has a seven-year term with payments of interest only for the first three years with a fixed interest rate of 6.08%. The pro forma adjustment for the quarter ended March 31, 2006 includes interest expense in connection with the debt financing as if it had occurred on January 1, 2005.

The following estimated operating results of the Great Wolf Properties and equity in earnings of the Company are presented as if the investment had been made on January 1, 2005:

Year ended December 31, 2005
Revenues (hotel operations) (i)	$36,156,152
Hotel and property operating expenses (i)	(26,086,952)
Management & license fees (ii)	(2,530,931)
Depreciation and amortization (iii)	(4,261,002)
Interest expense including loan cost amortization of $63,000 (iv)	(3,893,400)

Pro forma net income (loss) of the properties	$(616,133)

Allocation of income (loss) to:
Great Wolf	$(978,302)

The Company	362,169
Less: amount recognized in historical results	(392,491)

Net pro forma income adjustment	$754,660

FOOTNOTES:

(i)	Amounts for the Pro Forma Period for the year ended December 31, 2005 are derived from the unaudited combined statement of operations for the year ended December 31, 2005.

F-9

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations (Continued):

(ii)	A subsidiary of Great Wolf continues to operate the Great Wolf Properties and license the Great Wolf Lodge brand to the venture pursuant to a 25-year management and license agreement. The agreement provides for management fees of 3% and license fees of 3% to be paid based on a percentage of gross revenue. In addition, there is a 1% license fee paid to a third-party.

(iii)	Depreciation and amortization of long-lived assets is based on the allocation of the base purchase price of the Properties of $114.5 million and closing costs.

(iv)	Interest expense is based on the debt financing on the properties up to $63.0 million obtained through a third-party lender for a term of seven years with a fixed interest rate of 6.08%. The loan is interest only for the first three years with principal and interest payments thereafter.

The net cash flows of the GW Partnership are distributed to each partner first to pay preferences on unreturned capital balances and the residual is allocated based on each partners’ respective ownership percentage. The Company records its share of equity in earnings of the GW Partnership using the hypothetical liquidation at book value (“HLBV”) method of accounting. Under the HLBV method, the Company recognizes income in each period equal to the change in its share of assumed proceeds from the liquidation of the underlying unconsolidated entities at depreciated book value.

(12)	The pro forma adjustment represents the Company’s equity in earnings generated from an unconsolidated partnership (the “DMC Partnership”) with Dallas Market Center Company Ltd. (“DMC”). On January 14, 2005, the Company announced its intent to form the DMC Partnership to acquire, in two phases, interests in certain real estate and related assets at the Dallas Market Center in Dallas, Texas. In the first phase, which occurred on February 14 and March 11, 2005, the DMC Partnership was formed and acquired the Trade Mart, the World Trade Center, Market Hall and surface and garage parking areas at the Dallas Market Center (the “DMC Property”). The DMC Property consists of approximately 4.3 million leaseable square feet of showroom and exhibition space and is leased to Dallas Market Center Operating, L.P., a subsidiary of the existing management company, Market Center Management Company, Ltd., (“MCMC”) which continues to manage the DMC Property. The Company invested approximately $60.0 million in the DMC Partnership, excluding transaction costs, for an 80% equity ownership interest in the DMC Property.

In phase two of the transaction, which was completed on May 25, 2005, the Company invested an additional $11.2 million in the DMC Partnership, excluding certain transaction costs and fees. Concurrently, the DMC Partnership acquired the International Floral and Gift Center (the “IFGC”) located at the Dallas Market Center. The IFGC consists of approximately 440,000 square feet of wholesale merchandising and exhibition space and is leased to a subsidiary of MCMC which continues to manage the IFGC. The DMC Partnership acquired the IFGC for approximately $31.0 million including the assumption of an existing mortgage loan in the amount of approximately $17.0 million. The Company’s $11.2 million investment represents its 80% equity ownership interest in the IFGC.

F-10

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations (Continued):

The following estimated operating results of the properties owned by the DMC Partnership and the allocation of profits and losses are presented as if the investment had been made on January 1, 2005:

Year ended December 31, 2005
Revenue (net rental revenues under triple-net leases) (i)	$25,268,524
Depreciation and amortization (ii)	(6,977,911)
Interest expense including loan cost amortization of $150,758 (iii)	(9,710,168)

Pro forma net income of the DMC Property and IFGC	$8,580,445

Allocation of income to:
DMC	$561,642

The Company	8,018,803
Less: amount recognized in historical results	(6,710,816)

Net pro forma income adjustment	$1,307,987

FOOTNOTES:

(i)	Amounts for the pro forma period ended December 31, 2005 are derived from the audited combined statement of operations for the period from February 14, 2005 through December 31, 2005 and was annualized as if the investment had been made on January 1, 2005.

(ii)	Depreciation and amortization of long-lived assets for the year ended December 31, 2005, is based on the audited combined statement of operations depreciated on the straight-line method over each respective useful life.

(iii)	Interest expense is based on the debt financing on WTC and IFDC in the aggregate approximate amount of $160.0 million obtained through a third-party lender. The term for WTC is for approximately 28 years with a fixed interest rate of 6.037% and monthly principal and interest payment of $889,146. The term for IFDC is for nine years with a fixed interest rate of 5.45% and monthly and principal payment of $110,664.

Cash flows are distributed to each partner first to pay preferences on unreturned capital balances and the residual is allocated 50% to each partner. The Company records its share of equity in earnings of the DMC Partnership using the HLBV method of accounting. Under the HLBV method, the Company recognizes income in each period equal to the change in its share of assumed proceeds from the liquidation of the underlying unconsolidated entities at depreciated book value.

(13)	Represents additional amortization of capitalized acquisition fees and debt acquisition fees paid to the Company’s advisor in connection with the Company’s unconsolidated investments. The fees are paid and capitalized upon the sale of shares or incurrence of debt and subsequently allocated to the basis of the investments upon closing. These capitalized fees are amortized over the life of the related underlying assets or debt amortization period.

(14)	Historical earnings per share were calculated based upon the actual weighted average number of shares of common stock outstanding during the respective Pro Forma Periods presented. The pro forma earnings per share were calculated assuming that proceeds from the sale of shares were sufficient to fund the acquisitions described in Note (c) above at the beginning of the Pro Forma Periods and that those shares of common stock were outstanding for the entire Pro Forma Periods presented.

F-11

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2006	December 31, 2005
ASSETS
Real estate investment properties under operating leases	$20,783,247	$20,952,902
Investment in unconsolidated entities	170,696,589	207,150,838
Cash	201,409,693	93,804,681
Distributions receivable from unconsolidated entities	5,398,706	4,873,746
Mortgages and other notes receivable	56,472,143	3,000,000
Deposits on real estate	2,100,000	1,000,000
Deferred offering costs	1,073,709	—
Prepaid expenses and other assets	9,683,341	6,012,940

Total Assets	$467,617,428	$336,795,107

LIABILITIES AND STOCKHOLDERS’ EQUITY
Line of credit	$6,137,669	$4,503,563
Accounts payable and accrued expenses	806,611	602,481
Due to affiliates	12,782,175	7,057,233

Total Liabilities	19,726,455	12,163,277

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value per share 200 million shares authorized and unissued	—	—
Excess shares, $.01 par value per share 120 million shares authorized and unissued	—	—
Common stock, $.01 par value per share One billion shares authorized; 52,246,052 and 38,002,550 shares issued and 52,195,388 and 37,978,357 shares outstanding as of March 31, 2006 and December 31, 2005, respectively	521,954	379,784
Capital in excess of par value	454,272,706	329,620,995
Accumulated distributions in excess of net income	(6,903,687)	(5,368,949)

	447,890,973	324,631,830

Total Liabilities and Stockholders’ Equity	$467,617,428	$336,795,107

See accompanying notes to condensed consolidated financial statements.

F-12

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Quarter Ended March 31,
	2006	2005
Revenue:
Rental income from operating leases	$714,500	$—
FF&E reserve income	31,006	—
Percentage rent	18,603	—
Interest income on mortgages and other notes receivable	502,358	—

Total revenue	1,266,467	—

Expenses:
Asset management fees to advisor	1,005,300	313,973
General and administrative	1,098,554	533,773
Depreciation and amortization	169,654	—

Total expenses	2,273,508	847,746

Operating loss	(1,007,041)	(847,746)

Other income (expense):
Interest and other income	1,402,001	186,917
Interest expense and loan cost amortization	(80,265)	—
Equity in earnings of unconsolidated entities	3,963,868	1,652,997

Total other income	5,285,604	1,839,914

Net income	$4,278,563	$992,168

Earnings per share of common stock (basic and diluted)	$0.10	$0.09

Weighted average number of shares of common stock outstanding (basic and diluted)	44,318,153	10,775,650

See accompanying notes to condensed consolidated financial statements.

F-13

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

For the Quarter Ended March 31, 2006 and Year Ended December 31, 2005

(UNAUDITED)

	Common Stock		Capital in Excess of Par Value	Accumulated Distributions in Excess of Net Income	Total Stockholders’ Equity
	Number of Shares	Par Value
Balance at December 31, 2004	8,838,978	$88,390	$76,719,939	$(1,855,951)	$74,952,378
Subscriptions received for common stock through public offering and reinvestment plan	29,163,572	291,636	290,881,372	—	291,173,008
Redemption of common stock	(24,193)	(242)	(229,592)	—	(229,834)
Stock issuance and offering costs	—	—	(37,750,724)	—	(37,750,724)
Net income	—	—	—	6,583,431	6,583,431
Distributions, declared and paid ($0.5354 per share)	—	—	—	(10,096,429)	(10,096,429)

Balance at December 31, 2005	37,978,357	$379,784	$329,620,995	$(5,368,949)	$324,631,830

Subscriptions received for common stock through public offering and reinvestment plan	14,243,502	142,435	142,734,457	—	142,876,892
Redemption of common stock	(26,471)	(265)	(250,065)	—	(250,330)
Stock issuance and offering costs	—	—	(17,832,681)	—	(17,832,681)
Net income	—	—	—	4,278,563	4,278,563
Distributions, declared and paid ($0.1374 per share)	—	—	—	(5,813,301)	(5,813,301)

Balance at March 31, 2006	52,195,388	$521,954	$454,272,706	$(6,903,687)	$447,890,973

See accompanying notes to condensed consolidated financial statements.

F-14

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Quarter Ended March 31,
	2006	2005
Increase (decrease) in cash:
Operating activities:
Net cash provided by operating activities	$4,244,468	$140,519

Investing activities:
Investments in unconsolidated entities	(6,647,825)	(61,919,904)
Distribution of loan proceeds from unconsolidated entity	43,514,548	—
Investments in mortgage loans and other notes	(51,800,000)	—
Deposits on properties	(1,100,000)	—
Acquisition fees and costs	(5,628,764)	(2,123,231)

Net cash used in investing activities	(21,662,041)	(64,043,135)

Financing activities:
Subscriptions received from stockholders	142,876,892	43,786,798
Redemptions	(250,330)	—
Stock issuance costs	(13,287,113)	(2,817,794)
Cash advance from affiliate	—	1,256,360
Borrowings under line of credit, net of payments	1,634,106	—
Payment of loan costs	(137,669)	—
Distributions to stockholders	(5,813,301)	(1,280,706)

Net cash provided by financing activities	125,022,585	40,944,658

Net increase (decrease) in cash	107,605,012	(22,957,958)
Cash at beginning of period	93,804,681	36,710,117

Cash at end of period	$201,409,693	$13,752,159

Supplemental disclosure of non-cash investing activities:
Amounts incurred but not paid (included in due to affiliates):
Acquisition fees and costs	$1,353,569	$4,406,777

Supplemental disclosure of non-cash financing activities:
Amounts incurred but not paid (included in due to affiliates):
Offering and stock issuance costs	$10,981,278	$3,876,219

See accompanying notes to condensed consolidated financial statements.

F-15

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

QUARTER ENDED MARCH 31, 2006

(UNAUDITED)

1.	Organization and Nature of Business:

CNL Income Properties, Inc. (the “Company”) was organized in Maryland on August 11, 2003. The Company operates and has elected to be taxed as a real estate investment trust (a “REIT”) for federal income tax purposes. Various wholly-owned subsidiaries have been and will be formed by the Company for the purpose of acquiring and owning direct or indirect interests in real estate. The Company was formed primarily to acquire directly and indirectly properties in the United States that will be leased on a long-term (generally five to 20-years, plus multiple renewal options), triple-net or gross basis to tenants or operators who are significant industry leaders. To a lesser extent, the Company also leases properties to taxable REIT subsidiary (TRS) tenants and engages independent third-party managers to operate those properties. The asset classes in which the Company is most likely to invest or has invested include the following:

•	Property leased to dealerships

•	Campgrounds or recreational vehicle (“RV”) parks

•	Health clubs

•	Parking lots

•	Merchandise marts

•	Destination retail and entertainment centers

•	Marinas

•	Ski resorts, including real estate in and around ski resorts such as ski-in/ski-out alpine villages, lodging and other related properties

•	Golf courses and golf resorts, including real estate in and around golf courses

•	Amusement parks, waterparks and family entertainment centers, which may include lodging facilities

•	Real estate in and around lifestyle communities

•	Vacation ownership interests

•	Other attractions, such as sports-related venues, and cultural facilities such as visual and performing arts centers, zoological parks or aquariums.

The Company may also make or acquire loans (mortgage, mezzanine and other loans) or other permitted investments related to interests in real estate and may purchase equity and other interests in financings. In addition, the Company may invest up to 10% of its assets in businesses that provide services, or are otherwise ancillary, to the types of properties in which it is permitted to invest. As of March 31, 2006, the Company has invested in retail and commercial properties at seven resort villages, one merchandise mart, two waterpark resorts, a sky lift attraction and has made four loans.

2.	Significant Accounting Policies:

Basis of Presentation—The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and note disclosures required by generally accepted accounting principles. The unaudited condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary for the fair presentation of the Company’s results for the interim period presented. Operating results for the quarter ended March 31, 2006 may not be indicative of the results that may be expected for the year ending December 31, 2006. Amounts as of December 31, 2005 included in the condensed consolidated financial statements have been derived from audited consolidated financial statements as of that date, but do not include all disclosure required by accounting principles generally accepted in the United States of America. These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Form 10-K for the year ended December 31, 2005.

F-16

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

QUARTER ENDED MARCH 31, 2006

(UNAUDITED)

2.	Significant Accounting Policies (Continued):

Principles of Consolidation—The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries and entities in which the Company has a controlling interest in accordance with the provisions of Statement of Position 78-9 “Accounting for Investments in Real Estate Ventures” (“SOP 78-9”), or is the primary beneficiary as defined in FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities (“FIN 46”).

Real Estate Investment Properties – Real estate properties are generally comprised of buildings and improvements, leasehold interests, and equipment and are recorded at historical cost. Depreciation is computed using the straight-line method of accounting over the estimated useful lives of the related assets. Buildings and improvements are depreciated over 39 years and leasehold interests and equipment over their estimated useful lives. When the properties or equipment are sold, the related cost and accumulated depreciation will be removed from the accounts and any gain or loss from sale will be reflected in the Company’s results of operations.

Investment in Unconsolidated Entities—The equity method of accounting is applied with respect to investments in entities in which the Company has determined that consolidation is not appropriate under FIN 46 or SOP 78-9. The difference between the Company’s carrying amount of its investments in unconsolidated entities and the underlying equity in the net assets of the entities is due to acquisition fees and expenses paid to affiliates which have been allocated to the Company’s investment. These amounts are amortized over the estimated useful life of the underlying real estate tangible assets when the properties were acquired. The Company records its equity in earnings of the entities under the hypothetical liquidation at book value method of accounting. Under this method, the Company recognizes income in each period equal to the change in its share of assumed proceeds from the liquidation of the underlying unconsolidated entities at depreciated book value.

Distributions Receivable—In accordance with the partnership agreements governing the unconsolidated entities in which the Company has invested, at the end of each quarter the partner distributions are calculated for the period and the partnership is obligated to make those distributions generally within 45 days after the quarter end. As such, the Company has recorded its share of the distributions receivable from its unconsolidated entities.

Mortgages and Other Notes Receivable— Mortgage loans receivable are recorded at the lower of cost or market. Whenever future collection of a specific note appears doubtful, a valuation allowance will be established. The allowance represents the difference between the carrying value and the amount expected to be received. Increases and decreases in the allowance due to changes in the measurement of the impaired loans are included in impairments and provisions on assets. Loans continue to be classified as impaired unless they are brought fully current and the collection of scheduled interest and principal is considered probable. When a loan or portion of a loan, including an impaired loan, is determined to be uncollectible, the portion deemed uncollectible is charged against the allowance and subsequent recoveries, if any, are credited to the allowance. Accrual of interest is discontinued when management believes, after considering economic and business conditions and collection efforts, that a borrower’s financial condition is such that collection of interest is doubtful. Subsequent interest is recorded as income when collected. At this time the Company has not established a valuation allowance on its loans as collection is expected to occur. Loan origination and other fees received by the Company in connection with making the loans are recorded as a reduction of the note receivable and amortized into interest income over the initial term of the loan.

3.	Real Estate Investment Properties:

Real estate investment properties consist of the following at March 31, 2006 and December 31, 2005:

	March 31, 2006	December 31, 2005
Leasehold interest	$19,674,026	$19,674,026
Building	162,700	162,700
Equipment	1,133,400	1,133,400
Less: accumulated depreciation	(186,879)	(17,224)

	$20,783,247	$20,952,902

F-17

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

QUARTER ENDED MARCH 31, 2006

(UNAUDITED)

3.	Real Estate Investment Properties (Continued):

The Company has made deposits of $2.1 million related to additional properties it is considering purchasing in the future. The purchase of the properties is subject to the satisfactory completion of due diligence and other requirements. There can be no assurance that any of these properties will ultimately be purchased or the Company’s deposits returned.

4.	Investment in Unconsolidated Entities:

As of March 31, 2006 and December 31, 2005, the Company owned investments in unconsolidated entities which own real estate properties accounted for under the equity method of accounting with carrying values totaling approximately $170.7 million and $207.2 million, respectively. The Company’s maximum exposure to loss from these entities is generally limited to its investment in each entity.

Under the hypothetical liquidation at book value method of accounting, the Company recognizes income in each period equal to the change in its share of assumed proceeds from the liquidation of the underlying unconsolidated entities at depreciated book value. For the quarters ended March 31, 2006 and 2005, the Company recognized equity in earnings from the entities of approximately $4.0 million and $1.7 million, respectively. As of March 31, 2006 and December 31, 2005, the Company had distributions receivable of approximately $5.4 million and $4.9 million from its unconsolidated entities, respectively. Additionally, during the quarter ended March 31, 2006, the Company received a distribution of approximately $43.5 million representing its share of proceeds from the $63.0 million debt financing obtained by the Wolf Partnership. Pursuant to the loan agreement, the loan earns interest at a rate of 6.08% per year and requires monthly interest payments of $319,200 through March 2009. Monthly interest and principal payments of $380,963 will commence on April 1, 2009 through March 1, 2013 (maturity date).

The following presents the unaudited condensed financial information for the unconsolidated entities for the quarters ended March 31, 2006 and 2005:

	Quarter Ended March 31, 2006
	Wolf Partnership	DMC Partnership	Intrawest US Venture	Intrawest Canada Venture	Total
Revenue	$10,024,966	$9,158,108	$2,809,677	$1,171,680	$23,164,431
Property operating expenses	(7,846,441)	(255,534)	(1,171,427)	(546,678)	(9,820,080)
Depreciation & amortization expenses	(1,454,846)	(1,970,372)	(1,028,817)	(413,623)	(4,867,658)
Interest expense	(329,840)	(2,217,953)	(653,182)	(720,792)	(3,921,767)
Interest and other income	35,539	2,268	3,940	20,455	62,202

Net income (loss)	$429,378	$4,716,517	$(39,809)	$(488,958)	$4,617,128

Income (loss) allocable to other venture partners	$(331,732)	$2,483,740	$(912,766)	$(749,737)	$489,505

Income allocable to the Company (1)	$761,110	$2,232,777	$872,957	$260,779	$4,127,623
Amortization of capitalized costs	(10,755)	(126,556)	(19,040)	(7,404)	(163,755)

Equity in earnings of unconsolidated entities	$750,355	$2,106,221	$853,917	$253,375	$3,963,868

Distributions declared to the Company (2)	$1,535,148	$3,038,904	$300,342	$52,822	$4,927,216

Distributions received by the Company (2)	$1,981,445	$2,202,925	$165,066	$—	$4,349,436

FOOTNOTES:

(1)	Income is allocated to the Company on the hypothetical liquidation at book value method of accounting.

(2)	The Company receives interest payments from a loan made to Intrawest Venture Canada. These payments are reflected as distributions received from unconsolidated entities. The amount excludes the distribution of approximately $43.5 million from the Wolf Partnership as discussed above.

F-18

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

QUARTER ENDED MARCH 31, 2006

(UNAUDITED)

4.	Investment in Unconsolidated Entities (Continued):

	Quarter Ended March 31, 2005
	Wolf Partnership	DMC Partnership	Intrawest US Venture	Intrawest Canada Venture	Total
Revenue	$—	$2,699,383	$2,841,146	$1,180,606	$6,721,135
Property operating expenses	—	(53,510)	(1,132,444)	(410,568)	(1,596,522)
Depreciation & amortization expenses	—	(864,282)	(1,049,264)	(404,712)	(2,318,258)
Interest expense	—	(1,037,805)	(670,586)	(315,705)	(2,024,096)
Interest and other income	—	—	1	3,434	3,435

Net income (loss)	$—	$743,786	$(11,147)	$53,055	$785,694

Income (loss) allocable to other venture partners	$—	$72,488	$(827,781)	$(196,386)	$(951,679)

Income allocable to the Company (1)	$—	$671,298	$816,634	$249,441	$1,737,373
Amortization of capitalized costs	—	(53,471)	(22,252)	(8,653)	(84,376)

Equity in earnings of unconsolidated entities	$—	$617,827	$794,382	$240,788	$1,652,997

Distributions declared to the Company (2)	$—	$671,298	$816,634	$249,441	$1,737,373

Distributions received by the Company (2)	$—	$—	$—	$—	$—

FOOTNOTES:

(1)	Income is allocated to the Company on the hypothetical liquidation at book value method of accounting.

(2)	The Company receives interest payments from a loan made to Intrawest Venture Canada. These payments are reflected as distributions received from unconsolidated entities.

The following presents the condensed financial information for the unconsolidated entities as of March 31, 2006 (unaudited) and December 31, 2005:

	As of March 31, 2006
	Wolf Partnership	DMC Partnership	Intrawest US Venture	Intrawest Canada Venture	Total
Real estate assets, net	$108,761,392	$242,384,356	$77,544,030	$31,009,276	$459,699,054
Intangible assets, net	—	11,204,946	2,669,597	1,215,812	15,090,355
Other assets	11,811,638	9,090,743	4,618,009	2,974,271	28,494,661
Mortgages and other notes payable	63,000,000	155,722,908	45,584,602	35,020,314	299,327,824
Other liabilities	8,102,908	5,175,929	4,588,330	2,078,982	19,946,149
Partners’ capital (deficit)	49,470,122	101,781,208	34,658,704	(1,899,937)	184,010,097
Difference between carrying amount of investment and the Company’s share of partners’ capital	2,589,246	5,789,544	1,855,785	790,326	11,024,901
Percentage of ownership at end of reporting period	70.0%	80.0%	80.0%	80.0%

F-19

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

QUARTER ENDED MARCH 31, 2006

(UNAUDITED)

4.	Investment in Unconsolidated Entities (Continued):

	As of December 31, 2005
	Wolf Partnership	DMC Partnership	Intrawest US Venture	Intrawest Canada Venture	Total
Real estate assets, net	$101,485,037	$238,968,816	$78,555,347	$31,572,738	$450,581,938
Intangible assets, net	689,422	11,285,729	2,843,175	1,294,388	16,112,714
Other assets	18,709,826	4,217,192	3,536,103	2,190,921	28,654,042
Mortgages and other notes payable	—	156,388,869	45,581,177	33,922,800	235,892,846
Other liabilities	9,284,298	3,953,029	4,354,594	2,530,690	20,122,611
Partners’ capital (deficit)	111,599,987	94,129,839	34,998,854	(1,395,443)	239,333,237
Difference between carrying amount of investment and the Company’s share of partners’ capital	1,277,001	5,916,100	1,874,825	797,730	9,865,656
Percentage of ownership at end of reporting period	70.0%	80.0%	80.0%	80.0%

5.	Deferred Offering and Stock Issuance Costs:

Beginning on April 16, 2004, the Company offered for sale up to $2.0 billion in shares of common stock (200 million shares of common stock at $10.00 per share) (the “1st Offering”), pursuant to a registration statement on Form S-11 under the Securities Act of 1933. The Company incurred costs in connection with the 1st Offering and issuance of shares, including filing fees, legal, accounting, printing, selling commissions, marketing support fees, due diligence expense reimbursements and escrow fees, which were deducted from the gross proceeds of the 1st Offering. As of March 31, 2006, the total stock issuance costs incurred to date were approximately $66.8 million. On March 31, 2006, the Company stopped selling shares of its common stock under the 1st Offering in preparation for its second offering of common stock (2nd Offering). See Note 13, “Subsequent Events” for additional information regarding the 2nd Offering. The balance of deferred offering costs as of March 31, 2006 relates to the Company’s 2nd Offering.

F-20

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

QUARTER ENDED MARCH 31, 2006

(UNAUDITED)

6.	Mortgages and Other Notes Receivable:

As of March 31, 2006, the Company has made the following loans:

Description	Date of Loan Agreement	Maturity date	Interest Rate		Loan Amount
Consolidated Conversion, LLC (hotel conversion)	9/29/2005	4/30/2007	15.0	%(1)	$3,000,000
Plaza Partners, LLC (hotel conversion)	2/28/2006	2/28/2007	15.0	%(2)	$16,800,000
Mizner Court Holdings, LP (condominium conversion)	3/10/2006	11/9/2007	LIBOR + 7.0	%(3)	$15,000,000
Shorefox Development, LLC (lifestyle community development)	3/13/2006	3/10/2009	13.5	%(4)	$20,000,000

FOOTNOTES:

(1)	Pursuant to the loan agreement, the loan earns interest at a rate of 15.0% per year and requires monthly interest payments based on an annual percentage rate of 8.5% with the remaining 6.5% becoming due and payable upon the loan’s maturity. The term of the loan is 18 months and may be extended by the borrower for up to three additional six-month periods. The loan is collateralized by a first mortgage on ten vacant acres of land adjacent to the hotel and a second priority mortgage on the remainder of the property which includes the hotel. Completion of the condominium conversion and related improvements is guaranteed by the principals of Consolidated Conversions, LLC. The loan may be prepaid at anytime, but in no event will the Company receive less than a 15% return for at least one year.

(2)	Pursuant to the loan agreement, the loan earns interest at a rate of 15.0% per year and requires monthly interest payments based on an annual percentage rate of 8.75% with remaining 6.25% becoming due and payable upon the loan’s maturity. The term of the loan is 12 months and may be extended by the borrower for up to two additional six-month periods. The loan is collateralized by a first mortgage on the property.

(3)	The loan was purchased from Column Financial, Inc., as former lender, to Mizner Court Holdings, LP. Mizner Court Holdings, LP is a partnership owned by a subsidiary of GE Capital called GEBAM, Inc. and by Stoltz Mizner Court, LP. The initial term of the loan is 24 months and has 20 months remaining with a one year extension option. The interest rate is at one month LIBOR (approximately 4.83% on March 31, 2006) plus 7.0%. The mezzanine loan is collateralized by a pledge of all the partnership interests in Mizner Court, LP and is guaranteed as to interest payments and as to completion by Morris L. Stoltz II. The loan may not be prepaid before May 9, 2006.

(4)	Pursuant to the loan agreement, the Company agreed to provide financing up to $40.0 million in connection to the development of the infrastructure of an Orvis branded lifestyle community in Granby, Colorado. As of March 31, 2006, the Company has contributed $20.0 million. The loan requires interest payments based on an annual interest rate of 9.5% paid monthly with the remaining 4.0% becoming due and payable upon the loan’s maturity. The term of the loan is 36 months and may be extended by the borrower up to 12 months. The loan may not be prepaid during the first year. The loan is collateralized by a first mortgage on a portion of the Granby property. The loan is personally guaranteed by the principals of Shorefox Development, LLC until $10.0 million in infrastructure is completed. Loan origination fees of $400,000 were paid to the Company in connection with making this loan. This amount was recorded as a reduction in the value of the note receivable on the accompanying condensed consolidated balance sheet and will be amortized into interest income over the initial term of the loan.

The Company records acquisition fees incurred in connection with making the loans as part of the note receivable balance and amortizes the amounts as a reduction of interest income over the term of the notes.

F-21

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

QUARTER ENDED MARCH 31, 2006

(UNAUDITED)

7.	Line of Credit:

On March 24, 2006, the Company entered into an agreement for a $20.0 million revolving line of credit with Colonial Bank, N.A. The line replaced a previously existing $5.0 million line of credit with Branch Banking & Trust Company and will primarily be used for working capital needs, to temporarily fund distributions to stockholders and bridge financing on real estate investments. The line of credit is unsecured, bears interest at the 30-day LIBOR (approximately 4.83% on March 31, 2006) plus 2.25% and has a term of two years with monthly payments of interest only and principal due at maturity (March 24, 2008). As of March 31, 2006, borrowings outstanding under the line of credit were approximately $6.1 million. The balance outstanding on our previous line of credit at December 31, 2005 was approximately $4.5 million. The terms of the line of credit agreement require the Company to meet certain customary financial covenants and ratios including (a) a total permanent debt to total assets ratio of no more than 65%, (b) a tangible net worth of no less than $200.0 million and (c) a ratio of distributions to funds from operations of no more than 110%. The Company was in compliance with these covenants at March 31, 2006. Additionally, the Company is required to maintain a zero balance on the line of credit for a 30-day period during the first quarter of each year beginning in 2007.

8.	Related Party Arrangements:

Certain directors and officers of the Company hold similar positions with CNL Income Corp., a stockholder and the advisor (the “Advisor”) of the Company, and with the managing dealer of the Company’s public offering, CNL Securities Corp. The Company’s chairman of the board indirectly owns a controlling interest in the parent company of the Advisor. These affiliates receive fees and compensation in connection with the Company’s stock offerings and the acquisition, management and sale of the Company’s assets. In connection with the 1st Offering, CNL Securities Corp., the managing dealer of the Company’s public offerings, received selling commissions of up to 6.5% of gross offering proceeds on all shares sold, a marketing support fee of up to 2.5% of gross offering proceeds, and reimbursement of actual expenses incurred up to 0.10% of proceeds in connection with due diligence of the offerings. A substantial portion of the selling commissions and marketing support fees are reallowed to third-party participating broker dealers. During the quarters ended March 31, 2006 and 2005, the Company incurred the following fees:

	Quarter Ended March 31,
	2006	2005
Selling commissions	$9,064,290	$2,789,162
Marketing support fee & due diligence expense reimbursements	3,487,247	1,072,755

Total	$12,551,537	$3,861,917

F-22

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

QUARTER ENDED MARCH 31, 2006

(UNAUDITED)

9.	Related Party Arrangements (Continued):

During the quarters ended March 31, 2006 and 2005, the Advisor and its affiliates earned fees and incurred reimbursable expenses as follows:

	Quarter Ended March 31,
	2006	2005
Acquisition fees (1):
Acquisition fees from offering proceeds	$4,255,028	$1,314,491
Acquisition fees from debt proceeds	1,323,000	3,413,159

Total	5,578,028	4,727,650

Asset management fees (2):	1,005,300	313,973

Reimbursable expenses (3):
Offering costs	$1,594,126	$2,234,198
Acquisition costs	85,319	299,334
Operating expenses	315,073	592,419

Total	1,994,518	3,125,951

Total fees earned and reimbursable expenses	$8,577,846	$8,167,574

FOOTNOTES:

(1)	Acquisition fees for services in the selection, purchase, development or construction of real property, generally equal to 3.0% of gross offering proceeds, and 3.0% of loan proceeds for services in connection with the incurrence of debt. The debt acquisition fees for the quarter ended March 31, 2006 were incurred in connection with a loan obtained by the Wolf Partnership.

(2)	Asset management fees of 0.08334% per month of the Company’s “real estate asset value,” as defined in the Company’s prospectus dated April 18, 2005 and the outstanding principal amount of any mortgage loan as of the end of the preceding month.

(3)	The Advisor and its affiliates are entitled to reimbursement of certain expenses incurred on behalf of the Company in connection with the Company’s organization, offering, acquisitions, and operating activities. Pursuant to the advisory agreement, the Company will not reimburse the Advisor any amount by which total operating expenses paid or incurred by the Company exceed the greater of 2% of average invested assets or 25% of net income (the “Expense Cap”) in any expense year, as defined in the advisory agreement. For the expense year ended March 31, 2006, operating expenses did not exceed the Expense Cap.

F-23

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

QUARTER ENDED MARCH 31, 2006

(UNAUDITED)

9.	Related Party Arrangements (Continued):

Amounts due to affiliates for fees and expenses described above are as follows:

	March 31, 2006	December 31, 2005
Due to the Advisor and its affiliates:
Offering expenses	$9,380,914	$3,136,789
Asset management fees	354,435	300,489
Operating expenses (reimbursements)	92,893	734,970
Acquisition fees and expenses	1,353,569	1,318,983

Total	$11,181,811	$5,491,231

Due to CNL Securities Corp:
Selling commissions	$1,155,818	$1,131,002
Marketing support fees and due diligence expense reimbursements	444,546	435,000

Total	$1,600,364	$1,566,002

Total due to affiliates	$12,782,175	$7,057,233

10.	Redemption of Shares:

During the quarter ended March 31, 2006, the Company redeemed 26,471 shares for an average price of approximately $9.46 per share totaling $250,330. As of March 31, 2006, the Company has redeemed a total of 50,664 shares for an average price of approximately $9.48 per share totaling $480,164.

11.	Distributions:

The Company declared and paid distributions of approximately $5.8 million ($0.1374 per share) for the quarter ended March 31, 2006.

For the quarter ended March 31, 2006, approximately 93.29% of the distributions paid to the stockholders were considered ordinary income and approximately 6.71% were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders are required to be or have been treated as a return of capital for purposes of calculating the stockholders’ return on their invested capital. The characterization of distributions declared for the quarter and three months ended March 31, 2006 may not be indicative of the characterization of distributions that may be expected for the year ending December 31, 2006.

12.	Commitments & Contingencies:

On October 12, 2005, the Company, through the DMC Partnership with DMC entered, into a memorandum of understanding and a development agreement to develop an approximately 500,000 square foot lighting center expansion (160,000 leasable square feet) at the Dallas Trade Mart (the “Trade Mart Expansion”) at the DMC Property. The total estimated construction costs are expected to be approximately $21.3 million. The Company’s total contribution to the DMC Partnership for the Trade Mart Expansion is estimated to be approximately $17.0 million and will be made in accordance with the current partnership structure. As of March 31, 2006, the Company had contributed approximately $9.3 million and its partner had contributed approximately $2.3 million. The remaining costs will be funded over the remainder of the development period. The Trade Mart Expansion is expected to be completed in early 2007 and will be leased to an affiliate of DMC.

F-24

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

QUARTER ENDED MARCH 31, 2006

(UNAUDITED)

12.	Commitments & Contingencies (Continued):

On December 22, 2005, the Company entered into an agreement with a subsidiary of Boyne USA, Inc. (“Boyne”) to acquire the Cypress Mountain ski area located approximately 20 minutes north of Vancouver, British Columbia for approximately $27.5 million. It is anticipated that the Cypress Mountain ski area will be leased to a subsidiary of Boyne on a long-term, triple-net basis. On December 31, 2005, the Company made a $1.0 million deposit in connection with this acquisition. The Company expects that the acquisition of the Cypress Mountain ski area will be completed during the second quarter of 2006. The pending Cypress Mountain acquisition is subject to the fulfillment of certain conditions which include settlement and execution of definitive documents, completion of customary closing conditions and certain special conditions including Provincial approval of the transfer of the underlying land permit to the Company. There can be no assurance that any or all of these conditions will be satisfied or, if satisfied, that the property will ultimately be acquired.

In connection with the purchase of the resort village property located at Copper Mountain, Colorado, the Intrawest Partnership agreed to pay additional future purchase consideration contingent upon the Copper Mountain property achieving certain levels of financial performance, as specified in the purchase and sale agreement. The amount of the contingent purchase price will be determined as of December 31, 2008, and in no event will exceed $3.75 million. The Company has guaranteed the payment of the contingent purchase price to Intrawest on behalf of the Intrawest Partnership.

In connection with the purchase of the Wolf Dells Property and the Wolf Sandusky Property, Great Wolf may receive an additional contingent purchase price of up to $3.0 million per waterpark resort if those properties achieve certain financial performance goals during 2007 and 2008. The amount of contingent purchase price will be determined during those years, and in no event will exceed a total of $6.0 million for both properties.

13.	Subsequent Events:

The Company’s board of directors declared distributions of $0.0458 per share to stockholders of record at the close of business on April 1, 2006 and May 1, 2006 to be paid by June 30, 2006.

As of March 31, 2006, the Company determined that it would redeem an additional 30,440 shares at $9.50 per share totaling $289,180 during the second quarter of 2006.

On April 27, 2006, the Company acquired Palmetto Hall Club in Hilton Head, South Carolina consisting of two 18-hole full-length championship golf courses designed by Arthur Hills and Robert Cupp, for $7.6 million excluding closing costs. The club also includes a full-service clubhouse, a pro shop, a golf maintenance center, two tennis courts and an in-ground pool. The Company also entered into a long-term, triple net lease with Heritage Golf Group, a nationwide owner/operator of golf properties, which will operate the club. The club is located 20 miles from Interstate 95 and less than an hour drive from the international airport in Savannah, Georgia.

On April 27, 2006, the Company acquired the Route 66 Harley Davidson dealership in Tulsa, Oklahoma for a purchase price of $6.5 million excluding acquisition and closing costs. The facility includes a “5 & Diner” restaurant, a full service department, a Harley Davidson Café as well as conference/event facilities. On April 27, 2006, the Company also entered into twenty year triple-net lease with four five-year renewal options with Route 66 Real Estate, LLC.

On April 27, 2006, the Company committed to acquire the Bretton Woods Mountain Resort in northern New Hampshire, for approximately $46.5 million (excluding acquisition and closing costs) of which $8.0 million will be paid at the fourth anniversary of the closing. The Company anticipates that it will commit to investing an additional $21 million for improvements on the property during the first 5 years. The resort will include the historical Mount Washington Hotel, the Bretton Arms Country Inn, the Lodge at Bretton Woods, the Bretton Woods Ski Area, the Bretton Woods Ski Lodge, tennis facilities and a free-standing restaurant. The Company has also anticipated that it will enter into a long-term, triple-net lease with an affiliate of Celebration Associates and Crosland, Inc., which will engage National Resort Management to market and operate the property. The resort is located 2.0 hours from Portland, Maine and 2.5 hours from Boston, Massachusetts. The transaction is expected to close in the second quarter of 2006 following the satisfactory completion of due diligence. There can be no assurance that due diligence will be successfully completed, that the final terms of the acquisition will be satisfactory to our board of directors or that such closing will occur.

F-25

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

QUARTER ENDED MARCH 31, 2006

(UNAUDITED)

13.	Subsequent Events (Continued):

On April 21, 2006, the Company entered into an agreement with Horizon Family Holdings, LLC (“HFE Horizon, LP”) and acquired and leased back two Hawaiian Falls waterparks, the Garland Waterpark located in Garland, Texas and the Colony Waterpark in Colony, Texas, collectively the “Waterparks” for a purchase price of approximately $12.1 million excluding closing costs. The Garland Waterpark consists of approximately 10 acres with slides, rivers, children’s attractions and a small wave pool with additional areas for groups and private parties. The Colony waterpark consists of approximately 7.5 acres with slides, rivers, children’s attractions and a small wave attraction. Both waterparks are on long-term municipal ground leases from their respective municipalities. HFE Horizon, LP leased the waterparks under a triple-net lease basis for a term of 27 years with no renewal option.

In anticipation of the end of the Company’s initial stock offering, on September 29, 2005, the Company filed a registration statement on Form S-11 under the Securities Act of 1933, as amended (the “2nd Offering”). On March 31, 2006, the 1st Offering was terminated and on April 4, 2006, the registration statement for the 2nd Offering was declared effective and the Company began selling shares of common stock under this new offering. A total of $2.0 billion in shares of common stock (200 million shares of common stock at $10.00 per share) including up to $47.5 million in shares of common stock (5 million shares of common stock at $9.50 per share available for sale under the terms of the Company’s distribution reinvestment plan) are available for sale under the 2nd Offering. In connection with the 2nd Offering, CNL Securities Corp., the managing dealer of the Company’s public offerings, will receive selling commissions of up to 7.0% of gross offering proceeds on all shares sold, a marketing support fee of up to 3.0% of gross proceeds, and reimbursement of actual expenses incurred up to 0.10% of proceeds in connection with due diligence of the offerings. A substantial portion of the selling commissions and marketing support fees are reallocated to third-party participating broker dealers.

F-26

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

SCHEDULE III – REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2005

	Initial Costs			Costs Capitalized Subsequent to Acquisition		Gross Amounts at which Carried at Close of Period
Description	Leasehold Interest	Buildings	Equipment	Improvements	Carrying Costs	Lease hold Interest	Buildings	Equipment	Total	Accumulated Depreciation	Date of Construction	Date Acquired	Life on which depreciation in latest income statements is computed
Gatlinburg Sky Lift (sky lift attraction)	$19,674,026	$162,700	$1,133,400	$—	$—	$19,674,026	$162,700	$1,133,400	$20,970,126	$(17,224)	In 1953	12/22/2005	(1)
Gatlinburg, Tennessee

Transactions in real estate and accumulated depreciation during 2005 are as follows

Balance at January 1, 2005	$—
Acquisitions	20,970,126
Accumulated depreciation	(17,224)

Balance at December 31, 2005	$20,952,902

FOOTNOTES:

(1)	Buildings and improvements are depreciated over 39 years. Leasehold improvements and equipment are depreciation over their estimated useful lives.

F-27

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

SCHEDULE IV – MORTGAGE LOANS ON REAL ESTATE

December 31, 2005

Description	Interest Rate	Final Maturity Date (2)	Periodic Payment Term	Prior Liens	Face Amount of Mortgages	Carrying Amount of Mortgages	Principal Amount of Loans subject to Delinquent Principal or Interest
Consolidated Conversions, LLC (hotel conversion)	15.0% annually (1)	4/30/2007	Monthly interest only payments with a balloon at maturity	n/a	$3,000,000	$3,000,000	$—

FOOTNOTES:

(1)	Pursuant to the loan agreement, the loan earns interest at a rate of 15% per year and requires monthly interest payments based on an annual percentage rate of 8.5% with the remaining 6.5% becoming due and payable upon the loan’s maturity. As of December 31, 2005, the receipt of approximately $50,000 in interest income has been deferred until maturity.
(2)	The loan matures on April 30, 2007 or earlier upon the sale of the condominium hotel units.

F-28

I NDEX TO OTHER FINANCIAL STATEMENTS

The following financial information is filed as part of the Prospectus Supplement as a result of the Company’s acquiring an interest in Cypress Recreations, LP. For information regarding this investment and the leases into which the Company has entered, see the “Business - Property Acquisitions.”

Page

Cypress Bowl Recreations, LP

Unaudited Financial Statements as of March 31, 2006 and for Quarters Ended March 31, 2006 and 2005

Unaudited Balance Sheet	F - 30

Unaudited Statement of Income	F - 31

Unaudited Statement of Cash Flows	F - 32

Notes to the Unaudited Financial Statements	F - 33

Balance Sheets as of December 31, 2005 and 2004 and the related Statements of Income, Stockholder’s Equity and Accumulated Other Comprehensive Income (Loss), and Cash Flows for the years ended December 31, 2005 and 2004

Independent Auditor’s Report	F - 35

Balance Sheet	F - 36

Statement of Income	F - 37

Statement of Partner’s Capital and Accumulated Other Comprehensive Income (Loss)	F - 38

Statement of Cash Flows	F - 39

Notes to the Financial Statements	F - 40

The following summarized unaudited financial information is filed as a part of this Prospectus Supplement as a result of the Company’s acquisition of the Bretton Woods Mountain Resort. For information regarding this investment and the leases into which the Company has entered, see the “Business – Property Acquisitions.”

The Bretton Woods Property

Summarized Financial Information	F - 48

F-29

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

UNAUDITED BALANCE SHEET

MARCH 31, 2006 AND DECEMBER 31, 2005

	2006	2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,356,912	$736,509
Accounts receivable	70,065	142,442
Inventories	94,212	209,409
Prepaids	141,689	249,372

Total current assets	3,662,878	1,337,732

PROPERTIES, FACILITIES, AND EQUIPMENT, net	8,331,795	8,524,337

DEFERRED TAX ASSET	57,466	57,466

OTHER LONG TERM ASSETS
Park use permit, net of accumulated amortization	7,620,486	7,689,044

Total assets	$19,672,625	$17,608,579

LIABILITIES AND PARTNER’S CAPITAL
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,515,200	$1,621,337
Current portion of long term obligations and allocated senior debt	—	117,782
Allocated Income tax payable	1,266,974	1,004,986
Deferred revenue	53,268	926,098

Total current liabilities	2,835,442	3,670,203

LONG TERM OBLIGATIONS AND ALLOCATED SENIOR DEBT, net of current portion	5,135,395	4,096,948

COMMITMENTS AND CONTINGENCIES
PARTNER’S CAPITAL
Partner’s contributed capital	4,736,161	4,736,161
Retained earnings	4,475,591	2,574,730
Accumulated other comprehensive income	2,490,036	2,530,537

	11,701,788	9,841,428

	$19,672,625	$17,608,579

See accompanying notes.

F-30

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

UNAUDITED STATEMENT OF INCOME

QUARTERS ENDED MARCH 31, 2006 AND 2005

	2006	2005
RESORT AND RETAIL REVENUES	$6,950,852	$3,934,130

RESORT AND RETAIL OPERATIONS EXPENSE, INCLUDING DIRECT PAYROLL	2,783,035	1,369,523

UNALLOCATED OPERATING EXPENSES
General and administrative	402,431	252,785
Selling and marketing	98,426	58,898
Depreciation and amortization	394,147	341,034

	895,004	652,717

OTHER INCOME (EXPENSE)
Interest expense	(105,378)	(78,788)

	(105,378)	(78,788)

NET INCOME BEFORE INCOME TAXES	3,167,435	1,833,102

INCOME TAX EXPENSE	1,266,974	733,241

NET INCOME	$1,900,461	$1,099,861

See accompanying notes.

F-31

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

UNAUDITED STATEMENT OF CASH FLOWS

QUARTERS ENDED MARCH 31, 2006 AND 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,900,461	$1,099,861
Adjustments to reconcile net income to net cash flows from operating activities
Depreciation and amortization	394,147	341,034
Loss on sale of equipment	—	8,299
Change in operating assets and liabilities:
Accounts receivable	72,377	46,469
Inventories	115,197	24,406
Prepaids	107,683	78,789
Accounts payable and accrued liabilities	(106,137)	(410,472)
Accrued income taxes	261,988	581,429
Deferred revenue	(872,830)	(1,280,797)

	1,872,886	489,018

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of facilities and equipment	(133,047)	—

	(133,047)	—

CASH FLOWS FROM FINANCING ACTIVITIES
Net advances to parent	740,409	(1,023,831)

	740,409	(1,023,831)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	140,155	(32,698)

CHANGE IN CASH AND CASH EQUIVALENTS	2,620,403	(567,511)
CASH AND CASH EQUIVALENTS
Beginning of year	736,509	1,174,776

End of year	$3,356,912	$607,265

See accompanying notes.

F-32

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

QUARTER END MARCH 31, 2006

1.	General

The statements presented herein have been prepared in conformity with accounting principles generally accepted in the United States of America and should be read in conjunction with the audited balance sheet as of December 31, 2005 and 2004, and the related statement of income, statement of partner’s capital and accumulated other comprehensive income (loss) and statement of cash flows for the years ended December 31, 2005 and 2004. In the opinion of management, all adjustments that are deemed necessary have been made in order to fairly present the unaudited interim financial statements for the period and accounting policies have been consistently applied.

F-33

CYPRESS BOWL RECREATIONS

LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

INDEPENDENT AUDITOR’S REPORT

and

FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

F-34

INDEPENDENT AUDITOR’S REPORT

To the Partners

Cypress Bowl Recreations Limited Partnership

(A wholly owned subsidiary of Boyne USA, Inc.)

We have audited the accompanying balance sheets of Cypress Bowl Recreations Limited Partnership (the Company) (a wholly owned subsidiary of Boyne USA, Inc.) as of December 31, 2005 and 2004, and the related statements of income, partner’s capital and accumulated other comprehensive income (loss), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cypress Bowl Recreations Limited Partnership at December 31, 2005 and 2004, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Moss Adams LLP

Seattle, Washington

March 27, 2006

F-35

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

BALANCE SHEET

DECEMBER 31, 2005 AND 2004

	2005	2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$736,509	$1,174,776
Accounts receivable	142,442	101,846
Inventories	209,409	157,458
Prepaids	249,372	375,568

Total current assets	1,337,732	1,809,648

PROPERTY, FACILITIES, AND EQUIPMENT, net	8,524,337	8,002,697

DEFERRED TAX ASSETS	57,466	—

OTHER LONG TERM ASSETS
Park use permit, net of accumulated amortization of $1,328,944 and $1,053,990	7,689,044	7,965,345

Total assets	$17,608,579	$17,777,690

LIABILITIES AND PARTNER’S CAPITAL
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,621,337	$1,013,325
Current portion of long term obligations and allocated senior debt	117,782	39,085
Income tax payable	1,004,986	151,812
Deferred revenue	926,098	2,466,144

Total current liabilities	3,670,203	3,670,366

DEFERRED TAX LIABILITY	—	142,705

LONG TERM OBLIGATIONS AND ALLOCATED SENIOR DEBT, net of current portion	4,096,948	5,674,778

COMMITMENTS AND CONTINGENCIES (Note 5)
PARTNER’S CAPITAL
Partner’s contributed capital	4,736,161	4,736,161
Retained earnings	2,574,730	1,367,508
Accumulated other comprehensive income	2,530,537	2,186,172

	9,841,428	8,289,841

	$17,608,579	$17,777,690

See accompanying notes.

F-36

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

STATEMENT OF INCOME

YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
RESORT AND RETAIL REVENUES	$9,236,066	$9,491,104

RESORT AND RETAIL OPERATIONS EXPENSE, INCLUDING DIRECT PAYROLL	4,312,227	5,033,743

UNALLOCATED OPERATING EXPENSES
General and administrative	943,642	956,667
Selling and marketing	203,150	201,188
Depreciation and amortization	1,424,313	1,532,133

	2,571,105	2,689,988

OTHER INCOME (EXPENSE)
Unrealized foreign exchange gain (loss)	—	(202,346)
Interest expense	(340,697)	(350,333)

	(340,697)	(552,679)

NET INCOME BEFORE INCOME TAXES	2,012,037	1,214,694

FOREIGN INCOME TAX EXPENSE (BENEFIT)
Current	1,004,986	196,212
Deferred	(200,171)	(35,845)

	804,815	160,367

NET INCOME	$1,207,222	$1,054,327

See accompanying notes.

F-37

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

STATEMENT OF PARTNER’S CAPITAL AND

ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

YEARS ENDED DECEMBER 31, 2005 AND 2004

	Partner’s Contributed Capital	Retained Earnings	Comprehensive Income	Accumulated Other Comprehensive Income	Total
BALANCE, December 31, 2003	$4,736,161	$313,181		$1,536,473	$6,585,815
Net income	—	1,054,327	$1,054,327	—	1,054,327
Foreign currency translation adjustment	—	—	649,699	649,699	649,699

Comprehensive income	—	—	$1,704,026	—	—

BALANCE, December 31, 2004	4,736,161	1,367,508		2,186,172	8,289,841
Net income	—	1,207,222	$1,207,222	—	1,207,222
Foreign currency translation adjustment	—	—	344,365	344,365	344,365

Comprehensive income	—	—	$1,551,587	—	—

BALANCE, December 31, 2005	$4,736,161	$2,574,730		$2,530,537	$9,841,428

See accompanying notes.

F-38

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

STATEMENT OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,207,222	$1,054,327
Adjustments to reconcile net income to net cash flows from operating activities
Depreciation and amortization	1,424,313	1,532,133
Gain on sale of equipment	(29,641)	—
Unrealized foreign exchange loss	—	202,346
Deferred income taxes	(200,171)	(35,845)
Change in operating assets and liabilities:
Accounts receivable	(36,638)	43,213
Inventories	(46,032)	87,124
Prepaids	135,682	(97,249)
Accounts payable and accrued liabilities	564,852	(485,025)
Accrued income taxes	853,174	—
Deferred revenue	(1,589,164)	1,010,307

	2,283,597	3,311,331

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of facilities and equipment	(1,406,604)	(457,507)
Proceeds from sale of equipment	29,641	—

	(1,376,963)	(457,507)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of long term obligations and allocated senior debt	(1,577,830)	(3,416,606)
Net advances to parent	—	(257,107)

	(1,577,830)	(3,673,713)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	232,929	461,166

CHANGE IN CASH AND CASH EQUIVALENTS	(438,267)	(358,723)
CASH AND CASH EQUIVALENTS
Beginning of year	1,174,776	1,533,499

End of year	$736,509	$1,174,776

See accompanying notes.

F-39

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

Note 1 - Operations and Principles of Combination

Operations - Cypress Bowl Recreations Limited Partnership (“Cypress” or the “Company”), a British Columbia, Canada, Limited Partnership, own and operate a year-round mountain resort facility in Vancouver, British Columbia. Cypress’ facilities are located on land owned by the Canadian Provincial Parks and operations are carried out under a Special Use Permit subject to certain terms and limitations (Note 6).

Cypress Bowl Recreations Limited Partnership is a wholly owned subsidiary of Boyne USA, Inc. and subsidiaries (collectively “Boyne USA” or the “Parent”). Boyne USA, through its wholly owned subsidiaries, is a multi-dimensional organization operating in the resort and recreation industry. Boyne USA owns and operates seasonal and year-round facilities consisting of ski, golf, lodging, restaurant, retail and other property management. During August 2005 Boyne USA entered into an agreement with CNL Income Properties, Inc. whereby CNL agreed to acquire the resort assets of the Cypress and related park use permit operating rights (Note 10).

Cypress’ operations are not accounted for as a separate entity within the organization of the Parent. The accompanying financial statements of Cypress are carved out of the Parent’s consolidated financial statements and have been prepared on a historical cost basis under established accounting methods, practices, procedures and policies and the accounting judgments and estimation methodologies of the Parent. These financial statements may not necessarily be indicative of the financial position, results of operations or cash flows that would have resulted if Cypress had been operated as a stand alone entity. Management believes the judgments made in preparing these financial statements were reasonable.

In order to reflect all of Cypress’s costs of operations, these financial statements reflect the pushdown of the identifiable intangible asset (Park Use Permit - Note 6) and related amortization, general and administrative costs, allocated debt, interest expense, and income taxes. The debt was allocated based on designated use of proceeds and reflects debt which is collateralized by substantially all of Cypress’s assets including cross collateralization for the debt related to other wholly owned subsidiaries of Boyne USA. Income taxes have been allocated based on net taxable income and related deferred tax assets and liabilities of Cypress subject to Canadian and provincial taxes.

Financial Statement Presentation and Foreign Currency Translation - The financial statements are presented in U.S. Dollars which is the Parent’s functional currency. Assets and liabilities denominated in local currencies (Canadian Dollars) are translated to U.S. Dollars using the year end exchange rate for assets and liabilities and the average exchange rate for the period for income and expense items.

F-40

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

Note 1 - Operations and Principles of Combination (Continued)

Allocated debt and certain long-term assets including the allocated Park Permit are translated at the historical exchange rate. The year end exchange rate at December 31, 2005 and 2004 was approximately $1.17 and $1.20, respectively. The average exchange rate for the years ended December 31, 2005 and 2004 was approximately $1.19 and $1.30, respectively.

Note 2 - Summary of Significant Accounting Policies

Seasonality - The Company has two distinct seasons with skiing and other winter activities generally occurring from December through April and limited summer operations occurring from June through September. Winter activities represent substantially all revenues generated. Operations are subject to unusual seasonality and operating results are highly dependent upon weather conditions. The 2004/2005 season experienced adverse weather conditions and as a result certain resort revenues included in deferred revenue at December 31, 2004 were reclassified to accrued liabilities for refunds paid during 2005.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents - The Company considers all cash and short-term investments with a maturity at date of purchase of three months or less, to be cash equivalents.

Accounts Receivable - Accounts receivable are stated at an amount management expects to collect and accounts are written off on a specific identification method, which management does not believe materially differs from the allowance method required under accounting principles generally accepted in the United States of America. Based on management’s assessment of the credit history of the customers with outstanding balances, it has concluded that potential future losses on balances outstanding at year end will be immaterial.

F-41

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

Note 2 - Summary of Significant Accounting Policies (Continued)

Inventories - The Company values inventories at the lower of cost or market with cost determined on the weighted-average or first-in, first-out (FIFO) method. Inventories consist of the following at December 31:

	2005	2004
Retail and demo equipment	$141,880	$142,475
Food, beverage, and supplies	67,529	14,983

	$209,409	$157,458

Property, Facilities, and Equipment - Property, facilities, and equipment are stated at cost. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the related assets (15 to 39 years for buildings and improvements, 3 to 20 years for machinery and equipment, and 3 to 15 years for furniture and fixtures). Leasehold improvements are depreciated or amortized over the shorter of the estimated useful lives of the related assets or the lease term. Maintenance and repair costs are charged to operations as incurred and additions, renewals, and improvements are capitalized.

Park Use Permit - The Special Use Permit represents an identified intangible. The fair value of the permit was calculated to be $8,716,000 at the time of the Cypress acquisition during 2001, based upon exchange rates at such time, and is being amortized over the remaining useful life of the permit, or approximately 30 years. Annual amortization expense amounts to approximately $275,000 per year for the years ended December 31, 2005 and 2004. Amortization expense for the next 5 years is expected to be approximately $275,000 per year.

Impairment of Long-Lived Assets - The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value based on the present value of estimated expected future cash flows. No such impairments have been determined to be present.

Revenue Recognition - Revenue derived from resort activities and merchandise sales is generally recognized at the point of sale when earned, as the facilities are used, when the services are rendered, or when the retail merchandise is sold.

F-42

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

Note 2 - Summary of Significant Accounting Policies (Continued)

The Company sells season passes and multi-week packages for various amenities, including equipment rentals and ski instructions. Revenues from season passes are recognized over the season in which the facilities are utilized, generally December 1st to April 15th. Revenues for multi-week packages and amenities are recognized as the services are performed.

Concentration of Credit Risk - Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents. From time to time, the Company’s cash deposits at a single institution exceed federally insured amounts. Cash and cash equivalents are deposited with high credit, quality financial institutions.

Comprehensive Income - Comprehensive income includes all changes in equity during the period from non-owner sources such as foreign currency translation adjustments. Accumulated other comprehensive income (loss), as presented on the accompanying statement of stockholder’s equity, consists of the cumulative foreign currency translation adjustment resulting from the translation from the local currency (Canadian Dollars) to the reporting currency (U.S. Dollars).

Income Taxes - Cypress is limited partnership and as a result the resulting income tax obligations from the resort operations are passed through to the partners, Boyne Canada ULC and Cypress Bowl ULC, both Canadian entities and wholly owned subsidiaries of Boyne USA, Inc. The partners are subject to Canadian Federal and Provincial taxes. For purposes of these carve-out financial statements, income taxes have been reflected utilizing the “separate return” method and an income tax provision has been included for the taxable earnings reflected, including the impacts of certain allocated income and expenses. Certain allocations from the Parent have not been included in determining the provision for income taxes as the Parent is not subject to Canadian Federal or Provincial taxes and such costs do not impact the taxable income for such purposes. The Company has deferred income tax assets and liabilities due to the deferred benefits and obligations resulting from differences in the carrying basis between book reporting and Canadian tax purposes in property, equipment and facilities. Changes in these deferred benefits and liabilities are reflected in the deferred tax expense (benefit) within the statement of income.

Advertising and Promotion Expense - Advertising and promotion costs are expensed when incurred or expensed ratably over the advertising or promotional campaign. During 2005 and 2004, the Company expensed $80,000 and $74,000 for advertising and promotion costs.

F-43

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

Note 2 - Summary of Significant Accounting Policies (Continued)

Recent Accounting Pronouncements - In December 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 Revised, “Consolidation of Variable Interest Entities - an Interpretation of ARB No. 51” (“FIN 46R”), which provided, among other things, immediate deferral of the application of FIN 46 for entities that did not originally qualify as special purpose entities, and provided additional scope exceptions for joint ventures with business operations and franchises. The Company’s adoption of FIN 46R did not have an impact on its financial statements.

Note 3 - Property, Facilities, and Equipment

Property, facilities, and equipment consist of the following at December 31:

	2005	2004
Land and improvements	$2,483,769	$1,904,741
Buildings and improvements	2,537,810	2,458,939
Machinery and equipment	13,086,654	12,564,989
Construction-in-progress	83,740	142,630

	18,191,973	17,071,299
Less accumulated depreciation and amortization	9,667,636	9,068,602

	$8,524,337	$8,002,697

The Company has capitalized equipment under capital leases totaling $338,000 and $194,000 at December 31, 2005 and 2004 with related accumulated amortization amounting to $82,000 and $54,000, respectively.

Note 4 - Long Term Obligations and Allocated Senior Debt

Long term obligations and allocated senior debt consists of balances due under a term note payable and capital leases, and allocated amounts due under the Parent’s senior debt facilities.

Term Notes Payable - The Company has a term note payable as of December 31, 2004 resulting from the acquisition of equipment which was paid in full upon maturity on November 22, 2005.

F-44

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

Note 4 - Long Term Obligations and Allocated Senior Debt (Continued)

Capital Leases - The Company leases certain equipment under capital leases, which expire at various dates through 2007. Capital lease obligations outstanding at December 31, 2005 and 2004 were $228,056 and $96,539, respectively. Certain capital leases require monthly payments, due in six equal monthly payments from December 1st to April 1st over the lives of the leases, with no payments being made between May to November. The total weighted average interest rate of capital lease agreements amounts to approximately 8.0%.

Allocated Senior Debt - Allocated senior debt consists of a portion of the senior debt obligations as recorded by the Parent which have been allocated to the Company. The allocation of the senior debt recorded by the Company reflect the amount attributable to the assets and operations included within these carve-out financial statements, including consideration of intercompany advances and repayments between the Company, the Parent and affiliates. The allocated senior debt is not indicative of the necessary funding requirements if the Company was a stand alone entity or the terms and conditions that the Company could obtain for similar financing arrangements.

On December 31, 2005 the Company’s Parent has a credit agreement with a financial institution which includes long-term revolving line of credit and a term note payable. The credit agreement was entered into on September 30, 2005 and refinanced certain outstanding obligations of the Parent, including an outstanding balance included in a separate revolving line of credit which was partially utilized during 2001 to acquire the Company. As a result of the refinance on September 30, 2005, the assets and operations of Cypress Bowl Recreation Limited Partnership are subject to the collateralization provisions of the new agreement. The aggregate outstanding balance as recorded by the Parent under the credit agreements under which the Company is collateralized amounts to $52,797,000 and accrues interest at an annual rate of 7.50%.

Prior to the Parent’s refinance on September 30, 2005 the Company was subject to collateralization of a separate revolving credit facility. At December 31, 2004, the outstanding balance under the credit facility as recorded by the Parent was $24,236,591 and accrues interest at an annual rate of LIBOR plus 100 basis points.

The financial statements include allocated interest at the average annual borrowing rate of the Parent based upon the allocated debt during the periods presented.

The Parents credit agreements is collateralized by substantially all assets of the Company, including assignment in trust of the Company’s interest and rights under the Special Use Permit (see Note 6). The Company is subject to certain restrictive financial covenants and other matters.

F-45

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

Note 4 - Long Term Obligations and Allocated Senior Debt (Continued)

Maturities of senior debt for future years ending December 31 are as follows:

	Allocated Senior Debt	Capital Leases	Total
2006	$250,000	$117,782	$367,782
2007	250,000	127,474	377,474
2008	250,000	—	250,000
2009	250,000	—	250,000
Thereafter	2,986,674	—	2,986,674

	3,986,674	245,256	4,231,930
Less amount representing interest	—	17,200	17,200

	$3,986,674	$228,056	$4,214,730

Note 5 - Income Taxes

The income tax provision is calculated under the “separate return” basis and is derived from the estimated effective tax rates and taxable income related to the resort operations and assets within Canada as if Cypress were operating as a stand alone entity. The deferred tax assets (liabilities), income tax expense (benefit) and related income tax obligations may not be indicative of the impacts of Canadian and provincial taxing jurisdictions if Cypress was not part of consolidated Boyne USA, Inc.

The estimated income tax expense (benefit) differs from expected income tax expense (benefit) as follows:

	2005	2004
Expected income tax expense	40.0%	40.0%
Unrealized foreign exchange gain/loss	—	(20.0)
Corporate allocations and credits	—	(7.0)

	40.0%	13.0%

F-46

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

Note 5 - Income Taxes (Continued)

The Company’s deferred taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for federal income tax purposes. The Company’s net deferred tax assets (liability) at December 31, 2005 and 2004 result from differences in the recorded amounts for property, facilities and equipment. At December 31, 2004, accumulated unrealized foreign exchange rate gains and losses on amounts due to the Parent were treated as permanent differences due to the uncertainty of repayment and related recognition for tax purposes.

Note 6 - Commitments and Contingencies

Leases - The Company leases equipment under non-cancelable operating lease agreements, which expire at various dates through 2005. Lease expense for 2005 and 2004 under the agreements and other month-to-month lease agreements amounted to $77,515 and $76,734, respectively.

There are no scheduled future payments under the non-cancelable operating lease agreements for the year ended December 31, 2005.

Special Park Use Permit - The Company operates on land owned by the Canadian Provincial Parks (the Provincial Government) and operations are carried out under a Special Park Use Permit subject to certain terms and limitations (see Note 2). The commencement date of the Special Use Permit was September 17, 1984 and is valid for 50 years, or until October 31, 2034. However, anytime after the 40-year anniversary of the commencement date, the Company may petition to renew the term for an additional 50 years.

Under the terms of the Special Use Permit, the Company is required to pay a fee to the Provincial Government based on revenue, as defined by the Special Use Permit. Fees paid to the Provincial Government during each year amount to approximately 2.0% of revenues.

Contingencies - Injury claims are filed against the Company during the normal course of business. The Company believes the ultimate liability, if any, of such claims will not have a significant effect on the Company’s results of operations, liquidity, or financial position. The Company’s insurance policy includes provisions by which the Company is reimbursed for claims paid over $1.0 million, at which point stop-loss coverage is carried.

F-47

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

Note 7 - Related Party Transactions

Insurance - The Company’s primary insurance provider is Lone Peak Insurance Company, LTD (“Lone Peak”), an offshore (Bermuda) captive insurance company that is a wholly owned subsidiary of Boyne USA. Its principal activity is the insurance of general liability risks of Boyne USA and subsidiaries under a claims made policy. During the years ended December 31, 2005 and 2004, the Company’s insurance premium expense included within resort operating expenses amounted to approximately $390,000 and $177,000, respectively. Unamortized insurance premiums paid to Lone Peak included within prepaids as of December 31, 2005 and 2004 amount to approximately $154,000 and $398,000, respectively.

Note 8 - Fair Value of Financial Instruments

The following methods and assumptions were used to estimate the fair values for the Company’s financial instruments:

Cash and Cash Equivalents, Accounts Receivable, and Accounts Payable - The carrying amounts of these items approximate their fair values at December 31, 2005 and 2004.

Term Note Payable and Capital Leases - Borrowings under the term note payable and capital lease obligations are subject to terms and conditions that reflect those currently available for similar financing arrangements. The carrying amount of these items approximates their fair values at December 31, 2005 and 2004.

Note 9 - 2010 Olympics and Sponsorship Agreement

In 2002, Cypress signed a Games Venue Agreement (the Agreement) with the Vancouver 2010 Bid Corporation (Bid Corp) regarding the use of existing and proposed additional facilities at Cypress during the 2010 Winter Olympic Games (the Games). The Agreement includes terms which would allow Bid Corp and its successor to host the freestyle skiing and snowboarding events of the Games at Cypress. The hosting of the Games at Cypress is expected to accrue tangible and intangible benefits to Cypress. Cypress has both fiduciary and non-fiduciary obligations as it relates to the Agreement.

F-48

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

Note 9 - 2010 Olympics and Sponsorship Agreement (Continued)

Cypress entered into a sponsorship agreement with Bell Canada in 2004. Terms of the agreement call for annual payments in exchange for exclusivity within the “telecommunications” category as a top tier Cypress sponsor and a supplier with respect to products. The annual payments are due in Canadian Dollar, amounting to the following based exchange rates at December 31, 2004: $104,000 beginning in 2004 through 2007, $125,000 during 2008 and 2009; and $145,000 due during 2010 to 2011. In addition, Bell contributed $33,000 in 2004 to Cypress towards the initial costs of a snowboard terrain park. Beginning in 2005 (through 2011), Bell will contribute $21,000 per year for other agreed upon “enhancements to winter property.” Both Cypress and Bell have various other obligations under the agreement which expires April 30, 2012.

Note 10 - Subsequent Event

During August 2005 Boyne USA entered into an agreement with CNL Income Properties, Inc. (CNL), whereby CNL agreed to acquire the resort assets of Cypress Bowl Recreation Limited Partnership and related park use permit operating rights for approximately $27.5 million. The closing was subject to various conditions including successful transfer of the park use permit.

The closing contingencies were successfully achieved and on May 30, 2006 CNL and Boyne USA, including Cypress Bowl Recreation Limited Partnership, completed the transaction and closed on the sale of substantially all of the resort assets of the Company. The Company received pre-tax proceeds of $27.5 million resulting in a pre-tax gain of approximately $20.0 million. In conjunction with the sale, the Company entered into two long term triple-net lease with the CNL for the Cypress assets sold and for the operating rights under the park use permit. The initial lease terms are 20 years with four five-year renewal options. The combined minimum annual rent is approximately $2.9 million and will increase annually to a maximum of approximately $3.7 million. Additionally, percentage rent due under the leases on a combined basis is equal to 9.0% of gross revenues in excess of $10.9 million. Boyne guaranteed the tenant’s payment of minimum annual rent under the leases for the first four years.

F-49

The Bretton Woods Property

Summarized Financial Information

The following summarized unaudited financial information is filed as a part of this Prospectus Supplement as a result of the Company’s acquisition of the Bretton Woods Mountain Resort.

Balance Sheet Data:

	March 31, 2006	December 31, 2005
	(unaudited)
Current assets	$3,784,403	$4,129,450
Noncurrent assets	29,915,142	30,287,745
Current liabilities	7,472,837	9,573,897
Noncurrent liabilities	16,938,165	16,640,090
Partner’s capital	9,288,543	8,203,208

Statement of Operations Data:

	Quarter ended March 31, 2006	Year Ended December 31, 2005
	(unaudited)
Revenues	$9,909,829	$30,056,892
Gross Profit	$4,907,163	$13,499,123
Net income (loss)	$307,778	$(1,204,363)

F-50

CNL INCOME PROPERTIES, INC.

Supplement No. Two dated July 28, 2006

to Prospectus dated April 4, 2006

This Supplement is part of, and should be read in conjunction with, the prospectus dated April 4, 2006. This Prospectus Supplement replaces all prior Supplements to the prospectus. Capitalized terms used in this Prospectus Supplement have the same meaning as in the prospectus unless otherwise stated herein. The terms “we,” “our,” “us” and “CNL Income Properties” include CNL Income Properties, Inc. and its subsidiaries.

Information as to the number and types of properties we have acquired and loans we have made is presented as of July 26, 2006, and all references to property acquisitions and loans should be read in that context. Properties for which we enter into initial commitments to acquire, as well as properties we acquire and loans we make after July 26, 2006, will be reported in a subsequent supplement.

RECENT DEVELOPMENTS

At July 26, 2006, we had a portfolio of 18 lifestyle properties, including interests in retail and commercial properties at seven resort villages, one merchandise mart, two waterpark resorts, two outdoor waterparks, one sky lift attraction, one dealership, two golf courses and two ski properties. In addition, we have made four loans. All of the properties in which we own an interest are, or will be, leased on a long-term basis to either affiliated or third-party tenants and managed by third-party operators that we consider to be significant industry leaders.

On June 23, 2006, we acquired the Bretton Woods Mountain Resort, a ski destination located in northern New Hampshire, for a purchase price of $45.0 million, excluding closing costs. The Bretton Woods property includes the Bretton Woods Ski Area, the Bretton Woods Ski Lodge, tennis facilities, the four-season National Historic Landmark Mount Washington Hotel, The Bretton Arms Country Inn, The Lodge at Bretton Woods and a freestanding 4,500 square-foot restaurant. The ski area includes 434 skiable acres, 62 miles of groomed trails and 9 chairlifts. We entered into two long-term, triple-net leases with BW Resort Management Company, an entity formed by Celebration Associates and Crosland, Inc., that has engaged National Resort Management Group, LLC, a resort management company, to market and operate the resort. Celebration Associates is a developer of mixed-use, master-planned communities and villages, and Crosland, Inc. is a diversified real estate company.

On June 9, 2006, we acquired Raven Golf Club at South Mountain™ in Phoenix, Arizona from Intrawest Golf Holdings, Inc., a subsidiary of Intrawest Corporation, for a purchase price of $12.75 million. The property includes an 18-hole golf course with a practice facility and a 4,600 square-foot clubhouse with a pro shop, locker rooms and a restaurant. We entered into a long-term, triple-net lease with a subsidiary of I.R.I. Golf Group, LLC, a golf course investment and management company, to operate the club.

On May 30, 2006, we acquired the Cypress Mountain ski area in British Columbia, Canada for a purchase price of $27.5 million from a subsidiary of Boyne USA, Inc. The property is located on land owned by the Province of British Columbia, which has issued a permit allowing use and operation of a ski area until 2034. Cypress Mountain will host the freestyle skiing and snowboarding competitions during the 2010 Winter Olympics. The ski area has been consistently ranked as the second most-visited ski resort in British Columbia and features 358 skiable acres, 38 downhill runs, 12 miles of groomed trails, five chairlifts, a base lodge and an elaborate system of multi-purpose trails. The property will benefit from an estimated $10.3 million in improvements expected to be made to the property and paid for by the Vancouver Olympic Committee. The improvements for these events will include the installation of an additional chairlift, snowmaking equipment, an aerial jump site, a mogul course and a snowboard half-pipe. We have entered into a long-term, triple-net lease with a Boyne USA, Inc. subsidiary to operate the ski area.

On April 27, 2006, we acquired Palmetto Hall Plantation Club in Hilton Head, South Carolina for a purchase price of $7.6 million. The property includes two 18-hole golf courses designed by Arthur Hills and Robert Cupp, a 14,000 square-foot clubhouse with a pro shop, a golf maintenance center, two tennis courts and a swimming pool. We entered into a long-term, triple-net lease with a subsidiary of Heritage Golf Group, LLC, a nationwide owner and operator of golf properties, to operate the club.

Also on April 27, 2006, we acquired the Route 66 Harley-Davidson dealership in Tulsa, Oklahoma for a purchase price of $6.5 million. The 46,000 square-foot facility includes merchandise, parts and service departments, a 50’s-style 5 & Diner restaurant and conference and event facilities. The Route 66 Harley-Davidson dealership was named the 2006 Grand Prize Winner among Dealernews Top 100 powersport retailers in the country. We entered into a twenty-year, triple-net lease with Route 66 Real Estate, LLC, the prior owner of the property, to operate the dealership.

On April 21, 2006, we acquired two Hawaiian Falls-branded outdoor waterparks near Dallas, Texas for an aggregate purchase price of $12.1 million. The properties are located in the towns of The Colony and Garland, Texas on municipally owned land. The waterparks feature a variety of slide, tube, wave pool and lazy river attractions, as well as special children’s areas. We entered into long-term, triple-net sub-leases with HFE Horizon, LP, a waterpark owner and operator, to operate the waterparks. HFE Horizon, LP has entered into a licensing and merchandising agreement with Big Idea, Inc. in 2006 for daily appearances at the parks by certain VeggieTales characters.

Our board of directors declared distributions of $0.0458 per share to stockholders of record on April 1, May 1 and June 1, 2006, which were paid by June 30, 2006. Our board of directors also declared distributions of $0.0458 per share to stockholders of record on July 1, 2006 and $0.0466 per share to stockholders of record on August 1, 2006, both of which will be paid by September 30, 2006.

COVER PAGE

The following paragraph updates the legends on the cover page of the prospectus:

We will only use proceeds from this offering for the purposes stated in the “Use of Proceeds” section of the prospectus. Subscription funds will initially be held in an interest-bearing escrow account for our benefit.

THE OFFERING

As of May 31, 2006, we had received subscriptions from this offering of $23.0 million (2,297,712 shares). As of that same date, we had received aggregate offering proceeds totaling $543.7 million in connection with our initial offering and this offering, including $8.2 million for 861,840 shares purchased through our reinvestment plan. This amount excludes $200,000 for 20,000 shares purchased by our Advisor preceding the commencement of the initial offering and $1.2 million for 117,708 restricted common shares issued to CNL Financial Group, Inc. in December 2004.

RISK FACTORS

REAL ESTATE AND OTHER INVESTMENT RISKS

The following risk factor heading is added to the last paragraph on page 20 of the prospectus under the section titled “There are risks associated with lending:”

Borrower defaults may be costly for us due to litigation expenses of recovering funds and the possibility that borrowers are unable to pay their debt to us.

The following risk factor is added after the first full risk factor on page 17 of the prospectus:

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; maintenance of our Investment Company Act exemption imposes limits on our operations. We are not registered as an investment company under the Investment Company Act of 1940, as amended, based on exclusions that we believe are available to us. We have conducted our operations and intend to continue to conduct our operations so as not to become regulated as an investment company under the Investment Company Act. We believe that there are a number of exemptions under the Investment Company Act that may be applicable to us.

2

If we fail to maintain an exemption or other exclusion from registration as an investment company, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid registering as an investment company or (b) to register as an investment company. If we were registered as an investment company, we would have to comply with a variety of substantive requirements that would:

•	place limits on our capital structure;

•	impose restrictions on specified investments;

•	prohibit transactions with affiliates;

•	require us to change the composition of our board of directors; and

•	require us to comply with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

In order to maintain our exemption from regulation under the Investment Company Act, we must engage primarily in the business of buying real estate assets or real estate related assets. These investments must be made within a year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in real estate assets within one year of terminating the offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns. Doing so would likely reduce the cash available for distribution to you.

Further, to maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. To avoid regulation as an investment company, we must be engaged primarily in a business other than that of owning, holding, trading or investing in securities. We may invest in assets that are determined to be securities rather than interests in, or liens upon, real estate. If a sufficient amount of our assets were determined to be securities instead of interests in, or liens upon, real estate, we would be required to register as an investment company.

If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business. Also, because affiliate transactions are prohibited under the Investment Company Act, failure to maintain our exemption would force us to terminate our Advisory Agreement and all other agreements with affiliates. Any of these results would be likely to have a material adverse effect on our business, our financial results and our ability to make distributions to stockholders.

The following risk factor is added after the first full risk factor on page 19 of the prospectus.

Compliance with the Americans with Disabilities Act may reduce our expected distributions. Under the Americans with Disabilities Act, or ADA, all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. These requirements became effective in 1992. Complying with the requirements could require us to remove access barriers. Failing to comply could result in the imposition of fines by the federal government or an award of damages to private litigants. Although we intend to acquire properties that substantially comply with these requirements, we may incur additional costs to comply with the ADA. In addition, a number of additional federal, state and local laws may require us to modify any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons. Additional legislation could impose financial obligations or restrictions with respect to access by disabled persons. Although we believe that these costs will not have a material adverse effect on us, if required changes involve a greater amount of expenditures than we currently anticipate, our ability to make expected distributions could be adversely affected.

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The following risk factor is added on page 23 of the prospectus:

Terrorist attacks and other acts of violence or war may affect the markets in which we operate, our operations and our profitability. Terrorist attacks may negatively affect our operations and your investment. We may acquire real estate assets located in areas that are susceptible to attack. These attacks may directly impact the value of our assets through damage, destruction, loss or increased security costs. Although we may obtain terrorism insurance, we may not be able to obtain sufficient coverage to fund any losses we may incur. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Further, certain losses resulting from these types of events are uninsurable or not insurable at reasonable costs.

More generally, any terrorist attack, other act of violence or war, including armed conflicts, could result in increased volatility in, or damage to, the United States and worldwide financial markets and economy, all of which could adversely affect our tenants’ ability to pay rent on their leases or our ability to borrow money or issue capital stock at acceptable prices and have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

BUSINESS

PROPERTY ACQUISITIONS

The following information updates and replaces the first two sentences in the section relating to “Merchandise Marts” under the heading “Dallas Market Center Property” beginning on page 67 of the prospectus:

Dallas Market Center Property

Through a partnership with the Dallas Market Center (“DMC”), a Dallas company affiliated with Crow Holdings, Inc., we own an 80% interest in the Dallas Market Center (the “DMC Partnership”). We acquired our initial interest in the DMC Partnership and the Dallas Market Center through a series of three investments contributing approximately $71.1 million in equity.

The following information updates and replaces the first sentence in the section relating to “Destination Retail and Entertainment Centers” under the heading “Intrawest Resort Village Properties” beginning on page 69 of the prospectus:

Intrawest Resort Village Properties

In December 2004, we acquired an 80% interest, through unconsolidated entities (the “Intrawest Partnership”), and invested approximately $41.9 million in retail and commercial properties at seven resort villages in the U.S. and Canada (the “Resort Village Properties”), six of which are located near ski resorts and one of which is located near a beach and golf resort.

The following table replaces the table on pages 76 and 77 of the prospectus:

The following table presents the historical operating data of the Resort Village Properties including average occupancy rates and effective annual rents per square foot for the past five years or the period during which the property has been in operation, whichever is longer.

Location	Fiscal year (1)	Average occupancy rate	Effective annual rent per square foot (2)
Blue Mountain	2005	97%	$30.60	(3)
	2004	95%	19.87	(3)
	2003	100%	23.73	(3)
	2002	— (4)	—	(4)

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Location	Fiscal year (1)	Average occupancy rate	Effective annual rent per square foot (2)
Whistler Creekside	2005	93%	$31.15	(3)
	2004	86%	8.46	(3)(5)
	2003	100%	—	(5)
	2002	100%	—	(5)
	2001	100%	—	(5)
Copper (6)	2005	94%	$18.93
	2004	73%	18.42
	2003	82%	19.94
	2002	81%	15.21
Mammoth	2005	95%	$37.15
	2004	86%	25.40
	2003	0%	—	(7)
Sandestin (8)	2005	100%	$25.19
	2004	100%	36.24
	2003	100%	20.54
	2002	0%	—	(8)
Snowshoe	2005	95%	$25.34
	2004	86%	22.22
	2003	83%	21.72
	2002	91%	21.50
	2001	91%	—
Stratton	2005	99%	$19.72
	2004	100%	25.35
	2003	100%	15.97
	2002	100%	21.55
	2001	100%	10.67

FOOTNOTES:

(1)	Data presented for 2005 is for the calendar year ended December 31 and data presented for 2001-2004 is for fiscal year ended June 30.

(2)	The effective annual rent per square foot for each Resort Village Property was calculated by dividing the total annual rent by the total leasable square footage in the Resort Village Property at year end (including vacant spaces), subject to adjustment per notes 1, and 4-6.

(3)	Amount converted from Canadian dollars to U.S. dollars as of the applicable year-end date. The exchange rate at December 31, 2005 was $0.858 Canadian dollars for $1.00 U.S. dollar. The exchange rate at June 30, 2004 was $0.744 Canadian dollars for $1.00 U.S. dollar. The exchange rate at June 30, 2003 was $0.743 Canadian dollars for $1.00 U.S. dollar.

(4)	Construction of the first building was completed in fiscal year 2002; however, no tenants occupied the space until fiscal year 2003. A new building was completed during fiscal year 2003 and was under lease-up during fiscal year 2004.

(5)	The annual revenue used to calculate the effective annual rent per square foot does not reflect rent for Intrawest and its related party tenants who were not charged rent during the periods prior to the sale of the Canadian Resort Village Properties. The occupancy rate, however, reflects the occupancy of all commercial space at Whistler Creekside that is included in this transaction, including commercial space occupied by Intrawest and its affiliates.

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(6)	Annual revenue used to calculate the effective annual rent per square foot does not reflect rent for Intrawest and its related party tenants who were not charged rent during the periods prior to the sale of the U.S. Resort Village Properties. The underlying square footage data used to calculate the occupancy excludes the retail and commercial space occupied by Intrawest and its related party tenants who were not charged rent.

(7)	Construction of the retail and commercial space was completed in fiscal year 2003; however, no tenants occupied the space until fiscal year 2004.

(8)	Construction of the retail and commercial space was completed on the first building in fiscal year 2002; however, no tenants occupied the space until fiscal year 2003.

The fifth paragraph on page 78 of the “Other Attractions” section of the prospectus is deleted.

The following information supplements the Property Acquisitions section, which begins on page 67 of the prospectus:

SKI PROPERTIES

Cypress Mountain

On May 30, 2006, we acquired the Cypress Mountain ski area in British Columbia, Canada (the “Cypress Mountain Property”) for a purchase price of $27.5 million from Cypress Bowl Recreations Limited Partnership (“Boyne – Cypress”), a subsidiary of Boyne USA, Inc. (“Boyne”). The property is located approximately 13 miles north of Vancouver, British Columbia and 42 miles from the U.S./Canadian border on land owned by the Province of British Columbia, which has issued a permit allowing use and operation of a ski area until 2034. Due to certain legal and tax requirements, we acquired the land permit and real property at the Cypress Mountain Property through a trust (the “Trust”) and the personal property assets through a separately capitalized Canadian entity (the “Personal Property Owner”). Boyne has the option to repurchase the property at a price that will result in a fixed return to us. The option is exercisable by Boyne beginning in the seventh year through the 25th year following the acquisition.

Cypress Mountain will host the freestyle skiing and snowboarding competitions during the 2010 Winter Olympics. Consistently ranked the second most-visited ski resort in British Columbia, the property features 38 downhill runs, five chairlifts, a base lodge and an elaborate system of multi-purpose trails. Cypress Mountain has an average annual snowfall of 20 feet, 358 skiable acres and a vertical rise of 1,712 feet. The ski area offers downhill skiing, snowboarding and cross-country skiing activities for more than 2,000 skiers per day on 12 miles of groomed trails. The Cypress Mountain Property, which is primarily a family-oriented, day-ski venue, offers night skiing/riding, snowsport instruction, a cafeteria, lounge facilities and an equipment retail, rental and repair shop. The property will benefit from an estimated $10.3 million in improvements expected to be made to the property and paid for by the Vancouver Olympic Committee. The improvements for these events will include the installation of an additional chairlift, snowmaking equipment, an aerial jump site, a mogul course and a snowboard half-pipe.

The approximate federal income tax basis of the depreciable portion of the property is $27,500,000. We believe the property is adequately insured, and there are currently no major capital expenditures, other than the Olympic improvements, planned for the ski area.

Leases. At the time of the acquisition, the Trust and the Personal Property Owner each entered into long-term, triple-net leases with Boyne – Cypress as tenant. Each of the leases has a term of 20 years with four 5-year renewal options and is cross-defaulted with the lease covering the Gatlinburg Sky Lift Property. The combined minimum annual rent in the initial year is annualized at approximately $2.9 million and will increase during the term of the lease to a maximum of $3.7 million. Total percent rent is a negotiated percentage of revenue capped at a variable percentage of property gross revenues. These U.S. dollar amounts have been converted from Canadian dollars based on an exchange rate of $0.907 per $1.00 U.S dollar as of June 2, 2006. Boyne has guaranteed the tenant’s payment of minimum annual rent under the leases for the first four years. The general terms of the lease agreements are described in the section of the prospectus entitled “Business – Description of Property Leases.”

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The following table contains information on historical ski revenue for the Cypress Mountain Property.

Season	Revenue per skier
2004-2005	$61.81
2003-2004	$45.95
2002-2003	$51.29

Boyne USA, Inc. For information on this operator, see the section entitled Business-Property Acquisitions-Other Attractions-Gatlinburg Sky Lift Attraction-Boyne USA, Inc.” on page 82 of the prospectus.

Competition. Cypress Mountain is located in British Columbia and generally competes with 36 other ski and snowboard areas. Whistler and Blackcomb Mountains, Grouse Mountain and Mount Seymour are the closest in proximity to Cypress Mountain. Whistler and Blackcomb Mountains are located two hours from Vancouver, British Columbia. Whistler Mountain has an average annual snowfall of 30 feet, 4,757 skiable acres, over 100 trails, eight restaurants, a peak elevation of 7,160 feet and 16 chairlifts. Blackcomb Mountain has an average annual snowfall of 30 feet, 3,414 skiable acres, over 100 trails, nine restaurants, a peak elevation of 7,494 feet and 17 chairlifts. In addition, Grouse Mountain and Mount Seymour, located 15 minutes from downtown Vancouver, compete directly with Cypress Mountain for day-skier visits. Grouse Mountain offers a summit elevation of 4,100 feet, a vertical drop of 1,260 feet, 212 skiable acres, nine chairlifts, 24 trails and has an average annual snowfall of ten feet. Mount Seymour has a summit elevation of 4,134 feet, a vertical drop of 1,115 feet, 600 skiable acres, 5 chairlifts, 24 trails and an average annual snowfall of over 14 feet.

Bretton Woods Resort

On June 23, 2006 (the “Closing Date”), we acquired the Bretton Woods Mountain Resort, a ski destination located in northern New Hampshire (the “Bretton Woods Property”), from MWH Preservation Limited Partnership (“MWH”) for a purchase price of $45.0 million, excluding closing costs. We paid $38.5 million of the purchase price on the Closing Date and issued a note for $6.5 million bearing interest at 5.8% per annum due on the fourth anniversary of the Closing Date. The total amount anticipated to be due to MWH on the fourth anniversary of the Closing Date is $8.0 million.

The Bretton Woods Property includes the Bretton Woods Ski Area, the Bretton Woods Ski Lodge, tennis facilities, the four-season National Historic Landmark Mount Washington Hotel, The Bretton Arms Country Inn, The Lodge at Bretton Woods and a freestanding 4,500 square-foot restaurant. The Bretton Woods Ski Area includes 434 skiable acres, 62 miles of groomed trails and 9 chairlifts. The lodging facilities on the property provide a total of 284 rooms. BW Land Holdings, LLC (“BW Holdings”), an entity formed by Celebration Associates and Crosland, Inc., acquired the remaining 900 acres of the resort, which includes two golf courses, equine stables, the Nordic Ski Center, utilities and undeveloped land that may allow for the future development of real estate units and other amenities (the “BW Holdings Property”). BW Holdings has agreed to give us a right of first offer to purchase any portion of commercially developed BW Holdings Property prior to marketing it for sale.

The approximate federal income tax basis of the depreciable portion of the Bretton Woods Property is $40,500,000. We believe the Bretton Woods Property is adequately insured, and we have agreed to fund an additional $17.5 million for improvements to be made to the property over the next three years.

Lease. We have entered into two long-term, triple-net leases with BW Resort Management Company, an entity formed by Celebration Associates and Crosland, Inc., that has engaged National Resort Management Group, LLC, a resort management company, to market and operate the Bretton Woods Property. Celebration Associates is a developer of mixed-use, master-planned communities and villages, and Crosland, Inc. is a diversified real estate company. The leases each have a term of 10 years with four 5-year renewal options. The combined minimum annual rent in the initial year is approximately $3.3 million and will increase during the term of the lease to a maximum of $4.5 million. Total percent rent is a negotiated percentage of revenue capped at a variable percentage of property net cash flow. Crosland, Inc. has guaranteed the payment of all rent up to a total amount $5.0 million for the first four years of the lease period. The general terms of the lease are described in the section of the prospectus entitled “Business – Description of Property Leases.”

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The following table contains information on historical ski revenue for the Bretton Woods Property.

Season	Revenue per skier
2004-2005	$51.28
2003-2004	$48.18
2002-2003	$47.11

The following table contains information on the historical average occupancy rates, ADR and RevPar for the Bretton Woods Property. See description of RevPAR in the “Other Attractions – Great Wolf Waterpark Resorts” section that begins on page 78 of the prospectus.

Year	Average occupancy rate	ADR	RevPar
2005	47.8%	$191.63	$91.60
2004	46.2%	$183.84	$84.93

Celebration Associates & Crosland, Inc. Celebration Associates is a nationally recognized developer and operator of award-winning, master-planned, mixed-use communities and villages. Crosland, Inc. is one of the Southeast’s leading and most diversified real estate companies. Prior to our making a commitment to acquire the Bretton Woods Property, none of Celebration Associates, Crosland nor their subsidiaries or affiliates was related to us, affiliated with us or a partner in our business.

Competition. Stratton Mountain, Stowe Mountain, Loon Mountain, and Waterville Valley are the closest competitors in terms of similarity of product and experience within a 150-mile radius. While not a destination ski area, Mount Wachusett is also a competitor of Bretton Woods Mountain Resort for the Boston ski market and is located one hour outside of Boston. The lodging operations at the Bretton Woods Resort currently compete regionally with non-ski resort properties such as The Balsams, Wentworth by the Sea, Woodstock Inn, Equinox Resort & Spa and The Sagamore.

GOLF COURSES

Palmetto Hall Plantation Club

On April 27, 2006, we acquired Palmetto Hall Plantation Club in Hilton Head, South Carolina (the “Palmetto Hall Property”) for a purchase price of $7.6 million. The property includes two 18-hole golf courses designed by Arthur Hills and Robert Cupp, a 14,000 square-foot clubhouse with a pro shop, a golf maintenance center, two tennis courts and a swimming pool.

The approximate federal income tax basis of the depreciable portion (the building and equipment portion) of the property is $6,840,000. We believe the property is adequately insured, and there are currently no major capital expenditures planned for the golf courses.

Lease. At the time of the acquisition, we entered into a long-term, triple-net lease with a subsidiary of Heritage Golf Group, LLC, a nationwide owner and operator of golf properties (“Heritage”), to operate the property. The lease has a term of 20 years with four 5-year renewal options. The minimum annual rent in the initial year is approximately $640,000, increasing during the term of the lease to approximately $720,000. Total percent rent is a negotiated percentage of revenue capped at a variable percentage of property gross revenues. The general terms of the lease are described in the section of the prospectus entitled “Business – Description of Property Leases.”

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The following table contains information on historical golf revenue for the Palmetto Hall Property.

Year	Revenue per round
2005	$99.15
2004	$85.98
2003	$87.74

Heritage Golf Group, LLC. Heritage began operations in 1999. The company has acquired and developed a portfolio of well-known and acclaimed high-end, daily fee, resort and private golf facilities in California, Texas, Georgia, Florida, and South Carolina. Heritage currently operates 99 of the 261 holes available for public play on Hilton Head Island. Prior to our acquisition of the Palmetto Hall Property, neither Heritage nor its subsidiaries or affiliates was related to us, affiliated with us or a partner in our business.

Competition. There are currently 24 golf courses located on Hilton Head Island and more than half of these courses are available for public play, including Palmetto Hall Plantation Club. There are 22 other golf courses located in the nearby off-Island area.

Raven Golf Club at South Mountain™

On June 9, 2006, we acquired Raven Golf Club at South Mountain™ in Phoenix, Arizona (the “South Mountain Property”) from Intrawest Golf Holdings, Inc., a subsidiary of Intrawest Corporation, for a purchase price of $12.75 million. The property, which was built in 1995 on 160 acres, includes an 18-hole golf course with a practice facility and a 4,600 square-foot clubhouse with a pro shop, locker room and a restaurant. We have licensed the use of the Raven brand from Intrawest for uses specific to this property for up to four years.

The approximate federal income tax basis of the depreciable portion of the property is $7,175,000. We believe the property is adequately insured. We have agreed to invest approximately $500,000 in improvements to the property.

Lease. At the time of acquisition, we entered into a long-term, triple-net lease with a subsidiary of I.R.I. Golf Group, LLC, a golf course investment and management company (“IRI”), to operate the property. The lease has a term of 20 years with four 5-year renewal options. The minimum annual rent in the initial year is approximately $1.1 million. Total percent rent is a negotiated percentage of revenue capped at a variable percentage of property gross revenues. The general terms of the lease agreement are described in the section of the prospectus entitled “Business – Description of Property Leases.”

The following table contains information on historical golf revenue for the South Mountain Property.

Year	Revenue per round
2005	$82.12
2004	$78.60
2003	$80.96

I.R.I. Golf Group, LLC. IRI was founded in 1991 by Jeff Silverstein. Since 1996, IRI has broadened its geographical scope in the Southwest, developing four facilities in Texas and Nevada. I.R.I. has extensive golf management experience, owning and operating 19 golf facilities in Arizona, Nevada, North Carolina, South Carolina, Texas and Washington. Prior to the consummation of our acquisition of the South Mountain Property, neither IRI nor its subsidiaries nor affiliates was related to us, affiliated with us or a partner in our business.

Competition. The Phoenix metropolitan area has more than 200 golf courses. The South Mountain course competes with a limited number of high-end, daily-fee golf courses located near downtown Phoenix. The property’s

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two principal competitors are the Legacy Golf Resort and Whirlwind Golf Club, which charge similar rates per round to the South Mountain course. The other nearby courses charge lower rates per round.

DEALERSHIPS

Route 66 Harley-Davidson Dealership

On April 27, 2006, we acquired the Route 66 Harley-Davidson dealership in Tulsa, Oklahoma (the “Route 66 Harley-Davidson Property”) from Route 66 Real Estate, LLC for a purchase price of $6.5 million. The 46,000 square-foot facility includes merchandise, parts and service departments, a 50’s-style 5 & Diner restaurant and conference and event facilities. The Route 66 Harley-Davidson dealership was named the 2006 Grand Prize Winner among Dealernews Top 100 powersport retailers in the country.

The approximate federal income tax basis of the depreciable portion of the property is $5,850,000. We believe the property is adequately insured, and there are currently no major capital expenditures planned for the dealership.

Lease. At the time of the acquisition, we entered into a long-term, triple-net lease with Route 66 Real Estate, LLC to operate the property. The lease has a term of 20 years with four 5-year renewal options. The minimum annual rent in the initial year is approximately $560,000, increasing during the term of the lease to approximately $1.0 million. Total percent rent is a negotiated percentage of revenue capped at a variable percentage of property gross revenues. The general terms of the lease agreement are described in the section of the prospectus entitled “Business – Description of Property Leases.”

The following table contains historical total revenue for the Route 66 Harley-Davidson Dealership Property.

Year	Revenue (millions)
2005	$15.1
2004	$12.5
2003	$10.7

Route 66 Real Estate, LLC. Route 66 Real Estate, LLC acquired the Harley-Davidson dealership in December of 1998. The dealership was re-branded with Route 66 as a new prototype dealership. Route 66 Real Estate, LLC is owned by Dr. Larry Wofford, a former Professor of Finance and Real Estate at the University of Tulsa. Prior to our acquisition of the Route 66 Harley-Davidson Property, neither Route 66 Real Estate, LLC nor its subsidiaries or affiliates was related to us, affiliated with us or a partner in our business.

Competition. The Route 66 Harley-Davidson dealership in Tulsa competes directly with one other Harley-Davidson dealership and two Honda dealerships. The competing Harley-Davidson dealership, Myers-Duren Harley-Davidson, is of similar size to the Route 66 Harley-Davidson dealership, but it does not have a restaurant and its revenues are driven primarily from motorcycle sales and servicing. Nationally, Honda is generally recognized as the biggest Harley-Davidson competitor in the big-twin motorcycle category, a style of motorcycle for which Harley-Davidson is most known. Also competing indirectly with the Route 66 Harley-Davidson dealership are two Kawasaki dealerships and two Suzuki dealerships, both of which are within 12 miles of Tulsa. There is also a Big Dog Motorcycles dealership in Tulsa that may impact the local market. Big Dog Motorcycles is a relatively new manufacturer that mass-produces specialized custom-look, big-twin motorcycles.

OTHER ATTRACTIONS

Hawaiian Falls Waterparks

On April 21, 2006, we acquired two Hawaiian Falls-branded outdoor waterparks near Dallas, Texas for an aggregate purchase price of $12.1 million. The properties are located in the towns of The Colony and Garland, Texas on municipally owned land. The waterparks feature a variety of slide, tube, wave pool and lazy river attractions, as well as special children’s areas. We entered into long-term, triple-net sub-leases with HFE Horizon,

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LP (“HFE Horizon”) to operate the waterparks. HFE Horizon, LP has entered into a licensing and merchandising agreement with Big Idea, Inc. in 2006 for daily appearances at the parks by certain VeggieTales characters.

The Hawaiian Falls in The Colony, Texas (the “Hawaiian Falls Colony Property”) is located on 7.5 acres 30 miles north of Dallas. The waterpark opened in May of 2004 and operates from May through September each year, recording over 152,000 visitors in 2005. The population within a 15-mile radius of the property, which includes the Texas cities of Plano, Frisco, Addison, Lewisville, Carrolton and Little Elm, is estimated to be 1.46 million. The property operates under a ground lease with the local municipality that expires in December 2043 and has two 5-year extension options.

The Hawaiian Falls in Garland, Texas (the “Hawaiian Falls Garland Property”) is located on 10 acres of the 129-acre W. Cecil Winters Regional Park, 15 miles north of Dallas. The waterpark opened in May of 2003 and operates from May through September each year, and recorded approximately 138,000 visitors in 2005. The population within a 15-mile radius of the property is estimated to be 2.02 million. The property operates under a ground lease with the local municipality that expires in May 2033.

The approximate federal income tax basis of the depreciable portion of the Hawaiian Falls Colony Property is $5,820,000. The approximate federal income tax basis of the depreciable portion of the Hawaiian Falls Garland Property is $6,305,000. We believe the properties are adequately insured, and there are currently no major capital expenditures planned for the waterparks.

Leases. At the time of the acquisition, we entered into two long-term, triple-net sub-leases with HFE Horizon to operate the properties. The leases each have a term of 27 years with no renewal options. The minimum annual rent for the Hawaiian Falls Colony Property is approximately $570,000 in the initial year, increasing during the term of the lease to approximately $640,000. The minimum annual rent for the Hawaiian Falls Garland Property is approximately $615,000 in the initial year, increasing during the term of the lease to approximately $700,000. Total percent rent in each lease is a negotiated percentage of revenue capped at a variable percentage of property gross revenues. The general terms of the lease agreements are described in the section of the prospectus entitled “Business – Description of Property Leases.”

The following table contains information on historical attendance and revenue for the Hawaiian Falls Colony Property.

Year	Revenue per capita
2005	$13.82
2004(1)	$14.64

FOOTNOTES:

(1)	Property opened late in season 2004.

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The following table contains information on historical attendance and revenue for the Hawaiian Falls Garland Property.

Year	Revenue per capita
2005	$14.52
2004	$14.96
2003(1)	$14.84

FOOTNOTES:

(1)	Property opened late in 2003.

HFE Horizon, LP. HFE Horizon, formerly a division of Herschend Family Entertainment (“HFE”), focuses its business on micro-waterparks. The principals of HFE Horizon have been involved in the ownership and operation of theme parks, waterparks and family entertainment centers since 1972. Prior to our acquisition of the waterparks, neither HFE Horizon nor its subsidiaries or affiliates was related to us, affiliated with us or a partner in our business.

Competition. Nationally, Palace Entertainment and Six Flags waterparks compete with smaller waterparks such as the Hawaiian Falls Colony Property and the Hawaiian Falls Garland Property. Locally, the Dallas-Fort Worth summer entertainment market for visitors and residents is served primarily by regional waterparks including Water Works Waterpark, Wet Zone and NRH2O Waterpark, which compete with the properties. The major amusement park in the area is Six Flags Over Texas and its Six Flags Hurricane Harbor waterpark, which competes directly with the properties in the Dallas market.

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SELECTED FINANCIAL DATA

The following selected financial data for CNL Income Properties replaces the Selected Financial Data charts beginning on page 100 of the prospectus and should be read in conjunction with “Item 7. – Management’s Discussion and Analysis of Financial Condition and Results of Operations” commencing on page 102 and the Financial Information commencing on page F-1:

	Quarter Ended March 31,		Year Ended December 31,
	2006	2005 (1)	2005 (1)	2004 (1)	2003 (1)
Operating Data:
Revenues	$1,266,467	$—	$226,666	$—	$—
Operating loss	(1,007,041)	(847,746)	(4,983,770)	(1,280,470)	—
Net income (loss)	4,278,563	992,168	6,583,431	(683,263)	—
Net income (loss) per share	0.10	0.09	0.33	(0.17)	—
Weighted average number of shares outstanding (basic and diluted)	44,318,153	10,775,650	19,795,649	4,075,979	20,000
Cash distributions declared and paid (2)	5,813,301	1,280,706	10,096,429	1,172,688	—
Cash distributions declared and paid per share(2)	0.14	0.13	0.54	0.26	—
Cash provided by (used in) operating activities	4,244,468	140,519	4,616,474	754,656	(199,000)
Cash used in investing activities	21,662,041	64,043,135	199,063,392	41,780,499	—
Cash provided by financing activities	125,022,585	40,944,658	251,541,482	77,734,960	200,000

	Quarter Ended March 31,		Year Ended December 31,
	2006	2005 (1)	2005 (1)	2004 (1)	2003 (1)
Balance Sheet Data:
Real estate investment properties	$20,783,247	$—	$20,952,902	$—	$—
Investment in unconsolidated entities	170,696,589	110,158,446	207,150,838	41,913,212	—
Mortgages and other notes receivable	56,472,143	—	3,000,000	—	—
Cash	201,409,693	13,752,159	93,804,681	36,710,117	1,000
Total assets	467,617,428	132,295,810	336,795,107	85,956,427	1,311,797
Total liabilities	19,726,455	19,537,495	12,163,277	11,004,049	1,111,797
Stockholders’ equity	447,890,973	112,758,315	324,631,830	74,952,378	200,000
Other Data:
Funds from operations (“FFO”) (3)	6,770,992	1,743,929	14,170,298	(579,129)	—
FFO per share	0.15	0.16	0.72	(0.14)	—
Properties owned by unconsolidated entities at end of period	10	8	10	7	—
Properties owned directly at end of period	1	—	1	—	—
Investments in mortgages and other notes receivable at end of period	4	—	1	—	—

FOOTNOTES:

(1)	Operations commenced on June 23, 2004 when we received minimum offering proceeds of $2.5 million and funds were released from escrow. We completed our first investment in December 2004. The results of operations for the years ended December 31, 2005 and 2004 are not necessarily indicative of future performance due to the limited time during which we were operational, our incurrence of organizational costs, and having not completed our first investment until December 2004. The results from operations for the quarter ended March 31, 2005 includes equity in earnings of our unconsolidated entities, interest income and general operating and administrative expense. Selected financial data for 2003 covers the period August 11, 2003 (date of inception) through December 31, 2003.

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(2)	Cash distributions are declared by the board of directors and generally are based on various factors, including expected and actual net cash from operations and our general financial condition, among others. Approximately, 93.3%, 8.5%, 51.9%, 24.0% and 0.0% of the distributions received by stockholders were considered to be ordinary income and approximately 6.7%, 91.5%, 48.1%, 76.0% and 0.0% were considered a return of capital for federal income tax purpose for the quarter ended March 31, 2006 and 2005 and for the years ended December 31, 2005, 2004 and 2003, respectively. We have not treated such amounts as a return of capital for purposes of calculating the stockholders’ return on their invested capital.

(3)	We consider funds from operations (“FFO”) to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net income. FFO, based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) and as used herein, means net income determined in accordance with GAAP, excluding gains or losses from sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. We believe that by excluding the effect of depreciation and amortization, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. FFO was developed by NAREIT as a relative measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net income); (ii) is not necessarily indicative of cash flow available to fund cash needs; and (iii) should not be considered as an alternative to net income determined in accordance with GAAP as an indication of our operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or our ability to make distributions. FFO as presented may not be comparable to amounts calculated by other companies. Accordingly, we believe that in order to facilitate a clear understanding of the consolidated historical operating results, FFO should be considered in conjunction with our net income as reported in the accompanying consolidated financial statements and notes thereto.

Reconciliation of net income (loss) to FFO for the quarter ended March 31, 2006 and 2005 and for the years ended December 31, 2005, 2004 and 2003:

	Quarter End March 31,		Year Ended December 31,
	2006	2005	2005	2004	2003
Net income (loss)	$4,278,563	$992,168	$6,583,431	$(683,263)	$—
Adjustments:
Depreciation and amortization	169,655	—	17,224	—	—
Equity in earnings of unconsolidated entities	(3,963,868)	(1,652,997)	(10,289,841)	(218,466)	—
Pro-rata share of FFO from unconsolidated entities (a)	6,286,642	2,404,758	17,859,484	322,600	—

Total funds from operations	$6,770,992	$1,743,929	$14,170,298	$(579,129)	$—

Weighted average number of shares of common stock outstanding (basic and diluted)	44,318,153	10,775,650	19,795,649	4,075,979	20,000

FFO per share (basic and diluted)	$0.15	$0.16	$0.72	$(0.14)	$—

FOOTNOTE:

(a)	In calculating our pro-rata share of FFO from unconsolidated entities, we first calculate FFO independently for each unconsolidated entity. We then determine our share of the FFO from each unconsolidated entity by multiplying the FFO for each such entity by the percentage of income that we recognize in our equity in earnings from the unconsolidated entity during the reporting period. The percentage of income that we recognize as equity in earnings for each unconsolidated entity is determined using the Hypothetical Liquidation at Book Value method of accounting.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis relates to the three months ended March 31, 2006 and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 102 of the prospectus:

INTRODUCTION

The following discussion is based on the condensed consolidated financial statements as of March 31, 2006 and December 31, 2005 and for the quarters ended March 31, 2006 and 2005. Amounts as of December 31, 2005 included in the unaudited condensed consolidated financial statements have been derived from audited consolidated financial statements as of that date. This information should be read in conjunction with the accompanying unaudited condensed consolidated financial statements and the notes thereto, as well as the consolidated financial statements and notes thereto included in our annual report on Form 10-K for the year ended December 31, 2005.

STATEMENT REGARDING FORWARD LOOKING INFORMATION

The following information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “intend,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: conditions affecting the CNL brand name, increased direct competition, changes in general economic conditions, changes in government regulations, changes in local and national real estate conditions, terrorism, extended U.S. military combat operations, our ability to obtain additional lines of credit or permanent financing on satisfactory terms, availability of proceeds from our offering of shares changes in interest rates, our ability to identify suitable investments, our ability to close on identified investments, inaccuracies of our accounting estimates, our ability to locate suitable tenants and operators for our properties and borrowers for mortgage loans, and the ability of such tenants and borrowers to make payments under their respective leases or mortgage loans. Given these uncertainties, we caution you not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

GENERAL

CNL Income Properties, Inc. was organized pursuant to the laws of the State of Maryland on August 11, 2003. We were formed primarily to acquire directly and indirectly properties in the United States that will be leased on a long-term (generally five to 20 years, plus multiple renewal options), triple-net or gross basis to tenants or operators who are significant industry leaders. We may also make or acquire loans (mortgage, mezzanine and other loans) or other permitted investments related to interests in real estate and may purchase equity and other interests in financings. We currently operate and have elected to be taxed as a real estate investment trust (a “REIT”) for federal income tax purposes beginning with the taxable year ended December 31, 2004. We have retained CNL Income Corp. (the “Advisor”) as our advisor to provide management, acquisition, advisory and administrative services.

Beginning on April 16, 2004, we offered for sale up to $2.0 billion in shares of common stock (200 million shares of common stock at $10 per share) pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended. We commenced active operations on June 23, 2004, when the minimum required offering proceeds were received and funds were released to us from escrow. The activities from August 11, 2003 (our inception) through June 23, 2004 were devoted to the organization of the company. As of March 31, 2006, we had received aggregate offering proceeds of approximately $520.7 million (52,108,344 shares) from 17,596 investors in connection with the inital offering, including approximately $8.2 million (861,879 shares) purchased through our distribution reinvestment plan. The shares sold and the gross offering proceeds received from such sales do not include the 20,000 shares purchased by the Advisor for $200,000 preceding the commencement of the initial offering or the $1.2 million (117,708 restricted common shares) issued in December 2004 to CNL Financial Group, Inc., a company affiliated with our Advisor and wholly-owned indirectly by our chairman of the board and his wife. As of

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March 31, 2006, we had also redeemed 50,664 shares at approximately $9.48 per share for a total of $480,164. We have and will continue to use proceeds from the initial offering to invest in properties, loans and other permitted investments.

On September 29, 2005, in anticipation of the end of our initial offering, we filed a registration statement on Form S-11 under the Securities Act of 1933, as amended. On March 31, 2006, we stopped selling shares of our common stock from the initial offering in preparation for this offering of $2.0 billion in shares of common stock (200 million shares of common stock at $10.00 per share) including up to $47.5 million in shares of common stock (5 million shares of common stock at $9.50) available for sale under the terms of our distribution reinvestment plan. On April 4, 2006, the registration statement was declared effective and we began selling shares of common stock under this offering.

We have and will continue to focus our investment activities on and use the proceeds of our offerings primarily for the acquisition, development and ownership of lifestyle properties that we believe:

•	Are part of an asset class wherein the supply of developed, specific-use real estate is greater than the demand for the intended use of such real estate;

•	Where a change in operational control is anticipated to improve value;

•	Are part of an industry that is experiencing constraints on the availability of new capital, which we believe typically has the effect of lowering the purchase price of such properties; and/or

•	Have the potential for long-term revenue generation based upon certain demographic data including an aging baby boomer population and associated concentrations of wealth.

We have invested in or intend to invest in properties in the following asset classes (in no order of priority):

•	Dealership properties including, for example, automobile, motorcycle, recreational vehicle and boat dealerships;

•	Campgrounds, recreational vehicle (“RV”) parks that rent lots and offer other services;

•	Health clubs, athletic training facilities, wellness centers and spa facilities;

•	Parking lots with monthly and daily parking space rentals in urban areas;

•	Merchandise marts with showrooms and host tradeshows for merchandise manufacturers and wholesalers in major metropolitan areas;

•	Destination retail and entertainment centers, that develop and lease properties featuring entertainment-oriented stores, restaurants and/or attractions;

•	Marinas that offer recreational boat slip rentals and other services;

•	Ski resorts, including real estate in and around ski resorts such as ski-in/ski-out alpine villages, townhouses, lodging and other related properties;

•	Golf courses and golf resorts, including real estate in and around golf courses and golf resorts, such as retail villages, townhouses, lodges and other related properties;

•	Amusement parks, waterparks and family entertainment centers, which may include lodging facilities;

•	Real estate in and around lifestyle communities;

•	Vacation ownership interests, which entitle a purchaser of the interests to exclusive use of resort accommodations at a resort property or properties for a particular period of time each year; and

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•	Other attractions, such as sports-related venues and cultural facilities such as visual and performing arts centers, zoological parks or aquariums.

Although these are the asset classes in which we have invested or intend to invest in, we may acquire or invest in other types of properties which are not listed above that we believe have the potential for long-term revenue generation based upon underwriting criteria and models that we have developed and/or certain demographic criteria as described above.

We have elected to be taxed as a REIT for federal income tax purposes. As a REIT we generally will not be subject to federal income tax on income that we distribute annually to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is lost. Such an event could materially and adversely affect our net income, cash flows and our ability to make distributions to stockholders. However, we believe that we are organized and have operated in a manner to qualify for treatment as a REIT beginning with the year ended December 31, 2004. In addition, we intend to continue to be organized and to operate so as to remain qualified as a REIT for federal income tax purposes.

LIQUIDITY AND CAPITAL RESOURCES

General

Our principal demand for funds will be for property acquisitions, loans and other permitted investments and the payment of operating expenses and distributions to stockholders. Generally, our cash needs for items other than property acquisitions will be generated from operations, our investments or advances from affiliates, although our affiliates are not obligated to advance such funds. We have also entered into a revolving line of credit with a capacity of $20.0 million, which we use to bridge short-term liquidity needs that arise due to timing of cash receipts and payments.

We intend to continue to acquire properties, make or acquire loans (mortgage, mezzanine and other loans) or other permitted investments with proceeds from our public offerings and permanent debt financing to be obtained. If sufficient capital is not raised, it would limit our ability to acquire additional properties, make or acquire loans or permitted investments. This could impact our ability to pay distributions or raise the distribution rate due to our limited income from operations, unless we choose to borrow to do so. Our ability to acquire properties is in part dependent upon our ability to locate and contract with suitable third-party tenants. The inability to locate suitable tenants may delay our ability to acquire certain properties. Not only are we experiencing increased competition in our targeted asset classes, we are also challenged due to the complex and expensive structures we must use to acquire properties due to the tax and legal requirements of being a REIT. Delays in acquiring properties or making or acquiring loans with the capital raised from our common stock offering dilute our ability to pay distributions to our existing stockholders.

We intend to continue to pay distributions to our stockholders on a quarterly basis. Operating cash flows are expected to be generated from properties, loans and other permitted investments to cover such distributions. In the event we are unable to acquire properties at the pace expected, we may not be able to continue to pay distributions to stockholders or may need to reduce the distribution rate or borrow to continue paying distributions, all of which may negatively impact a stockholder’s investment in the long term.

We believe that our current and anticipated capital resources, including cash on hand and the availability of funds from our line of credit are sufficient to meet our liquidity needs for the coming year.

Common Stock

As of March 31, 2006, we had received subscription proceeds in connection with our initial offering of approximately $520.7 million (52,108,344 shares) from 17,596 investors, excluding the 20,000 shares purchased by the Advisor for $200,000 preceding the commencement of our initial offering, the $1.2 million (117,708 restricted common shares) issued in December 2004 to CNL Financial Group, Inc., a company affiliated with our Advisor and wholly owned indirectly by our chairman of the board and his wife. As of March 31, 2006, we had also redeemed 50,664 shares at approximately $9.48 per share for a total of approximately $480,164. For the quarter ended March

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31, 2006, we received subscription proceeds in connection with our initial offering of approximately $142.9 million (14,243,502 shares) and raised an average of approximately $47.6 million per month during the quarter ended March 31, 2006. During the period April 1, 2006 through May 4, 2006, we received additional subscription proceeds of approximately $1.6 million (161,036 shares) in this offering. We primarily use the capital we raise to acquire properties, make or acquire loans and make other permitted investments and to pay fees and expenses in connection with our stock offerings and acquisitions.

Investments in and Distributions from Unconsolidated Entities

As of March 31, 2006, we had invested in properties at ten locations through our unconsolidated entities. We are entitled to receive quarterly cash distributions from our unconsolidated entities. During the quarters ended March 31, 2006 and 2005, we received operating distributions of approximately $4.3 million and $0, respectively, from the operation of these entities. These distributions are generally received within 45 days after each quarter end. Distributions receivable from our unconsolidated entities as of March 31, 2006 and December 31, 2005 were approximately $5.4 million and $4.9 million, respectively.

Additionally, on March 1, 2006, the Wolf Partnership closed on a previously announced $63.0 million mortgage financing on two properties owned in a joint venture with Great Wolf Resorts, Inc. Pursuant to the Wolf Partnership agreement, we received approximately 70.0% of the net loan proceeds from the financing or approximately $43.5 million.

Borrowings

We intend to borrow money to acquire assets and to pay certain related fees. We have, and may continue to borrow money to pay distributions to stockholders. We also intend to encumber assets in connection with such borrowings. In general, the aggregate amount of permanent financing is not expected to exceed 50% of our total assets on an annual basis, however, it may likely exceed 50% for a limited period in our early acquisition stage. The maximum amount we may borrow is 300% of our net assets in the absence of a satisfactory showing that a higher level of borrowing is appropriate. In order to borrow an amount in excess of 300% of our net assets, a majority of the independent members of our board of directors must approve the borrowing, and the borrowing must be disclosed and explained to stockholders in our first quarterly report after such approval occurs.

We plan to obtain lines of credit, in an amount up to $100 million. The lines of credit may be increased at the discretion of our board of directors and may be repaid with offering proceeds, proceeds from the sale of assets, working capital or permanent financing. On March 24, 2006, we entered into an agreement for a $20.0 million revolving line of credit with Colonial Bank, N.A. The line replaced a previously existing $5.0 million line of credit with Branch Banking & Trust Company and will primarily be used for working capital needs, to temporarily fund distributions to stockholders and bridge financing on real estate investments. The line of credit is unsecured, bears interest at the 30-day LIBOR (approximately 4.83% on March 31, 2006) plus 2.25% and has a term of two years with monthly payments of interest only and principal due at maturity (March 24, 2008). As of March 31, 2006, borrowings outstanding under the line of credit were approximately $6.1 million. The balance outstanding on our previous line of credit at December 31, 2005 was approximately $4.5 million. The terms of the line of credit agreement require us to meet certain customary financial covenants and ratios including (a) a total permanent debt to total assets ratio of no more than 65%, (b) a tangible net worth of no less than $200.0 million and (c) a ratio of distributions to funds from operations of no more than 110%. We were in compliance with these covenants at March 31, 2006. Additionally, we are required to maintain a zero balance on the line of credit for a 30-day period during the first quarter of each year beginning in 2007.

See the section below titled “Off Balance Sheet and Other Arrangements – Borrowings of Our Unconsolidated Entities” for a description of the borrowings of our unconsolidated entities.

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Mortgages and Other Notes Receivable

The following is a summary of the four loans that we have made as of March 31, 2006:

Description	Date of Loan Agreement	Maturity date	Interest Rate		Loan Amount
Consolidated Conversion, LLC (hotel conversion)	9/29/2005	4/30/2007	15.0	%(1)	$3,000,000
Plaza Partners, LLC (hotel conversion)	2/28/2006	2/28/2007	15.0	%(2)	$16,800,000
Mizner Court Holdings, LP (condominium conversion)	3/10/2006	11/9/2007	LIBOR + 7.0	%(3)	$15,000,000
Shorefox Development, LLC (lifestyle community development)	3/13/2006	3/10/2009	13.5	% (4)	$20,000,000

FOOTNOTES:

(1)	Pursuant to the loan agreement, the loan earns interest at a rate of 15.0% per year and requires monthly and interest payment based on an annual percentage rate of 8.5% with the remaining 6.5% becoming due and payable upon the loan’s maturity. The term of the loan is 18 months and may be extended by the borrower for up to three additional six-month periods. The loan is collateralized by a first mortgage on ten vacant acres of land adjacent to the hotel and a second priority mortgage on the remainder of the property which includes the hotel. Completion of the condominium conversion and related improvements is guaranteed by the principals of Consolidated Conversions, LLC. The loan may be prepaid at anytime, but in no event we will receive less than a 15% return for at least one year.

(2)	Pursuant to the loan agreement, the loan earns interest at a rate of 15.0% per year and requires monthly and interest payment based on an annual percentage rate of 8.75% with remaining 6.25% becoming due and payable upon the loan’s maturity. The term of the loan is 12 months and may be extended by the borrower for up to two additional six-month periods. The loan is collateralized by a first mortgage on the property.

(3)	The loan was purchased from Column Financial, Inc., as former lender, to Mizner Court Holdings, LP. Mizner Court Holdings, LP is a partnership owned by a subsidiary of GE Capital called GEBAM, Inc. and by Stoltz Mizner Court, LP. The initial term of the loan is 24 months and has 20 months remaining with a one year extension option. The interest rate is at one month LIBOR (approximately 4.83% on March 31, 2006) plus 7.0%. The mezzanine loan is collateralized by a pledge of all the partnership interests in Mizner Court, LP and is guaranteed as to interest payments and as to completion by Morris L. Stoltz II. The loan may not be prepaid before May 9, 2006.

(4)	Pursuant to the loan agreement, we agreed to provide financing up to $40.0 million in connection to the development of the infrastructure of an Orvis branded lifestyle community in Granby, Colorado. As of March 31, 2006, we have contributed $20.0 million. The loan requires interest payments based on an annual interest rate of 9.5% paid monthly with the remaining 4.0% becoming due and payable upon the loan’s maturity. The term of the loan is 36 months and may be extended by the borrower up to 12 months. The loan may not be prepaid during the first year. The loan is collateralized by a first mortgage on a portion of the Granby property. The loan is personally guaranteed by the principals of Shorefox Development, LLC until $10.0 million in infrastructure is completed. Loan origination fees of $400,000 were paid to us in connection with making this loan. This amount was recorded as a reduction in the value of the note receivable on the accompanying condensed consolidated balance sheet and will be amortized into interest income over the initial term of the loan.

We record acquisition fees incurred in connection with making the loans as part of the note receivable balance and amortize the amounts as a reduction of interest income over the term of the notes.

Related Party Arrangements

In accordance with the advisory agreement, the Advisor and affiliates are entitled to receive certain fees and reimbursable expenses in connection with our offering. For the initial offering these fees and reimbursable expenses included: marketing and supporting fee of up to 2.5% and selling commission of 6.5% of gross offering proceeds, acquisition fees of 3.0% for services in the selection, purchase, development or construction of real property, debt acquisition fees of 3.0% for services in connection with the incurrence of debt, asset management fees of 0.08334% per month on our real estate asset value, and certain expense incurred on behalf of us in connection

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with the company’s organization, offering, acquisitions, and operating activities. For the quarters ended March 31, 2006 and 2005, we incurred approximately $21.1 million and $12.0 million, respectively, in certain fees and reimbursable expenses to our Advisor and its affiliates.

In connection with this offering, CNL Securities Corp., the managing dealer of our public offerings, will receive selling commissions of up to 7.0% of gross offering proceeds on all shares sold, a marketing support fee of up to 3.0% of gross proceeds, and reimbursement of actual expenses incurred up to 0.10% of proceeds in connection with due diligence of the offerings. A substantial portion of the selling commissions and marketing support fees are reallocated to third-party participating broker dealers.

As of March 31, 2006 and December 31, 2005, we owed our Advisor and certain of its affiliates approximately $12.8 million and $7.1 million, respectively, for certain organizational and offering expenses, acquisition fees, asset management fees, selling commissions, marketing support fees, due diligence expense reimbursements and operating expenses incurred on our behalf. In accordance with our amended and restated articles of incorporation, the total amount of certain offering, organizational and stock issuance costs we pay may not exceed 13% of the aggregate offering proceeds. Accordingly, approximately $1.1 million of these costs relating to the initial offering of our common stock has been capitalized and deferred as of March 31, 2006, with a corresponding amount due to our Advisor and certain of its affiliates. The deferred offering costs will be deducted from future offering proceeds and reimbursed to affiliates to the extent the aggregate costs are within the 13% limitation. We are not obligated to pay our Advisor or certain of its affiliates costs that exceed the 13% limitation at the end of each offering.

In addition, to the extent that operating expenses, in any four consecutive fiscal quarters (the “Expense Year”), exceed the greater of 2% of average invested assets or 25% of net income, the Advisor shall reimburse us the amount by which the total operating expenses paid or incurred exceed the greater of the 2% or 25% threshold (the “Expense Cap”). For the Expense Year ended March 31, 2006, operating expenses did not exceed the Expense Cap.

Distributions

We intend to pay distributions to our stockholders on a quarterly basis. The amount of distributions declared to our stockholders will be determined by our board of directors and is dependent upon a number of factors, including expected and actual net cash from operations for the year, our financial condition, a balanced analysis of value creation reflective of both current and long-term stabilized cash flows from our properties, our objective of continuing to qualify as a REIT for federal income tax purposes, the actual operating results of each quarter, economic conditions, other operating trends, capital requirements and avoidance of volatility of distributions. Operating cash flows are expected to be generated from properties, loans and other permitted investments acquired or made by us. We declared and paid distributions of approximately $5.8 million ($0.1374 per share) and $1.3 million ($0.1272 per share) for the quarters ended March 31, 2006 and 2005, respectively. We temporarily funded the distribution payment of approximately $5.8 million for the quarter ended March 31, 2006 with proceeds from our line of credit in order to bridge the time from when we paid distributions to our shareholders until we received cash distributions from our unconsolidated entities, which usually occurs within 45 days of the end of each quarter. Distributions paid in the first quarter of 2005 were primarily funded with a temporary advance of approximately $1.3 million from an affiliate of the Advisor. The advance was repaid in the second quarter of 2005 upon receipt of our first quarter earnings from our unconsolidated entities.

The distributions declared and paid during the quarter ended March 31, 2006 exceeded net income for the quarter ended March 31, 2006 by approximately $1.5 million. Distributions to stockholders may be considered a return of capital to the extent the amount of such distributions exceeds net income calculated in accordance with generally accepted accounting principles (“GAAP”). Accordingly, for the quarter ended March 31, 2006, approximately 26.4% of the distributions represented a return of capital, if calculated using GAAP net income as the basis. Approximately 6.71% of the distributions for the three months ended March 31, 2006 constitutes a return of capital for federal income tax purposes. No amounts distributed to stockholders are required to be or have been treated as a return of capital for purposes of calculating the stockholders’ return on their invested capital. The characterization of distributions declared for the quarter ended March 31, 2006 may not be indicative of the characterization of distributions that may be expected for the year ending December 31, 2006.

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Cash Flow Analysis

Our net cash flows provided by operating activities were approximately $4.2 million for the quarter ended March 31, 2006 and were comprised primarily of interest earned on uninvested offering proceeds, rental revenues, interest income on mortgages and other notes receivable and the receipt of distributions from our unconsolidated entities offset by payments made for operating expenses (including asset management fees to our Advisor), as compared to the net cash flow from operating activities of $140,519 for the quarter ended March 31, 2005, which was primarily attributable to interest earned on invested cash and payments made for operating expenses.

Cash flows used in investing activities were approximately $21.7 million for the quarter ended March 31, 2006 and consisted primarily of investments in mortgage loans of approximately $51.8 million offset by approximately $43.5 million in distributions from unconsolidated entities representing proceeds from debt financing through our partnership with Great Wolf Resorts. We also invested an additional $6.7 million in unconsolidated entities (primarily to expand the Dallas Market Center property), made deposits of $1.1 million on properties and paid $5.6 million in acquisition costs and fees. During the quarter ended March 31, 2005, we made contributions to acquire our interests in DMC Partnership of approximately $61.9 million and paid of acquisition fees and costs of approximately $2.1 million.

For the quarter ended March 31, 2006, the net cash flows provided by financing activities were approximately $125.0 million and were primarily attributable to the receipt of approximately $142.9 million of subscription proceeds, the payment of approximately $13.3 million in stock issuance costs in connection with the offering, distributions paid to stockholders of approximately $5.8 million, and net borrowings under our line of credit of approximately $1.6 million. The net cash flows provided by financing activities for the quarter ended March 31, 2005 were approximately $40.9 million and consisted primarily of subscriptions proceeds received of approximately $43.8 million, an advance from an affiliate of approximately $1.3 million, the payment of approximately $2.8 million in stock issuance costs and distributions paid to stockholders of approximately $1.3 million.

CRITICAL ACCOUNTING POLICIES

Consolidation. The consolidated financial statements include our accounts and the accounts of our wholly-owned subsidiaries and entities in which we have a controlling interest in accordance with the provisions of Statement of Position 78-9 “Accounting for Investments in Real Estate Ventures” (“SOP 78-9”) or are the primary beneficiary as defined in FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, (“FIN 46”). The application of FIN 46 and SOP 78-9 requires management to make significant estimates and judgments about our and our venture partners’ rights, obligations and economic interests in the related venture entities. The equity method of accounting is applied in the consolidated financial statements with respect to those investments in entities in which we are not the primary beneficiary under FIN 46 or have less than a controlling interest due to the significance of rights and obligations held by other parties under SOP 78-9.

Investments in unconsolidated entities. The equity method of accounting is applied with respect to investments in entities for which we have determined that consolidation is not appropriate under FIN 46 or SOP 78-9. We recognize equity in earnings from our unconsolidated entities under the hypothetical liquidation at book value (“HLBV”) method of accounting due to the capital structure of those entities and the rights and priorities of the partners. The HLBV method differs from other generally accepted accounting methods in which an investing partner recognizes the percentage of a venture’s net income or loss based upon the partner’s percentage of ownership. Under the HLBV method, we must estimate at the balance sheet date what we would receive or be obligated to pay in accordance with the governing agreements if our unconsolidated entities were to liquidate all of their assets, pay their debts and distribute the remaining equity at book value. As a result, we recognize income (equity in earnings) in each reporting period equal to the change in our share of assumed proceeds from the liquidation of the underlying unconsolidated entities at depreciated book value. Under this method, in any given period we could be recording more or less income than actual cash distributions received and more or less than we may receive in the event of an actual liquidation.

Impairments. For real estate owned by us and accounted for under the equity method, we compare the estimated fair value of our investment to the carrying value at each reporting date. To the extent the fair value of the investment is less than the carrying amount, and the decline in value is determined to be other than a temporary decline, an impairment charge will be recorded.

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For real estate to be owned by us, we will monitor events and changes in circumstance that may indicate that the carrying amounts of the real estate assets may not be recoverable. When such events or changes in circumstances are present, we will assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset and from its eventual disposition, to the carrying amount of the asset. In the event that the carrying amount exceeds the estimated future undiscounted operating cash flows, we would recognize an impairment loss to adjust the carrying amount of the asset to the estimated fair value.

The determination of both the estimated fair value of our investment and the estimation of future cash flows to be generated over the life of the assets requires management to make significant estimates and judgments.

Mortgages and other notes receivable. Mortgage loans receivable are recorded at the lower of cost or market. Whenever future collection of a specific note appears doubtful, a valuation allowance will be established. The allowance represents the difference between the carrying value and the amount expected to be received. Increases and decreases in the allowance due to changes in the measurement of the impaired loans are included in impairments and provisions on assets. Loans continue to be classified as impaired unless they are brought fully current and the collection of scheduled interest and principal is considered probable. When a loan or portion of a loan, including an impaired loan, is determined to be uncollectible, the portion deemed uncollectible is charged against the allowance and subsequent recoveries, if any, are credited to the allowance. Accrual of interest is discontinued when management believes, after considering economic and business conditions and collection efforts, that a borrower’s financial condition is such that collection of interest is doubtful. Subsequent interest is recorded as income when collected. At this time we have not established a valuation allowance on our loans as collection is expected to occur.

RESULTS OF OPERATIONS

The following table summarizes our operations for the quarter ended March 31, 2006 as compared to the quarter ended March 31, 2005.

	Quarters Ended
	March 31, 2006	March 31, 2005	$ Change	% Change
Revenue:
Rental income and FF&E reserve income	$764,109	$—	$764,109	n/a %
Interest income on mortgages and other notes receivable	502,358	—	502,358	n/a %

Total revenue	1,266,467	—	1,266,467	—

Expenses:
Asset management fees to advisor	1,005,300	313,973	691,327	220.2%
General and administrative	1,098,554	533,773	564,781	105.8%
Depreciation and amortization	169,654	—	169,654	n/a %

Total expenses	2,273,508	847,746	1,425,762	168.2%

Operating loss	(1,007,041)	(847,746)	(159,295)	18.8%

Other income (expense):
Interest and other income	1,402,001	186,917	1,215,084	650.1%
Interest expense and loan cost amortization	(80,265)	—	(80,265)	n/a %
Equity in earnings of unconsolidated entities	3,963,868	1,652,997	2,310,871	139.8%

Total other income	5,285,604	1,839,914	3,445,690	187.3%

Net income	$4,278,563	$992,168	$3,286,395	331.2%

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Rental income and FF&E reserve income. The increase in rental income and FF&E reserve income for the quarter ended March 31, 2006 as compared to quarter ended March 31, 2005 was due to the acquisition of Gatlinburg Sky Lift in December 2005. The Gatlinburg Sky Lift is leased on a long-term triple-net basis to a third-party tenant. Prior to December 2005, we did not have any properties that we consolidated in our financial statements and all of our investments were owned through our unconsolidated entities where our primary source of income was generated from equity in earnings.

Interest income on mortgages and other notes receivable. During September 2005 through March 31, 2006, we made four loans to third-party borrowers, which resulted in interest income of approximately $0.5 million for the quarter ended March 31, 2006. We had not made any loans prior to September 2005.

Asset management fees to Advisor. Asset management fees of 0.08334% of invested assets are paid to the Advisor for acquisition of real estate asset and mortgage and other loans. For the quarters ended March 31, 2006 and 2005 asset management fees to our Advisor was approximately $1.0 million and $313,973, respectively. The increase in such fees is due to the acquisition of additional real estate properties and loans made subsequent to the first quarter 2005 through 2006.

General and administrative. For the quarters ended March 31, 2006 and 2005, general and administrative expenses were approximately $1.1 million and $533,773, respectively. The increase is primarily due to the overall increase in our operating activities.

Interest and other income. The increase in interest income is a result of greater average cash on hand from uninvested offering proceeds during the first quarter of 2006 as compared to 2005.

Equity in earnings. The overall increase of approximately $2.3 million from March 31, 2006 in comparison to the same period in 2005 is primarily due to the increase in the amount and number of our investments in our unconsolidated entities. For the quarter ended March 31, 2005, our equity in earnings reflects our investments in the retail and commercial properties at seven resort villages and activities on the acquisition of the World Trade Center at the Dallas Market Center from February 14, 2005 (acquisition date) through March 31, 2005. The quarter ended March 31, 2006, reflects equity in earnings from our interests in the retail and commercial properties at seven resort villages, the World Trade Center and two waterpark resorts, which were all owned during the entire quarter.

Equity in earnings from our unconsolidated entities is recognized under the hypothetical liquidation at book value method as discuss earlier in “Critical Accounting Policies.” The unconsolidated entities’ structure and agreements provide us a stated return on our investment in priority to any returns to our partners. Because our equity in earnings is calculated in this manner, our partners have historically been allocated significant losses which offset the earnings that we record from these entities. During 2006, our partners’ unreturned capital in certain of these entities is expected to be reduced to zero as a result of the losses they have recognized and the distributions that they have received from these entities. Once this occurs, we will no longer recognize significant amounts of income and may even recognize losses that these entities incur. While this method of recognizing earnings and losses from the unconsolidated entities is not expected to have an impact on the distributions we receive from them or our funds from operations (defined below), it will likely result in significant reductions in our net income (loss) and our earnings (loss) per share.

Our results of operations for the quarter ended March 31, 2006 are not necessarily indicative of what the results of operations will be for the year ending December 31, 2006 and in the future. The investments that we have acquired or will be acquiring have significant impact in our results of operation and our actual results could differ materially.

OTHER

Funds from Operations

We consider funds from operations (“FFO”) to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net income. FFO, based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) and as used herein, means net income determined in accordance with GAAP, excluding gains or losses from sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. We believe that by excluding the effect of depreciation and amortization, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. FFO was developed by NAREIT as a relative measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP

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(which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net income), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net income determined in accordance with GAAP as an indication of our operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or our ability to make distributions. FFO as presented may not be comparable to amounts calculated by other companies.

Accordingly, we believe that in order to facilitate a clear understanding of the consolidated historical operating results, FFO should be considered in conjunction with our net income and cash flows as reported in the accompanying consolidated financial statements and notes thereto.

Reconciliation of net income to FFO for the quarter ended March 31, 2006 and 2005:

	Quarter Ended March 31,
	2006	2005
Net income	$4,278,563	$992,168
Adjustments:
Depreciation and amortization	169,655	—
Equity in earnings of unconsolidated entities	(3,963,868)	(1,652,997)
Pro-rata share of FFO from unconsolidated entities	6,286,642	2,404,758

Total funds from operations	$6,770,992	$1,743,929

Weighted average number of shares of common stock outstanding (basic and diluted)	44,318,153	10,775,650

FFO per share (basic and diluted)	$0.15	$0.16

Borrowings of Our Unconsolidated Entities

Our unconsolidated entities are subject to the following fixed rate debt:

Unconsolidated entity	Type of loan	Interest rate	Payment	Maturity date	Principal balance at March 31, 2006
Intrawest U.S. Venture	Mortgage loan	5.75%	Monthly principal and interest payment of $289,389	5/20/2015	$45,367,218

Intrawest Canadian Venture	Mortgage loan	5.83%	Monthly interest only of $110,880 (1)	12/11/2014	22,790,880	(1)

DMC Partnership	Mortgage loan	6.04%	Monthly principal and interest payment of $889,145	9/1/2014	139,798,877

DMC Partnership	Mortgage loan	5.45%	Monthly principal and interest payment of $110,663	9/1/2012	15,924,031

Wolf Partnership	Mortgage loan	6.08%	Monthly interest only of $319,200 (2)	3/1/2013	63,000,000	(2)

Total					$286,881,006

FOOTNOTES:

(1)	Amount was converted from Canadian dollars to U.S. dollars at an exchange rate of 0.856 Canadian dollars for $1.00 U.S. dollar as of March 31, 2006 and 0.858 Canadian dollars for $1.00 U.S. dollar as of December 31, 2005. Effective December 2006, monthly principal and interest payment of $134,350 are due until maturity.

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(2)	Effective April 1, 2009, monthly principal and interest payment shall be payable on the loan based on a 30-year amortization schedule.

COMMITMENTS, CONTINGENCIES AND CONTRACTUAL OBLIGATIONS

The following table presents our contingent commitments and contractual obligations and the related payment periods as of March 31, 2006:

	Payments due in
	Less than 1 year	Years 1-3	Years 3-5	More than 5 years	Total
Line of credit — principal	$—	$6,137,669	$—	$—	$6,137,669
Line of credit — interest	434,547	533,362	—	—	967,909
Contingent purchase consideration (1)	—	9,750,000	—	—	9,750,000
Loan funding commitments	—	20,000,000	—	—	20,000,000
DMC capital commitments (2)	7,721,959	—	—	—	7,721,959

Total contractual obligations	$8,156,506	$36,421,031	$—	$—	$44,577,537

FOOTNOTES:

(1)	In connection with the purchase of the resort village property located at Copper Mountain, Colorado, the Intrawest Partnership agreed to pay additional future purchase consideration contingent upon the Copper Mountain property achieving certain levels of financial performance, as specified in the purchase and sale agreement. The amount of the contingent purchase price will be determined as of December 31, 2008, and in no event, will the amount exceed $3.75 million. We have guaranteed the payment of the contingent purchase price to Intrawest on behalf of the Intrawest Partnership.

In connection with the purchase of the Wolf Dells Property and the Wolf Sandusky Property, Great Wolf may receive additional contingent purchase price of up to $3.0 million per waterpark resort if those properties achieve certain financial performance goals during 2007 and 2008. The amount of contingent purchase price will be determined during those years, and in no event will the amount exceed a total of $6.0 million for both properties.

(2)	We have committed to fund our share of costs for development of the Trade Mart Expansion at the Dallas Market Center. This amount represents our remaining share of the approximately $17.0 million in total expected development costs. As of March 31, 2006, we had contributed approximately $9.3 million.

Subsequent to March 31, 2006, in connection with the acquisition of the Bretton Woods Property, we issued a note in the principal amount of $6.5 million bearing interest at 5.8% per annum due on the fourth anniversary of the Closing Date. The expected payment due on the fourth anniversary of the Closing Date is $8.0 million, including all interest. We also committed to invest approximately $500,000 in improvements to the South Mountain Property.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following information should be read in conjunction with the “Certain Relationships and Related Transactions” section beginning on page 124 of the prospectus:

Our managing dealer received selling commissions amounting to 6.5% of the total amount raised from the sale of shares in our initial offering, up to 6.0% of which was paid or has accrued and will be paid as commissions to other broker-dealers. Our managing dealer is entitled to receive selling commissions up to 7.0% of the total amount raised from the sale of shares from this offering, of which up to 6.5% may be paid as commissions to other broker-dealers. During the period January 1, 2006 through March 31, 2006, we incurred approximately $9.1 million of such fees in connection with our offerings, the majority of which has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

In addition, our managing dealer was entitled to receive a marketing support fee equal to 2.5% of the total amount raised from the sale of shares in our initial offering, all or a portion of which was or may be reallowed to other broker-dealers. Our managing dealer is entitled to receive a marketing support fee of 3.0% of the total amount raised from the sale of shares from this offering, up to 2.5% of which may be reallowed to other broker-dealers who enter into a participating broker agreement with the managing dealer. During the period January 1, 2006 through March 31, 2006, we incurred approximately $3.5 million of such fees in connection with our offerings, the majority of which has been or will be reallowed to other broker-dealers.

In connection with our offerings, our advisor was and is entitled to receive Acquisition Fees for services provided in connection with the selection, purchase, development or construction of real property and the incurrence of debt from lines of credit and permanent financing that are used to acquire properties or to make or acquire loans and other permitted investments equal 3.0% of the total amount raised from the sale of shares in our offerings and 3.0% of loan proceeds from permanent financing; however, no Acquisition Fees will be paid on proceeds from any line of credit until such time as all Net Offering Proceeds have been invested. During the period January 1, 2006 through March 31, 2006, we incurred approximately $4.3 million of such fees in connection with our initial offering. For the period January 1, 2006 through March 31, 2006, we incurred Acquisition Fees totaling approximately $1.3 million as a result of permanent financing used to acquire certain properties.

We entered into an Advisory Agreement with our advisor pursuant to which our advisor receives a monthly asset management fee of 0.08334% of an amount equal to the total amount invested in our properties, loans and other permitted investments (exclusive of acquisition fees and expenses) as of the end of the preceding month. The asset management fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of our advisor. All or any portion of the asset management fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as our advisor shall determine. During the quarter ended March 31, 2006, we incurred approximately $1.0 million of such fees.

Our advisor and its Affiliates provide various general operating and administrative services to us, including services related to accounting, financial, tax and regulatory compliance reporting, stockholder distributions and reporting, due diligence and marketing, and investor relations (including administrative services in connection with the offering of shares) on a day-to-day basis. During the period commencing January 1, 2006 through March 31, 2006, we incurred $315,073 in fees for these services.

THE OFFERING

PLAN OF DISTRIBUTION

The following paragraph replaces the last paragraph on page 161 of the prospectus:

In order to encourage purchases in excess of 500,000 shares, by the categories of investors described above, in addition to a discount equal to the 7.0% selling commissions and the 3.0% marketing support fee discount described above, if the investor is a “purchaser” (as defined below) and buys in excess of 500,000 shares, and all such shares were purchased through the same registered investment adviser, participating broker or the managing dealer, such purchase and any subsequent purchase will be subject to a reduced Acquisition Fee of 1.0% (as opposed to 3.0%). In such instance, the initial purchase price per share will be $8.80.

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The volume discount table is corrected by replacing the $0.60 in the first row in the last column with $0.65 on page 162 of the prospectus.

AFFILIATE LITIGATION

The following paragraph updates and replaces the corresponding paragraph on page 130 of the prospectus:

In 2004, stockholders in CNL Hotels & Resorts, Inc. (“CHR”) filed two class action complaints in the United States District Court for the Middle District of Florida against, among others, CHR, CNL Hospitality Corp. (“CHC”), certain affiliates of CHR and CHC, and certain of CHR’s directors and officers, including James M. Seneff, Jr., and Robert A. Bourne. Messrs. Seneff and Bourne are also members of our board of directors. Neither we, nor our advisor or our directors or officers, in their respective capacities with CNL Income Properties, are defendants in the CHR litigation. On November 10, 2004, the two complaints were consolidated (the “Consolidated CHR Litigation”). In the Consolidated CHR Litigation, plaintiffs seek money damages, rescission of their securities purchases, and various injunctions relating to the proposed merger of CHR and CHC. Plaintiffs allege violations of Sections 11, 12(a)(2) and 15 of the Securities Act and Section 14(a), including Rule 14a-9 hereunder, and Section 20(a) of the Exchange Act.

On February 6, 2006, the parties to the litigation entered into a non-binding confidential memorandum of understanding which would resolve all claims in the litigation subject to certain conditions including but not limited to: the completion of confirmatory discovery, the parties’ ability to negotiate and enter into a final signed and binding agreement, a sufficient number of class members not opting out of the final signed agreement, and court approval. On April 3, 2006, the parties entered into and filed with the court a Stipulation of Settlement. The court entered an order approving the settlement on April 24, 2006 and notice was sent to the class in May 2006. At a hearing held on July 26, 2006, the court approved the final settlement subject to a determination of legal fees to be awarded to plaintiffs’ counsel.

DISTRIBUTION POLICY

DISTRIBUTIONS

The following table presents total distributions (in thousands) and distributions per share:

2004 Quarters	First	Second	Third	Fourth	Year
Total distributions declared	—	—	$470,512	$702,176	$1,172,688
Distributions per share	—	—	0.1342	0.1251	0.2593

2005 Quarters	First	Second	Third	Fourth	Year
Total distributions declared	$1,280,706	$2,027,860	$2,784,299	$4,003,564	$10,096,429
Distributions per share	0.1272	0.1334	0.1374	0.1374	0.5354

2006 Quarters	First	Second	Third	Fourth	Year
Total distributions declared	$5,813,301	$7,280,859	—	—	$13,094,160
Distributions per share	0.1374	0.1374	—	—	0.2748

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EXPERTS

The following paragraph updates and replaces the corresponding paragraph which begins on page 167 of the prospectus:

The balance sheets of CNL Income Properties as of December 31, 2005 and 2004, the statements of operations, statements of stockholders’ equity and cash flows of CNL Income Properties for the years ended December 31, 2005 and 2004 and the period from August 11, 2003 (date of inception) through December 31, 2003, the consolidated financial statements of CNL Village Retail Partnership, LP and its Subsidiaries as of and for the year ended December 31, 2005 and the period from October 1, 2004 (date of inception) to December 31, 2004, the consolidated financial statements of CNL Dallas Market Center, LP and its Subsidiaries as of and for the period from February 14, 2005 (date of inception) to December 31, 2005, the consolidated financial statements of CNL Income GW Partnership, LLLP and its Subsidiaries as of and for the period from October 11, 2005 (date of inception) through December 31, 2005 included in this registration statement have been so included in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm given on the authority of said firm as experts in auditing and accounting.

The balance sheet of Gatlinburg Skylift LLC as of December 31, 2004 and December 31, 2003 and the related statement of operations, parent’s investment account and cash flows for the years ended December 31, 2004, 2003, and 2002 included in this registration statement have been audited by Moss Adams LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The balance sheet of Cypress-Bowl Recreations Limited Partnership as of December 31, 2005 and December 31, 2004 and the related statement of operations, parent’s investment account and cash flows for the years ended December 31, 2005 and 2004 included in this registration statement have been audited by Moss Adams LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined financial statements of Great Bear Lodge of Wisconsin Dells, LLC and Great Bear Lodge of Sandusky, LLC as of and for the periods ended December 20, 2004, December 31, 2003 and December 31, 2002 included in this registration statement have been audited by RubinBrown LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited historical combined statement of revenue and certain expenses of the DMC Properties as of and for the year ended January 31, 2005 included in this registration statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined statement of revenue and certain expenses of Intrawest Portfolio Commercial Properties, for the year ended June 30, 2004 included in this registration statement have been audited by KPMG LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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APPENDIX B

PRIOR PERFORMANCE TABLES

The following information in Tables II and III updates and replaces the corresponding information in Tables II and III of Appendix B to the prospectus:

Table II – CNL Hotels & Resorts, Inc.
Dollar amount of cash generated from (used in) operations before deducting payments to sponsor:
2005 (Note 3)	202,196,000
Table III – CNL Hotels & Resorts, Inc.
Less:	2004
(Note 1&2)

Depreciation and amortization	(145,872,000)

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Prospectus

CNL INCOME PROPERTIES, INC.

200,000,000 Shares of Common Stock - Maximum Offering. Minimum Purchase - 500 Shares.

We are a Maryland corporation sponsored by CNL Financial Group, Inc. and formed to acquire lifestyle properties primarily in the United States and Canada. We will either acquire these properties directly or through joint ventures or other “real estate operating companies.” We are offering 195 million shares of our common stock at a price of $10.00 per share on a “best efforts” basis through our affiliate, CNL Securities Corp. “Best efforts” means that CNL Securities Corp. is not obligated, and does not intend, to purchase any specific number or dollar amount of shares. We also are offering up to 5 million shares of our common stock at a price of $9.50 per share to stockholders who elect to participate in our reinvestment plan. In each case, the offering price was subjectively determined by our board of directors.

We believe that we are qualified and have operated for federal income tax purposes as a real estate investment trust (“REIT”).

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 14 of this prospectus for a discussion of material risks that you should consider before you invest in our common stock, including:

•	We have a limited operating history and limited financing sources.

•	Our investment policies and strategies are very broad and permit us to invest in many types of real estate and to make loans and other investments.

•	The number of properties that we will acquire or loans we can make and the diversification of our investments will depend on the total proceeds raised in this offering.

•	We will rely on CNL Income Corp., our advisor and affiliate, subject to approval by our board of directors, to make our investment decisions. Our advisor was formed in 2003 and has limited experience as the advisor to a public REIT. Our advisor and its affiliates have no experience investing in certain of the properties in which we may invest, which could result in a failure to meet our investment objectives.

•	The advisory agreement was not negotiated at arm’s length and we will pay our advisor and its affiliates substantial fees.

•	Certain officers and directors of our advisor also serve as our officers and directors, resulting in conflicts of interest. Those persons could take actions that are more favorable to other entities than to us.

•	To the extent consistent with our investment objectives and limitations, our investment policies and strategies may be altered by a majority of our directors, including a majority of our independent directors, without stockholder consent.

•	There is no market for our shares and we do not expect to list our shares in the near future. If we do not list our shares by December 31, 2015, we will take steps to liquidate our assets or merge with another entity to provide our stockholders with cash or securities of a publicly traded company.

•	We may borrow up to 300% of the value of our net assets, which may reduce the cash available for distributions to stockholders.

•	Our articles of incorporation prohibit individual stockholders from owning more than 9.8% of our common stock. Redemption of our shares shall be at our sole option.

•	If we do not qualify and remain qualified as a REIT, we would be subject to taxation on our income at regular corporate rates.

	Per Share	Total Maximum
Public Offering Price	$10.00	$2,000,000,000
Selling Commissions and Marketing Support Fee*	$1.00	$195,000,000
Proceeds to CNL Income Properties	$9.00	$1,805,000,000

*	The selling commissions and marketing support fee will not be paid in connection with purchases of shares pursuant to our reinvestment plan and will not be charged in connection with certain purchases. A portion of these fees will be reduced with respect to volume purchases.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. In addition, the Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

This offering will end no later than April 4, 2007, unless we elect to extend it to a date no later than April 4, 2008 in jurisdictions that permit us to make such an extension.

No one is authorized to make any statements about the offering that differ from those that appear in this prospectus. You should also be aware that the description of our company contained in this prospectus was accurate on April 4, 2006, but may no longer be accurate. We will amend or supplement this prospectus, however, if there is a material change in the affairs of our company.

The use of forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in our shares is not permitted.

April 4, 2006

SUITABILITY STANDARDS AND HOW TO SUBSCRIBE

SUITABILITY STANDARDS

We have established financial suitability standards for investors interested in purchasing shares of our common stock. In addition, residents of Arizona, California, Kansas, Maine, Massachusetts, Michigan, Missouri, North Carolina, Ohio and Pennsylvania have established suitability standards different from those established by us. These standards require you to meet the applicable criteria set forth below. In determining your net worth, do not include the value of your home, furnishings or personal automobile.

You must have:

•	a net worth of at least $150,000 or

•	a gross annual income of at least $45,000 and a net worth of at least $45,000

Our suitability standards also require that you:

•	can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have apparent understanding of:

•	the fundamental risks of your investment,

•	the risk that you may lose your entire investment,

•	the lack of liquidity of your shares,

•	the restrictions on transferability of your shares,

•	the background and qualifications of our advisor, and

•	the tax consequences of your investment.

Initially, we do not expect that there will be, and there has not been a market for our shares, which means that it may be difficult for you to sell your shares.

ARIZONA, CALIFORNIA, MASSACHUSETTS, MICHIGAN AND NORTH CAROLINA — you must have either:

•	a net worth (not including home, furnishings and personal automobiles) of at least $60,000 and a gross annual income of at least $60,000 or

•	a net worth (not including home, furnishings and personal automobiles) of at least $225,000

MAINE — you must have either:

•	a net worth (not including home, furnishings and personal automobiles) of at least $50,000 and a gross annual income of at least $50,000 or

•	a net worth (not including home, furnishings and personal automobiles) of at least $225,000

i

KANSAS:

•	you must have either (a) a net worth (not including home, furnishings, and personal automobiles) of at least $60,000 and a gross annual income of at least $60,000 or (b) a net worth (not including home, furnishings and personal automobiles) of at least $225,000

•	It is recommended that you limit your aggregate investment in our stock and other non-exchange traded REITs to not more than 10% of your liquid net worth. “Liquid net worth” means the portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities as determined in accordance with generally accepted accounting principles.

OHIO — you must:

•	invest no more than 10% of your net worth (not including home, furnishings and personal automobiles) in CNL Income Properties and

•	have either (a) a net worth (not including home, furnishings and personal automobiles) of at least $70,000 and a gross annual income of at least $70,000 or (b) a net worth (not including home, furnishings and personal automobiles) of at least $250,000

MISSOURI — you must:

•	invest no more than 10% of your net worth (not including home, furnishings and personal automobiles) in CNL Income Properties and

•	have either (a) a net worth (not including home, furnishings, and personal automobiles) of at least $60,000 and a gross annual income of at least $60,000 or (b) a net worth (not including home, furnishings and personal automobiles) of at least $225,000

PENNSYLVANIA — you must:

•	invest no more than 10% of your net worth (not including home, furnishings and personal automobiles) in CNL Income Properties and

•	have either (a) a net worth (not including home, furnishings and personal automobiles) of at least $45,000 and a gross annual income of at least $45,000 or (b) a net worth (not including home, furnishings and personal automobiles) of at least $150,000

The foregoing suitability standards must be met by each investor who purchases shares. If the investment is being made for a fiduciary account (such as an IRA, Keogh plan or a pension, profit-sharing, stock bonus plan or other plan (including a plan described in Section 4975(e)(1) of Code) collectively “Plans”), the beneficiary, the fiduciary account, or any donor or grantor that is the fiduciary of the account who directly or indirectly supplies the investment funds must meet such suitability standards.

Before authorizing an investment in shares, fiduciaries of Plans should consider, among other matters, (a) fiduciary standards imposed by ERISA or governing state or other law, if applicable, (b) whether the purchase of shares satisfies the prudence and diversification requirements of ERISA and governing state or other law, if applicable, taking into account any applicable Plan investment policy and the composition of the Plan’s portfolio, and the limitations on the marketability of shares, (c) whether such fiduciaries have authority to hold shares under the applicable Plan investment policies and governing instruments, (d) rules relating to the periodic valuation of Plan assets, and (e) prohibitions under ERISA, the Code and/or governing state or other law relating to Plans engaging in certain transactions involving “plan assets” with persons who are “disqualified persons” under the Code or “parties in interest” under ERISA or governing state or other law, if applicable. See the section in this prospectus entitled “The Offering — ERISA Considerations.”

Participating broker-dealers that are members of the National Association of Securities Dealers, Inc. (“NASD”) or other entities exempt from broker-dealer registration, who are engaged by CNL Securities Corp., our managing dealer, to sell shares, have the responsibility to make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for an investor. In making this determination, the participating broker-dealers will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments and any other pertinent information. Executed subscription agreements will be maintained in our records for six years.

HOW TO SUBSCRIBE

If you meet the suitability standards described above and wish to subscribe for shares, complete and execute the subscription agreement and deliver it to your broker-dealer, together with a check payable to “WBNA Escrow Agent for CNL Income Properties, Inc.” for the full purchase price of the shares. Certain participating broker-dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more, may instruct their customers to make their checks for shares for which they have subscribed payable directly to them. Partnerships, individual fiduciaries signing on behalf of trusts, estates, and in other capacities, and persons signing on behalf of corporations and corporate trustees may be required to provide additional documents to participating broker-dealers. We may reject any subscription in whole or in part, regardless of whether you meet the minimum suitability standards.

Individuals must initially invest at least $5,000. Plans must initially invest at least $4,000. If you have previously invested $5,000/$4,000 as applicable, either in this offering or in our prior offering, you may purchase additional shares in $10.00 increments.

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SUITABILITY STANDARDS AND HOW TO SUBSCRIBE	i

Suitability Standards	i

How to Subscribe	iii

PROSPECTUS SUMMARY	1

CNL INCOME PROPERTIES, INC.	1

Our Business	1

Risk Factors	4

Our REIT Status	6

Our Management	6

Certain Conflicts of Interest	8

Our Affiliates	8

Our Investment Objectives	9

Compensation to be Paid to our Advisor and Affiliates	9

The Offering	11

RISK FACTORS	13

Offering-Related Risks	13
The price of our shares is subjective and may not bear any relationship to what a stockholder could receive if the shares were resold	13
This is an unspecified property offering	13
Our managing dealer has not made an independent review of CNL Income Properties or this prospectus	13
This is a best efforts offering and if we raise insufficient offering proceeds, it will have a negative impact on our operations	13
We may delay investing the proceeds from this offering due to the inability of our advisor to find suitable properties, loans or other permitted investments, or tenants or operators for those investments, and therefore delay the receipt of any returns from such investments	14
Selling your shares will be difficult, because there is no market for our common stock	14

Company-Related Risks	14
We have a limited operating history which hinders your ability to evaluate this investment	14
Our management has limited or no experience with investments in certain of the properties in which we may invest or loans we may make which may impact our ability to successfully make acquisitions in those sectors	14
We will be dependent on our advisor which may have limited or no experience with the types of investments in which we may invest	14
We will rely on our advisor and our board of directors to manage us and you will have little control over our management decisions	15
Our stockholders may experience dilution	15

Conflicts of Interest and Related Risks	15
We will be subject to conflicts of interest which will have negative effects on our success	15
We will experience competition for allocation of properties, loans and other permitted investments	15

There will be competing demands on our officers and directors	15
The timing of sales and acquisitions may favor our advisor and not us	15
Our advisor’s fee structure may encourage our advisor to recommend speculative investments and a high amount of leverage	15
The agreement between our advisor and us was not the result of arm’s-length negotiations	16
Our properties may be developed by affiliates	16
We may invest with affiliates of our advisor and enter into other transactions with them	16

Real Estate and Other Investment Risks	16
Multiple property leases or loans with individual tenants or borrowers increase our risks in the event such tenants or borrowers are financially impaired	16
Our exposure to typical real estate investment risks could reduce our income	16
A concentration of our investments in only a few property classes may leave our profitability vulnerable to a downturn in such sectors	16
Marinas, ski resorts, golf courses and other types of properties in which we may invest may not be readily adaptable to other uses	16
Your investment may be subject to additional risks if we make international investments	17
We may rely on various cash flow or income security provisions to our leases for minimum rent payments	17
We do not have control over market and business conditions which may affect our success	17
We will not control the management of our properties	18
We may not control our joint ventures	18
Joint venture partners may have different interests than we have which may negatively impact our control over our ventures	18
It may be difficult for us to exit a joint venture after an impasse	18
We may not have control over construction on our properties	19
We will have no economic interest in ground lease properties	19
It may be difficult to re-lease our vacant properties	19
We cannot control the sale of some properties we seek to acquire	19
The liquidation of our assets may be delayed	19
There are risks associated with lending	20
Our properties may be subject to environmental liabilities which could significantly impact our return from the properties and the success of our ventures	21
Legislation and government regulation may adversely affect the development and operations of properties we may acquire	22
Governmental regulation with respect to water use by ski resorts could negatively impact ski resorts we acquire	22
Governmental regulation of marinas with respect to dredging could negatively impact marinas we acquire	22
We may not control the land beneath marinas we acquire and this land may be subject to governmental taking	22
Governmental regulation of vacation ownership resorts are difficult to comply with	22
Uninsured losses or losses in excess of insured limits could result in the loss or substantial impairment of one or more of our investments	23

v

Portfolio acquisitions are more difficult to complete than single asset acquisitions	23
We will compete with other companies for investments	23
Increased competition for customers may reduce the ability of certain of our operators to make scheduled rent payments to us	23
General economic conditions and discretionary consumer spending may affect certain of the properties we acquire	24
The recent economic slowdown, terrorist attacks, military activity in the Middle East, natural disasters and other world events adversely affected the travel and leisure industries, and these adverse effects may continue	24
Seasonal revenue variations in certain asset classes will require our operators of such asset classes to manage cash flow properly over time so as to meet their nonseasonal scheduled rent payments to us	24
Adverse weather conditions may damage certain of the properties we acquire or reduce our operators’ ability to make scheduled rent payments to us	25
Because our revenues are highly dependent on lease payments, defaults by our tenants would reduce our cash available for the repayment of our outstanding debt and for distribution	25
We may acquire various financial instruments for purposes of “hedging” or reducing our risks which may be costly and/or ineffective and will reduce our cash available for distribution to our stockholders	25

Financing Risks	25
We may not be able to obtain adequate financing	25
Anticipated borrowing creates risks	25
We may borrow money to make distributions and distributions may not come from funds from operations	26

Tax Risks	26
We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes	26
We do not control our lodging facility operations and we are dependent on the managers of our lodging facilities	26
Our leases may be recharacterized as financings which would eliminate depreciation deductions on our properties	26
Excessive non-real estate asset values may jeopardize our REIT status	27
We are limited in the manner we structure portions of our vacation ownership interest business	27
We may have to borrow funds or sell assets to meet our distribution requirements	27
Ownership limits may discourage a change in control which could limit your future returns	27
Despite our REIT status, we remain subject to various taxes which would reduce operating cash flow if and to the extent these liabilities are incurred	28
We may be required to pay a penalty tax upon the sale of a property	28
Recent changes in taxation of corporate dividends may adversely affect the value of our common stock	28
Changes in tax laws may prevent us from qualifying as a REIT which could affect the level of distributions paid	28

Miscellaneous Risks	28
Inflation could adversely affect our investment returns	28
Possible effect of ERISA	28
Our governing documents may discourage takeovers	29

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PROSPECTUS SUMMARY

This summary highlights the material information contained elsewhere in this prospectus. Because this is a summary, it does not contain all information that may be important to you. You should read this entire prospectus and its appendices carefully before you decide to invest in shares of our common stock.

CNL INCOME PROPERTIES, INC.

CNL Income Properties, Inc. is a Maryland corporation organized on August 11, 2003. We operate as a real estate investment trust, or a REIT. In general, a REIT is a company that combines the capital of many investors to acquire or provide financing for real estate. Typically REITs:

•	do not pay federal corporate income taxes on income they distribute to their shareholders as long as they distribute at least 90% of their taxable income to their stockholders. Such treatment substantially eliminates the “double taxation” (taxation at both the corporate and stockholder levels) that generally results from investing in a corporation; and

•	offer the benefit of a real estate portfolio under professional management.

In the course of our business, various wholly owned subsidiaries, unconsolidated and consolidated entities have been and/or will be formed in the future for the purpose of acquiring interests in properties, loans and other permitted investments. The terms “us,” “we,” “our,” “our company” and “CNL Income Properties” include CNL Income Properties, Inc. and our subsidiaries. Our address is CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801, and our telephone number is (407) 650-1000 or toll free (866) 650-0650.

OUR BUSINESS

General. We were formed primarily to acquire lifestyle properties in the United States and Canada that we plan to lease on a long-term basis (generally between 5 and 20 years, plus multiple renewal options) to tenants or operators who are significant industry leaders. We define lifestyle properties as those properties that reflect or are impacted by the social, consumption and entertainment values and choices of our society.

As of March 14, 2006, we own an interest in retail and commercial properties at seven resort villages, one merchandise mart, two waterpark resort properties, one sky lift attraction and have made four loans. We have also committed to acquire one ski attraction and one dealership property. As of December 31, 2005, we had total assets of approximately $337 million.

Our operators. We generally attempt to lease our properties to tenants and operators who are significant industry leaders. We consider an operator to be a “significant industry leader” if it has one or more of the following traits:

•	many years of experience operating in a particular industry as compared with other operators in that industry, as a company or through the experience of its senior management;

•	many assets managed in a particular industry as compared with other operators in that industry; and/or

•	is deemed by us to be a dominant operator in a particular industry for reasons other than those listed above.

Our leases and ventures. As part of our net lease investment strategy, we plan to either acquire properties directly or purchase interests in entities that own the properties we acquire. Once we acquire properties, we will either lease them back to the original seller or to a third-party. These leases are usually triple-net leases which means our tenants are generally responsible for repairs, maintenance, property taxes, utilities and insurance for the properties that they lease. Our joint ventures will lease properties either to our venture partner or to a third-party operator generally on a triple-net or gross basis. We generally expect to structure our leases to provide for the payment of a minimum annual base rent with periodic increases in rent over the lease term or increases in rent based on increases in consumer price indices. In addition, our leases are expected to provide for the payment of percentage rent generally based on a percentage of gross revenues at the property over certain thresholds.

To a lesser extent, when beneficial to our venture structure, lodging related properties may be leased to wholly-owned tenants which are taxable REIT subsidiaries, or are owned through taxable REIT subsidiaries (referred to as “TRS” entities). Under this structure, we engage third-party managers to conduct day-to-day operations. Under the TRS leasing structure, our results of operations will include the operating results of the underlying properties as opposed to rental income from operating leases that is recorded for properties leased to third-party tenants.

Further, we have entered and expect to continue to enter into joint ventures where our partners may subordinate their returns to our minimum return. This structure provides us with some protection against the risk of downturns in performance but may allow our partners to obtain a higher rate of return on their investment than we receive if the underlying performance of the properties exceeds certain thresholds.

Key investment factors. We may invest in any property which meets our net lease investment strategy and are not limited to any asset classes. We intend to focus our net lease investment activities on, and use the proceeds of this offering primarily for, the acquisition, development and ownership of properties that we believe:

•	are part of an asset class wherein the supply of developed, specific-use real estate is greater than the demand for the intended use of such real estate, providing favorable pricing and an opportunity for future appreciation;

•	will improve in value due to a change in operational control;

•	are part of an industry that is experiencing constraints on the availability of new capital, which we believe typically has the effect of lowering the purchase price of such properties; and/or

•	have the potential for long-term revenue generation based upon certain demographic data, including an aging baby boomer population and associated concentrations of wealth.

This investment policy and others may change from time to time at the discretion of our board of directors, including a majority of our independent directors.

We do not anticipate that we will acquire interests in: (i) freestanding single-tenant retail properties under 100,000 square feet; (ii) free standing fast-food, family-style or casual dining restaurants; (iii) congregate or assisted living or skilled nursing facilities, continuing care retirement communities or similar health care related facilities; or (iv) freestanding hotel properties, unless such hotel properties are integral or related to other types of properties that we may acquire. These types of properties are properties in which other REITs sponsored by CNL Financial Group, Inc., or its affiliates, invest. Further, we do not anticipate that we will offer financing related to these businesses.

Asset classes. The asset classes in which we are most likely to invest include the following (in no order of priority):

•	dealership property including, for example, automobile, motorcycle, recreational vehicle and boat dealerships;

•	campgrounds, recreational vehicle (“RV”) parks, whose operators rent lots and offer other services;

•	health clubs, athletic training facilities, wellness centers and spa facilities;

•	parking lots, whose operators offer monthly and daily parking space rentals in urban areas;

•	merchandise marts, whose operators lease showrooms and host tradeshows for merchandise manufacturers and wholesalers in major metropolitan areas;

•	destination retail and entertainment centers, whose operators develop and lease properties featuring entertainment-oriented stores, restaurants and/or attractions;

•	marinas, whose operators offer recreational boat slip rentals and other services;

•	ski resorts, including real estate in and around ski resorts such as ski-in/ski-out alpine villages, townhouses, lodging and other related properties;

•	golf courses and golf resorts, including real estate in and around golf courses and golf resorts such as retail villages, townhouses, lodges and other related properties;

•	amusement parks, waterparks and family entertainment centers, which may include lodging facilities;

•	real estate in and around lifestyle communities;

•	vacation ownership interests, which entitle a purchaser of the interests to exclusive use of resort accommodations at a resort property or properties for a particular period of time each year; and

•	other attractions, such as sports-related venues and cultural facilities such as visual and performing arts centers, zoological parks or aquariums.

We have invested in four of these classes as of March 14, 2006. Although it is most likely that we will invest in these asset classes, we may acquire or invest in other types of properties which are not listed above that we believe have the potential for long-term revenue generation based upon underwriting criteria and models that we have developed and/or certain demographic criteria, as described above. We may obtain debt financing or sell additional shares of our stock in the future to finance acquisitions. Proceeds received from this offering generally will be temporarily invested in short-term, highly liquid investments pending investment of such proceeds in properties, loans or other permitted investments.

Mortgages and other financings. We may offer mortgage, mezzanine and other financing related to interests in real estate or may purchase equity and other interests in financings. For example, if we decide to invest in vacation ownership properties, we may, among other things, (i) acquire and develop vacation ownership properties operated by third parties, or (ii) purchase promissory and mortgage notes secured by real estate vacation ownership interests owed by consumer purchasers of vacation ownership interests.

Ancillary businesses. In addition to acquiring properties and making loans, we may invest up to 10% of our total assets in businesses that provide services to, or are otherwise ancillary to, the types of properties in which we are permitted to invest. Any ancillary investments that we may make must be consistent with our intent to remain qualified as a REIT.

Intended borrowings. We have borrowed, and intend to borrow in the future, to acquire properties, to make or acquire loans and other permitted investments and to pay certain fees, and intend to encumber properties in connection with these borrowings.

Lines of credit. We plan to obtain one or more lines of credit and anticipate that the aggregate amount of any lines of credit we carry will be $100 million; however, our board of directors is permitted to increase the amount we may borrow under lines of credit. We may repay lines of credit we obtain with offering proceeds, proceeds from the sale of assets, working capital or permanent financing. We currently have a $20 million unsecured revolving line of credit, but there is no assurance that we will obtain additional lines of credit on satisfactory terms.

Permanent financing. In addition to lines of credit, we anticipate obtaining permanent financing (generally, long term debt financing secured by mortgages on our properties.) The aggregate amount of our permanent financing is not expected to exceed 50% of our total assets on an annual basis, except for a limited period in our early acquisition stage. Our articles of incorporation limit the maximum amount of our borrowings in relation to our net assets to an amount equal to 300% of our net assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate. For us to borrow an amount in excess of 300% of our net assets, a majority of the independent directors on our board of directors must approve the borrowing, and the borrowing must be disclosed and explained to our stockholders in our first quarterly report after such approval occurs.

Duration and listing. Under our articles of incorporation, we will automatically terminate and dissolve on December 31, 2015, unless our common stock is listed on a national securities exchange or quoted on the National Market System of the Nasdaq Stock Market. If our shares are listed or quoted by that time, we will automatically become a perpetual life company. Prior to, or in conjunction with, listing we anticipate merging with our advisor and becoming self-advised.

If our shares are not listed or quoted by December 31, 2015, we will sell our assets and distribute the net sales proceeds to our stockholders or we will merge with another entity in a transaction which provides our stockholders with cash or securities of a publicly traded company, unless our stockholders owning a majority of our shares elect to extend the duration of CNL Income Properties by amendment of our articles of incorporation.

In making a determination of whether listing or quotation is in the best interest of our stockholders, our board of directors may consider a variety of criteria, including, but not limited to, market capitalization, the number of properties owned, portfolio diversification, portfolio performance, our financial condition, potential access to capital as a listed company and the potential for stockholder liquidity.

RISK FACTORS

An investment in our common stock is subject to significant risks. We summarize some of the more important risks below. A more detailed description of the risk factors is found in the section of this prospectus entitled “Risk Factors.” You should read and understand all of these risk factors before making your decision to invest our common stock.

•	We have a limited operating history and limited financing sources. As of the date of the prospectus, we have acquired eleven properties through four acquisitions and have made four loans, so you will not have the opportunity to fully evaluate all of the types of assets or loans that will be in our portfolio in the future.

•	Both the number of properties that we will acquire and the diversification of our investments may be reduced to the extent that the total proceeds of the offering are substantially less than the maximum amount of the offering.

•	This is a best efforts offering, and if we raise insufficient offering proceeds, it will limit the amount of funds at our disposal and our ability to diversify our investments.

•	Subject to the approval of a majority of our directors, including a majority of our independent directors, we may purchase properties from or sell properties to our affiliates.

•	We will rely on CNL Income Corp., our advisor and affiliate, subject to approval by our board of directors, with respect to all investment decisions. Our advisor was formed in 2003 and has limited experience as the advisor to a public REIT. Our advisor and its affiliates have no previous experience investing in certain of the properties in which we may invest, which could result in a failure to meet our investment objectives.

•	Certain officers and directors of our advisor also serve as our officers and directors, resulting in conflicts of interest. Those persons could take actions that are more favorable to other entities than to us. The advisory agreement was not negotiated at arm’s length and we will pay our advisor and its affiliates substantial fees, including fees in connection with the acquisition, management and sale of our properties and fees based on permanent financing that we obtain. The fee on permanent financing may create an incentive to secure more debt despite the risk that increased debt may decrease distributions to stockholders.

•	To the extent consistent with our investment objectives and limitations, our investment policies and strategies may be altered by a majority of our directors, including a majority of our independent directors, without stockholder consent.

•	There is currently no market for our shares, and there is no assurance that one will develop. If our shares of common stock are not listed on a national securities exchange or quoted on the National

Market System of the Nasdaq Stock Market on or before December 31, 2015, we will sell our assets and distribute the proceeds to our stockholders or merge with another entity in a transaction which provides our stockholders with cash or securities of a publicly traded company. In such instances, we will engage only in activities related to our orderly liquidation or merger, unless our stockholders owning a majority of our shares elect to extend the duration of CNL Income Properties by amending of our articles of incorporation.

•	We may, without the approval of a majority of our independent directors, incur debt totaling up to 300% of the value of our net assets, including debt to make distributions to stockholders in order to maintain our status as a REIT or otherwise. If we are unable to meet our debt service obligations, we may lose our investment in any properties that secure underlying indebtedness on which we have defaulted.

•	Ownership, transferability and redemption of our shares are subject to certain limitations. Our articles of incorporation generally limit the ownership by any single stockholder of any class of our capital stock to 9.8% of the outstanding shares of that class. Any transfer of shares of our capital stock that would jeopardize our REIT status shall be null and void. Redemption of our shares shall be at our sole option.

•	Our board of directors will have significant flexibility regarding our operations, including, for example, the ability to issue additional shares that may dilute our stockholders’ equity interests, the ability to change the compensation of our advisor and to employ and compensate our affiliates. Our board of directors can take these actions solely on its own authority and without our stockholders’ approval.

•	We may make investments that will not appreciate in value over time, such as investments in building-only properties with the land owned by a third-party, such as our property owned with the Dallas Market Center, as well as loans.

•	Many of the businesses associated with the properties in which we have invested and in which we seek to invest, such as ski resorts and related properties, marinas and golf courses, are seasonal in nature and susceptible to periods of unprofitability resulting from adverse weather conditions which may affect the amount of revenue we receive from such tenants.

•	We have acquired and may continue to acquire specific-use properties, such as ski resorts and related properties, marinas and golf courses, which may not lend themselves to alternative uses. This may make it more difficult to obtain tenants in the event a property sector or class is negatively affected by poor economic trends or an existing tenant failure, which could adversely impact our cash available to pay our outstanding debt and to make distributions, as well as our liquidation value.

•	If we do not obtain additional lines of credit or permanent financing, we may not be able to acquire as many properties or make as many loans as we anticipate, which could limit the diversification of our investment portfolio and our ability to achieve our investment objectives.

•	We cannot predict the amount of revenues we will receive from our tenants or borrowers.

•	If our tenants or borrowers default, we will have less cash flow from operating actitivies with which to repay our outstanding debt or make distributions.

•	The vote of our stockholders owning at least a majority but less than all of our shares of common stock will bind all of our stockholders as to matters such as the amendment of our governing documents. Stockholders holding a majority of the shares voting at a meeting at which a quorum is present may bind all of our stockholders regarding the election of directors.

•	Restrictions on ownership of more than 9.8% of the outstanding shares of our common stock by any single stockholder or certain related stockholders may have the effect of inhibiting a change in control of CNL Income Properties, even if such a change is in the best interest of a majority of our stockholders.

•	Because we must annually distribute at least 90% of our taxable income, excluding net capital gains, to maintain our qualification as a REIT, our ability to rely upon income or cash flows from operations to finance our growth and acquisition activities may be limited. In addition, if our income or cash flow available from operations is not sufficient to cover our distribution requirement, we would need to incur borrowings to meet our distribution requirement and there is no assurance that we would be able to do so.

•	If we do not qualify and remain qualified as a REIT for federal income tax purposes, we would be subject to taxation on our income at regular corporate rates, which would reduce the amount of funds available for distributions to stockholders and could adversely affect the value of our securities.

•	We expect to pay substantial fees to our advisor and its affiliates, which will reduce the amount of cash available for investment in properties, loans and other permitted investments, or for distribution to our stockholders. As a result of such substantial fees, we expect that approximately 85.76% to 86.07% of the total proceeds received in the offering will be available for investment in properties, loans and other permitted investments.

OUR REIT STATUS

We believe we are qualified and have operated as a REIT for federal income tax purposes. As a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. To maintain REIT status, we must meet a number of highly technical and complex organizational and operational requirements, including a requirement that we distribute at least 90% of our taxable income, as determined on an annual basis. No assurance can be provided that we qualify or will continue to qualify as a REIT or that new legislation, Treasury Regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to our qualification as a REIT or the federal income tax consequences of such qualification. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may not be able to qualify for treatment as a REIT for that year and the next four years. Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on some of our income and property, and would be subject to federal income and excise taxes on our undistributed income. In addition, some of our subsidiaries are subject to corporate income taxes. A more complete discussion of our tax status is provided under the heading “Federal Income Tax Considerations.”

OUR MANAGEMENT

The members of our board of directors oversee our business. The majority of our directors are independent of our advisor and have responsibility for reviewing its performance. Our directors are elected annually by our stockholders. Although we have executive officers, all of our executive officers are also executive officers of, and employed by, our advisor. Our executive officers have extensive previous experience investing in real estate on a triple-net lease basis. Our Chairman of the Board and Vice Chairman of the Board have over 32 and 27 years of experience, respectively, with other affiliates of CNL Holdings, Inc. We have retained CNL Income Corp., our advisor, to provide us with management, acquisition, advisory and administrative services. Our advisor has responsibility for:

•	selecting the investments that we will make, formulating and evaluating the terms of each proposed acquisition, and arranging for the acquisition of properties;

•	identifying potential tenants for and/or operators of our properties and potential borrowers for our loans, and formulating, evaluating and negotiating the terms of each of our lease, loan and operating agreements; and

•	negotiating the terms of any borrowing by us, including lines of credit and any long-term, permanent financing.

The following chart indicates the relationship between our advisor, other CNL Financial Group, Inc.-sponsored public programs, CNL Holdings, Inc., certain of our affiliates that will provide us with services and us.

•	James M. Seneff, Jr. is our Chairman of the Board. He shares ownership of CNL Holdings, Inc. with his wife, Dayle L. Seneff.

•	James M. Seneff, Jr. and Robert A. Bourne serve as directors and/or executive officers of CNL Income Properties. In addition, they serve as directors and/or officers of various CNL entities, including CNL Income Corp., our advisor, and CNL Securities Corp., our managing dealer.

•	CNL Real Estate Group, Inc. is the parent company of various entities that provide advisory services to CNL-sponsored investment programs that are public, unlisted REITs including CNL Hotels & Resorts, Inc. (formerly CNL Hospitality Properties, Inc.), which invests primarily in hotel properties and CNL Retirement Properties, Inc., which invests primarily in retirement and other health care-related properties.

CERTAIN CONFLICTS OF INTEREST

Conflicts of interest may exist between us and some of our affiliates. Some of our officers and directors, who are also officers or directors of our advisor, may experience conflicts of interest in their management of CNL Income Properties. These arise principally from their involvement in other activities that may conflict with our business and interests. Some of the conflicts that may exist between us and some of our affiliates include:

•	competition for properties and other investments with existing affiliates, including CNL Real Estate Group, Inc., or future affiliates sponsored or controlled by James M. Seneff, Jr.;

•	competition for the time and services of certain persons who serve as officers and directors of our company and for our affiliates, including CNL Hotels & Resorts, Inc., and CNL Retirement Properties, Inc., including James M. Seneff Jr. and Robert A. Bourne, which may limit the amount of time they spend on our business matters;

•	the possibility that we may acquire properties that require development where our advisor, CNL Income Corp. or its subsidiary would receive a development fee;

•	substantial compensation, including fees in connection with the acquisition, management and sale of our properties and fees based on permanent financing that we obtain, will be paid to our advisor, CNL Income Corp., and its affiliates, including CNL Securities Corp., the managing dealer;

•	the fee on permanent financing payable to our advisor may create an incentive to recommend that we obtain more debt, despite the risk that increased debt may decrease distributions to our stockholders;

•	the asset management fee, payable to our advisor, may encourage the purchase and discourage the sale of investments, some of which may be speculative;

•	the deferred, subordinated disposition fee that may be payable to our advisor may encourage the premature sale of properties, loans and other permitted investments;

•	our ability to enter into agreements with affiliates that will not be negotiated at “arms length” and, accordingly, may be less advantageous to us than if similar agreements were negotiated with non-affiliated third parties;

•	our managing dealer, CNL Securities Corp., which is our affiliate, and our advisor, will not independently review us or the offering; and

•	our securities and tax counsel also may serve as securities and tax counsel for some of our affiliates, including CNL Securities Corp., CNL Hotels & Resorts, Inc. and CNL Retirement Properties, Inc., and we will not have separate counsel.

OUR AFFILIATES

The “Prior Performance Information” section of this prospectus contains a narrative discussion of the other real estate programs sponsored by our affiliates and our advisor’s affiliates in the past, including two public REITs. During the twenty year period ending on December 31, 2005, these entities, which invest in properties that are leased primarily on a “triple-net” lease basis or are leased to taxable REIT subsidiaries but do not invest in the types of properties in which we intend to invest, had purchased (or purchased interests in), directly or indirectly, approximately 2,100 fast-food, family-style, and casual-dining restaurant properties, 136 hotel properties and 262 retirement and other health care-related properties, including in each case properties which were sold during such period. Based on an analysis of the operating results of such prior public programs in which Mr. Seneff, our Chairman, and Mr. Bourne, our Vice Chairman and Treasurer, have served, individually or with others, as general partners or officers and directors, Messrs. Seneff and Bourne believe that each of such prior public programs has met, or is in the process of meeting, its principal investment objectives. Statistical data relating to certain of the public limited partnerships and the unlisted public REITs are contained in Appendix B — Prior Performance Tables.

OUR INVESTMENT OBJECTIVES

Our primary investment objectives are to preserve, protect and enhance our assets, while:

•	paying distributions at an increasing rate;

•	obtaining fixed income primarily through the receipt of base rent and providing protection against inflation primarily through periodic increases in rent and the payment of percentage rent;

•	owning a diversified portfolio primarily of triple-net leased real estate that will increase in value;

•	qualifying and remaining qualified as a REIT for federal income tax purposes; and

•	providing you with liquidity for your investment on or before December 31, 2015.

COMPENSATION TO BE PAID TO OUR ADVISOR AND AFFILIATES

We will pay to our advisor, CNL Income Corp., and other affiliates of our advisor, compensation for services they will perform for us. We will also reimburse them for expenses they pay on our behalf. The following pages summarize the more significant items of compensation and reimbursement payable to our advisor and other affiliates.

Type of compensation and recipient	Method of computation and estimated maximum amount*

FEES PAID IN CONNECTION WITH OUR OFFERING

Selling commissions to our managing dealer and to participating broker-dealers

Up to 7.0% per share on all shares sold in this offering (a portion of which may be reallowed up to 6.5% to participating broker-dealers; 0.5% to our managing dealer), subject to reduction in connection with certain purchases.

Estimated maximum: $136.5 million

Marketing support fee to our managing dealer and to participating broker-dealers

3.0% of gross offering proceeds payable to our managing dealer, a portion of which may be reallowed up to 2.5% to participating broker-dealers. This 3.0% marketing support fee is subject to reduction in connection with certain purchases.

Estimated maximum: $58.5 million

Other offering expenses to our advisor	Actual expenses incurred in connection with this offering such as filing fees, printing, legal, mailing, and advertising expenses Estimated maximum: $16.4 million

Due diligence expense reimbursements to participating broker-dealers	Actual expenses incurred in connection with the due diligence of CNL Income Properties and this offering. Estimated maximum: $2.0 million

*	For purposes of calculating the “estimated maximum fees payable,” we have made assumptions as to the number of shares (and the corresponding price per share) that would be sold net of selling commissions, the marketing support fee and reduced acquisition fees. Because these figures cannot be precisely calculated at this time, the actual fees payable may exceed these estimates.

Type of compensation and recipient	Method of computation and estimated maximum amount*
FEES PAID IN CONNECTION WITH ACQUISITIONS, INVESTMENTS OR LOANS
Acquisition fee to our advisor

3.0% of gross offering proceeds for services provided in connection with the selection, purchase, development or construction of real property or other investments. Estimated maximum acquisition fee: $59.9 million.

Advisory fee is not determinable at this time.

Acquisition fee to our advisor on loan proceeds

3.0% of loan proceeds for services in connection with the incurrence of debt, from our lines of credit and permanent financing that are used to acquire properties or to make or acquire loans and other permitted investments.

Estimated maximum: $51.9 million if our permanent financing equals $1.729 billion

Reimbursement to our advisor and its affiliates for acquisition expenses	Actual expenses incurred on our behalf in connection with the selection and acquisition of properties, loans and other permitted investments. Expenses are not determinable at this time.

FEES PAID IN CONNECTION WITH ASSET MANAGEMENT

Asset management fee to our advisor

Monthly payment of 0.08334% of an amount equal to the total amount invested in our properties, loans and other permitted investments (exclusive of acquisition fees and acquisition expenses), as of the end of the preceding month.

Fee is not determinable at this time.

FEES PAID IN CONNECTION WITH PROPERTY SALES, LIQUIDATION OR OTHER SIGNIFICANT EVENTS

Deferred, subordinated disposition fee payable to our advisor from the sale of our properties, loans or other permitted investments, in liquidation of CNL Income Properties or otherwise[1]

The lesser of one-half of a competitive real estate commission (generally, a fee which is reasonable, customary and competitive in light of the size, type and location of the property, as determined by our board of directors) or 3.0% of the gross sales price of the property (or comparable competitive fee in the case of a sale of a loan or other permitted investment).

Fee is not determinable at this time.

Deferred, subordinated share of net sales proceeds from the sale of our assets payable to our advisor from the sale of our properties, loans or other permitted investments, in liquidation of CNL Income Properties or otherwise[1]	10% of the net sales proceeds from the sale of our properties, loans or other permitted investments. Fee is not determinable at this time.

[1]	We will not pay these fees until we have paid distributions to our stockholders equal to or greater than the sum of an aggregate, annual, cumulative, noncompounded 8% return on the stockholders’ aggregate invested capital plus 100% of the stockholders' aggregate invested capital, which is what we mean when we call a fee “subordinated.” In general, we calculate our stockholders’ aggregate invested capital by multiplying the total number of shares issued and outstanding by the offering price per share, reduced by the portion of any distributions paid to our stockholders that are attributable to the sale of our properties, loans or other permitted investments.

Subordinated incentive fee payable to our advisor at such time, if any, as the listing of our shares for trading on a national securities exchange or the inclusion of its common stock for quotation on the National Market System of the Nasdaq Stock Market occurs

10% of the amount by which (i) our market value plus the total distributions made to stockholders from our inception until the date of any listing of our shares for trading on a national securities exchange or the inclusion of our common stock for quotation on the National Market System of the Nasdaq Stock Market exceeds (ii) the sum of (a) their invested capital and (b) the total distributions required to be made to our stockholders in order to pay the stockholders’ 8% return from inception through the date the market value is determined.

Fee is not determinable at this time.

Performance fee payable to our advisor upon termination of the advisory agreement, if the listing of our shares for trading on a national securities exchange or the inclusion of our common stock for quotation on the National Market System of the Nasdaq Stock Market has not occurred and our advisor has met applicable performance standards

10% of the amount by which (i) the appraised value of our assets on the date of termination of the advisory agreement, less any indebtedness secured by such assets, plus total distributions paid to stockholders from our inception through the termination date, exceeds (ii) the sum of 100% of invested capital plus an amount equal to the stockholders’ 8% return from inception through the termination date.

Fee is not determinable at this time.

Our obligation to pay some fees may be subject to conditions and restrictions or may change in some instances. We will reimburse our advisor and its affiliates for out-of-pocket expenses that they incur on our behalf, subject to certain expense limitations.

THE OFFERING

Appropriateness of investment. An investment in our shares may provide:

•	regular distributions because we intend to make regular cash distributions to our stockholders on a quarterly basis.

•	a hedge against inflation because we intend to enter into leases with tenants that provide for scheduled rent increases.

•	preservation of your capital with appreciation because we intend to acquire a portfolio of diverse commercial real estate assets that offer appreciation potential.

However, we can make no assurances that these objectives will be achieved.

Distribution policy. Our board of directors intends to declare distributions monthly and pay distributions quarterly during the offering period and thereafter. However, our board of directors, in its sole discretion, may determine to declare or pay distributions on another basis. We may borrow, and have borrowed, as necessary to pay distributions. The amount of distributions will generally depend on the expected and actual net cash from operations for the year, our financial condition, a balanced analysis of value creation reflective of both current and long-term stabilized cash flows from our properties, the actual operating results of each quarter, avoidance of volatility of distributions, and other factors.

Taxation of distributions. Generally, distributions that you receive will be considered ordinary income to the extent they are from current and accumulated earnings and profits. In addition, because depreciation expense reduces taxable income but does not reduce cash available for distribution, we expect that a portion of your distributions will be considered a return of capital for tax purposes. These amounts will not be subject to tax immediately but will instead reduce the tax basis of your investment. This in effect defers a portion of your tax until your investment is sold or until we liquidate or merge with another company (if such merger is treated as a taxable merger), at which time the gain will, generally, be taxable as capital gains. However, because each investor’s tax implications are different, we suggest you consult with your tax advisor before investing in our common stock. Form

1099-DIV tax information will be mailed to investors by January 31 of each year, or such other deadline prescribed by the Internal Revenue Service.

Estimated use of proceeds. Approximately 86.07% (maximum offering); 85.76% (assuming 100 million shares are sold as described in the “Estimated Use of Proceeds” section of this prospectus), to acquire properties and make loans and other investments. The balance 13.93% (maximum offering); 14.24% (assuming 100 million shares are sold) will be used to pay fees and expenses in connection with the offering, some of which are payable to our affiliates, the managing dealer and/or participating brokers.

Reinvestment plan. We have adopted a reinvestment plan that will allow our stockholders to have the full amount of their distributions reinvested in additional shares that may be available. We initially have registered five million shares of our common stock for this purpose.

Redemption plan. We have adopted a discretionary redemption plan that allows our stockholders who hold shares for at least one year to request that we redeem all or a portion of their shares equal to at least 25% of their shares. If we have sufficient funds available to do so and if we choose, in our sole discretion, to redeem the shares, the number of shares redeemed in any calendar year and the price at which they are redeemed are subject to conditions and limitations including:

•	no more than $100,000 of proceeds from sale of shares pursuant to any offering in any calendar quarter may be used to redeem shares (but the full amount of the proceeds from the sale of shares under the reinvestment plan attributable to any calendar quarter may be used to redeem shares presented for redemption during such quarter and any subsequent quarter);

•	no more than 5% of the number of shares of our common stock (outstanding at the beginning of any 12-month period) may be redeemed during such 12-month period; and

•	redemption pricing ranging from $9.25 per share for stockholders who have owned their shares for at least one year to $10.00 for stockholders who have owned their shares for at least four years.

Further, our board of directors has the ability, in its sole discretion, to amend or suspend the plan, if it is deemed to be in our best interest. If we have sufficient funds and if we choose to redeem shares, the redemption price will be on such terms as our board of directors determines.

Who can help answer your questions? If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or CNL Sales Department, Post Office Box 4920, Orlando, Florida 32802-4920; phone (866) 650-0650 or (407) 650-1000.

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RISK FACTORS

An investment in our shares involves significant risks and is suitable only for those persons who understand the following material risks and who are able to bear the risk of losing their entire investment. You should consider the following material risks in addition to other information set forth elsewhere in this prospectus before making your investment decision.

OFFERING-RELATED RISKS

The price of our shares is subjective and may not bear any relationship to what a stockholder could receive if their shares were resold. We determined the offering price of our shares in our sole discretion based on: the price which we believed investors would pay for the shares; estimated fees to third parties, as well as the fees to be paid to our advisor and its affiliates; the expenses of this offering and the funds we believed should be available to invest in properties, loans and other permitted investments. There is no public market for the shares on which to base market value.

This is an unspecified property offering.

You cannot evaluate the types of properties or the specific properties that we will acquire or the loans or other permitted investments that we may make in the future. Our board has absolute discretion in implementing the investment policies set forth in our articles of incorporation. See the section of this prospectus entitled “Business and Policies – Investment Strategy” for additional discussion regarding our investment policies and strategies. We have established certain models and/or criteria for evaluating the properties, loans and other permitted investments and the tenants and operators of the properties. Because we have not yet identified real estate assets that we may acquire or loans we may make in the future, we are not able to provide you with information that you may want to evaluate before deciding to invest in our shares. Our investment policies and strategies are very broad and permit us to invest in many types of real estate including developed and undeveloped properties, regardless of geographic location or property type. As of March 14, 2006, we own an interest in retail and commercial properties at seven resort villages, one merchandise mart, two waterpark resort properties, one sky lift attraction and have made four loans. We have also committed to acquire one ski attraction and one dealership property.

We cannot assure you that we will obtain suitable investments which would impair our ability to pay distributions. We cannot be sure that we will be successful in obtaining suitable investments on financially attractive terms or that, if we make investments, our objectives will be achieved. If we are unable to find suitable investments, our financial condition and ability to pay distributions could be adversely affected.

We may not be diversified which will make us more susceptible to regional or seasonal downturns. There is no limit on the number of properties in a particular property sector that we may acquire, or loans or other permitted investments that we may make, and we are not obligated to invest in more than one industry sector. There may be times during which we are not diversified in terms of location, asset classes, tenants and operators. Because of this, we will be more susceptible to certain downturns. Our board of directors, however, including a majority of the independent directors, will review our properties and potential investments in terms of geographic, property class, tenant and operator diversification.

Our managing dealer has not made an independent review of CNL Income Properties or this prospectus. Our managing dealer, CNL Securities Corp., is an affiliate of ours and will not independently review us or this offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering.

This is a best efforts offering and if we raise insufficient offering proceeds it will have a negative impact on our operations. This offering is on a “best efforts” basis. This is our second $2 billion offering. We sold significantly less than $1 billion in our first offering. Because this offering will be made on a best efforts basis, our potential profitability and ability to diversify our investments, both geographically and by type and number of properties, loans and other permitted investments will be limited by the amount of funds at our disposal. If substantially less than the maximum gross proceeds are raised, we expect to only be able to acquire an interest in a few properties and we would not expect to make or acquire any loans or other permitted investments. Our managing dealer does not intend to purchase any shares in this offering.

We may delay investing the proceeds from this offering due to the inability of our advisor to find suitable properties, loans or other permitted investments, or tenants and operators for those investments, and therefore delay the receipt of any returns from such investments. We may delay investing the proceeds of this offering for up to the later of two years from the commencement of this offering or one year after termination of the offering; although, we expect to invest substantially all of the net offering proceeds by the end of that period. Until we invest in properties or make loans or other permitted investments, our investment returns on offering proceeds will be limited to the rates of return available on short-term, highly liquid investments that provide appropriate safety of principal. In addition, we may be unable to find suitable tenants or operators in some sectors which could further delay the investment of proceeds. We expect these rates of return, which affect the amount of cash available to make distributions to stockholders, to be lower than we would receive for property investments, loans or other permitted investments. Further, if we have not invested or committed for investment the net offering proceeds or reserved those funds for company purposes within the later of two years from the initial date of this prospectus, or one year after the termination of this offering, we will distribute the remaining funds, including accrued interest which has not been previously distributed, pro rata to the persons who are our stockholders at that time. Certain of these delays may be due to the inability of our advisor to find suitable properties, loans or other permitted investments. Delays may also be caused by our advisor’s or its affiliates’ employees who may be simultaneously trying to find suitable investments for both other entities and us.

Selling your shares will be difficult, because there is no market for our common stock. Currently, there is no market for our shares, so stockholders may not be able to sell their shares promptly at a desired price. You should consider purchasing our shares as a long-term investment only. Although we anticipate applying for listing or quotation on or before December 31, 2015, we do not know if we will ever apply to list our shares on a national securities exchange or be included for quotation on the National Market System of the Nasdaq Stock Market or, if we do apply for listing or quotation, when such application would be made or whether it would be accepted. If our shares are listed, we cannot assure you a public trading market will develop. Further, our articles of incorporation provide that we will not apply for listing before the completion or termination of this offering. We cannot assure you that the price you would receive in a sale on a national securities exchange or on the National Market System of the Nasdaq Stock Market would be representative of the value of the assets we own or that it would equal or exceed the amount you paid for our shares. In addition, although we have adopted a redemption plan, we have discretion to not redeem your shares, to suspend the plan and to cease redemptions. The plan has many limitations and you should not rely upon it as a method of selling shares promptly and at a desired price.

COMPANY-RELATED RISKS

We have a limited operating history which hinders your ability to evaluate this investment. We commenc- ed active operations in June 2004, are still in the early stages of growth and have limited previous performance history. As a result, you cannot be sure how we will be operated, whether we will achieve the objectives described in this prospectus or how we will perform financially.

Our management has limited or no experience with investments in certain of the properties in which we may invest or loans we may make which may impact our ability to successfully make acquisitions in those sectors. Our management’s historical industry expertise is primarily in the hospitality, retirement, retail, office and restaurant industries, with limited or no experience investing in certain of the properties in which we intend to focus our investment activities. There can be no assurance that our management’s experience in those industries will be useful in helping us to identify and acquire the properties we are seeking to acquire. The limited or lack of experience of our management team and its affiliates in purchasing, leasing and selling certain of the types of properties we are seeking to acquire or loans we make may prevent us from fully exploiting the economic potential of any properties we acquire or develop, which in turn may adversely affect our results of operations.

We will be dependent on our advisor which has limited or no experience with the types of investments in which we may invest. Although our advisor, subject to approval by our board of directors, will be responsible for our daily management, including all acquisitions, dispositions and financings, our advisor was formed in 2003 and its management has limited or no experience investing in or managing properties of the type which we intend to focus our investment or lending activities. There can be no assurance that the prior experience of our advisor’s management will be useful in helping us identify, acquire or manage properties, loans and other permitted investments. The limited or lack of experience of our advisor and its affiliates in identifying, acquiring and managing certain types of assets we seek may prevent us from fully exploiting the economic potential of any properties we acquire or develop, which in turn may adversely affect our results of operations. Our board of directors may terminate our advisor, with or without cause, but only subject to payment and release of our advisor from all guarantees and other obligations incurred as advisor. We cannot be sure that our advisor will achieve our objectives or that our board of directors will be able to act quickly to remove our advisor if it deems removal necessary. As a result, it is possible that we would be managed for some period by an advisor that was not acting in our best interests or not capable of helping us achieve our objectives.

We will rely on our advisor and our board of directors to manage us and you will have little control over our management decisions. If you invest in our company, you will be relying entirely on the management ability of our advisor and on the oversight of our board of directors. You will have no right or power to take part in our management, except through the exercise of your voting rights. Thus, you should not purchase any of the shares offered by this prospectus unless you are willing to entrust all aspects of our management to our advisor and board of directors.

Our stockholders may experience dilution. Our stockholders have no preemptive rights. If we commence a subsequent public offering of shares or securities convertible into shares or otherwise issue additional shares, investors purchasing shares in this offering who do not participate in future stock issuances will experience dilution in the percentage of their equity investment in our company. Stockholders will not be entitled to vote on whether our company engages in additional offerings. In addition, depending on the terms and pricing of an additional offering of our shares and the value of our properties, our stockholders may experience a dilution in both the book value and fair value of their shares. This is the second offering that we have undertaken. Although our board of directors has not yet determined whether it will engage in future offerings or other issuances of shares, it may do so if it is determined to be in our best interests. Other public REITs sponsored by CNL Financial Group, Inc. have engaged in multiple offerings. See the sections in this prospectus entitled “Summary of the Articles of Incorporation and Bylaws — Description of Capital Stock” and “The Offering — Plan of Distribution.”

CONFLICTS OF INTEREST AND RELATED RISKS

We will be subject to conflicts of interest which could have negative effects on our success. We will be subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below. For an explanation of the conflicts of interest between us and our advisor and its affiliates and our policies to reduce or eliminate certain potential conflicts, please read the section of this prospectus entitled “Conflicts of Interest.”

We will experience competition for allocation of properties, loans and other permitted investments. Our advisor or its affiliates from time to time may acquire properties, loans or other permitted investments on a temporary basis with the intention of subsequently transferring such assets to us. Further, our advisor or its affiliates may from time to time seek to transfer certain of its or its affiliates’ assets to us. The selection of properties, loans or other permitted investments to be transferred by our advisor to us may be subject to conflicts of interest. We cannot be sure that our advisor will act in our best interests when deciding whether to allocate any particular opportunity to us. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before making your investment.

There will be competing demands on our officers and directors. Some of our officers and directors, who are also officers or directors of our advisor, may experience conflicts of interest in managing us, because they also have management responsibilities for other companies, including companies that may invest in some of the same types of assets in which we may invest. In addition, substantially all of the other companies for which our officers and directors work are affiliates of us and/or our advisor. For these reasons, these officers and directors will share their management time and services among those companies and us, will not devote all of their attention to us and could take actions that are more favorable to the other companies than to us.

The timing of sales and acquisitions may favor our advisor and not us. Our advisor may immediately realize substantial commissions, fees and other compensation as a result of any investment in or sale of an asset by us. Our board of directors must approve each investment and sale, but our advisor’s recommendation to our board of directors may be influenced by the impact of the transaction on our advisor’s compensation.

Our advisor’s fee structure may encourage our advisor to recommend speculative investments and a high amount of leverage. Our advisor will realize substantial compensation in connection with the acquisition of properties, and as a result, may recommend speculative investments to us. In addition, because our advisor will receive fees based on the amount of permanent financing we obtain, our advisor may have an incentive to recommend a high amount of leverage. Similarly, because our advisor may receive fees upon the sale of properties, loans and other permitted investments, our advisor may have an incentive to recommend the premature sale of these assets.

The agreement between our advisor and us was not the result of arm’s-length negotiations. Because some of our officers and directors are also officers and directors of our advisor, the terms of the advisory agreement may favor our advisor. As a result, our advisor may not always act in our best interests, which may adversely affect our results of operations.

Our properties may be developed by affiliates. Properties that we acquire may require development. Our affiliates may serve as developer and if so, the affiliates would receive a development fee that would otherwise be paid to an unaffiliated developer. Our board of directors, including the independent directors, must approve employing our affiliate to serve as a developer. There is a risk, however, that we would acquire properties that require development so that an affiliate would receive a development fee.

We may invest with affiliates of our advisor and enter into other transactions with them. We may invest in joint ventures with another program sponsored by our advisor or its affiliates. Our board of directors, including the independent directors, must approve these transactions, but our advisor’s recommendation may be affected by its relationship with one or more of the co-venturers and may be more beneficial to the other programs than to us. Further, because these transactions are, and other transactions we enter into may be, with affiliates, they may not be at arm’s length. Had they been at arm’s length, the terms of the transactions may have been different and may have been more beneficial to us.

REAL ESTATE AND OTHER INVESTMENT RISKS

Multiple property leases or loans with individual tenants or borrowers increase our risks in the event such tenants or borrowers are financially impaired. The value of our properties will depend principally upon the value of the leases for properties we acquire. Defaults by a tenant or borrower may continue for some time before our advisor or board of directors determines that it is in our best interest to evict the tenant or foreclose on the property of the borrower. Tenants may lease more than one property, and borrowers may enter into more than one loan. As a result, a default by or the financial failure of a tenant or borrower could cause more than one property to become vacant or more than one loan to become non-performing. Vacancies would reduce our cash receipts and funds available for distribution and could decrease the resale value of affected properties until they can be re-leased.

Our exposure to typical real estate investment risks could reduce our income. Our properties, loans and other permitted investments will be subject to the risks typically associated with investments in real estate. Such risks include the possibility that our properties will generate rent and capital appreciation, if any, at rates lower than we anticipated or will yield returns lower than those available through other investments. Further, there are risks that our ability to vary our portfolio in response to changes in economic and other conditions will be limited because of the general illiquidity of real estate investments. Income from our properties may be adversely affected by many factors, including an increase in the local supply of the various properties we seek to acquire, a decrease in the number of people interested in participating in the activities related to the businesses conducted on the properties which we may acquire, adverse weather conditions, changes in government regulation, national or local economic deterioration and changes in consumer tastes.

A concentration of our investments in only a few property classes may leave our profitability vulnerable to a downturn in such sectors. At any one time, a significant portion of our investments could be in only a few property classes. As of December 31, 2005, we have investments in only four property classes. As a result, we are subject to risks inherent in investments in these classes. The potential effects on our revenues, and as a result on cash available for distribution to our stockholders, resulting from a downturn in the business conducted on those properties could be more pronounced than if we had more fully diversified investments.

Marinas, ski resorts, golf courses and other types of properties in which we may invest may not be readily adaptable to other uses. Ski resorts and related properties, marinas, golf courses and other types of properties in which we may invest are specific-use properties that have limited alternative uses. Therefore, if the operations of any of our properties in these sectors, such as the Resort Village Properties, become unprofitable for our tenant or operator due to industry competition, a general deterioration of the applicable industry or otherwise, such that the tenant becomes unable to meet its obligations under its lease, we may have great difficulty re-leasing the property and the liquidation value of the property may be substantially less than would be the case if the property were readily adaptable to other uses. Should any of these events occur, our income and cash available for distribution and the value of our property portfolio could be reduced.

Your investment may be subject to additional risks if we make international investments. We have purchased properties in Canada and we may purchase properties located in the Caribbean and Europe and other foreign venues. Such investments could be affected by factors peculiar to the laws and business practices of those countries. These laws or business practices may expose us to risks that are different from, and in addition to, those commonly found in the United States. Foreign investments could be subject to the following risks:

•	the imposition of unique tax structures, changes in real estate, differences in taxation policies and rates and other operating expenses in particular countries;

•	non-recognition of particular structures intended to limit certain tax and legal liabilities;

•	changing governmental rules and policies, including changes in land use and zoning laws;

•	enactment of laws relating to the foreign ownership of real property or mortgages and laws restricting the ability of foreign persons or companies to remove profits earned from activities within the country to the person’s or company’s county of origin;

•	our limited experience and expertise in foreign countries relative to our experience and expertise in the United States;

•	variations in currency exchange rates;

•	adverse market conditions caused by terrorism, civil unrest and changes in national or local governmental or economic conditions;

•	the willingness of domestic or foreign lenders to make mortgage loans in certain countries and changes in the availability, cost and terms of mortgage funds resulting from varying national economic policies;

•	general political and economic instability; and

•	more stringent environmental laws or changes in such laws.

All of these individual risks increase the risk that we will not continue to qualify as a REIT.

We may rely on various cash flow or income security provisions to our leases for minimum rent payments. Our leases may, but are not required to have, security provisions, such as deposits, guarantees or shortfall reserves provided by a third-party tenant or operator. These security provisions may terminate at either a specific time during the lease term or once net operating income of the property exceeds a specified amount. These provisions may also have limits on the overall amount of the security. After the termination of a security feature, or in the event that the maximum limit of a security provision is reached, we may only look to the tenant to make lease payments. In the event that a security provision has expired or the maximum limit has been reached, or in the event that a provider of a security provision is unable to meet its obligations, our results of operations could be adversely affected if our properties are unable to generate sufficient funds from operations to meet minimum rent payments and the tenants do not otherwise have the resources to make rent payments.

We do not have control over market and business conditions which may affect our success. The following external factors, as well as other factors beyond our control, may reduce the value of properties that we acquire, the ability of tenants to pay rent on a timely basis, the amount of the rent and the ability of borrowers to make loan payments on time:

•	changes in general or local economic or market conditions;

•	increased costs of energy, insurance or products;

•	increased costs and shortages of labor;

•	increased competition;

•	fuel shortages;

•	quality of management;

•	the ability of an operator or tenant to fulfill its obligations;

•	limited alternative uses for properties;

•	changing consumer habits;

•	condemnation or uninsured losses;

•	changing demographics;

•	changing government regulations;

•	inability to remodel outmoded buildings or structures as required by the applicable franchise or lease agreement;

•	voluntary termination by a tenant of its obligations under a lease; and

•	bankruptcy of a tenant or borrower.

Further, our results of operations in any one period from a property may not be indicative of results in future periods, and the long-term performance of such property generally may not be comparable to, and cash flows may not be as predictable as, other properties owned by third parties in the same or similar industry. If tenants are unable to make lease payments or borrowers are unable to make loan payments as a result of any of these factors, cash available to make distributions to our stockholders may be reduced.

We will not control the management of our properties. In order to maintain our status as a REIT for federal income tax purposes, we may not be permitted to operate certain types of properties we acquire or participate in the decisions affecting their daily operations. Our success will depend on our ability to select qualified and creditworthy tenants for each property we acquire, and upon their ability to effectively manage and operate the properties. Our tenants will be responsible for maintenance and other day-to-day management of the properties either directly or by entering into operating agreements with third-party operators. Because our revenues will largely be derived from rents, our financial condition will be dependent on the ability of third-party tenants or operators that we do not control, to operate the properties successfully. We will attempt to enter into leasing agreements with tenants having substantial prior experience in the operation of the type of property being rented. There can be no assurance, however, that we will be able to make such arrangements. If our tenants or third-party operators are unable to operate the properties successfully, or if our tenants or operators lease more properties from us than they can manage, or if we select unqualified operators, they may not have sufficient revenue to be able to pay our rent, which could adversely affect our financial condition.

We may not control our joint ventures. Our independent directors must approve all joint venture or general partnership arrangements into which we enter. Subject to that approval, we may enter into a joint venture with an unaffiliated party to purchase a property or to make loans or other permitted investments, and the joint venture or general partnership agreement relating to that joint venture or partnership may provide that we will share management control of the joint venture with the unaffiliated party. For instance, at both the Resort Village Properties and the Dallas Market Center, our venture partners have approval rights on many major decisions. Those venture partners may have differing interests from ours and the power to direct the joint venture or partnership on certain matters in a manner with which we do not agree. In the event the joint venture or general partnership agreement provides that we will have sole management control of the joint venture, the agreement may be ineffective as to a third party who has no notice of the agreement, and we therefore may be unable to control fully the activities of the joint venture. If we enter into a joint venture with another program sponsored by an affiliate, we do not anticipate that we will have sole management control of the joint venture. In addition, when we invest in properties, loans or other permitted investments indirectly through the acquisition of interests in entities that own such assets or interests in such assets, we may not control the management of such assets.

Joint venture partners may have different interests than we have which may negatively impact our control over our ventures. Investments in joint ventures involve the risk that our co-venturer may have economic or business interests or goals which, at a particular time, are inconsistent with our interests or goals, that the co-venturer may be in a position to take action contrary to our instructions, requests, policies or objectives, or that the co-venturer may experience financial difficulties. Among other things, actions by a co-venturer might subject assets owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture agreement or to other adverse consequences. This risk is also present when we make investments in securities of other entities. If we do not have full control over a joint venture, the value of our investment will be affected to some extent by a third party that may have different goals and capabilities than ours. As a result, joint ownership of investments and investments in other entities may adversely affect our returns on the investments and, therefore, cash available for distributions to our stockholders may be reduced.

It may be difficult for us to exit a joint venture after an impasse. In our joint ventures, there will be a potential risk of impasse in some business decisions since our approval and the approval of each co-venturer will be required for some decisions. In any joint venture with an affiliated program, however, we may have the right to buy the other co-venturer’s interest or to sell our own interest on specified terms and conditions in the event of an impasse regarding a sale. In the event of an impasse, it is possible that neither party will have the funds necessary to complete the buy-out. In addition, we may experience difficulty in locating a third-party purchaser for our joint venture interest and in obtaining a favorable sale price for the interest. As a result, it is possible that we may not be able to exit the relationship if an impasse develops. You can read the section of this prospectus under the caption “Business — Joint Venture Arrangements” if you want more information about the terms that our joint venture arrangements are likely to include.

We may not have control over construction on our properties. We intend to acquire sites on which a property that we will own will be built, as well as sites which have existing properties (including properties which require renovation). If we acquire a property for development or renovation, we may be subject to risks in connection with a developer’s ability to control construction costs and the timing of completion of construction or a developer’s ability to build in conformity with plans, specifications and timetables. In addition, our development and renovation plans could be affected by delays in obtaining any necessary permits or consents from appropriate governmental agencies, strikes, adverse weather, shortages of materials and increases in the cost of labor and materials. Although we will seek to include in our agreements with developers safeguards designed to minimize these risks, such as rights to require the tenant to purchase the property that is under development at a pre-established price designed to reimburse us for all acquisition and development costs, we cannot be sure that the tenants will have sufficient funds to fulfill their obligations under these agreements. In addition, certain properties that we may acquire may be subject to conservatory easements that prohibit the development of certain activities other than those specific activities already conducted on the property, and limit the ability to materially modify the existing layouts of the property

We will have no economic interest in ground lease properties. If we invest in ground lease properties, such as we have at the Dallas Market Center, we will not own, or have a leasehold interest in, the underlying land, unless we enter into an assignment or other agreement. Accordingly, with respect to ground lease properties, we will have no economic interest in the land or building at the expiration of the lease on the underlying land; although, we generally will retain partial ownership of improvements and will have the right to remove any equipment that we may own in the building. As a result, though we will share in the income stream derived from the lease, we will not share in any increase in value of the land associated with any ground lease property.

It may be difficult to re-lease our vacant properties. If a tenant vacates a property, we may be unable to re-lease the property or, if we are able to re-lease the property, we may not receive as much rent as we had under the prior lease or we may need to incur additional expenditures relating to the property. In addition, we could experience delays in enforcing our rights against, and collecting rents (and, in some cases, real estate taxes and insurance costs) due from, a defaulting tenant. Any delay we experience in re-leasing a property or difficulty in re-leasing at acceptable rates may reduce cash available to make distributions to our stockholders.

We cannot control the sale of some properties we seek to acquire. We may give some tenants the right, but not the obligation, to purchase their properties from us beginning a specified number of years after the date of the lease. The leases might occasionally provide the tenant with a right of first refusal on any proposed sale. In addition, if our sale of a property will result in a taxable gain to the prior owner of the property, we may agree in some cases to use reasonable efforts to structure such a sale as a tax-deferred exchange. These factors may make it more difficult for our advisor and our board of directors to freely control the sale of the property, even when such a sale may be in our best interests. See the section in this prospectus entitled “Business — Description of Property Leases — Right of Tenant to Purchase.”

The liquidation of our assets may be delayed. If our shares are not listed on a national securities exchange or quoted on the National Market System of the NASDAQ Stock Market on or before December 31, 2015, we are obligated under our articles of incorporation to sell our assets and distribute the net sales proceeds to our stockholders or merge with another entity in a transaction which provides our stockholders with cash or securities of a publicly traded company. In such instances, we will engage only in activities related to our orderly liquidation or merger, unless our stockholders owning a majority of our shares of common stock elect to extend the duration of CNL Income Properties by amendment of our articles of incorporation. Neither our advisor nor our board of directors may be able to control the timing of the sale of our assets or completion of a merger due to market conditions, and we cannot assure you that we will be able to sell our assets or merge with another company so as to return our stockholders’ aggregate invested capital, generate a profit for the stockholders or fully satisfy our debt obligations. Because we will use a portion of the offering proceeds to pay expenses and fees and the full offering price is not invested in properties, loans or other permitted investments, we will only return all of our stockholders’ invested capital if we sell our assets or our company for a sufficient amount in excess of the original purchase price of our assets. If we take a purchase money obligation in partial payment of the sales price of a property, we may realize the proceeds of the sale over a period of years. Further, any intended liquidation of our company may be delayed beyond the time of the sale of all of the properties until all mortgage loans expire or are sold, because we plan to enter into mortgage loans with terms of 10 to 20 years and those obligations may not expire before all of the properties are sold.

There are risks associated with lending.

Our loans may be impacted by unfavorable real estate market conditions. When we make loans, we will be at risk of default on those loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values and interest rate levels. We do not know whether the values of the properties securing mortgage loans we may make will remain at the levels existing on the dates of origination of the loans. If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease.

Our loans will be subject to interest rate fluctuations. If we invest in fixed-rate, long-term loans and interest rates rise, the loans will yield a return lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that loans are prepaid, because we will not be able to make new loans at the previously higher interest rate.

Lack of principal amortization of loans increases the risk of borrower default at maturity and delays in liquidating defaulted loans could reduce our investment returns and our cash available for distributions. Loans may not provide for the amortization of principal during their term. As a result, the entire principal balance of such loans will be due in one balloon payment at their maturity. Failure to amortize the principal balance of loans may increase the risk of a default during the term, and at maturity, of loans. A default under loans would have a material adverse effect on our ability to fund anticipated distributions to stockholders. Further, if there are defaults under our loans, we may not be able to repossess and sell the underlying properties or other security quickly. The resulting time delay could reduce the value of our investment in the defaulted loans. An action to foreclose on a mortgaged property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the loan. Any failure or delay by a borrower in making scheduled payments to us may adversely affect our ability to make distributions to stockholders.

Returns on our loans may be limited by regulations. The loans may also be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions. We may determine not to make loans in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements. Regulations on lending in various jurisdictions may also influence the types of loans we make.

Borrowings may reduce the funds available for distribution and increase the risk of loss since defaults may cause us to lose the properties securing the loans. We may, in some instances, acquire real estate assets by using either existing financing or borrowing new monies. Our articles of incorporation generally limit the total amount we may borrow to 300.0% of our net assets. In addition, we may obtain loans secured by some or all of our properties or other assets to fund additional acquisitions or operations, including to satisfy the requirement that we distribute at least 90.0% of our annual “REIT taxable income” to our stockholders, or as is otherwise necessary or advisable to qualify as a REIT for federal income tax purposes. Payments required on any amounts we borrow will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with the borrowed amounts.

Defaults on loans secured by a property we own may result in foreclosure actions initiated by lenders and our loss of the property or properties securing the loan that is in default. Such legal actions are expensive. For tax purposes, a foreclosure would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the property. If the outstanding balance of the debt exceeds our tax basis in the property, we would recognize taxable income on the foreclosure, all or a portion of such taxable income may be subject to tax, and/or required to be distributed to our stockholders in order for us to qualify as a REIT. We would not receive any cash proceeds, pay such tax or make such distributions. We also may fully or partially guarantee any monies that subsidiaries borrow to purchase or operate real estate assets. In these cases, we will be responsible to the lender for repaying the loans if the subsidiary is unable to do so. If any mortgages contain cross collateralization or cross default provisions, more than one property may be affected by a default. If any of our properties are foreclosed upon due to a default, our financial condition, results of operations and ability to pay distributions to you will be adversely affected.

We may make loans on a subordinated and unsecured basis and may not be able to collect outstanding principal and interest. Although we intend to make loans to third parties which are secured by collateral pledged by such borrowers, we may make loans that are unsecured and/or subordinated in right of payment to such third parties existing and future indebtedness. In the event of a foreclosure, bankruptcy, liquidation, winding up, reorganization or other similar proceeding relating to such third party, and in certain other events, such third party’s assets may only be available to pay obligations on our unsecured loans after the third party’s other indebtedness has been paid. As a result, there may not be sufficient assets remaining to pay the principal or interest on the unsecured loans we may make.

Our properties may be subject to environmental liabilities which could significantly impact our return from the properties and the success of our ventures. Operations at certain of the properties we may acquire or use to secure loans we may make, may involve the use, handling, storage, and contracting for recycling or disposal of hazardous or toxic substances or wastes, including environmentally sensitive materials such as herbicides, pesticides, fertilizers, motor oil, waste motor oil and filters, transmission fluid, antifreeze, freon, waste paint and lacquer thinner, batteries, solvents, lubricants, degreasing agents, gasoline and diesel fuels, and sewage. Accordingly, the operations of certain properties we acquire will be subject to regulation by federal, state, and local authorities establishing investigation and health and environmental quality standards. In addition, certain properties we may acquire may own and operate underground storage tanks (“USTs”) for the storage of various petroleum products. USTs are generally subject to federal, state, and local laws and regulations that require testing and upgrading of USTs and remediation of contaminated soils and groundwater resulting from leaking USTs.

Under various federal and state environmental laws and regulations, as an owner of real estate, we may be required to investigate and clean up certain hazardous or toxic substances, asbestos-containing materials, or petroleum products located on, in or emanating from our properties. These laws often impose liability without regard to whether the owner knew of, or was responsible for, the release of hazardous substances. We may also be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by those parties in connection with the contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. Other environmental laws impose liability on a previous owner of property to the extent hazardous or toxic substances were present during the prior ownership period. A transfer of the property may not relieve an owner of such liability. Thus, we may have liability with respect to properties that we or our predecessors sold in the past.

The presence of contamination or the failure to remediate contaminations at any of our properties may adversely affect our ability to sell or lease the properties or to borrow using the properties as collateral. While our leases are expected to provide that the tenant is solely responsible for any environmental hazards created during the term of the lease, we or an operator of a site may be liable to third parties for damages and injuries resulting from environmental contamination coming from the site.

All of our properties will be acquired subject to satisfactory Phase I environmental assessments, which generally involve the inspection of site conditions without invasive testing such as sampling or analysis of soil, groundwater or other conditions; or satisfactory Phase II environmental assessments, which generally involve the testing of soil, groundwater or other conditions. Our board of directors and our advisor may determine that we will acquire a property in which a Phase I or Phase II environmental assessment indicates that a problem exists and has not been resolved at the time the property is acquired, provided that if it is a material problem: (i) the seller has (a) agreed in writing to indemnify us and/or (b) established in escrow cash funds equal to a predetermined amount greater than the estimated costs to remediate the problem; or (ii) we have negotiated other comparable arrangements, including but not limited to a reduction in the purchase price. We cannot be sure, however, that any seller will be able to pay under an indemnity we obtain or that the amount in escrow will be sufficient to pay all remediation costs. Further, we cannot be sure that all environmental liabilities associated with the properties that we may acquire from time to time will have been identified or that no prior owner, operator or current occupant will have created an environmental condition not known to us. Moreover, we cannot be sure that: (i) future laws, ordinances or regulations will not impose any material environmental liability; or (ii) the environmental condition of the properties that we may acquire from time to time will not be affected by tenants and occupants of the properties, by the condition of land or operations in the vicinity of the properties (such as the presence of underground storage tanks), or by third parties unrelated to us. Environmental liabilities that we may incur could have an adverse effect on our financial condition or results of operations.

In addition to the risks associated with potential environmental liabilities discussed above, compliance with environmental laws and regulations that govern our properties may require expenditures and modifications of development plans and operations that could have a detrimental effect on the operations of the properties and our financial condition and results of operations. There can be no assurance that the application of environmental laws, regulations or policies, or changes in such laws, regulations and policies, will not occur in a manner that could have a detrimental effect on any property we may acquire.

Legislation and government regulation may adversely affect the development and operations of properties we may acquire. In addition to being subject to environmental laws and regulations, certain of the development plans and operations conducted or to be conducted on properties we may acquire require permits, licenses and approvals from certain federal, state and local authorities. For example, ski resort operations often require federal, state and local permits from the USDA Forest Service and the U.S. Army Corps of Engineers to use forests as ski slopes. See the section in this prospectus entitled “Business –Investment Focus – Ski Resorts – Government Regulation.” Material permits, licenses or approvals may be terminated, non-renewed or renewed on terms or interpreted in ways that are materially less favorable to the properties we purchase. There can also be no assurance that any particular permit and approval will be obtained or upheld on judicial review. Furthermore, laws and regulations that we or our operators are subject to may change in ways that are difficult to predict. There can be no assurance that the application of laws, regulations or policies, or changes in such laws, regulations and policies, will not occur in a manner that could have a detrimental effect on any property we may acquire, the operations of such property, and the amount of rent we receive from the tenant of such property.

Governmental regulation with respect to water use by ski resorts could negatively impact ski resorts we acquire. In addition, the rights of ski resorts and related properties that we may acquire or develop to use various water sources on or about their properties may also be subject to significant restrictions or the rights of other riparian users and the public generally. Certain ski resorts and related properties we may acquire or develop and the municipalities in which they are located may be dependent upon a single source of water, and in some cases the volume of water contained in such water sources could be historically low or inconsistent. This may lead to disputes and litigation over, and restrictions placed on, water use. Disputes and litigation over water use could damage the reputation of ski resorts and related properties we may acquire or develop and could be expensive to defend, and together with restrictions placed on water use, could have a material adverse effect on the business and operating results of our ski resorts and related properties.

Governmental regulation of marinas with respect to dredging could negatively impact marinas we acquire. Marinas that we may acquire must be dredged from time to time to remove the silt and mud that collect in harbor-areas as a result of, among other factors, heavy boat traffic, tidal flow, water flow and storm runoff, in order to assure that boat traffic can safely enter the harbor. Dredging and disposing of the dredged material can be very costly, and may require permits from various governmental authorities. If we acquire marinas and we or our marina tenants, or operators engaged by our marina tenants, cannot timely obtain the permits necessary to dredge marinas or dispose of the dredged material, or if dredging is not practical or is exceedingly expensive, the operations of the marina would be materially and adversely affected, which would in turn have a negative impact on our financial condition.

We may not control the land beneath marinas we acquire and this land may be subject to governmental taking. The U.S. Army Corps of Engineers and the Coast Guard control much of the land located beneath and surrounding most marinas, and lease such land to marina owners and operators under leases for wetlands that typically range from five to 50 years, and leases for upland that typically are initially for 25 years. As a result, many marinas cannot obtain title to land on or near their marinas that they are interested in developing or obtain permission to develop on the land that they lease. Furthermore, control of such land by the U.S. Army Corps of Engineers and the Coast Guard increases the possibility that such land, including the marina built on such land, may be condemned and taken by the local, state or federal government in an eminent domain proceeding.

Governmental regulation of vacation ownership resorts are difficult to comply with. The federal government, as well as the states and local jurisdictions in which any vacation ownership resort in which we may have a direct or indirect interest may be located, have enacted extensive regulations that affect the manner in which vacation ownership properties are operated. In addition, many states have adopted specific laws and regulations regarding the sale of vacation ownership interests. These laws and regulations require sellers of vacation ownership interests to, among other things, obtain and file numerous documents and supporting information with the responsible state agency, obtain the agency’s approval for an offering statement that describes all material aspects of the sale of vacation ownership interests, and deliver an offering statement or public report, together with certain additional information concerning the terms of the purchase, to all prospective purchasers of a vacation ownership interest. Certain states mandate the structure of the vacation ownership business to be conducted within those states. Laws in many states generally grant the purchaser of a vacation ownership interest the right to cancel a contract of purchase at any time within a fixed number of calendar days following the date the purchaser signs the contract. Most states also have other laws that regulate the sale of vacation ownership interests and protect purchasers, such as: (i) real estate licensing law; (ii) travel sales licensing laws; (iii) anti-fraud laws; (iv) consumer protection laws; (v) fair advertising laws; (vi) telemarketing laws; and (vii) prize, gift and sweepstakes laws.

Uninsured losses or losses in excess of insured limits could result in the loss or substantial impairment of one or more of our investments. The nature of the activities at certain properties we may acquire will expose us and our operators to potential liability for personal injuries and, in certain instances, such as marinas, property damage claims. For instance, marina business activities are customarily subject to various hazards, including gasoline or other fuel spills, fires, drownings and other water-related accidents, boat storage rack collapses and other dangers relatively common in the marina industry. We will maintain, and require our tenants and operators as well as mortgagors to whom we have loaned money to maintain, pursuant to our standard form of lease and mortgage, insurance with respect to each of our properties which it leases or operates, and each property securing a mortgage which we hold, including comprehensive liability, fire, flood and extended coverage insurance. There are, however, certain types of losses (such as from hurricanes, floods, earthquakes or terrorist attacks) that may be either uninsurable or not economically insurable. Furthermore, an insurance provider could elect to deny or limit coverage under a claim. Should an uninsured loss or loss in excess of insured limits occur, we could lose all or a portion of our anticipated revenue stream from the affected property, as well as all or a portion of our invested capital. Accordingly, if we, as landlord, incur any liability which is not fully covered by insurance, we would be liable for the uninsured amounts, cash available for distributions to stockholders may be reduced and the value of our assets may decrease significantly. In addition, in such an event, we might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property.

Portfolio acquisitions are more difficult to complete than single asset acquisitions. Our business and acquisition strategy may include acquisitions of multiple properties, loans or other permitted investments in a single transaction. However, portfolio acquisitions are more complex than single-asset acquisitions, and the risk that a portfolio acquisition will not close may be greater than in a single-asset acquisition. In addition, costs for a portfolio acquisition that does not close are generally greater than for a single-asset acquisition that does not close. If we fail to close one or more portfolio acquisitions, then our ability to increase our net income will be limited and a charge to our earnings for costs related to the failed acquisition(s) may be imposed.

Another risk associated with portfolio acquisitions is that a seller may require that a group of assets be purchased as a package, even though one or more of the assets in the portfolio does not meet our investment criteria or is located in a market that is geographically distant from our principal markets. In such cases, we may attempt to make a joint bid with another buyer, or we may purchase the portfolio of assets with the intent to subsequently dispose of those assets which do not meet our investment criteria. In the case of joint bids, however, it is possible that the other buyer may default in its obligations, which increases the risk that the acquisition will not close, with the adverse consequences described above. In cases where we intend to dispose of assets that we do not wish to own, we cannot assure you that we will be able to sell or exchange such asset or assets in a timely manner or on terms beneficial or satisfactory to us.

We will compete with other companies for investments. We anticipate that we will continue to compete with other companies and investors, including REITs, real estate partnerships, banks and insurance companies, for the acquisition of properties, loans and other permitted investments that we seek to acquire or make. Some of the entities with whom we may compete for acquisition opportunities will have substantially greater experience acquiring and owning the types of properties, loans or other permitted investments in which we seek to acquire or make, as well as greater financial resources and a broader geographic knowledge base than we have. As a result, competition may reduce the number of suitable acquisition opportunities available to us.

Increased competition for customers may reduce the ability of certain of our operators to make scheduled rent payments to us. The types of properties in which we may invest are expected to face competition for customers from other like properties, both locally and nationally. For example, a substantial number of new golf courses have opened in recent years and a number of new courses currently are under development or planned for development, including golf courses which may be located near the golf courses we acquire. Similarly, marinas we may acquire will compete in each market with other marinas, some of which may have greater resources than our marinas will have, for a limited number of boaters seeking boat rental slips. Any decrease in revenues due to such competition at any of our properties may adversely affect our operators’ ability to make scheduled rent payments to us.

General economic conditions and discretionary consumer spending may affect certain of the properties we acquire. The operations of certain properties in which we may invest will depend upon a number of factors relating to or affecting discretionary consumer spending for the types of services provided by businesses operated on these properties. Unfavorable local, regional, or national economic developments or uncertainties regarding future economic prospects could reduce consumer spending in the markets in which we own properties and adversely affect our tenants’ businesses, which could in turn impact their ability to pay rent and thereby have a negative impact on our results of operations. Consumer spending on luxury goods, travel and other leisure activities such as boating, skiing and golfing activities, which are activities related to the industries in which we seek to invest, also may decline as a result of lower consumer confidence levels, even if prevailing economic conditions are favorable. In an economic downturn, consumer discretionary spending levels generally decline, at times resulting in disproportionately large reductions in expenditures on luxury goods, travel and other leisure activities. In fact, certain of the assets we seek to acquire relate to industries that are currently experiencing periods of decreased profitability. Similarly, rising interest rates could have a negative impact on the ability or willingness of consumers to finance purchases of expensive goods. For example, difficulty in obtaining financing, federal tax policies, interest rate levels, and the cost and availability of fuel can impact overall boat purchases and could adversely affect the ability of marina operators to lease boat slips and earn additional revenues from concessions such as fuel, equipment, retail and food and beverage sales. Similarly, the destination retail centers we may acquire or develop will be subject to general retail industry risks such as inflation, lack of consumer confidence, changes in unemployment rates and consumer tastes and preferences. In the event that the retail industry experiences down cycles, manufacturers and merchants of retail merchandise may experience economic difficulties and may be less likely to renew existing leases at retail centers or to expand distribution channels into new retail centers. Certain of the classes of properties which we may acquire may be unable to maintain their profitability during periods of adverse economic conditions or low consumer confidence which could in turn affect the ability of operators to make scheduled rent payments to us.

The recent economic slowdown, terrorist attacks, military activity in the Middle East, natural disasters and other world events have adversely affected the travel and leisure industries, and these adverse effects may continue. As a result of terrorist attacks around the world, the war in Iraq and the effects of the most recent economic recession, the travel and leisure industry has experienced a significant decline in business caused by a reduction in travel and leisure activity spending. Although recovery has been significant, we are unable to predict with any certainty when or whether travel and leisure demand will return to pre-2001 levels. We cannot presently determine the impact that future events such as military or police activities in the U.S. or foreign countries, future terrorist activities or threats of such activities, natural disasters or health epidemics could have on our business. Our business and properties may be affected by such events, and, as a result, our revenues may be reduced. In addition, other terrorist attacks, natural disasters, health epidemics, acts of war, prolonged U.S. involvement in Iraq or other significant military activity could have additional adverse effects on the economy in general, and the travel and leisure industry in particular. These factors could have a material adverse effect on our results of operations, financial condition, and cash flows, thereby impacting our overall net worth and our ability to make distributions to our stockholders.

Seasonal revenue variations in certain asset classes will require our operators of such asset classes to manage cash flow properly over time so as to meet their non-seasonal scheduled rent payments to us. Certain of the properties in which we may invest, including the skiing, golfing and marina industries, are generally seasonal in nature. For example, the typical ski season begins in early November and runs through April, during which time ski resorts generate the vast majority of their annual revenues. Revenues and profits at ski resorts and their related properties are substantially lower and historically result in losses during the summer months due to the closure of ski operations. As a result of the seasonal nature of certain industries which may be conducted on properties we acquire, these businesses will experience seasonal variations in revenues that may require our operators to supplement revenue at their properties in order to be able to make scheduled rent payments to us. The failure of an operator, such as Intrawest at the Resort Village Properties, or a tenant to properly manage its cash flow may result in such operator or tenant having insufficient cash on hand to make its scheduled rent payments to us during seasonally slow periods, which may adversely affect our cash available for distribution to stockholders. In addition, certain of the asset classes in which we seek to acquire rely on seasonal workforces, and the inability of our tenants or operators to maintain a stable workforce, could negatively affect the level of services provided at properties we acquire, and as a result could adversely affect the revenues earned at such a property and ultimately the ability of our tenants to meet their rental obligations to us.

Adverse weather conditions may damage certain of the properties we acquire or reduce our operators’ ability to make scheduled rent payments to us. Weather conditions beyond our control may influence revenues at certain types of properties we acquire. These adverse weather conditions include heavy snowfall (or lack thereof), hurricanes, tropical storms, high winds, heat waves, frosts, drought (or merely reduced rainfall levels), excessive rain, avalanches, mudslides and floods. For example, adverse weather could reduce the number of people participating in skiing, golfing and boating activities at properties we acquire and those we have acquired such as the Resort Village Properties. Certain properties may be susceptible to damage from weather conditions such as hurricanes, which damage (including but not limited to property damage and loss of revenue) is not generally insurable at commercially reasonable rates. Further, the physical condition of golf courses we may acquire must be satisfactory to attract play. In addition to severe or generally inclement weather, other factors, including plant disease and insect infestation, and the quality and quantity of water, could adversely affect the turf grass conditions at the golf courses we acquire or develop. Poor weather conditions could also disrupt operations at properties we acquire and may adversely affect both the value of our investment in a property, as well as the ability of our tenants and operators to make their scheduled rent payments to us.

Because our revenues are highly dependent on lease payments, defaults by our tenants would reduce our cash available for the repayment of our outstanding debt and for distribution. Our ability to repay any outstanding debt and make distributions to stockholders will depend upon the ability of our property tenants and mortgagors to make payments to us, and their ability to make these payments will depend primarily on their ability to generate sufficient revenues in excess of operating expenses from businesses conducted on such properties. For example, the ability of our outlet center tenants to make their scheduled rent payments to us will be dependent upon their ability to attract and retain merchants. A tenant’s failure to make or delay in making scheduled rent payments to us may be caused by reduced revenue at the properties it operates. Any failure or delay by a tenant in making scheduled rent payments to us may adversely affect our ability to repay outstanding debt and make anticipated distributions to stockholders.

We may acquire various financial instruments for purposes of “hedging” or reducing our risks which may be costly and/or ineffective and will reduce our cash available for distribution to our stockholders. Use of derivative instruments for hedging purposes may present significant risks, including the risk of loss of the amounts invested. Defaults by the other party to a hedging transaction can result in the hedging transaction becoming worthless or a speculative hedge. Hedging activities also involve the risk of an imperfect correlation between the hedging instrument and the asset being hedged, which could result in losses both on the hedging transaction and on the asset being hedged. Use of hedging activities generally may not prevent significant losses and could increase our losses. Further, hedging transactions may reduce cash available for distribution to our stockholders.

FINANCING RISKS

We may not be able to obtain adequate financing. We intend to obtain one or more lines of credit and long-term permanent financing. On May 20, 2005, we obtained a $5.0 million revolving line of credit. On March 24, 2006, we obtained an unsecured $20 million line of credit, replacing our prior line of $5.0 million. We have not yet obtained a commitment for any permanent financing (other than permanent financing obtained through our unconsolidated entities). We cannot be sure that we will be able to obtain additional lines of credit or any long-term permanent financing on satisfactory terms. If we do not obtain adequate financing in the future, we may not be able to acquire as many properties, or make or acquire as many loans or other permitted investments as we anticipated, which could limit the diversification of our investments and our ability to achieve our investment objectives.

Anticipated borrowing creates risks. We may borrow money to acquire assets, to preserve our status as a REIT or for other corporate purposes. We may mortgage or put a lien on one or more of our assets in connection with any borrowing. We intend to obtain one or more revolving lines of credit of up to $100 million to provide financing for the acquisition of assets, although our board of directors could determine to borrow a greater amount. On May 20, 2005, we obtained a $5.0 million revolving line of credit. On March 24, 2006, we obtained an unsecured $20 million line of credit, replacing our prior line of $5.0 million. We may repay the line of credit using equity offering proceeds, including proceeds from this offering, proceeds from the sale of assets, working capital or permanent financing. We also intend to obtain long-term, permanent financing. We may not borrow more than 300% of the value of our net assets without the approval of a majority of our independent directors and the borrowing must be disclosed and explained to our stockholders in our first quarterly report after such approval occurs. Borrowing may be risky if the cash flow from our properties and other permitted investments is insufficient to meet our debt obligations. In addition, our lenders may seek to impose restrictions on future borrowings, distributions and operating policies, including with respect to capital expenditures and asset dispositions. If we mortgage or pledge assets as collateral and we cannot meet our debt obligations, the lender could take the collateral, and we would lose both the asset and the income we were deriving from it.

We may borrow money to make distributions and distributions may not come from funds from operations. We have borrowed from affiliates to make distributions and may continue to borrow money as we consider necessary or advisable to meet our distribution requirements. Our distributions have exceeded our funds from operations in the past and may do so in the future. In the event that we make distributions in excess of our earnings and profits, such distributions could constitute a return of capital for federal income tax and accounting purposes. Furthermore, in the event that we are unable to fund future distributions from our funds from operations, the value of your shares upon the possible listing of our stock, the sale of our assets or any other liquidity event may be negatively impacted.

TAX RISKS

We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes. We believe that we have been organized and have operated, and intend to continue to be organized and to operate in a manner that will enable us to meet the requirements for qualification and taxation as a REIT for federal income tax purposes, commencing with our taxable year ended December 31, 2004. A REIT generally is not taxed at the federal corporate level on income it distributes to its stockholders, as long as it distributes annually at least 90% of its taxable income to its stockholders. We have not requested, and do not plan to request, a ruling from the Internal Revenue Service that we qualify as a REIT. Based upon representations made by our officers with respect to certain factual matters, and upon counsel’s assumption that we have operated and will continue to operate in the manner described in the representations and in the prospectus, our tax counsel, Arnold & Porter, LLP, will render an opinion that we were organized and has operated in conformity with the requirements for qualification as a REIT and that our proposed method of operation will enable us to continue to meet the requirements for qualification as a REIT. Our continued qualification as a REIT will depend on our continuing ability to meet highly technical and complex requirements concerning, among other things, the ownership of our outstanding shares of beneficial interest, the nature of our assets, the sources of our income, the amount of our distributions to our stockholders and the filing of TRS elections. No assurance can be provided that we qualify or will continue to qualify as a REIT or that new legislation, Treasury Regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to our qualification as a REIT.

You should be aware that opinions of counsel are not binding on the Internal Revenue Service or on any court. Furthermore, the conclusions stated in the opinion are conditioned on, and our continued qualification as a REIT will depend on, our management meeting various requirements, which are discussed in more detail under the heading “Federal Income Tax Considerations — Taxation of CNL Income Properties — Qualification as a REIT.”

If we fail to qualify as a REIT, we would be subject to federal income tax at regular corporate rates. In addition to these taxes, we may be subject to the federal alternative minimum tax. Unless we are entitled to relief under specific statutory provisions, we also could not elect to be taxed as a REIT for four taxable years following the year during which we were disqualified. Therefore, if we fail to qualify as a REIT, the funds available for distribution to you, as a stockholder, would be reduced substantially for each of the years involved. For additional discussion regarding REIT qualification and the consequences if we fail to qualify as a REIT, see the section in this prospectus entitled “Federal Income Tax Considerations.”

We do not control our lodging facility operations and we are dependent on the managers of our lodging facilities. Because federal income tax laws restrict REITs and their subsidiaries from operating a lodging facility , we do not manage our lodging facilities. Instead, we lease substantially all of our lodging facilities either through(i) long-term leases to qualified independent third-party tenant operators; or (ii) long-term leases to a taxable REIT subsidiary which engages an “eligible” independent contractor under applicable REIT laws to manage and operate the lodging facilities.

Our leases may be recharacterized as financings which would eliminate depreciation deductions on our properties. We believe that we would be treated as the owner of properties where we would own the underlying land, except with respect to leases structured as “financing leases,” which would constitute financings for federal income tax purposes. If the lease of a property does not constitute a lease for federal income tax purposes, but is recharacterized as a secured financing by the Internal Revenue Service, we believe it should be treated as a financing arrangement and that the income derived from such a financing arrangement should satisfy the 75% and the 95% gross income tests for REIT qualification because it would be considered to be interest on a loan secured by real property. Nevertheless, the recharacterization of a lease in this fashion may have adverse tax consequences for us, in particular, we would not be entitled to claim depreciation deductions with respect to the property (although we should be entitled to treat part of the payments we would receive under the arrangement as the repayment of principal). In such event, in some taxable years our taxable income, and the corresponding obligation to distribute 90% of such income, would be increased. With respect to leases structured as “financing leases,” we will report income received as interest income and will not take depreciation deductions related to the real property. Any increase in our distribution requirements may limit our ability to invest in additional properties and to make additional mortgage loans. No assurance can be provided that the Internal Revenue Service would recharacterize such transactions as financings that would qualify under the 95% and 75% gross income tests. See the section in this prospectus entitled “Federal Income Tax Considerations – Characterization of Property Leases.”

Excessive non-real estate asset values may jeopardize our REIT status. In order to qualify as a REIT, among other requirements, at least 75% of the value of our assets must consist of investments in real estate, investments in other REITs, cash and cash equivalents, and government securities. Accordingly, the value of any other property that is not considered a real estate asset for federal income tax purposes must represent in the aggregate less than 25% of our total assets. In addition, under federal income tax law, we may not own securities in, or make loans to, any one company (other than a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary) which represent in excess of 10% of the voting securities or 10% of the value of all securities of that company (other than certain securities described in “Federal Income Tax Considerations — Taxation of the CNL Income Properties — Asset Tests”), or which have, in the aggregate, a value in excess of 5% of our total assets, and we may not own securities of one or more taxable REIT subsidiaries which have, in the aggregate, a value in excess of 20% of our total assets.

The 25%, 20%, 10% and 5% tests are determined at the end of each calendar quarter. If we fail to meet any such test at the end of any calendar quarter, and such failure is not remedied within 30 days after the close of such quarter, we will cease to qualify as a REIT, unless certain requirements are satisfied, as described more fully in “Federal Income Tax Considerations — Taxation of the CNL Income Properties — Asset Tests.”

We are limited in the manner we structure portions of our vacation ownership interest business. Vacation ownership interests which we may acquire must be structured as (i) sales of interests by a taxable REIT subsidiary to vacation owners; (ii) long-term leases to qualified independent third-party tenant operators who enter into sub-leases with the vacation “owners”; or (iii) long-term leases to a taxable REIT subsidiary which enters into contractual agreements with vacation “owners” restricting their annual use of the property in a manner which would be properly treated as “transient” for federal income tax purposes and which engages an “eligible” independent contractor to manage and operate the property. Alternatively, we may acquire interests in mortgages secured by vacation ownership interests. Failure to structure our interests in vacation ownership interests in one or more of the manners described above may result in income we derive from vacation ownership interests as not qualifying as rental income or interest income for purposes of the 75% or 95% gross income tests or to be subject to tax as a “prohibited transaction.”

We may have to borrow funds or sell assets to meet our distribution requirements. Subject to some adjustments that are unique to REITs, a REIT generally must distribute 90% of its taxable income. For the purpose of determining taxable income, we may be required to accrue interest, rent and other items treated as earned for tax purposes, but that we have not yet received. In addition, we may be required not to accrue as expenses for tax purposes some items which actually have been paid or some of our deductions might be disallowed by the Internal Revenue Service. As a result, we could have taxable income in excess of cash available for distribution. If this occurs, we may have to borrow funds or liquidate some of our assets in order to meet the distribution requirement applicable to a REIT.

Ownership limits may discourage a change in control which could limit your future returns. For the purpose of protecting our REIT status, our articles of incorporation generally limit the direct or indirect ownership by any single stockholder (applying certain attribution rules) of any class of our capital stock, including common stock, to 9.8% of the outstanding shares of that class. Our articles also prohibit anyone from buying shares if the purchase would result in our losing our REIT status. For example, we would lose our REIT status if we had fewer than 100 different stockholders or if five or fewer stockholders, applying certain broad attribution rules of the Internal Revenue Code, owned 50% or more of our common stock during the last half of any taxable year other than our first taxable year as a REIT. These restrictions may discourage a change in control, deter any attractive tender offers for our common stock or limit the opportunity for you or other stockholders to receive a premium for your common stock in the event a stockholder is purchasing shares of common stock in order to acquire a block of shares.

Despite our REIT status, we remain subject to various taxes which would reduce operating cash flow if and to the extent these liabilities are incurred. Even if we qualify as a REIT, we are subject to some federal, state and local taxes on our income and property that could reduce operating cash flow, including but not limited to, (i) tax on any undistributed real estate investment trust taxable income, (ii) “alternative minimum tax” on our items of tax preference, (iii) certain state income taxes because not all states treat REITs the same as they are treated for federal income tax purposes, (iv) a tax equal to 100% of net gain from “prohibited transactions,” (v) tax on gains from the sale of certain “foreclosure property,” (vi) tax on gains of sale of certain “built-in gain” properties” and (vi) certain taxes and penalties if we fail to comply with one or more REIT qualification requirements, but nevertheless qualify to maintain our status as a REIT. See the discussion in the section of this prospectus entitled “Federal Income Tax Considerations — Taxation of CNL Income Properties.”

We may be required to pay a penalty tax upon the sale of a property. The federal income tax provisions applicable to REITs provide that any gain realized by a REIT on the sale of property held as inventory or other property held primarily for sale to customers in the ordinary course of business is treated as income from a “prohibited transaction” that is subject to a 100% penalty tax. Under current law, unless a sale of real property qualifies for a safe harbor, the question of whether the sale of a property constitutes the sale of property held primarily for sale to customers is generally a question of the facts and circumstances regarding a particular transaction. We intend that we and our subsidiaries will hold the interests in our properties for investment with a view to long-term appreciation, to engage in the business of acquiring and owning properties, and to make occasional sales as are consistent with our investment objectives. We do not intend to engage in prohibited transactions. We cannot assure you, however, that we will only make sales that satisfy the requirements of the safe harbors or that the IRS will not successfully assert that one or more of such sales are prohibited transactions.

Recent changes in taxation of corporate dividends may adversely affect the value of our common stock. The Jobs and Growth Tax Relief Reconciliation Act of 2003, which was enacted into law on May 28, 2003, among other things, generally reduces to 15% the maximum marginal rate of tax payable by domestic non-corporate taxpayers on dividends received from a regular C corporation. This reduced tax rate, however, will not apply to dividends paid to domestic non-corporate taxpayers by a REIT on its stock, except for certain limited amounts. Although the earnings of a REIT that are distributed to its stockholders still generally could be subject to less federal income taxation than earnings of a non-REIT C corporation that are distributed to its stockholders net of corporate-level income tax, this legislation could cause domestic non-corporate investors to view the stock of regular C corporations as more attractive relative to the stock of a REIT than was the case prior to the enactment of the legislation, because the dividends from regular C corporations will generally be taxed at a lower rate while dividends from REITs will generally be taxed at the same rate as the individual’s other ordinary income. We cannot predict what effect, if any, the enactment of this legislation may have on the value of the stock of REITs in general or on our common stock in particular.

Changes in tax laws may prevent us from qualifying as a REIT which could affect the level of distributions paid. As we have previously described, we are treated as a REIT for federal income tax purposes. However, this treatment is based on the tax laws that are currently in effect. We are unable to predict any future changes in the tax laws that would adversely affect our status as a REIT. If there is a change in the tax laws that prevents us from qualifying as a REIT or that requires REITs generally to pay corporate level income taxes, we may not be able to make the same level of distributions to our stockholders.

MISCELLANEOUS RISKS

Inflation could adversely affect our investment returns. Inflation may decrease the value of some of our investments. For example, a substantial rise in inflation over the term of an investment in loans or other permitted investments may reduce the actual return on those investments, if they do not otherwise provide for adjustments based upon inflation. Inflation could also reduce the value of our investments in properties if the inflation rate is high enough that percentage rent and automatic increases in base rent do not keep up with inflation.

Possible effect of ERISA. We believe that our assets will not be deemed, under the Employee Retirement Income Security Act of 1974, as amended, to be “plan assets” of any plan that invests in the shares, although we have not requested an opinion of counsel to that effect. If our assets were deemed to be “plan assets” under ERISA (i) certain of our transactions could constitute “prohibited transactions” under ERISA and the Code and (ii) ERISA’s prudence and other fiduciary standards would apply to our investments (and might not be met). Among other things, ERISA makes plan fiduciaries personally responsible for any losses resulting to the plan from any breach of fiduciary duty, and the Internal Revenue Code imposes nondeductible excise taxes on prohibited transactions. If such excise taxes were imposed on us, the amount of funds available for us to make distributions to stockholders would be reduced.

Our governing documents may discourage takeovers. Certain provisions of our articles of incorporation, including the ownership limitations, transfer restrictions and ability to issue preferential preferred stock, may have the effect of preventing, delaying or discouraging takeovers of CNL Income Properties by third parties that a stockholder may consider favorable. You can read the sections of this prospectus under the captions “Risk Factors — Tax Risks — We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes,” “Risk Factors — Tax Risks — Ownership limits may discourage a change in control,” “Summary of the Articles of Incorporation and Bylaws — General,” “Summary of the Articles of Incorporation and Bylaws — Mergers, Combinations and Sale of Assets,” “Summary of the Articles of Incorporation and Bylaws — Control Share Acquisitions” and “Summary of the Articles of Incorporation and Bylaws — Restriction of Ownership” if you want more information about ownership limitations and transfer restrictions and the effect of business combinations and acquisitions of large amounts of our stock on our REIT status.

Certain provisions of our articles of incorporation may encourage a hostile takeover of CNL Income Properties. Certain provisions of our articles of incorporation exempt us from the application of Maryland’s Business Combinations Statute and Control Share Acquisition Act. Our exemption from the application of these statutes may have the effect of facilitating: (i) business combinations between us and beneficial owners of 10% or more of the voting power of our outstanding voting stock; and (ii) the acquisition by any person of shares entitled to exercise or direct the exercise of 10% or more of our total voting power. Because we will not be subject to the provisions of the Business Combinations Statute and the Control Share Acquisition Act, it may be more difficult for our stockholders to prevent or delay business combinations with large stockholders or acquisitions of substantial blocks of voting power by such stockholders or other persons, should the ownership restrictions be waived, modified or completely removed. Such business combinations or acquisitions of voting power could cause us to fail to qualify as a REIT. You can read the sections of this prospectus under the captions “Risk Factors — Tax Risks — We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes,” “Risk Factors — Tax Risks — Ownership limits may discourage a change in control,” “Summary of the Articles of Incorporation and Bylaws — General,” “Summary of the Articles of Incorporation and Bylaws — Mergers, Combinations and Sale of Assets,” “Summary of the Articles of Incorporation and Bylaws — Control Share Acquisitions” and “Summary of the Articles of Incorporation and Bylaws — Restriction of Ownership” if you want more information about ownership limitations and transfer restrictions and the effect of business combinations and acquisitions of large amounts of our stock on our REIT status.

Majority stockholder vote may discourage changes of control. Stockholders may take some actions, including approving amendments to our articles of incorporation and bylaws, by a vote of the holders of a majority of the shares outstanding and entitled to vote. If approved by the holders of the appropriate number of shares, all actions taken would be binding on all of our stockholders. Some of these provisions may discourage or make it more difficult for another party to acquire control of our company or to effect a change in our operations.

Our board of directors can take many actions without stockholder approval. Our board of directors has overall authority to conduct our operations. This authority includes significant flexibility. For example, our board of directors can: (i) list our stock on a national securities exchange or include our stock for quotation on the National Market System of the Nasdaq Stock Market without obtaining stockholder approval; (ii) prevent the ownership, transfer and/or accumulation of shares in order to protect our status as a REIT or for any other reason deemed to be in the best interests of the stockholders; (iii) authorize and issue additional shares of any class or series of stock without obtaining stockholder approval, which could dilute your ownership; (iv) change an advisor’s compensation, and employ and compensate affiliates; (v) direct our investments toward investments that will not appreciate over time, such as building-only properties, with the land owned by a third party, and loans; and (vi) establish and change minimum creditworthiness standards with respect to tenants. Any of these actions could reduce the value of our assets without giving you, as a stockholder, the right to vote.

Our officers and directors have limited liability. Our articles of incorporation and bylaws provide that an officer or director’s liability for monetary damages to us, our stockholders or third parties may be limited. Generally, we are obligated under our articles of incorporation and the bylaws to indemnify our officers and directors against certain liabilities incurred in connection with their services. We have executed indemnification agreements with each officer and director and agreed to indemnify them for any such liabilities that they incur. These indemnification agreements could limit our ability and the ability of our stockholders to effectively take action against our officers and directors arising from their service to us. You can read the section of this prospectus under the caption “Summary of the Articles of Incorporation and Bylaws — Limitation of Liability and Indemnification” for more information about the indemnification of our officers and directors.

We make forward-looking statements in this prospectus which may prove to be inaccurate. We caution you that this prospectus contains forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as “may,” “plan,” “will,” “expect,” “anticipate,” “intend,” “estimate,” “continue” or other similar words. Although we believe that our expectations reflected in the forward-looking statements are based on reasonable assumptions, these expectations may not prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include those set forth above, as well as general economic, business and market conditions, changes in federal and local laws and regulations and increased competitive pressures.

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ESTIMATED USE OF PROCEEDS

The table set forth below summarizes certain information relating to our anticipated use of offering proceeds, assuming that: (i) only 100 million shares are sold and (ii) a maximum offering of 200 million shares are sold. Shares will be offered to the public on a best efforts basis at $10.00 per share. The table below assumes that 2.5 million shares will be issued through the reinvestment plan if 100 million shares are sold and 5 million shares will be issued through the reinvestment plan if 200 million shares are sold. All shares issued through the reinvestment plan for this offering will be at a purchase price of $9.50 per share. Assuming 100 million shares are sold, we estimate that the remaining 97.5 million shares (approximately 97.5% of the shares) will be sold at the full $10.00 per share offering price. Assuming 200 million shares are sold, we estimate that the remaining 195 million shares (approximately 97.5% of the shares) will be sold at the full $10.00 per share offering price.

These estimates and the figures set forth below represent our best estimate of our intended sales results. Further, there is no limit to the number of shares that may be sold through these distribution channels; accordingly, these estimates may not reflect the actual number of shares which may be sold at the various purchase prices described. Depending primarily on the number of shares sold in this offering, we estimate that 85.76% to 86.07% of the offering proceeds, or between $8.58 and $8.61 per share, will be used to purchase properties and make or acquire loans and other permitted investments. The remainder of the offering proceeds will be used to pay offering expenses, including selling commissions and the marketing support fee, and to pay our advisor a fee for its services in connection with the selection, acquisition, development and construction of our real estate investments. The payment of these fees will not reduce your invested capital. Your initial invested capital amount will be $10.00 per share for shares purchased in this offering and $9.50 per share for shares purchased pursuant to our reinvestment plan.

Any reduction in selling commissions, the marketing support fee, and/or Acquisition Fees will reduce the effective purchase price per share to an investor for shares purchased pursuant to this offering, but will not alter the cash available to us resulting from such sale with which it may acquire properties, make loans or invest in other permitted investments. Shares purchased pursuant to our reinvestment plan will be purchased at $9.50 per share and no selling commissions or marketing support fees will be paid in connection with such purchases.

While the estimated use of proceeds set forth in the table below is believed to be reasonable, this table should be viewed only as an estimate of the use of proceeds that may be achieved.

	Assuming Sale of 100,000,000 Shares		Maximum Offering 200,000,000 Shares
	Amount	Percent	Amount	Percent
OFFERING PROCEEDS TO CNL INCOME PROPERTIES (1)	$998,750,000	100.0%	$1,997,500,000	100.0%
Less:
Selling Commissions to CNL Securities Corp. (1)	68,250,000	6.83%	136,500,000	6.83%
Marketing Support Fee to CNL Securities Corp.(1)	29,250,000	2.93%	58,500,000	2.93%
Due Diligence Reimbursement to CNL Securities Corp. (1)	1,000,000	0.10%	2,000,000	0.10%
Other Offering Expenses (2)	11,250,000	1.13%	16,370,000	0.82%

NET PROCEEDS TO CNL INCOME PROPERTIES	889,000,000	89.01%	1,784,130,000	89.32%
Less:
Acquisition Fees to the Advisor (3)	29,970,000	3.00%	59,930,000	3.00%
Acquisition Expenses (4)	2,500,000	0.25%	5,000,000	0.25%
Initial Working Capital Reserve (5)	—	—	—	—

CASH AVAILABLE FOR PURCHASE OF PROPERTIES AND THE MAKING OR ACQUIRING OF LOANS AND OTHER PERMITTED INVESTMENTS BY CNL INCOME PROPERTIES (6)	$856,530,000	85.76%	$1,719,200,000	86.07%

FOOTNOTES:

(1)	See the section of this prospectus entitled “The Offering — Plan of Distribution” for a description of the circumstances under which selling commissions and the marketing support and due diligence reimbursements may not be charged or paid in connection with certain purchases, including, but not limited to purchases by registered representatives or principals of the managing dealer or participating brokers, directors, officers and employees of CNL Income Properties and of CNL Income Properties’ Affiliates and those persons’ Affiliates and via registered investment advisers. A portion of the selling commissions will be reduced in connection with volume purchases, which will be reflected by a corresponding reduction in the per share purchase price. Selling commissions and the marketing support and due diligence reimbursements will not be paid in connection with the purchase of shares pursuant to the reinvestment plan.

(2)	Other Offering Expenses include, without limitation, legal, accounting, printing, escrow, filing, registration, qualification, and other expenses of this offering, including marketing and sales costs, but exclude selling commissions, the marketing support fee and due diligence expense reimbursements. Pursuant to state securities laws, the Other Offering Expenses paid by CNL Income Properties together with the 7.0% selling commissions, the 3.0% marketing support fee and due diligence expense reimbursements incurred by CNL Income Properties may not exceed 15% of the proceeds raised in connection with this offering. Notwithstanding the additional expenses we could incur by virtue of this cap, we estimate that in general, assuming the maximum number of shares is sold, selling commissions will not exceed 7.0%, the marketing support fee will not exceed 3.0%, due diligence expense reimbursements will not exceed 0.10% and other expenses will not exceed 0.82%. The difference between the “15% limitation” and these estimates represents additional costs that we may incur under state securities laws but do not anticipate incurring. In accordance with our articles of incorporation, the total amount of selling commissions, marketing support fees, due diligence expense reimbursements, and Organizational and Offering Expenses to be paid may not exceed 13% of the aggregate offering proceeds. Therefore, the calculation of the Organization and Offering Expenses for the minimum offering assumes the maximum amount that could be paid within the 13% limitation.

(3)

Acquisition Fees include all fees and commissions paid by CNL Income Properties to any person or entity in connection with the selection or acquisition of any property or the making or acquisition of any loan or other Permitted Investment, including to Affiliates or non-Affiliates. Acquisition Fees do not include Acquisition Expenses. See the section in this prospectus entitled “The Offering – Plan of Distribution” for a description of the circumstances under which Acquisition Fees will be reduced and an applicable discount will be available to purchasers. In connection with making investments, if we assume or take an investment subject to existing debt, we will not be able to pay Acquisition Fees with respect to such debt out of debt proceeds and may need to use Net Offering Proceeds (defined in Note 5 below) to pay such Acquisition Fees. In that event, the cash available to make investments will decrease. For example, assuming we raise the maximum offering amount of $1,997,500,000, use all of the $1,719,200,000 available to make investments, and such investments are subject to 25% assumed debt, then the estimated Acquisition Fees payable from offering proceeds will increase by approximately $12,891,975, or 0.65%. Assuming we raise the midpoint offering amount of $998,750,000, use all of the $856,530,000 available to make investments, and such investments are subject to 25% assumed debt, then the estimated Acquisition Fees payable from offering proceeds will increase by approximately $6,423,975 or 0.64%.

(4)	Represents Acquisition Expenses that are neither reimbursed to us nor included in the purchase price of the properties, and on which rent is not received, but does not include certain expenses associated with property acquisitions that are part of the purchase price of the properties, that are included in the basis of the properties, and on which rent is received. Acquisition Expenses include any and all expenses incurred by CNL Income Properties, the advisor, or any Affiliate of either in connection with the selection or acquisition of any property or the making or acquisition of any loan or other Permitted Investment, whether or not acquired or made, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, taxes, and title insurance, but exclude Acquisition Fees. Pursuant to state securities laws, the total of all Acquisition Fees and any Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6.0% of the Real Estate Asset Value of a property, or in the case of a loan, 6.0% of the funds advanced, unless a majority of the board of directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to us.

(5)	Because leases generally will be on a triple-net lease basis, it is not anticipated that a permanent reserve for maintenance and repairs will be established. However, to the extent that we have insufficient funds for such purposes, the advisor may, but is not required to, contribute to CNL Income Properties an aggregate amount of up to 1.0% of the net offering proceeds (the “Net Offering Proceeds”) available to CNL Income Properties for maintenance and repairs. As used herein, “Net Offering Proceeds” means Gross Proceeds less (i) selling commissions; (ii) Organizational and Offering Expenses; (iii) the marketing support fee and (iv) due diligence expense reimbursements. The advisor also may, but is not required to, establish reserves from offering proceeds, operating funds, and the available proceeds of any sales of our assets.

(6)	Offering proceeds designated for investment in properties or for the making or acquisition of loans or other Permitted Investments may also be used to repay debt borrowed in connection with such acquisitions. Offering proceeds designated for investment in properties or for the making or acquisition of loans or other Permitted Investments temporarily may be invested in short-term, highly liquid investments with appropriate safety of principal. CNL Income Properties may, at our discretion, use up to $100,000 per calendar quarter of offering proceeds for redemptions of shares. See the section in this prospectus entitled “Redemption of Shares.”

MANAGEMENT COMPENSATION

This section presents the types, recipients, methods of computation, and estimated amounts of all compensation, fees, reimbursements and distributions to be paid directly or indirectly by us to the advisor and its affiliates, exclusive of any distributions to which the advisor or its affiliates may be entitled by reason of their purchase and ownership of shares in connection with this offering. The table includes estimated amounts of compensation relating to the 5 million shares that we have estimated will be sold under our reinvestment plan. For information concerning compensation and fees paid to the advisor and its Affiliates, see the section of this prospectus entitled “Certain Relationships and Related Transactions.” For information concerning loan origination and loan servicing fees, see the section of this prospectus entitled “Business — Borrowing.” For information concerning compensation to the directors, see the section of this prospectus entitled “Management.”

A maximum of 200 million shares may be sold, including an estimated 5 million shares that may be sold to stockholders who receive a copy of this prospectus and who purchase shares through our reinvestment plan. Prior to the conclusion of this offering, if any of the five million shares remain after meeting anticipated obligations under the reinvestment plan, we may decide to sell a portion of these shares in this offering.

The following arrangements for compensation and fees to the advisor and its affiliates were not determined by arm’s-length negotiations. See the section of this prospectus entitled “Conflicts of Interest.” There is no item of compensation and no fee that can be paid to the advisor or its Affiliates under more than one category. For purposes of calculating estimates of the maximum fees payable, we have made assumptions as to the number of shares and the corresponding price per share (as described in the section of this prospectus entitled “Estimated Use of Proceeds”) that would be sold net of selling commissions, the marketing support fee and reduced Acquisition Fees. Because these figures cannot be precisely calculated at this time, the actual fees payable may exceed these estimates.

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Type of compensation and recipient	Method of computation	Estimated maximum amount

FEES PAID IN CONNECTION WITH OUR OFFERING

Selling commissions to managing dealer and participating brokers	Selling commissions of up to 7.0% per share on all shares sold, subject to reduction in connection with purchases: by registered representatives or principals of the managing dealer or participating brokers; our directors, officers and employees and our affiliates and those persons’ affiliates; and through registered investment advisers. A portion of these commissions will be reduced with respect to volume purchases, which will be reflected by a corresponding reduction in the per share purchase price. No selling commissions will be paid in connection with shares purchased pursuant to our reinvestment plan. See the section of this prospectus entitled “The Offering — Plan of Distribution.” Participating brokers may be reallowed selling commissions of up to 6.5% with respect to shares they sell.	Estimated to be up to $136.5 million if 200 million shares are sold.

Marketing support fee to managing dealer and participating brokers	Marketing support fee of 3.0% of gross proceeds payable to our managing dealer, all or a portion of which may be reallowed up to 2.5% to participating brokers. The 3.0% marketing support fee is subject to reduction in connection with purchases: by registered representatives or principals of the managing dealer or participating brokers; directors, officers and employees of our company and of our affiliates and those persons’ affiliates; and through registered investment advisers. The marketing support fee will not be paid in connection with shares purchased pursuant to our reinvestment plan. See the section of this prospectus entitled “The Offering — Plan of Distribution.” The managing dealer may reallow a portion of this fee to certain participating brokers who initial the participating broker agreement with the managing dealer relating to this fee.	Estimated to be $58.5 million if 200 million shares are sold.

Other offering expenses to our advisor	Actual expenses incurred in connection with this offering such as filing fees, printing, legal, mailing and advertising expenses.	Actual amount is not determinable at this time but is estimated to be $16.4 million if 200 million shares are sold.

Due diligence expense reimbursements to participating broker-dealers	Actual expenses incurred in connection with the due diligence of CNL Income Properties and this offering	Actual amount is not determinable at this time but is estimated to be $2.0 million if 200 million shares are sold

*	For purposes of calculating the “estimated maximum fees payable,” we have made assumptions as to the number of shares (and the corresponding price per share) that would be sold net of selling commissions, the marketing support fee and reduced acquisition fees. Because these figures cannot be precisely calculated at this time, the actual fees payable may exceed these estimates.

Type of compensation and recipient	Method of computation	Estimated maximum amount

FEES PAID IN CONNECTION WITH ACQUISITIONS, INVESTMENTS OR LOANS

Acquisition Fee to the advisor on offering proceeds and advisory fee payable to the advisor or its Affiliates	3.0% of Gross Proceeds, for services in the selection, purchase, development or construction of real property, subject to reduction under certain circumstances described below. Acquisition Fees payable from Gross Proceeds will be paid to the advisor as we receive offering proceeds from the sale of shares. Acquisition Fees payable to the advisor on sales of 500,000 shares or more to a “purchaser” (as such term is defined in the section of this prospectus titled “The Offering —Plan of Distribution”) may be reduced to 1.0% of Gross Proceeds, provided all such shares are purchased through the same registered investment adviser, participating broker, or the managing dealer.	The Acquisition Fee is estimated to be approximately $59.9 million if 200 million shares are sold. The amount of the advisory fee is not determinable at this time.

Acquisition Fee to the advisor on loan proceeds	3.0% of loan proceeds for services in connection with the incurrence of debt from lines of credit and permanent financing that are used to acquire properties or used to make or acquire loans and other Permitted Investments payable to the advisor as Acquisition Fees. As used herein, “Permanent Financing” means financing to: (i) acquire properties and to make loans or other Permitted Investments; (ii) pay any Acquisition Fees arising from any Permanent Financing; and (iii) refinance outstanding amounts on the line of credit. Permanent Financing may be in addition to any borrowing under the line of credit. Acquisition Fees payable from loan proceeds from Permanent Financing will be paid to the advisor as we acquire such Permanent Financing. However, no Acquisition Fees will be paid on loan proceeds from any line of credit until such time as we have invested all Net Offering Proceeds.	$51.9 million if Permanent Financing equals $1.729 billion.

Other Acquisition Fees to Affiliates of the advisor	Any fees paid to affiliates of the advisor in connection with the financing, development, construction or renovation of a property. Such fees are in addition to the acquisition fees (described above), and payment of such fees will be subject to approval by the board of directors, including a majority of the directors who are independent of the advisor (the “Independent Directors”), not otherwise interested in the transaction.	Amount is not determinable at this time.

Type of compensation and recipient	Method of computation	Estimated maximum amount

Reimbursement of Acquisition Expenses to the advisor and its Affiliates

Reimbursement to the advisor and its Affiliates for expenses actually incurred. Acquisition Expenses may include, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, taxes, and title insurance.

Pursuant to state securities laws, the total of all Acquisition Fees and any Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a property, or in the case of a loan, 6% of the funds advanced, unless a majority of the board of directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to us. Acquisition Fees shall be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of any property or the making or acquisition of any loan or other Permitted Investment to the amount customarily charged in arm’s-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of assets, and to the extent that other Acquisition Fees, finder’s fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the transaction.

Acquisition Expenses, which are based on a number of factors, including the purchase price of the properties, loans and other Permitted Investments, are not determinable at this time.

FEES PAID IN CONNECTION WITH ASSET MANAGEMENT

Asset Management Fee to the advisor	A monthly Asset Management Fee in an amount equal to 0.08334% of our Real Estate Asset Value, the outstanding principal amount of any loans and the amount invested in other Permitted Investments, as of the end of the preceding month. For this purpose, Real Estate Asset Value equals the amount invested in wholly-owned properties, determined on the basis of cost, plus, in the case of properties owned by any joint venture or partnership in which we are a co-venturer or partner, the portion of the cost of such properties paid by us, exclusive of Acquisition Fees and Acquisition Expenses. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the advisor shall determine.	Amount is not determinable at this time. The amount of the Asset Management Fee will depend upon, among other things, the cost of the properties and the amount invested in loans and other Permitted Investments.

Type of compensation and recipient	Method of computation	Estimated maximum amount

Reimbursement to the advisor and Affiliates for operating expenses	Operating Expenses (which, in general, are those expenses relating to our administration on an ongoing basis) will be reimbursed by us. To the extent that Operating Expenses payable or reimbursable by us, in any four consecutive fiscal quarters (the “Expense Year”), exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”), the advisor shall reimburse us within 60 days after the end of the Expense Year the amount by which the total Operating Expenses paid or incurred by us exceed the 2%/25% Guidelines.	Amount is not determinable at this time.

FEES PAID IN CONNECTION WITH PROPERTY SALES, LIQUIDATION OR OTHER SIGNIFICANT EVENTS

Deferred, subordinated disposition fee payable to the advisor from the sale of properties, loans or other Permitted Investments in liquidation of CNL Income Properties or otherwise 1	A deferred, subordinated disposition fee, payable upon the sale of one or more properties, loans or other Permitted Investments in an amount equal to the lesser of (i) one-half of a Competitive Real Estate Commission (generally, a fee which is reasonable, customary and competitive in light of the size, type and location of the property, as determined by our board of directors), or (ii) 3% of the sales price of such property or properties (or comparable competitive fee in the case of a loan or other Permitted Investment). Payment of such fee shall be made only if the advisor provides a substantial amount of services in connection with the sale of a property, loan or other Permitted Investment and shall be subordinated to receipt by the stockholders of distributions equal to or greater than the sum of (i) their aggregate stockholders’ 8% return and (ii) 100% of their invested capital. If, at the time of a sale, payment of the disposition fee is deferred because the subordination conditions have not been satisfied, then the disposition fee shall be paid at such later time as the subordination conditions are satisfied. Upon listing, if the advisor has accrued but not been paid such disposition fee, then for purposes of determining whether the subordination conditions have been satisfied, stockholders will be deemed to have received a distribution in the amount equal to the product of the total number of shares of common stock outstanding and the average closing price of the shares over a period, beginning 180 days after listing, of 30 days during which the shares are traded.	Amount is not determinable at this time. The amount of this fee, if it becomes payable, will depend upon the price at which properties, loan(s) or other Permitted Investment(s) are sold.

Deferred, subordinated share of net sales proceeds from sales of properties, loans or other Permitted Investments payable to the advisor in liquidation of CNL Income Properties or otherwise [1]	A deferred, subordinated share equal to 10% of Net Sales Proceeds from the sale of one or more of our properties, loans or other Permitted Investments payable after receipt by the stockholders of distributions equal to or greater than the sum of (i) the Stockholders’ 8% Return and (ii) 100% of invested capital. Following listing, no such share of Net Sales Proceeds will be paid to the advisor.	Amount is not determinable at this time.

[1]	We will not pay these fees until we have paid distributions to our stockholders equal to or greater than the sum of an aggregate, annual, cumulative, noncompounded 8% return on the stockholders’ aggregate invested capital plus 100% of the stockholders' aggregate invested capital, which is what we mean when we call a fee “subordinated.” In general, we calculate our stockholders’ aggregate invested capital by multiplying the total number of shares issued and outstanding by the offering price per share, reduced by the portion of any distributions paid to our stockholders that are attributable to the sale of our properties, loans or other permitted investments.

Type of compensation and recipient	Method of computation	Estimated maximum amount

Subordinated Incentive Fee payable to the advisor at such time, if any, as listing occurs	At such time, if any, as listing occurs, the advisor shall be paid the subordinated incentive fee (“Subordinated Incentive Fee”) in an amount equal to 10% of the amount by which (i) our market (as defined below) plus the total distributions made to our stockholders since inception until the date of listing exceeds (ii) the sum of (a) their invested capital and (b) the total distributions required to be made to the stockholders in order to pay the stockholders’ 8% return from inception through the date the market value is determined. For purposes of calculating the subordinated incentive fee, our market value shall be the average closing price or average of bid and asked price, as the case may be, over a period of 30 days during which the shares are traded with such period beginning 180 days after listing. The subordinated incentive fee will be reduced by the amount of any prior payment to the advisor of a deferred, subordinated share of Net Sales Proceeds from sales of our assets.	Amount is not determinable at this time.

Performance Fee payable to the advisor	Upon termination of the advisory agreement, if listing has not occurred and the advisor has met applicable performance standards, the advisor shall be paid the Performance Fee in the amount equal to 10% of the amount by which (i) the appraised value of our assets on the date of termination of the advisory agreement, less any indebtedness secured by such assets, plus total distributions paid to stockholders from our inception through the termination date, exceeds (ii) the sum of 100% of invested capital plus an amount equal to the Stockholders’ 8% return from inception through the termination date. The Performance Fee, to the extent payable at the time of listing, will not be payable in the event the Subordinated Incentive Fee is paid.	Amount is not determinable at this time.

CONFLICTS OF INTEREST

GENERAL

We will be subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, as described below.

The following chart indicates the relationship between our advisor, other CNL Financial Group, Inc.-sponsored public programs, CNL Holdings, Inc., certain of our affiliates that will provide us with services and us.

•	James M. Seneff, Jr. is our Chairman of the Board. He shares ownership of CNL Holdings, Inc. with his wife, Dayle L. Seneff.

•	James M. Seneff, Jr. and Robert A. Bourne serve as directors and/or executive officers of CNL Income Properties. In addition, they serve as directors and/or officers of various CNL entities, including CNL Income Corp., our advisor, and CNL Securities Corp., our managing dealer.

•	CNL Real Estate Group, Inc. is the parent company of various entities that provide advisory services to CNL-sponsored investment programs that are public, unlisted REITs including CNL Hotels & Resorts, Inc. (formerly CNL Hospitality Properties, Inc.), which invests primarily in hotel properties and CNL Retirement Properties, Inc., which invests primarily in retirement and other health care-related properties.

PRIOR AND FUTURE PROGRAMS

In the past, affiliates of the advisor have organized over 100 real estate investments for entities other than CNL Income Properties, Inc. In addition, these affiliates currently have other real estate holdings, and in the future expect to form, offer interests in, and manage other real estate programs in addition to those for CNL Income Properties, Inc., and make additional real estate investments. Future real estate programs may involve affiliates of the advisor in the ownership, financing, operation, leasing, and management of properties that may be suitable for us.

Certain of these affiliated public or private real estate programs may invest in properties which may be suitable for us, may purchase properties concurrently with us and may lease properties to tenants who also lease or operate certain of our properties. These properties, if located in the vicinity of, or adjacent to, properties that we acquire, may affect the properties’ gross revenues. Additionally, such other programs may make or acquire loans or other permitted investments in the same or similar entities as those that we target, thereby affecting our loan and other investment activities. Such conflicts between us and Affiliated programs may affect the value of our investments as well as our Net Income. We believe that the advisor has established guidelines to minimize such conflicts. See “Conflicts of Interest — Certain Conflict Resolution Procedures” below.

COMPETITION TO ACQUIRE PROPERTIES AND INVEST IN LOANS AND OTHER FINANCINGS

Affiliates of the advisor may compete with us to acquire properties or to make or acquire loans or other Permitted Investments of a type suitable for acquisition or investment by us and may be better positioned to make such acquisitions or investments as a result of relationships that may develop with various operators of the types of properties in which we might invest or relationships with tenants or operators of the same such properties. See the section in this prospectus entitled “Business — Site Selection and Acquisition of Properties — Interim Acquisitions.” A purchaser who wishes to acquire one or more of these properties or make or acquire one or more loans or other Permitted Investments may have to do so within a relatively short period of time, occasionally at a time when we (due to insufficient funds, for example) may be unable to make the acquisition or investment.

In an effort to address these situations and preserve the acquisition and investment opportunities for us (and other entities with which the advisor or its affiliates are affiliated), Affiliates of the advisor may maintain lines of credit which enable them to acquire properties or make or acquire loans or other Permitted Investments on an interim basis and subsequently transfer them to us. Such transfers are subject to applicable REIT rules and restrictions. We will not acquire such properties or make or acquire such loans or other Permitted Investments unless a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transaction determine that the transaction is fair and reasonable to us and at a price no greater than the cost of such properties, loans or other Permitted Investments to the Affiliates of the advisor, or, if the price to us is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event may the cost of such properties, loans or other Permitted Investments to us exceed their appraised value. Where properties, loans, or other Permitted Investments are maintained or acquired by Affiliates of the advisor on an interim basis and subsequently transferred to us, we will not pay an additional Acquisition Fee to the advisor to the extent the Affiliate of the advisor previously paid the advisor an Acquisition Fee with respect to the property or loan or other Permitted Investment transferred. The selection of properties to be transferred by Affiliates of the advisor to us may be subject to conflicts of interest. We cannot be sure that the advisor will act in our best interests when deciding whether to allocate any particular property to us. Investors will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before making their investment.

Another potential conflict of interest could exist in connection with the negotiation of the purchase price and other terms of the acquisition of a property or investment in a loan or other Permitted Investment, as well as the terms of the lease of a property or the terms of a loan or other Permitted Investment, due to the advisor’s relationship with its Affiliates and any business relationship of its Affiliates that may develop with operators or tenants. Consequently, the advisor may negotiate terms of acquisitions, investments or leases that may be more beneficial to other entities than to us.

The advisor or its Affiliates also may be subject to potential conflicts of interest at such time as we wish to acquire a property or make or acquire a loan or other Permitted Investment that also would be a suitable investment for an Affiliate of CNL Holdings, Inc. Affiliates of the advisor serve as our directors and, in this capacity, have a fiduciary obligation to act in the best interest of our stockholders. Further, as general partners or directors of Affiliates of CNL Holdings, Inc., they have a fiduciary obligation to act in the best interests of the investors in other programs with investments that may be similar to ours and will use their best efforts to assure that we will be treated as favorably as any such other program. See the section in this prospectus entitled “Management — Fiduciary Responsibility of the Board of Directors.” We have also developed procedures to resolve potential conflicts of interest in the allocation of properties, loans and other Permitted Investments between us and certain of our Affiliates. See the section in this prospectus entitled “Conflicts of Interest — Certain Conflict Resolution Procedures” below.

We will supplement this prospectus during the offering period to disclose the acquisition of property at such time as the advisor believes that a reasonable probability exists that we will acquire such property, including an acquisition from the advisor or its Affiliates. Based upon the experience of our management and of our advisor and the proposed acquisition methods, a reasonable probability that we will acquire property normally will occur as of the date on which (i) a commitment letter is executed by a proposed lessee or operator; (ii) a satisfactory credit underwriting for the proposed lessee or operator has been completed; (iii) a satisfactory site inspection and substantial completion of due diligence; (iv) a nonrefundable deposit has been paid on the property; (v) the board of directors has approved the acquisition; and (vi) a purchase contract is executed and delivered by the seller and by us.

SALES OF PROPERTIES, LOANS OR OTHER PERMITTED INVESTMENTS

A conflict also could arise in connection with the advisor’s determination as to whether or not to sell a property, loan or other Permitted Investment since the interests of the advisor and the stockholders may differ as a result of their distinct financial and tax positions and the compensation to which the advisor or its affiliates may be entitled upon the sale of a property. See the section in this prospectus entitled “Conflicts of Interest — Compensation of the Advisor” below for a description of these compensation arrangements. In order to resolve this potential conflict, the board of directors will be required to approve each sale of a property, loan or other Permitted Investment.

DEVELOPMENT OF PROPERTIES

Affiliates, including our advisor, its subsidiaries or another Affiliate, may serve as the developer of properties which require development. Consequently, if a property were purchased which required development, the Affiliates may receive the development fee that would otherwise be paid to an unaffiliated developer. The board of directors, including the Independent Directors, must approve employing an Affiliate of ours to serve as a developer. There is a risk, however, that our advisor would consider the development fee when determining which property to acquire so that an Affiliate would receive the development fee.

CERTAIN RELATIONSHIPS WITH AFFILIATES

Subject to the limitations set forth in the articles of incorporation, we may engage in transactions with Affiliates and pay compensation in connection therewith. As described elsewhere in this prospectus, we will pay the managing dealer selling commissions and a marketing support fee. We will pay to the advisor an Acquisition Fee for identifying properties and structuring the terms of acquisitions, leases, mortgages and loans; and a monthly Asset

Management Fee for managing the properties and other investments. In addition, we will reimburse the advisor and certain Affiliates for Organizational and Offering Expenses, Acquisition Expenses and operating expenses that they incur on our behalf. For additional information concerning these relationships, see the sections of this prospectus entitled “Management Compensation” and “Certain Relationships and Related Transactions.”

POSSIBLE LISTING OF SHARES

A conflict could arise in connection with the determination of whether or not to list our shares on a national securities exchange since the advisor and other Affiliates may receive different amounts of compensation if the shares are listed, and such compensation could be paid earlier if listing occurs. The board of directors must approve listing the shares on a national securities exchange.

JOINT INVESTMENT WITH AN AFFILIATED PROGRAM

We may invest in joint ventures with another program sponsored by our advisor or its Affiliates if a majority of the directors, including a majority of the Independent Directors, not otherwise interested in the transaction, determine that such an investment is fair and reasonable to us and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. Potential situations may arise in which the interests of the co-venturer or co-venturers may conflict with our interests. In addition, we and the co-venturer or co-venturers may reach an impasse with regard to business decisions, such as the purchase or sale of property, in which our approval and each co-venturer’s approval is required. In this event, none of the parties may have the funds necessary to purchase the interests of the other co-venturers. We may also experience difficulty in locating a third party purchaser for our joint venture interest and in obtaining a favorable sales price for such joint venture interest. See the section in this prospectus entitled “Risk Factors — Real Estate and Other Investment Risks — We may not control the joint ventures in which we enter.”

COMPETITION FOR MANAGEMENT TIME

Our directors and officers and the directors and officers of our advisor engage in the management of other business entities and properties and in other business activities, including those associated with Affiliates. They will devote only as much of their time to our business as they, in their judgment, determine is reasonably required, which will be substantially less than their full time. These officers and directors may experience conflicts of interest in allocating management time, services, and functions among us and the various entities, investor programs (public or private), and any other business ventures in which any of them are or may become involved. Our Independent Directors may serve as directors of three REITs advised by our advisor; however, we do not anticipate that we will share Independent Directors with other REITs advised by the advisor.

COMPENSATION OF THE ADVISOR

The advisor has been engaged to perform various services for us and will receive fees and compensation for such services. None of the agreements for such services were the result of arm’s-length negotiations. All such agreements, including the advisory agreement, require approval by a majority of the board of directors, including a majority of the Independent Directors, not otherwise interested in such transactions, that such agreements are fair and reasonable to us and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities. The timing and nature of fees and compensation to the advisor could create a conflict between the interests of the advisor and those of the stockholders. A transaction involving the purchase, lease, or sale of any property, loan or other Permitted Investment by us may result in the immediate realization by our advisor and it’s Affiliates of substantial commissions, fees, compensation, and other income. Although the advisory agreement authorizes the advisor to take primary responsibility for all decisions relating to any such transaction, the board of directors must approve all of our acquisitions and sales of properties and the entering into and sale of loans or other Permitted Investments. Potential conflicts may arise in connection with the determination by our advisor on our behalf of whether to hold or sell a property, loan or other Permitted Investment as such determination could impact the timing and amount of fees payable to our advisor. See the section in this prospectus entitled “The Advisor and the Advisory Agreement.”

RELATIONSHIP WITH MANAGING DEALER

Our managing dealer is CNL Securities Corp., an Affiliate of our advisor. Certain of our officers and directors are also officers, directors, and registered principals of the managing dealer. This relationship may create conflicts in connection with the fulfillment by the managing dealer of its due diligence obligations under the federal securities laws. Although the managing dealer will examine the information in the prospectus for accuracy and completeness, the managing dealer is an Affiliate of our advisor and will not independently review us or the offering. Accordingly, the investors do not have the benefit of such independent review. Certain of the participating brokers have made, or are expected to make, their own independent due diligence investigations. The managing dealer is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by entities that may have some or all investment objectives similar to ours and is expected to participate in other offerings sponsored by one or more of our officers or directors.

LEGAL REPRESENTATION

Arnold & Porter, LLP, which serves as our securities and tax counsel in this offering, also serves as securities and tax counsel for certain of our Affiliates, including CNL Securities Corp., CNL Hotels & Resorts, Inc. and CNL Retirement Properties, Inc. and other real estate programs, in connection with other matters. Members of the firm of Arnold & Porter, LLP may invest in CNL Income Properties. Neither we nor our stockholders will have separate counsel. In the event any controversy arises following the termination of this offering in which our interests appear to be in conflict with those of our advisor or its Affiliates, other counsel may be retained for one or both parties.

CERTAIN CONFLICT RESOLUTION PROCEDURES

In order to reduce or eliminate certain potential conflicts of interest, the articles of incorporation contain, and/or our board of directors has adopted, a number of restrictions relating to (i) transactions between us and our advisor or its Affiliates, (ii) certain future offerings, and (iii) allocation of properties and loans among certain Affiliated entities. These restrictions include the following:

(1)	No goods or services will be provided by the advisor or its Affiliates to us except for transactions in which our advisor or its Affiliates provide goods or services to us in accordance with the articles of incorporation, or, if a majority of the directors (including a majority of the Independent Directors not otherwise interested in such transactions) approve such transactions as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

(2)	We will not purchase or lease properties in which our advisor or its Affiliates have an interest without the determination, by a majority of the directors (including a majority of the Independent Directors not otherwise interested in such transaction), that such transaction is fair, competitive and commercially reasonable to us and at a price to us no greater than the cost of the asset to our advisor or its Affiliate unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event shall we acquire any such asset at an amount in excess of its appraised value. We will not sell or lease properties to our advisor or its Affiliates unless a majority of the directors (including a majority of the Independent Directors not otherwise interested in such transaction) determine the transaction is fair and reasonable to us.

(3)	We will not make loans to our Sponsor, advisor, directors or any Affiliates thereof, except (a) loans subject to the restrictions governing loans in the articles of incorporation or (b) to our subsidiaries or to ventures or partnerships in which we hold an interest. Any loans to us by our advisor or its Affiliates must be approved by a majority of the directors (including a majority of the Independent Directors not otherwise interested in such transaction) as fair, competitive, and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. It is anticipated that our advisor or its Affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by our advisor or its Affiliates on our behalf or on behalf of a joint venture in which we are a co-venturer, subject to the 2%/25% Guidelines (2% of Average Invested Assets or 25% of Net Income) described under “The Advisor and the Advisory Agreement — The Advisory Agreement.”

(4)	Until completion of this offering, the advisor and its Affiliates will not offer or sell interests in any subsequently formed public program that has investment objectives and structure similar to ours and that intends to (i) invest in a diversified portfolio of different property types in the United States to be leased primarily on a long-term, triple-net lease basis to tenants or operators who are significant industry leaders, and (ii) offer loans or other financings with respect to such properties. An operator will be considered a “significant industry leader” if it has one or more of the following traits: many or more years of experience operating in a particular industry as compared with other operators in that industry as a company or through the experience of its senior management; many or more assets managed in a particular industry as compared with other operators in that industry; and/or is deemed by us to be a dominant operator in a particular industry for reasons other than those listed above. Our advisor and its Affiliates also will not purchase a property or offer or invest in a loan or other financing for any such subsequently formed public program that has investment objectives and structure similar to ours and that intends to invest primarily in a diversified portfolio of different property types in the United States to be leased primarily on a long-term, triple-net lease basis to tenants or operators who are significant industry leaders until substantially all (generally, 80%) of the funds available for our investment (Net Offering Proceeds) have been invested or committed to investment. (For purposes of the preceding sentence only, funds are deemed to have been committed to investment to the extent written agreements in principle or letters of understanding are executed and in effect at any time, whether or not any such investment is consummated, and also to the extent any funds have been reserved to make contingent payments in connection with any property, loan or other Permitted Investment whether or not any such payments are made.) The advisor or its Affiliates currently and in the future may offer interests in one or more public or private programs which are permitted to purchase properties of the type to be acquired by us and/or to make or acquire loans or other Permitted Investments.

(5)	The board of directors and the advisor have agreed that, in the event an investment opportunity becomes available which is suitable for both us and a public or private entity with which the advisor or its Affiliates are Affiliated, for which both entities have sufficient uninvested funds, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. (The board of directors and our advisor have agreed that for purposes of this conflict resolution procedure, an investment opportunity will be considered “offered” to us when an opportunity is presented to the board of directors for its consideration.) An investment opportunity will not be considered suitable for a program if the requirements of Item 4 above, with respect to having substantially all of the Net offering proceeds invested, have not been satisfied. In determining whether or not an investment opportunity is suitable for more than one program, our advisor and its Affiliates will examine such factors, among others, as the cash requirements of each program, the effect of the acquisition both on diversification of each program’s investments by types of properties and geographic area, and on diversification of the tenants of our properties (which also may affect the need for one of the programs to prepare or produce audited financial statements for a property or a tenant), the anticipated cash flow of each program, the size of the investment, the amount of funds available to each program, and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our advisor and its Affiliates, to be more appropriate for an entity other than the entity which committed to make the investment, however, the advisor has the right to agree that the other entity Affiliated with the advisor or its Affiliates may make the investment. Notwithstanding the conflict resolution procedure described herein, in the event that a property which includes a hotel becomes available and the property is a suitable investment for both us and CNL Hotels & Resorts, Inc., CNL Hotels & Resorts, Inc. will have a right of first offer if the hotel has generated more than 50% of the revenues from such property during the immediately preceding twelve months.

(6)	With respect to shares owned by our advisor, our directors, or any Affiliate, neither our advisor, nor our directors, nor any of their Affiliates may vote or consent on matters submitted to our stockholders regarding the removal of our advisor, directors, or any Affiliate or any transaction between us and any of them. In determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, directors, and any Affiliate may not vote or consent, any shares owned by any of them shall not be included.

Additional conflict resolution procedures are identified under “Conflicts of Interest — Sales of Properties, Loans or Other Permitted Investments,” “Conflicts of Interest — Joint Investment With An Affiliated Program” and “Conflicts of Interest — Legal Representation.”

SUMMARY OF REINVESTMENT PLAN

We have adopted the reinvestment plan pursuant to which stockholders may elect to have the full amount of their cash distributions reinvested in additional shares. The following discussion summarizes the principal terms of the reinvestment plan. The reinvestment plan is attached hereto as Appendix A.

GENERAL

An independent agent, referred to as the “reinvestment agent”, which currently is BNY Investment Center, Inc., an affiliate of the Bank of New York,, will act on behalf of the participants in the reinvestment plan. The reinvestment agent will invest all distributions attributable to shares owned by participants in our shares at either:

•	the per share offering price for plan shares under our current best efforts offering,

•	$9.50 per share if there is no current best efforts offering, unless adjusted by our board of directors, which price shall in no event be less than 95% of the fair market value as determined by our board of directors at such time, or

•	at the market price following the listing of our shares on a national stock exchange or over-the-counter market or the inclusion of our shares for quotation on the Nasdaq National Market System, which we refer to as listing or listed.

All shares available for purchase under the reinvestment plan either are registered pursuant to this prospectus or will be registered under the Securities Act of 1933 through a separate prospectus relating solely to the reinvestment plan. Until this offering has terminated, shares will be available for purchase out of the additional five million shares registered with the Commission in connection with this offering. Prior to the conclusion of this offering, if the five million shares initially designated for the reinvestment plan have been purchased by the reinvestment agent and we anticipate additional demand for our reinvestment plan shares, we may decide to reallocate a portion of the shares initially designated for this offering to the reinvestment plan. Similarly, prior to the conclusion of this offering, if any of the five million shares initially designated for the reinvestment plan remain unsold after meeting anticipated obligations under the reinvestment plan, we may decide to sell a portion of such shares in this offering. See the section in this prospectus entitled “The Offering — Plan of Distribution.”

After the offering has terminated, shares will be available from any additional shares which we elect to register with the Commission for the reinvestment plan. The reinvestment plan may be amended or supplemented by an agreement between the reinvestment agent and our company at any time, including, but not limited to, an amendment to the reinvestment plan to add a voluntary cash contribution feature or to substitute a new reinvestment agent to act as agent for the participants or to increase the administrative charge payable to the reinvestment agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each participant at his or her last address of record; provided, that any such amendment must be approved by a majority of our independent directors and by any necessary regulatory authorities. Such amendment or supplement shall be deemed conclusively accepted by each participant except those participants from whom we receive written notice of termination prior to the effective date thereof.

Any stockholder who has received a final prospectus either solely for the reinvestment plan, if any, or for the then current offering may elect to participate in and purchase shares through the reinvestment plan at any time by providing written notice to us. Participation in the reinvestment plan will commence with the next distribution made after receipt of the participant’s notice, and to all fiscal quarters thereafter, provided such notice is received more than ten days prior to the last day of the fiscal quarter, as the case may be.

INVESTMENT OF DISTRIBUTIONS

Our reinvestment agent will use the aggregate amount of distributions to all participants for each fiscal quarter to purchase shares (including fractional shares) for the participants. If the aggregate amount of distributions to participants exceeds the amount necessary to purchase all shares then available for purchase, the reinvestment agent will purchase all available shares and will return all remaining distributions to the participants within 30 days after the date such distributions are made. Any distributions not so invested will be returned to participants.

At this time, participants will not have the option to make voluntary contributions to the reinvestment plan to purchase shares in excess of the amount of shares that can be purchased with their distributions. The board of directors reserves the right, however, to amend the reinvestment plan in the future to permit voluntary contributions to the reinvestment plan by participants, to the extent consistent with our objective of qualifying as a REIT and pursuant to an amendment to the reinvestment plan agreed upon by us and the reinvestment agent.

PARTICIPANT ACCOUNTS, FEES AND ALLOCATION OF SHARES

For each participant, the reinvestment agent will maintain a record which shall reflect for each fiscal quarter the distributions received by the reinvestment agent on behalf of such participant. The purchased shares will be allocated among the participants based on the portion of the aggregate distributions received by the reinvestment agent on behalf of each participant. The allocation of shares among participants may result in the ownership of fractional shares, computed to five decimal places. The ownership of the shares purchased pursuant to the reinvestment plan shall be reflected on our books.

We will be responsible for all administrative charges and expenses charged by the reinvestment agent. Any interest earned on such distributions will be paid to us to defray certain costs relating to the reinvestment plan. The administrative charge for each fiscal quarter will be the lesser of 5% of the amount reinvested for the participant or $2.50, with a minimum charge of $0.50.

Subject to the provisions of the articles of incorporation relating to certain restrictions on and the effective dates of transfer, shares acquired pursuant to the reinvestment plan will entitle the participant to the same rights and to be treated in the same manner as those purchased by the participants in the offering. In the event the proceeds from the sale of shares are used to acquire properties or to invest in loans or other permitted investments, we will pay acquisition fees of 3.0% of the purchase price of the shares sold pursuant to the reinvestment plan. We may also pay approximately 0.82%, 0.10% and 0.25% to affiliates as reimbursement for organizational and offering expenses, due diligence expenses and acquisition expenses, respectively. Our managing dealer will pay all of the 0.10% to participating broker dealers in our offering. As a result, aggregate fees and expenses payable to our affiliates will total approximately 4.07% of the proceeds of reinvested distributions.

REPORTS TO PARTICIPANTS

During each quarter but in no event later than 30 days after the end of each fiscal quarter, the reinvestment agent will mail to each participant a statement of account describing, as to such participant, the distributions received during the quarter, the number of shares purchased during the quarter, the per share purchase price for such shares, the total administrative charge paid by us on behalf of each participant (see “Summary of Reinvestment Plan — Participant Accounts, Fees and Allocation of Shares” above).

Tax information for income earned on shares under the reinvestment plan will be sent to each participant by us or the reinvestment agent at least annually.

ELECTION TO PARTICIPATE OR TERMINATE PARTICIPATION

Stockholders who purchase shares in this offering may become participants in the reinvestment plan by making a written election to participate on their subscription agreements at the time they subscribe for shares or completing an Authorization Form or such other similar form as applicable. Participation in the reinvestment plan will commence with the next distribution made after receipt of the participant’s notice, and to all fiscal quarters thereafter, provided such notice is received more than thirty days prior to the last day of the fiscal quarter, as the case may be. Participants will be able to terminate their participation in the reinvestment plan at any time without penalty by delivering written notice to us at least thirty days before the end of a fiscal quarter to which such distribution relates.

A participant who chooses to terminate participation in the reinvestment plan must terminate his or her entire participation in the reinvestment plan and will not be allowed to terminate in part. If a participant terminates his or her participation, the reinvestment agent will send him or her a check in payment for the amount of any distributions in the participant’s account that have not been reinvested in shares, and our record books will be revised to reflect the ownership records of his or her full and fractional shares. There are no fees associated with a participant’s terminating his or her interest in the reinvestment plan. A participant in the reinvestment plan who terminates his or her interest in the reinvestment plan will be allowed to participate in the reinvestment plan again upon receipt of the then current version of this prospectus or a separate current prospectus relating solely to the reinvestment plan by notifying the reinvestment agent and completing any required forms.

The board of directors reserves the right to prohibit Plans from participating in the reinvestment plan if such participation would cause our underlying assets to constitute “plan assets” of Plans. See the section in this prospectus entitled “The Offering — ERISA Considerations.”

FEDERAL INCOME TAX CONSIDERATIONS

Stockholders subject to federal taxation who elect to participate in the reinvestment plan may incur a tax liability for distributions allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions held pursuant to the reinvestment plan. Specifically, stockholders will be treated as if they have received the distribution from us and then applied such distribution to purchase shares in the reinvestment plan. A stockholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as long-term capital gain.

AMENDMENTS AND TERMINATION

We reserve the right to renew, extend, or amend any aspect of the reinvestment plan without the consent of stockholders, provided that notice of the amendment is sent to participants at least 30 days prior to the effective date thereof. Such amendment or supplement shall be deemed conclusively accepted by each participant except those participants who notify us in writing prior to the effective date of the distribution. We also reserve the right to terminate the reinvestment plan for any reason, at any time, by fifteen days prior written notice of termination to all participants.

SUMMARY OF REDEMPTION PLAN

Our redemption plan is designed to provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us prior to the listing of our shares. Subject to certain restrictions discussed below, we may redeem fractional shares computed to five decimal places, from time to time, at the following prices:

•	$9.25 per share for stockholders who have owned their shares for at least one year;

•	$9.50 per share for stockholders who have owned their shares for at least two years;

•	$9.75 per share for stockholders who have owned their shares for at least three years, and

•	for stockholders who have owned their shares for at least four years, a price determined by our board of directors but in no event less than $10.00 per share.

During the period of any public offering, the repurchase price will be equal to or below the price of the shares offered in any offering. Stockholders that have purchased shares in our initial offering will receive no less than $9.50 for their shares and will be eligible to redeem at greater than $9.50 when the applicable holding period has been met in accordance with the pricing set forth above. Redemption of shares issued pursuant to our reinvestment plan will be priced based upon the purchase price from which shares are being reinvested.

Any stockholder who has held shares for not less than one year (other than the advisor) may present for our consideration, all or any portion equal to at least 25% of such shares to us for redemption at any time, in accordance with the procedures outlined herein. At such time, we may, at our sole option, choose to redeem such shares presented for redemption for cash to the extent we have sufficient funds available. Further, we have the right to waive the one-year holding period in the event of the death, permanent disability or bankruptcy of a stockholder or other exigent circumstances. There is no assurance that there will be sufficient funds available for redemption or that we will exercise our discretion to redeem such shares and, accordingly, a stockholder’s shares may not be redeemed. Factors that we will consider in making our determination to redeem shares include:

•	whether such redemption impairs our capital or operations;

•	whether an emergency makes such redemption not reasonably practical;

•	whether any governmental or regulatory agency with jurisdiction over us so demands for such action for the protection of our stockholders;

•	whether such redemption would be unlawful; or

•	whether such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of our shares, could prevent us from qualifying as a REIT for tax purposes.

If we elect to redeem shares, the following conditions and limitations would apply. The full amount of the proceeds from the sale of shares under the reinvestment plan (the “Reinvestment Proceeds”) attributable to any calendar quarter will be used to redeem shares presented for redemption during such quarter. In addition, we may, at our discretion, use up to $100,000 per calendar quarter of the proceeds of any public offering of our common stock for redemptions. Any amount of offering proceeds which is available for redemptions, but which is unused, may be carried over to the next succeeding calendar quarter for use in addition to the amount of offering proceeds and Reinvestment Proceeds that would otherwise be available for redemptions. At no time during a 12-month period, however, may the number of shares we redeem (if we determine to redeem shares) exceed 5% of the number of weighted average number of shares of our common stock at the beginning of such 12-month period.

In the event there are insufficient funds to redeem all of the shares for which redemption requests have been submitted, and we determine to redeem shares, we will redeem shares on a pro rata basis at the end of each quarter. A stockholder whose shares are not redeemed due to insufficient funds in that quarter, can ask that the request to redeem the shares be honored at such time as sufficient funds exist. In such case, the redemption request will be retained and such shares will be redeemed (if we determine to redeem shares) in the same manner as described above, at the end of the next quarter. Alternatively, if a redemption request is not satisfied and the stockholder does not make a subsequent request to redeem its shares at such time as sufficient proceeds from the Reinvestment Plan exist, we will treat the initial redemption request as cancelled. Stockholders will not relinquish their shares of common stock to us until such time as we commit to redeem such shares. Commitments to redeem shares will be made at the end of each quarter and will be communicated to each stockholder who has submitted a request in writing. Until such time as a commitment is communicated and shares are actually delivered to us, a stockholder may withdraw its redemption request.

If the full amount of funds available for any given quarter exceeds the amount necessary for such redemptions, the remaining amount may be held for subsequent redemptions unless such amount is sufficient to make an additional investment (directly or through a joint venture), or is used to repay outstanding indebtedness. In that event, we may use all or a portion of such amount to make additional investments or to repay such outstanding indebtedness, provided that we (or, if applicable, the joint venture) enter into a binding contract to make such investments, or use such amount to repay outstanding indebtedness, prior to payment of the next distribution and our receipt of requests for redemption of shares.

A stockholder who wishes to have his or her shares redeemed must mail or deliver a written request on a form we provide, executed by the stockholder, its trustee or authorized agent, to the redemption agent, which is currently BNY Investment Center, Inc., an affiliate of the Bank of New York,. The redemption agent at all times will be registered or exempt from registration as a broker-dealer with the Commission and each state securities commission. Within 30 days following the redemption agent’s receipt of the stockholder’s request, the redemption agent will forward to such stockholder the documents necessary to effect the redemption, including any signature guarantee we or the redemption agent may require. The redemption agent will effect such redemption for the calendar quarter provided that it receives the properly completed redemption documents relating to the shares to be redeemed from the stockholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient funds available to redeem such shares. The effective date of any redemption will be the last date during a quarter during which the redemption agent receives the properly completed redemption documents. As a result, we anticipate that, assuming sufficient funds are available for redemption, the redemptions will be paid no later than 30 days after the quarterly determination of the availability of funds for redemption.

Upon the redemption agent’s receipt of notice for redemption of shares, the redemption price will be on such terms as we shall determine. The redemption price for shares of our common stock will be determined by the length time such shares have been held, and which amount will never exceed the then current offering price of our common stock.

Accordingly, the redemption price paid to stockholders for shares of common stock we redeem may vary over time to the extent that the United States Internal Revenue Service changes its ruling regarding the percentage discount that a REIT may give on reinvested shares, or to the extent that the board of directors determines to make a corresponding change to the price at which it offers shares pursuant to its reinvestment plan. Because the proceeds from the reinvestment plan are the primary source of funds to redeem shares under the redemption plan, we would then adjust the maximum redemption price to match the price at which we offer shares under our reinvestment plan.

A stockholder may present fewer than all of his or her shares to us for redemption, provided, however, that:

•	the minimum number of shares which must be presented for redemption shall be at least 25% of his or her shares, and

•	if such stockholder retains any shares, he or she must retain at least $5,000 worth of shares based on the current offering price.

Our board of directors, in its sole discretion, may amend or suspend the redemption plan at any time it determines that such amendment or suspension is in our best interest. If our board of directors amends or suspends the redemption plan, we will provide stockholders with at least 30 days advance notice prior to effecting such amendment or suspension: (i) in our annual or quarterly reports or (ii) by means of a separate mailing accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934. While we are engaged in an offering, we will also include this information in a prospectus supplement or post-effective amendment to the registration statement as required under federal securities laws. For a discussion of the tax treatment of such redemptions, see the section in this prospectus entitled “Federal Income Tax Considerations — Taxation of Stockholders.” The redemption plan will terminate, and we no longer shall accept shares for redemption, if and when listing occurs. See the section in this prospectus entitled “Risk Factors — Offering-Related Risks — The sale of shares by stockholders could be difficult.”

BUSINESS

GENERAL

CNL Income Properties is a Maryland corporation organized on August 11, 2003. Subsequent to that date, we formed CNL Income Partners, LP, a Delaware limited partnership and various subsidiaries (collectively “Income Partners”). CNL Income GP Corp. and CNL Income LP Corp. are our wholly owned subsidiaries and are the general and limited partners, respectively, of Income Partners. Properties acquired are generally expected to be held by Income Partners and, as a result, are owned by us through Income Partners. We have formed and/or will form such other wholly-owned or controlled subsidiaries, unconsolidated entities and consolidated entities in the future for the purpose of acquiring interests in properties, loans and other Permitted Investments. The terms “us,” “we,” “our,” “our company” and “CNL Income Properties” includes CNL Income Properties, Inc. and its subsidiaries.

We were formed primarily to acquire lifestyle properties in the United States and Canada. We define lifestyle properties as those properties that reflect or are impacted by the social, consumption and entertainment values and choices of our society. We may either acquire targeted properties directly or indirectly through joint ventures or other structures. The properties will be leased on a long-term basis to tenants that are operators who are significant industry leaders or to tenants who will engage selected operators who are significant industry leaders and who will operate the properties. We consider an operator to be a “significant industry leader” if it has one or more of the following traits: many years of experience operating in a particular industry as compared with other operators in that industry as a company or through the experience of its senior management; many assets managed in a particular industry as compared with other operators in that industry; and/or is deemed by us to be a dominant operator in a particular industry for reasons other than those listed above.

We expect to enter into net leases with our tenants. Under a net lease, the tenant will generally be responsible for repairs, maintenance, property taxes, utilities and insurance, in addition to the payment of rent. The terms of our net leases will generally be between five and 20 years, with multiple renewal options for operating leases, or generally 35 years in the case of direct financing leases. The properties will generally be leased pursuant to leases designed to provide us with minimum annual base rent with periodic increases in rent over the lease term or increases in rent based on increases in consumer price indices. In addition, our leases are typically expected to provide for the payment of percentage rent generally based on a percentage of gross revenues at the properties over certain thresholds. The tenants’ ability to satisfy their lease obligations will depend primarily on the operating results of the properties acquired by us. With respect to certain properties, we will attempt to obtain various forms of security, such as corporate guarantees, limited rent guarantees, letters of credit or security deposits, to secure the tenants’ obligations. The properties may consist of land and buildings, the land underlying the buildings with the buildings owned by the tenant or a third party, or the buildings only with the land owned by a third party. As part of our net lease investment strategy, we plan to either acquire properties directly or purchase interests in entities that own the properties we acquire.

Subject to applicable REIT rules, we may also make or acquire mortgage, mezzanine or other loans with respect to any of the types of properties in which we are permitted to invest and other Permitted Investments. We may make mortgage loans pursuant to which we would provide financing to the owner of a property, or our Affiliates, to enable them to acquire and/or develop land, buildings or both. In exchange, the owner would give us a first-lien or secured interest in a participating mortgage on the property. We expect that any such mortgage loan would require interest payments of fixed base interest and may provide for variable participating interest based on the amount of revenue generated at the encumbered property. We expect that the interest rate and terms for long-term mortgage loans (generally, between 10 and 20 years) will be similar to those of our net leases. Our short-term or mezzanine loans will generally have a higher rate of return and have terms of less than five years.

Subject to applicable REIT rules, we also may offer other financing related to interests in real estate and may purchase interests in such financings, including vacation ownership interests. Vacation ownership interests, commonly known as timeshares, generally consist of acquiring, developing and operating vacation ownership resorts, marketing and selling various forms of vacation ownership interests in those resorts, and financing consumer purchases of such interests. If we decide to invest in vacation ownership interests, we may, among other things, (i) acquire and develop vacation ownership properties operated by third parties or (ii) purchase promissory notes secured by real estate vacation ownership interests owed by consumer purchasers of vacation ownership interests.

In addition, we, through our subsidiaries, may invest up to a maximum of 10% of our total assets in businesses that provide services to, or are otherwise ancillary to, the types of properties in which we are permitted to invest.

SECTOR AND PROPERTY SELECTION AND ACQUISITION

Our principal business objective is to build a diversified portfolio of real estate investments which primarily will be leased on a long-term basis to qualified tenants or operators who are significant industry leaders and who can successfully operate the businesses being conducted on the properties that we acquire. In addition, we have and may continue to lease properties on a long-term, gross basis to qualified tenants or operators who are significant industry leaders. We may also employ taxable REIT subsidiaries with certain acquisitions. Each proposed property acquisition, lease or loan will be submitted to the board of directors for its approval. In considering whether to approve a proposed property acquisition, lease or loan, the board of directors will rely principally on an examination and evaluation conducted by the advisor of some or all of the following factors:

•	the property’s condition and potential value;

•	whether the property is strategically located;

•	the current property’s potential use and the potential revenues expected to be generated by the business to be conducted on the property;

•	an independent break-even analysis performed by the advisor of the potential profitability of a property using historical information provided by the tenant or operator, and other data developed by us;

•	the proposed purchase price and lease terms in the case of an acquisition, and the loan terms in the case of a financing and whether such terms are structured to achieve our distribution objectives;

•	the nature, quality and value of any asset or assets pledged in a financing as collateral securing the loan;

•	the availability of qualified operators who possess experience specific to the type of business to be conducted on the property;

•	our ability to negotiate a joint venture or leasing structure appropriate for that investment with a tenant or qualified operator;

•	whether the property acquisition will allow us to maintain a real estate investment portfolio which is diversified on a geographic, operator and property-type basis; and

•	whether we believe that a property is strategically important to the continued operations of our tenants or operators.

Our advisor also will identify asset classes in which to invest based on the following key elements:

•	are part of an asset class wherein the supply of developed, specific-use real estate is greater than the demand for the intended use of such real estate, providing favorable pricing and an opportunity for future appreciation;

•	where a change in operational control is anticipated to improve value;

•	whether industry sectors are experiencing constraints on the availability of new capital, which we believe typically has the effect of lowering the purchase prices of properties from those that are typically available; and/or

•	whether favorable demographic trends which suggest that the current and future use of properties identified as potential acquisition candidates will generate long-term income.

SELECTION OF TENANTS AND OPERATORS

We expect to lease the properties we acquire to tenants or operators who are significant industry leaders and who will operate the properties. References to an operator throughout this prospectus may be to a tenant that is also the operator or to a third-party operator with whom the tenant has contracted.

Tenants and operators will generally be selected by the advisor and submitted to the board of directors for its approval. Tenants and operators are not expected to be Affiliated with our advisor, with us or any Affiliate. In evaluating proposed tenants and operators, the advisor will consider a number of factors, including some or all of the following:

•	the operations of their facilities;

•	the number of facilities operated;

•	the relative financial experience of the tenant and operator in the geographic area in which the property is located or will be located;

•	the financial condition and business history of the proposed tenant and operator; and

•	the management capabilities of the operators.

INVESTMENT OF OFFERING PROCEEDS

We may invest in any property and are not limited to any asset classes. However, we do not anticipate that we will acquire interests in:

•	freestanding single-tenant retail properties under 100,000 square feet;

•	fast-food, family-style or casual dining restaurants;

•	congregate, assisted living or skilled nursing facilities, continuing care retirement communities or similar health care related facilities; or

•	freestanding hotel properties, other than hotel properties which are integral or related to other types of properties which we may be acquiring.

The foregoing specified types of properties are properties in which other REITs sponsored by our Affiliate, CNL Financial Group, Inc., or its Affiliates, invest. Further, we do not anticipate that we will offer financing related to these properties. We have not specified any percentage of Net Offering Proceeds to be invested in any particular type of property.

We have undertaken to supplement this prospectus during the offering period to disclose the acquisition of properties at such time as we believe that a reasonable probability exists that we will acquire such property. Based upon the experience and acquisition methods of the Affiliates and our advisor, this normally will occur, with regard to the acquisition of properties, as of the date on which:

•	a commitment letter is executed by a proposed lessee;

•	a satisfactory credit underwriting for the proposed lessee has been completed;

•	a satisfactory site inspection and substantial completion of due diligence;

•	a nonrefundable deposit has been paid on the property;

•	the board of the directors has approved the acquisition; and

•	a purchase contract is executed and delivered by the seller.

However, the initial disclosure of any proposed acquisition cannot be relied upon as an assurance that we ultimately will consummate such proposed acquisition or that the information provided concerning the proposed acquisition will not change between the date of such prospectus supplement and the actual purchase or extension of financing. The terms of any borrowing by us will also be disclosed in any prospectus supplement filed following receipt by us of an acceptable commitment letter from a potential lender.

RECENT DEMOGRAPHIC TRENDS THAT MAY ENHANCE DEMAND FOR CERTAIN OF OUR INVESTMENTS

We have considered certain demographic trends which we believe may affect consumer demand for the services provided by various property classes. These property classes, which are listed above, are the focus of our investment strategy. We believe that these lifestyle properties will be supported by the behavioral and spending patterns of the Baby Boomer generation, a strong and growing demographic segment in the United States today, and, to a lesser extent, the other generations discussed below. The Baby Boomer generation consists of those persons born between 1946 and 1964 and currently represents approximately 80 million of the 295 million Americans.

Baby Boomers are currently the single largest and most dominant demographic influence in the United States. According to the U.S. Census Bureau, in 2005 there were more than 60 million Americans over age 55. Aging Baby Boomers are expected to almost double that number, adding another 60 million by 2035. Baby Boomers as a class have enjoyed rising incomes and expanding job opportunities. As Baby Boomers have entered middle age, we believe that they have spent an increasing percentage of their discretionary income on their families and as their earning power and income grew, average-household spending rose. As a class, Baby Boomers tend to be healthier, wealthier, better educated and far more numerous than any previous generation. We believe that as their wealth has continued to grow, so too has their desire to spend more time on leisure-related activities and retail spending for both themselves and the Echo Boomers. Already, Baby Boomers are spending $35 billion a year on their grandchildren according to a 2002 study by the Association for the Advancement of Retired Persons.

The Bureau of Economic Analysis reports that in 2004 U.S. consumer spending on entertainment and recreation totaled more than $700 billion. According to a report by the Bureau of Labor Statistics, consumers in the 35 to 54 age group during 2003 (then the Baby Boomers) represented 41% of the U.S. population but accounted for more than 49% of all entertainment spending. The under-35 age group accounted for 24% of the total population but spent 20% of the total entertainment dollars. Meanwhile, those 55 and older accounted for 34% of the population but spent 31% of the total entertainment dollars.

Other groups whose behavioral and spending patterns are significant to us are the Generation Xers and the Echo Boomers. Gen Xers are those individuals who were born between 1965 and 1976. Married Generation Xers have an average annual household income of $78,000. Generation Xers spent an estimated $1.4 trillion in 2004, including $2,140 per capita on overall travel involving a hotel stay. As a group, Generation Xers are more likely to pay for eye-catching activities and adventures while traveling. Echo Boomers are those individuals who were born between 1977 and 1994. They are the children and grandchildren of the Baby Boomers and tend to “echo” their parents spending habits. Echo Boomers spend $170 billion per year of their own and their parents money and impact entire segments of the economy.

We are of the view there are important psychographic and economic changes that have taken place that could translate into a continued leisure-orientation for successive generations, the Generation Xers and the Echo Boomers. For example, Americans, regardless of age, have enjoyed an increasing number of leisure hours, up 13% over the past 40 years, according to the Bureau of Labor Statistics, and recreation expenditures have grown 8.3% annually since 1985, according to the Bureau of Economic Analysis. Lastly, since 1980, the number of affluent households has grown by an average of 5.6% annually based on data from the U.S. Census Bureau, and disposable income is projected to grow at a rate of 5.3% through 2012, according to data from the Bureau of Labor Statistics.

As of 2000, the oldest Baby Boomers were reaching their mid-fifties and by 2020, all Baby Boomers will have reached that age. The United States Census Bureau estimates that the population age 50 and over will increase by 39% between 1996 and 2010 from approximately 69.3 million to approximately 96.3 million people. At this rate it is estimated that a Baby Boomer turns 50 every seven seconds. Already, individuals age 50 and over possess 75% of the nation’s discretionary income and 77% of the nation’s personal financial assets and account for 80% of all luxury travel. We believe that as Baby Boomers head toward retirement, the doubling of the number of retirees over the next 20 years should result in even more demand for the lifestyle and leisure activities, (e.g., traveling, golfing, boating, etc.) preferred by this demographic. We believe since the average American who retired in 2000 was 62 years old and had a life expectancy of 20 to 22 more years, the demand for these activities should continue to increase along with the changes in demographics. We are also of a view that because of the aforementioned data the Echo Boomer generation will increase demand for the services associated with certain of the properties we seek to acquire.

The graph below shows different demographic groups, based upon data compiled by the United States Census Bureau.

Source: U.S. Census Bureau, July 1, 2005.

The graph below depicts the distribution of U.S. citizens comprising the aforementioned demographic segments and the inevitable growth in retirees, based upon data compiled by the United States Census Bureau.

Source: U.S. Census Bureau, July 1, 2005.

We anticipate that operators in the recreational and leisure industry will find new and innovative ways to meet Baby Boomer needs and demands.

INVESTMENT FOCUS

We intend to focus our investment activities on, and use the proceeds of this offering primarily for, the acquisition, development, ownership and financing of properties that we believe have the potential for long-term revenue generation based upon certain demographic and other underwriting criteria and models that we have developed. The asset classes in which we have invested and are most likely to continue to invest include the following (in no order of priority):

•	property leased to dealerships including, for example, automobile, motorcycle, recreational vehicle and boat dealerships;

•	campgrounds, recreational vehicle (“RV”) parks, whose operators rent lots and offer other services;

•	health clubs, athletic training facilities, wellness centers and spa facilities;

•	parking lots, whose operators offer monthly and daily parking space rentals in urban areas;

•	merchandise marts, whose operators lease showrooms and host tradeshows for merchandise manufacturers and wholesalers in major metropolitan areas;

•	destination retail and entertainment centers, whose operators develop and lease properties featuring entertainment-oriented stores, restaurants and/or attractions;

•	marinas, whose operators offer recreational boat slip rentals and other services;

•	ski resorts, including real estate in and around ski resorts such as ski-in/ski-out alpine villages, townhouses, lodging and other related properties;

•	golf courses and golf resorts, including real estate in and around golf courses and golf resorts such as retail villages, townhouse, lodges and other related properties;

•	amusement parks, waterparks and family entertainment centers, which may include lodging facilities;

•	real estate in and around lifestyle communities;

•	vacation ownership interests, which entitle a purchaser of the interests to exclusive use of resort accommodations at a resort property or properties for a particular period of time each year; and

•	other attractions, such as sports-related venues and cultural facilities such as visual and performing arts centers, zoological parks or aquariums.

We have invested in four of these classes as of March 14, 2006. Although these are the asset classes in which we are most likely to invest, we may acquire or invest in other types of properties in the lifestyle sectors that:

•	are part of an asset class wherein the supply of developed, specific-use real estate is greater than the demand for the intended use of such real estate, providing favorable pricing and an opportunity for future appreciation;

•	we expect to improve in value due to a change in operational control;

•	are part of an industry that is experiencing constraints on the availability of new capital, which we believe typically has the effect of lowering the purchase price of such properties; and/or

•	have the potential for long-term revenue generation based upon certain demographic data, including an aging baby boomer population and associated concentrations of wealth.

We expect that certain of our acquisitions will feature characteristics that are common to more than one of the target asset classes that we have identified above. For example, real estate in and around ski resorts may also feature health clubs and spa facilities. In addition to acquiring properties, we may obtain debt financing or sell additional shares of our stock in the future to finance acquisitions.

Set forth below is a more detailed description of certain of the “specific-use” properties on which we intend to focus our investment activities (in no order of priority). We refer to these properties as “specific-use” properties because “alternative” uses for these properties are limited. A brief description of the businesses conducted on these specific-use properties and industry trends for such businesses has been included to assist you in determining whether an investment in CNL Income Properties is appropriate for you.

As of March 14, 2006, we own an interest in retail and commercial properties at seven resort villages, one merchandise mart, two waterpark resort properties, one sky lift attraction and have made four loans. We have also committed to acquire one ski attraction and one dealership property. We have not yet made any other Permitted Investments. We will supplement this prospectus during the offering period to disclose any new property sectors in which we intend to make investments. The disclosure of any such sector, however, cannot be relied upon as an assurance that we ultimately will consummate an investment in such sector.

MARINAS

General. We are considering acquiring existing marinas and related facilities and, to a lesser extent, developing new marinas where suitable opportunities exist. The marinas that we may seek to acquire are expected to derive a substantial percentage of their revenues from the rental of boat slips and/or dry boat storage facilities. In addition, these marinas may offer amenities and facilities which supplement their principal sources of revenue pursuant to leases and/or subleases. These amenities and facilities may include boat rentals and sales, boat trailer storage facilities, boat supplies and repair services, gasoline, food and beverage operations, other retail space, hotel and other lodging accommodations, and R.V. and campground facilities. We intend to focus our acquisition strategy on marinas located in geographic regions with year-round boating climates. By way of example, these locations include southern California, the southeastern seaboard of the United States and the Gulf of Mexico.

We expect to lease any marina we acquire primarily on a long-term, net lease basis either to tenants that are operators who are significant marina industry leaders or to tenants who will engage selected operators who are significant marina industry leaders and who will operate our marinas. Alternatively, where the marina includes lodging facilities, we may lease the hotel portion of the property to a taxable REIT subsidiary which will engage an unrelated third party in the business of operating these lodging facilities. The marinas will be leased pursuant to leases designed to provide us with minimum annual base rent with periodic increases over the lease term or increases in rent based on increases in consumer price indices. In addition, our leases are expected to provide for the payment of percentage rent generally based on a percentage of gross revenues at our marinas over certain thresholds. In many cases, marinas are frequently operated under a lease or concession agreement with a government agency that will require us or our tenants and operators to pay annual rent based on a percentage of gross receipts generated from the operations of the marina.

An investment by us in marina properties is subject to significant risks. For a discussion of these risks, please read the section of this prospectus entitled “Risk Factors.”

Industry overview. We believe that an opportunity presently exists to acquire marinas to consolidate with key operators within the marina industry and certain demographic trends which we believe are indicative of future industry growth. A portion of marina operations are substantially dependent upon the recreational boating industry. Sales in the recreational boating industry are impacted significantly by other recreational opportunities and economic factors, including general economic conditions, consumer income and wealth levels, nautical fuel prices, tax laws and demographics. According to a March 2005 report by the National Marine Manufacturers Association (“NMMA”) “2004 Recreational Boating—Statistical Abstract,” it is estimated that as of December 31, 2004 there were more than 17.6 million recreational boats and 69 million recreational boaters in the United States, contributing approximately $33 billion to the nation's economy that year—up 8% from 2003. According to another recent study by NMMA, as of December 31, 2004, the U.S. commercial marina industry was comprised of approximately 12,000 marinas. We believe that the marina industry is highly fragmented, with little consolidation having occurred as of the date of this prospectus and that most marinas are owned by small, privately-held companies that operate in a single market.

We believe that a portion of the marina industry has been capital constrained and in a state of decline. Although the demand for slips (and therefore slip income) continues to remain high, we believe that certain owners seeking liquidity have few options with respect to obtaining capital for expansion and/or asset repositioning and few options with respect to the sale of their marina businesses. As a result of this decline and further increased pressure from boat slip lessees to improve marina services and systems, we believe that many privately-held marinas will be forced to sell their property because they may not have the funds to make these requested upgrades.

We are of the view that the United States marina and boating industry will begin a period of growth. This belief is based, in part, on the increasing visibility of boating as an attractive sport for adults of all ages, shifting trends toward larger boats and the favorable demographic trends described in the section of this prospectus entitled “Business — Recent Demographic Trends Which May Enhance Demand for Certain of Our Investments.” Based upon our research, we are of the view that boaters have been purchasing larger and more expensive boats, and that because of this trend, demand for boat slips and other marina services will increase. In fact, according to a December 2003 article in Boat & Motor Dealer magazine, by 2010, industry experts expect the average boater to have the following characteristics: the age of the typical boater will increase from 48 to 57; 35% of existing boaters will trade up to bigger boats; 25% of all boating activities will take place at the marina; and, when the boater leaves the marina, he will have his extended family on board. Thus, we believe that Baby Boomers will contribute to the growth in demand for marinas due to their increasing concentrations of wealth and leisure time, as well as the suitability of boating as a sport for an aging population.

Based on these demographic factors and current marina and economic trends, if we are successful in raising significant proceeds from this offering, we expect to be able to acquire marinas and related facilities at competative prices and we intend to use conservative leverage with the objective of being able to profitably own these properties.

Competition. We will compete in the acquisition of marina properties with many other entities engaged in investment activities, some of which may have greater assets than us. The number of entities and the amount of funds available for investment in the properties of a type suitable for investment by us may increase, resulting in increased competition for such investments.

The primary factors upon which competition in the marina industry is based are marina location, the level of services and systems available, the manner in which the marina is managed and marketed, and rental rates. The tenants and/or operators we intend to engage to operate the marinas we acquire will compete on these bases. Marinas we acquire also may encounter competition from other marinas which are located nearby, and no assurance can be given that additional competing marinas will not be developed in the vicinity of the marinas we acquire.

SKI RESORTS

General. As we expand our portfolio of properties, we will consider acquiring ski resorts and their related real estate assets. The ski resorts that we may seek to acquire will be managed by operators who will provide services such as the sale of lift tickets and passes, ski and snowboard lesson packages, equipment rental and repair outlets, and food and beverage sales. Related real estate assets that we seek to acquire may include hotel and other lodging accommodations and properties located in proximity to the ski mountain, including golf courses, indoor tennis courts and swimming pools, health club facilities, restaurants and retail shops.

Our ski resort investment activities will consist of buying, holding, leasing and selling real estate in and around the communities located at or near the ski resort including ski-in/ski-out alpine villages, townhouses, condominiums and quarter-share ownership hotels, and in the case of development, involves the planning, oversight, marketing and infrastructure improvement, and development of a resort’s real property holdings.

We intend to lease any ski resort we acquire primarily on a long-term, net basis to one or more tenants that are operators who are significant ski resort industry leaders who will operate the ski resort and manage our real estate investment and development activities, or to one or more tenants who will engage selected operators who are significant ski resort industry leaders to operate our ski resorts and/or ski resort related real estate assets. Alternatively, where the ski resort includes lodging facilities, we may lease the hotel portion of the property to a taxable REIT subsidiary which will engage an unrelated third party in the business of operating these hotel properties. Any ski resort acquired by us will be leased pursuant to leases designed to provide us with minimum annual base rent with periodic increases in rent over the lease term or increases in rent based on increases in consumer price indices. In addition, our leases are expected to provide for the payment of percentage rent generally based on a percentage of gross revenues at our ski resorts above certain thresholds.

An investment by us in ski resort and related properties is subject to significant risks. For a discussion of these risks, please read the section of this prospectus entitled “Risk Factors.”

Industry overview. We believe that an opportunity presently exists to acquire ski resort and related properties at reasonable prices due to current economic conditions within the ski industry and certain demographic trends which we believe are indicative of future ski industry growth.

Certain ski industry sources have indicated that the ski resort industry is experiencing a significant transition in the activity preferences of its consumer base. According to the National Ski & Snowboard Retailers Association, the number of alpine (downhill) skiers in the United States, defined as those people seven years of age and older who ski more than once each calendar year, declined from approximately 10.8 million in 1992 to approximately 5.9 million in 2004, a decrease of 45%. However, this decline was offset by increased participation in snowboarding, which grew from 1.6 million participants in 1992 to 6.3 million participants in 2004.

We believe that the effect of the modest growth in both the number of skiers and lift ticket sales, coupled with relatively negative overall travel and tourism trends between 2001 and 2004, have created an over-supply of ski resort properties which has resulted in intense price competition for skier visits. Further, the relatively modest growth and weak near term business trends have made it difficult for ski resort owners and operators to obtain new capital.

Since the mid-1990s the ski resort industry has undergone and continues to undergo a period of consolidation. According to a January 14, 2003, report by Credit Lyonnais Securities entitled “U.S. Industry Overview – 2002/2003 Ski Season Update,” in the mid- to late-1990s, no ski resort company controlled more than 3% of the total number of North American skier visits. Today, the three major industry operators, together, control over a quarter of the total U.S. skier market – as measured by skier visits – and the number of ski areas in the United States has declined from 709 in 1986 to 494 in 2004.

Further, according to an April 15, 2004 article by Allen Best in Whistler’s Pique Newsmagazine entitled “Demographics Finally Favoring Ski Industry,” despite terrorism and a sluggish economy, the U.S. ski industry posted three of its four biggest seasons ever. This is attributed to a growth in the size of skiing’s “customer pie.” The reason for this growth, says Best, is two-fold. First, the Baby Boomers, nearly 80 million strong, are lingering on the slopes much longer than expected. “They are more healthy and vigorous than any generation before, and the new shaped skis combined with improved grooming may keep them on boards 10 years longer than originally expected.” At the same time, their snowboarding grandchildren, the Echo-Boomers, aged 21 and younger and more than 70 million strong, are now packing the same demographic punch as their grandparents. According to Best, “[i]f the ski industry can get this generation as interested in snow sports as their elders have been about skiing, the good times will roll.”

We believe that the number of ski areas may decline further because many resorts lack the infrastructure and capital resources to effectively compete in the multi-dimensional and service-intensive ski resort industry. The current trend among leading ski resorts is toward investment in improving technology and infrastructure, including high-speed lifts and extensive snowmaking capabilities, and constructing mountain villages which contain high-end residential homes and lodging accommodations, as well as retail shops which cater to the ski industry’s wealthy clientele. These trends require greater access to capital and have enhanced the strategic position of ski resorts owned by larger, better capitalized owners.

Despite current competitive conditions and recent economic conditions, we are of the view that the United States ski industry is rebounding and beginning a period of growth. This belief is based, in part, on the notion that all-inclusive ski resorts have become desirable vacation destinations for both skiers and non-skiers because of the diverse amenities they offer, as well as on the favorable demographic trends described in the section of this prospectus entitled “Business — Recent Demographic Trends Which May Enhance Demand for Certain of Our Investments.” According to a December 7, 1999, edition of The Timeshare Beat, “The hottest thing to hit ski resorts in America in recent years is the “Mountain Village” concept, and Baby Boomers with enough money to pay for it are gobbling it up.” In their 2003 report, Credit Lyonnais states:

Destination skiers, in particular, are increasingly influenced by comprehensive resort village amenities such as a selection of restaurants, bars, spas, and other après-ski options, ski-in/ski-out lodging, non-skiing activities, etc., as well as on-mountain conveniences, such as gondolas and high-speed chair lifts to name a few. We believe that those destination resorts that are able to keep pace with maintaining and expanding these desirable amenities – meaning, operators have access to capital to continuously make improvements – will fare better in the market share battle than those that do not.

Additionally, Credit Lyonnais believes:

well-planned, all-encompassing mountain resort villages with a wide array of amenities have come to dominate the industry…what’s more, attractive village developments tend to drive up the value of the surrounding real estate. Therefore, baby boomers who are willing to buy a second home would prefer to purchase land or a condo at a resort with wide-ranging activities and a variety of restaurants and other amenities (spas, etc.) to keep them, and their children, busy. Mountain resorts with four-season activities have an even greater advantage as the likelihood that owners derive more use from their second homes is increased. While the long-term investment in resort village development is typically quite costly, the long-term benefit is a happy and loyal customer that returns to the resort year after year. As such, operators with attractive villages stand the best chance to grow their market share at the expense of the small, non-consolidated mountain owners.

In 2004, 36% of alpine skiers, 33% of cross country skiers and 46% of snowshoers in the U.S. were between the ages of 35 and 55. As they age, we believe that Baby Boomers will contribute to the growth in revenues at ski resorts due to their increasing concentrations of wealth and leisure time, as well as the suitability of participation in various ski resort activities for an aging population. Supporting its belief, a U.S. Ski Industry Overview conducted in 2003 by Credit Lyonnais Securities (USA), stated that the increasing popularity of mountain resort villages should continue to retain these Baby Boomers, and thus their children and grandchildren, as they age.

Though the significant mountain village and related residential development and resulting consolidation within the ski industry have already led to growth for the destination ski and mountain village resort operators, according to National Ski Area Association data, skier visits (i.e., both downhill skiing and snowboarding) per ski area grew by 37% between 1990 and 2005. Because of the aforementioned factors, we believe this growth is likely to continue.

We believe that destination mountain resorts may be more profitable than day-trip ski mountains because of the availability of non-skiing services and products at such resorts, including restaurants, lodging and retail shopping. As a result, we believe that revenues at destination mountain resorts are greater on a per-visitor basis than at ski mountains that do not offer the broad array of destination mountain resort amenities. Furthermore, we believe that Baby Boomers will contribute to the growth in revenues at ski resorts due to their increasing concentrations of wealth and leisure time, as well as the suitability of participation in various ski resort activities for an aging population.

Based on these demographic factors, current ski industry trends and economic trends, if we are successful in raising significant proceeds from this offering, we expect to be able to acquire ski resorts and related facilities at competitive prices and intend to use conservative leverage with the objective of being able to profitably own these properties.

Government regulation. Ski resort mountain and lodging operations often require permits and approvals from certain federal, state and local authorities. Many ski resorts that we may consider acquiring have been granted the right to use federal land as the site for ski lifts and trails and related activities, under the terms of permits with the USDA Forest Service. The USDA Forest Service has the right to review and approve the location, design and construction of improvements in the permit area and many operational matters. Where development in or around wetlands is involved, permits must be obtained from the U.S. Army Corps of Engineers. Further, ski resort operations are subject to environmental laws and regulations, and compliance with these laws and regulations may require expenditures or modifications of development plans and operations in a manner that could have a detrimental effect on the ski resort. There can be no assurance that new applications of laws, regulations, and policies, or changes in such laws, regulations, and policies, will not occur in a manner that could have a detrimental effect on a ski resort that we may acquire, or that material permits, licenses, or approvals will not be terminated, non-renewed or renewed on terms or interpreted in ways that are materially less favorable to the resorts we purchase. No assurance can be given that any particular permit or approval will be obtained or upheld on judicial review.

Competition. The ski resort industry is highly competitive and capital intensive, and the general unavailability of new, developable ski mountains, regulatory requirements and the high costs and expertise required to build and operate ski resorts present significant barriers to entry in the ski industry. We believe that these barriers are an attractive characteristic that may help the long-term growth prospects of ski resorts we acquire.

Competitors will include major ski resorts throughout the United States, Canada and Europe, as well as other worldwide recreation resorts, including warm weather resorts and various other leisure activities. A ski resort’s competitive position in the markets in which it competes is dependent upon many diverse factors, including: (i) proximity to population centers; (ii) availability and cost of transportation to ski areas; (iii) ease of travel to ski areas (including direct flights by major airlines); (iv) pricing of ski resorts’ products and services; (v) natural snowfall and snowmaking facilities; (vi) the attractiveness of the skiing terrain; (vii) duration of the ski season; (viii) weather conditions; (ix) resort size and reputation; (x) lift ticket prices; (xi) number, price and appeal of related services and lodging; and (xii) proximity to and quality of other ski resorts.

We will compete in the acquisition of ski resort properties with many other entities engaged in investment activities, some of which may have greater assets than us. The number of entities and the amount of funds available for investment in the properties of a type suitable for investment by us may increase, resulting in increased competition for such investments.

DESTINATION RETAIL AND ENTERTAINMENT CENTERS

General. In December 2004, we acquired, through unconsolidated entities, interests at retail and commercial properties at seven resort villages in the U.S. and Canada, six of which are located near ski resorts. See the section in this prospectus entitled “Business – Property Acquisitions” for a description of this acquisition. As we expand our portfolio, we will continue to consider acquiring destination retail and entertainment centers. Destination retail and entertainment centers are defined as those venues which offer retail shopping, restaurant and/or entertainment alternatives within a pedestrian-oriented and multiuse environment, which, through the combination of these attractions, drive higher consumer traffic and increased impulse shopping, dining and entertainment on site. The retail and entertainment destinations we may seek to acquire will be managed by operators providing property management and leasing services to these three types of tenants and may be located in either traditional destination markets, such as Orlando and Las Vegas, or in markets where the retail, restaurant and entertainment elements of the development may attract both local consumers as well as tourists.

Separately, retail destinations may also include upscale and fashion-oriented manufacturers’ outlet centers, commonly called factory outlet centers, where the retail stores are also typically supported by restaurants and other amenities and sell primarily brand name products at discounts ranging from 25% to 70% below the regular retail prices charged by department stores and specialty stores. Entertainment destinations may include family entertainment centers, which commonly include video game arcades, miniature golf, go-carts, batting cages and concession stands, bowling alleys, which feature bowling lanes and other entertainment activities, and special-format theaters and cinema complexes.

We expect to lease the retail and entertainment destinations we acquire on a long-term, net basis to tenants that are operators who are significant leaders in the retail, restaurant and entertainment industries or to tenants who will engage select operators who are significant leaders in the retail, restaurant and entertainment industries and who will operate our retail and entertainment destinations. These destinations will be generally leased pursuant to leases designed to provide us with minimum annual base rent with periodic increases over the lease term or increases in rent based on increases in consumer price indices. In addition, our leases are expected to provide for the payment of percentage rent generally based on a percentage of gross revenues over certain thresholds at our retail and entertainment destinations. As part of its leasing strategy, we plan to require our operators to maintain a high level of tenant occupancy, aggressively market available space, and replace low volume tenants with high volume brand-name tenants.

Our investment in destination retail and entertainment center properties is subject to significant risks. For a discussion of these risks, please read the section of this prospectus entitled “Risk Factors.”

Industry overview. We believe that there is presently an opportunity to acquire retail and entertainment destinations due to the attractiveness of this concept for both operators and consumers. Based on our research, we are of the view that such destinations provide consumers with a one-stop venue for shopping, eating and entertainment, creating a more efficient consumer experience and providing tenants with an increased revenue opportunity because of the greater frequency of consumer visits and the extended time consumers are willing to stay at these destinations. Moreover, this recent destination center phenomenon may result from overbuilt and aging mall facilities, the consolidation of traditional department store tenants, competition from value-retailers, and e-commerce. Hence, the result is a broadening of the conventional physical commerce of shopping malls and various entertainment venues to a more experiential format. In addition to the emergence of attractive newer retail and entertainment destination concepts, some of the outlet centers included in this category could also represent attractive opportunities because of excess supply within the sector.

We believe that despite the competition within this industry, the business environment and future prospects should continue for retail and entertainment destinations that are strategically located, possess a diversified merchant roster of quality retail, restaurant, and/or entertainment tenants and complement an attractive destination area. We believe that due to competitive pressures from existing retail shopping centers, regional malls and other retail and entertainment destinations, as well as the continued attractive growth opportunities for the sector, destination retail and entertainment center operators are frequently in need of the investment capital necessary to make the kinds of improvements to their developments that will continue to attract shoppers and more prestigious merchants as well as develop new retail and entertainment destination properties.

Furthermore, we are of the view that certain favorable demographic trends described in the section of this prospectus entitled “Business – Recent Demographic Trends Which May Enhance Demand for Certain of Our Investments” should lead to continued economic success for retail and entertainment destination operators. According to Urban Land Institute’s Developing Retail Entertainment Destinations, Second Edition, “destination developments are a response to changing preferences favoring leisure options that are easily accessible and closer to home, and that can be frequently enjoyed.” Nevertheless, we are of the view that when Baby Boomers travel, shopping continues to be integral to their plans. An April 2001 survey by The Taubman Company and the Travel Industry Association of America entitled “The Shopping Traveler” confirmed this by revealing that shopping continues to be the most popular of common activities for U.S. travelers, with more than half of shopping travelers in 2000 saying that shopping was either a primary or secondary reason for one or more of their trips. Moreover, 42% of these intentional shopping travelers are Baby Boomers and 38% shop at factory outlets. According to a January 2001 Retail Industry Study by North Carolina Small Business and Technology Development Center, as Baby Boomers age, “they spend more of their disposable income in discount stores, off-price apparel specialty chains, manufacturers’ outlet malls, warehouse clubs, and home shopping.” Therefore, we believe that Baby Boomers, the oldest of whom are in their mid-to-late 50’s today, are driving the emergence of new and enhanced retail destination formats owing to their increasing concentrations of wealth, leisure time, discretionary spending and vacation travel. Further, recent Travel Industry Association of America research indicates that when Baby Boomers travel, they often travel with their extended families. According to the TIA’s 2004 Domestic Travel Market Report, one in four household trips in the U.S., or 26%, include children under 18, equating to more than 170 million trips in total in 2003. Over 90% of these trips with children were for leisure, with shopping included as an activity one-third of the time. We believe that this tendency towards family travel with an emphasis on shopping will most strongly benefit those businesses that bundle entertainment, dining and retail to create a multifaceted leisure experience which caters to the entire family.

Based on these factors, current retail destination industry trends and general economic trends, if we are successful in raising significant proceeds from this offering, we will seek to acquire destination retail and entertainment centers at favorable prices and we intend to use conservative leverage with the objective of being able to profitably own retail destinations.

Competition. We intend to carefully consider the degree of existing and planned competition in a proposed area before deciding to acquire or expand a retail destination. Any retail and entertainment destination owned by us is expected primarily to compete for customers with outlet centers, traditional shopping malls, full- and off-price retailers, and other retail and/or entertainment destinations. However, we believe that if we are able to acquire these retail destinations in select, attractive destinations, then our retail, restaurant and entertainment operators should capture significant upscale spending by consumers located primarily in the area near such select, attractive destinations. Furthermore, because of the attractive demographic characteristics of these upscale consumers and the barriers to entry in these markets, we believe merchants will find these retail and entertainment center destinations appealing for their businesses. In the case of acquiring deeply discounted outlet malls, the tenant could employ our capital for upgrading the development to include the retail, restaurant and entertainment concepts that would attract new merchants positioned to benefit from factory outlet shoppers intent on buying name-brand products at discounted prices.

We believe that competition with retail shopping centers, shopping malls, outlet centers and other retail and entertainment destinations for new merchants is generally based on cost, location, quality of facilities, the mix of the destinations’ existing merchants, the degree and quality of shopping traffic and the degree and quality of the support and marketing services provided by the owner of the retail destination. As a result of these factors and due to the strong relationships that presently exist with the current major retail and entertainment center operators and developers in destination resort areas, we believe there are significant barriers to entry into the destination retail and entertainment industry for other potential acquirers.

GOLF COURSES

General. We are considering acquiring golf courses. The golf courses that we may seek to acquire generally may be open to the public for a daily fee, be part of a resort destination or be operated as a private club, and are expected to principally derive revenue from greens fees, golf cart rentals, driving range sales, retail pro shop merchandise sales, food and beverage sales, golf vacation packages and, in the case of private club courses, initiation fees, membership dues and guest fees. In addition, these golf courses may offer amenities and facilities which supplement their principal sources of revenue. These amenities and facilities include clubhouses with restaurants, banquet space, locker room rentals, swimming pools, tennis courts, golf and tennis lessons and tournaments, and health club facilities.

We expect to lease the golf courses we acquire to tenants that are operators who are significant golf course industry leaders or to tenants who will engage selected operators who are significant golf course industry leaders and who will operate our golf courses. The courses will be leased pursuant to leases designed to provide us with minimum annual base rent with periodic increases in rent over the lease term or increases in rent based on increases in consumer price indices. In addition, our leases are expected to provide for the payment of percentage rent generally based on a percentage of gross revenues at our golf courses over certain thresholds.

Our investment in golf course properties is subject to significant risks. For a discussion of these risks, please read the section of this prospectus entitled “Risk Factors.”

Industry overview. We believe that there is presently an opportunity to acquire golf course properties at reasonable prices due to the fragmentation of golf course ownership, the depressed state of the golf industry and the presence of certain demographic trends which we believe are indicative of future golf industry growth.

The business environment for golf course operators has been negatively affected by poor economic trends and increasing competition over the last four years. According to the National Golf Foundation, an independent industry organization, between 1986 and 1990 demand for golf exceeded golf course supply. In response to the increased demand for golf, golf course supply began to increase in 1991 and steadily increased over the next 11 years. According to the National Golf Foundation, in 1990, 12,846 golf facilities were in operation in the United States. By December 31, 2004, the number of golf facilities in operation had increased to approximately 16,057. This represents an increase of 25% over a 14-year period.

While golf course supply was expanding, demand for golf has slowed in the last five years, and has been relatively flat. According to the National Golf Foundation, the number of adult golfers grew from 23 million in 1990 to 27.3 million in 2004, an increase of only 18.7% during that 14-year period. In addition, according to a January 2005 National Golf Foundation survey, total rounds played at U.S. golf facilities in 2004 increased by only 0.7% compared to 2003. The number of core golfers (those playing eight or more rounds per year) dropped by 3.9% in 2004, from 13.4 million to 12.8 million, marking the first decline in core golfers in 3 years.

The effect of the imbalance between the increased supply of golf courses and the relatively flat demand for golf has created intense price competition for rounds of golf. Further, declining revenues have made it difficult for golf course owners and operators to obtain new capital and as a result, we are of the view that many owners and operators are selling golf courses at prices which are lower than previously available.

Though the number of golfers and rounds played has not declined tremendously, revenues at many golf courses have. The reason for this is that developers have continued to build golf courses even as demand stabilized. As the Wall Street Journal reported (Barron’s: Monday July 28, 2003), “The number of golfers (has) flattened, stabilizing around 25 million to 26 million for the past six years…but excess capacity continues to plague the sport….Last year’s total of 220 new courses, though materially below the 2000 record of nearly 400 new courses, still exceeds golf’s annual absorption rate by a good measure. This year’s expected addition of 237 new courses will only make matters worse.” We believe that the excess supply will tend to push the price of courses down. As was also reported in that same issue of the Wall Street Journal, “A hedge-fund manager who was once a college all-American golfer and follows the sport closely, estimates that more than 400 courses currently are for sale at prices sharply under their construction costs or recent sale prices.”

Despite current competitive conditions and recent economic conditions, we are of the view that the United States golf industry will eventually rebound and begin a period of growth. This belief is based, in part, on the increasing visibility of golf as a suitable sport for an aging population, as well as on the favorable demographic trends described in the section of this prospectus entitled “Business — Recent Demographic Trends Which May Enhance Demand for Certain of Our Investments.” We believe that based on the May/June 1997 report by the National Golf Foundation, the average number of rounds played per golfer on an annual basis increases significantly as the golfer ages, until such time as physical limitations restrict the number of golf rounds a golfer can play per week. For example, between 1991 and 2001, Baby Boomers ages 45 through 54 increased their participation in golf by 33%. In addition, according to the same report, golfers in their 50’s play nearly twice as many rounds annually as golfers in their 30’s, and golfers age 65 and older generally play three times as many rounds annually as golfers in their 30’s. Furthermore, golfers over the age of 45 spend twice as much on greens fees as does the average golfer. Thus, it is expected that the number of golfers, as well as the total number of rounds played, will increase significantly as the average age of the population continues to increase. Baby Boomers, representing 10 million of the 25 to 26 million golfers, or 36% of all golfers, are expected to contribute to the growth in total rounds played due to their increasing concentrations of wealth and leisure time, as well as the suitability of golf as a sport for an aging population.

Based on these demographic factors and current golf industry and economic trends, if we are successful in raising significant proceeds from this offering, we expect to be able to acquire golf courses and related facilities at competitive prices and we intend to use conservative leverage with the objective of being able to profitably own such properties.

Competition. Golf courses that we acquire will be subject to competition for players and members from golf courses owned by others located in the same geographic areas. Changes in the number and quality of golf courses owned by others in a particular area could have a material adverse effect on the revenues of our golf course operators and, thus, on their ability to pay rent and the ability of the golf courses to generate positive net cash flows.

MERCHANDISE MARTS

General. We have acquired, and may consider acquiring additional, merchandise marts. Merchandise marts, also commonly called trade marts, house showrooms and tradeshow space leased to merchandise manufacturers and wholesalers that market their products on site to visiting retailer buyers, specifiers and end users. Because of the significant customer base of merchandise manufacturers and wholesalers and the sensitivity of merchandise manufacturers and wholesalers to national and regional consumer trends, merchandise marts are typically located in major metropolitan areas on campuses featuring gross leasable areas of over one million square feet.

We expect to lease the merchandise marts we acquire primarily on a long-term, net lease basis to tenants that are operators who are significant merchandise mart industry leaders or to tenants who will engage selected operators who are significant merchandise mart industry leaders and who will operate our merchandise marts. The merchandise marts generally are expected to be leased pursuant to leases designed to provide us with minimum annual base rent with periodic increases over the lease term or increases in rent based on increases in consumer price indices. In addition, our leases are expected to provide for the payment of percentage rent generally based on a percentage of gross revenues at our merchandise marts over certain thresholds. As part of our leasing strategy, we plan to seek tenants who maintain a high level of merchant occupancy, aggressively market available space, and replace low volume merchants with high volume brand-name merchants.

Industry overview. We believe that there is presently an opportunity to acquire merchandise marts at reasonable prices due to their competitive position in the merchandise supply chain, high barriers to entry, significant diversification of tenants and the continued strong consumer spending trends by Baby Boomers and the subsequent demographic cohorts. Based on our research, we are of the view that because merchandise marts typically include one or more of the following types of buildings: showrooms, trade/expo centers and office buildings, the start-up resources required to launch and compete with existing merchandise marts in their respective hubs and nationally are significant. Furthermore, we believe a merchandise mart’s size allows for a breadth of selection of goods unparalleled by any other regional venue. In many cases, wholesalers market apparel, gifts, decorative accessories, home furnishings, lighting, garden accessories, floral, and gourmet goods at merchandise marts; thus, retailer buyers, specifiers, and end users are usually unable to access these wholesalers and manufacturers unless they travel to a merchandise mart. As a result, merchandise mart tenant rosters can number upwards of 1,000. Lastly, because of the favorable demographic trends described in the section of this prospectus entitled “Business – Recent Demographic Trends Which May Enhance Demand for Certain of Our Investments,” we

believe the Baby Boomers’ desire for quality retail merchandise should translate into continued economic success for merchandise mart operators, their merchandise manufacturers and tenants, and the end market broadline, specialty and boutique retailers. According to WSL Strategic Retail’s ninth annual “How America Shops” study, the percentage of older shoppers, ages 55 to 70, who are “heavy shoppers” (making four or more shopping trips weekly) increased significantly from 2002 to 2004, moving up from 22% to 35%. This increased shopping behavior likely reflects the mindset of a new generation of older shoppers, the baby boomers, who are taking their middle-aged spending habits with them.

Based on these factors, current wholesale and retail industry trends and general economic trends, if we are successful in raising significant proceeds from this offering, we expect to be able to acquire merchandise marts at competitive prices and we intend to use conservative leverage with the objective of being able to profitably own merchandise marts.

Competition. We estimate that there are eight merchandise marts with over one million square feet of space, all of which are located in Atlanta, Chicago, Dallas, Highpoint (North Carolina), Las Vegas, and two each in Los Angeles and San Francisco. We believe that competition with other merchandise marts for new and existing tenants and tradeshows is generally based on cost, location, quality of facilities, a mix of the center’s existing tenants, buyer traffic and the degree and quality of the support and marketing services provided by the owner of the merchandise mart. As a result of these factors and due to the strong merchandise manufacturer and wholesaler relationships that presently exist with the current major merchandise mart operators, we believe there are significant barriers to entry into the merchandise mart industry by new operators and/or developers.

OTHER ATTRACTIONS

Waterpark Resort Industry Overview. According to a January 2005 U.S. Realty Consultants, Inc. (“USRC”) study, the indoor waterpark resort has established itself as a viable segment of the travel industry and expanded well beyond its Wisconsin base. During the period 1983 to 2004, 60 indoor waterpark resorts opened or expanded their properties in the United States and Canada totaling approximately 2,058,000 square feet and offering over 15,000 hotel rooms. The size of indoor waterparks has grown significantly since their inception in the early 1980’s, while the average number of hotel rooms attached to these waterparks has also increased substantially over the years.

In 1994 there were six indoor waterpark resorts operating in the U.S. and Canada with a total of 1,388 guestrooms and 310,800 square feet of indoor waterpark space. This equaled approximately one guestroom per every 224 square feet of indoor waterpark space offered. By 2004, 60 indoor waterpark resorts were operating with a total of 15,023 guestrooms and 2,058,400 square feet of indoor waterpark space. This represented approximately one guestroom per every 137 square feet of indoor waterpark space. The increase in the number of guestrooms constructed has kept pace with increases in demand for indoor waterparks, which has also grown steadily.

There are 98 indoor waterpark resorts known to be in the planning or development stages in a variety of locations throughout the United States and Canada. These properties average 43,689 square feet of indoor waterpark space. These include expansions of existing hotels and development of new resorts. If all of these facilities are constructed, this would result in over 4,280,000 square feet of new indoor waterpark space. The largest developer of new projects is Great Wolf Resorts. Although the majority of the indoor waterpark resorts planned are located in northern states, the first Texas indoor waterpark is under development in Galveston. Schlitterbahn Waterparks is developing the world’s first “convertible” waterpark on 25 acres that will include an approximately 50,000 square foot indoor section with a retractable roof. The approximately 200 room resort is tentatively slated to open in 2006. Schlitterbahn operates two existing outdoor waterpark resorts in Texas.

Indoor waterpark resorts have grown in size as well as popularity since their inception in the 1980’s. The average size of the indoor waterpark component has swelled to accommodate more amenities (such as wave pools, additional activity pools, “toddler friendly” play areas, dry activity components, and more intricate tubes and slides). For example, the Great Wolf Resorts have increased the size of their indoor waterparks’ design as demand for more intricate waterplay features has increased as a result of the concept’s popularity. The Wolf Sandusky Property (which opened in 2001) was constructed with a 34,000 square foot indoor waterpark area. The Wolf Dells Property, which opened in 1997, was constructed with a 38,000 square foot indoor waterpark and has a 35,000 square foot addition under construction.

As of 2004, there were 60 indoor waterpark resorts in North America. Of those 60, 49 were indoor waterpark resorts located in the United States with nearly half located in Wisconsin. Of the 24 total Wisconsin indoor waterpark resorts, 15 are located in the Wisconsin Dells area, where the Wolf Dells Property is located. In addition, there are 11 indoor waterpark resorts in Canada, although, many other hotels in Canada offer smaller indoor water features with less than 10,000 square feet. Our Wolf Dells Property is described in the section of the prospectus entitled “Property Acquisitions – Great Wolf Waterpark Resorts.”

Waterpark Industry Competition. Waterpark resorts compete with other forms of family vacation travel, including theme parks, waterparks, amusement parks and other recreational activities, including other resorts located near these types of attractions. This business is also subject to factors that affect the recreation and leisure and resort industries generally, such as general economic conditions and changes in consumer spending habits. We believe that the principal competitive factors of a family entertainment resort include location, room rates, name recognition, reputation, the uniqueness and perceived quality of the attractions and amenities, the atmosphere and cleanliness of the attractions and amenities, the quality of the lodging accommodations, the quality of the food and beverage service, convenience, service levels and reservation systems.

A 2005 USRC survey identified 24 properties in the United States and Canada meeting their definition of an indoor waterpark destination resort that were open and 14 additional destination resorts expected to open in 2005. Two additional waterparks have been identified as under construction and are expected to open in 2006.

PROPERTY ACQUISITIONS

MERCHANDISE MARTS

Dallas Market Center Property. Through a partnership with the Dallas Market Center (“DMC”), a Dallas company affiliated with Crow Holdings, we own an 80% interest in the Dallas Market Center (the “DMC Partnership”). We acquired our interest in the DMC Partnership and the Dallas Market Center through a series of three investments contributing approximately $72.2 million in equity. The Dallas Market Center consists of the World Trade Center, the Dallas Trade Mart, the International Floral and Gift Center (the “IFGC”), Market Hall and surface and garage parking areas (collectively the “DMC Property”). The World Trade Center consists of 15 floors encompassing the Fashion Center Dallas, showrooms and retailers offering gifts and home textiles. The Trade Mart has five floors encompassing gifts, housewares and lighting. Market Hall is a consumer and tradeshow exhibition hall. The IFGC houses permanent showrooms for floral products, holiday decorative products and related accessories. The IFGC serves as the headquarters for the American Floral Industry Association and is home to two annual floral shows, the Holiday and Home Expos. DMC estimates that the Dallas Market Center receives more than 200,000 visitors each year from all 50 states and 84 countries. Each year the Dallas Market Center offers hundreds of events and seminars to assist retailers in expanding their business and profitability.

Under the terms of our partnership agreement with DMC, we receive a preferred return up to a certain threshold with that preference alternating between the partners at various thresholds thereafter. Although we own an 80% interest in the DMC Property and receive a certain return prior to any payments to DMC, DMC has equal voting rights on the management board of the DMC Property and shares control over certain key decisions with us.

On October 12, 2005, the DMC Partnership entered into a memorandum of understanding and a development agreement to develop an approximate 500,000 square foot expansion, which includes a 160,000 square foot lighting center expansion and additional parking at the Trade Mart (the “Trade Mart Expansion”). Under the memorandum, during the months of December 2005 and January 2006, we had funded approximately $9.3 million and our partner, DMC, funded approximately $2.4 million in development costs for the Trade Mart Expansion. The total estimated construction costs are expected to be approximately $21.3 million and construction is expected to be completed in early 2007. Our share of the total contribution to the DMC Partnership for the Trade Mart Expansion is estimated to be approximately $17.0 million of the total and will be made in accordance with the current partnership structure. This project is expected to retain and strengthen the property’s leading position in the lighting arena, and demonstrates the DMC Partnership’s commitment to improving the property and preserving its status as a world market center. Upon completion of the construction, the Trade Mart Expansion is expected to be leased under the existing triple-net lease to Dallas Market Center Operating L.P., a subsidiary of Crow Holdings, Inc., with rent under that lease being increased proportionately for the total cost of the Trade Mart Expansion.

The following is a description of the DMC Partnership acquisition.

Property location and description	Description of real estate acquired	Purchase price(1)	Leasable square feet

Dallas Market Center - Texas

Dallas Market Center is the world’s largest wholesale merchandise mart according to Guinness World Records. It showcases home furnishings, gifts, decorative accessories, lighting, floral, apparel and accessories. The market center hosts more than 50 wholesale markets, or tradeshows, each year.

	The facilities and long term ground leases for the underlying land for the World Trade Center, Dallas Trade Mart, the IFGC and Market Hall Related parking facilities	$ 249 million	4.8 million

FOOTNOTES:

(1)	The land leases for the parcels of land on which the Dallas Market Center and the IFGC are located each expire during the period from 2055 to 2066.

(2)	The amount represents the total purchase price paid by the DMC Partnership for the Dallas Market Center, including the assumption of existing mortgage loans totaling approximately $160 million. Our share of the total consideration contributed to the DMC Partnership was $72.2 million. The remaining $18.8 million represents the value assigned to DMC as its interest in the DMC Partnership. The federal income tax basis of the real estate assets acquired is estimated to be approximately $200 million, representing our 80% ownership interest, which will be depreciated on a straight-line basis over the estimated remaining useful lives of the assets acquired.

Leases. The DMC Partnership leases the DMC Property to Dallas Market Center Operating, L.P. and IFDC Operating L.P., both subsidiaries of the existing management company, the Market Center Management Company, Ltd. (“MCMC”). MCMC is an affiliate of Crow Holdings. MCMC or related predecessor entities have managed the DMC Property since its inception in 1957. Both leases are five-year triple-net leases with five five-year renewals. Renewals are automatic, unless the parties mutually agree in writing not to renew the leases at least seven months in advance of expiration of the applicable lease periods. The leases call for payment of the greater of minimum annual rent of approximately $23.7 million or percentage rent. Pursuant to the leases, percentage rent is equal to certain applicable percentages of various revenue thresholds achieved by MCMC at the DMC Property. We believe that the DMC Property is adequately insured. Management believes that there is no immediate need for repairs on the DMC Property. Prior to our ownership, DMC had invested approximately $50 million in improvements at the DMC Property over the last six years. Management will continue to evaluate opportunities with MCMC that could result in capital improvements as well as increased minimum annual rent at the DMC Property.

The following table contains information regarding the historical average occupancy rates for the DMC Property.

Location	Fiscal year	Average occupancy rate
Dallas Market Center - Texas	2005	93.40%
Dallas Market Center, Market	2004	93.82%
Hall and Trade Mart	2003	87.47%
	2002	89.72%
	2001	92.19%

International Floral & Gift	2005	99.20%
Center	2004	98.78%
	2003	100.00%
	2002	98.92%
	2001	99.38%

Dallas Market Center/Crow Holdings. The indirect owner of the Dallas Market Center, Crow Holdings, is the diversified group of investment companies that owns and directs the investments of the Trammell Crow family and its investment partners. Crow Holdings has significant investments including substantial stakes in privately held operating businesses around the world and in diversified financial assets. The Crow Family is one of the largest local developers in the history of Dallas, Texas, having developed with its partners more than 5 million square feet of commercial projects within the downtown Dallas district and more than 30 million square feet within the City of Dallas. Crow Holdings’ investments in the Dallas real estate market include the Dallas Market Center, the Wyndham Anatole Hotel, Crow Design District, Medical City Dallas and Trammell Crow Residential. Prior to forming the DMC Partnership, Crow Holdings, its subsidiaries and affiliates were not related to us, affiliated with us or a partner in our business.

For a discussion of the competitive factors affecting the DMC Property, see the section of this prospectus entitled “Business – Merchandise Marts.”

DESTINATION RETAIL AND ENTERTAINMENT CENTERS

Intrawest Resort Village Properties. In December 2004, we acquired an 80% interest, through unconsolidated entities (the “Intrawest Partnership”), approximately $43.7 million in retail and commercial properties at seven resort villages in the U.S. and Canada (the “Resort Village Properties”), six of which are located near ski resorts and one of which is located near a golf resort. The Resort Village Properties include:

•	the Village at Blue Mountain, Ontario;

•	Whistler Creekside, British Columbia;

•	the Village at Copper Mountain, Colorado;

•	the Village at Mammoth Mountain, California;

•	the Village of Baytowne Wharf, Florida;

•	the Village at Snowshoe Mountain, West Virginia; and

•	the Village at Stratton, Vermont.

This retail and commercial space was purchased from Intrawest Corporation in December 2004 through a series of transactions and entities in which we hold an 80% non-controlling interest. Intrawest Corporation and its affiliates collectively (“Intrawest”) owned and operated these properties prior to the transaction. Intrawest continues to hold a 20% interest and operate the properties under long-term management agreements. The resort village portfolio consists of approximately 408,000 square feet of leasable retail and commercial space.

Under the terms of our partnership agreement with Intrawest, we receive a preferred return up to a certain threshold with that preference alternating between the partners at various thresholds thereafter. Although we own an 80% interest in the property and receive a certain return prior to any payments to Intrawest, Intrawest has equal voting rights on the management board of the property and shares control over certain key decisions with us.

The resort village properties acquired are referred to herein as follows: (i) our interests at the Village at Blue Mountain and Whistler Creekside are referred to as the “Canadian Resort Village Properties” and (ii) our interests at the Village at Copper Mountain, the Village at Mammoth Mountain, the Village of Baytowne Wharf, the Village at Snowshoe Mountain and the Village at Stratton are referred to as the “U.S. Resort Village Properties.”

Resort location and description	Description of specific real estate acquired (1)	Purchase price (2)	Leasable square feet	Occupancy(3)	Major tenants and leases(4)
Blue Mountain - Ontario Blue Mountain, Ontario’s largest mountain resort, is located approximately 100 miles northwest of Toronto. The resort offers a 251-acre ski area, an 18-hole golf course ranked among the top ten resort courses in Canada and a waterfront park on Georgian Bay. The resort was the most visited ski area in Ontario with 692,000 visitors during the 2004-2005 season.	23 tenant units in 6 buildings: 12 retail, 9 food & beverage, and 2 office space located at the Village of Blue Mountain.	$10,781,000	38,293	95.1%

Tenant 1 operates a food & beverage establishment under a 20 year lease term expiring June 30, 2022 with one ten-year renewal option. The average annual base rent per annum is $153,918 (Canadian dollars) with 6% additional percentage rent.

Tenant 2 operates a food & beverage establishment under a ten year lease term expiring June 30, 2013 with two five-year renewal options. The average annual base rent per annum is $180,319 (Canadian dollars) with 7% additional percentage rent.

Whistler Blackcomb - British Columbia Located 75 miles northeast of Vancouver, British Columbia, Whistler Blackcomb is North America’s most visited ski resort. Combined, Whistler Blackcomb has over 7,000-acres of skiable area and hosted 1,750,000 skiers from around the world during the 2004-2005 season. In July 2003, the International Olympic Committee awarded the 2010 Winter Olympic Games to Vancouver/Whistler. Whistler also has three championship golf courses.	26 tenant units in 8 buildings: 11 retail, 6 food & beverage, 5 office, 2 entertain-ment and 2 vacant spaces located at Whistler Creekside.	$19,500,000	71,380	94.5%

Intrawest, as tenant, occupies office space under a 20 year lease term expiring December 31, 2024 with four five-year renewal options. The average annual base rent is $75,839 (Canadian dollars) with no additional percentage rent.

Intrawest, as tenant, operates a food & beverage operation under a 20 year lease term expiring December 31, 2024 with four five-year renewal options. The average annual base rent is $370,732 (Canadian dollars) with no additional percentage rent.

Tenant 3 operates a retail store under a ten year lease term expiring January 31, 2014 with three five-year renewal options. The average annual base rent is $247,092 (Canadian dollars) with no additional percentage rent.

Resort location and description	Description of specific real estate acquired (1)	Purchase price(2)	Leasable square feet	Occupancy(3)	Major tenants and leases (4)
Copper Mountain - Colorado Located approximately 75 miles west of Denver, Copper offers four-season appeal and is accessible by car and by air through three airports. Copper has a 2,450-acre ski area, the highest altitude championship golf course in North America, horseback riding, bungee jumping, fishing and mountain biking accessed via chairlift. The resort received approximately 1.1 million skier visits during the 2004-2005 season.	49 tenant units in 10 buildings: 15 retail, 12 food & beverage, 18 office, and 1 entertainment space located at the Village at Copper Mountain	$23,300,000(5)	94,942	100.0%	There is no individual tenant occupying a tenant space that represents more than 10% of the gross leasable area. At closing, an Intrawest affiliate executed leases for multiple tenant units that, in the aggregate, account for more than 10% of the gross leasable area. The leases each have an initial term of 15 or 20 years, four five-year renewal options and base rents per annum approximating market rates. All vacant space was also leased at closing by an Intrawest affiliate pursuant to interim leases, for a term of four years with base rent per annum approximating market rates.

Mammoth Mountain - California Located in the Sierra Nevada mountain range, Mammoth is close to the heavily populated southern California market from which it draws most of its visitors. The resort received 1.5 million skier visits during the 2004-2005 ski season. Mammoth has a 3,500-acre ski area with 185 trails and two golf courses in Mammoth Lakes.	31 tenant units in 4 buildings: 16 retail, 11 food & beverage, and 4 office spaces located at the Village at Mammoth Mountain	$22,300,000	57,925	92.3%	One of the tenants operates a food and beverage establishment under a ten year lease term expiring June 30, 2013, with two five-year renewal options. The average annual base rent is approximately $218,700 with 8% additional percentage rent.

Resort location and description	Description of specific real estate acquired (1)	Purchase price(2)	Leasable square feet	Occupancy(3)	Major tenants and leases (4)
Sandestin Golf & Beach Resort - Florida Sandestin is a 2,400-acre resort located in northwestern Florida, between Pensacola and Panama City. The resort has four championship golf courses, 65,000 square feet of conference facilities, a 56,000 square foot retail village, a 98-slip full-service marina, 15 tennis courts, and 20 restaurants and bars.	32 tenant units in 14 buildings: 15 retail, 13 food & beverage, 3 office spaces, and 1 entertainment space located at the Village of Baytowne Wharf	$17,100,000	56,113	100.0%

One of the tenants operates a food and beverage establishment under a ten year lease term expiring June 30, 2012 with two five-year renewal options. The average annual base rent is approximately $186,424 with 6% additional percentage rent.

Another tenant operates a food and beverage establishment under a ten year lease term expiring June 30, 2012 with two five-year renewal options. The average annual base rent is approximately $111,255 with 6% additional percentage rent.

At closing, an Intrawest affiliate leased multiple spaces pursuant to leases each having an initial term of 15 years, with four five-year renewal options and base rents per annum approximating market rates.

Snowshoe Mountain - West Virginia Snowshoe is the largest ski resort in the mid-Atlantic region of the United States comprised of 11,000 acres. The resort offers a 224-acre ski area, the Raven Golf Club with an 18-hole championship golf course, over 100 miles of biking trails, various tennis and swimming facilities, horseback riding and miniature golf. The resort received 480,000 skier visits during the 2004-2005 ski season.	17 tenant units in 4 buildings: 10 retail, 5 food & beverage, 1 office and 1 spa space located in the Village at Snowshoe Mountain	$8,400,000	37,223	96.7%

Intrawest, as tenant, operates a food and beverage establishment under a 15 year lease term expiring December 31, 2019 with four five-year renewal options. The annual base rent is approximately $187,968, with 7% additional percentage rent.

Another tenant operates a food and beverage establishment under a ten year lease term expiring June 30, 2013 with two five-year renewal options. The average annual base rent is $120,073 with 7% additional percentage rent.

At closing, an Intrawest affiliate leased multiple spaces pursuant to leases each having an initial term of 15 years, with four five-year renewal options and base rents per annum approximating market rates.

Resort location and description	Description of specific real estate acquired (1)	Purchase price(2)	Leasable square feet	Occupancy(3)	Major tenants and leases (4)
Stratton - Vermont Located 140 miles northwest of Boston, Stratton draws most of its visitors from New York, Connecticut, New Jersey and Massachusetts. The resort received 400,000 skier visits during the 2004-2005 ski season. The resort offers a 583-acre ski area, a 27-hole Stratton Mountain championship golf course, a 22-acre golf school and the Gunterman Tennis School, one of the top tennis schools according to Tennis Magazine and Travel and Leisure Magazine.	23 tenant units in 11 buildings: 13 retail, 4 food & beverage, 3 office and 3 entertainment spaces located in the Village at Stratton	$9,500,000	46,812	100.0%

One tenant operates a food and beverage establishment under a five year lease term expiring December 31, 2008 with eight five-year renewal options. The lease terms stipulate percentage rent of 6% only over the initial term of the lease.

At closing, an Intrawest affiliate leased multiple spaces pursuant to leases having an initial term of 15 or 20 years, with four five-year renewal options. All vacant space was leased at closing by Intrawest affiliates pursuant to interim leases, for a term of four years with base rent per annum approximating market rates.

FOOTNOTES:

(1)	This description is not intended to provide a legal description of transferable real estate, but is only intended to be a general description of the property and its current usage.

(2)	The purchase price is approximate and excludes acquisition and closing costs. The estimated federal income tax basis of the depreciable portion (building and improvements) of the Canadian Resort Village Properties acquired is approximately $12,100,000 for the Village at Blue Mountain and $21,000,000 for Whistler Creekside, including a portion of the acquisition costs. The estimated federal income tax basis of the depreciable portion (building and improvements) of the U.S. Resort Village Properties acquired, including a portion of the acquisition costs, and reflecting our 80% ownership interest, are as follows:

Copper	$18,823,000
Mammoth	18,573,000
Sandestin	14,513,000
Snowshoe	7,198,000
Stratton	7,783,000

These amounts are approximate and will be depreciated over the estimated remaining useful lives of the assets acquired.

(3)	The information provided for the Resort Village Properties is as of December 31, 2005. The occupancy data for the U.S. Resort Village Properties includes occupied space that is leased to Intrawest affiliates, but does not include vacant space that is leased to Intrawest or its affiliates pursuant to four-year interim leases as described herein.

(4)	Represents the individual tenants leasing 10% or more of the U.S. or Canadian Resort Village Properties leasable square footage. The “average annual base rent” was calculated by adding the base annual rents applicable to each lease year during the initial term (or during the current renewal term, if applicable), and dividing by the number of years in that term. The leases for the Resort Village Properties are gross leases, meaning that the tenants pay their proportionate share of operating expenses above a contractual base amount.

Due to certain legal, tax and lender requirements, the Canadian Resort Village Properties were acquired by us through a trust. In order to provide a portion of the funds required for our acquisition of the Canadian Resort Village Properties, the partners each made loans to the purchasing trust in the amounts of $8,820,000 and $2,280,000, respectively (collectively the “Mezzanine Loans”). The Mezzanine Loans are secured by pledges of the beneficial interests in the newly formed CNL Retail Upper Holding Trust that is also our wholly owned subsidiary and the owner of 99% of the beneficial interests in the trust. The Mezzanine Loans are fully subordinated to a mortgage loan in the amount of approximately $22,167,000 (at January 4, 2006, $1.00 Canadian dollar was equal to approximately $0.87 U.S. dollars), from Congress Financial Corporation, an affiliate of Wachovia Bank, N.A. Intrawest will not be a beneficiary of the trust, but indirectly must consent to certain actions of the trust.

In connection with the acquisition of the Canadian Resort Village Properties, we acquired, through a wholly owned subsidiary, the exclusive and irrevocable option to purchase certain new commercial space that may be developed by Intrawest at Blue Mountain Resort. We purchased the option for approximately $300,000 and it expires on December 31, 2024. Further, in conjunction with the purchase of the U.S. Village Resort Properties, certain Intrawest affiliates granted the Intrawest Partnership an option to purchase, from time to time, additional properties at each of the resort villages that may be developed in the future by Intrawest Resorts or any wholly-owned subsidiary of Intrawest Resorts as commercial property. No additional consideration was paid for this option. The purchase price of any additional property to be purchased will be an amount equal to 115% of Intrawest’s costs. The term of the option expires on December 31, 2024. The Intrawest Partnership was also granted a right of first offer for the purchase of certain existing commercial spaces owned by Intrawest and its affiliates at each of the resorts.

In connection with the purchase of the Resort Village Property at Copper Mountain, Colorado, the Intrawest Partnership agreed to pay additional future purchase consideration contingent upon the Copper Mountain property achieving certain levels of financial performance, as specified in the purchase and sale agreement. The amount of the contingent purchase price will be determined as of December 31, 2008, and in no event, will the amount exceed $3.75 million. We have guaranteed the full amount of the payment of the contingent purchase price to Intrawest on behalf of the Intrawest Partnership.

We do not expect to make significant repairs or improvements to either the Resort Village Properties over the next few years other than normal and customary tenant improvements. Reasonable reserves are expected to be set aside to fund capital improvements based on a percentage of annual lease revenues generated from the U.S. and Canadian Resort Village Properties. At the U.S. Resort Village Properties, we anticipate the replacement of underground storage tanks that are located at Stratton. Intrawest has provided its share of potential future costs relating to the replacement of the storage tanks. We believe that the U.S. and Canadian Resort Village Properties are adequately insured. The U.S. and Canadian Resort Village Properties will be managed by affiliates of Intrawest. The management agreements provide for an initial operating term of 20 years and expire on December 31, 2024 and four five-year renewal options, subject to certain termination rights. The managers will be paid a fee based upon a percentage of revenues of the respective U.S. and Canadian Resort Village Properties.

As of December 15, 2004, Intrawest, through various subsidiaries and affiliates, leased approximately 35% in the aggregate of the total gross leasable space of the Resort Village Properties. Upon closing of both the U.S. and Canadian transactions, Intrawest executed interim leases for all vacant space. The interim leases for the U.S. Resort Village Properties are for a term of four years expiring in December 2008 or until otherwise leased with minimum base rents at market rates. The interim leases for the Canadian Resort Village Properties are for a term of ten years expiring in December 2014 or until otherwise leased with minimum base rents at market rates. As of December 31, 2005 and 2004, there were six and eight tenants, respectively, that each leased in total more than 10% of the gross leasable space at their respective locations of the Resort Village Properties. These tenants collectively contributed approximately 15.0% and 11.0%, respectively, of the total rental income generated by the Resort Village Properties for the years ended December 31, 2005 and 2004. In addition, Intrawest, through various affiliates, leased approximately 45.0% and 35.0%, respectively, of the gross leaseable space at the Resort Village Properties as of December 31, 2005 and 2004.

At the closing of the acquisition of the Resort Village Properties, Intrawest entered into new leases for certain commercial space in the Resort Village Properties that is occupied by Intrawest or its affiliates. The new leases are gross leases that have terms of 15 or 20 years, with four five-year renewal options and annual base rents approximating market rates. Additionally, Intrawest provided a full recourse indemnity guaranteeing the payment of contractual rents for all existing leases made to Intrawest or any of its affiliates for the term of each of those respective leases.

The table below presents information about the leases at each Resort Village Property that will expire during the next ten years (2006 through 2015). The years in which no leases are scheduled to expire have been omitted.

Location	Year	Number of leases expiring(1)	Total square feet of expiring leases	Annual base rents of expiring leases(2) (4)		Percentage of gross annual base rents represented by such leases (4)
Blue Mountain	2006	2	3,594	$213,000		12.0%
	2007	7	11,829	701,000		39.3%
	2008	4	2,197	127,000		7.1%
	2009	1	1,072	61,000		3.4%
	2010	1	921	53,000		3.0%
	2013	3	9,753	627,000		35.2%
Whistler Creekside	2008	3	3,305	$203,000		10.8%
	2009	7	8,567	501,000		26.8%
	2012	1	5,147	231,000		12.3%
	2014	7	17,937	938,000		50.1%
Copper	2006	4	6,271	$218,000		14.9%
	2007	4	6,477	164,000		11.2%
	2008	12	24,830	849,000		57.9%
	2010	1	882	30,000		2.0%
	2012	1	2,428	95,000		6.5%
	2013	2	4,780	110,000		7.5%
Mammoth	2007	1	682	$39,000		1.3%
	2008	19	29,046	1,614,000		51.8%
	2009	1	992	56,000		1.8%
	2013	6	21,793	1,215,000		39.0%
	2014	3	3,360	191,000		6.1%
Sandestin	2007	9	9,208	$353,000		21.0%
	2008	5	4,612	182,000		10.8%
	2011	1	445	—	(3)	0.0%
	2012	9	30,804	1,149,000		68.2%
Snowshoe	2006	2	1,364	$79,000		10.4%
	2008	2	5,168	213,000		28.0%
	2009	1	1,502	107,000		14.1%
	2010	1	2,600	125,000		16.4%
	2013	1	4,831	237,000		31.1%
Stratton	2006	1	574	$22,000		4.9%
	2007	3	3,430	131,000		29.2%
	2008	4	17,908	227,000		50.5%
	2009	1	964	35,000		7.8%
	2013	1	3,025	34,000		7.6%

FOOTNOTES:

(1)	Based upon the initial lease term or renewal options currently exercised. Most of the leases include renewal options that, if exercised, will result in the leases expiring in later years.

(2)	All amounts are presented in U.S. dollars.

(3)	Lease will commence in 2008 and expire in 2011. Base rent at time of expiration cannot currently be projected.

(4)	The gross annual base rent for each location was calculated based on the total monthly base rent as of January 1, 2006 annualized.

The following table presents the historical operating data of the Resort Village Properties including average occupancy rates and effective annual rents per square foot for the past five years or the period during which the property has been in operation, whichever is longer.

Location	Fiscal year (1)	Average occupancy rate	Effective annual rent per square foot (2)
Blue Mountain(3)	2004	95%	$26.70
	2003	100%	31.94
	2002	— (4)	—	(4)
Whistler Creekside(3)	2004	86%	$11.37	(5)
	2003	100%	—	(5)
	2002	100%	—	(5)
	2001	100%	—	(5)
Copper(6)	2004	73%	$18.42
	2003	82%	19.94
	2002	81%	15.21
Mammoth(7)	2004	86%	$25.40
	2003	0%	—
Sandestin(8)	2004	100%	$36.24
	2003	100%	20.54
	2002	0%	—
Snowshoe(9)	2004	86%	$22.22
	2003	83%	21.72
	2002	91%	21.50
	2001	91%	—
	2000	91%	—
Stratton	2004	100%	$25.35
	2003	100%	15.97
	2002	100%	21.55
	2001	100%	10.67
	2000	100%	8.18

FOOTNOTES:

(1)	Data is presented for the respective fiscal year ended June 30.

(2)	The effective annual rent per square foot for each Resort Village Property was calculated by dividing the total annual rent by the total leasable square footage in the Resort Village Property at year end (including vacant spaces), subject to adjustment per notes 1, and 4-6.

(3)	Expressed in Canadian dollars. On January 4, 2006, $1.00 Canadian dollar was equal to approximately $0.87 U.S. dollars.

(4)	Construction of the first building was completed in fiscal year 2002; however, no tenants occupied the space until fiscal year 2003. A new building was completed during fiscal year 2003 and was under lease-up during fiscal year 2004.

(5)	The annual revenue used to calculate the effective annual rent per square foot does not reflect rent for Intrawest and its related party tenants who were not charged rent during the periods prior to the sale of the Canadian Resort Village Properties. The occupancy rate, however, reflects the occupancy of all commercial space at Whistler Creekside that is included in this transaction, including commercial space occupied by Intrawest and its affiliates.

(6)	Annual revenue used to calculate the effective annual rent per square foot does not reflect rent for Intrawest and its related party tenants who were not charged rent during the periods prior to the sale of the U.S. Resort Village Properties. The underlying square footage data used to calculate the occupancy excludes the retail and commercial space occupied by Intrawest and its related party tenants who were not charged rent.

(7)	Construction of the retail and commercial space was completed in fiscal year 2003; however, no tenants occupied the space until fiscal year 2004.

(8)	Construction of the retail and commercial space was completed on the first building in fiscal year 2002; however, no tenants occupied the space until fiscal year 2003.

(9)	Financial information for the commercial assets at Snowshoe is not available prior to fiscal year 2000, as the accounting and reporting of the commercial asset was integrated with the reporting of the resort’s operations.

Intrawest. Intrawest, headquartered in Vancouver, British Columbia, Canada owns or controls ten mountain resorts in North America’s most popular mountain destinations, including Whistler Blackcomb, a host venue for the 2010 Winter Olympic Games. Intrawest also owns Sandestin Golf and Beach Resort in Florida and has a premier vacation ownership business, Club Intrawest. Intrawest is developing an additional six resort villages at locations in North America and Europe. Intrawest has a 45% interest in Alpine Helicopters Ltd., owner of Canadian Mountain Holidays, the largest heli-skiing operation in the world. We believe that one of Intrawest’s key strengths is its ability to combine expertise in resort operations with real estate development. With Intrawest’s combination of high-quality resort services, amenities and innovative residential and commercial real estate development, we expect that the Intrawest resorts and villages will continue to attract visitors and buyers of real estate. Prior to executing the VFA, none of Intrawest, its subsidiaries, or affiliates were related to us, affiliated with us or a partner in our businesses.

OTHER ATTRACTIONS

Great Wolf Waterpark Resorts. On October 3, 2005, we entered into a venture formation and contribution agreement (the “Wolf VFA Agreement”) with Great Bear Lodge of Wisconsin Dells, LLC (“Wolf Dells”), Great Bear Lodge of Sandusky, LLC (“Wolf Sandusky”) and Great Wolf Resorts, Inc., the parent company of Wolf Dells and Wolf Sandusky (collectively, “Great Wolf”). On October 7, 2005, Wolf Dells and Wolf Sandusky formed a partnership (the “Wolf Partnership”) and contributed the waterpark resort and hotel properties known as “Great Wolf Lodge-Wisconsin Dells” in Wisconsin Dells, Wisconsin (the “Wolf Dells Property”) and “Great Wolf Lodge-Sandusky” in Sandusky, Ohio (the “Wolf Sandusky Property”), valued at an approximate $114.5 million in the aggregate, to the Wolf Partnership in exchange for partnership interests. On October 11, 2005, in accordance with the Wolf VFA Agreement, we acquired partnership interests in the Wolf Partnership representing an approximate 61.1% interest in the two waterpark resorts through a cash purchase price of approximately $69.6 million. At closing there was no debt on either the Wolf Sandusky Property or the Wolf Dells Property. On November 3, 2005, we invested approximately $10.1 million in additional capital in the Wolf Partnership, increasing our ownership interest to 70%.

We receive a preferred return on our invested capital up to a certain threshold, after which Great Wolf receives its preferred return up to a certain threshold, and then returns are split pro rata. Capital proceeds upon liquidation of the venture will be split pro rata between the partners. Although we own an 70% interest in the property and receive a certain return prior to any payments to Great Wolf, Great Wolf has equal voting rights on the management board of the property and shares control over certain key decisions with us. Great Wolf may receive additional funds up to $3.0 million per waterpark resort if those properties achieve certain financial performance goals during 2007 and 2008.

The Wolf Dells Property is a waterpark resort located in the Wisconsin Dells, Wisconsin approximately one hour from Madison, Wisconsin and two hours from Milwaukee, Wisconsin. The property includes 309 guest suites, 77 condominium units with 128 rooms, a 64,000 square foot indoor entertainment area with a 76,000 square foot waterpark, five restaurants, 5,400 square feet of meeting space, a concept spa and salon, an arcade and a gift shop. The Wolf Sandusky Property is a waterpark resort located in Sandusky, Ohio on Lake Erie, approximately one hour from Cleveland, Ohio and two hours from Detroit, Michigan. The property includes 271 guest suites, a 42,000 square foot indoor entertainment area with a waterpark, two 150-seat restaurants, 6,000 square feet of meeting space, a fitness center, an arcade and a gift shop. We believe that there is no immediate need for repairs at either waterpark.

The approximate federal income tax basis of the depreciable portion (the building and equipment portion) of each of the properties is set forth below (the balances are presented at our approximate 70.0% interest):

Property	Estimated federal income tax basis
Wolf Dells	$38,500,000
Wolf Sandusky	$31,300,000

On October 11, 2005, two subsidiaries of the Wolf Partnership entered into separate lease agreements as landlords with two affiliated tenant partnerships as tenants for the leasing of each of the waterpark resorts. The Wolf Dells Property and the Wolf Sandusky Property are each operated by an affiliate of Great Wolf Resorts, Inc. pursuant to separate management agreements and separate coterminous license agreements. Under this structure, we lease the properties to affiliated tenant partnerships, and our ownership in such tenant partnerships is held through a taxable REIT subsidiary, or “TRS”. The tenant partnerships owned by the TRS lease the properties from affiliated landlord entities and engage third-party managers to conduct day-to-day operations, as opposed to a structure whereby the affiliated landlord entities lease the properties to third-party tenants in exchange for rental revenue. For properties owned and leased to related tenants, our financial statements will include the operating results of the resorts rather than rent that would be recorded if such properties were leased to unrelated third-party tenants as equity in earnings (losses) of unconsolidated entities. The general terms of the lease agreements are described in the section of the prospectus entitled “Business – Description of Property Leases.”

On March 1, 2006, the Wolf Partnership closed on a $63.0 million mortgage financing. According to the terms of the joint venture, we received 70.0% of the loan proceeds, or approximately $44.1 million in cash. We anticipate using the loan proceeds to make additional acquisitions or loans and for working capital purposes. The loan to the Wolf Partnership carries a fixed-rate of 6.08% and is secured by the Wolf Dells Property and the Wolf Sandusky Property and a guaranty of nonrecourse obligations by the joint venture partners. The term of the loan is seven years. The loan is “interest only” for the first three years with principal and interest payments thereafter based on a 30-year amortization. The loan was originated by Citigroup through NSPL, Inc., a loan funding affiliate.

Two putative class action lawsuits have been filed against Great Wolf Resorts, Inc., and other defendants, alleging violations of Federal securities laws.

To evaluate the financial condition and operating performance of our lodging related properties, management regularly reviews operating statistics such as RevPAR, ADR and occupancy levels. These statistics are compared with historical and budgeted statistics as well as those for our industry and peer groups. RevPAR is a commonly used measure within the lodging industry to evaluate hotel and resort operations. We define RevPAR as (1) the average daily room rate, or ADR, charged, multiplied by (2) the average daily occupancy achieved. We define ADR by dividing room revenue by the total number of rooms occupied by hotel and resort guests on a paid basis during the applicable period. RevPAR does not include revenue from food and beverage, telephone services or other guest services generated by the Property. Although RevPAR does not include these ancillary revenues, we consider this measure to be the leading indicator of core revenues for our hotels and resorts. We closely monitor changes in RevPAR because changes that result from occupancy as compared to those that result from room rate have different implications on overall revenue levels, as well as incremental operating profit. For example, increases in occupancy at a hotel or resort may lead to increases in ancillary revenues, such as food and beverage and other hotel and resort amenities, but also additional incremental costs (including housekeeping services, utilities and room amenity costs). RevPAR increases due to higher room rates would not generally result in these additional room-related costs. For this reason, while operating profit would typically increase when occupancy rises, RevPAR increases due to higher room rates would have a greater impact on our profitability. The data available to make comparisons is limited by the amount, timing and extent of recent acquisitions we have made.

The following table contains information on the historical average occupancy rates, ADR and RevPar for the Wolf Dells Property and the Wolf Sandusky Property.

Location	Fiscal year		Average occupancy rate	ADR	RevPar
Great Wolf Lodges - Wisconsin & Sandusky	2005		58.5%	$194.74	$118.51
	2004		65.0%	188.76	136.18
	2003		64.8%	199.72	137.33
	2002		66.6%	192.49	136.59
	2001	(1)	67.8%	196.36	133.72

FOOTNOTES:

(1)	Property opened in March 2001.

Great Wolf Resorts, Inc. Great Wolf Resorts, Inc., headquartered in Madison, Wisconsin, is the nation’s largest owner, operator, and developer of family-oriented, destination resorts featuring indoor waterparks. The company owns, operates and franchises these primarily drive-to resorts under both the Great Wolf Lodge and Blue Harbor Resort brands. Great Wolf has owned and developed hotels since 1995 and has been involved with the indoor waterpark business since acquiring the Great Wolf Lodge in the Wisconsin Dells in 1999. Prior to the executing of the Wolf VFA Agreement, neither Great Wolf nor its subsidiaries or affiliates were related to us, affiliated with us or a partner in our businesses.

License and Management Agreements. A subsidiary of Great Wolf will continue to manage the Wolf Dells Property and the Wolf Sandusky Property and will license the Great Wolf Lodge brand to the Wolf Partnership pursuant to 15-year management and license agreements with two 5-year extensions, which are subject to performance termination provisions by the tenant partnerships. These agreements provide for a base management fee of 3.0% of gross revenues, incentive management fees upon achievement of certain financial performance goals by the properties and a base license fee of 3.0% of gross revenues.

Development Agreement. Prior to the contribution of the Wolf Dells Property to the Wolf Partnership, Great Wolf commenced construction of an additional 38,000 square foot indoor waterpark attraction at an estimated total cost of $14.8 million. The waterpark expansion was completed in March 2006 and includes a wave pool and other amenities and features. The expansion brings the total square footage of waterpark space at the Wolf Dells Property to 76,000 square feet. The costs of the expansion were funded in escrow at the October 11, 2005 closing and were included in our approximately $69.6 million contribution. At the Wolf Sandusky Property, we estimate only customary improvements will be required. We believe that both the Wolf Dells Property and the Wolf Sandusky Property are adequately insured.

Competition. Based on the 2005 USRC survey, Great Wolf’s eight resorts that are expected to be open at the end of 2005 will comprise approximately 21% of the supply of existing destination waterpark resorts in this market segment. In the Sandusky, Ohio market, there are few other family entertainment resorts featuring indoor waterparks. In May 2005, the Kalahari Sandusky Resort opened, adding another 596 rooms and an 80,000 square foot indoor waterpark to the market. The opening of the resort, combined with introductory room rate pricing, negatively impacted the performance of Great Wolf during the summer season. In the Wisconsin Dells, Wisconsin, where indoor waterparks were first introduced, there are approximately 16 other resorts and hotels with some type of indoor water-related activity or amenity. As a result, our waterpark resorts face significant competition from both lower priced unthemed waterparks and larger, more expensive waterparks with thrill rides and other attractions in the Wisconsin Dells market. While the Wisconsin Dells market has a significant number of resorts with indoor waterparks, we believe the competitive landscape in that small, regional market is not representative of the competition we may face if we further expand our portfolio of waterpark resorts. The vast majority of indoor waterpark resorts in Wisconsin Dells are family-owned or privately operated businesses that have yet to develop additional resorts outside of that market.

Competition within the waterpark resort market will increase in the foreseeable future. We believe that a number of other resort operators are developing or considering the development of family entertainment resorts with indoor waterparks, which will compete with the waterpark resorts in which we own interests. One such resort is being constructed by a competitor in Sandusky.

Gatlinburg Sky Lift Attraction. Pursuant to the terms of an asset purchase agreement (the “Cypress-Gatlinburg Asset Purchase Agreement”) with Cypress Bowl Recreations, LP (“Boyne–Cypress”) and Gatlinburg Skylift, LLC (“Boyne–Gatlinburg”), the Gatlinburg Sky Lift in Gatlinburg, Tennessee (the “Gatlinburg Sky Lift Property”) was acquired on December 22, 2005 from Boyne–Gatlinburg for approximately $19.9 million, excluding acquisition costs. Boyne–Cypress and Boyne–Gatlinburg are both subsidiaries of Boyne USA, Inc. (“Boyne”). The acquisition included an assignment of the existing ground lease and easements to the mountain on which the sky lift operates. There is no existing debt on the Gatlinburg Skylift Property. Also on December 22, 2005, we entered into a long term triple-net lease with Boyne–Gatlinburg to operate the attraction. The initial lease term expires on March 31, 2026 and has four five-year renewal options. Boyne also received the option to repurchase the property in the future at an amount sufficient to provide us with a stated rate of return on our initial purchase price. The option can be exercised by Boyne beginning on March 31, 2012 until March 31, 2030 or upon termination of the lease, whichever is earlier. Reasonable reserves will be set aside to fund annual improvements. We do not expect to make We believe that the Gatlinburg Sky Lift Property is adequately insured that there is no immediate need for repairs on the Gatlinburg Skylift Property.

In operation since 1954, the attraction consists of an uphill chairlift and ticket office. The scenic overlook from the sky lift affords views of the Smoky Mountains on the way to the top of Crockett Mountain, which towers more than 500 feet over Gatlinburg. An estimated 13.2 million visitors come to the tourist towns of Tennessee’s Sevier County each year, which includes Gatlinburg and Pigeon Forge. According to the National Park Service, Great Smoky Mountains National Park is the country’s most visited national park, and is located within 550 miles of one-third of the American population. For the past five years, the property has attracted more than 400,000 visitors annually.

The following table sets forth the location of the Gatlinburg Sky Lift Property and a summary of the principal terms of the acquisition and lease of the property.

PROPERTY ACQUISITIONS

Property location and description	Purchase price(1)	Date acquired	Lease term and renewal options	Minimum annual rent	Percentage rent(2)
Gatlinburg Sky Lift The Gatlinburg Sky Lift Property is a sky lift attraction located in Gatlinburg, Tennessee. The property includes an uphill chairlift and ticket office.	$19,940,000	12/22/05	20 years; four 5-year renewal options; lease will be cross-defaulted with Cypress Mountain	10.25%, increasing 25 basis points annually and capped at 13.0% ($2,078,120 in the initial year); guaranteed by Boyne for first 4 years	3.0% of gross revenues

FOOTNOTES:

(1)	Purchase price does not include acquisition costs and approximates the federal tax basis of the assets acquired. The federal income tax basis for the Gatlinburg Sky Lift Property is estimated to be $19,940,000.

(2)	Percentage rent will be paid in addition to minimum rent.

Boyne USA, Inc. Boyne’s primary business is the operation of geographically diverse four season destination resorts and day-ski venues located near major metropolitan areas. The business has been managed by the Kircher family since 1948 and is the largest privately owned four season resort company in North America. The founder, Everett Kircher, is recognized within the ski community as having been a pioneer with a passion for winter sports and the outdoors. Along with Cypress Mountain and the Gatlinburg Sky Lift, Boyne owns Big Sky Resort in Montana, Crystal Mountain in Washington, Brighton Ski Resort in Utah and Boyne Mountain, Boyne Highlands and The Inn at Bay Harbor, three of Michigan’s premier snowsports and golf resorts. Prior to executing the Cypress-Gatlinburg Asset Purchase Agreement, neither Boyne nor its subsidiaries, or affiliates were related to us, affiliated with us or a partner in our businesses.

Competition. The Gatlinburg Sky Lift Property is located in Gatlinburg, Tennessee and is a tourist destination bordering Great Smoky Mountains National Park. Ober Gatlinburg, America’s largest aerial tramway, is located a short distance from the Gatlinburg Sky Lift. Other area tourist attractions, such as Ripley’s Believe It Or Not Museum compete with the Gatlinburg Sky Lift for tourists’ time and entertainment dollars. Other competing Gatlinburg attractions include the Guinness World of Records Museum, the Gatlinburg Space Needle, Rafting in the Smoky Mountains and a Star Cars Museum.

PENDING INVESTMENTS

SKI PROPERTY

Cypress Mountain Ski Area. As of March 14, 2006, pursuant to the Cypress-Gatlinburg Asset Purchase Agreement, we agreed to acquire Cypress Mountain, a ski attraction located in British Columbia (the “Cypress Mountain Property”) from Boyne-Cypress, a subsidiary of Boyne. The acquisition is expected to take place no later than 180 days from December 22, 2005, the date of our original agreement. We expect to grant Boyne the option to repurchase the property from us at a price that will result in a fixed return to us. The option will be exercisable beginning in the seventh year through the 25th year following the acquisition.

We will not assume any debt, and at this time we do not foresee obtaining debt financing on the Cypress Mountain Property. The property is located on land owned by the British Columbia provincial authority, which has issued a permit allowing Boyne’s use and operation of a ski area for a term that expires in 29 years. Subject to the approval of the provincial authority, the permit will be assigned to us. As of the date of this filing, we are seeking to finalize the transfer of the permit. Additionally, our acquisition of the Cypress Mountain Property is subject to the satisfaction of certain conditions related to potential environmental issues at the property. We anticipate that the property will be adequately insured if it is acquired. Income and distributions related to this investment may be subject to foreign taxation.

The Cypress Mountain ski area is a freestyle skiing and snowboarding attraction located approximately 20 minutes north of Vancouver, British Columbia. The property includes 38 downhill runs, 5 chairlifts and a base lodge, and has been chosen to host the Freestyle Skiing and Snowboarding competitions for the 2010 Winter Olympics. With an average annual snowfall of 20 feet and 250 skiable acres, Cypress Mountain is the second most visited ski area in British Columbia, logging over 350,000 skier visits in 2004. With the largest vertical rise (1,680 feet) on the North Shore of Vancouver, the ski area offers downhill skiing, snowboarding and cross-country skiing activities for more than 2,000 skiers per day on 12 miles of groomed trails. The ski area offers night skiing/riding, snowsport instruction for entry-level to advanced skiers, a cafeteria, lounge facilities and an equipment retail, rental and repair shop. It is primarily a family-oriented, day-ski venue. It is expected that the property will benefit directly from an estimated $10.3 million in pending improvements to be made and paid for by the Vancouver Olympic Committee. The improvements for these events will include the installation of an additional chairlift, snowmaking equipment, an aerial jump site, a mogul course and a snowboard half-pipe.

This acquisition is subject to the fulfillment of certain conditions which include negotiation and execution of definitive documents, completion of customary closing conditions and certain special conditions. There can be no assurance that any or all of these conditions will be satisfied or, if satisfied, that the property will ultimately be acquired. If acquired, the lease for the property is expected to be entered into on substantially the same terms described in the section of the prospectus entitled “Business – Description of Property Leases.”

Leases. Summarized below are the expected lease terms for Cypress Mountain. More information relating to this property and its related lease will be provided if and when it is acquired.

PENDING INVESTMENT

Property	Estimated purchase price(1)	Estimated lease term and renewal options(2)	Estimated minimum annual rent	Estimated percentage rent(3)

Cypress Mountain Property The property is located approximately 20 minutes north of Vancouver, British Columbia and includes 38 downhill runs, 5 chairlifts and a base lodge.	$27,500,000	20 years; four 5-year renewal options; lease will be cross-defaulted with Gatlinburg lease(4)	10.25%, increasing 25 basis points annually; capped at 13.0% (estimated to be approximately $2,854,625 in the initial year); guaranteed by Boyne for first 4 years	9.0% of gross revenues in excess of $10 million

FOOTNOTES:

(1)	Estimated purchase price does not include acquisition costs.

(2)	The lease is expected to be on a triple-net basis.

(3)	Percentage rent will be paid in addition to minimum rent.

(4)	Renewals will be subject to term of Canadian Permit, currently expiring in 2034.

Competition. The Cypress Mountain Property is located in British Columbia and generally competes with 36 other ski and snowboard areas including Big White Ski Resort, Apex Mountain, Crystal Mountain, Mt. Washington, Phoenix Mountain, Powder King, Summit Lake and Whitewater Ski Resort. Whistler and Blackcomb Mountains, Grouse Mountain and Mount Seymour are the closest in proximity to Cypress Mountain. Whistler and Blackcomb Mountains are located only two hours from Vancouver, British Columbia. Whistler Mountain has an average annual snowfall of 30 feet, 4,757 skiable acres, over 100 trails, 8 restaurants, a peak elevation of 7,160 feet and 16 chairlifts. Blackcomb Mountain has an average annual snowfall of 30 feet, 3,414 skiable acres, over 100 trails, 9 restaurants, a peak elevation of 7,494 feet and 17 chairlifts. In addition, Grouse Mountain and Mount Seymour, located only 15 minutes from downtown Vancouver, compete directly with Cypress Mountain for day skier visits. Grouse Mountain offers a summit elevation of 4,100 feet, a vertical drop of 1,260 feet, 212 skiable acres, 9 chairlifts, 24 trails and an average annual snowfall of 10 feet. Mount Seymour has a summit elevation of 4,134 feet, a vertical drop of 1,115 feet, 600 skiable acres, 5 chairlifts, 24 trails and an average annual snowfall of over 14 feet.

DEALERSHIP PROPERTY

Harley Dealership. On March 10, 2006, we committed to purchase the Route 66 Harley-Davidson dealership in Tulsa, Oklahoma. The 46,000 square foot facility includes merchandise, parts and service departments, the 4,000 square foot “5 & Diner” restaurant, as well as conference and event facilities. The Harley dealership was named the 2006 Grand Prize Winner among Dealernews Top 100 powersport retailers in the country. The Harley dealership will be acquired in a 100% sale lease back with a purchase price of $6.5 million. We anticipate that we will enter into a twenty year triple-net lease with the current owner of the property, Route 66 Real Estate, LLC. The transaction is expected to close in the second quarter of 2006. The acquisition of the Harley dealership will follow the satisfactory completion of due diligence. There can be no assurance that due diligence will be successfully completed, that the final terms of the acquisition will be satisfactory to our board of directors or that such closing will occur. Route 66 Real Estate, LLC acquired the Harley dealership in December of 1998. The dealership was re-branded with Route 66 and a new prototype dealership.

Leases. Summarized below are the expected lease terms for the Harley dealership. More information relating to this property and its related lease will be provided if and when it is acquired.

[Intentionally left blank]

PENDING INVESTMENT

Property	Estimated purchase price (1)	Estimated lease term and renewal options (2)	Estimated minimum annual rent	Estimated percentage rent (3)

Harley Dealership Property The property is located in Tulsa, Oklahoma and includes merchandise, parts and service departments, the 4,000 square foot “5 & Diner” restaurant and conference/event facilities	$6,500,000	20 years; 4 – 5 year renewal options	8.5%, increasing every 5 years by 15.0% of the prior 5 years percentage; capped at 15.0%	10.0% of gross revenues in excess of (i) $30,000,000 for the first 10 years, and (ii) $50,000,00 for the remainder of the term of the lease; capped each year at 1.5% above the rate of return on the minimum annual rent for that year

FOOTNOTES:

(1)	Estimated purchase price does not include acquisition costs.

(2)	The lease is expected to be on a triple-net basis.

(3)	Percentage rent will be paid in addition to base rent.

Competition. The Route 66 Harley dealership in Tulsa competes directly with one other Harley dealership and two Honda dealerships. The competing Harley dealership is of similar size to the Route 66 Harley dealership, but it does not have a restaurant and its revenues are driven primarily from motorcycle sales and servicing. Nationally, Honda is generally recognized as the biggest Harley-Davidson competitor in the big-twin motorcycle category, a style of motorcycle for which Harley-Davidson is most well-known. “Big- twin” refers to the larger sized V-Twin motorcycle engine which is over 1200cc.

Also competing indirectly with the Route 66 Harley dealership are two Kawasaki dealerships and two Suzuki dealerships, both of which are within 12 miles of Tulsa. There is also a Big Dog Motorcycles dealership in Tulsa that may have some impact on the local market. Big Dog Motorcycles is a relatively new manufacturer that mass produces specialized “custom-look,” big-twin motorcycles.

SITE SELECTION AND ACQUISITION OF PROPERTIES

General. The board of directors will exercise its own judgment as to, and will be solely responsible for, the ultimate selection of tenants, operators and properties. In doing so, the board of directors will consider the results of examinations and evaluations conducted by, and the recommendations of, the advisor with respect to proposed tenants, operators and properties. Therefore, we may not purchase or engage some of the properties, tenants and operators proposed and approved by our advisor.

In each property acquisition, it is anticipated that the advisor will negotiate the lease agreement with the tenant. In certain instances, the advisor may negotiate an assignment of an existing lease, in which case the terms of the lease may vary substantially from our standard lease terms if the board of directors, based on the recommendation of our advisor, determines that the terms of an acquisition and lease of a property, taken as a whole, are favorable to us. It is expected that the structure of our long-term, net leases will be designed to provide us with minimum annual base rent with periodic increases in rent over the lease term or increases in rent based on increases in consumer price indices. In addition, our leases are expected to provide for the payment of percentage rent generally based on a percentage of gross revenues at the properties over certain thresholds, which could increase the value of the properties and provide an inflation hedge. See the section of this prospectus entitled “Business — Description of Property Leases” for a discussion of the anticipated terms of our leases.

Some lease agreements will be negotiated to provide the tenant with the opportunity to purchase the property from us under certain conditions, generally either at a price not less than fair market value (determined by appraisal or otherwise) or through a right of first refusal to purchase the property. In either case, the lease agreements will provide that the tenant may exercise these rights only to the extent consistent with our objective of qualifying as a REIT. See the section of this prospectus entitled “Business — Sale of Properties and Mortgage Loans” and the section of this prospectus entitled “Federal Income Tax Considerations — Characterization of Property Leases.”

The consideration paid for each property will be based on its fair market value. A majority of the Independent Directors may choose in certain circumstances to retain an independent expert to determine such fair market value. An independent expert means a person or entity with no material current or prior business or personal relationship with the advisor or the directors who is engaged to a substantial extent in the business of rendering opinions regarding the value of the type of assets we hold. Our advisor will rely on its own independent analyses in determining whether or not to recommend that we acquire a particular property. (In connection with the acquisition of a property that has recently been or is to be constructed or renovated, any appraised value of such property ordinarily will be based on the “stabilized value” of such property. The stabilized value is the value at the point at which the property has reached its stabilized level of competitiveness at which it is expected to operate over the long-term. It should be noted that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value.

Title to our properties will be insured by appropriate title insurance policies and/or abstract opinions consistent with normal practices in the jurisdictions in which the properties are located.

Construction and renovation. In some cases, construction or renovation will be required after the purchase contract has been entered into, but before the total purchase price has been paid. In connection with the acquisition of properties that are to be constructed or renovated and as to which we will own both the land and the building or building only, we generally will advance funds for construction or renovation costs, as they are incurred, pursuant to a development agreement with the developer. The developer may be the tenant or an Affiliate of ours. An Affiliate may serve as a developer and enter into the development agreement with us if the transaction is approved by a majority of the directors, including a majority of the Independent Directors. We believe that the ability to have an Affiliate capable of serving as the developer provides us with an advantage by enhancing our relationship with key tenants and by giving us access to tenant opportunities at an earlier stage of the development cycle. As a result, we believe we will have a greater number of opportunities for investment presented to us than we might otherwise have and we will be able to obtain better terms by negotiating the terms of our investment at an earlier stage in the development cycle when there are fewer competitive alternatives available to the tenant.

The developer will enter into all construction contracts and will arrange for and coordinate all aspects of the construction or renovation of the property improvements. The developer will be responsible for the construction or renovation of the building improvements, although it may employ co-developers or sub-agents in fulfilling its responsibilities under the development agreement. All general contractors performing work in connection with such building improvements must provide a payment and performance bond or other satisfactory form of guarantee of performance. All construction and renovation will be performed or supervised by persons or entities acceptable to our advisor. We will be obligated, as construction or renovation costs are incurred, to make the remaining payments due as part of the purchase price for the properties, provided that the construction or renovation conforms to definitive plans, specifications, and costs approved by our advisor and the board of directors and embodied in the construction contract.

Under the terms of the development agreements we will seek to enter into, we generally will advance our funds on a scheduled basis, not more frequently than monthly, to meet the construction draw requests of the developer. We generally will only advance our funds to meet the developer’s draw requests upon receipt of an inspection report and a certification of draw requests from an inspecting architect or engineer suitable to us, and we may retain a portion of any advance until satisfactory completion of the project. The certification generally must be supported by color photographs showing the construction work completed as of the date of inspection. The total amount of the funds advanced to the developer (including the purchase price of the land plus closing costs and certain other costs) generally will not exceed the maximum amount specified in the development agreement. Such maximum amount will be based on our estimate of the costs of such construction or renovation.

In some cases, construction or renovation will be required before we have acquired the property. In this situation, we may have made a deposit on the property in cash or by means of a letter of credit. The renovation or construction may be made by an Affiliate or a third party. We may permit the proposed developer to arrange for a bank or another lender, including an Affiliate, to provide construction financing to the developer. In such cases, the lender may seek assurance from us that we have sufficient funds to pay to the developer the full purchase price of the property upon completion of the construction or renovation. In the event that we segregate funds as assurance to the lender of our ability to purchase the property, the funds will remain our property, and the lender will have no rights with respect to such funds upon any default by the developer under the development agreement or under the loan agreement with such lender, or if the closing of our purchase of the property does not occur for any reason, unless the transaction is supported by a letter of credit in favor of the lender. In lieu of a third-party lender, we may provide the construction financing to the developer. Such construction loans will generally be secured by the property, have higher interest rates and will be outstanding for less than five years. Construction loans will be subject to the restrictions applicable to all loans on the amounts which may be lent to borrowers. See the section of this prospectus entitled “Business — Mortgage Loans and Other Loans.”

Under the development agreements we will seek to enter into, the developer generally will be obligated to complete the construction or renovation of the building improvements within a specified period of time from the date of the development agreement, which generally will be between 12 to 24 months. If the construction or renovation is not completed within that time and the developer fails to remedy this default within 10 days after notice from us, we will have the option to grant the developer additional time to complete the construction, to take over construction or renovation of the building improvements, or to terminate the development agreement and require the developer to purchase the property at a price equal to the sum of (i) our purchase price of the land, including all fees, costs and expenses we paid in connection with its purchase of the land; (ii) all fees, costs and expenses we disbursed pursuant to the development agreement for construction of the building improvements; and (iii) our “construction financing costs.” Our “construction financing costs” are an amount equal to a return, at the annual percentage rate used in calculating the minimum annual rent under the lease, on all our payments and disbursements described in clauses (i) and (ii) above.

We also generally will enter into an indemnification and put agreement (the “Indemnity Agreement”) with the developer. The Indemnity Agreement will provide for certain additional rights to us unless certain conditions are met. In general, these conditions are (i) the developer’s acquisition of all permits, approvals and consents necessary to permit commencement of construction or renovation of the building improvements within a specified period of time after the date of the Indemnity Agreement (normally, 60 days), or (ii) the completion of construction or renovation of the building as evidenced by the issuance of a certificate of occupancy, within a specified period of time after the date of the Indemnity Agreement. If such conditions are not met, we will have the right to grant the developer additional time to satisfy the conditions or to require the developer to purchase the property from us at a purchase price equal to the total amount disbursed by us in connection with the acquisition and construction or renovation of the property (including closing costs), plus an amount equal to the return described in item (iii) of the preceding paragraph. Failure of the developer to purchase the property from us upon our demand under the circumstances specified above will entitle us to declare the developer in default under the lease and to declare each guarantor in default under any guarantee of the developer’s obligations to us.

In certain situations where construction or renovation is required for a property, we will pay a negotiated maximum amount upon completion of construction or renovation rather than providing financing to the developer, with such amount to be based on the developer’s actual costs of such construction or renovation.

Our Affiliates may also provide construction financing to the developer of a property. In addition, we may purchase a property from our Affiliate that has been constructed or renovated by the Affiliate. Any fees paid to our Affiliates in connection with the financing, construction or renovation of a property acquired us will be subject to approval by a majority of the board of directors, including a majority of the Independent Directors, not otherwise interested in the transaction. See the sections of this prospectus entitled “Management Compensation” and “Conflicts of Interest — Certain Conflict Resolution Procedures.” Any such fees will be included in the cost of the property and, therefore, will be included in the calculation of base rent.

In all situations where construction or renovation of a property is required, we also will have the right to review the developer’s books, records, and agreements during and following completion of construction to verify actual costs.

Interim acquisitions. The advisor and its Affiliates regularly may have opportunities to acquire properties suitable for us as a result of their relationships with various tenants and/or operators. See the section of this prospectus entitled “Business — Investment of Offering Proceeds” above. These acquisitions often must be made within a relatively short period of time, occasionally at a time when we may be unable to make the acquisition. In an effort to address these situations and preserve our acquisition opportunities (and those of other Affiliates of our advisor), our advisor and its Affiliates maintain lines of credit which enable them to acquire these properties on an interim basis and temporarily own them for the purpose of facilitating our acquisition of them (or acquisition by other entities with which we are Affiliated). At such time as a property acquired on an interim basis is determined to be suitable for us to acquire, the interim owner of the property will sell its interest in the property to us at a price equal to the lesser of the property’s appraised value or its cost (which includes carrying costs and, in instances in which our Affiliate has provided real estate brokerage services in connection with the initial purchase of the property, indirectly includes fees paid to our Affiliate) to purchase such interest in the property, provided that a majority of directors, including a majority of the Independent Directors, determine that the acquisition is fair and reasonable to us. See the section of this prospectus entitled “Conflicts of Interest — Certain Conflict Resolution Procedures.” Appraisals of properties acquired from such interim owners will be obtained in all cases.

Acquisition services. Acquisition services performed by our advisor may include, but are not limited to, site selection and/or approval; review and selection of tenants and operators and negotiation of acquisition documents, partnership agreements, lease agreements and related documents; monitoring property acquisitions; and the processing of all final documents and/or procedures to complete the acquisition of properties and the commencement of tenant occupancy and lease payments.

We will pay our advisor a fee of 3.0% of Gross Proceeds and 3.0% of loan proceeds for services in connection with the incurrence of debt from Lines of Credit and Permanent Financing that are used to acquire properties or used to make or acquire loans and other Permitted Investments as Acquisition Fees. See the section of this prospectus entitled “Management Compensation.” The total of all Acquisition Fees and Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a property, or in the case of a loan, or other Permitted Investment, 6% of the funds advanced, unless a majority of the board of directors, including a majority of the Independent Directors, not otherwise interested in the transaction approves fees in excess of these limits subject to a determination that the transaction is commercially competitive, fair and reasonable to us. The total of all Acquisition Fees payable to all persons or entities will not exceed the compensation customarily charged in arm’s-length transactions by others rendering similar services as an ongoing activity in the same geographical location and for comparable types of properties.

DESCRIPTION OF PROPERTY LEASES

General. The terms and conditions of any lease we enter into with regard to a property may vary from those described below. Our advisor in all cases will use its best efforts to obtain terms at least as favorable as those described below. If the board of directors determines, based on the recommendation of our advisor, that the terms of an acquisition and lease of a property, taken as a whole, are favorable to us, the board of directors may, in its sole discretion, cause us to enter into leases with terms which are substantially different than the terms described below, provided the terms are consistent with our objective of qualifying as a REIT. In making such determination, our advisor will consider such factors as the type and location of the property, the creditworthiness of the tenant, the purchase price of the property, the prior performance of the tenant, and the prior performance of the operator.

Financing leases. Certain of our transactions will be sale-leaseback transactions by which we will acquire fee simple title to the property and lease the property to the tenants pursuant to a triple-net lease which will provide the tenant with the right to take depreciation and treat rent payments as interest payments. Therefore, for state, real estate, commercial law, bankruptcy and federal, state and local income tax purposes the lease is considered a financing arrangement and preserves ownership of the land and improvements by the lessee (a “Financing Lease”).

Triple-net and gross leases. We will lease properties we acquire to tenants primarily under long-term, triple-net leases to tenants or operators who are significant industry leaders. Under the triple-net leases in which we contemplate entering, our tenants will generally be responsible for repairs, maintenance, property taxes, utilities and insurance for the properties they lease. The tenants also will be required to pay for special assessments, sales and use taxes, and the cost of any renovations permitted under the leases. In addition, we have, and may continue to lease certain properties to qualified tenants or operators who are significant industry leaders under long-term, gross leases. Under a gross lease, the tenant generally pays its proportionate share of operating expenses above a contractual base amount. We will be the lessor under each lease except in certain circumstances in which we may be a party to a joint venture which will own the property. In those cases, the joint venture, not us, will be the lessor, and all references in this section to us as lessor therefore should be read accordingly. We expect to structure our leases to provide for the payment of minimum annual base rent with periodic increases in rent over the lease term or increases in rent based on increases in consumer price indices. In addition, our leases are expected to provide for the payment of percentage rent generally based on a percentage of gross revenues at the property over certain thresholds. See the section of this prospectus entitled “Business — Joint Venture Arrangements” below.

Leases with subsidiaries. We may invest in interests in properties to be leased to subsidiaries, pursuant to leases which generally have a lease term of five to 10 years, plus renewal options for an additional five to 25 years. Properties leased to subsidiaries will be managed by third-party operators. For properties subject to this arrangement, our consolidated financial statements will report the properties’ operating revenues and expenses rather than the rent contractually due under the leases with our subsidiaries. This structure has been implemented as permitted by the REIT Modernization Act of 1999. Under this law, which became effective on January 1, 2001, we are permitted to lease a property to a subsidiary provided that the subsidiary lessee engages a third party management company to operate the property and it makes a joint election with us to be treated as a taxable REIT subsidiary. If this election is made, rents received from the subsidiary will not be disqualified from being “rents from real property” under the Code. See the section of this prospectus entitled “Federal Income Tax Considerations — Taxation of CNL Income Properties.”

Term of leases. It presently is anticipated that, except in the case of a Financing Lease, properties generally will be leased for an initial term of five to 20 years with multiple renewal options. Financing Leases are expected to have initial terms of 15 to 35 years, without renewals. The minimum rental payment under the renewal option generally is expected to be greater than that due for the final lease year of the initial term of the lease. Except in the case of a Financing Lease, upon termination of the lease, the tenant will surrender possession of the property to us, together with any improvements made to the property during the term of the lease, except that for properties in which we own only the building and not the underlying land, the owner of the land may assume ownership of the building. Under a Financing Lease, the tenant may be required, at the lessor’s election, to purchase the property at the end of the lease term, or, at the tenant’s election, may have the option to purchase the property at the end of the lease term, in each instance, at a price equal to the unamortized purchase price we paid to acquire fee simple title to the property, as adjusted (increased) by the amount of any accrued and unpaid rent and increases in the lease rate (the “Lease Basis”).

Computation of lease payments. During the initial term of the lease, the tenant will pay us, as lessor, minimum annual base rent equal to a specified percentage of our cost of purchasing the property, with periodic increases in rent over the lease term or increases in rent based on increases in consumer price indices. In addition, our leases are expected to provide for the payment of percentage rent generally based on a percentage of gross revenues at the property over certain thresholds. In the case of properties that are to be constructed or renovated pursuant to a development agreement, our costs of purchasing the property will include the purchase price of the land, including all fees, costs, and expenses we paid in connection with our purchase of the land, and all fees, costs, and expenses we disbursed for construction of building improvements. See the section of this prospectus entitled “Business — Site Selection and Acquisition of Properties — Construction and Renovation”. In the case of properties in which we own only the building, we will structure our leases to recover our investment in the building by the time the lease expires. With a Financing Lease, fixed rent payments are based upon the product of the agreed upon rate of return multiplied by the Lease Basis. Fixed rent may increase annually based upon annual increases in the lease rate. The lease rate is intended to provide us with a desired rate of return. In addition to this minimum rent, the tenant may be responsible for the payment of additional rent, which is based upon a percentage of the gross revenues generated by the business conducted on the property over certain thresholds.

Assignment and sublease. Except for a Financing Lease, in general, it is expected that no lease may be assigned or subleased without our prior written consent (which may not be unreasonably withheld). A tenant may, however, assign or sublease a lease to its corporate Affiliate or subsidiary or to its successor by merger or acquisition, if such assignee or subtenant agrees to operate the same type of facility on the premises, but only to the extent consistent with our objective of qualifying as a REIT. The leases will set forth certain factors (such as the financial condition of the proposed tenant or subtenant) that are deemed to be a reasonable basis for our refusal to consent to an assignment or sublease. In addition, we may refuse to permit any assignment or sublease that would jeopardize our continued qualification as a REIT. The original tenant generally will remain fully liable, however, for the performance of all tenant obligations under the lease following any such assignment or sublease unless we agree in writing to release the original tenant from its lease obligations. For a Financing Lease, the tenant is not permitted to assign or sublease, with the exception of small space subleases.

Alterations to premises. A tenant generally will have the right, without our prior written consent and at the tenant’s own expense, to make certain improvements, alterations or modifications to the property. Under certain leases, the tenant, at its own expense, may make certain immaterial structural improvements without our prior consent. Certain leases may require the tenant to post a payment and performance bond for any structural alterations with a cost in excess of a specified amount.

Right of tenant to purchase. It is anticipated that if we wish at any time to sell a property pursuant to a bona fide offer from a third party, the tenant of that property will have the right to purchase the property for the same price, and on the same terms and conditions, as contained in the offer. In certain cases, the tenant also may have a right to purchase the property seven to 20 years after commencement of the lease at a purchase price equal to the greater of (i) the property’s appraised value at the time of the tenant’s purchase, or (ii) a specified amount, generally equal to our purchase price of the property, plus a predetermined percentage of such purchase price. See the section of this prospectus entitled “Federal Income Tax Considerations — Characterization of Property Leases.” With a Financing Lease, we may not be able to sell the property except in circumstances where the tenant is not in compliance with the operating agreement, or we determine, based upon an opinion of counsel, that the operation of the property may result in our failure to qualify as a REIT or may jeopardize receipt of “good income” under Section

856(d) of the Code or “interest” for purposes of Section 856(f) of the Code. We also have the right to require the tenant to purchase the property in the event of a material casualty or condemnation, or at the end of the term. The purchase price in each instance is equal to the adjusted Lease Basis.

Substitution of properties. Under certain leases, the tenant of a property, at its own expense and with our prior written consent, may be entitled to operate another form of approved facility on the property as long as such approved facility has an operating history which reflects an ability to generate gross revenues and potential revenue growth equal to or greater than that experienced by the tenant in operating the original facility.

In addition, it is anticipated that certain property leases will provide the tenant with the right, to the extent consistent with our objective of qualifying as a REIT, to offer the substitution of another property selected by the tenant in the event that the tenant determines that the facility has become uneconomic (other than as a result of an insured casualty loss or condemnation) for the tenant’s continued use and occupancy in its business operation and the tenant’s board of directors has determined to close and discontinue use of the facility. The tenant’s determination that a facility has become uneconomic is to be made in good faith based on the tenant’s reasonable business judgment after comparing the results of operations of the facility to the results of operations at the majority of other facilities then operated by the tenant. If either of these events occurs, the tenant will have the right to offer us the opportunity to exchange the property for another property (the “Substituted Property”) with a total cost for land and improvements thereon (including overhead, construction interest, and other related charges) equal to or greater than the cost of the property to us.

Generally, we will have 30 days following receipt of the tenant’s offer for exchange of the property to accept or reject such offer. In the event that we request an appraisal of the Substituted Property, we will have at least ten days following receipt of the appraisal to accept or reject the offer. If we accept such offer, (i) the Substituted Property will be exchanged for the property in a transaction designed and intended to qualify as a “like-kind exchange” within the meaning of Section 1031 of the Code with respect to us and (ii) the lease of the property will be amended to (a) provide for minimum rent in an amount equal to the sum determined by multiplying the cost of the Substituted Property by the property lease rate and (b) provide for lease renewal options sufficient to permit the tenant, at its option, to continue its occupancy of the Substituted Property for a specified number of years from the date on which the exchange is made. We will pay the tenant the excess, if any, of the cost of the Substituted Property over the cost of the property. If the substitution does not take place within a specified period of time after the tenant makes the offer to exchange the property for the Substituted Property, either party thereafter will have the right not to proceed with the substitution. If we reject the Substituted Property offered by the tenant, the tenant is generally required to offer at least three additional alternative properties for our acceptance or rejection. If we reject all Substituted Properties offered to us pursuant to the lease, or otherwise fail or refuse to consummate a substitution for any reason other than the tenant’s failure to fulfill the conditions precedent to the exchange, then the tenant will be entitled to terminate the lease on the date scheduled for such exchange by purchasing the property from us for a price equal to the then-fair market value of the property.

Neither the tenant nor any of its subsidiaries, licensees, or sublicensees or any other Affiliate will be permitted to use the original property as a facility or other business of the same type for at least one year after the closing of the original property. In addition, in the event the tenant or any of its affiliates sells the property within 12 months after we acquire the Substituted Property, we will receive, to the extent consistent with our objective of qualifying as a REIT, from the proceeds of the sale the amount by which the selling price exceeds the cost of the property to us.

Insurance, taxes, maintenance and repairs. Tenants of properties will be required, under the terms of our leases, to maintain, for our benefit and the tenant, insurance that is commercially reasonable given the size, location and nature of the property. All tenants, other than those tenants with a substantial net worth, generally will also be required to obtain “rental value” or “business interruption” insurance to cover losses due to the occurrence of an insured event for a specified period, generally six to 12 months. Additionally, all tenants will be required to maintain liability coverage, including, where applicable, professional liability insurance. In general, no lease will be entered into unless, in the opinion of the advisor, as approved by the board of directors, the insurance required by the lease adequately insures the property.

Our leases are expected to require that the tenant pay all taxes and assessments, maintenance, repair, utility, and insurance costs applicable to the real estate and permanent improvements. Tenants will be required to maintain such properties in good order and repair. Such tenants generally will be required to maintain the property and repair any damage to the property, except damage occurring during the last 24 to 48 months of the lease term (as such lease term may be extended), which in the opinion of the tenant renders the property unsuitable for occupancy, in which case the tenant will have the right instead to pay us the insurance proceeds and terminate the lease.

The tenant generally will be required to repair the property in the event that less than a material portion of the property (for example, more than 20% of the building or more than 40% of the land) is taken for public or quasi-public use. Our leases generally will provide that, in the event of any condemnation of the property that does not give rise to an option to terminate the lease or in the event of any condemnation which does give rise to an option to terminate the lease and the tenant elects not to terminate, we will remit to the tenant the award from such condemnation and the tenant will be required to repair and restore the property. To the extent that the award exceeds the estimated costs of restoring or repairing the property, the tenant is required to deposit such excess amount with us. Until a specified time (generally, 10 days) after the tenant has restored the premises and all improvements thereon to the same condition as existed immediately prior to such condemnation insofar as is reasonably possible, a “just and proportionate” amount of the minimum annual base rent will be abated from the date of such condemnation. In addition, the minimum annual base rent will be reduced in proportion to the reduction in the then-rental value of the premises or the fair market value of the premises after the condemnation in comparison with the rental value or fair market value prior to such condemnation.

Events of default. The leases generally are expected to provide that the following events, among others, will constitute a default under the lease: (i) the insolvency or bankruptcy of the tenant, provided that the tenant may have the right, under certain circumstances, to cure such default; (ii) the failure of the tenant to make timely payment of rent or other charges due and payable under the lease, if such failure continues for a specified period of time (generally, five to 30 days) after notice from us of such failure; (iii) the failure of the tenant to comply with any of its other obligations under the lease (for example, the discontinuance of operations of the leased property) if such failure continues for a specified period of time (generally, 10 to 45 days); (iv) in cases where we enter into a development agreement relating to the construction or renovation of a building, a default under the development agreement or the Indemnity Agreement or the failure to establish the minimum annual rent at the end of the development period; (v) in cases where we have entered into other leases with the same tenant, a default under such lease; and (vi) loss of licensure.

Upon default by the tenant, we generally will have the right under the lease and under most state laws to evict the tenant, re-lease the property to others, and hold the tenant responsible for any deficiency in the minimum annual base rent payments. Similarly, if we determine not to re-lease the property, we could sell the property. (Unless required to do so by the lease or our investment objectives, however, we do not intend to sell any property prior to five to 10 years after the commencement of the lease on such property. See the section of this prospectus entitled “Business — Description of Property Leases — Right of Tenant to Purchase.”) In the event that a lease requires the tenant to make a security deposit, we will have the right under the lease to apply the security deposit, upon default by the tenant, towards any payments due from the defaulting tenant. In general, the tenant will remain liable for all amounts due under the lease to the extent not paid from a security deposit or by a new tenant.

In the event that a tenant defaults under a lease with us, we will either attempt to locate a replacement tenant or discontinue operation of the facility. We will have no obligation to operate the facility and no operator of a facility will be obligated to permit us or a replacement operator to operate the facility.

JOINT VENTURE ARRANGEMENTS

We have entered into and may continue to enter into joint ventures to purchase and hold properties with various unaffiliated persons or entities for investment. We entered into joint ventures with Dallas Market Center, Intrawest and Great Wolf. In each of these ventures we have structures our venture such that our partners subordinate their returns to our minimum return. This structure provides us with some protection against the risk of downturns in performance. We anticipate using this structure in some form in the future.

We may also enter into a joint venture with another program formed by our principals or our advisor or their Affiliates if a majority of the directors, including a majority of the Independent Directors, not otherwise interested in the transaction determine that the investment in such joint venture is fair and reasonable to us and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. We may take more or less than a 50% interest in any joint venture, subject to obtaining the requisite approval of the directors. See the sections of this prospectus entitled “Risk Factors — Real Estate and Other Investment Risks — We may not control the joint ventures in which we enter” and “Risk Factors — Real Estate and Other Investment Risks — It may be difficult for us to exit a joint venture after an impasse.”

Under the terms of each joint venture agreement, it is anticipated that each joint venture partner would be jointly and severally liable with us for all debts, obligations, and other liabilities of the joint venture, and we would have the power to bind each other with any actions we take within the scope of the joint venture’s business. In addition, it is expected that our advisor or its Affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by our advisor or its Affiliates on behalf of the joint venture. It is expected that a joint venture would be dissolved upon the occurrence of certain events, including the bankruptcy, insolvency, or termination of any co-venturer, sale of the property owned by the joint venture, our mutual agreement with its joint venture partner to dissolve the joint venture, and the expiration of the term of the joint venture. The joint venture agreement typically will restrict each venturer’s ability to sell, transfer, or assign its joint venture interest without first offering it for sale to its co-venturer, and provide a customary buy/sell provision that could be triggered by either party typically after a period of time has passed since the inception of the venture. In addition, in any joint venture with another program sponsored by our advisor or its Affiliates, where such arrangements are entered into for the purpose of purchasing and holding properties for investment, in the event that one party desires to sell the property and the other party does not desire to sell, either party will have the right to trigger dissolution of the joint venture by sending notice to the other party. The notice will establish the price and terms for the sale or purchase of the other party’s interest in the joint venture to the other party. The joint venture agreement will grant the receiving party the right to elect either to purchase the other party’s interest on the terms set forth in the notice or to sell its own interest on such terms.

Under the terms of each joint venture agreement, operating profits and losses generally will be allocated on a pro-rata basis to each co-venturer. Profits from the sale or other disposition of joint venture property generally will be allocated first to any co-venturers with negative capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter on a pro-rata in proportion to the ownership of each co-venturer. Similarly, losses from the sale or other disposition of joint venture property generally will be allocated first to joint venture partners with positive capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter on a pro-rata basis to each co-venturer. Notwithstanding any other provisions in the joint venture agreement, income, gain, loss, and deductions with respect to any contributed property will be shared in a manner which takes into account the variation between the basis of such property and its fair market value at the time of contribution in accordance with Section 704(c) of the Code.

Net cash flow from operations of the joint venture generally will be distributed on a pro-rata basis to each joint venture partner. Any liquidation proceeds, after paying joint venture debts and liabilities and funding reserves for contingent liabilities, generally will be distributed first to the joint venture partners with positive capital account balances in proportion to such balances until such balances equal zero, and thereafter on a pro-rata basis to each joint venture partner. Nevertheless, there may be some transactions in which we get a preferred return so that we receive distributions before the co-venturer receives its distributions; and in some of these situations, the co-venturer may then get a larger share of the remaining proceeds. In addition, there may be some transactions in which the co-venturer gets a preferred return so that it receives distributions before we receive ours; and in some of these situations, we may then get a larger share of the remaining proceeds. With respect to our joint venture with Intrawest, Intrawest may receive a greater return than us if the Resort Village Properties perform at certain levels. Our joint ventures with DMC and Great Wolf also have a similar feature.

For the allocations of joint venture income, gain, loss, and deduction provided in joint venture agreements to be respected for federal income tax purposes, it is expected that any joint venture agreement either (i) (a) will contain a “qualified income offset” provision, (b) will prohibit allocations of loss or deductions to the extent such allocation would cause or increase an “Adjusted Capital Account Deficit,” and (c) will require (1) that capital accounts be maintained for each joint venture partner in a manner which complies with Treasury Regulation Section 1.704-1(b)(2)(iv) and (2) that distributions of proceeds from the liquidation of a partner’s interest in the joint venture (whether or not in connection with the liquidation of the joint venture) be made in accordance with the partner’s positive capital account balance, or (ii) otherwise will provide for allocations of income, gain, deduction and loss which are deemed to have economic effect under the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(i). See the section of this prospectus entitled “Federal Income Tax Considerations — Investment in Joint Ventures.”

Prior to entering into any joint venture arrangement with any unaffiliated co-venturer (or the principals of any unaffiliated co-venturer), we will confirm that such person or entity has demonstrated to our satisfaction that requisite financial qualifications are met.

We may acquire properties from time to time by issuing limited partnership units in an operating partnership to sellers of such properties pursuant to which the seller, as owner, would receive partnership interests convertible at a later date into our common stock. This structure enables a property owner to transfer property without incurring immediate tax liability, and therefore may allow us to acquire properties on more favorable terms than we would otherwise receive.

MORTGAGE LOANS AND OTHER LOANS

We may provide mortgage loans to operators to enable them to acquire or develop the land, buildings or both. The mortgage loans will be secured by such property.

Generally, we believe that the terms of these transactions will be substantially the same as those of our property leases. We expect that any mortgage loans would provide for interest payments of fixed base interest. Certain mortgage loans may also provide for variable percentage interest based on a percentage of gross revenues generated at the property. Management expects that the base interest rate charged under the terms of the mortgage loan will generally be comparable to, or slightly lower than, lease rates charged to tenants for properties. The borrower will be responsible for all of the expenses of owning the property, as with our triple-net leases, including expenses for insurance, repairs and maintenance. Management expects the mortgage loans will be fully amortizing loans over a period of 10 to 20 years (generally, the same term as the initial term of the property leases), with payments of principal and interest due monthly.

We may provide short-term or mezzanine financing to businesses within our targeted asset classes that are experiencing growth opportunities which require additional investment capital. In order to remain competitive, many businesses will seek to expand their capacity and/or engage in development which provides them with the potential to grow their earnings and market share. One example of an industry where mezzanine or other short-term financing is playing a key role is the hotel/condo conversion market. In recent months, these developers have increased their consideration of short-term financing to bridge the gap between debt and equity funding. This type of financing is similar to debt capital that gives the lender the rights to convert to an ownership or equity interest in the company if the loan is not paid back in time and in full. It is generally subordinated to debt provided by senior lenders such as banks and venture capital companies. In the case of short-term or mezzanine loans, we will generally charge a higher rate of interest and try to obtain a mortgage secured by real estate. Our mortgage may not have first priority in the event of default. As a mezzanine or short-term lender, we expect that we will generally receive a portion of our return during the duration of the loan, with the balance payable upon maturity. The terms of these short-term or mezzanine loans will usually be less than five years.

We may also make or acquire loans related to interests in real estate and may purchase interests in such financings, including vacation ownership interests. We may also make construction loans. For a discussion of the construction loans which we are permitted to make, see “Business — Site Selection and Acquisition of Properties — Construction and Renovation,” above.

We may combine leasing and financing in connection with a property. For example, we may make a mortgage loan with respect to the building and acquire and lease the underlying land to the borrower. Management believes that the combined leasing and financing structure provides the benefit of allowing us to receive interest on our initial investment in each financed building. At the same time, we retain ownership of the underlying land, which may appreciate in value, thus providing an opportunity for a capital gain on the sale of the land. In such cases, in which the borrower is also the tenant under a property lease for the underlying land, if the borrower does not elect to exercise its purchase option to acquire the property under the terms of the lease, the building and improvements on the property will revert to us at the end of the term of the lease, including any renewal periods. If the borrower does elect to exercise its purchase option as the tenant of the underlying land, we will generally have the option of selling the property at the greater of fair market value or cost plus a specified percentage.

We will not make or invest in mortgage loans unless an appraisal is obtained concerning the property that secures the mortgage loan. In cases in which the majority of the Independent Directors so determine, and in all cases in which the mortgage loan involves our advisor, directors, or Affiliates, such appraisal must be obtained from an independent expert concerning the underlying property. Such appraisal shall be maintained in our records for at least five years, and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

We may also provide other loans to entities in which we own an interest. Such other loans may be secured by, among other things, the interests in the entity held by co-venturers.

Management believes that the criteria for investing in mortgage loans are substantially the same as those involved in our investments in properties; therefore, we will use the same underwriting criteria as described above in “Business — Sector and Property Selection and Acquisition.” In addition, we will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our other loans, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria, such as, in some instances, a Financing Lease. In no event shall mortgage indebtedness on any property exceed such property’s appraised value. For purposes of this limitation, the aggregate amount of all mortgage loans outstanding on the property, including our other loans, shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

Further, we will not make or invest in any mortgage loans or other loans that are subordinate to any mortgage, other indebtedness or equity interest of the advisor, the directors, or our Affiliates.

On September 29, 2005, we made a $3 million loan to a subsidiary of Consolidated Conversions, LLC, which was used to purchase the 295-room Holiday Inn Main Gate West for conversion to a condominium hotel. The property is located in Kissimmee, Florida, which is west of Walt Disney World. Our loan earns interest at a rate of 15% per year and requires interest payments based on an annual percentage rate of 8.5% per month with the remaining 6.5% becoming due and payable upon the loan’s maturity or earlier upon the sale of the condominium hotel units. The term of the loan is 18 months and may be extended by the borrower for up to three additional six-month periods. The loan is collateralized by a first mortgage on ten vacant acres of land adjacent to the hotel and a second priority mortgage on the remainder of the property which includes the hotel. Completion of the condominium conversion and related improvements is guaranteed by the principals of Consolidated Conversions, LLC. The loan may be prepaid at anytime, but in no event will we receive less than our 15% return for at least one year.

On February 28, 2006, we made a $16.8 million loan to Plaza Partners, LLC, which was used to purchase the 399-room Orlando Grand Plaza Hotel & Suite for conversion to a condominium hotel. This is our second loan for a condominium conversion to a company in which the two principals of Plaza Partners, LLC are involved. The first such loan was a $3.0 million facility in September 2005 to another company controlled by the same principals, discussed above. The property securing the $16.8 million loan is located in Orlando, Florida, on International Drive, within eight miles of Walt Disney World. The loan earns interest at a rate of 15.0% per year and requires interest payments based on an annual percentage rate of 8.75% paid monthly with the remaining 6.25% becoming due and payable upon the loan’s maturity or earlier upon prepayment of the loan or the sale of the condominium hotel units. The term of the loan is 12 months and may be extended by the borrower for up to two additional six-month periods. The loan is collateralized by a first mortgage on the property. Fifty percent of the principal amount of the loan, plus the estimated hard costs to complete the planned renovations of the property, as reduced by all hard costs actually invested in the renovations, are guaranteed by the principals of Plaza Partners, LLC and another entity in which they own interests. The loan may be prepaid at any time, but in no event will we receive less than a 15.0% return. The loan can be accelerated upon failure of the borrower to meet certain specified conversion thresholds or upon default by the principals under loans relating to two other similar projects of the principals, as well as upon the occurrence of other customary events. As of the date of our loan, conversion of the hotel has not commenced and we can provide no assurance that the funds to complete the conversion, which are being provided by the Plaza Partners principals, will continue to be available as needed.

On March 10, 2006, we purchased a $15.0 million mezzanine loan from Column Financial, Inc., in their capacity as lender to Mizner Court Holdings, L.P. Mizner Court Holdings, L.P. is a partnership jointly owned by GEBAM, Inc., a subsidiary of GE Capital, and Stoltz Mizner Court, L.P. The proceeds from the mezzanine loan, in addition to proceeds from an $89.0 million first mortgage loan, are being used to acquire an apartment complex in Boca Raton, Florida and convert the complex into condominiums. The former 450-unit apartment complex was known as Coral Harbor at Broken Sound and has views of the Broken Sound Country Club golf course and adjacent lake. The short-term loan earns interest at an initial rate of LIBOR plus 7.0% per year and requires monthly interest payments. The initial term of the loan is 24 months and has 19 months remaining. The borrower has an option to extend the mezzanine loan term for one year. The mezzanine loan is collateralized by a pledge of all the partnership interests in Mizner Court, LP and is guaranteed as to interest payments, and as to completion, by Morris L. Stoltz II. Mr. Stoltz is one of the founders of Stoltz Brothers, Ltd. Stoltz Brothers, Ltd.’s Florida affiliate, Century 21/Luxury Homes, Inc, is one of the largest residential real estate brokerage companies in Palm Beach County. In addition, Mr. Stoltz has been the sole owner of the Stoltz Florida operating companies since 1995. The first mortgage on the property has priority of payment over our loan in the event of default. The mezzanine loan may be prepaid at any time after May 9, 2006 and can be accelerated upon customary events of default.

On March 13, 2006, we entered into an agreement to loan $40.0 million to Shorefox Development, LLC. The loan will be used for the development of the infrastructure for an Orvis branded lifestyle community in Granby, Colorado. The 1,555 acre site is split by the Colorado River and, when development is completed, is expected to offer a variety of homes to residents as well as hunting, fishing, golf and other outdoor pursuits to its residents and guests. The loan is structured as a construction loan contemplating that the borrower will make draws against the loan balance. Initially, the Orvis loan was funded with $20.0 million and earns interest at a rate of 13.5% per year. The loan requires interest payments based on an annual interest rate of 9.5% paid monthly with the remaining 4.0% becoming due and payable upon the loan’s maturity. The term of the loan is 36 months and may be extended by the borrower for up 12 months. The loan is collateralized by a first mortgage on a portion of the Granby property. The loan is personally guaranteed by the principals of Shorefox Development, LLC until $10.0 million in infrastructure is completed. As security for the loan, we also receive assignment of the borrower’s right to receive the proceeds of certain tax-exempt municipal bonds which Shorefox Development, LLC expects will be issued by a metropolitan district to purchase the borrower’s infrastructure once completed. The value of the municipal bonds is estimated to be approximately $22.0 million. The loan may not be prepaid during the first year. The Orvis loan can be accelerated if the borrower exceeds certain debt thresholds on the property, as well as upon the occurrence of other customary events. No construction has commenced as of the date of our loan and no assurance can be provided that construction will proceed as planned or that the market will continue to support the project as anticipated.

MANAGEMENT SERVICES

Pursuant to an agreement with our advisor, our advisor manages our properties, loans and other Permitted Investments. Under this agreement, our advisor is responsible for assisting us in negotiating leases and loans, collecting rental and loan payments, inspecting the properties and the tenants’ or operators’ books and records, and responding to tenant inquiries and notices. Our advisor also provides information to us about the status of the leases, the properties, the loans, the line of credit, the Permanent Financing and other Permitted Investments. In exchange for these services, our advisor is entitled to receive certain fees from us. For management of the properties, loans, and other Permitted Investments, our advisor receives the Asset Management Fee, which, generally, is payable monthly in an amount equal to 0.08334% of the Real Estate Asset Value of the properties, outstanding principal amount of the loans and the amount invested in other Permitted Investments, as of the end of the preceding month. See the section of this prospectus entitled “Management Compensation.”

BORROWING

We have borrowed and will continue to borrow money to acquire properties, make loans and other Permitted Investments and to pay certain related fees. We have borrowed and may continue to borrow money to pay distributions to stockholders. We also intend to encumber assets in connection with such borrowings. We have obtained a $20.0 million revolving line of credit and may obtain additional lines of credit aggregating up to $100 million, but the lines of credit may be increased at the discretion of our board of directors. We may repay the line of credit with offering proceeds, proceeds from the sale of assets, working capital or permanent financing. There can be no assurance that additional lines of credit will be obtained. We have also obtained Permanent Financing and may obtain additional Permanent Financing in the future.

Management believes that any financing obtained during the offering period will allow us to make investments in assets that we otherwise would be forced to delay until we raised a sufficient amount of proceeds from the sale of our shares. By eliminating this delay, we will also eliminate the risk that these investments will no longer be available or that the terms of the investment will be less favorable when we have raised sufficient offering proceeds. Alternatively, Affiliates of our advisor could make such investments, pending our receipt of sufficient offering proceeds, in order to preserve our investment opportunities. However, assets we acquire in this manner would be subject to closing costs both on the original purchase by the Affiliate and on our subsequent purchase, which would increase the amount of expenses associated with the acquisition of assets and reduce the amount of offering proceeds available for investment in income-producing assets. Management believes that the use of borrowings will enable us to reduce or eliminate the instances in which we will be required to pay duplicate closing costs, which may be substantial in certain states.

Similarly, management believes that the borrowings will benefit us by allowing us to take advantage of our ability to borrow at favorable interest rates. Specifically, we intend to structure the terms of any financing so that the lease rates for properties acquired and the interest rates for loans made with the loan proceeds will exceed the interest rate payable on the financing. To the extent that we are able to structure the financing on these terms, we will increase our net revenues. In addition, the use of financing will increase the diversification of our portfolio by allowing us to acquire more assets than would be possible using only the Gross Proceeds from the offering.

As a result of existing relationships between Affiliates of our advisor and certain financing sources, we may have the opportunity to obtain financing at more favorable interest rates than we could otherwise obtain. In connection with any financing we obtain as a result of any such relationship, we will pay a loan origination fee to the Affiliate. In addition, certain lenders may require, as a condition of providing us financing, that the Affiliate with which the lender has an existing relationship act as a loan servicing agent. In connection with any such arrangement, we will pay a loan servicing fee to the Affiliate. Any loan origination fee or loan servicing fee paid to our Affiliate is subject to the approval by a majority of the board of directors (including a majority of the Independent Directors) not otherwise interested in the transaction as fair and reasonable to us and on terms not less favorable to us than those available from unaffiliated third parties and not less favorable than those available from our advisor or its Affiliates in transactions with unaffiliated third parties. See the section of this prospectus entitled “Conflicts of Interest — Certain Conflict Resolution Procedures.”

We may borrow funds for the purpose of preserving our status as a REIT or for any other authorized corporate purpose. For example, we may borrow to the extent necessary to permit us to make distributions required in order to enable us to continue to qualify as a REIT for federal income tax purposes; however, we will not borrow for the purpose of returning invested capital to our stockholders unless necessary to eliminate corporate level tax to us. Our aggregate borrowing, secured and unsecured, will be reasonable in relation to our Net Assets and will be reviewed by the board of directors at least quarterly. We plan to obtain lines of credit in an amount up to $100 million, but the lines of credit may be increased at the discretion of our board of directors. In addition, the aggregate amount of permanent financing is not expected to exceed 50% of our total assets on an annual basis; however, it may likely exceed 50% for a limited period in early stages of an acquisition. In accordance with our articles of incorporation, the maximum amount we may borrow is 300% of our net assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate. In order to borrow an amount in excess of 300% of our net assets, a majority of the independent members of our board of directors must approve the borrowing, and the borrowing must be disclosed and explained to our stockholders in our first quarterly report after such approval occurs. Under our articles of incorporation, we may borrow funds from our advisor or its Affiliates.

On September 30, 2004, we borrowed funds in order to finance a portion of our distributions in the approximate principal amount of $480,945 from CNL Financial Group, Inc. (“CFG”) our affiliate and parent company of our advisor. CFG is wholly-owned by our chairman of the board and his wife. Our board of directors authorized us to issue approximately 48,534 restricted shares of common stock at a share price of $10.00 per share to CFG in exchange for the cancellation of the loan due to CFG of approximately $485,340, including accrued interest.

In connection with our investment in the seven Resort Village Properties described above under “Business – Property Acquisitions,” the unconsolidated entities in which we hold an interest borrowed and encumbered the Resort Village Properties with approximately $67.3 million in the aggregate (approximately $22.3 million for the

Canadian Resort Village Properties and $45 million for the U.S. Resort Village Properties) under notes payable to fund the acquisition. The borrowing totaled approximately 60% of the total assets acquired.

The acquisition of the Canadian Resort Village Properties on December 3, 2004 was funded, in part, with approximately $22.3 million ($26.6 million Canadian dollars) of permanent debt financing secured by a mortgage on the Canadian Resort Village Properties, which was obtained on December 3, 2004. The loan bears interest at a fixed rate of 5.83%, requires payments of interest-only for the first two years, and thereafter requires monthly payments of principal and interest based upon a 30 year amortization period and a maturity date on the tenth anniversary. The balance due upon maturity assuming no prepayment of principal will be approximately $19.5 million ($23.3 million Canadian dollars).

Through our unconsolidated partnership with Intrawest, Intrawest Resort Finance, Inc. provided bridge financing in the principal amount of $45.0 million. The $45.0 million bridge loan was refinanced with loans from Sun Life Assurance Company of Canada made to the subsidiary owners of the U.S. Resort Village Properties in the aggregate principal amount of $46.0 million. The loans bear interest at a fixed rate of 5.75%, require the subsidiaries of our unconsolidated partnership with Intrawest Corporation to make monthly principal and interest payments in the aggregate amount of $289,389 (based on a 25-year amortization), mature on May 20, 2015, and may not be prepaid except with payment of a premium. The balance due upon maturity assuming no prepayment of principal will be approximately $35.0 million.

With regard to the loans encumbering the Resort Village Properties, if we engage in certain prohibited activities, we could become liable for the obligations of the unconsolidated entities which own the Resort Village Properties for certain enumerated recourse liabilities related to those entities and the Resort Village Properties. In the case of the borrowing for the Canadian Resort Village Properties, our obligations are such that we could become liable for the entire loan if we triggered a default due to bankruptcy or other similar events. For a further description of the borrowings encumbering the Resort Village Properties and our obligations with respect to such borrowings, see the section of this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Borrowings of Our Unconsolidated Entities.”

The DMC Partnership is obligated two loans on the DMC Property. The first is for the Dallas Market Center for approximately $143 million. The securitized loan bears interest at a blended rate of 6.04% and requires monthly principal and interest payments of $889,145. The balance due upon maturity of the $143 million securitized loan, assuming no prepayment of principal, will be approximately $113.1 million. The second loan is for the IFGC is for approximately $17.0 million. The IFGC loan bears interest at a fixed rate of 5.45% and requires aggregate monthly principal and interest payments of $110,663. The loan is amortized over 22 years, matures in September 2012 and allows prepayment after August 2006 under certain terms and conditions. The balance due upon maturity assuming no prepayment of principal will be approximately $12.4 million.

On March 1, 2006, the Wolf Partnership closed on a $63.0 million mortgage financing of two properties owned in a joint venture with Great Wolf Resorts, Inc. According to the terms of the joint venture, we received 70.0% of the loan proceeds, or approximately $44.0 million in cash. We anticipate using the loan proceeds to make additional acquisitions or loans and for working capital purposes. The loan to the Wolf Partnership carries a fixed-rate of 6.08% and is secured by the 309-suite Great Wolf Lodge-Wisconsin Dells and the 271-suite Great Wolf Lodge-Sandusky and a guaranty of nonrecourse obligations by the joint venture partners. The term of the loan is seven years. The loan is “interest only” for the first three years with principal and interest payments thereafter based on a 30-year amortization. The loan was originated by Citigroup through NSPL, Inc., a loan funding affiliate.

On March 24, 2006, we obtained an unsecured $20.0 million line of credit from Colonial Bank, replacing our prior line of $5.0 million. The line of credit is used primarily for working capital needs, distributions to stockholders and bridge financing on real estate investments. The line of credit is unsecured, bears interest at the 30-day LIBOR plus 2.25% and has a term of two years.

SALE OF PROPERTIES AND LOANS

During the period of time prior to December 31, 2015, we intend, to the extent consistent with our objective of qualifying as a REIT, to reinvest in additional properties, loans, or other Permitted Investments any proceeds of the sale of assets that are not required to be distributed to stockholders in order to preserve our REIT status for federal income tax purposes. We may also use such proceeds to reduce our outstanding indebtedness. At or prior to December 31, 2015, we intend to provide our stockholders with liquidity of their investment, either in whole or in part, through listing (although liquidity cannot be assured thereby) or by commencing the orderly sale of our assets, or by merging with another entity in a transaction which provides our stockholders with cash or securities of a publicly traded company, unless our stockholders owning a majority of our shares elect to extend the duration of CNL Income Properties by amendment of our articles of incorporation. If listing occurs, we intend to use any Net Sales Proceeds not required to be distributed to stockholders in order to preserve our status as a REIT to reinvest in additional properties, loans, or other Permitted Investments or to repay outstanding indebtedness.

In deciding the precise timing and terms of sales of assets or a merger, our advisor will consider factors such as national and local market conditions, potential capital appreciation, cash flows, and federal income tax considerations. The terms of certain leases, however, may require us to sell a property at an earlier time if the tenant exercises its option to purchase a property after a specified portion of the lease term has elapsed. See the section of this prospectus entitled “Business — Description of Property Leases — Right of Tenant to Purchase.” We will have no obligation to sell all or any portion of a property at any particular time, except as may be required under property or joint venture purchase options granted to certain tenants, joint venture partners or operators. In connection with seeking to provide stockholders with liquidity, we will only engage in a merger which results in the distribution to our stockholders of cash or securities of a publicly traded company. In connection with our sales of assets, we may take purchase money obligations as part payment of the sales price. The terms of payment will be affected by custom in the area in which the property is located and by prevailing economic conditions. When a purchase money obligation is accepted in lieu of cash upon the sale of a property, we may continue to have a mortgage on the property and the proceeds of the sale may be realized over a period of years rather than at closing of the sale.

We do not anticipate selling any loans prior to the expiration of the loan term, except in the event: (i) we own the property (land only) underlying the building improvements which secure a mortgage loan and the sale of the property occurs; or (ii) we undertake an orderly sale of our assets. We will not sell any assets if such sale would not be consistent with our objective of qualifying as a REIT.

COMPETITION

We anticipate that we will continue to compete with other REITs, real estate partnerships, opportunity funds and other investors, including, but not limited to, banks and insurance companies, many of which will have greater financial resources than us in the acquisition, leasing and financing of properties and the making of loans and Permitted Investments.

REGULATION OF LOANS

Our loan program may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions, and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our loan program. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make loans in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements.

SELECTED FINANCIAL DATA

The following selected financial data for CNL Income Properties should be read in conjunction with “Item 7. – Management’s Discussion and Analysis of Financial Condition and Results of Operations”:

	Year Ended December 31,
	2005	2004 (1)	2003 (1)
Operating Data:
Revenues	$226,666	$—	$—
Operating loss	(4,983,770)	(1,280,470)
Net income (loss)	6,583,431	(683,263)	—
Net income (loss) per share	0.33	(0.17)	—
Weighted average number of shares outstanding (basic and diluted)	19,795,649	4,075,979	20,000
Cash distributions declared and paid (3)	10,096,429	1,172,688	—
Cash distributions declared and paid per share	0.54	0.26	—
Cash provided by (used in) operating activities	4,616,474	754,656	(199,000)
Cash used in investing activities	199,063,392	41,780,499	—
Cash provided by financing activities	251,541,482	77,734,960	200,000

	Year Ended December 31,
	2005(1)	2004(1)	2003(1)
Balance Sheet Data:
Real estate investment properties	$20,952,902	$—	$—
Investment in unconsolidated entities	207,150,838	41,913,212	—
Cash	93,804,681	36,710,117	1,000
Total assets	336,795,107	85,956,427	1,311,797
Long term debt obligations	—	—	—
Total liabilities	12,163,277	11,004,049	1,111,797
Stockholders’ equity	324,631,830	74,952,378	200,000
Other Data:
Funds from operations (“FFO”) (2)	14,170,298	(579,129)	—
FFO per share	0.72	(0.14)	—
Properties owned by unconsolidated entities at end of the year	10	7	—
Properties acquired by unconsolidated entities during the year	3	7	—
Properties acquired directly during the year	1	—	—

FOOTNOTES:

(1)	Operations commenced on June 23, 2004 when we received minimum offering proceeds of $2.5 million and funds were released from escrow. We completed our first investment in December 2004. The results of operations for the years ended December 31, 2005 and 2004 are not necessarily indicative of future performance due to the limited time during which we were operational, our incurrence of organizational costs, and having not completed our first investment until December 2004. The results from operations for the year ended December 31, 2004 include only the interest income earned subsequent to becoming operational, organizational costs incurred on our behalf by an Affiliate and general operating and administrative expenses for the period. Selected financial data for 2003 covers the period August 11, 2003 (date of inception) through December 31, 2003.

(2)	We consider funds from operations (“FFO”) to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net income. FFO, based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) and as used herein, means net income determined in accordance with GAAP, excluding gains or losses from sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. We believe that by excluding the effect of depreciation and amortization, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. FFO was developed by NAREIT as a relative measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net income); (ii) is not necessarily indicative of cash flow available to fund cash needs; and (iii) should not be considered as an alternative to net income determined in accordance with GAAP as an indication of our operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or our ability to make distributions. FFO as presented may not be comparable to amounts calculated by other companies. Accordingly, we believe that in order to facilitate a clear understanding of the consolidated historical operating results, FFO should be considered in conjunction with our net income as reported in the accompanying consolidated financial statements and notes thereto.

Reconciliation of net income (loss) to FFO for the year ended December 31, 2005, 2004 and 2003:

	Year Ended December 31,
	2005	2004	2003
Net income (loss)	$6,583,431	$(683,263)	$—
Adjustments:
Depreciation and amortization	17,224	—	—
Equity in earnings of unconsolidated entities	(10,289,841)	(218,466)	—
Pro-rata share of FFO from unconsolidated entities (a)	17,859,484	322,600	—

Total funds from operations	$14,170,298	$(579,129)	$—

Weighted average number of shares of common stock outstanding (basic and diluted)	19,795,649	4,075,979	20,000

FFO per share (basic and diluted)	$0.72	$(0.14)	$—

FOOTNOTES:

(a)	Our share of FFO from unconsolidated entities is recognized in the same proportion as equity in earnings that we recognize from these entities based on the HLBV method.

(3)	Cash distributions are declared by the board of directors and generally are based on various factors, including expected and actual net cash from operations and our general financial condition, among others. Approximately, 51.9%, 24.0% and 0.0% of the distributions received by stockholders were considered to be ordinary income and approximately 48.1%, 76.0% and 0.0% were considered a return of capital for federal income tax purpose for the year ended December 31, 2005, 2004 and 2003, respectively. We have not treated such amounts as a return of capital for purposes of calculating the stockholders’ return on their invested capital.

MANGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

CNL Income Properties, Inc. was organized pursuant to the laws of the State of Maryland on August 11, 2003. We were formed primarily to acquire lifestyle properties in the United States and Canada that we lease on a long-term basis (generally between five to 20 years, plus multiple renewal options) to tenants or operators who are significant industry leaders. We define lifestyle properties as those properties that reflect or are impacted by the social, consumption and entertainment values and choices of our society. We also make and acquire loans (including mortgage, mezzanine and other loans) generally secured by interests in real estate. We currently operate and have elected to be taxed as a REIT for federal income tax purposes beginning with the taxable year ended December 31, 2004. We have retained CNL Income Corp. as our advisor (the “advisor”) to provide management, acquisition, advisory and administrative services.

GENERAL

We have and will continue to focus our investment activities on and use the proceeds of our offering primarily for the acquisition, development and ownership of lifestyle properties that we believe:

•	are part of an asset class wherein the supply of developed, specific-use real estate is greater than the demand for the intended use of such real estate;

•	where a change in operational control is anticipated to improve value;

•	are part of an industry that is experiencing constraints on the availability of new capital, which we believe typically has the effect of lowering the purchase price of such properties; and/or

•	have the potential for long-term revenue generation based upon certain demographic data, including an aging baby boomer population and associated concentrations of wealth.

We have invested in, and will most likely continue to invest in, properties in the following asset classes (in no order of priority):

•	dealership properties including, for example, automobile, motorcycle, recreational vehicle and boat dealerships;

•	campgrounds, recreational vehicle (“RV”) parks that rent lots and offer other services;

•	health clubs, athletic training facilities, wellness centers and spa facilities;

•	parking lots with monthly and daily parking space rentals in urban areas;

•	merchandise marts with showrooms and host tradeshows for merchandise manufacturers and wholesalers in major metropolitan areas;

•	destination retail and entertainment centers that develop and lease properties featuring entertainment-oriented stores, restaurants and/or attractions;

•	marinas that offer recreational boat slip rentals and other services;

•	ski resorts, including real estate in and around ski resorts such as ski-in/ski-out alpine villages, townhouses, lodging and other related properties;

•	golf courses and golf resorts, including real estate in and around golf courses and golf resorts such as retail villages, townhouses, lodges and other related properties;

•	amusement parks, waterparks and family entertainment centers, which may include lodging facilities;

•	real estate in and around lifestyle communities;

•	vacation ownership interests, which entitle a purchaser of the interests to exclusive use of resort accommodations at a resort property or properties for a particular period of time each year; and

•	other attractions, such as sports-related venues and cultural facilities such as visual and performing arts centers, zoological parks or aquariums.

Many of these asset classes experience seasonal fluctuations in their business. We experience competition from other REITs, real estate partnerships, opportunity funds and other investors, including, but not limited to, banks and insurance companies, many of which will have greater financial resources than us in the acquisitions, leasing and financing of properties with our targeted asset classes.

Although these are the most likely asset classes in which we have invested and will continue to invest, we may acquire or invest in other types of properties which are not listed above that we believe have the potential for long-term revenue generation based upon underwriting criteria and models that we have developed and/or certain demographic criteria as described above. In addition, we may invest up to a maximum of 10% of our total assets in businesses that provide services to, or are otherwise ancillary to, the types of properties in which we are permitted to invest.

As of December 31, 2005, we have invested through unconsolidated entities in retail and commercial properties at seven resort villages (two of which are located in Canada), one merchandise mart property and two waterpark resorts. As of this date, we have also invested through consolidated entities in a sky lift attraction and have made one loan. During the period from January 1, 2006 and March 1, 2006, we made one additional loan. We also expect to acquire a ski resort by the end of second quarter of 2006.

We have elected to be taxed as a REIT for federal income tax purposes. As a REIT we generally will not be subject to federal income tax on income that we distribute annually to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is lost. Such an event could materially and adversely affect our net income and cash flows. However, we believe that we are organized and have operated in a manner to qualify for treatment as a REIT beginning with the year ended December 31, 2004. In addition, we intend to continue to be organized and to operate so as to remain qualified as a REIT for federal income tax purposes.

CRITICAL ACCOUNTING POLICIES

Consolidation. The consolidated financial statements include our accounts and the accounts of our wholly-owned subsidiaries and entities in which we have a controlling interest in accordance with the provisions of Statement of Position 78-9 “Accounting for Investments in Real Estate Ventures” (“SOP 78-9”) or are the primary beneficiary as defined in FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, (“FIN 46”). The application of FIN 46 and SOP 78-9 requires management to make significant estimates and judgments about our and our venture partners’, rights, obligations and economic interests in the related venture entities. The equity method of accounting is applied in the consolidated financial statements with respect to those investments in entities in which we are not the primary beneficiary under FIN 46 or have less than a controlling interest due to the significance of rights and obligations held by other parties under SOP 78-9.

Investments in unconsolidated entities. The equity method of accounting is applied with respect to investments in entities for which we have determined that consolidation is not appropriate under FIN 46 or SOP 78-9. We recognize equity in earnings from our unconsolidated entities under the hypothetical liquidation at book value (“HLBV”) method of accounting due to the capital structure of those entities and the rights and priorities of the partners. The HLBV method differs from other generally accepted accounting methods in which an investing partner recognizes the percentage of a venture’s net income or loss based upon the partner’s percentage of ownership. Under the HLBV method, we must estimate at the balance sheet date what we would receive or be obligated to pay in accordance with the governing agreements if our unconsolidated entities were to liquidate all of their assets, pay their debts and distribute the remaining equity at book value. As a result, we recognize income (equity in earnings) in each reporting period equal to the change in our share of assumed proceeds from the liquidation of the underlying unconsolidated entities at depreciated book value. Under this method, in any given period we could be recording more or less income than actual cash distributions received and more or less than we may receive in the event of an actual liquidation.

Allocation of purchase price for acquisition of properties. We allocate the purchase costs of properties to the tangible and intangible assets acquired and the liabilities assumed as provided by Statement of Financial Accounting Standard 141, "Business Combinations." For each acquisition, we assess the value of the land, the as-if vacant building, equipment and intangible assets, including in-place lease origination costs, the above or below market lease values and the value of customer relationships based on their estimated fair values. The values determined are based on independent appraisals, discounted cash flow models and our estimates reflecting the facts and circumstances of each acquisition. Acquisition fees and miscellaneous acquisition costs that are directly identifiable with properties that are probable of being acquired are capitalized and included in other assets. Upon the purchase of a property, the fees and costs directly identifiable with that property are reclassified to land, building, equipment and lease intangibles or investment in unconsolidated entities in the case of properties owned through unconsolidated partnership. In the event a property is not acquired or no longer is expected to be acquired, costs directly related to the property are charged to expense.

Leases. Our leases are accounted for under the provisions of Statement of Financial Accounting Standard No. 13, "Accounting for Leases," and have been accounted for as operating leases. This statement requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant. Changes in our estimates or assumptions regarding collectibility of lease payments could result in a change in accounting for the lease.

Impairments. For real estate owned by us and accounted for under the equity method, we compare the estimated fair value of our investment to the carrying value at each reporting date. To the extent the fair value of the investment is less than the carrying amount, and the decline in value is determined to be other than a temporary decline, an impairment charge will be recorded.

For real estate to be directly owned by us, we will monitor events and changes in circumstance that may indicate that the carrying amounts of the real estate assets may not be recoverable. When such events or changes in circumstances are present, we will assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset and from its eventual disposition, to the carrying amount of the asset. In the event that the carrying amount exceeds the estimated future undiscounted operating cash flows, we would recognize an impairment loss to adjust the carrying amount of the asset to the estimated fair value.

The determination of both the estimated fair value of our investment and the estimation of future cash flows to be generated over the life of the assets requires management to make significant estimates and judgments.

IMPACT OF RECENT ACCOUNTING PRONOUNCEMENTS

In June 2005, the Emerging Issues Task Force (“EITF”) released Issue No. 04-5, “Determining Whether a General Partner, or the General Partners as a Group, controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights” (“EITF 04-5”). EITF 04-5 provides guidance in determining whether a general partner controls a limited partnership and therefore should consolidate the limited partnership. EITF 04-5 states that the general partner in a limited partnership is presumed to control that limited partnership and that the presumption may be overcome if the limited partners have either (1) the substantive ability to dissolve or liquidate the limited partnership or otherwise remove the general partner without cause, or (2) substantive participating rights. The effective date for applying the guidance in EITF 04-5 was (1) June 29, 2005 for all new limited partnerships and existing limited partnerships for which the partnership agreement was modified after that date, and (2) no later than the beginning of the first reporting period in fiscal years beginning after December 15, 2005 for all other limited partnerships. Implementation of EITF 04-5 is not expected to have a significant impact on our results of operations.

In May 2005, the Financial Accounting Standards Board (the “FASB”) issued Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections” (FAS 154), which replaces Accounting Principles Board Opinion No. 20 “Accounting Changes” and Statement of Financial Accounting Standards Board No. 3, “Reporting Changes in Interim Financial Statements – An Amendment of APB Opinion No. 28”. FAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes retrospective application as the required method for reporting a change in accounting principle and the reporting of a correction of an error. FAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

In March 2005, the FASB issued FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations – an Interpretation of SFAS Statement No. 143” (FIN 47). FIN 47 clarifies the timing of liability recognition for legal obligations associated with the retirement of tangible long-lived assets when the timing and/or method of settlement are conditional on a future event. FIN 47 is effective for fiscal years ending after December 15, 2005. We adopted FIN 47 on December 31, 2005. The adoption did not have any impact on our results of operations.

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123 Revised”). FAS 123 Revised is a revision of FASB Statement No. 123, “Accounting for Stock-Based Compensation.” FAS 123 Revised supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. FAS 123 Revised focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. Under FAS 123 Revised, we, beginning in the first quarter of 2006, will be required to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award (with limited exceptions). The cost will be recognized over the period during which an employee is required to provide services in exchange for the award. Since we have not historically made share-based payments, the adoption of FAS 123 Revised is not expected to have a significant impact on our results of operations.

In November 2004, the EITF released Issue No. 03-13, “Applying the Conditions in Paragraph 42 of FASB Statement No. 144 in Determining whether to Report Discontinued Operations” (“EITF 03-13”). EITF 03-13 provides guidance on how an ongoing entity should evaluate whether the operations and cash flows of a disposed component have been or will be eliminated from the ongoing operations of the entity, and the types of continuing involvement that constitute significant continuing involvement in the operations of the disposed component. The guidance in EITF 03-13 is effective for components of an enterprise that are either disposed of or classified as held for sale in fiscal periods beginning after December 15, 2004. Application of the consensus of EITF 03-13 did not have a material effect on our results of operations for the periods ending December 31, 2005 and 2004, nor do we expect it to have a material effect on future results of operations.

LIQUIDITY AND CAPITAL RESOURCES

General

Our principal demand for funds during the short and long-term will be for property acquisitions, loans and other permitted investments and the payment of operating expenses and distributions to stockholders. Generally, our cash needs for items other than property acquisitions and making loans will be generated from operations, our investments or advances from affiliates, although our affiliates are not obligated to advance such funds. Our operating cash flows are primarily driven by distributions from our unconsolidated entities, from the rental income received from leased properties and from interest payments from the loans we make. A reduction in cash flows from any of these sources could significantly decrease our ability to pay distributions to our stockholders. We have also entered into a revolving line of credit with a capacity of $20.0 million, which will be used to bridge short-term liquidity needs that arise due to timing of cash receipts and payments.

We intend to continue to acquire properties and make loans and other permitted investments with proceeds from our public offering and permanent debt financing. If sufficient capital is not raised, it would limit our ability to acquire additional properties, make loans or permitted investments. This could impact our ability to pay distributions unless we choose to borrow to do so.

We intend to continue to pay distributions to our stockholders on a quarterly basis. Operating cash flows are expected to be generated from properties, loans and other permitted investments to cover such distributions. In the event we are unable to acquire properties at the pace expected, we may not be able to continue to pay distributions to stockholders or may need to reduce the distribution rate or borrow to continue paying distributions, all of which may negatively impact a stockholder’s investment in the long term. Our ability to acquire properties is in part dependent upon our ability to locate and contract with suitable third-party tenants. The inability to locate suitable tenants may delay our ability to acquire certain properties. Not only are we experiencing increased competition in our targeted asset classes, we are also challenged due to the complex and expensive structures we must use to acquire properties due to the tax and legal requirements of being a REIT. Delays in acquiring properties or making loans with the capital raised from our common stock offering dilute our ability to pay distributions to our existing stockholders.

We believe that our current and anticipated capital resources, including cash on hand and the availability of funds from our line of credit and from other potential borrowings are sufficient to meet our liquidity needs for the coming year and beyond.

Common Stock Offering

As of December 31, 2005, we had received subscription proceeds from the offering of $377.9 million (37,864,842 shares) from 12,847 investors, excluding the 20,000 shares purchased by the advisor for $200,000 preceding the commencement of the initial offering, the $1.2 million (117,708 restricted common shares) issued in December 2004 to CNL Financial Group, Inc., a company affiliated with our advisor and wholly owned indirectly by our chairman of the board and his wife. We have used these proceeds primarily for the following purposes:

Investment in unconsolidated entities	$198.9 million
Payment of stock issuance costs	42.7 million
Acquisition of a property	20.1 million
Payment of acquisition cost and fees (including debt acquisition fees)	17.9 million
Issuance of a mortgage loan	3.0 million
Deposit on property	1.0 million
Redeem common stock (24,193 shares at $9.50 per share)	0.2 million

Total	$283.8 million

During the period January 1, 2006 through March 1, 2006, we received additional subscription proceeds of approximately $85.7 million (8,569,125 shares).

Property Acquisitions and Investments in Unconsolidated Entities

As of December 31, 2005, we owned interests in 10 properties located in nine states and in Canada. Nine of such properties are owned through unconsolidated entities. Eight of these properties are leased under operating leases to third-party tenants, which in some cases may be affiliates of our joint venture partners, in the case of properties owned indirectly by us through partnerships.

As of December 31, 2005, we are under contract to acquire the Cypress Mountain ski area located in Canada for approximately $27.5 million. The closing of this acquisition is subject to certain conditions. There can be no assurance that these conditions will be met or that the acquisition will ultimately occur.

We currently have commitments to fund our share of development costs for a significant addition to a property owned through an unconsolidated entity and for contingent purchase consideration related to some of the properties we have acquired through our unconsolidated entities. See “Commitments, Contingencies and Contractual Obligations” for additional information.

Mortgage Loans and Other Loans

On September 29, 2005, we made a $3.0 million loan to a subsidiary of Consolidated Conversions, LLC, which was used toward the purchase of the 295-room Holiday Inn Main Gate West for conversion to a condominium hotel. The property is located in Kissimmee, Florida, which is west of Walt Disney World. Our loan earns interest at a rate of 15% per year and requires monthly interest payments based on an annual percentage rate of 8.5% with the remaining 6.5% becoming due and payable upon the loan’s maturity or earlier upon the sale of the condominium hotel units. The loan matures in April 2007 and may be extended by the borrower for up to three additional six-month periods. The loan is collateralized by a first mortgage on ten vacant acres of land adjacent to the hotel and a second priority mortgage on the remainder of the property which includes the hotel. Completion of the condominium conversion and related improvements is guaranteed by the principals of Consolidated Conversions, LLC. The loan may be prepaid at anytime, but in no event will we receive less than our 15% return for at least one year.

Borrowings

We intend to borrow money to acquire assets and to pay certain related fees. We have, and may continue to borrow money to pay distributions to stockholders. We also intend to encumber assets in connection with such borrowings. In general, the aggregate amount of permanent financing is not expected to exceed 50% of our total assets on an annual basis, however, it may likely exceed 50% for a limited period in our early acquisition stage. The maximum amount we may borrow is 300% of our net assets in the absence of a satisfactory showing that a higher level of borrowing is appropriate. In order to borrow an amount in excess of 300% of our net assets, a majority of the independent members of our board of directors must approve the borrowing, and the borrowing must be disclosed and explained to stockholders in our first quarterly report after such approval occurs.

We plan to obtain lines of credit, in an amount up to $100 million. The lines of credit may be increased at the discretion of our board of directors and may be repaid with offering proceeds, proceeds from the sale of assets, working capital or permanent financing. On May 20, 2005, we closed on a $5.0 million revolving line of credit with Branch Banking and Trust. On March 24, 2006, we obtained an unsecured $20.0 million line of credit from Colonial Bank, replacing our prior line of $5.0 million. The line is used primarily for working capital needs, distributions to stockholders and bridge financing on real estate investments. The line of credit is unsecured, bears interest at the 30-day LIBOR plus 2.25% (approximately 6.64% as of December 31, 2005) and has a term of two years. As of December 31, 2005, we had outstanding borrowings under the line of credit of approximately $4.5 million. The loan agreement contains certain affirmative, negative and financial covenants including quarterly and annual financial reporting requirements, minimum net worth, and limitations on the incurrence of additional debt. We were in compliance with these covenants at December 31, 2005.

See the section below entitled “Off Balance Sheet and Other Arrangements – Borrowings of Our Unconsolidated Entities” for a description of the borrowings of our unconsolidated entities.

On September 30, 2004, we borrowed funds in order to fund a portion of our distributions in the approximate initial principal amount of $470,512 from CNL Financial Group, Inc. (“CFG”) our affiliate and parent company of our advisor. CFG is wholly-owned by our chairman of the board and his wife. On December 16, 2004, our board of directors authorized us to issue approximately 48,534 restricted shares of common stock at a share price of $10.00 per share to CFG in exchange for the cancellation of the loan due to CFG of approximately $485,340, including accrued interest.

Related Party Arrangements

Certain of our directors and officers hold similar positions with our advisor, and with the managing dealer of our offering, CNL Securities Corp. Our chairman of the board indirectly owns a controlling interest in the parent company of the advisor. In accordance with an advisory agreement and other agreements between us and our affiliates, these affiliates receive fees and compensation in connection with the offering and the acquisition, management and sale of our assets. CNL Securities Corp., the managing dealer of our offering, receives selling commissions of up to 6.5% of gross offering proceeds on all shares sold, a marketing support fee of up to 2.5% of gross offering proceeds, and reimbursement of actual expenses incurred up to 0.10% of proceeds in connection with due diligence of the offering. Generally, all but approximately 0.5% of the selling commissions and marketing support fees are reallowed to third-party participating broker dealers. For the years ended December 31, 2005 and 2004, we incurred the following fees:

	Year Ended December 31,
	2005	2004
Selling commissions	$18,491,791	$5,396,516
Marketing support fee & due diligence expense reimbursements	7,123,976	2,075,972

Total	$25,615,767	$7,472,488

For the years ended December 31, 2005 and 2004, the advisor earned fees and incurred reimbursable expenses as follows:

	Year Ended December 31,
	2005	2004
Acquisition fees (1):
Acquisition fees from offering proceeds	$8,749,463	$2,610,382
Acquisition fees from debt proceeds	4,908,899	534,494

Total	13,658,362	3,144,876

Asset management fees (2):	2,558,973	—

Reimbursable expenses (3):
Offering costs	11,864,101	7,845,258
Organizational costs	—	21,351
Acquisition costs	2,055,532	1,509,808
Operating expenses	1,345,151	581,348

Total	15,264,784	9,957,765

Total fees earned and reimbursable expenses	$31,482,119	$13,102,641

FOOTNOTES:

(1)	Acquisition fees for services in the selection, purchase, development or construction of real property, generally equal to 3.0% of gross offering proceeds, and 3.0% of loan proceeds for services in connection with the incurrence of debt. As of December 31, 2005 and 2004, we had acquisition fees paid in connection with the sale of our stock of approximately $9.5 million and $1.3 million, respectively. These amounts will be allocated to the cost of properties acquired and loans made in the future. The debt acquisition fees for the year ended December 31, 2005 were incurred in connection with our investment in the DMC Partnership’s assumption of mortgage loans receivable upon acquisition of the DMC Property and IFGC and the refinancing of mortgage debt secured by the Resort Village Properties in our partnership with Intrawest.

(2)	Asset management fees of 0.08334% per month of our “real estate asset value,” as defined in our prospectus dated April 18, 2005, and the outstanding principal amount of any loans receivable as of the end of the preceding month.

(3)	The advisor and its affiliates are entitled to reimbursement of certain expenses incurred on our behalf or in connection with our organization, offering, acquisitions, and operating activities. Pursuant to the advisory agreement, we will not reimburse the advisor any amount by which total operating expenses paid or incurred by us exceed the greater of 2% of average invested assets or 25% of net income (the “Expense Cap”) in any expense year, as defined in the advisory agreement. The first applicable expense year and measurement period was the twelve months ended June 30, 2005, for which our operating expenses exceeded the Expense Cap by $398,071. In accordance with the advisory agreement, such amount was not reimbursed to the advisor and was recorded as a reduction in general and administrative expenses and the amounts due to affiliates. For the Expense Year ended December 31, 2005, operating expenses did not exceed the Expense Cap.

Amounts due to affiliates for fees and expenses described above are as follows:

	Year Ended December 31,
	2005	2004
Due to the advisor and its affiliates:
Offering expenses	$3,136,789	$6,960,292
Asset management fees	300,489	—
Operating expenses	734,970	1,207,252
Acquisition fees and expenses	1,318,983	1,893,200

Total	$5,491,231	$10,060,744

Due to CNL Securities Corp:
Selling commissions	$1,131,002	$320,767
Marketing support fees and due diligence expense reimbursements	435,000	123,373
Offering costs	—	(90,050)

Total	$1,566,002	$354,090

Total due to affiliates	$7,057,233	$10,414,834

Stock issuance costs exceeding 13% are deferred and will be deducted from future offering proceeds to the extent that they are available for a particular stock offering and reimbursed to affiliates to the extent the costs are within the 13% limitation. We are not obligated to pay our advisor or certain of its affiliates costs that exceed the 13% limitation as of the end of the offering. As of December 31, 2004, offering costs totaling $5.4 million in excess of the 13% had been billed to us and were reflected on our balance sheet as Deferred Offering Costs with an offsetting liability included in Due to Affiliates. As of December 31, 2005, there were no offering costs in excess of the 13% limitation that had been billed to us.

Distributions

We intend to pay distributions to our stockholders on a quarterly basis. The amount of distributions declared to our stockholders will be determined by our board of directors and is dependent upon a number of factors, including expected and actual net cash from operations for the year, our financial condition, a balanced analysis of both current and long-term stabilized cash flows from our properties, our objective of continuing to qualify as a REIT for federal income tax purposes, the actual operating results of each quarter, economic conditions, other operating trends, capital requirements and avoidance of volatility of distributions. Operating cash flows are expected to be generated from properties, loans and other permitted investments acquired or made by us.

We have historically and expect to continue to make advances under our revolving line of credit to fund the payment of distributions at the end of each fiscal quarter to bridge the gap between the time that distributions are paid and the date that we received operating distributions from our unconsolidated entities (usually within 45 days of the end of each fiscal quarter). As of December 31, 2005, we borrowed $4.5 million for the payment of distributions; all of which was repaid during the first quarter of 2006. We also may fund distributions from loans proceeds received by us or through our joint venture arrangements. We currently have a $20.0 million liquidity under our line of credit. In the event that we need to borrow to temporarily fund the payment of distribution and are unable to, then we may have to reduce our distributions to stockholders.

The distributions declared and paid during the years ended December 31, 2005 and 2004 were $10.1 million and $1.2 million, respectively, and exceeded net income for the year ended December 31, 2005 and 2004 by approximately $3.4 million and $1.9 million, respectively. Distributions to stockholder maybe considered a return of capital to the extent the amount of such distributions exceeds net income calculated in accordance with generally accepted accounting principles (“GAAP”). Accordingly, for the years ended December 31, 2005 and 2004, approximately 34.1% and 100.0% of the distributions represented a return of capital, if calculated using GAAP net income basis. Approximately 48.1% and 76.0% of the distributions for the years ended December 31, 2005 and 2004 constitute a return of capital for federal income tax purposes. No amounts distributed to stockholders are required to be or have been treated as a return of capital for purposes of calculating the stockholders’ return on their invested capital.

Cash Flow Analysis

Our net cash flows provided by operating activities were approximately $4.6 million for the year ended December 31, 2005 and were primarily comprised of cash received as distributions from our unconsolidated entities, the interest received on cash in bank accounts, and rental income from our properties offset by payments made for operating expenses, as compared to the net cash flow from operating activities of $754,656 for year ended December 31, 2004, which consisted primarily of interest income earned on cash in bank accounts offset by payments made for operating expenses during the period in which we were operational.

Cash flows used in investing activities were approximately $199.1 million for the year ended December 31, 2005 and consisted primarily of contributions made to acquire our interests in the DMC Partnership and the Wolf Partnership, our acquisition of the Gatlinburg Sky Lift property, our investment in a mortgage loan and the payment of acquisition fees and costs in connection with these investments. Cash flows used in investing activities was $41.8 million for the period ended December 31, 2004 which consisted of our investment n the unconsolidated entity that owns seven Resort Village Properties.

For the year ended December 31, 2005, the net cash flows provided by financing activities were approximately $251.5 million and were primarily attributable to the receipt of approximately $291.2 million of subscription proceeds, the payment of approximately $33.8 million in stock issuance costs in connection with the offering, distributions paid to stockholders of approximately $10.1 million, and net borrowings under our line of credit of approximately $4.5 million. The net cash flows provided by financing activities for the year ended December 31, 2004 were approximately $77.7 million and consisted primarily of subscriptions proceeds received of approximately $86.7 million, the payment of approximately $8.9 million in stock issuance costs and distributions paid to stockholders of approximately $1.2 million.

RESULTS OF OPERATIONS

From the time of our formation on August 11, 2003 through June 23, 2004, we had not commenced active operations because we were in our organizational stage and had not received the minimum required offering amount of $2.5 million (250,000 shares). Operations commenced on June 23, 2004 when we received aggregate subscription proceeds in excess of the minimum offering amount. Our net loss of $683,263 for the year ended December 31, 2004, included $1,259,119 in general operating and administrative expenses for the period, including the write-off of approximately $401,000 in previously capitalized acquisition costs relating to certain investments that were not made and are longer being pursued and $21,351 in organization costs. We also earned equity in earnings of $218,466 generated from our investment in unconsolidated entities for the period in which we owned the investment and interest income of $378,741.

For the year ended December 31, 2005, our net income was approximately $6.6 million and net operating expenses were approximately $5.2 million. The overall increase in our operating expenses is directly related to the overall increase in our operating activities and the addition of assets under management as compared to the same period of the prior year when we were in our organizational stage. Our primary sources of income are the equity in earnings generated from our investments in unconsolidated entities of approximately $10.3 million, interest income from uninvested stock offering proceeds of approximately $1.3 million, rental income from operating leases and FF&E reserve income of $111,666 generated from the acquisition of Gatlinburg Sky Lift and interest income from a mortgage note receivable of $115,000. Equity in earnings from our unconsolidated entities is recognized under the hypothetical liquidation at book value method as discuss earlier in “Critical Accounting Policies.” The unconsolidated entities’ structure and agreements provide us a stated return on our investment in priority to any returns to our partners. Because our equity in earnings is calculated in this manner, our partners have historically been allocated significant losses which offset the earnings that we record from these entities. During 2006, our partners’ unreturned capital in certain of these entities is expected to be reduced to zero as a result of the losses they have recognized and the distributions that they have received from these entities. Once this occurs, we will no longer recognize significant amounts of income and may even recognize losses that these entities incur. While this method of recognizing earnings and losses from the unconsolidated entities is not expected to have an impact on the distributions we receive from them or our funds from operations (defined below), it will likely result in significant reductions in our net income (loss) and our earnings (loss) per share.

Our results of operations for the year ended December 31, 2005 are not necessarily indicative of what the results of operations will be or the future performance due to the limited time in which we have been operational, the number of acquisitions in 2004 and 2005 and the number of acquisitions we expect to complete in the future.

OTHER

Funds from Operations

We consider funds from operations (“FFO”) to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net income. FFO, based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) and as used herein, means net income determined in accordance with GAAP, excluding gains or losses from sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. We believe that by excluding the effect of depreciation and amortization, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. FFO was developed by NAREIT as a relative measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net income), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net income determined in accordance with GAAP as an indication of our operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or our ability to make distributions. FFO as presented may not be comparable to amounts calculated by other companies.

Accordingly, we believe that in order to facilitate a clear understanding of the consolidated historical operating results, FFO should be considered in conjunction with our net income and cash flows as reported in the accompanying consolidated financial statements and notes thereto.

Reconciliation of net income to FFO for the years ended December 31, 2005 and 2004:

	Year Ended December 31,
	2005	2004
Net income (loss)	$6,583,431	$(683,263)
Adjustments:
Depreciation and amortization	17,224	—
Equity in earnings of unconsolidated entities	(10,289,841)	(218,466)
Pro-rata share of FFO from unconsolidated entities (*)	17,859,484	322,600

Total funds from operations	$14,170,298	$(579,129)

Weighted average number of shares of common stock outstanding (basic and diluted)	19,795,649	4,075,979

FFO per share (basic and diluted)	$0.72	$(0.14)

FOOTNOTES:

(*)	Our share of FFO from unconsolidated entities is recognized in the same proportions as equity in earnings that we recognize from these entities based on the HLBV method.

OFF BALANCE SHEET AND OTHER ARRANGEMENTS

We hold interests in unconsolidated entities that may affect our results of operations, financial liquidity, and capital expenditures. Our equity in earnings from unconsolidated entities for the year ended December 31, 2005 contributed approximately $10.3 million to our results of operations. The partnership agreements governing the allocation of cash flows from the entities provide for the payment of a preferred return on our invested capital and thereafter in accordance with specified residual sharing percentages. With respect to our investments in unconsolidated entities, our partners may receive a greater rate of return than us when the properties owned by these entities perform at certain levels.

With respect to the Resort Village Properties, Intrawest executed leases as a tenant for all unleased space at the time that we acquired the Resort Village Properties and guaranteed the leases for all space then leased to Intrawest or its affiliates. The failure of Intrawest to meet this commitment would put us at risk in the event of a default or vacancy, thereby potentially reducing our expected return.

In connection with the two loans encumbering properties owned by our unconsolidated entities (described below), if we engage in certain prohibited activities, we could become liable for the obligations of the unconsolidated entities which own the properties for certain enumerated recourse liabilities related to those entities and their properties. In the case of the borrowing for the Resort Village Properties located in Canada, our obligations are such that we could become liable for the entire loan if we triggered a default due to bankruptcy or other similar events.

We may also be responsible for a portion of capital expenditures for properties owned by unconsolidated entities. We do not expect to make any significant capital expenditures or contributions for these properties in the near term other than for contributions related to the Trade Mart Expansion as discussed in “Part I – Item 2. Properties.”

Borrowings of Our Unconsolidated Entities

Our unconsolidated entities are subject to the following fixed rate debt:

Unconsolidated entity	Type of loan	Interest rate	Payment	Maturity date	Principal balance at December 31,
					2005		2004
Intrawest Partnership	Mortgage loan from affiliate of Intrawest	5.99%	Monthly interest only	12/31/2006	$—		$45,000,000	(1)
Intrawest Partnership	Mortgage loan	5.75%	Monthly principal and interest payment of $289,389	5/20/2015	$45,581,177	(1)	$—
Intrawest Partnership	Mortgage loan	5.83%	Monthly interest only of $110,880(2)	12/11/2014	$22,822,800	(2)	$22,822,800	(2)
DMC Partnership	Mortgage loan	6.04%	Monthly principal and interest payment of $889,145	9/1/2014	$140,350,848		$—
DMC Partnership	Mortgage loan	5.45%	Monthly principal and interest payment of $110,663	9/1/2012	$16,038,021		$—

FOOTNOTES:

(1)	Mortgage loan to an affiliate of Intrawest was refinanced in May 2005 with the proceeds of a mortgage loan from a third party lender.

(2)	Amount was converted from Canadian dollars to US dollars at an exchange rate of 0.858 Canadian dollars for $1.00 US dollar as of December 31, 2005. Effective December 2006, monthly principal and interest payment of $134,350 are due until maturity.

EVENTS OCCURRING SUBSEQUENT TO DECEMBER 31, 2005

On February 28, 2006, we made a $16.8 million loan to Plaza Partners, LLC, which was used to purchase the 399-room Orlando Grand Plaza Hotel & Suite for conversion to a condominium hotel. This is our second loan for a condominium conversion to the two principals of Plaza Partners, LLC. The first loan was a $3.0 million loan in September 2005 to another company controlled by the same principals. The property securing the $16.8 million loan is located in Orlando, Florida, on International Drive, within eight miles of Walt Disney World. The loan earns interest at a rate of 15.0% per year and requires interest payments based on an annual percentage rate of 8.75% paid monthly with the remaining 6.25% becoming due and payable upon the loan’s maturity or earlier upon prepayment of the loan or the sale of the condominium hotel units. The term of the loan is 12 months and may be extended by the borrower for up to two additional six-month periods. The loan is collateralized by a first mortgage on the property. The principal amount of the loan plus the estimated hard cost to complete the planned renovations of the property as reduced by all hard costs are guaranteed by the principals of Plaza Partners, LLC and another entity in which they own interests. The loan may be prepaid at any time, but in no event will we receive less than a 15.0% return. The loan can be accelerated upon failure of the borrower to meet certain specified conversion thresholds or upon default by the principals under loans relating to two other similar projects of the principals, as well as upon the occurrence of other customary events.

On March 1, 2006, the Wolf Partnership closed on the previously announced $63.0 million mortgage financing of two properties owned in a joint venture with Great Wolf Resorts, Inc. According to terms of the joint venture, we will receive approximately 70.0% of the loan proceeds, or approximately $44.1 million in cash. We anticipate using the loan proceeds to make additional acquisitions or loans and for working capital purposes. In October 2005, we entered into the Wolf Partnership to jointly own, operate, market and lease the waterpark resort and hotel properties known as “Great Wolf Lodge-Wisconsin Dells” in Wisconsin Dells, Wisconsin and “Great Wolf Lodge-Sandusky” in Sandusky, Ohio. The loan to the Wolf Partnership carries a fixed-rate of 6.08% and is secured by the 309-suite Great Wolf Lodge-Wisconsin Dells, Wisconsin and the 271-suite Great Wolf Lodge-Sandusky and a guaranty of nonrecourse obligations by the joint venture partners. The term of the loan is seven years. The loan is “interest only” for the first three years with principal and interest payments thereafter based on a 30-year amortization. The loan was originated by Citigroup through NSPL, Inc., a loan funding affiliate.

On March 10, 2006, we purchased a $15.0 million mezzanine loan from Column Financial, Inc., in their capacity as lender to Mizner Court Holdings, L.P. Mizner Court Holdings, L.P. is a partnership jointly owned by GEBAM, Inc., a subsidiary of GE Capital, and Stoltz Mizner Court, L.P. The proceeds from the mezzanine loan, in addition to proceeds from an $89.0 million first mortgage loan, are being used to acquire an apartment complex in Boca Raton, Florida and convert the complex into condominiums. The short-term loan earns interest at an initial rate of LIBOR plus 7.0% per year and requires monthly interest payments. The initial term of the loan is 24 months and has 19 months remaining. The borrower has an option to extend the mezzanine loan term for one year. The mezzanine loan is collateralized by a pledge of all the partnership interests in Mizner Court, LP and is guaranteed as to interest payments, and as to completion, by Morris L. Stoltz II. Mr. Stoltz is one of the founders of Stoltz Brothers, Ltd. Stoltz Brothers, Ltd.’s Florida affiliate, Century 21/Luxury Homes, Inc, is one of the largest residential real estate brokerage companies in Palm Beach County. In addition, Mr. Stoltz has been the sole owner of the Stoltz Florida operating companies since 1995. The first mortgage on the property has priority of payment over our loan in the event of default. The mezzanine loan may be prepaid at any time after May 9, 2006 and can be accelerated upon customary events of default.

On March 13, 2006, we entered into an agreement to loan $40.0 million to Shorefox Development, LLC. The loan will be used for the development of the infrastructure for an Orvis branded lifestyle community in Granby, Colorado. The loan is structured as a construction loan contemplating that the borrower will make draws against the loan balance. Initially, the Orvis loan was funded with $20.0 million and earns interest at a rate of 13.5% per year. The loan requires interest payments based on an annual interest rate of 9.5% paid monthly with the remaining 4.0% becoming due and payable upon the loan’s maturity. The term of the loan is 36 months and may be extended by the borrower for up 12 months. The loan is collateralized by a first mortgage on a portion of the Granby property. The loan is personally guaranteed by the principals of Shorefox Development, LLC until $10.0 million in infrastructure is completed. As security for the loan, we also receive assignment of the borrower’s right to receive the proceeds of certain tax-exempt municipal bonds which Shorefox Development, LLC expects will be issued by a metropolitan district to purchase the borrower’s infrastructure once completed. The value of the municipal bonds is estimated to be approximately $22.0 million. The loan may not be prepaid during the first year. The Orvis loan can be accelerated if the borrower exceeds certain debt thresholds on the property, as well as upon the occurrence of other customary events. No construction has commenced as of the date of our loan and no assurance can be provided that construction will proceed as planned or that the market will continue to support the project as anticipated.

On March 24, 2006, we obtained an unsecured $20.0 million line of credit from Colonial Bank, replacing our prior line of $5.0 million. The line of credit is used primarily for working capital needs, distributions to stockholders and bridge financing on real estate investments. The line of credit is unsecured, bears interest at the 30-day LIBOR plus 2.25% and has a term of two years.

COMMITMENTS, CONTINGENCIES AND CONTRACTUAL OBLIGATIONS

The following table presents our contingent commitments and contractual obligations and the related payment periods as of December 31, 2005:

	Payments due in
	Less than 1 year	Years 1-3	Years 3-5	More than 5 years	Total
Line of credit - principal	$—	$4,503,563	$—	$—	$4,503,563
Line of credit - interest	299,036	118,795	—	—	417,831
Contingent purchase consideration (1)	—	9,750,000	—	—	9,750,000
DMC capital commitments (2)	13,547,058	—	—	—	13,547,058

Total contractual obligations	$13,846,094	$14,372,358	$—	$—	$28,218,452

FOOTNOTES:

(1)	In connection with the purchase of the Resort Village Property located at Copper Mountain, Colorado, the Intrawest partnership agreed to pay additional future purchase consideration contingent upon the Copper Mountain property achieving certain levels of financial performance, as specified in the purchase and sale agreement. The amount of the contingent purchase price will be determined as of December 31, 2008, and in no event will the amount exceed $3.75 million. We have guaranteed the payment of the contingent purchase price to Intrawest on behalf of the Intrawest Partnership.

In connection with the purchase of the Wolf Dells Property and the Wolf Sandusky Property, Great Wolf may receive additional contingent purchase price of up to $3.0 million per waterpark resort if those properties achieve certain financial performance goals during 2007 and 2008. The amount of contingent purchase price will be determined during those years, and in no event will the amount exceed a total of $6.0 million for both properties.

(2)	We have committed to fund our share of costs for development of the Trade Mart Expansion at the Dallas Market Center. This amount represents our share of the total $16.9 million in additional expected development costs.

Quantitative and qualitative disclosures about market risk.

We may be exposed to interest rate changes primarily as a result of long-term debt used to acquire properties and to make loans and other permitted investments and on the loans that we make to other borrowers. Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. To achieve our objectives, we expect to borrow and lend primarily at fixed rates or variable rates with the lowest margins available, and in some cases, with the ability to convert variable rates to fixed rates. With regard to variable rate financing, we will assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.

As of December 31, 2005, we did not have any direct borrowings under long-term debt. However, on May 25, 2005 we closed on a $5.0 million revolving line of credit, on which we had drawn approximately $4.5 million as of December 31, 2005. The line is used primarily for working capital needs, distributions to stockholders and bridge financing on real estate investments. The line of credit is unsecured, bears interest at the 30-day LIBOR plus 2.25% (approximately 6.64% as of December 31, 2005) and has a term of two years.

We are indirectly exposed to foreign currency risk related to our investment in unconsolidated Canadian entities. We are also indirectly exposed to credit risk and interest rate risk due to the properties, mortgages and leasing activities in our unconsolidated entities. However, we believe our risk of foreign exchange loss and exposure to credit and interest rate risks are adequately mitigated as a result of our right to receive a preferred return in U.S. Dollars from our investments in these unconsolidated entities.

MANAGEMENT

GENERAL

We currently have five directors; we may have no fewer than three directors and no more than 15. Directors will be elected annually, and each director will hold office until the next annual meeting of stockholders or until his successor has been duly elected and qualified. There is no limit on the number of times that a director may be elected to office. Although the number of directors may be increased or decreased as discussed above, a decrease shall not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of the holders of at least a majority of all the shares outstanding and entitled to vote at a meeting called for this purpose. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a director shall be removed.

FIDUCIARY RESPONSIBILITY OF THE BOARD OF DIRECTORS

The board of directors is responsible for our management and control of our affairs; however, the board of directors has retained our advisor to manage our day-to-day affairs and the acquisition and disposition of investments, subject to their supervision.

The directors are not required to devote all of their time to us and are only required to devote such time to our affairs as their duties require. The board of directors will meet quarterly in person or by telephone, or more frequently if necessary. It is not expected that the directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the directors will rely heavily on our advisor. In this regard, our advisor, in addition to the directors, has a fiduciary duty to us.

The directors have established written policies on investments and borrowings and will monitor the administrative procedures, investment operations, and performance of us and our advisor to assure that such policies are in the best interest of the stockholders and are fulfilled. Until modified by the directors, we will follow the policies on investments and borrowings set forth in this prospectus. See the section of this prospectus entitled “Investment Objectives and Policies” and “Business – Borrowing.”

The Independent Directors are responsible for reviewing our fees and expenses at least annually or with sufficient frequency to determine that our total fees and expenses are reasonable in light of our:

•	investment performance,

•	Net Assets,

•	Net Income, and

•	the fees and expenses of other comparable unaffiliated real estate investment trusts.

For purposes of this determination, Net Assets are our total assets (other than intangibles), calculated at cost before deducting depreciation or other non-cash reserves, less total liabilities, computed at least quarterly on a basis consistently applied. Such determination will be reflected in the minutes of the meetings of the board of directors. In addition, a majority of the Independent Directors and a majority of directors not otherwise interested in the transaction must approve each transaction with our advisor or its Affiliates. The board of directors also is responsible for reviewing and evaluating the performance of our advisor before entering into or renewing an advisory agreement. The Independent Directors shall determine from time to time and at least annually that compensation to be paid to our advisor is reasonable in relation to the nature and quality of services to be performed and shall supervise the performance of our advisor and the compensation we pay to it to determine that the provisions of the advisory agreement are being carried out. Specifically, the Independent Directors will consider factors such as the amount of the fee paid to our advisor in relation to the size, composition and performance of our investments, the success of our advisor in generating appropriate investment opportunities, rates charged to other comparable REITs and other investors by advisors performing similar services, additional revenues realized by our advisor and its Affiliates through their relationship with us, whether paid by us or by others with whom we do business, the quality and extent of service and advice furnished by our advisor, the performance of our investment portfolio and the quality of our portfolio relative to the investments generated by our advisor for its own account. Such review and evaluation will be reflected in the minutes of the meetings of the board of directors. The board of directors shall determine that any successor advisor possesses sufficient qualifications to (i) perform the advisory function for us and (ii) justify the compensation provided for in its contract with us.

In making the above determinations, the Independent Directors may choose to meet in executive sessions and/or may choose to retain outside legal and financial advisors to provide advice and counsel with respect to such determinations.

In accordance with the articles of incorporation and applicable law, the officers and directors are granted exculpation and indemnification in connection with certain actions taken while serving in such capacity. See the section of this prospectus entitled “Summary of the Articles of Incorporation and Bylaws — Limitation of Liability and Indemnification.”

DIRECTORS AND EXECUTIVE OFFICERS

Our directors and executive officers are listed below:

Name	Age	Position
James M. Seneff, Jr.	59	Director and Chairman of the Board
Robert A. Bourne	58	Director, Vice Chairman of the Board and Treasurer
Bruce Douglas	73	Independent Director
Dennis N. Folken	71	Independent Director
Robert J. Woody	62	Independent Director
R. Byron Carlock, Jr.	43	Interim Chief Executive Officer and President
Charles A. Muller	47	Chief Operating Officer and Executive Vice President
Tammie A. Quinlan	43	Chief Financial Officer, Executive Vice President and Secretary

James M. Seneff, Jr. Director and Chairman of the Board. Mr. Seneff has served as a director and Chairman of the Board of CNL Income Properties since its inception. Mr. Seneff also serves as a director and Chairman of the Board of the advisor. Mr. Seneff is a principal stockholder of CNL Holdings, Inc., the parent company of CNL Financial Group, Inc., a diversified real estate company, and has served as a director, Chairman of the Board and Chief Executive Officer of CNL Financial Group, Inc. and some of its subsidiaries since CNL Holdings, Inc.’s formation in 2000. CNL Financial Group, Inc. is the parent company, either directly or indirectly through subsidiaries, of CNL Real Estate Group, Inc., the advisor, CNL Capital Markets Corp., surviving entity of merger with CNL Investment Company, and CNL Securities Corp., the managing dealer in this offering. CNL Financial Group, Inc. founded CNL Income Properties. With $13 billion in assets under management in 2005, the CNL family of companies is one of the nation’s largest privately held real estate investment and development companies. Mr. Seneff also serves as a director and Chairman of the Board of CNL Retirement Properties, Inc., a public, unlisted real estate investment trust, as well as CNL Retirement Corp., its advisor. From inception until

August 2003, Mr. Seneff was Chief Executive Officer of CNL Retirement Properties, Inc. Mr. Seneff also serves as a director and Chairman of the Board of CNL Hotels & Resorts, Inc., a public, unlisted real estate investment trust, and served as its Chief Executive Officer from inception through February 14, 2003, and as co-Chief Executive Officer from February 14, 2003 through May 1, 2003. Mr. Seneff is also a director and Chairman of the Board of CNL Hospitality Corp., the advisor to CNL Hotels & Resorts, Inc. Until June of 2005, Mr. Seneff served as a director from 1994 and Chairman of the Board since 1969 of Commercial Net Lease Realty, Inc., a public real estate investment trust that is listed on the New York Stock Exchange, and served as its Chief Executive Officer from 1994 through February 16, 2004. In addition, Mr. Seneff served as a director and Chairman of the Board from inception in 1994 through February 25, 2005, served as Chief Executive Officer from 1994 through August 1999 and co-Chief Executive Officer from December 2000 through September 2003 of CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc.). CNL Restaurant Properties Inc., was a public, unlisted real estate investment trust until February 25, 2005, when it merged with U.S. Restaurant Properties, Inc. Since February 25, 2005, Mr. Seneff has served as Chairman of the Board of Trustreet Properties, Inc., the successor of the merger between CNL Restaurant Properties, Inc. and U.S. Restaurant Properties, Inc. Trustreet Properties, Inc. is a REIT listed on the New York Stock Exchange. Mr. Seneff has also served as a director and Chairman of the Board since 1979 and served as Chief Executive Officer from 1991 to 2004 of CNL Securities Corp. Mr. Seneff has served as a director and Chairman of the Board since 1990 and served as Chief Executive Officer from 1990 to 2004 of CNL Capital Markets Corp.; CNL Fund Advisors Company, a registered investment adviser for pension plans, since 1990. Mr. Seneff formerly served as a director of First Union National Bank of Florida, N.A., and currently serves as the Chairman of the Board of CNLBank. Mr. Seneff served on the Florida State Commission on Ethics and is a former member and past chairman of the State of Florida Investment Advisory Council, which recommends to the Florida Board of Administration investments for various Florida employee retirement funds. The Florida Board of Administration is Florida’s principal investment advisory and money management agency and oversees the investment of more than $60 billion of retirement funds. Mr. Seneff received his degree in Business Administration from Florida State University in 1968.

Robert A. Bourne. Director, Vice Chairman of the Board and Treasurer. Mr. Bourne has served as a director, Vice Chairman of the Board and Treasurer of CNL Income Properties since its inception. Mr. Bourne also serves as a director, Vice Chairman of the Board and Treasurer of the advisor. Mr. Bourne also serves as a director and Vice Chairman of the Board of CNL Hotels & Resorts, Inc., a public, unlisted real estate investment trust, as well as a director, Vice Chairman of the Board and Treasurer of CNL Hospitality Corp., its advisor. Mr. Bourne served as the President of CNL Hotels & Resorts, Inc. and CNL Hospitality Corp., its advisor, from 1997 to June 2002. Mr. Bourne is also the President and Treasurer of CNL Financial Group, Inc.; a director, Vice Chairman of the Board and Treasurer of CNL Retirement Properties, Inc., a public, unlisted real estate investment trust; as well as a director, Vice Chairman of the Board and Treasurer of CNL Retirement Corp., its advisor. Mr. Bourne served as President of CNL Retirement Properties, Inc. and CNL Retirement Corp. from 1998 and 1997, respectively, to June 2002. Mr. Bourne also serves as a director of CNLBank. From 1994 until June of 2005 he served as a director and from 1996 until June 2005 he served as Vice Chairman of the Board of Commercial Net Lease Realty, Inc., a public real estate investment trust listed on the New York Stock Exchange. Mr. Bourne served as a director from inception in 1994 until February 25, 2005, President from 1994 through February 1999, Treasurer from February 1999 through August 1999, and Vice Chairman of the Board from February 1999 until February 25, 2005, of CNL Restaurant Properties, Inc. CNL Restaurant Properties, Inc. was a public, unlisted real estate investment trust until February 25, 2005, when it merged with U.S. Restaurant Properties, Inc., forming Trustreet Properties, Inc. Since February 25, 2005, Mr. Bourne has served as a director of Trustreet Properties, Inc. Trustreet Properties, Inc., is a REIT listed on the New York Stock Exchange. Mr. Bourne also serves as a director and officer for various affiliates of CNL Financial Group, Inc., including the offices of Vice Chairman and Chief Executive Officer since 2004 of CNL Capital Markets Corp., the office of Chief Executive Officer since 2004 of CNL Securities Corp., the managing dealer for this offering, CNL Fund Advisors, Inc., a registered investment advisor for pension plans. As President of CNL Financial Group, Inc., Mr. Bourne has overseen CNL Holdings, Inc.’s real estate and capital markets activities including the investment of over 4 billion in equity and the financing, acquisition, construction and leasing of restaurants, office buildings, apartment complexes, hotels, retirement properties and other real estate. Mr. Bourne began his career as a certified public accountant employed by Coopers & Lybrand, Certified Public Accountants, from 1971 through 1978, where he attained the position of tax manager in 1975. Mr. Bourne graduated from Florida State University in 1970 where he received a B.A. in Accounting, with honors.

Bruce Douglas. Independent Director. Mr. Douglas was named President of Sterling College on September 12, 2005. Prior to that, he founded and was the chief executive officer of Harvard Development

Company, a real estate development organization specializing in urban revitalization and rejuvenation through the development of civic-minded projects in underprivileged communities since March 1, 2001. From 1975 to February 28, 2001, Mr. Douglas founded and was the chairman and chief executive officer of The Douglas Company, a construction and engineering firm that specializes in health care, elderly housing, multi-family and retail construction. Mr. Douglas has served on the boards of numerous educational and cultural organizations, including the Toledo Symphony, the Northwest Ohio Venture Fund, the Toledo Repertoire Theater, Taubman Center Advisory Board of Harvard University, Regional Advisory Committee of the Center for Policy Analysis and Public Service of Bowling Green State University, Wilberforce University and the Roy E. Crummer Graduate School of Business of Rollins College. Mr. Douglas is also the founder of the New Ohio Institute, a non-profit policy center focused on finding and carrying out solutions to urban problems. Mr. Douglas received his BA in Physics from Kalamazoo College in 1954, BS in Civil Engineering from the University of Michigan in 1955, MPA from Harvard University in 1995 and Ph.D. in History at the University of Toledo in 2004.

Dennis N. Folken. Independent Director. Mr. Folken is a retired Certified Public Accountant, having received his certified public accountant designation in 1957. He was with Coopers & Lybrand, Certified Public Accountants from 1969 to 1988, and prior to that was with several local accounting firms. Over his 30-year career, Mr. Folken practiced as an office managing partner and group managing partner. Mr. Folken’s areas of expertise included tax and financial planning for real estate investments, partnerships and Subchapter-S corporations. Mr. Folken’s subsequent experience included managing Devex Realty, Inc. & Comreal, Inc., a real estate brokerage firm, from 1989 to 1992; advising Fiduciary Associates, Inc., a trust administration company, from 1991 to 1993; and serving as a director of BankFIRST, a commercial bank, from 1989 to 1995, and as a director of Osceola Financial Corp., a real estate mortgage/investment corporation, from 1989 to 1997. Mr. Folken received a BA from Rollins College in 1956 and attended the University of Florida Graduate School of Business. He has been active in professional and civic affairs including trustee of Florida Tax-Watch in Tallahassee, vice-chairman of the Economic Development Commission of Mid-Florida, board member of the Committee of 100 of Orange County, Florida., trustee of Arts United, Inc., and president of Rollins College Alumni Association.

Robert J. Woody. Independent Director. Mr. Woody has served as Deputy Chairman and general counsel for Northstar Financial Services Ltd. since December 2005 and as the chief executive officer of Northstar Consulting Group, Inc. since July 1, 2004. Prior to that, Mr. Woody was the executive vice president and general counsel for Northstar Companies, Inc., an international wealth management firm utilizing specialized insurance and reinsurance products and strategies to enhance the stewardship of financial resources, since January 2002. From 1997 to January 2002, Mr. Woody was a partner with the law firm of Shook, Hardy & Bacon, L.L.P. in the business and finance division, and chairman of the firm’s energy section. From 1975 to 1997, Mr. Woody was an associate, a partner and then the managing partner in Washington, D.C. for the law firm of Lane & Mittendorf prior to the firm’s merger into Shook, Hardy & Bacon, L.L.P. in 1997. Mr. Woody served as vice president and a director, from 1990-1991, of One To One/The National Mentoring Partnership, Inc., taking a one-year leave of absence from the firm to help launch a new national effort to address the problems of “at risk” youth. From July to December 1978, Mr. Woody served as special counsel to the U.S. Delegation to the 33rd General Assembly to the United Nations. In addition, Mr. Woody served as counsel to the Committee on Commerce of the United States Senate, from 1971 to 1973, and served as legislative assistant to U.S. Senator James B. Pearson of Kansas, from 1969 to 1971. Mr. Woody currently serves as the chairman of the International Leadership Group and as co-chairman of the Buxton Initiative, Inc. (a charitable organization focused on inter-faith dialogue). In addition, Mr. Woody has served as a director for Bethlehem Rebar Industries, Inc.; Sessel’s Inc.; U.S. National Commission on UNESCO; Counsel to the Permanent Organization Committee of the Republican National Convention; Counsel to the U.S. Delegation to the 24th International Conference of the Red Cross; on the Advisory Council, Center for the Study of Values in Public Life, Harvard Divinity School. Mr. Woody received a Bachelor of Arts in 1966, a Juris Doctor degree in 1969 from the University of Kansas and undertook graduate legal study in international law at the University of Exeter, England, in 1972.

R. Byron Carlock, Jr. Interim Chief Executive Officer and President. Mr. Carlock began acting as Interim Chief Executive Officer or CNL Income Properties on September 19, 2005 with the resignation of our then current CEO. He has served as President of CNL Income Properties and CNL Income Corp. since April 19, 2004. From March 1998 through June 1998 and since October 2000, Mr. Carlock has served as the chairman and the chief executive officer of Carlock Companies, LP, f/k/a The Carlock Companies LLC, a Dallas-based advisory firm specializing in mergers, acquisitions and recapitalizations. Mr. Carlock, through The Carlock Companies, LLC, has provided consulting services to a number of our advisor’s affiliates. From June 1998 to October 2000, Mr. Carlock served as chief investment officer and executive vice president of Post Corporate Services, where he managed the luxury apartment company’s capital markets activities and investment committee. From March 1997 through February 1998, Mr. Carlock also served as president and chief operating officer of W.B. Johnson Properties, LLC. W.B. Johnson Properties, LLC founded The Ritz-Carlton Hotel Company and as of June 2004 operated the largest Waffle House franchise in the United States. During the summer of 1987 and from May 1988 through March 1997, Mr. Carlock served the Trammell Crow Company and then Crow Holdings International in various capacities, ultimately acting as Managing Director of Capital Markets for the last two years of that term. Mr. Carlock previously served as alumni vice president of the Harvard Business School Board of Directors. He has also served on multiple civic boards including Zoo Atlanta, the Atlanta Boy Choir, Big Brothers of Dallas, Charis Community Housing and Christian Services of Dallas. He currently serves on the board of Hope Network Ministries based in San Antonio. Mr. Carlock received a M.B.A. from the Harvard Business School in 1988 and a B.A. in Accounting from Harding University in Arkansas in 1984. Mr. Carlock completed additional studies as a Rotary Scholar at the Chinese University of Hong Kong in 1985. Mr. Carlock is an inactive certified public accountant and a full member of the Urban Land Institute.

Charles A. Muller. Chief Operating Officer and Executive Vice President. Mr. Muller joined CNL Income Properties as Chief Operating Officer in April 2004 and as Executive Vice President in April 2005. Mr. Muller also serves CNL Income Corp., our advisor, as Chief Operating Officer beginning April 2004 and Executive Vice President beginning February 2005, and is responsible for our investment and asset management efforts. Prior to that, he served as Executive Vice President since October 1996 and Chief Operating Officer from October 1996 to November 2003 of CNL Hotels & Resorts, Inc., formerly known as CNL Hospitality Properties, Inc. a public, unlisted real estate investment trust, and its advisor, CNL Hospitality Corp. As a part of CNL Hotels & Resorts, Inc.’s senior management team, Mr. Muller participated in planning and implementing hotel industry investments, including acquisitions, development, project analysis and due diligence. Prior to joining CNL Hospitality Corp., Mr. Muller spent 15 years in hotel and resort sector investment, development and operations working for companies such as AIRCOA Hospitality Services, Inc., PKF Consulting, Wyndham Hotels & Resorts and Tishman Hotel Corporation. Mr. Muller currently serves on the Urban Land Institute, Recreational Develop-ment Council. He received a B.A. in Hotel Administration from Cornell University in 1981.

Tammie A. Quinlan. Chief Financial Officer, Executive Vice President and Secretary. Since April 2004, Ms. Quinlan has served as Chief Financial Officer and Senior Vice President, and since September 2005 as Executive Vice President, of CNL Income Properties and our advisor, CNL Income Corp. Ms. Quinlan also began serving as Secretary of CNL Income Properties in June 2004 and of our advisor in March 2006. In these roles, Ms. Quinlan supervises CNL Income Properties’ financial reporting, financial controls, legal and regulatory compliance and accounting functions as well as forecasting, budgeting and cash management activities. She is also responsible for equity and debt financing activities. Ms. Quinlan’s previous position was with CNL Hospitality Corp. from 1999 to April 2004, where she served as Senior Vice President of Corporate Finance and Treasury. She was responsible for all accounting and financial reporting requirements, corporate finance and treasury functions for CNL Hospitality Corp. Prior to joining CNL Hospitality Corp., Ms. Quinlan was employed by KPMG LLP from 1987 to 1999, most recently as a senior manager, performing services for a variety of clients in the real estate, hospitality and financial services industries. She assisted several clients through their initial public offerings, secondary offerings, securitizations and complex business and accounting issues. Ms. Quinlan is a certified public accountant. She graduated from the University of Central Florida in 1986 where she received a B.S. in Accounting and Finance.

INDEPENDENT DIRECTORS

Under the articles of incorporation, a majority of the board of directors must consist of Independent Directors, except for a period of 90 days after the death, removal or resignation of an Independent Director. The Independent Directors shall appoint replacements for vacancies in the Independent Director positions. An Independent Director may not, directly or indirectly (including through a member of his immediate family), be associated with us, our advisor or any of our Affiliates within the last two years of becoming a director and at such time an Independent Director may not own any interest in, be employed by, have any material business or professional relationship with, serve as an officer or director of our advisor or its Affiliates, serve as a director of more than three REITs advised by our advisor or its Affiliates or perform services (other than as an Independent Director) for us.

COMMITTEES OF THE BOARD OF DIRECTORS

We have a standing Audit Committee, the members of which are selected by the full board of directors each year. The Audit Committee makes recommendations to the board of directors in accordance with those of our independent accountants. All of the members of our Audit Committee are independent according to the rules of the New York Stock Exchange. The board of directors shall review with such accounting firm the scope of the audit and the results of the audit upon its completion.

At such time, as necessary, we will form a Compensation Committee, the members of which will be selected by the full board of directors each year.

At least a majority of the members of each committee of our board of directors must be Independent Directors.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Each director is entitled to receive $30,000 annually for serving on the board of directors, as well as fees of $1,500 per meeting of the board of directors attended (including $1,500 for each telephonic meeting of the board of directors in which the director participates). Each director is entitled to receive $1,500 per Audit Committee meeting attended or participated in telephonically. In addition to the fee for each Audit Committee meeting, the chairman of the Audit Committee shall receive an annual retainer of $5,000 and shall be entitled to receive a fee of $1,500 per meeting attended or telephonic meeting in which such Chairman participates with CNL Income Properties’ independent accountants as a representative of the Audit Committee. In addition, each director is entitled to receive $750 (or $1,000, in the case of the chairman of any committee) per meeting of any other committee of the board of directors attended or telephonic meeting of any such committee in which the director participates. Directors that are members of a special committee are entitled to receive fees of $1,000 per day for service as representatives of such special committee in lieu of the above compensation (to the extent that such directors devote in excess of three hours on such day to matters relating to such special committee). We will not pay any compensation to our officers and directors who also serve as officers and directors of our advisor. No additional compensation shall be paid for attending the annual stockholders meeting.

MANAGEMENT COMPENSATION

For a description of the types, recipients, methods of computation, and estimated amounts of all compensation, fees, and reimbursements we pay directly or indirectly to our advisor, managing dealer, and their Affiliates, see the section of this prospectus entitled “Management Compensation.”

THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

CNL Income Corp. is a Florida corporation organized in July 2003 to provide management, advisory and administrative services. We entered into the original advisory agreement with our advisor effective April 20, 2004 and an amended and restated advisory agreement as of April 16, 2005 and expires on April 16, 2006 and in conjunction with this offering. CNL Income Corp., as advisor, has a fiduciary responsibility to us and our stockholders.

The executive officers and directors of our advisor are as follows:

Name	Age	Position
James M. Seneff, Jr.	59	Director and Chairman of the Board
Robert A. Bourne	58	Director, Vice Chairman of the Board and Treasurer
R. Byron Carlock, Jr.	43	President
Tammie A. Quinlan	43	Chief Financial Officer, Executive Vice President and Secretary
Charles A. Muller	47	Chief Operating Officer and Executive Vice President

The backgrounds of the individuals listed above are described under the section of this prospectus entitled “Management — Directors and Executive Officers.”

Management anticipates that any transaction by which we would become self-advised would be submitted to our stockholders for approval.

Our advisor currently owns 20,000 shares of our common stock. Our advisor may not sell this stock while the advisory agreement is in effect. However, the advisor may transfer this stock to Affiliates. Neither our advisor, a director, or any Affiliate may vote or consent on matters submitted to the stockholders regarding removal of our advisor, directors or any of their Affiliates, or any transaction between us and any of them. In determining the requisite percentage in interest of shares of common stock necessary to approve a matter on which our advisor, directors, and any Affiliate may not vote or consent, any shares of common stock owned by any of them will not be included.

THE ADVISORY AGREEMENT

Under the terms of the advisory agreement, our advisor has responsibility for our day-to-day operations, administers our bookkeeping and accounting functions, serves as our consultant in connection with policy decisions to be made by the board of directors, manages our properties, loans and other Permitted Investments and renders other services as the board of directors deems appropriate. Our advisor is subject to the supervision of our board of directors and has only such functions as are delegated to it.

We will reimburse our advisor for all of the costs it incurs in connection with the services it provides to us, including, but not limited to:

•	Organizational and Offering Expenses, which are defined to include expenses attributable to preparing the documents relating to this offering, our formation and organization, qualification of our shares for sale in the states, escrow arrangements, filing fees and expenses attributable to selling our shares;

•	expenses of managing and operating our properties whether payable to an Affiliate or an unaffiliated person

•	audit, accounting and legal fees;

•	the actual cost of goods and materials we use and obtain from entities not Affiliated with our advisor, including brokerage fees paid in connection with the purchase and sale of securities;

•	administrative services (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which our advisor receives a separate fee, at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location);

•	Acquisition Expenses, which are defined to include expenses related to the selection and acquisition of investments, for goods and services provided by our advisor at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location; and

•	expenses related to negotiating and servicing the loans and other Permitted Investments.

We will not reimburse our advisor at the end of any fiscal quarter for Operating Expenses that, in any expense year, exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”) for such year. Within 60 days after the end of any of our fiscal quarters for which total Operating

Expenses for the Expense Year exceed the 2%/25% Guidelines, our advisor shall reimburse us the amount by which the total Operating Expenses paid or incurred by us exceed the 2%/25% Guidelines.

We will not reimburse our advisor or its Affiliates for services for which our advisor or its Affiliates are entitled to compensation in the form of a separate fee.

Pursuant to the advisory agreement, our advisor is entitled to receive fees and reimbursements, as listed in the section of the prospectus entitled “Management Compensation.” The Subordinated Incentive Fee payable to our advisor under certain circumstances if listing occurs may be paid, at our option, in cash, in shares, by delivery of a promissory note payable to our advisor, or by any combination thereof. The Subordinated Incentive Fee is an amount equal to 10% of the amount by which (i) our market value, measured by taking the average closing price or average of bid and asked prices, as the case may be, over a period of 30 days during which the shares are traded, with such period beginning 180 days after listing (the “Market Value”), plus the total distributions paid to stockholders from our inception until the date of listing, exceeds (ii) the sum of (A) 100% of invested capital and (B) the total distributions required to be paid to the stockholders in order to pay the Stockholders’ 8% Return from inception through the date the Market Value is determined. The Subordinated Incentive Fee will be reduced by the amount of any prior payment to our advisor of a deferred subordinated share of Net Sales Proceeds from our sales of our assets. In the event the Subordinated Incentive Fee is paid to our advisor following listing, no Performance Fee (defined as the fee payable under certain circumstances if certain performance standards are met, such circumstances and standards being described below) will be paid to our advisor under the advisory agreement nor will any additional share of Net Sales Proceeds be paid to our advisor.

The total of all Acquisition Fees and any Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a property, or in the case of a loan or other Permitted Investments, 6% of the funds advanced, unless a majority of the board of directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to us.

If our advisor or an Affiliate of CNL Holdings, Inc. performs services that are outside of the scope of the advisory agreement, compensation will be at such rates and in such amounts as are agreed to by our advisor and our Independent Directors.

Further, if listing occurs, we automatically will become a perpetual life entity. Prior to, or in conjunction with, listing we anticipate merging with our advisor and becoming self-advised. At the time of listing, we will negotiate in good faith with our advisor a fee structure appropriate for an entity with a perpetual life, subject to approval by a majority of the Independent Directors. In negotiating a new fee structure, the Independent Directors will consider all of the factors they deem relevant. These are expected to include, but will not necessarily be limited to:

•	the amount of the advisory fee in relation to the asset value, composition, and profitability of our portfolio;

•	the success of our advisor in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs and to investors other than REITs by advisors that perform the same or similar services;

•	additional revenues realized by our advisor and its Affiliates through their relationship with us, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by us or by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital, and number and frequency of problem investments; and

•	the quality of our property, loan and other Permitted Investments portfolio in relationship to the investments generated by our advisor for its own account.

The board of directors, including a majority of the Independent Directors, may not approve a new fee structure that, in its judgment, is more favorable to our advisor than the current fee structure.

The advisory agreement, which we entered into with the unanimous approval of the board of directors, including the Independent Directors, expires one year after the date of execution, subject to successive one-year renewals upon mutual consent of the parties. In the event that a new advisor is retained, the previous advisor will cooperate with us and the directors in effecting an orderly transition of the advisory functions. The board of directors (including a majority of the Independent Directors) shall approve a successor advisor only upon a determination that the advisor possesses sufficient qualifications to perform our advisory functions and that the compensation to be received by the new advisor pursuant to the new advisory agreement is justified.

The advisory agreement may be terminated without cause or penalty by either party, or by the mutual consent of the parties (by a majority of our Independent Directors or a majority of the advisor’s directors, as the case may be) upon 60 days’ prior written notice. At that time, our advisor shall be entitled to receive the Performance Fee if performance standards satisfactory to a majority of the board of directors, including a majority of the Independent Directors, when compared to:

•	the performance of our advisor in comparison with its performance for other entities, and

•	the performance of other advisors for similar entities, have been met. If listing has not occurred, the Performance Fee, if any, shall equal 10% of the amount, if any, by which

•	the appraised value of our assets on the termination date, less the amount of all indebtedness secured by our assets, plus the total distributions made to stockholders from our inception through the termination date, exceeds

•	invested capital plus an amount equal to the Stockholders’ 8% Return from inception through the termination date.

Our advisor is entitled to receive all accrued but unpaid compensation and expense reimbursements in cash within 30 days of the termination date. All other amounts payable to our advisor in the event of a termination will be evidenced by a promissory note and payable from time to time. The Performance Fee will be paid in 12 equal quarterly installments without interest on the unpaid balance, provided, however, that no payment will be made in any quarter in which such payment would jeopardize our REIT status, in which case any such payment or payments will be delayed until the next quarter in which payment would not jeopardize our REIT status. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the Performance Fee is incurred which relate to the appreciation of our assets shall be an amount which provides compensation to the terminated advisor only for that portion of the holding period for the respective assets during which such terminated advisor provided services to us. If listing occurs, the Performance Fee, if any, then payable will be as negotiated between us and our advisor. Our advisor shall not be entitled to payment of the Performance Fee in the event the advisory agreement is terminated because we fail to establish a fee structure appropriate for a perpetual-life entity at such time, if any, as the shares become listed. The Performance Fee, to the extent payable at the time of listing, will not be paid in the event that the Subordinated Incentive Fee is paid.

Our advisor has the right to assign the advisory agreement to an Affiliate subject to approval by our Independent Directors. We have the right to assign the advisory agreement to any successor to all of our assets, rights, and obligations.

Our advisor will not be liable to us or our stockholders or others, except by reason of acts constituting bad faith, fraud, misconduct, or negligence, and will not be responsible for any action of the board of directors in following or declining to follow any advice or recommendation given by us. We have agreed to indemnify our advisor with respect to acts or omissions of our advisor undertaken in good faith, in accordance with the foregoing standards and pursuant to the authority set forth in the advisory agreement. Any indemnification made to our advisor may be made only out of our Net Assets and not from our stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

While we will operate under the direction of the board of directors, we will rely upon a number of Affiliates of our advisor to provide many of the day-to-day services necessary for our successful operation. Many of those services will be provided or arranged by our advisor, CNL Income Corp. CNL Income Corp. is an indirect subsidiary of CNL Holdings, Inc., which is controlled by James M. Seneff, Jr., a director and Chairman of our board. Other Affiliates that will provide services to us, each of which is an indirect or direct subsidiary of CNL Holdings, Inc., include:

•	CNL Securities Corp., the managing dealer;

•	CNL Capital Markets Corp.; and

•	CNL Financial Group, Inc.

For more information regarding these relationships and the compensation to be paid to such Affiliates for services, please see the sections of this prospectus entitled “Risk Factors — Company-Related Risks,” “Management Compensation,” “Conflicts of Interest,” “Management,” and “The Advisor and the Advisory Agreement.”

Our advisor and its Affiliates provide various administrative services to us, including services related to accounting; tax reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offering of shares) on a day-to-day basis.

On September 30, 2004, we borrowed funds in order to finance a portion of our distributions in the approximate principal amount of $470,512 from CFG, our Affiliate and parent company of our advisor. CFG is wholly-owned by our Chairman of the Board and his wife. On December 16, 2004, our board of directors authorized us to issue approximately 48,534 restricted shares of common stock at a share price of $10.00 per share to CFG in exchange for the cancellation of the loan due to CFG of approximately $485,340, including accrued interest.

On December 16, 2004, our board of directors also authorized the issuance of approximately 69,174 restricted shares of common stock at a share price of $10.00 per share to CFG in exchange for a capital contribution of approximately $691,740. The proceeds of the stock issuance were used to fund the distributions declared for stockholders of record on October 1, November 1, and December 1, 2004, which were paid by December 31, 2004.

Our managing dealer was entitled to receive selling commissions amounting to 6.5% of the total amount raised from the sale of shares from our initial offering, up to 6.0% of which could be paid as commissions to other broker-dealers. During the period commencing April 16, 2004 through December 31, 2005, we incurred approximately $23.9 million of such fees in connection with our initial offering, the majority of which has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

In addition, the managing dealer was entitled to receive a marketing support fee of 2.5% of the total amount raised from the sale of shares from our initial offering, a portion of which may be reallowed to other broker-dealers who enter into a participating broker agreement with the managing dealer. During the period commencing April 16, 2004 through December 31, 2005, we incurred approximately $9.2 million of such fees in connection with our initial offering, the majority of which has been or will be reallowed to other broker-dealers.

In connection with our initial offering, our advisor was entitled to receive Acquisition Fees for services in connection with the selection, purchase, development or construction of real property and the incurrence of debt from lines of credit and Permanent Financing that are used to acquire properties or to make or acquire loans and other Permitted Investments equal to up to 3.0% of the total amount raised in our initial offering and 3.0% of loan proceeds from Permanent Financing, however no Acquisition Fees will be paid on proceeds from any line of credit until such time as all Net Offering Proceeds have been invested. During the period commencing April 16, 2004 through December 31, 2005, we incurred approximately $16.8 million of such fees in connection with our initial offering.

We entered into an Advisory Agreement with our advisor pursuant to which our advisor receives a monthly asset management fee of 0.08334% of an amount equal to the total amount invested in our properties, loans and other Permitted Investments (exclusive of acquisition fees and expenses) as of the end of the preceding month. The asset management fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of our advisor. All or any portion of the asset management fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as our advisor shall determine. During the period commencing April 16, 2004 through December 31, 2005, we incurred approximately $2.6 million of such fees in connection with our initial offering.

Our advisor and its Affiliates provide various general operating and administrative services to us, including services related to accounting, financial, tax and regulatory compliance reporting, stockholder distributions and reporting, due diligence and marketing, and investor relations (including administrative services in connection with the offering of shares) on a day-to-day basis. During the period commencing April 16, 2004 through December 31, 2005, we incurred approximately $1.9 million for these services in connection with our initial offering. We believe that all amounts paid or payable by us to Affiliates are fair and comparable to amounts that would be paid for similar services provided by unaffiliated third parties.

The following arrangements for compensation and fees to our advisor and its Affiliates were not determined by arm’s-length negotiations. See the section of this prospectus entitled “Conflicts of Interest.” There is no item of compensation and no fee that can be paid to our advisor or its Affiliates under more than one category. For purposes of calculating estimates of the maximum fees payable, we have made assumptions as to the number of shares and the corresponding price per share (as described in the section of this prospectus entitled “Estimated Use of Proceeds”), that would be sold net of selling commissions, the marketing support fee and reduced Acquisition Fees. Because these figures cannot be precisely calculated at this time, the actual fees payable may exceed these estimates.

Type of compensation and recipient	Method of computation	Estimated maximum amount

FEES PAID IN CONNECTION WITH OUR OFFERING

Selling commissions to managing dealer and participating brokers	Selling commissions of up to 7.0% per share on all shares sold, subject to reduction in connection with purchases: by registered representatives or principals of the managing dealer or participating brokers; our directors, officers and employees and our affiliates and those persons’ affiliates; and through registered investment advisers. A portion of these commissions will be reduced with respect to volume purchases, which will be reflected by a corresponding reduction in the per share purchase price. No selling commissions will be paid in connection with shares purchased pursuant to our reinvestment plan. See the section of this prospectus entitled “The Offering — Plan of Distribution.” Participating brokers may be reallowed selling commissions of up to 6.5% with respect to shares they sell.	Estimated to be up to $136.5 million if 200 million shares are sold.

Marketing support fee to managing dealer and participating brokers	Marketing support fee of 3.0% of gross proceeds payable to our managing dealer, all or a portion of which may be reallowed up to 2.5% to participating brokers. The 3.0% marketing support fee is subject to reduction in connection with purchases: by registered representatives or principals of the managing dealer or participating brokers; directors, officers and employees of our company and of our affiliates and those persons’ affiliates; and through registered investment advisers. The marketing support fee will not be paid in connection with shares purchased pursuant to our reinvestment plan. See the section of this prospectus entitled “The Offering — Plan of Distribution.” The managing dealer may reallow a portion of this fee to certain participating brokers who initial the participating broker agreement with the managing dealer relating to this fee.	Estimated to be up to $58.5 million if 200 million shares are sold.

Other offering expenses to our advisor	Actual expenses incurred in connection with the this offering such as filing fees, printing, legal, mailing and advertising expenses. Pursuant to state securities laws, our Organizational and Offering Expenses together with the 7.0% selling commissions, the marketing support fee and due diligence reimbursements incurred by us may not exceed 15% of the proceeds raised in this offering.	Actual amount is not determinable at this time but is estimated to be $16.4 million if 200 million shares are sold.

Due diligence reimbursements to participating brokers	Actual expenses incurred in connection with the due diligence of CNL Income Properties and this offering.	Actual amount is not determinable at this time but is estimated to be $2.0 million if 200 million shares are sold.

Type of compensation and recipient	Method of computation	Estimated maximum amount

FEES PAID IN CONNECTION WITH ACQUISITIONS, INVESTMENTS AND LOANS

Acquisition Fee to our advisor on offering proceeds and advisory fee payable to our advisor or its Affiliates	3.0% of Gross Proceeds, for services in the selection, purchase, development or construction of real property, subject to reduction under certain circumstances described below. Acquisition Fees payable from Gross Proceeds will be paid to the advisor as we receive offering proceeds from the sale of shares. Acquisition Fees payable to the advisor on sales of 500,000 shares or more to a “purchaser” (as such term is defined in the section of this prospectus titled “The Offering —Plan of Distribution”) may be reduced to 1.0% of Gross Proceeds, provided all such shares are purchased through the same registered investment adviser, participating broker, or the managing dealer.	The Acquisition Fee is estimated to be approximately $59.9 million if 200 million shares are sold. The amount of the advisory fee is not determinable at this time.

Acquisition Fee to our advisor on loan proceeds	3.0% of loan proceeds for services in connection with the incurrence of debt from lines of credit and permanent financing that are used to acquire properties or used to make or acquire loans and other Permitted Investments payable to the advisor as Acquisition Fees. As used herein, “Permanent Financing” means financing to: (i) acquire properties and to make loans or other Permitted Investments; (ii) pay any Acquisition Fees arising from any Permanent Financing; and (iii) refinance outstanding amounts on the line of credit. Permanent Financing may be in addition to any borrowing under the line of credit. Acquisition Fees payable from loan proceeds from Permanent Financing will be paid to the advisor as we acquire such Permanent Financing. However, no Acquisition Fees will be paid on loan proceeds from any line of credit until such time as we have invested all Net Offering Proceeds.	$51.9 million if Permanent Financing equals $1.729 billion.

Other Acquisition Fees to Affiliates of our advisor	Any fees paid to affiliates of our advisor in connection with the financing, development, construction or renovation of a property. Such fees are in addition to the acquisition fees (described above), and payment of such fees will be subject to approval by the board of directors, including a majority of the directors who are independent of the advisor (the “Independent Directors”), not otherwise interested in the transaction.	Amount is not determinable at this time.

*	For purposes of calculating the “estimated maximum fees payable,” we have made assumptions as to the number of shares (and the corresponding price per share) that would be sold net of selling commissions, the marketing support fee and reduced acquisition fees. Because these figures cannot be precisely calculated at this time, the actual fees payable may exceed these estimates.

Type of compensation and recipient	Method of computation	Estimated maximum amount

Reimbursement of Acquisition Expenses to our advisor and its Affiliates

Reimbursement to the advisor and its Affiliates for expenses actually incurred. Acquisition Expenses may include, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, taxes, and title insurance.

Pursuant to state securities laws, the total of all Acquisition Fees and any Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a property, or in the case of a loan, 6% of the funds advanced, unless a majority of the board of directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to us. Acquisition Fees shall be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of any property or the making or acquisition of any loan or other Permitted Investment to the amount customarily charged in arm’s-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of assets, and to the extent that other Acquisition Fees, finder’s fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the transaction.

Acquisition Expenses, which are based on a number of factors, including the purchase price of the properties, loans and other Permitted Investments, are not determinable at this time.

FEES PAID IN CONNECTION WITH ASSET MANAGEMENT

Asset Management Fee to our advisor	A monthly Asset Management Fee in an amount equal to 0.08334% of our Real Estate Asset Value, the outstanding principal amount of any loans and the amount invested in other Permitted Investments, as of the end of the preceding month. For this purpose, Real Estate Asset Value equals the amount invested in wholly-owned properties, determined on the basis of cost, plus, in the case of properties owned by any joint venture or partnership in which we are a co-venturer or partner, the portion of the cost of such properties paid by us, exclusive of Acquisition Fees and Acquisition Expenses. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the advisor shall determine.	Amount is not determinable at this time. The amount of the Asset Management Fee will depend upon, among other things, the cost of the properties and the amount invested in loans and other Permitted Investments.

Type of compensation and recipient	Method of computation	Estimated maximum amount

Reimbursement to our advisor and Affiliates for operating expenses	Operating Expenses (which, in general, are those expenses relating to our administration on an ongoing basis) will be reimbursed by us. To the extent that Operating Expenses payable or reimbursable by us, in any four consecutive fiscal quarters (the “Expense Year”), exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the” 2%/25% Guidelines”), the advisor shall reimburse us within 60 days after the end of the Expense Year the amount by which the total Operating Expenses paid or incurred by us exceed the 2%/25% Guidelines.	Amount is not determinable at this time.

FEES PAID IN CONNECTION WITH PROPERTY SALES, LIQUIDATION OR OTHER SIGNIFICANT EVENTS

Deferred, subordinated disposition fee payable to our advisor from the sale of properties, loans or other Permitted Investments in liquidation of CNL Income Properties or otherwise[1]	A deferred, subordinated disposition fee, payable upon the sale of one or more properties, loans or other Permitted Investments in an amount equal to the lesser of (i) one-half of a Competitive Real Estate Commission (generally, a fee which is reasonable, customary and competitive in light of the size, type and location of the property, as determined by our board of directors), or (ii) 3% of the sales price of such property or properties (or comparable competitive fee in the case of a loan or other Permitted Investment). Payment of such fee shall be made only if the advisor provides a substantial amount of services in connection with the sale of a property, loan or other Permitted Investment and shall be subordinated to receipt by the stockholders of distributions equal to or greater than the sum of (i) their aggregate stockholders’ 8% return and (ii) 100% of their invested capital. If, at the time of a sale, payment of the disposition fee is deferred because the subordination conditions have not been satisfied, then the disposition fee shall be paid at such later time as the subordination conditions are satisfied. Upon listing, if the advisor has accrued but not been paid such disposition fee, then for purposes of determining whether the subordination conditions have been satisfied, stockholders will be deemed to have received a distribution in the amount equal to the product of the total number of shares of common stock outstanding and the average closing price of the shares over a period, beginning 180 days after listing, of 30 days during which the shares are traded.	Amount is not determinable at this time. The amount of this fee, if it becomes payable, will depend upon the price at which properties, loan(s) or other Permitted Investment(s) are sold.

Deferred, subordinated share of net sales proceeds from sales of properties, loans or other Permitted Investments payable to the advisor in liquidation of CNL Income Properties or otherwise[1]	A deferred, subordinated share equal to 10% of Net Sales Proceeds from the sale of one or more of our properties, loans or other Permitted Investments payable after receipt by the stockholders of distributions equal to or greater than the sum of (i) the Stockholders’ 8% Return and (ii) 100% of invested capital. Following listing, no such share of Net Sales Proceeds will be paid to our advisor.	Amount is not determinable at this time.

[1]	We will not pay these fees until we have paid distributions to our stockholders equal to or greater than the sum of an aggregate, annual, cumulative, noncompounded 8% return on the stockholders’ aggregate invested capital plus 100% of the stockholders' aggregate invested capital, which is what we mean when we call a fee “subordinated.” In general, we calculate our stockholders’ aggregate invested capital by multiplying the total number of shares issued and outstanding by the offering price per share, reduced by the portion of any distributions paid to our stockholders that are attributable to the sale of our properties, loans or other permitted investments.

Type of compensation and recipient	Method of computation	Estimated maximum amount

Subordinated Incentive Fee payable to our advisor at such time, if any, as listing occurs	At such time, if any, as listing occurs, the advisor shall be paid the subordinated incentive fee (“Subordinated Incentive Fee”) in an amount equal to 10% of the amount by which (i) our market (as defined below) plus the total distributions made to our stockholders since inception until the date of listing exceeds (ii) the sum of (a) their invested capital and (b) the total distributions required to be made to the stockholders in order to pay the stockholders’ 8% return from inception through the date the market value is determined. For purposes of calculating the subordinated incentive fee, our market value shall be the average closing price or average of bid and asked price, as the case may be, over a period of 30 days during which the shares are traded with such period beginning 180 days after listing. The subordinated incentive fee will be reduced by the amount of any prior payment to the advisor of a deferred, subordinated share of Net Sales Proceeds from sales of our assets.	Amount is not determinable at this time.

Performance Fee payable to the advisor	Upon termination of the advisory agreement, if listing has not occurred and the advisor has met applicable performance standards, the advisor shall be paid the Performance Fee in the amount equal to 10% of the amount by which (i) the appraised value of our assets on the date of termination of the advisory agreement, less any indebtedness secured by such assets, plus total distributions paid to stockholders from our inception through the termination date, exceeds (ii) the sum of 100% of invested capital plus an amount equal to the Stockholders’ 8% return from inception through the termination date. The Performance Fee, to the extent payable at the time of listing, will not be payable in the event the Subordinated Incentive Fee is paid.	Amount is not determinable at this time.

AFFILIATE LITIGATION

In 2004, stockholders in CNL Hotels & Resorts, Inc. (“CHR”) filed two class action complaints in the United States District Court for the Middle District of Florida against, among others, CHR, CNL Hospitality Corp. (“CHC”), certain affiliates of CHR and CHC, and certain of CHR’s directors and officers, including James M. Seneff, Jr., and Robert A. Bourne. James M. Seneff, Jr. and Robert A. Bourne are directors of both CNL Income Properties and CHR. Neither CNL Income Properties, CNL Income Properties’ advisor nor CNL Income Properties’ directors or officers, in their capacities with CNL Income Properties, are defendants in the CHR litigation. On November 10, 2004, the two complaints were consolidated (the “Consolidated CHR Litigation”). In the Consolidated CHR Litigation, plaintiffs seek money damages, rescission of their securities purchases, and various injunctions relating to the proposed merger of CHR and CHC. Plaintiffs allege violations of Sections 11, 12(a)(2) and 15 of the Securities Act and Section 14(a), including Rule 14a-9 hereunder, and Section 20(a) of the Exchange Act.

On February 6, 2006, the parties to the litigation entered into a non-binding confidential memorandum of understanding which would resolve all claims in the litigation subject to certain conditions including but not limited to: the completion of confirmatory discovery, the parties’ ability to negotiate and enter into a final signed and binding agreement, a sufficient number of class members not opting out of the final signed agreement, and court approval. On April 3, 2006, the parties entered into and filed with the court a stipulation of settlement. The court will hear the motion for preliminary approval of the settlement on April 11, 2006.

PRIOR PERFORMANCE INFORMATION

The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the advisor. As of December 31, 2005, CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc.), the 18 CNL Income Fund Partnerships, CNL Retirement Properties, Inc. and CNL Hotels & Resorts, Inc. had invested in: (i) fast-food, family-style or casual dining restaurants; (ii) congregate or assisted living or skilled nursing facilities, continuing care retirement communities, medical office buildings and similar health care related facilities; and (iii) freestanding hotel properties, other than hotel properties that are “ancillary” to other types of properties which we may be acquiring. Although CNL Hotels & Resorts, Inc. has invested in golf courses in connection with its ownership of hotels, these prior public programs have not invested a material amount of their assets in the types of properties in which we intend to invest. Our investors should not assume they will experience returns, if any, comparable to those experienced by investors in such prior public real estate programs. Investors who purchase shares will not thereby acquire any ownership interest in any partnerships or corporations to which the following information relates.

Two of our directors and executive officers, James M. Seneff, Jr. and Robert A. Bourne, individually or with others, have served as general partners of 90 and 89 real estate limited partnerships, respectively, including 18 publicly offered, unlisted CNL Income Fund partnerships, and as directors and/or officers of three unlisted, public REITs: CNL Restaurant Properties, Inc., CNL Retirement Properties, Inc. and CNL Hotels & Resorts, Inc. Based on an analysis of the operating results of the prior public programs, Messrs. Seneff and Bourne believe that each of such programs has met or is meeting its principal investment objectives in a timely manner.

CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Seneff and Bourne, served as the corporate general partner with Messrs. Seneff and Bourne as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style and in the case of two of the partnerships, casual-dining restaurant properties until February 25, 2005. In addition, Mr. Seneff served as a director and an officer and Mr. Bourne served as a director of CNL Restaurant Properties, Inc., an unlisted public REIT organized to invest in fast-food, family-style and casual-dining restaurant properties, mortgage loans and secured equipment leases until February 25, 2005. On February 25, 2005, CNL Restaurant Properties, Inc. merged with and into U.S. Restaurant Properties, Inc. The surviving entity of the merger is Trustreet Properties, Inc. In connection with that merger, on February 25, 2005, each of the CNL Income Funds merged with a separate wholly owned subsidiary of Trustreet Properties, Inc.’s operating partnership. As a result, each of the CNL Income Funds is a wholly owned subsidiary of Trustreet Properties, Inc. and are now set forth in Table IV – Results of Completed Programs. Mr. Seneff serves as Chairman of the Board and Mr. Bourne serves as a director of Trustreet Properties, Inc.

Messrs. Seneff and Bourne also currently serve as directors of CNL Hotels & Resorts, Inc., an unlisted public REIT organized to invest in hotel properties and mortgage loans. Mr. Seneff currently serves as a director and Mr. Bourne currently serves as a director and treasurer of CNL Retirement Properties, Inc., an unlisted public REIT organized to invest in retirement and seniors’ housing facilities, medical office buildings, mortgage loans and secured equipment leases. All of the unlisted public REITs have investment objectives similar to those of ours. During the twenty-year period ended on December 31, 2005, the 18 partnerships and the three unlisted REITs altogether raised approximately $4.7 billion from approximately 186,000 investors, and purchased (or purchased interests in), directly or indirectly, approximately 2,100 fast-food, family-style and casual-dining restaurant properties, 136 hotel properties and 262 retirement properties and medical office buildings, including in each case properties which were sold during such period. Although CNL Hotels & Resorts, Inc. has invested in golf courses in connection with its ownership of hotels, none of the 18 public partnerships or the three unlisted public REITs has invested a material amount of their assets in the types of properties in which CNL Income Properties seeks to acquire. Certain information relating to the offerings and investment history of the 18 public partnerships and CNL Restaurant Properties, Inc., CNL Retirement Properties, Inc. and CNL Hotels & Resorts, Inc. is set forth below.

Name of entity	Maximum offering amount	Date closed	Number of limited partnership units or shares sold	Date 90% of net proceeds fully invested or committed to investment
CNL Income Fund XVI, Ltd.	$45,000,000 (4,500,000 units)	July 18, 1995	4,500,000	August 1995
CNL Income Fund XVII, Ltd.	$30,000,000 (3,000,000 units)	October 10, 1996	3,000,000	December 1996
CNL Income Fund XVIII, Ltd.	$35,000,000 (3,500,000 units)	February 6, 1998	3,500,000	December 1997
CNL Restaurant Properties, Inc.	$747,464,413 (37,373,221 shares)	January 20, 1999 (1)	37,373,221(1)	February 1999
CNL Hotels & Resorts, Inc.	$3,075,072,637 (153,753,632 shares)	(2)	(2)	(2)
CNL Retirement Properties, Inc.	$2,584,186,446 (258,879,113 shares)	(3)	(3)	(3)

(1)	In April 1995, CNL Restaurant Properties, Inc. commenced an offering of a maximum of 16,500,000 shares of common stock ($165,000,000). On February 6, 1997, the initial offering closed upon receipt of subscriptions totaling $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) through the reinvestment plan. Following completion of the initial offering on February 6, 1997, CNL Restaurant Properties, Inc. commenced a subsequent offering (the "1997 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. On March 2, 1998, the 1997 Offering closed upon receipt of subscriptions totaling $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) through the reinvestment plan. Following completion of the 1997 Offering on March 2, 1998, CNL Restaurant Properties, Inc. commenced a subsequent offering (the "1998 Offering") of up to 34,500,000 shares ($345,000,000) of common stock. As of December 31, 1998, CNL Restaurant Properties, Inc. had received subscriptions totaling $345,000,000 (34,500,000 shares), including $3,107,848 (310,785 shares) through the reinvestment plan, from the 1998 Offering. The 1998 Offering closed in January 1999, upon receipt of the proceeds from the last subscriptions. As of March 31, 1999, net proceeds to CNL Restaurant Properties, Inc. from its three offerings totaled $670,151,200 and all of such amount had been invested or committed for investment in properties and mortgage loans.

(2)	Effective July 9, 1997, CNL Hotels & Resorts, Inc. (formerly CNL Hospitality Properties, Inc.) commenced an offering of up to 16,500,000 shares ($165,000,000) of common stock. On June 17, 1999, the initial offering closed upon receipt of subscriptions totaling $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) through the reinvestment plan. Following completion of the initial offering on June 17, 1999, CNL Hotels & Resorts, Inc. commenced a subsequent offering (the "1999 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. On September 14, 2000, the 1999 Offering closed upon receipt of subscriptions totaling approximately $275,000,000. Following the completion of the 1999 Offering on September 14, 2000, CNL Hotels & Resorts, Inc. commenced a subsequent offering (the "2000 Offering") of up to 45,000,000 shares ($450,000,000) of common stock. On April 22, 2002, the 2000 Offering closed upon receipt of subscriptions totaling $450,000,000. Following the completion of the 2000 Offering, CNL Hotels & Resorts, Inc. commenced a subsequent offering (the "2002 Offering") of up to 45,000,000 shares ($450,000,000) of common stock. On February 4, 2003, the 2002 Offering closed upon receipt of subscriptions totaling $450,000,000. Following the completion of the 2002 Offering, CNL Hotels & Resorts, Inc. commenced a subsequent offering (the "2003 Offering") of up to 175,000,000 shares ($1,750,000,000) of common stock. As of March 12, 2004, the date the 2003 Offering closed, CNL Hotels & Resorts, Inc. had received subscriptions totaling approximately $3.0 billion (300 million shares) from its public offerings.

(3)	Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective September 18, 1998, CNL Retirement Properties, Inc. (the "Retirement Properties REIT") registered for sale up to $155,000,000 of shares of common stock (the "Initial Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. The Initial Offering of the Retirement Properties REIT commenced September 18, 1998, and upon the termination of the Initial Offering on September 18, 2000, the Retirement Properties REIT had received subscription proceeds of $9,718,974 (971,898 shares), including $50,463 (5,046 shares) through the reinvestment plan. Upon termination of the Initial Offering, the Retirement Properties REIT commenced an offering of up to $155,000,000 (the "2000 Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. On May 24, 2002, the Retirement Properties REIT completed its 2000 Offering from which it received subscription proceeds of $155,000,000 (15,500,000 shares), including $418,670 (41,867 shares) through the reinvestment plan. Immediately following the completion of the 2000 Offering, the Retirement Properties REIT commenced an offering of up to $450,000,000 (45,000,000 shares) (the "2002 Offering") and upon completion of the 2002 Offering on April 3, 2003, the company had received approximately $450,000,000. Immediately following the completion of the 2002 Offering, the Retirement Properties REIT commenced an offering of up to $1,750,000,000 (175,000,000 shares) (the "2003 Offering") and upon termination of the 2003 Offering on May 14, 2004, the company had received approximately $1,568,000,000. Immediately following the termination of the 2003 Offering, the Retirement Properties REIT commenced an offering of up to $4,000,000,000 (400,000,000 shares) (the "2004 Offering"). As of December 31, 2005, the Retirement Properties REIT had received subscription proceeds of $202,013,758 (20,201,375 shares) from its 2004 Offering, with the final amount sold being undeterminable as of the date of this prospectus.

The following table sets forth summary information regarding total properties acquired by the 18 limited partnerships and CNL Restaurant Properties, Inc., CNL Retirement Properties, Inc. and CNL Hotels & Resorts, Inc. as of December 31, 2005. This table lists properties owned by these entities or in which these entities owned interests and does not reflect dispositions that have occurred.

Name of entity	Type of property	Location	Method of financing	Type of program
CNL Income Fund XVI, Ltd.	56 fast-food or family-style restaurants	AL, AZ, CA, CO, DC, FL, GA, ID, IN, KS, LA, MN, MO, NC, NM, NV, OH, PA, TN, TX, UT, WI	All cash	Public `

CNL Income Fund XVII, Ltd.	39 fast-food, family-style or casual-dining restaurants	CA, FL, GA, IL, IN, MD, MI, NC, NE, NV, OH, SC, TN, TX, WA, WI	All cash	Public

CNL Income Fund XVIII, Ltd.	30 fast-food, family-style or casual-dining restaurants	AZ, CA, CO, FL, GA, IL, KY, MD, MN, NC, NV, NY, OH, PA, TN, TX, VA	All cash	Public

CNL Restaurant Properties, Inc.	1,366 fast-food, family-style or casual-dining restaurants	AL, AR, AZ, CA, CO, CT, DE, FL, GA, IA, ID, IL, IN, KS, KY, LA, MD, MI, MN, MO, MS, NC, NE, NH, NJ, NM, NV, NY, OH, OK, OR, PA, RI, SC, S.D., TN, TX, UT, VA, WA, WI, WV	(1)	Public REIT

CNL Hotels & Resorts, Inc.	128 limited service, extended stay or full service hotels or resorts	AL, AZ, CA, CO, CT, DE, FL, GA, HI, IL, IN, KS, KY, LA, MA, MD, ME, MI, MN, MO, MS, NC, NE, NJ, NV, NY, OK, OR, PA, RI, SC, TN, TX, UT, VA, WA, WI, D.C., CANADA	(2)	Public REIT

CNL Retirement Properties, Inc.	262 retirement properties and medical office buildings	AL, AR, AZ, CA, CO, CT, FL, GA, IA, IL, IN, KS, KY, MA, MD, MI, MO, MS, NC, NE, NJ, NY, OH, OK, OR, PA, RI, SC, TN, TX, UT, VA, WA	(3)	Public REIT

FOOTNOTES:

(1)	As of March 31, 1999, all of the CNL Restaurant Properties, Inc. net offering proceeds had been invested or committed for investment in properties and mortgage loans. Since April 1, 1999, the Restaurant Properties REIT and its consolidated subsidiaries have used proceeds from its lines of credit, warehouse facilities and other borrowings to acquire and develop properties and to fund loans.

(2)	As of December 31, 2005, approximately 53.3% of the assets acquired by CNL Hotels & Resorts, Inc. had been funded using debt. The balance was acquired using proceeds from the Hotels & Resorts REIT’s equity offerings.

(3)	As of December 31, 2005, approximately 40.0% of the assets acquired by CNL Retirement Properties, Inc. had been funded using debt. The balance was acquired using proceeds from the Retirement Properties REIT’s equity offerings.

A more detailed description of the acquisitions by real estate limited partnerships and CNL Restaurant Properties, Inc., CNL Retirement Properties, Inc. and CNL Hotels & Resorts, Inc. sponsored by Messrs. Seneff and Bourne is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from us upon request, free of charge. In addition, upon request to us, we will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL Restaurant Properties, Inc., CNL Hotels & Resorts, Inc. and CNL Retirement Properties, Inc., as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

Mr. Seneff and Mr. Bourne are also the sole stockholders of DRR Partners, Inc., the corporate general partner of a nonpublic real estate limited partnership organized to invest in a hotel resort in Arizona. The partnership raised $27.5 million from 267 investors and invested approximately $25.1 million in the resort, which opened on November 30, 2002.

From 1973 through September 30, 2005, James M. Seneff, Jr. and/or Robert A. Bourne, directly or indirectly through affiliated entities, have served as general partners or the managing member of 76 nonpublic real estate programs. These programs raised a total of approximately $236.9 million from approximately 5,452 investors, and purchased interests in a total of 327 projects and two mortgage loans as of September 30, 2005. The projects consisted of 239 restaurant properties (representing 72.6% of the total capital raised by private programs), 45 commercial/retail properties (representing 13.7% of the total capital raised by private programs), 19 apartment projects (representing 5.8% of the total capital raised by private programs), 16 office buildings (representing 4.9% of the total capital raised by private programs), four hotels/motels (representing 1.2% of the total capital raised by private programs), three tracts of undeveloped land (representing 0.9% of the total capital raised by private programs), one condominium development project (representing 0.3% of the total capital raised by private programs) and two mortgage loans (representing 0.6% of the total capital raised by private programs).

Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 37 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

Of the 90 real estate limited partnerships whose offerings had closed as of December 31, 2004, (including 18 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past, 39 invested in restaurant properties leased on a triple-net lease basis, including eight which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 90 real estate limited partnerships).

In addition to the real estate limited partnerships described above, in 2002, CNL Mortgage Fund, Ltd., a limited partnership in which Mr. Seneff and Mr. Bourne serve as officers and stockholders of the corporate general partner, raised $2.5 million from 68 investors and entered into a mortgage loan, as the lender, with an affiliated limited partnership. CNL Mortgage Fund, Ltd. was organized for the purpose of investing in the mortgage loan on the property owned by 100 Legacy Park, Ltd.

In order to provide potential purchasers of our shares with information to enable them to evaluate the prior experience of the Messrs. Seneff and Bourne as general partners of real estate limited partnerships and as directors and officers of CNL Restaurant Properties, Inc., CNL Retirement Properties, Inc. and CNL Hotels &Resorts, Inc., including the information set forth in the foregoing table, certain financial and other information concerning those limited partnerships and CNL Restaurant Properties, Inc., CNL Retirement Properties, Inc. and CNL Hotels &Resorts, Inc. with investment objectives similar to one or more of our investment objectives, is provided in the Prior Performance Tables included as Appendix B. Information about the prior public programs is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables attached as Appendix B, which include information for these prior programs, for more detailed information concerning the experience of Messrs. Seneff and Bourne.

INVESTMENT OBJECTIVES AND POLICIES

OBJECTIVES AND POLICIES

Our primary investment objectives are to preserve, protect, and enhance our assets while:

•	paying distributions at an increasing rate;

•	obtaining fixed income primarily through the receipt of minimum annual base rent or the receipt of payments on loans, and increasing our income (and distributions) and providing protection against inflation primarily through periodic increases in rent over the lease term or increases in rent based on increases in consumer price indices, and the payment of percentage rent generally based on a percentage of gross revenues at the properties over certain thresholds;

•	owning a diversified portfolio of primarily triple-net leased real estate that will increase in value;

•	qualifying and remaining qualified as a REIT for federal income tax purposes; and

•	providing our stockholders with liquidity of their investment, either in whole or in part, on or before December 31, 2015, through:

•	listing, or

•	if listing does not occur by December 31, 2015, the commencement of an orderly sale of our assets, outside the ordinary course of business and consistent with our objective of qualifying as a REIT, and distribution of the proceeds thereof, or our merger with another entity in a transaction which provides our investors with cash or securities of a publicly traded company, unless stockholders owning a majority of our shares elect to extend the duration of CNL Income Properties by amendment of our articles of incorporation.

In making a determination of whether listing is in the best interest of our stockholders, our board of directors may consider a variety of criteria, including, but not limited to, market capitalization, the number of properties owned, portfolio diversification, portfolio performance, our financial condition, potential access to capital as a listed company, and the potential for stockholder liquidity.

The sheltering from tax of income from other sources is not one of our objectives. If we are successful in achieving our investment and operating objectives, our stockholders (other than tax-exempt entities) are likely to recognize taxable income in each year. While there is no order of priority intended in the listing of our objectives, stockholders should realize that our ability to meet these objectives may be severely handicapped by any lack of diversification of our investments and the terms of the leases.

We intend to meet our objectives through our investment policies of:

•	purchasing carefully selected, well-located properties and leasing them primarily on a long-term, basis (which means that the tenant generally will be responsible for repairs, maintenance, property taxes, utilities and insurance) or gross basis to tenants or operators who are significant industry leaders under leases generally requiring the tenant to pay minimum annual base rent with periodic increases in rent over the lease term or increases in rent based on increases in consumer price indices, and the payment of percentage rent generally based on a percentage of gross revenues at the properties over certain thresholds; and

•	offering loans and other financing opportunities to operators and others. An operator will be considered a “significant industry leader” if it has one or more of the following traits: many or more years of experience operating in a particular industry as compared with other operators in that industry as a company or through the experience of its senior management; many or more assets managed in a particular industry as compared with other operators in that industry; and/or is deemed by us to be a dominant operator in a particular industry for reasons other than those listed above.

In addition, we will seek to acquire properties that we believe are important to the continuing operations of our tenants or operators.

In accordance with our investment policies, we intend to invest in properties whose tenants are also operators, or whose tenants have contracted or will contract with third-party operators approved by us, based upon recommendations by our advisor. Although there is no limit on the number of properties of a particular tenant or operator which we may acquire, the board of directors, including a majority of the Independent Directors, will review our properties and potential investments in terms of geographic, property sector and operator diversification. Potential loan borrowers will similarly be operators selected or approved by us, following our advisor’s recommendations. It is intended that investments will be made in different property sectors and geographic locations in an attempt to achieve diversification and thereby minimize the effect of changes in local economic conditions and certain other risks. The extent of such diversification, however, depends in part upon the amount raised in the offering and the purchase price of each property. See the sections of this prospectus entitled “Estimated Use of Proceeds” and “Risk Factors — Real Estate and Other Investment Risks — Possible lack of diversification increases the risk of investment.” For a more complete description of the manner in which the structure of our business, including our investment policies, will facilitate our ability to meet our investment objectives, see the “Business” section of this prospectus.

Our investment objectives may not be changed without the approval of stockholders owning a majority of the shares of outstanding common stock. Our bylaws require the Independent Directors to review our investment policies at least annually to determine that the policies are in the best interests of our stockholders. The determination shall be set forth in the minutes of the board of directors along with the basis for such determination. The directors (including a majority of the

Independent Directors) have the right, without a stockholder vote, to alter our investment policies but only to the extent consistent with our investment objectives and investment limitations.

CERTAIN INVESTMENT LIMITATIONS

In addition to other investment restrictions imposed by the board of directors from time to time, consistent with our objective of qualifying as a REIT, our articles of incorporation or our bylaws will provide for the following limitations on our investments.

•	Not more than 10% of our total assets shall be invested in Unimproved Real Property or mortgage loans on Unimproved Real Property. For purposes of this paragraph, “Unimproved Real Property” does not include any property under construction, under contract for development or planned for development within one year.

•	We shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to interest rate futures, when used solely for hedging purposes.

•	We shall not invest in or make mortgage loans unless an appraisal is obtained concerning the underlying property. Mortgage indebtedness on any property shall not exceed such property’s appraised value. In cases in which a majority of Independent Directors so determine, and in all cases in which the mortgage loan involves the advisor, directors, or Affiliates, such appraisal must be obtained from an independent expert concerning the underlying property. Such appraisal shall be maintained in our records for at least five years, and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

•	We may not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our other loans, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the “aggregate amount of all mortgage loans outstanding on the property, including our other loans” shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

•	We may not invest in indebtedness (“Junior Debt”) secured by a mortgage on real property which is subordinate to the lien or other indebtedness (“Senior Debt”), except where the amount of such Junior Debt, plus the outstanding amount of the Senior Debt, does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such investments of ours (as shown on our books in accordance with generally accepted accounting principles after all reasonable reserves but before provision for depreciation) would not then exceed 25% of our tangible assets. The value of all our investments in Junior Debt that does not meet the aforementioned requirements is limited to 10% of our tangible assets (which is included within the 25% limitation).

•	We may not engage in any short sale, or borrow, on an unsecured basis, if such borrowing will result in an “asset coverage” of less than 300%, except that such borrowing limitation shall not apply to a first mortgage trust. For the purpose of this section, “asset coverage” means the ratio which the value of the total assets of an issuer, less all liabilities and indebtedness except indebtedness for unsecured borrowings, bears to the aggregate amount of all unsecured borrowings of such issuer.

•	The maximum amount of our borrowings in relation to our Net Assets may not exceed an amount equal to 300% of our Net Assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate. In order to borrow an amount in excess of 300% of our Net Assets, a majority of our Independent Directors must approve the borrowing, and the borrowing must be disclosed and explained to stockholders in our first quarterly report after such approval occurs.

•	We may not make or invest in any mortgage loans that are subordinate to any mortgage, other indebtedness or equity interest of our advisor, directors or Affiliates.

•	We will not invest in equity securities unless a majority of the directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and determine that the transaction will not jeopardize our ability to qualify and remain qualified as a REIT. In addition, we shall not invest in any security of any entity holding investments or engaging in activities prohibited by our articles of incorporation.

•	We will not issue (i) equity securities redeemable solely at the option of the holder (except that stockholders may offer their shares to us as described under “Summary of Redemption Plan,”); (ii) debt securities unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known charges, is sufficient to service that higher level of debt properly; (iii) shares on a deferred payment basis or under similar arrangements; (iv) non-voting or assessable securities; or (v) options, warrants, or similar evidences of a right to buy our securities (collectively, “Options”); provided however that Options may be issued (1) to all of our stockholders ratably, (2) as part of a financing arrangement, or (3) as part of a stock option plan available to our directors, executive officers, or employees or the advisor or its Affiliates. Options issuable to the advisor, directors or any Affiliate thereof shall not exceed 10% of the outstanding shares on the date of grant. Options may not be issued at exercise prices less than the fair market value of the underlying securities on the date of grant and unless a majority of the Independent Directors approve such issuance as being in our best interests, and not for consideration (which may include services) that has a market value less than the value of such Option on the date of grant.

•	A majority of the directors shall authorize the consideration to be paid for each property, based on the fair market value of the property. If a majority of the Independent Directors determines, or if the property is acquired from our advisor, a director, or an Affiliate thereof, such fair market value shall be determined by an independent expert selected by the Independent Directors.

•	We will not engage in underwriting or the agency distribution of securities issued by others or in trading, as compared to investment activities.

•	We will not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

•	We will not invest in any foreign currency or bullion or engage in short sales.

•	We will not make loans to our Sponsor, advisor, directors or any Affiliates thereof, except (A) loans subject to the restrictions governing loans in our articles of incorporation or (B) to our subsidiaries or to ventures or to partnerships in which we hold an interest.

•	We will not operate so as to be classified as an “investment company” under the Investment Company Act of 1940, as amended.

•	We will not make any investment that we believe will be inconsistent with our objective of qualifying as a REIT.

The foregoing limitations may not be modified or eliminated without the approval of a majority of the shares of outstanding common stock.

DISTRIBUTION POLICY

GENERAL

To continue to qualify as a REIT under the Code, we must distribute 90% of our taxable income each taxable year (not including any return of capital for federal income tax purposes). Our board of directors, in its discretion, may increase that percentage as it deems appropriate. See the section of this prospectus entitled “Federal Income Tax Considerations — Taxation of CNL Income Properties — Annual Distribution Requirements” section of this prospectus. The declaration of distributions is within the discretion of the board of directors and depends upon our’ distributable funds, current and projected cash requirements, tax considerations and other factors described below.

DISTRIBUTIONS

The following table presents total distributions (in thousands) and distributions per share:

2004 Quarters	First	Second	Third	Fourth	Year
Total distributions declared	$—	$—	$470,512	$702,176	$1,172,688
Distributions per share	—	—	0.1342	0.1251	0.2593

2005 Quarters	First	Second	Third	Fourth	Year
Total distributions declared	$1,280,706	$2,027,860	$2,784,299	$4,003,564	$10,096,429
Distributions per share	0.1272	0.1334	0.1374	0.1374	0.5354

We intend to make regular distributions to stockholders. Distributions will be made to those stockholders who are stockholders as of the record date selected by the directors. The board of directors currently intends to declare distributions on a monthly basis using the first day of the month as the record date. In order for an investor to receive a distribution, they must be a stockholder of record as of the record date. Therefore, newly admitted investors, or investors redeeming or transferring shares, will not receive a distribution for a record date that they are not considered a stockholder of record. While it is the intent of the board of directors to declare distributions monthly and pay distributions quarterly during the offering period and thereafter. However, the board of directors, in its sole discretion, may determine to declare and pay distributions on another basis.

We are required to distribute annually at least 90% of our real estate investment trust taxable income to maintain our objective of qualifying as a REIT. Generally, income distributed will not be taxable to us under federal income tax laws if such income complies with the provisions relating to qualification as a REIT. If the cash available to us is insufficient to pay such distributions, we may obtain the necessary funds by borrowing, issuing new securities or selling assets. These methods of obtaining funds could affect future distributions by, among other things, increasing operating costs. As described above, we have borrowed funds from and issued restricted shares of common stock to an Affiliate in order to pay distributions. To the extent that distributions to stockholders exceed earnings and profits, such amounts constitute a return of capital for federal income tax purposes, although such distributions might not reduce stockholders’ aggregate invested capital. Distributions in kind shall not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of the articles of incorporation; or distributions of in-kind property, as long as, with respect to in-kind property, the board of directors:

•	advises each stockholder of the risks associated with direct ownership of the property;

•	offers each stockholder the election of receiving in-kind property distributions; and

•	distributes in-kind property only to those stockholders who accept the directors’ offer.

Distributions will be made at the discretion of the directors, depending upon a number of factors, including:

•	expected and actual net cash from operations for the year;

•	our financial condition;

•	a balanced analysis of value creation reflective of both current and long-term stabilized cash flow from our properties;

•	our objective of continuing to qualify as a REIT for federal income tax purposes;

•	the actual operating results of each quarter;

•	economic conditions;

•	other operating trends;

•	capital requirements; and

•	avoidance of volatility of distributions.

Operating cash flows are expected to be generated from properties, loans and other Permitted Investments we acquire or make.

To the extent a stockholder purchased shares subject to a reduced Acquisition Fee, we shall reduce distributions otherwise payable to such stockholder by the amount of the advisory fee payable to our advisor. Because the advisory fee is paid annually, the cost associated with paying this fee, in the aggregate, may exceed the benefit associated with the Acquisition Fee discount. Accordingly, an investor’s overall return may be lower by virtue of the Acquisition Fee discount. See the section of this prospectus entitled “Management Compensation.”

SUMMARY OF THE

ARTICLES OF INCORPORATION AND BYLAWS

GENERAL

We are organized as a corporation under the laws of the State of Maryland. As a Maryland corporation, we are governed by Maryland General Corporation Law. Maryland corporate law deals with a variety of matters regarding Maryland corporations, including our liabilities, stockholders, directors, and officers, the amendment of articles of incorporation, and mergers of a Maryland corporation with other entities. Since many matters are not addressed by Maryland corporate law, it is customary for a Maryland corporation to address these matters through provisions in its articles of incorporation.

Our articles of incorporation and bylaws contain certain provisions that could make it more difficult to acquire control of us by means of a tender offer, a proxy contest, or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations which may result in improvement of the terms of an initial offer.

The articles of incorporation also permit listing by the board of directors after completion or termination of the initial offering.

The discussion below sets forth material provisions of governing laws, instruments and guidelines applicable to our company. For more complete provisions, reference is made to the Maryland General Corporation Law and our articles of incorporation and bylaws.

DESCRIPTION OF CAPITAL STOCK

We have authorized a total of 1.32 billion shares of capital stock, consisting of 1 billion shares of common stock, $0.01 par value per share, 200 million shares of preferred stock, and 120 million shares of excess stock (“Excess Shares”), $0.01 par value per share. Of the 120 million Excess Shares, 100 million are issuable in exchange for common stock and 20 million are issuable in exchange for preferred stock as described below at “Summary of the Articles of Incorporation and Bylaws — Restriction of Ownership.” As of December 31, 2005, we had received subscription proceeds from the offering of $377.9 million (37,864,842 shares) from 12,847 investors, excluding the 20,000 shares purchased by the advisor for $200,000 preceding the commencement of the initial offering, the $1.2 million (117,708 restricted common shares) issued in December 2004 to CNL Financial Group, Inc., a company affiliated with our advisor and wholly owned indirectly by our chairman of the board and his wife, as described in the section of this prospectus entitled “Certain Relationships and Related Transactions”) and no preferred stock or Excess Shares outstanding.

Our board of directors may determine to engage in future offerings of common stock of up to the number of unissued authorized shares of common stock available following the termination of this offering, and may, in the future, seek to increase the number of authorized shares, if it determines that such action is in our best interest.

We will not issue share certificates except to stockholders who make a written request to us. Each stockholder’s investment will be recorded on our books, and information concerning the restrictions and rights attributable to shares (whether in connection with an initial issuance or a transfer) will be sent to the stockholder receiving shares in connection with an issuance or transfer. A stockholder wishing to transfer his or her shares will be required to send us only an executed form, and we will provide the required form upon a stockholder’s request. We must receive the executed form and any other required documentation on or before the 15th of the month for the transfer to be effective the following month. Subject to restrictions in the articles of incorporation, transfers of shares shall be effective, and the transferee of the shares will be recognized as the holder of such shares as of the first day of the following month on which we receive properly executed documentation.

Stockholders have no preemptive rights to purchase or subscribe for securities that we may issue subsequently. Each share of common stock is entitled to one vote per share, and shares do not have cumulative voting rights. The stockholders are entitled to distributions in such amounts as may be declared by the board of directors from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any of our assets remaining after payment in full of all creditors.

All of the shares offered hereby will be fully paid and nonassessable when issued.

The articles of incorporation authorize the board of directors to designate and issue from time to time one or more classes or series of common or preferred stock without stockholder approval. The board of directors may determine the relative rights, preferences, and privileges of each class or series of common or preferred stock so issued. To the extent common or preferred stock is issued in connection with an affiliated transaction, the issuance of such stock shall be approved by a majority of the Independent Directors who do not have any interest in the transactions and who have access, at our expense, to our legal counsel or independent legal counsel. Because the board of directors has the power to establish the preferences and rights of each class or series of common or preferred stock, it may afford the holders of any series or class of stock preferences, powers, and rights senior to the rights of holders of common stock offered in this offering; however, the voting rights for each share of preferred stock shall not exceed voting rights which bear the same relationship to the voting rights of the shares of common stock as the consideration paid to us for each share of preferred stock bears to the book value of the shares of common stock on the date that such preferred stock is issued. The issuance of common or preferred stock could have the effect of delaying or preventing a change in control of our company.

Similarly, the voting rights per share of our equity securities (other than those publicly held) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of the publicly held equity securities as the consideration paid to us for each privately offered share bears to the book value of each outstanding publicly held equity security. The board of directors currently has no plans to offer our equity securities in a private offering.

For a description of the characteristics of the Excess Shares, which differ from common stock and preferred stock in a number of respects, including voting and economic rights, see the section of this prospectus entitled “Summary of the Articles of Incorporation and Bylaws — Restriction of Ownership.”

BOARD OF DIRECTORS

The articles of incorporation provide that the number of directors cannot be less than three or more than 15. A majority of the board of directors will be Independent Directors. See the “Management — Independent Directors” section of this prospectus. Each director, other than a director elected to fill a vacancy, will be elected at each annual meeting or at any special meeting of the stockholders called for that purpose, by a majority of the shares of common stock present in person or by proxy and entitled to vote. Independent Directors will appoint replacements for vacancies among the Independent Directors. Under the articles of incorporation, the term of office for each director will be one year, expiring at each annual meeting of stockholders; however, nothing in the articles of incorporation prohibits a director from being reelected by the stockholders. The directors may establish such committees as they deem appropriate (provided that the majority of the members of each committee are Independent Directors).

STOCKHOLDER MEETINGS

An annual meeting will be held for the purpose of electing directors and for the transaction of such other business as may come before the meeting, and will be held not less than 30 days after delivery of the annual report. Under our bylaws, a special meeting of stockholders may be called by the chairman of the board, a majority of the directors, or a majority of the Independent Directors. Special meetings of the stockholders also may be called by our secretary upon the written request of stockholders holding in the aggregate not less than 10% of the outstanding common stock entitled to vote at such meeting. Upon receipt of such a written request, either in person or by mail, stating the purpose or purposes of the meeting, we shall provide all stockholders, within ten days of receipt of the written request, written notice, either in person or by mail, of the time and place of the meeting and its purpose. Such meeting will be held not less than 15 nor more than 60 days after the written request is received, at the time and place specified in the request, or if none is specified, at a time and place convenient to stockholders.

At any meeting of stockholders, each stockholder is entitled to one vote per share of common stock owned of record on the applicable record date. In general, the presence in person or by proxy of 50% of the shares of common stock then outstanding shall constitute a quorum, and the majority vote of the shares of common stock present in person or by proxy will be binding on all of our stockholders.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS FOR DIRECTORS AND PROPOSALS OF NEW BUSINESS

Our bylaws require notice at least 60 days and not more than 90 days before the anniversary of the prior annual meeting of stockholders in order for a stockholder to (a) nominate a director, or (b) propose new business other than pursuant to the notice of the meeting or by, or on behalf of, the directors. The bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors. Accordingly, failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business.

AMENDMENTS TO THE ARTICLES OF INCORPORATION

Generally, our articles of incorporation may be amended only by the affirmative vote of our stockholders. In certain instances, the affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote is required and in other instances the affirmative vote of the holders of two-thirds of such shares is required. To the extent permitted by Maryland corporate law, the stockholders may vote to amend our articles of incorporation, terminate or dissolve our company or remove one or more directors without any approval of the board of directors.

The board of directors may, upon the affirmative vote of a majority of the members of the board of directors, and without the approval of the stockholders, amend the articles of incorporation to increase the number of our authorized Equity shares. Without stockholder approval, the board of directors may not, (i) amend the articles of incorporation, except for amendments which do not adversely affect the rights, preferences and privileges of stockholders; (ii) sell all or substantially all of our assets other than in the ordinary course of business or in connection with liquidation and dissolution; (iii) cause a merger in which we do not survive or cause us to reorganize.

MERGERS, COMBINATIONS AND SALE OF ASSETS

A sale or other disposition of all or substantially all of our assets other than in the ordinary course of business, a merger in which we do not survive or a reorganization must be approved by the directors and holders of a majority of the shares of common stock outstanding and entitled to vote. In addition, any such transaction involving our Affiliate or an Affiliate of our advisor also must be approved by a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

The Maryland Business Combinations Statute provides that certain business combinations (including mergers, consolidations, share exchanges or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of such corporation’s shares or an Affiliate of such corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting shares of such corporation (an “Interested Stockholder”) or an Affiliate thereof, are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of such corporation other than shares held by the Interested Stockholder with whom (or with whose Affiliate) the business combination is to be effected, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as determined by statute) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares.

Section 2.7 of our articles of incorporation provides that the prohibitions and restrictions set forth in the Maryland Business Combinations Statute are inapplicable to any business combination between us and any person. Consequently, the five year prohibition and supermajority vote requirements will not apply to business combinations between us and any stockholder.

CONTROL SHARE ACQUISITIONS

The Maryland Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquirer and/or officers or directors who are employees of the corporation. Control shares are shares which, if aggregated with all other shares of the corporation previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors of such corporation within one of the following ranges of voting power: (i) one-tenth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

Section 2.8 of our articles of incorporation provides that the Maryland Control Share Acquisition Act is inapplicable to any acquisition of our securities by any person. Consequently, in instances where the board of directors otherwise waives or modifies restrictions relating to the ownership and transfer of our securities or such restrictions are otherwise removed, our control shares will have voting rights, without having to obtain the approval of a supermajority of the outstanding shares eligible to vote thereon.

TERMINATION AND REIT STATUS

The articles of incorporation provide for our voluntary termination and dissolution by the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote at a meeting called for that purpose. In addition, our articles of incorporation permit the stockholders to terminate the our status as a REIT under the Code only by the affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote.

Under our articles of incorporation, we automatically will terminate and dissolve on December 31, 2015, unless a listing occurs, in which event we will automatically become a perpetual life entity. If our shares are not listed on or before December 31, 2015, we will sell our assets and distribute net sales proceeds to our stockholders or merge with another entity in a transaction which provides our stockholders with cash or securities of a publicly traded company, unless stockholders owning a majority of our shares elect to extend the duration of our company by amending our articles of incorporation. In making a determination of whether listing is in the best interest of our stockholders, the board of directors may consider a variety of criteria, including, but not limited to, market capitalization, the number of properties owned, portfolio diversification, portfolio performance, our financial condition, potential access to capital as a listed company, and the potential for stockholder liquidity.

RESTRICTION OF OWNERSHIP

To qualify as a REIT under the Code, among other things, (i) not more than 50% of the value of the REIT’s outstanding stock may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, (ii) the REIT’s stock must be beneficially owned (without reference to any attribution rules) by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and (iii) certain other requirements must be satisfied. See the section of this prospectus entitled “Federal Income Tax Considerations — Taxation of CNL Income Properties.”

To ensure that we satisfy these requirements, our articles of incorporation restrict the direct or indirect ownership (applying certain attribution rules) of shares of common stock and preferred stock by any person to no more than 9.8% of the outstanding shares of such common stock or 9.8% of any series of preferred stock, which we refer to as the “ownership limitation” herein. It is the responsibility of each person (as defined in the articles of incorporation) owning (or deemed to own) more than 5% of the outstanding shares of common stock or any series of outstanding preferred stock to give us written notice of such ownership. In addition, to the extent deemed necessary by our directors, we can demand that each stockholder disclose to us in writing all information regarding the beneficial and constructive ownership (as such terms are defined in the articles of incorporation) of the common stock and preferred stock. However, our articles of incorporation generally provide that the board of directors, upon a receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence, representations or undertakings acceptable to the board of directors, may, in its sole discretion, waive the application of certain transfer restrictions or the 9.8% ownership limit to a person if the board of directors determines that such person’s ownership our of common stock and/or preferred stock will not jeopardize our status as a REIT under the Code. In addition, the restrictions on transfer, ownership limitations and information requirements described in this section will not apply if the board of directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT under the Code.

Subject to the Board’s ability to waive certain of the following restrictions in certain circumstances (as described below), transfers of shares of our common stock or preferred stock or other events that would create a direct or indirect ownership of such stock that would (i) violate the ownership limit; (ii) result in our disqualification as a REIT under the Code, including any transfer that results in: (a) our common stock and/or preferred stock being owned by fewer than 100 Persons, (b) our being “closely held” within the meaning of Section 856(h) of the Code; or (iii) potentially jeopardize our status as a REIT under the Code, shall be null and void and of no effect with respect to the shares in excess of the applicable limit and, accordingly, the intended transferee (or “prohibited owner”) shall acquire no right or interest in such shares. Any shares in excess of an applicable limitation will be converted automatically into an equal number of shares of our excess stock that will be transferred by operation of law to an unaffiliated trust for the exclusive benefit of one or more qualified charitable organizations selected by us. As soon as practicable after the transfer of shares to the trust, the trustee of the trust will be required to sell the shares of excess stock to a Person or entity who could own the shares without violating the applicable limit and distribute to the prohibited owner an amount equal to the lesser of:

•	the proceeds of the sale;

•	the price paid for the stock in excess of the applicable limit by the prohibited owner or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of the shares on the date of the transfer or other event; or

•	the pro rata amount of the prohibited owner’s initial capital investment in us properly allocated to such shares of excess stock.

All dividends and other distributions received with respect to the shares of excess stock prior to their sale by the trust and any proceeds from the sale by the trust in excess of the amount distributable to the prohibited owner will be distributed to the beneficiary of the trust. In connection with any liquidation, however, the trust must distribute to the prohibited owner the amounts received upon such liquidation, but the prohibited owner is not entitled to receive amounts in excess of the price paid for such shares by the prohibited owner or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of the shares on the date of the transfer or other event. In addition to the foregoing transfer restrictions, we have the right, for a period of 90 days during the time any shares of excess stock are held by the trust, to purchase all or any portion of such shares of excess stock for the lesser of the price paid for such shares by the prohibited owner (or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of the shares on the date of the transfer or other event) or the market price of our stock on the date we exercise our option to purchase, which amount will be paid to the prohibited owner. In all instances, the market price will be determined in the manner set forth in the articles of incorporation.

For purposes of the articles of incorporation, the term “person” as used in this section shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include (i) our advisor during the period ending on December 31, 2004, or (ii) an underwriter which participated in a public offering of shares for a period of sixty (60) days following the initial purchase by such underwriter of shares therein, provided that the foregoing exclusions shall apply only if the ownership of such shares by our advisor or an underwriter would not cause us to fail to qualify as a REIT by reason of being “closely held” within the meaning of Section 856(a) of the Code or otherwise cause us to fail to qualify as a REIT.

RESPONSIBILITY OF DIRECTORS

Directors serve in a fiduciary capacity and shall have a fiduciary duty to our stockholders, which duty shall include a duty to supervise our relationship with our advisor. See the section of this prospectus entitled “Management — Fiduciary Responsibilities of the Board of Directors.”

LIMITATION OF LIABILITY AND INDEMNIFICATION

Pursuant to Maryland corporate law and our articles of incorporation, we are required to indemnify and hold harmless a present or former director, officer, advisor, or Affiliate and may indemnify and hold harmless a present or former employee or agent (the “Indemnitee”) against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on our behalf while a director, officer, advisor, Affiliate, employee, or agent acted in such capacity, provided, that the Indemnitee has determined, in good faith, that the act or omission which caused the loss or liability was in our best interests. We will not indemnify or hold harmless the Indemnitee if:

•	the loss or liability was the result of negligence or misconduct, or if the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct;

•	the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty;

•	the Indemnitee received an improper personal benefit in money, property, or services;

•	in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful; or

•	in a proceeding by or in the right of our company, the Indemnitee shall have been adjudged to be liable to us.

In addition, we will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or

•	a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Pursuant to our articles of incorporation, we are required to pay or reimburse reasonable expenses incurred by a present or former director, officer, advisor or Affiliate and may pay or reimburse reasonable expenses incurred by any other Indemnitee in advance of final disposition of a proceeding if the following conditions are satisfied: (i) the Indemnitee was made a party to the proceeding by reasons of his or her service as our director, officer, advisor, Affiliate, employee or agent; (ii) the Indemnitee provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us as authorized by our articles of incorporation; (iii) the Indemnitee provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct; and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if the proceeding was initiated by our stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement. Our articles of incorporation further provide that any indemnification, payment, or reimbursement of the expenses permitted by the articles of incorporation will be furnished in accordance with the procedures in Section 2-418 of the Maryland General Corporation Law.

Any indemnification may be paid only out of our Net Assets, and no portion may be recoverable from the stockholders.

There are certain defenses under Maryland corporate law available to directors in the event of a stockholder action against them. One such defense is the “business judgment rule.” A director can argue that he or she performed the action giving rise to the stockholder’s action in good faith and in a manner he or she reasonably believed to be in our best interests, and with such care as an ordinarily prudent person in a like position would have used under similar circumstances. The directors are also entitled to rely on information, opinions, reports or records prepared by experts (including accountants, consultants, counsel, etc.) who were selected with reasonable care. However, the directors may not invoke the business judgment rule to further limit the rights of the stockholders to access records as provided in the articles of incorporation.

We will enter into indemnification agreements with each of our officers and directors. The indemnification agreements will require, among other things, that we indemnify our officers and directors to the fullest extent permitted by law, and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses reasonably incurred by officers and directors seeking to enforce their rights under the indemnification agreements. We also must cover officers and directors under our directors’ and officers’ liability insurance. Although these indemnification agreements offer substantially the same scope of coverage afforded by the indemnification provisions in the articles of incorporation, it provides greater assurance to directors and officers that indemnification will be available because these contracts cannot be modified unilaterally by the board of directors or by the stockholders.

REMOVAL OF DIRECTORS

Under the articles of incorporation, a director may resign or be removed with or without cause by the affirmative vote of a majority of our capital stock that is outstanding and entitled to vote.

INSPECTION OF BOOKS AND RECORDS

Our advisor will keep, or cause to be kept, on our behalf, full and true books of account on an accrual basis of accounting, in accordance with GAAP. All of such books of account, together with all of our other records, including a copy of the articles of incorporation and any amendments thereto, will at all times be maintained at our principal office, and will be open to inspection, examination, and, for a reasonable charge, duplication upon reasonable notice and during normal business hours by a stockholder or his agent.

As a part of our books and records, we will maintain at our principal office an alphabetical list of names of stockholders, along with their addresses and telephone numbers and the number of shares held by each stockholder. Such list shall be updated at least quarterly and shall be available for inspection at our home office by a stockholder or his or her designated agent upon such stockholder’s request. Such list also shall be mailed to any stockholder requesting the list within 10 days of a request. The copy of the stockholder list shall be printed in alphabetical order, on white paper, and in readily readable type size that is not smaller than 10-point type. We may impose a reasonable charge for expenses incurred in reproducing such list. The list may not be sold or used for commercial purposes. The purposes for which a stockholder may request a list include matters relating to his or her voting rights.

If our advisor or directors neglect or refuse to exhibit, produce or mail a copy of the stockholder list as requested, the advisor and the directors shall be liable to any stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to our affairs. We may require the stockholder requesting the stockholder list to represent that the list is not requested for a commercial purpose unrelated to the stockholder’s interest in us. The remedies provided by the articles of incorporation to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

RESTRICTIONS ON “ROLL-UP” TRANSACTIONS

In connection with a proposed Roll-Up Transaction, which, in general terms, refers to any transaction involving our acquisition, merger, conversion, or consolidation, directly or indirectly, and the issuance of securities of a Roll-Up Entity that would be created or would survive after the successful completion of the Roll-Up Transaction, an appraisal of all properties shall be obtained from an independent expert. In order to qualify as an independent expert for this purpose(s), the person or entity shall have no material current or prior business or personal relationship with our advisor or directors and shall be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type we hold. The properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of such independent expert shall clearly state that the engagement is for our benefit and that of our stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction shall offer to stockholders who vote against the proposal the choice of:

•	accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or

•	one of the following:

•	remaining stockholders of our company and preserving their interests therein on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-Up Transaction:

•	which would result in the stockholders having democracy rights in the Roll-Up Entity that are less than those provided in our articles of incorporation, Sections 8.1, 8.2, 8.4, 8.5, 8.6, 8.7 and 9.1 of our articles of incorporation and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the articles of incorporation, and dissolution of our company. (See the sections of this prospectus titled “Summary of the Articles of Incorporation and Bylaws — Description of Capital Stock” and “Summary of the Articles of Incorporation and Bylaws — Stockholder Meetings,”);

•	which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares held by that investor;

•	in which investor’s rights to access of records of the Roll-Up Entity will be less than those provided in Sections 8.5 and 8.6 of our articles of incorporation and described in “Summary of the Articles of Incorporation and Bylaws — Inspection of Books and Records,” above; or

•	in which any of the costs of the Roll-Up Transaction would be borne by us if the Roll-Up Transaction is not approved by the stockholders.

FEDERAL INCOME TAX CONSIDERATIONS

The following summary of how we are taxed and the material federal tax consequences to the holders of our securities is for general information only and is not tax advice. This summary does not address all aspects of taxation that may be relevant to certain types of holders of stock or securities (including, but not limited to, insurance companies, tax-exempt entities, financial institutions or broker-dealers, persons holding shares of common stock as part of a hedging, integrated conversion or constructive sale transaction or a straddle, traders in securities that use a mark-to-market method of accounting for their securities, investors in pass-through entities and foreign corporations and persons who are not citizens or residents of the United States).

This summary does not discuss all of the aspects of U.S. federal income taxation that may be relevant to you in light of your particular investment or other circumstances. In addition, this summary does not discuss any state or local income taxation or foreign income taxation or other tax consequences. This summary is based on current U.S. federal income tax law. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of purchasing, owning and disposing of our securities as set forth in this summary. Before you purchase our securities, you should consult your own tax advisor regarding the particular U.S. federal, state, local, foreign and other tax consequences of acquiring, owning and selling our securities.

It is possible that the Internal Revenue Service could challenge the statements in this discussion, which do not bind the Internal Revenue Service or the courts, and that a court could agree with the Internal Revenue Service.

TAXATION OF CNL INCOME PROPERTIES

General. We elected to be taxed as a real estate investment trust (or REIT) commencing with our first taxable year ending December 31, 2004. We intend to continue to operate in such a manner as to qualify as a REIT, but there is no guarantee that we will qualify or remain qualified as a REIT for subsequent years. Qualification and taxation as a REIT depends upon our ability to meet a variety of qualification tests imposed under federal income tax law with respect to income, assets, distribution level and diversity of share ownership as discussed below under “—Qualification as a REIT.” There can be no assurance that we will be owned and organized and will operate in a manner so as to qualify or remain qualified.

In any year in which we qualify as a REIT, in general, we will not be subject to federal income tax on that portion of our REIT taxable income or capital gain that is distributed to stockholders. We may, however, be subject to tax at normal corporate rates on any taxable income or capital gain not distributed. If we elect to retain and pay income tax on our net long-term capital gain, stockholders are required to include their proportionate share of our undistributed long-term capital gain in income, but they will receive a refundable credit for their share of any taxes paid by us on such gain.

Despite the REIT election, we may be subject to federal income and excise tax as follows:

•	To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates;

•	We may be subject to the “alternative minimum tax” on certain items of tax preference to the extent that this tax exceeds our regular tax;

•	If we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income;

•	Any net income from prohibited transactions (which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than dispositions of foreclosure property and dispositions of property due to an involuntary conversion) will be subject to a 100% tax;

•	If we fail to satisfy either the 75% or 95% gross income tests (as discussed below), but nonetheless maintain our qualification as a REIT because certain other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the gross income attributable to the greater of (i) 75% of our gross income over the amount of qualifying gross income for purposes of the 75% gross income test (discussed below) or (ii) 95% of our gross income (90% of our gross income for taxable years beginning on or before October 22, 2004) over the amount of qualifying gross income for purposes of the 95% gross income test (discussed below) multiplied by (2) a fraction intended to reflect our profitability;

•	If we fail to distribute during each year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for such year (other than capital gain that we elect to retain and pay tax on) and (3) any undistributed taxable income from preceding periods, we will be subject to a 4% excise tax on the excess of such required distribution over amounts actually distributed; and

•	We will also be subject to a tax of 100% on the amount of any rents from real property, deductions or excess interest paid to us by any of our “taxable REIT subsidiaries” that would be reduced through reallocation under certain federal income tax principles in order to more clearly reflect income of the taxable REIT subsidiary. See “—Qualification as a REIT—Investments in Taxable REIT Subsidiaries.”

If we acquire any assets from a corporation which is or has been a “C” corporation in a carryover basis transaction, we could be liable for specified liabilities that are inherited from the “C” corporation. A “C” corporation is generally defined as a corporation that is required to pay full corporate level federal income tax. If we recognize gain on the disposition of the assets during the ten-year period beginning on the date on which we acquired the assets, then to the extent of the assets’ “built-in gain” (i.e., the excess of the fair market value of the asset over the adjusted tax basis in the asset, in each case determined as of the beginning of the ten-year period), we will be subject to tax on the gain at the highest regular corporate rate applicable. The results described in this paragraph with respect to the recognition of built-in gain assume that the built-in gain assets, at the time the built-in gain assets were subject to a conversion transaction (either where a “C” corporation elected REIT status or a REIT acquired the assets from a “C” corporation), were not treated as sold to an unrelated party and gain recognized.

Qualification as a REIT. A REIT is defined as a corporation, trust or association:

•	which is managed by one or more trustees or directors;

•	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

•	which would be taxable as a domestic corporation but for the federal income tax law relating to REITs;

•	which is neither a financial institution nor an insurance company;

•	the beneficial ownership of which is held by 100 or more persons in each taxable year of the REIT except for its first taxable year;

•	not more than 50% in value of the outstanding stock of which is owned during the last half of each taxable year, excluding its first taxable year, directly or indirectly, by or for five or fewer individuals (which includes certain entities) (the “Five or Fewer Requirement”); and

•	which meets certain income and asset tests described below.

The first four conditions above inclusive, must be met during the entire taxable year and condition (5) must be met during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. For purposes of conditions (5) and (6), pension funds and certain other tax-exempt entities are treated as individuals, subject to a “look-through” exception in the case of condition (6).

Based on publicly available information, we believe we have satisfied the share ownership requirements set forth in (5) and (6) above. In addition, Article 7, Section 7.6 of our Amended and Restated Articles of Incorporation, provides for restrictions regarding ownership and transfer of shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above.

We have complied with, and will continue to comply with, regulatory rules to send annual letters to certain of our stockholders requesting information regarding the actual ownership of our stock. If despite sending the annual letters, we do not know, or after exercising reasonable diligence would not have known, whether we failed to meet the Five or Fewer Requirement, we will be treated as having met the Five or Fewer Requirement. If we fail to comply with these regulatory rules, we will be subject to a monetary penalty. If our failure to comply was due to intentional disregard of the requirement, the penalty would be increased. However, if our failure to comply were due to reasonable cause and not willful neglect, no penalty would be imposed.

We may own a number of properties through wholly owned subsidiaries. A corporation will qualify as a “qualified REIT subsidiary” if 100% of its stock is owned by a REIT and the REIT does not elect to treat the subsidiary as a taxable REIT subsidiary. A “qualified REIT subsidiary” will not be treated as a separate corporation, and all assets, liabilities and items of income, deductions and credits of a “qualified REIT subsidiary” will be treated as assets, liabilities and items (as the case may be) of the REIT. A “qualified REIT subsidiary” is not subject to federal income tax, and its ownership of the voting stock of a qualified REIT subsidiary will not violate the restrictions against ownership of securities of any one issuer which constitute more than 10% of the value or total voting power of such issuer or more than 5% of the value of its total assets, as described below under “Federal Income Tax Considerations - Asset Tests.”

If we invest in a partnership, a limited liability company or a trust taxed as a partnership or as a disregarded entity, we will be deemed to own a proportionate share of the partnership’s, limited liability company’s or trust’s assets. Likewise, we will be treated as receiving our share of the income and loss of the partnership, limited liability company or trust, and the gross income will retain the same character in our hands as it has in the hands of the partnership, limited liability company or trust. These “look-through” rules apply for purposes of the income tests and assets tests described below.

Income Tests. There are two separate percentage tests relating to our sources of gross income that we must satisfy for each taxable year.

•	At least 75% of our gross income (excluding gross income from certain sales of property held primarily for sale) must be directly or indirectly derived each taxable year from “rents from real property,” other income from investments relating to real property or mortgages on real property or certain income from qualified temporary investments.

•	At least 95% of our gross income (excluding gross income from certain sales of property held primarily for sale) must be directly or indirectly derived each taxable year from any of the sources qualifying for the 75% gross income test and from dividends (including dividends from taxable REIT subsidiaries) and interest.

For taxable years beginning on or before October 22, 2004, (1) payments to us under an interest rate swap or cap agreement, option, futures contract, forward rate agreement or any similar financial instrument entered into by us to reduce interest rate risk on indebtedness incurred or to be incurred and (2) gain from the sale or other disposition of any such investment are treated as income qualifying under the 95% gross income test. As to transactions entered into in taxable years beginning after October 22, 2004, any income from a “clearly identified” hedging transaction that is entered into by us in the normal course of business, directly or indirectly, to manage the risk of interest rate movements, price changes or currency fluctuations with respect to borrowings or obligations incurred or to be incurred by us or such other risks that are prescribed by the Internal Revenue Service, is excluded from the 95% gross income test. In general, a hedging transaction is “clearly identified” if (1) the transaction is identified as a hedging transaction before the end of the day on which it is entered into and (2) the items or risks being hedged are identified “substantially contemporaneously” with the hedging transaction. An identification is not substantially contemporaneous if it is made more than 35 days after entering into the hedging transaction.

Rents received by us will qualify as “rents from real property” for purposes of satisfying the gross income tests for a REIT only if several conditions are met:

•	The amount of rent must not be based in whole or in part on the income or profits of any person, although rents generally will not be excluded merely because they are based on a fixed percentage or percentages of receipts or sales.

•	Rents received from a tenant will not qualify as rents from real property if the REIT, or an owner of 10% or more of the REIT, also directly or constructively owns 10% or more of the tenant, unless the tenant is its taxable REIT subsidiary and certain other requirements are met with respect to the real property being rented.

•	If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as “rents from real property.”

•	For rents to qualify as rents from real property, we generally must not furnish or render services to tenants, other than through a taxable REIT subsidiary or an “independent contractor” from whom we derive no income, except that we may directly provide services that are “usually or customarily rendered” in the geographic area in which the property is located in connection with the rental of real property for occupancy only, or are not otherwise considered “rendered to the occupant for his convenience.”

For taxable years beginning after August 5, 1997, a REIT has been permitted to render a de minimis amount of impermissible services to tenants and still treat amounts received with respect to that property as rent from real property. The amount received or accrued by the REIT during the taxable year for the impermissible services with respect to a property may not exceed 1% of all amounts received or accrued by the REIT directly or indirectly from the property. The amount received for any service or management operation for this purpose shall be deemed to be not less than 150% of the direct cost of the REIT in furnishing or rendering the service or providing the management or operation. Furthermore, impermissible services may be furnished to tenants by a taxable REIT subsidiary subject to certain conditions, and we may still treat rents received with respect to the property as rent from real property.

The term “interest” generally does not include any amount if the determination of the amount depends in whole or in part on the income or profits of any person, although an amount generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage of receipts or sales.

We have represented with respect to our leasing of the properties that we will not (i) charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage or percentages of receipts or sales, as described above); (ii) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease; (iii) directly perform services considered to be rendered to the occupant of a property or which are not usually or customarily furnished or rendered in connection with the rental of space for occupancy only; or (iv) enter into any lease with a Related Party Tenant. Specifically, we expect that virtually all of our income will be derived from leases of the type described in “Business — Description of Property Leases,” and we do not expect such leases to generate income that would not qualify as rents from real property for purposes of the 75% or 95% income tests.

In addition, we may be paid interest on its mortgage loans. All interest income qualifies under the 95% gross income test so long as the amount of such interest does not depend on the net income or profits of any person. If a mortgage loan is secured by both real property and other property, all the interest on it will nevertheless qualify under the 75% gross income test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment. With the possible exception of mortgage loans secured by interests in marinas, we represent that this will always be the case. Therefore, income generated through our investments in mortgage loans secured by properties other than marinas will be treated as qualifying income under the 75% gross income test.

Rents from personal property will satisfy the 75% or 95% gross income tests if they are received in connection with a lease of real property and the rent attributable to the personal property does not exceed 15% of the total rent received from the tenant in connection with the lease. However, if rents attributable to personal property exceed 15% of the total rent received from a particular tenant, then the portion of the total rent attributable to personal property will not qualify under either the 75% or 95% gross income tests.

License income and other income from the right to use property which is not properly characterized as a lease for federal income tax purposes will not qualify under either the 75% or 95% gross income tests. Rents from leases of marina properties may not qualify under the 75% or 95% gross income tests to the extent of the portion of the rental income properly allocable to the value of the water rights associated with the marina.

Income from sales of property by a REIT which are held for sale to customers may be subject to a 100% “prohibited transactions tax” and would not constitute gross income for purposes of the 75% and 95% gross income tests. Properties which we acquired for the purpose of developing and selling to third parties, such as certain interests in vacation ownership properties will be held by us through a TRS and subject to corporate level taxes. Net after-tax income of a TRS may be distributed to us and will be qualifying income for purposes of the 95% but not the 75% gross income test.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are eligible for relief. For taxable years beginning on or before October 22, 2004, these relief provisions generally will be available if (1) our failure to meet such tests was due to reasonable cause and not due to willful neglect; (2) we attach a schedule of the sources of our income to our return;

and (3) any incorrect information on the schedule was not due to fraud with intent to evade tax. For taxable years beginning after October 22, 2004, these relief provisions generally will be available if (1) following our identification of the failure, we file a schedule for such taxable year describing each item of our gross income and (2) the failure to meet such tests was due to reasonable cause and not due to willful neglect.

It is not now possible to determine the circumstances under which we may be entitled to the benefit of these relief provisions. If these relief provisions apply, a 100% tax is imposed on an amount equal to (a) the gross income attributable to (1) 75% of our gross income over the amount of qualifying gross income for purposes of the 75% income test and (2) 95% of our gross income (90% of our gross income for taxable years beginning on or before October 22, 2004) over the amount of qualifying gross income for purposes of the 95% income test, multiplied by (b) a fraction intended to reflect our profitability.

Asset Tests. Within 30 days after the close of each quarter of our taxable year, we must also satisfy several tests relating to the nature and diversification of our assets determined in accordance with generally accepted accounting principles. At least 75% of the value of our total assets must be represented by real estate assets, cash, cash items (including receivables arising in the ordinary course of our operation), government securities and qualified temporary investments. The term “real estate assets” includes real property, interests in real property, leaseholds of land or improvements thereon, and mortgages on the foregoing and any property attributable to the temporary investment of new capital (but only if such property is stock or a debt instrument and only for the one-year period beginning on the date the REIT receives such capital). When a mortgage is secured by both real property and other property, it is considered to constitute a mortgage on real property to the extent of the fair market value of the real property when the REIT is committed to make the loan (or, in the case of a construction loan, the reasonably estimated cost of construction).

It is anticipated that the bulk of our assets will be “real estate assets” including direct and indirect interests in real property, direct and indirect interests in leaseholds of land and any improvements thereon, and interests in mortgages secured by any of the foregoing. However, certain of our properties, such as our interests in marinas, may represent interests in property that does not qualify, in whole or in part, as “real estate assets” under prevailing interpretations of the tax laws. We have represented that at the end of each quarter the sum of the value of any personal property owned by it plus the value of all other company assets not qualifying for the 75% Asset Test, in the aggregate represented less than 25% of our total assets. No independent appraisals have been or will be acquired to support this representation, and counsel, in rendering our opinion as to the qualifications of us as a REIT, is relying on the conclusions of us and our senior management as to the relative values of our assets. There can be no assurance however, that the Internal Revenue Service may not contend that the value of any personal property or other property owned by us not qualifying for the 75% Asset Test, exceeds 25% of our total assets.

Although the remaining 25% of our assets generally may be invested without restriction, we are prohibited from owning securities representing more than 10% of either the vote (the “10% vote test”) or value (the “10% value test”) of the outstanding securities of any issuer other than a qualified REIT subsidiary, another REIT or a taxable REIT subsidiary. Further, no more than 20% of the total assets may be represented by securities of one or more taxable REIT subsidiaries (the “20% asset test”) and no more than 5% of the value of our total assets may be represented by securities of any non-governmental issuer other than a qualified REIT subsidiary (the “5% asset test”), another REIT or a taxable REIT subsidiary. Each of the 10% vote test, the 10% value test and the 20% and 5% asset tests must be satisfied at the end of each quarter. There are special rules which provide relief if the value related tests are not satisfied due to changes in the value of the assets of a REIT.

For taxable years beginning after December 31, 2000, certain items are excluded from the 10% value test, including (1) straight debt securities of an issuer; (2) any loan to an individual or an estate; (3) any rental agreement described in Section 467 of the Code, other than with a “related person”; (4) any obligation to pay rents from real property; (5) certain securities issued by a state or any subdivision thereof, the District of Columbia, a foreign government, or any political subdivision thereof, or the Commonwealth of Puerto Rico; (6) any security issued by a REIT; and (7) any other arrangement that, as determined by the Secretary of the Treasury, is excepted from the definition of security (“excluded securities”). Special rules apply to straight debt securities issued by corporations and entities taxable as partnerships for federal income tax purposes. If a REIT, or its taxable REIT subsidiary, holds (1) straight debt securities of a corporate or partnership issuer and (2) securities of such issuer that are not excluded securities and have an aggregate value greater than 1% of such issuer’s outstanding securities, the straight debt securities will be included in the 10% value test.

A REIT’s interest as a partner in a partnership is not treated as a security for purposes of applying the 10% value test to securities issued by the partnership. For taxable years beginning after December 31, 2000, any debt instrument issued by a partnership will not be a security for purposes of applying the 10% value test (1) to the extent of the REIT’s interest as a partner in the partnership and (2) if at least 75% of the partnership’s gross income (excluding gross income from prohibited transactions) would qualify for the 75% gross income test. For taxable years beginning after October 22, 2004, for purposes of the 10% value test, a REIT’s interest in a partnership’s assets is the REIT’s proportionate interest in any securities issued by the partnership (other than the excluded securities described in the preceding paragraph).

With respect to corrections of failures for which the requirements are satisfied after October 22, 2004, regardless of whether such failures occurred in taxable years beginning on, before or after such date, as to violations of the 10% vote test, the 10% value test or the 5% asset test, a REIT may avoid disqualification as a REIT by disposing of sufficient assets to cure a violation that does not exceed the lesser of 1% of the REIT’s assets at the end of the relevant quarter or $10,000,000, provided that the disposition occurs within six months following the last day of the quarter in which the REIT first identified the assets. For violations of any of the REIT asset tests due to reasonable cause and not willful neglect that exceed the thresholds described in the preceding sentence, a REIT can avoid disqualification as a REIT after the close of a taxable quarter by taking certain steps, including disposition of sufficient assets within the six month period described above to meet the applicable asset test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets and filing a schedule with the Internal Revenue Service that describes the non-qualifying assets.

Investments in Taxable REIT Subsidiaries. For taxable years beginning after December 31, 2000, REITs may own more than 10% of the voting power and value of securities in taxable REIT subsidiaries. CNL Income Prospectus and any taxable corporate entity in which we own an interest are allowed to jointly elect to treat such entity as a “taxable REIT subsidiary.”

We intend to own one or more taxable REIT subsidiaries. Taxable REIT subsidiaries are subject to full corporate level federal taxation on their earnings but are permitted to engage in certain types of activities that cannot be performed directly by REITs without jeopardizing their REIT status. Our taxable REIT subsidiaries will attempt to minimize the amount of these taxes, but there can be no assurance whether or the extent to which measures taken to minimize taxes will be successful. To the extent our taxable REIT subsidiaries are required to pay federal, state or local taxes, the cash available for distribution as dividends to us from our taxable REIT subsidiaries will be reduced.

The amount of interest on related-party debt that a taxable REIT subsidiary may deduct is limited. Further, a 100% tax applies to any interest payments by a taxable REIT subsidiary to our affiliated REIT to the extent the interest rate is not commercially reasonable. A taxable REIT subsidiary is permitted to deduct interest payments to unrelated parties without any of these restrictions.

The Internal Revenue Service may reallocate costs between a REIT and its taxable REIT subsidiary where there is a lack of arm’s-length dealing between the parties. Any deductible expenses allocated away from a taxable REIT subsidiary would increase its tax liability. Further, any amount by which a REIT understates its deductions and overstates those of its taxable REIT subsidiary will, subject to certain exceptions, be subject to a 100% tax. Additional taxable REIT subsidiary elections may be made in the future for additional entities in which we own an interest.

Annual Distribution Requirements. In order to avoid being taxed as a regular corporation, we are required to make distributions (other than capital gain distributions) to our stockholders which qualify for the dividends paid deduction in an amount at least equal to (1) the sum of (i) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain) and (ii) 90% of the after-tax net income, if any, from foreclosure property, minus (2) a portion of certain items of non-cash income. These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for that year and if paid on or before the first regular distribution payment after such declaration. The amount distributed must not be preferential. This means that every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated otherwise than in accordance with its dividend rights as a class. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates. Finally, as discussed above, we may be subject to an excise tax if we fail to meet certain other distribution requirements. We intend to make timely distributions sufficient to satisfy these annual distribution requirements.

It is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement, or to distribute such greater amount as may be necessary to avoid income and excise taxation, due to, among other things, (1) timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of income and deduction of expenses in arriving at its taxable income, or (2) the payment of severance benefits that may not be deductible to us. For example, in the event of the default or financial failure of one or more tenants, we might be required to continue to accrue rent for some period of time under federal income tax principles even though we would not currently be receiving the corresponding amounts of cash. Similarly, under federal income tax principles, we might not be entitled to deduct certain expenses at the time those expenses are incurred. In either case, our cash available for making distributions might not be sufficient to satisfy the 90% distribution requirement. If the cash available to us is insufficient, we might raise cash in order to make the distributions by borrowing funds, issuing new securities or selling assets. In the event that timing differences occur, we may find it necessary to arrange for borrowings or, if possible, pay dividends in the form of taxable stock dividends in order to meet the distribution requirement.

Under certain circumstances, in the event of a deficiency determined by the Internal Revenue Service, we may be able to rectify a resulting failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for distributions paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency distributions; however, we will be required to pay applicable penalties and interest based upon the amount of any deduction taken for deficiency distributions.

Failure to Qualify as a REIT. If we fail to qualify for taxation as a REIT in any taxable year, we will be subject to federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible nor will any particular amount of distributions be required to be made in any year. All distributions to stockholders will be taxable as ordinary income to the extent of current and accumulated earnings and profits allocable to these distributions and, subject to certain limitations, will be eligible for the dividends received deduction for corporate stockholders. Unless entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to statutory relief. Failure to qualify for even one year could result in our need to incur indebtedness or liquidate investments in order to pay potentially significant resulting tax liabilities.

In addition to the relief described above under “-Income Tests” and “-Asset Tests,” relief is available in the event that we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT if (1) the violation is due to reasonable cause and not due to willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision, and (3) the violation does not include a violation described under “-Income Tests” or “-Asset Tests” above. It is not now possible to determine the circumstances under which we may be entitled to the benefit of these relief provisions.

TAXATION OF STOCKHOLDERS

Treatment of Taxable U.S. Stockholders. The following summary applies to you only if you are a “U.S. stockholder.” A “U.S. stockholder” is a stockholder of shares of stock who, for United States federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity classified as a corporation or partnership for these purposes, created or organized in or under the laws of the United States or of any political subdivision of the United States, including any state;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust, if, in general, a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons, within the meaning of the Internal Revenue Code, has the authority to control all of the trust’s substantial decisions.

So long as we qualify for taxation as a REIT, distributions on shares of our stock made out of the current or accumulated earnings and profits allocable to these distributions (and not designated as capital gain dividends) will be includable as ordinary income for federal income tax purposes. None of these distributions will be eligible for the dividends received deduction for U.S. corporate stockholders.

Generally, for taxable years ending after May 6, 2003 through December 31, 2008, the maximum marginal rate of tax payable by individuals on dividends received from corporations that are subject to a corporate level of tax is 15%. Except in limited circumstances, this tax rate will not apply to dividends paid to you by us on our shares, because generally we are not subject to federal income tax on the portion of our REIT taxable income or capital gains distributed to our stockholders. The reduced maximum federal income tax rate will apply to that portion, if any, of dividends received by you with respect to our shares that are attributable to: (1) dividends received by us from non-REIT corporations or other taxable REIT subsidiaries; (2) income from the prior year with respect to which we were required to pay federal corporate income tax during the prior year (if, for example, we do not distribute 100% of our REIT taxable income for the prior year); or (3) the amount of any earnings and profits that were distributed by us and accumulated in a non-REIT year.

Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year), without regard to the period for which you held its stock. However, if you are a corporation, you may be required to treat a portion of some capital gain dividends as ordinary income.

If we elect to retain and pay income tax on any net long-term capital gain, you would include in income, as long-term capital gain, your proportionate share of this net long-term capital gain. You would also receive a refundable tax credit for your proportionate share of the tax paid by us on such retained capital gains and you would have an increase in the basis of your shares of our stock in an amount equal to your includable capital gains less your share of the tax deemed paid.

You may not include in your federal income tax return any of our net operating losses or capital losses. Federal income tax rules may also require that certain minimum tax adjustments and preferences be apportioned to you. In addition, any distribution declared by us in October, November or December of any year on a specified date in any such month shall be treated as both paid by us and received by you on December 31 of that year, provided that the distribution is actually paid by us no later than January 31 of the following year.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed under “—General” and “—Qualification as a REIT – Annual Distribution Requirements” above. As a result, you may be required to treat as taxable dividends certain distributions that would otherwise result in a tax-free return of capital. Moreover, any “deficiency dividend” will be treated as a dividend (an ordinary dividend or a capital gain dividend, as the case may be), regardless of its earnings and profits. Any other distributions in excess of current or accumulated earnings and profits will not be taxable to you to the extent these distributions do not exceed the adjusted tax basis of your shares of its stock. You will be required to reduce the tax basis of your shares of our stock by the amount of these distributions until the basis has been reduced to zero, after which these distributions will be taxable as capital gain, if the shares of our stock are held as a capital asset. The tax basis as so reduced will be used in computing the capital gain or loss, if any, realized upon sale of the shares of our stock. Any loss upon a sale or exchange of shares of our stock which were held for six months or less (after application of certain holding period rules) will generally be treated as a long-term capital loss to the extent you previously received capital gain distributions with respect to these shares of our stock.

Upon the sale or exchange of any shares of its stock to or with a person other than us or a sale or exchange of all shares of its stock (whether actually or constructively owned) with it you will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your adjusted tax basis in these shares of its stock. This gain will be capital gain if you held these shares of its stock as a capital asset.

If we redeem any of your shares in our company, the treatment can only be determined on the basis of particular facts at the time of redemption. In general, you will recognize gain or loss (as opposed to dividend income) equal to the difference between the amount received by you in the redemption and your adjusted tax basis in your shares redeemed if such redemption results in a “complete termination” of your interest in all classes of our equity securities, is a “substantially disproportionate redemption” or is “not essentially equivalent to a dividend” with respect to you. In applying these tests, there must be taken into account your ownership of all classes of our equity securities (e.g., common stock, preferred stock, depositary shares and warrants). You also must take into account any equity securities that are considered to be constructively owned by you.

If, as a result of a redemption by us of your shares, you no longer own (either actually or constructively) any of our equity securities or only own (actually and constructively) an insubstantial percentage of our equity securities, then it is probable that the redemption of your shares would be considered “not essentially equivalent to a dividend” and, thus, would result in gain or loss to you. However, whether a distribution is “not essentially equivalent to a dividend” depends on all of the facts and circumstances, and if you rely on any of these tests at the time of redemption, you should consult your tax advisor to determine their application to the particular situation.

Generally, if the redemption does not meet the tests described above, then the proceeds received by you from the redemption of your shares will be treated as a distribution taxable as a dividend to the extent of the allocable portion of current or accumulated earnings and profits. If the redemption is taxed as a dividend, your adjusted tax basis in the redeemed shares will be transferred to any other shareholdings in us that you own. If you own no other shareholdings in it under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.

Gain from the sale or exchange of our shares held for more than one year is taxed at a maximum long-term capital gain rate, which is currently 15%. Pursuant to Internal Revenue Service guidance, we may classify portions of our capital gain dividends as gains eligible for the long-term capital gains rate or as gain taxable to individual stockholders at a maximum rate of 25%.

Treatment of Tax-Exempt U.S. Stockholders. Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts (“Exempt Organizations”), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). The Internal Revenue Service has issued a published revenue ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on this ruling, amounts distributed by us to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of the shares of our stock with debt, a portion of its income from us will constitute UBTI pursuant to the “debt financed property” rules. Likewise, a portion of the Exempt Organization’s income from us would constitute UBTI if we held a residual interest in a real estate mortgage investment conduit.

In addition, in certain circumstances, a pension trust that owns more than 10% of our stock is required to treat a percentage of its dividends as UBTI. This rule applies to a stock bonus, pension or profit-sharing trust holding more than 10% of our stock only if (1) the percentage of our income that is UBTI (determined as if we were a pension trust) is at least 5%, (2) we qualify as a REIT by reason of the modification of the Five or Fewer Requirement that allows beneficiaries of the pension trust to be treated as holding shares in proportion to their actuarial interests in the pension trust, and (3) either (i) one pension trust owns more than 25% of the value of our stock or (ii) a group of pension trusts individually holding more than 10% of the value of our stock collectively own more than 50% of the value of our stock.

Backup Withholding and Information Reporting. Under certain circumstances, you may be subject to backup withholding at applicable rates on payments made with respect to, or cash proceeds of a sale or exchange of, shares of our stock. Backup withholding will apply only if you: (1) fail to provide a correct taxpayer identification number, which if you are an individual, is ordinarily your social security number; (2) furnish an incorrect taxpayer identification number; (3) are notified by the Internal Revenue Service that you have failed to properly report payments of interest or dividends; or (4) fail to certify, under penalties of perjury, that you have furnished a correct taxpayer identification number and that the Internal Revenue Service has not notified you that you are subject to backup withholding.

Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. You should consult with a tax advisor regarding qualification for exemption from backup withholding, and the procedure for obtaining an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to payment to a stockholder will be allowed as a credit against such stockholder’s United States federal income tax liability and may entitle such stockholder to a refund, provided that the required information is provided to the Internal Revenue Service. In addition, withholding a portion of capital gain distributions made to stockholders may be required for stockholders who fail to certify their non-foreign status.

Taxation of Foreign Stockholders. The following summary applies to you only if you are a foreign person. The federal taxation of foreign persons is a highly complex matter that may be affected by many considerations.

Except as discussed below, distributions to you of cash generated by its real estate operations in the form of ordinary dividends, but not by the sale or exchange of its capital assets, generally will be subject to U.S. withholding tax at a rate of 30%, unless an applicable tax treaty reduces that tax and you file with us the required form evidencing the lower rate.

In general, you will be subject to United States federal income tax on a graduated rate basis rather than withholding with respect to your investment in its stock if such investment is “effectively connected” with your conduct of a trade or business in the United States. A corporate foreign stockholder that receives income that is, or is treated as, effectively connected with a United States trade or business may also be subject to the branch profits tax, which is payable in addition to regular United States corporate income tax. The following discussion will apply to foreign stockholders whose investment in us is not so effectively connected. We expect to withhold United States income tax, as described below, on the gross amount of any distributions paid to you unless (1) you file an Internal Revenue Service Form W-8ECI with us claiming that the distribution is “effectively connected” or (2) certain other exceptions apply.

Distributions by us that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to you under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) as if these distributions were gains “effectively connected” with a United States trade or business. Accordingly, you will be taxed at the normal capital gain rates applicable to a U.S. stockholder on these amounts, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Distributions subject to FIRPTA may also be subject to a branch profits tax in the hands of a corporate foreign stockholder that is not entitled to treaty exemption.

We will be required to withhold from distributions subject to FIRPTA, and remit to the Internal Revenue Service, 35% of designated capital gain dividends, or, if greater, 35% of the amount of any distributions that could be designated as capital gain dividends. In addition, if we designate prior distributions as capital gain dividends, subsequent distributions, up to the amount of the prior distributions not withheld against, will be treated as capital gain dividends for purposes of withholding.

For taxable years beginning after October 22, 2004, any capital gain dividend with respect to any class of stock that is “regularly traded” on an established securities market will be treated as an ordinary dividend if the foreign stockholder did not own more than 5% of such class of stock at any time during the taxable year. Under this provision, foreign stockholders generally will not be required to report distributions received from us on U.S. federal income tax returns and all distributions treated as dividends for U.S. federal income tax purposes including any capital gain dividend will be subject to a 30% U.S. withholding tax (unless reduced under an applicable income tax treaty) as discussed above. In addition, the branch profits tax will no longer apply to such distributions.

Unless its shares constitute a “United States real property interest” within the meaning of FIRPTA or are effectively connected with a U.S. trade or business, a sale of our shares by you generally will not be subject to United States taxation. Our shares will not constitute a United States real property interest if we qualify as a “domestically controlled REIT.” We do, and expects to continue to, qualify as a domestically controlled REIT. A domestically controlled REIT is a REIT in which at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by foreign stockholders. However, if you are a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions apply, you will be subject to a 30% tax on such capital gains. In any event, a purchaser of its shares from you will not be required under FIRPTA to withhold on the purchase price if the purchased shares are “regularly traded” on an established securities market or if we are a domestically controlled REIT. Otherwise, under FIRPTA, the purchaser may be required to withhold 10% of the purchase price and remit such amount to the Internal Revenue Service.

Backup withholding tax and information reporting will generally not apply to distributions paid to you outside the United States that are treated as (1) dividends to which the 30% or lower treaty rate withholding tax discussed above applies; (2) capital gains dividends; or (3) distributions attributable to gain from the sale or exchange by us of U.S. real property interests. Payment of the proceeds of a sale of stock within the United States or conducted through certain U.S. related financial intermediaries is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that he or she is not a U.S. person (and the payor does not have actual knowledge that the beneficial owner is a U.S. person) or otherwise established an exemption. You may obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the Internal Revenue Service.

Potential Legislation or Other Actions Affecting Tax Consequences. Current and prospective securities holders should recognize that the present federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations of these laws could adversely affect the tax consequences of an investment in it.

CHARACTERIZATION OF PROPERTY LEASES

Our ability to claim certain tax benefits associated with ownership of the properties, such as depreciation, depends on a determination that the lease transactions engaged in by us are true leases, under which we are the owner of the leased property for federal income tax purposes, rather than a conditional sale of the property or a financing transaction. A determination by the Internal Revenue Service that we are not the owner of the properties for federal income tax purposes may have adverse consequences to us, such as the denying of our depreciation deductions. Moreover, a denial of our depreciation deductions could result in a determination that our distributions to stockholders were insufficient to satisfy the 90% distribution requirement for qualification as a REIT. However, if we have sufficient cash, it may be able to remedy any past failure to satisfy the distribution requirements by paying a “deficiency dividend” (plus a penalty and interest). Furthermore, in the event that it was determined that we were not the owner of a particular property, the income that we would receive pursuant to the recharacterized lease would constitute interest qualifying under the 95% and 75% gross income tests by reason of being interest on an obligation secured by a mortgage on an interest in real property, because the legal ownership structure of such property will have the effect of making the building serve as collateral for the debt obligation.

While certain characteristics of the leases anticipated to be entered into by our suggestion we might not be the owner of the properties, such as the fact that such leases are triple-net lease, a substantial number of other characteristics indicate the bona fide nature of such leases and that we will be the owner of the properties. For example, we will bear the risk of substantial loss in the value of the properties, since we will acquire its interests in the properties with an equity investment, rather than with nonrecourse indebtedness. Further, we, rather than the tenant, will benefit from any appreciation in the properties, since we will have the right at any time to sell or transfer its properties, subject to the tenant’s right to purchase the property at a price not less than the property’s fair market value (determined by appraisal or otherwise).

Other factors that are consistent with the ownership of the properties by us are (i) the tenants are liable for repairs and to return the properties in reasonably good condition; (ii) insurance proceeds generally are to be used to restore the properties and, to the extent not so used, belong to us; (iii) the tenants agree to subordinate their interests in the properties to the lien of any first mortgage upon delivery of a nondisturbance agreement and agree to attorn to the purchaser upon any foreclosure sale; and (iv) based on our representation that the properties can reasonably be expected to have at the end of their lease terms (generally a maximum of 30 to 40 years) a fair market value of at least 20% of our cost and a remaining useful life of at least 20% of their useful lives at the beginning of the leases, we have not relinquished the properties to the tenants for their entire useful lives, but has retained a significant residual interest in them.

INVESTMENT IN JOINT VENTURES

As indicated in “Business — Joint Venture Arrangements,” we may participate in joint ventures which own and lease properties. Assuming that the joint ventures have the characteristics described in “Business — Joint Venture Arrangements,” and are operated in the same manner that we operate with respect to properties that we own directly, the joint ventures will be treated as partnerships, as defined in Sections 7701(a)(2) and 761(a) of the Code, and not as associations taxable as corporations, and we will be subject to tax as a partner pursuant to Sections 701-761 of the Code.

If a joint venture were to be treated as an association taxable as a corporation, we would be treated as a stockholder for tax purposes and would not be treated as owning a pro rata share of the joint venture’s assets. In addition, the items of income and deduction of the joint venture would not pass through to us. Instead, the joint venture would be required to pay income tax at regular corporate tax rates on its net income, and distributions to partners would constitute dividends that would not be deductible in computing the joint venture’s taxable income. Moreover, a determination that a joint venture is taxable as a corporation could cause us to fail to satisfy the asset tests for qualification as a REIT.

REPORTS TO STOCKHOLDERS

We will furnish each stockholder with our audited annual report within 120 days following the close of each fiscal year. These annual reports will contain the following:

•	financial statements, including a balance sheet, statement of operations, statement of stockholders’ equity, and statement of cash flows, prepared in accordance with GAAP, which are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the period to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid by us to our advisor and any Affiliate of our advisor and including fees or charges paid to our advisor and any Affiliate of our advisor by third parties doing business with us;

•	our Operating Expenses, stated as a percentage of the Average Invested Assets (the average of the aggregate book value of our assets, for a specified period, invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period) and as a percentage of our Net Income;

•	a report from the Independent Directors that the policies being followed by us are in the best interests of our stockholders and the basis for such determination;

•	separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us, and our directors, advisor and any Affiliate, occurring during the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions; and

•

distributions to the stockholders for the period, identifying the source of such distributions and if such information is not available at the time of the distribution, a written explanation of the relevant circumstances may accompany the distributions (with the statement as to the source of distributions to be sent to stockholders not later than 60 days after the end of the fiscal year in which the distribution was made).

Within 90 days following the close of each of our fiscal years, each stockholder that is a Plan will be furnished with an annual statement of share valuation to enable it to file annual reports required by ERISA as they relate to its investment in our company. For any period during which we are making a public offering of shares, the statement will report an estimated value of each share at the public offering price per share, which during the term of this offering is $10.00 per share. If no public offering is ongoing, and until listing, the statement will report an estimated value of each share, based on (i) appraisal updates performed by us based on a review of the existing appraisal and lease of each property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that property; and (ii) a review of the outstanding loans, and other permitted investments focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each loan and other permitted investment. We may elect to deliver such reports to all stockholders. Stockholders will not be forwarded copies of appraisals or updates. In providing such reports to stockholders, neither us nor our Affiliates thereby make any warranty, guarantee, or representation that (i) we or our stockholders, upon liquidation, will actually realize the estimated value per share, or (ii) the stockholders will realize the estimated net asset value if they attempt to sell their shares.

We are required by the Securities Exchange Act of 1934, as amended, to file quarterly reports with the Commission on Form 10-Q and stockholders will be furnished with a summary of the information contained in each such report within 90 days after the end of each fiscal quarter. Such summary information generally will include a balance sheet, a quarterly statement of income, and a statement of cash flows, and any other pertinent information regarding us and our activities during the quarter. Stockholders also may receive a copy of any Form 10-Q upon request to us. If we are not subject to this filing requirement, stockholders will be furnished with a semi-annual report within 90 days after each six-month period containing information similar to that contained in the quarterly report but applicable to such six-month period.

Stockholders and their duly authorized representatives are entitled to inspect and copy our books and records at their expense at all times during regular business hours, upon reasonable prior notice to us and at the location where we keep such reports. Stockholders, upon request and at their expense, may obtain full information regarding our financial condition and, subject to certain confidentiality and other requirements, may obtain a list containing the name, address, and shares held by each stockholder. See the section of this prospectus entitled “Summary of the Articles of Incorporation and Bylaws – Inspection of Books and Records.”

Our fiscal year will be the calendar year.

Our federal tax return (and any applicable state income tax returns) will be prepared by the accountants regularly retained by us. Appropriate tax information will be submitted to the stockholders within 30 days following the end of each of our fiscal years. A specific reconciliation between GAAP and income tax information will not be provided to the stockholders; however, such reconciling information will be available for inspection and review by any interested stockholder at our office.

THE OFFERING

GENERAL

A maximum of 200 million shares are being offered. We have initially designated five million shares to be offered to stockholders purchasing shares in this offering who elect to participate in the reinvestment plan and who receive a copy of this prospectus or a separate prospectus for the reinvestment plan. Prior to the conclusion of this offering, if any of the five million shares initially designated for the reinvestment plan remain after meeting anticipated obligations under the reinvestment plan, we may decide to sell a portion of these shares in this offering. Similarly, prior to the conclusion of this offering, if the five million shares initially designated for the reinvestment plan have been purchased by the Reinvestment Agent and we anticipate additional demand for our reinvestment plan shares, we may decide to reallocate a portion of the shares designated for this offering to the reinvestment plan. Any shares purchased pursuant to the reinvestment plan will be purchased at $9.50 per share. Any participation in such plan by a person who becomes a stockholder otherwise than by participating in this offering will require solicitation under this prospectus or a separate prospectus. See the section of this prospectus entitled “Summary of Reinvestment Plan.” The board of directors may determine to engage in future offerings of common stock of up to the number of unissued authorized shares of common stock available following termination of this offering.

Individuals must initially invest a minimum of $5,000 and qualified plans must initially invest at least $4,000. Any investor who has made the required minimum investment either through this offering and/or our prior offering may purchase additional shares in increments of one share. See the sections of this prospectus entitled “The Offering — General,” “The Offering — Subscription Procedures” and “Summary of Reinvestment Plan.”

PLAN OF DISTRIBUTION

The shares are being offered to the public on a “best efforts” basis (which means that no one is guaranteeing that any minimum amount will be sold) through the participating brokers, who will be members of the National Association of Securities Dealers, Inc. (the “NASD”) or other persons or entities exempt from broker-dealer registration, and the managing dealer. The participating brokers will use their best efforts during the offering period to find eligible persons who desire to subscribe for the purchase of our shares. Both James M. Seneff, Jr. and Robert A. Bourne are Affiliates and licensed principals of the managing dealer, and our advisor is an Affiliate of the managing dealer. The managing dealer does not intend to purchase any shares in this offering.

Participating brokers in the offering are required to deliver a copy of the prospectus to each potential investor. We plan to make this prospectus, the subscription agreement, certain offering documents, administrative and transfer forms, as well as certain marketing materials, available electronically to participating brokers as an alternative to paper copies. As a result, if a participating broker chooses, with an investor’s prior consent, it may provide an investor with the option of receiving the prospectus, the subscription agreement, offering documents, administrative and transfer forms, as well as marketing materials, electronically. If the participating broker chooses to offer electronic delivery of these documents to an investor, it will comply with all applicable requirements of the SEC and NASD and any laws or regulations related to the electronic delivery of documents. In any case, an investor may always receive a paper copy of these documents upon request to the participating broker.

Prior to a subscriber’s admission as a stockholder, funds paid by such subscriber will be deposited in an interest-bearing escrow account with Wachovia Bank. We will pay to such subscriber the interest (generally calculated on a daily basis) actually earned on such subscriber’s funds within 30 days after the date the subscriber is admitted as a stockholder. Interest will be payable only to those subscribers whose funds have been held in escrow by Wachovia Bank for at least 20 days. Stockholders otherwise are not entitled to interest earned on our funds or to receive interest on their invested capital. See the section of the prospectus entitled “The Offering — Escrow Arrangements.”

Subject to the provisions for a reduction of the selling commissions, the marketing support fee and the Acquisition Fee described below, we will pay the managing dealer an aggregate of 7.0% of the Gross Proceeds as selling commissions. The managing dealer will reallow a portion of this fee up to 6.5% to the participating brokers with respect to shares they sell. In addition, we will pay participating brokers for actual expenses incurred in connection with the due diligence of the company and this offering and such reimbursement will be paid following submission of invoices supporting such expenses. We will also pay to the managing dealer an amount equal to 3.0% of Gross Proceeds as a marketing support fee. A portion of this fee up to 2.5% may be reallowed to any participating broker who initials the applicable section in the participating broker agreement with the managing dealer. Generally, the managing dealer will not reallow any portion of the marketing support fee to participating brokers unless they agree to provide one or more of the following services:

•	provide internal marketing support personnel and marketing communications vehicles to assist the managing dealer in promoting us;

•	respond to investors’ inquiries concerning monthly statements, valuations, distribution rates, tax information, annual reports, reinvestment and redemption rights and procedures, our financial status and the real estate markets in which we have invested;

•	assist investors with reinvestments and redemptions; and/or

•	provide other services requested by investors from time to time and maintain the technology necessary to adequately service investors.

To the extent a participating broker is entitled to a portion of the 3.0% marketing support fee, the participating broker may elect to defer over time its receipt of the marketing support fee to which it is entitled. Selling commissions and the marketing support fee will not be paid in connection with shares purchased pursuant to the reinvestment plan. See the section of the prospectus titled “Summary of Reinvestment Plan.”

The following table shows the compensation payable to the managing dealer.

Type of Compensation	Estimated Amount(1)

Selling commissions	7.0% of Gross Proceeds
Due diligence expense reimbursements	0.10% of Gross Proceeds
Marketing support fee	3.0% of Gross Proceeds

FOOTNOTE:

(1)	Purchases may be made by certain categories of investors net of selling commissions and the marketing support fee and, in certain circumstances, subject to a reduced 1.0% Acquisition Fee, as explained below. In addition, selling commissions and the marketing support fee will not be paid in connection with shares purchased pursuant to the reinvestment plan. A portion of the selling commissions, marketing support fee and all of the due diligence expense reimbursements may be reallowed by the managing dealer to participating brokers in the offering.

Purchases net of selling commissions and the marketing support fee and, in certain circumstances, subject to a reduced 1.0% Acquisition Fee. We will not pay selling commissions or the marketing support fee in connection with sales to any of the following:

•	a registered principal or representative of the managing dealer or a participating broker;

•	our employees, officers and directors or those of our advisor, or of the Affiliates of either of the foregoing entities (and the immediate family members of any of the foregoing persons, provided that “immediate family members” means such person’s spouse, parents, children, grandparents, grandchildren and any such person who is so related by marriage such that this includes “step- “ and “-in law” relations as well as such persons so related by adoption), and any Plan established exclusively for the benefit of such persons or entities;

•	a client of an investment adviser registered under the Investment Advisers Act of 1940, as amended, or under applicable state securities laws; and

•	a person investing in a bank trust account with respect to which the decision-making authority for investments made has been delegated to the bank trust department.

As all sales must be made through a registered broker-dealer, the investment adviser must arrange the placement of the transaction through a broker-dealer that will waive compensation, or may contact the managing dealer for such assistance. The amount of proceeds to us will not be affected by eliminating selling commissions and the marketing support fee payable in connection with sales to investors purchasing through such registered investment advisers or bank trust department. In addition, participating brokers that have a contractual arrangement with their clients for the payment of fees on terms that are inconsistent with the acceptance of a portion of the selling commissions and the marketing support fee may elect not to accept all or a portion of their compensation in the form of selling commissions and the marketing support fee offered by us for shares that they sell. In that event, such shares shall be sold to the investor net of 7.0% selling commissions and the marketing support fee, at a per share purchase price of $9.00.

In order to encourage purchases in excess of 500,000 shares, by the categories of investors described above, in addition to a discount equal to the 7.0% selling commissions and the 3.0% marketing support fee discount described above, if the investor is a “purchaser” (as defined below) and buys in excess of 500,000 shares, and all such shares were purchased through the same registered investment adviser, participating broker or the managing dealer, such purchase and any subsequent purchase will be subject to a reduced Acquisition Fee of 1.0% (as opposed to 3.0%). In such instance, the initial purchase price per share will be $8.80. Although the initial purchase price per share will be $8.80, because the advisory fee is paid annually, the cost associated with paying this fee, in the aggregate, may exceed the benefit associated with the Acquisition Fee discount. See the section of the prospectus entitled “Management Compensation.”

Volume discounts. In connection with the purchases of certain minimum numbers of shares by an investor who does not qualify for the discount described above, the amount of selling commissions otherwise payable to a participating broker may be reduced in accordance with the following schedule:

Number of shares purchased	Purchase price per incremental share in volume discount range	Commissions on sales per incremental share payable to the managing dealer		Reallowed commissions on sales per incremental share in volume discount range
		Percent	Dollar amount	Percent	Dollar amount
1—50,000	$10.00	0.5%	$0.05	6.5%	$0.60
50,001—75,000	9.90	0.5%	$0.05	5.5%	$0.55
75,001—100,000	9.80	0.5%	$0.05	4.5%	$0.45
100,001—250,000	9.70	0.5%	$0.05	3.5%	$0.35
250,001—500,000	9.60	0.5%	$0.05	2.5%	$0.25
Over 500,001*	9.50	0.5%	$0.05	1.5%	$0.15

For example, if an investor purchases 100,000 shares, the investor could pay as little as $992,500 rather than $1 million for the shares, in which event the selling commissions on the sale of such shares would be $57,500 ($0.575 per share). Our net proceeds will not be affected by such discounts.

The volume discount is, to the extent requested in writing by an investor as described below, cumulative. To the extent an investor qualifies for a volume discount on a particular purchase, its subsequent purchase, regardless of shares subscribed for in that purchase, will also qualify for (x) that volume discount or, (y) to the extent the subsequent purchase when aggregated with the prior purchase(s) qualifies for a greater volume discount, such greater discount. For example, if an initial purchase is for 74,000 shares, and a second purchase is for 3,000 shares, 1,000 shares of the second purchase will be priced at $9.90 per share and 2,000 shares of the second purchase will be priced at $9.80 per share. Any request to treat a subsequent purchase cumulatively for purposes of the volume discount must be made in writing in a form satisfactory to us and must set forth the basis for such request.

For purposes of volume discounts, all such shares must be purchased through the same participating broker, or through the managing dealer or through the same registered investment adviser, as applicable.

*	Further, in order to encourage purchases in excess of 500,000 shares, in addition to the volume discounts described above, if the investor is a “purchaser” and buys in excess of 500,000 shares, and all such shares were purchased through the same registered investment adviser, participating broker or the managing dealer, such sale and any subsequent sale will be subject to a reduced Acquisition Fee of 1.0% (as opposed to 3.0%). See the section of this prospectus entitled “Management Compensation.”

Application of various discounts. The volume discount and Acquisition Fee discount will be prorated among the separate subscribers considered to be a single “purchaser.” Shares purchased pursuant to the reinvestment plan on behalf of a participant in the reinvestment plan will not be combined with other subscriptions for shares by the investor in determining the volume discount or Acquisition Fee discount to which such investor may be entitled. Further, shares purchased pursuant to the reinvestment plan will not be eligible for a volume discount, Acquisition Fee discount or any other discount referred to in this Plan of Distribution. See section of this prospectus titled “Summary of Reinvestment Plan.”

For purposes of determining the applicability of volume discounts and Acquisition Fee discounts, “purchaser” includes

•	an individual, his or her spouse, and their children under the age of 21, who purchase the shares for his or her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund, or any organized group of persons, whether incorporated or not;

•	an employee’s trust, pension, profit-sharing, or other employee benefit plan qualified under Section 401 of the Code; and

•	all pension, trust, or other funds maintained by a given bank.

Any request to be deemed a “purchaser” must be made in writing in a form satisfactory to us and must set forth the basis for such request.
Any such request will be subject to verification by the managing dealer that all of such subscriptions were made by a single “purchaser.” Except as described in the section of the prospectus entitled, “Summary of the Articles of Incorporation and Bylaws – Restriction of Ownership,” there is no limit on the number of shares a purchaser may acquire.

Any reduction in selling commissions, the marketing support fee, and/or Acquisition Fees will reduce the effective purchase price per share to the investor involved but will not alter the proceeds available to us as a result of such sale with which to acquire properties, make loans or invest in other Permitted Investments. All investors will be deemed to have contributed the same amount per share whether or not the investor receives a discount. Accordingly, for purposes of distributions, investors who pay reduced commissions will receive higher returns on their investments in our common stock as compared to investors who do not pay reduced commissions; provided, however, that distributions payable to stockholders who receive Acquisition Fee discounts, are subject to reduction with respect to the payment of the advisory fee.

Sales incentives. We or our Affiliates also may provide incentive items for registered representatives of the managing dealer and the participating brokers, which in no event shall exceed an aggregate of $100 per annum per participating registered representative. In the event other incentives are provided to registered representatives of the managing dealer or the participating brokers, they will be paid only in cash, and such payments will be made only to the managing dealer or the participating brokers rather than to their registered representatives. Sales incentive programs offered to participating brokers must first have been submitted for review by the NASD, and must comply with Rule 2710. Sales incentive programs offered to registered representatives of the managing dealer must comply with Rule 2710 but are not required to be submitted to the NASD. Costs incurred in connection with such sales incentive programs, if any, will be considered underwriting compensation.

Other compensation. In connection with the sale of shares, certain associated persons of the managing dealer may perform wholesaling functions for which they will receive compensation in an aggregate amount not in excess of 0.9% of Gross Proceeds, of which up to 0.5% is payable by the managing dealer (out of the 0.5% it retains from the selling commissions) and the balance to be paid by either the manager dealer out of its funds or by an Affiliate but, not by us.

In addition, we and, to a lesser extent, our Affiliates will pay their Affiliates, including CNL Capital Markets Corp. and the managing dealer and its associated persons, for other expenses incurred, including expenses related to sales seminars, wholesaling activities and legal expenses. We may also reimburse the participating Brokers for certain expenses incurred in connection with the offering. Expenses which we may pay to participating brokers or those the managing dealer reallows to participating brokers include reimbursements for costs and expenses related to investor and broker/dealer sales meetings and broker/dealer training and education meetings, including those meetings conducted by us, the managing dealer or participating brokers. All such expenses are capped at 3.0% of Gross Proceeds.

The total amount of underwriting compensation, including commissions and reimbursement of expenses, paid in connection with the offering will not exceed 10% of Gross Proceeds, plus an additional 0.5% of Gross Proceeds for reimbursement of bona fide due diligence expenses. Underwriting compensation includes selling commissions, the marketing support fee, wholesaling compensation and expense reimbursements, expenses relating to sales seminars and sales incentives.

The managing dealer and the participating brokers severally indemnify us and our officers and directors, our advisor and its officers and directors and their Affiliates against certain liabilities, including liabilities under the Securities Act of 1933.

APPROPRIATENESS OF INVESTMENT

An investment in our shares may provide:

•	regular distributions because we intend to make regular cash distributions to our stockholders on a quarterly basis.

•	a hedge against inflation because we intend to enter into leases with tenants that provide for scheduled rent increases.

•	preservation of your capital with appreciation because we intend to acquire a portfolio of diverse commercial real estate assets that offer appreciation potential.

However, we can make no assurances that these objectives will be achieved.

SUBSCRIPTION PROCEDURES

Procedures applicable to all subscriptions. In order to purchase shares, the subscriber must complete and execute the subscription agreement. Any subscription for shares must be accompanied by a check payable to “WBNA Escrow Agent for CNL Income Properties, Inc.” or to us, in the amount of $10.00 per share, subject to certain discounts discussed above. See also the section entitled “The Offering–Escrow Arrangements” below. Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. A form of the subscription agreement is set forth as Appendix C to this prospectus. Subscription proceeds will be held in escrow for the benefit of investors until such time as investors are admitted as stockholders. See the section entitled “The Offering — Escrow Arrangements” below. Certain participating brokers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for shares for which they have subscribed payable directly to the participating broker. In such case, the participating broker will issue a check made payable to the order of the Escrow Agent for the aggregate amount of the subscription proceeds.

We accept or reject each subscription within 30 days after our receipt. No sale of shares shall be completed until at least five business days after the date on which the subscriber receives a copy of this prospectus. If we reject a subscription, we will return the funds to the subscriber within 10 business days after the date of such rejection, without interest and without deduction. The subscription price of each share is payable in full upon execution of the subscription agreement. A subscriber whose subscription is accepted shall be sent a confirmation of his or her purchase.

We place subscription proceeds in an interest-bearing escrow account with Wachovia Bank, which holds the funds with those of other subscribers until such time as the investor is deemed a stockholder. We generally admit stockholders daily but in no event later than the last day of the calendar month following acceptance of a subscription.

Subscriptions are accepted or rejected within 30 days of receipt by us, and if rejected, all funds shall be returned to subscribers within 10 business days after the date of such rejection. Investors whose subscriptions are accepted will be admitted as stockholders no later than the last day of the calendar month following acceptance of their subscriptions. The interest, if any, earned on subscription proceeds prior to their release from escrow is payable only to those subscribers whose funds have been held in escrow for at least 20 days.

The advisor and each participating broker who sells shares on our behalf have the responsibility to make every reasonable effort to determine that the purchase of shares is appropriate for an investor and that the requisite suitability standards are met. See section of this prospectus titled “Suitability Standards And How To Subscribe — Suitability Standards.” In making this determination, the participating brokers rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Each investor should be aware that determining suitability is the responsibility of the participating broker.

Each participating broker is required to maintain, for at least six years, records of the information used to determine that an investment in the shares is suitable and appropriate for an investor.

Procedures. The following procedures apply to each participating broker who receives a subscriber’s check made payable to Wachovia Bank. Where the participating broker’s internal supervisory procedures must be conducted at the same location at which subscription documents and checks are received from subscribers, such participating broker shall deliver such checks to us no later than the close of business of the first business day after receipt of the subscription documents. If the participating broker maintains a branch office, and, pursuant to a participating broker’s internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the subscription documents and check to the office of the participating broker conducting such internal supervisory review by the close of business on the first business day following the receipt of the subscription documents by the branch office. Further, in this circumstance the participating broker shall review the subscription documents and subscriber’s check to ensure their proper execution and form and, if they are acceptable, transmit the check to us by the close of business on the first business day after the check is received by such other office of the participating broker. We shall transmit the check to the Escrow Agent no later than the close of business on the first business day after the check is received from the participating broker.

ESCROW ARRANGEMENTS

Subscription proceeds are received in trust and deposited in a separate account with Wachovia Bank. Subscription funds are placed into escrow with Wachovia Bank, which holds the funds, along with those of other subscribers, in an interest-bearing account until subscribers are admitted as stockholders. We generally admit stockholders daily but in no event will stockholders be admitted later than the last day of the calendar month following acceptance of the stockholder’s subscription.

We have an Escrow Agreement with Wachovia Bank that provides that escrowed funds will be invested by Wachovia Bank in bank accounts, including interest-bearing savings accounts and bank money market accounts, in short-term certificates of deposit issued by a bank, short-term securities directly or indirectly issued or guaranteed by the United States Government, other investments permitted under Rule 15c2-4 of the Securities Exchange Act of 1934, or in other short-term, highly liquid investments with appropriate safety of principal. Such subscription funds will be released to us upon request following the admission of a stockholder.

The interest, if any, earned on subscription proceeds is payable only to those subscribers whose funds have been held in escrow by Wachovia Bank for at least 20 days. Stockholders are not otherwise entitled to interest earned on our funds or interest earned on their invested capital.

ERISA CONSIDERATIONS

The following summary of certain aspects of ERISA is based upon ERISA, judicial decisions, US Department of Labor (“DOL”) regulations and rulings in existence on the date hereof, all of which are subject to change. This summary is general in nature and does not address every issue that may be applicable to an employee benefit plan or IRA. Accordingly, each prospective shareholder that is an employee benefit plan or IRA should consult with its own counsel.

Before authorizing an investment in shares , fiduciaries of IRAs, Keogh plans, pension, profit-sharing, stock bonus, or other plans (including “plans” as defined in Section 4975(e)(1) of the Code) (collectively, “Plans”) should consider, among other matters, (a) fiduciary standards imposed by ERISA or governing state or other law, if applicable, (b) whether the purchase of shares satisfies the prudence and diversification requirements of ERISA and governing state or other law, if applicable, taking into account any applicable Plan investment policy and the composition of the Plan’s portfolio, and the limitations on the marketability of shares, (c) whether such fiduciaries have authority to hold shares under the applicable Plan investment policies and governing instruments, (d) rules relating to the periodic valuation of Plan assets, and (e) prohibitions under ERISA, the Code and/or governing state or other law relating to Plans engaging in certain transactions involving “plan assets” with persons who are “disqualified persons” under the Code or “parties in interest” under ERISA or governing state or other law, if applicable.

Department of Labor (“DOL”) regulations (the “Regulations”) set forth guidelines for determining when an investment in an entity by a Plan that is described in Section 3(3) of ERISA or Section 4975(e)(1) of the Code and that is subject to Title I of ERISA or Section 4975(c) of the Code (“ERISA Plans”) will cause the assets of such entity to be treated as “plan assets” of the Plan. If we were deemed to hold “plan assets”, it is likely, among other things, that (a) the fiduciaries of ERISA Plans subject to Title I of ERISA who directed the Plan’s investment in shares would be subject to ERISA’s fiduciary duty rules with respect to the assets held by us, (b) our advisor and persons providing investment advice or other services to us would become fiduciaries and/or “parties in interest” or “disqualified persons” of ERISA Plans that hold shares, and (c) certain of our transactions could constitute prohibited transactions under ERISA and the Code.

Under the DOL Regulation, if a Plan acquires an equity interest in an entity, which equity interest is not a “publicly-offered security,” the Plan’s assets generally would include both the equity interest and an undivided interest in each of the entity’s underlying assets unless certain specified exceptions apply. The DOL Regulation defines a publicly-offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or sold to the public pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days (or such later time permitted by the SEC) after the end of the fiscal year of the issuer during which the offering occurred). The shares are being sold in an offering registered under the Securities Act of 1933, as amended, and will be registered under Section 12(g) of the Exchange Act within the required time period.

The DOL Regulation provides that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a class of securities will not fail to be “widely held” solely because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. We expect the shares to be “widely held” upon completion of this offering.

The DOL Regulation provides that whether a security is “freely transferable” is a factual question to be determined on the basis of all the relevant facts and circumstances. The DOL Regulation further provides that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not affect, alone or in combination, the finding that such securities are freely transferable. We believe that the restrictions imposed under our articles of incorporation on the transfer of the common stock are limited to restrictions on transfer generally permitted under the DOL Regulation and are not likely to result in the failure of the common stock to be “freely transferable.” See the section of this prospectus entitled “Summary of the Articles of Incorporation and Bylaws — Restriction of Ownership.” The DOL Regulation only establishes a presumption in favor of a finding of free transferability and, therefore, no assurance can be given that the Department of Labor, the U.S. Treasury Department or court would not reach a contrary conclusion with respect to the common stock.

Assuming that the shares will be “widely held” and “freely transferable,” we believe that the shares will be publicly-offered securities for purposes of the DOL Regulation and that our assets will not be deemed to be “plan assets” of any Plan that invests in the shares.

Governmental plans and certain church plans (as defined in ERISA) are not subject to ERISA or the prohibited transaction provisions under Section 4975 of the Code. However, state laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Code.

Acceptance of a subscription on behalf of a Plan is in no respect a representation by us or any other person that the investment meets all relevant legal requirements with respect to investments by the Plan or that the investment is appropriate for the Plan. Any prospective investor that is a Plan should consult its own advisers with respect to the provisions of ERISA, the Code and any governing state or other law that may apply with respect to an investment in shares.

DETERMINATION OF OFFERING PRICE

The offering price per share was determined by us in our sole discretion based upon the price which we believed investors would pay for the shares (less a discount with respect to shares offered pursuant to the reinvestment plan), the fees to be paid to our advisor and its Affiliates, as well as estimated fees to third parties, the expenses of this offering and the funds we believed should be available to invest in properties, loans and other Permitted Investments. There is no public market for the shares on which to base market value. In addition, we did not take into account the value of the underlying assets in determining our share price. We have sold all of our shares in prior offerings at $10.00 per share.

SUPPLEMENTAL SALES MATERIAL

Shares are being offered only through this prospectus. In addition to this prospectus, we may use certain sales materials in connection with this offering, although only when accompanied or preceded by the delivery of this prospectus. No sales material may be used unless it has first been approved by us in writing. We anticipate that sales materials will be provided in various electronic formats to participating brokers for their internal use as well as for use with potential investors. The electronic formats we anticipate using may include, but are not limited to: viewable and downloadable data from an access-controlled website, CD-rom, diskette, memory sticks and email. As of the date of this prospectus, we anticipate that the following sales material will be authorized for use in connection with this offering:

•	a brochure entitled “CNL Income Properties”;

•	a fact sheet describing our general features;

•	a cover letter transmitting the prospectus;

•	a properties portfolio;

•	a summary description of the offering;

•	a presentation about us;

•	a script for telephonic marketing;

•	broker updates;

•	a listing of properties;

•	sales support pieces;

•	seminar advertisements and invitations;

•	certain third-party articles;

•	industry specific information pieces;

•	distribution pieces; and

•	webinars.

All such materials will be used only by registered broker-dealers that are members of the NASD and advisers registered under the Investment Advisers Act of 1940. We also may respond to specific questions from participating brokers and prospective investors. Additional materials relating to the offering may be made available to participating brokers for their internal use.

LEGAL MATTERS

The legality of the shares of our common stock being offered hereby has been passed upon for us by Arnold & Porter, LLP. Statements made under the sections of this prospectus entitled “Risk Factors — Tax Risks” and “Federal Income Tax Considerations” have been reviewed by Arnold & Porter, LLP, who have given their opinion that such statements as to matters of law are correct in all material respects. Arnold & Porter, LLP serves as securities and tax counsel to us and the advisor and certain of their Affiliates. Members of the firm of Arnold & Porter, LLP may invest in our common stock but are not expected to hold any substantial interest in us.

EXPERTS

The balance sheets of CNL Income Properties as of December 31, 2005 and 2004, the statements of operations, statements of stockholders’ equity and cash flows of CNL Income Properties for the years ended December 31, 2005 and 2004 and the period from August 11, 2003 (date of inception) through December 31, 2003, the consolidated financial statements of CNL Village Retail Partnership, LP and its Subsidiaries as of and for the year ended December 31, 2005 and the period from October 1, 2004 (date of inception) to December 31, 2004, the consolidated financial statements of CNL Dallas Market Center, LP and its Subsidiaries as of and for the period from February 14, 2005 (date of inception) to December 31, 2005, the consolidated financial statements of CNL Income GW Partnership, LLLP and its Subsidiaries as of and for the period from October 11, 2005 (date of inception) through December 31, 2005 included in this registration statement have been so included in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The balance sheet of Gatlinburg Skylift LLC as of December 31, 2004 and December 31, 2003 and the related statement of operations, parent’s investment account and cash flows for the years ended December 31, 2004, 2003, and 2002 included in this registration statement have been audited by Moss Adam LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined financial statements of Great Bear Lodge of Wisconsin Dells, LLC and Great Bear Lodge of Sandusky, LLC as of and for the periods ended December 20, 2004, December 31, 2003 and December 31, 2002 included in this registration statement have been audited by RubinBrown LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited historical combined statement of revenue and certain expenses of the DMC Properties as of and for the year ended January 31, 2005 included in this registration statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined statement of revenue and certain expenses of Intrawest Portfolio Commercial Properties, for the year ended June 30, 2004 included in this registration statement have been audited by KPMG LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ADDITIONAL INFORMATION

A Registration Statement has been filed with the Securities and Exchange Commission with respect to the securities offered hereby. This prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this prospectus as to the contents of any document are necessarily summaries of such documents, and in each instance reference is made to the copy of such documents filed with the Commission, each such statement being qualified in all respects by such reference. For further information regarding us and our shares, reference is hereby made to the Registration Statement and to the exhibits and schedules filed or incorporated as a part thereof which may be obtained from the principal office of the Commission in Washington, D.C., upon payment of the fee prescribed by the Commission, or examined at the principal office of the Commission without charge. In addition, we are required to file periodic reports under the Exchange Act, and have filed registration statements relating to previous offerings, all of which may be obtained from the Commission. The Commission maintains a web site located at http://www.sec.gov. that contains information regarding registrants that file electronically with the Commission.

DEFINITIONS

“Acquisition Expenses” means any and all expenses incurred by us, our advisor, or any Affiliate of either in connection with the selection, acquisition or making of any investment, including any property, loan or other Permitted Investments, whether or not acquired or made, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, taxes, and title insurance.

“Acquisition Fees” means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person or entity to any other Person or entity (including any fees or commissions paid by or to any our Affiliates or the advisor) in connection with making an investment, including making or investing in loans or other Permitted Investments or the purchase, development or construction of a property, including, without limitation, real estate commissions, acquisition fees, finder’s fees, selection fees, development fees, construction fees, nonrecurring management fees, consulting fees, loan fees, points, or any other fees or commissions of a similar nature. Excluded shall be development fees and construction fees paid to any Person or entity not Affiliated with the advisor in connection with the actual development and construction of any property. Further, Acquisition Fees will not be paid in connection with temporary short-term investments acquired for purposes of cash management.

“Affiliate” or “Affiliated” or any derivation thereof means an affiliate of another Person, which is defined as: (i) any Person directly or indirectly owning, controlling, or holding, with power to vote 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by, or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

“Asset Management Fee” means the fee payable to the advisor for day-to-day professional management services it provides to us and our investments in properties, loans and other Permitted Investments pursuant to the advisory agreement.

“Average Invested Assets” means, for a specified period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in, and loans secured by, real estate, or in other Permitted Investments, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

“Competitive Real Estate Commission” means a real estate or brokerage commission for the purchase or sale of property which is reasonable, customary, and competitive in light of the size, type, and location of the property. The total of all real estate commissions paid by us to all Persons (including the subordinated disposition fee payable to the advisor) in connection with any sale of one or more of our’ properties shall not exceed the lesser of (i) a Competitive Real Estate Commission or (ii) 6% of the gross sales price of the property or properties.

“Equity Shares” means shares of our capital stock of any class or series (other than Excess shares). The use of the term “Equity shares” or any term defined by reference to the term “Equity Shares” shall refer to the particular class or series of our capital stock which is appropriate under the context.

“Excess Shares” means the excess shares, par value $0.01 per share, exchanged for shares of common stock or preferred stock, as the case may be, transferred or proposed to be transferred in excess of the Ownership Limit or which would otherwise jeopardize our status as a REIT under the Code.

“Gross Proceeds” means the aggregate purchase price of all of our shares sold on our behalf, without deduction for selling commissions, volume discounts, the marketing support fee, due diligence expense reimbursements or Organizational and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any share for which reduced or no selling commissions or marketing support fees are paid to the managing dealer or a participating broker (where net proceeds to us are not reduced) shall be deemed to be the full offering price of the shares, with the exception of shares purchased pursuant to the reinvestment plan, which will be factored into the calculation using their actual purchase price.

“Independent Director” means a director who is not, and within the last two years has not been, directly or indirectly associated with the advisor by virtue of (i) ownership of an interest in the advisor or its Affiliates, (ii) employment by the advisor or its Affiliates, (iii) service as an officer or director of the advisor or its Affiliates, (iv) performance of services, other than as a director, for us, (v) service as a director or trustee of more than three real estate investment trusts advised by the advisor, or (vi) maintenance of a material business or professional relationship with the advisor or any of its Affiliates. An indirect relationship shall include circumstances in which a director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with the advisor, any of its Affiliates or us. A business or professional relationship is considered material if the gross revenue derived by the director from the advisor and Affiliates exceeds five percent of either the director’s annual gross revenue during either of the last two years or the director’s net worth on a fair market value basis.

“Invested Capital” means the amount calculated by multiplying the total number of Equity Shares issued and outstanding by the offering price per share, without deduction for selling commissions, volume discounts, the marketing support fee, due diligence expense reimbursements or Organizational and Offering Expenses (which price per Equity Shares, in the case of Equity Shares purchased pursuant to the reinvestment plan, shall be deemed to be the actual purchase price), reduced by the portion of any Distribution that is attributable to Net Sales Proceeds.

“Net Assets” means our total assets (other than intangibles), at cost, before deducting depreciation or other non-cash reserves, less total liabilities, calculated quarterly by us on a basis consistently applied.

“Net Income” means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses shall exclude the gain from the sale of our assets.

“Net Offering Proceeds” means Gross Proceeds less (i) selling commissions, (ii) Organizational and Offering Expenses, (iii) the marketing support fee, and (iv) due diligence expense reimbursements.

“Net Sales Proceeds” means in the case of a transaction described in clause (i)(A) of the definition of sale, the proceeds of any such transaction less the amount of all real estate commissions and closing costs we pay. In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of any legal and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to us from the joint venture. In the case of a transaction or series of transactions described in clause (i)(D) of the definition of sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of all commissions and closing costs we pay. In the case of a transaction described in clause (ii) of the definition of sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby and reinvested in one or more properties within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal and other selling expenses incurred by or allocated to us in connection with such transaction or series of transactions. Net Sales Proceeds shall also include, in the case of any lease of a property consisting of a building only or any loan or other Permitted Investments, any amounts from tenants, borrowers or lessees that we determine, in our discretion, to be economically equivalent to the proceeds of a sale. Net Sales Proceeds shall not include, as we determine in our sole discretion, any amounts reinvested in one or more properties, loans or other Permitted Investments, to repay outstanding indebtedness, or to establish reserves.

“Operating Expenses” means all costs and expenses we incur, as determined under generally accepted accounting principles, which in any way are related to our operation or to our business, including (a) advisory fees, (b) the Asset Management Fee, (c) the Performance Fee, and (d) the Subordinated Incentive Fee, but excluding: (i) the expenses of raising capital such as Organizational and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and listing of our shares; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) the advisor’s subordinated ten percent share of Net Sales Proceeds; and (vi) Acquisition Fees and Acquisition Expenses, real estate or other commissions on the sale of assets, and other expenses connected with the acquisition and ownership of real estate interests, loans, or other Permitted Investments (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

“Organizational and Offering Expenses” means any and all costs and expenses, other than selling commissions, the marketing support fee and due diligence expense reimbursements incurred by us, our advisor or any Affiliate of either in connection with our formation, qualification and registration and the marketing and distribution of shares, including, without limitation, the following: legal, accounting and escrow fees; printing, amending, supplementing, mailing and distributing costs; filing, registration and qualification fees and taxes; telegraph and telephone costs; and all advertising and marketing expenses, including the costs related to investor and broker sales meetings. The Organizational and Offering Expenses we pay in connection with each offering, together with all selling commissions, the marketing support fee and due diligence reimbursements we incur, will not exceed 13% of the proceeds raised in connection with this offering.

“Performance Fee” means the fee payable to our advisor under certain circumstances if certain performance standards have been met and the Subordinated Incentive Fee has not been paid.

“Permanent Financing” means financing to: (i) acquire properties and to make loans or other Permitted Investments; (ii) pay any Acquisition Fees arising from any Permanent Financing; and (iii) refinance outstanding amounts on the Line of Credit. Permanent Financing may be in addition to any borrowing under the Line of Credit.

“Permitted Investments” means all investments that we may acquire pursuant to our articles of incorporation and bylaws. For purposes of the calculation of fees payable, Permitted Investments shall not include short-term investments acquired for purposes of cash management.

“Person” means an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or any government or any agency or political subdivision thereof, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but does not include (i) an underwriter that participates in a public offering of Equity shares for a period of 60 days following the initial purchase by such underwriter of such Equity shares in such public offering, or (ii) CNL Income Corp., during the period ending December 31, 2004, provided that the foregoing exclusions shall apply only if the ownership of such Equity shares by an underwriter or CNL Income Corp. would not cause us to fail to qualify as a REIT by reason of being “closely-held” within the meaning of Section 856(a) of the Code or otherwise cause us to fail to qualify as a REIT.

“Real Estate Asset Value” means the amount actually paid or allocated to the purchase, development, construction or improvement of a property, exclusive of Acquisition Fees and Acquisition Expenses.

“Related Party Tenant” means a related party tenant, as defined pursuant to Section 856(d)(2)(B) of the Code.

“Roll-Up Entity” means a partnership, real estate investment trust, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

“Roll-Up Transaction” means a transaction involving our acquisition, merger, conversion, or consolidation, directly or indirectly, and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving our securities that have been listed on a national securities exchange or included for quotation on the National Market System of the National Association of Securities Dealers Automated Quotation System for at least 12 months; or (ii) a transaction involving our conversion to corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, our term of existence, compensation to the advisor or our investment objectives.

“Sponsor” means any Person directly or indirectly instrumental in organizing, wholly or in part, CNL Income Properties or any Person who will control, manage or participate in our management, and any Affiliate of such Person. Not included is any Person whose only relationship with us is that of an independent property manager of our properties, loans or other Permitted Investments, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services. A Person may also be deemed our Sponsor by:

•	taking the initiative, directly or indirectly, in founding or organizing our business or enterprise, either alone or in conjunction with one or more other Persons;

•	receiving a material participation in CNL Income Properties in connection with the founding or organizing of our business in consideration of services or property, or both services and property;

•	having a substantial number of relationships and contacts with us;

•	possessing significant rights to control our properties;

•	receiving fees for providing services to us which are paid on a basis that is not customary in the industry; or

•	providing goods or services to us on a basis which was not negotiated at arm’s length.

“Stockholders’ 8% Return” means as of each date, an aggregate amount equal to an 8% cumulative, noncompounded, annual return on invested capital.

“Subordinated Incentive Fee” means the fee payable to our advisor under certain circumstances if the shares are listed.

“Unimproved Real Property” means property in which we have a direct or indirect equity interest that is not acquired for the purpose of producing rental or other operating income that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

INDEX TO FINANCIAL STATEMENTS

CNL Income Properties, Inc.

Pro Forma Consolidated Financial Information:

Unaudited Pro Forma Consolidated Financial Information	F - 1

Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2005	F - 2

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005	F - 3

Notes to Unaudited Pro Forma Consolidated Financial Statements	F - 4

Audited Consolidated Financial Statements as recently filed in CNL Income Properties Inc.’s December 31, 2005 Form 10-K:

Report of Independent Registered Certified Public Accounting Firm	F - 9

Consolidated Balance Sheets as of December 31, 2005 and 2004	F - 10

Consolidated Statements of Operations for the years ended December 31, 2005, 2004 and 2003	F - 11

Consolidated Statements of Stockholders’ Equity for the years ended December 31, 2005 and 2004 and August 11, 2003 (Date of Inception) through December 31, 2003	F - 12

Consolidated Statements of Cash Flows for the years ended December 31, 2005, 2004 and 2003	F - 13

Notes to Consolidated Financial Statements	F - 15

Index to Other Financial Statements	F - 29

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL INFORMATION

The accompanying Unaudited Pro Forma Consolidated Balance Sheet of CNL Income Properties, Inc. (the “Company”) is presented as if the Cypress Mountain, Route 66 Harley-Davidson and Mizner Court investments described in Notes (c), (d) and (e) had occurred on December 31, 2005.

The following Unaudited Pro Forma Consolidated Statement of Operations are presented for the year ended December 31, 2005 (the “Pro Forma Period”), and include certain pro forma adjustments to illustrate the estimated effect of the transactions described in the notes to the pro forma financial statements as if they had occurred on January 1, 2005.

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company’s financial results or conditions in the future.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2005

	Historical (a)	Pro Forma Adjustments		Pro Forma
ASSETS
Real estate investment properties	$20,952,902	$29,425,000	(c)	$57,235,402
		6,857,500	(d)
Investment in unconsolidated entities	207,150,838			207,150,838
Cash	93,804,681	(49,922,500	)(b)	43,882,181
Distributions receivable from unconsolidated entities	4,873,746	—		4,873,746
Mortgage loan receivable	3,000,000	15,000,000	(e)	18,000,000
Deposit on real estate	1,000,000	—		1,000,000
Prepaid expenses and other assets	6,012,940	(1,100,000	)(c)	4,652,940
		(260,000	)(d)

Total Assets	$336,795,107	$—		$336,795,107

LIABILITIES AND STOCKHOLDERS’ EQUITY
Line of credit	$4,503,563	$—		$4,503,563
Accounts payable and accrued expenses	602,481	—		602,481
Due to affiliates	7,057,233	—		7,057,233

Total Liabilities	12,163,277	—		12,163,277

Commitments and Contingencies
Stockholders’ equity:
Preferred stock, $.01 par value per share 200 million shares authorized and unissued	—	—		—
Excess shares, $.01 par value per share 120 million shares authorized and unissued	—	—		—
Common stock, $.01 par value per share One billion shares authorized at December 31, 2005 38,002,550 shares issued and 37,978,357 outstanding	379,784	—		379,784
Capital in excess of par value	329,620,995	—		329,620,995
Accumulated distributions in excess of net income	(5,368,949)	—		(5,368,949)

	324,631,830	—		324,631,830

Total Liabilities and Stockholders’ Equity	$336,795,107	$—		$336,795,107

See accompanying notes to unaudited pro forma consolidated financial statements

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2005

	Historical (1)	Pro Forma Adjustments		Pro Forma Results
Revenues
Rental income from operating leases	$94,815	$5,818,135	(2)	$7,490,141
		700,369	(3)
		876,822	(4)
FF&E reserve income	10,532	793,808	(5)	828,340
		24,000	(5)
Percentage rent	6,319	134,605	(6)	140,924
Interest income on mortgage note receivable	115,000	357,218	(7)	472,218

	226,666	8,704,957		8,931,623

Expenses:
Asset management fees to advisor	2,558,973	1,658,238	(8)	4,217,211
General and administrative	2,614,239	—		2,614,239
Land lease and permit expense	—	876,822	(4)	876,822
Depreciation and amortization	37,224	2,133,062	(9)	2,170,286

	5,210,436	4,668,122		9,878,558

Operating income (loss)	(4,983,770)	4,036,835		(946,935)

Other income:
Interest and other income	1,346,505	(707,864	)(10)	638,641
Interest expense and loan cost amortization	(69,145)	—		(69,145)
Equity in earnings of unconsolidated entities	10,289,841	754,658	(11)	12,148,046
		1,307,987	(12)
		(204,440	)(13)

Total other income	11,567,201	1,150,341		12,717,542

Net income	$6,583,431	$5,187,176		$11,770,607

Earnings (Loss) Per Share of Common Stock (Basic and Diluted)	$0.33			$0.59

Weighted Average Number of Shares of Common Stock Outstanding (Basic and Diluted)	19,795,649			19,795,649

See accompanying notes to unaudited pro forma consolidated financial statements

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Balance Sheet:

(a)	Reflects the Company’s historical balance sheet as of December 31, 2005.

(b)	Represents the reduction in cash in connection with the Company’s investments described in Note (c), (d) and (e) below.

(c)	On November 10, 2005, the Company entered into an agreement with Boyne USA, Inc. (“Boyne USA”) to acquire and leaseback two real estate properties: Cypress Mountain, a ski resort in British Columbia and the Gatlinburg Sky Lift, a scenic chairlift attraction in Gatlinburg, Tennessee. The Company will own 100.0% of the properties, including improvements and leasehold interests for a total purchase price of approximately $47.5 million and estimated closing costs and acquisition fees of approximately $2.9 million. Boyne USA is expected to lease the properties on a triple-net lease basis for a term of 20 years with four five-year renewal options, and will continue to operate both properties. On December 22, 2005, the Company acquired the Gatlinburg Sky Lift, and it is expected that the Cypress Mountain ski area will be acquired in the second quarter of 2006. The balance sheet pro forma adjustment includes only the acquisition of the Cypress Mountain ski area for approximately $28.3 million including estimated closing costs of approximately $825,000 and the reclassification of certain acquisition fees of approximately $1.1 million that were previously capitalized in other assets.

The following represents the allocation of purchase price to the assets acquired at the two properties. Depreciation will be computed using the straight-line method of accounting over the estimated useful lives of the related assets.

Property	Assets	Purchase Price	Estimated Useful Life	Annual Depreciation Expense
Gatlinburg Sky Lift	Leasehold interest	$19,674,026	46 years	$427,696
	Buildings & improvements	162,700	39 years	4,172
	Furniture, fixtures & equipment	1,133,400	5 years	226,680

	Total	$20,970,126		$658,548

Cypress Mountain	Permit rights	$19,433,000	28 years	$694,036
(preliminary)	Buildings & improvements	1,690,900	20 years	84,545
	Ski lifts	7,339,400	20 years	366,970
	Furniture, fixtures & equipment	961,700	7 years	137,386

	Total	$29,425,000		$1,282,937

(d)	On March 10, 2006, the Company entered into an agreement with Route 66 Real Estate LLC to acquire and leaseback Route 66 Harley-Davidson and the 5 & Diner (the “Property”) in Tulsa, Oklahoma for approximately $6.6 million including transaction costs. The Company will own 100.0% of the properties and Route 66 Real Estate LLC is expected to lease the properties on a triple-net lease basis for a term of 20 years with four five-year renewal options. The pro forma adjustment includes the acquisition of the Route 66 Harley-Davidson and the 5 & Diner for approximately $6.6 million, including estimated closing costs of approximately $97,500 and the reclassification of certain acquisition fees of $260,000 that were previously capitalized in other assets.

The following is a preliminary allocation of purchase price to the assets acquired at the Property. Depreciation will be computed using the straight-line method of accounting over the estimated useful lives of the related assets.

Property	Assets	Purchase Price	Estimated Useful Life	Annual Depreciation Expense
Route 66 Harley- Davidson and the 5 & Diner	Land	$1,000,000	n/a	$—
	Buildings & improvements	5,357,500	39 years	137,372
	Furniture, fixtures & equipment	500,000	7 years	71,429

	Total	$6,857,500		$208,801

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Balance Sheet (Continued):

(e)	On March 10, 2006, the Company purchased a $15.0 million mezzanine loan from Column Financial, Inc., as former lender, to Mizner Court Holdings, LP. Mizner Court Holdings, LP is a partnership owned by a subsidiary of GE Capital called GEBAM, Inc. and by Stoltz Mizner Court, L.P. The proceeds from the mezzanine loan, in addition to the proceeds from an $89 million first mortgage loan, were used to acquire an apartment complex in Boca Raton, Florida which is in the process of being converted into condominiums. The short-term loan earns interest initially at a rate of a month LIBOR plus 7.0% per year and requires monthly interest payments. The initial term of the loan is 24 months and has 19 months remaining. The borrower has an option to extend the mezzanine loan term for one year. The mezzanine loan is collateralized by a pledge of all the partnership interests in Mizner Court, LP and is guaranteed as to interest payments, and as to completion, by Morris L. Stoltz II. The first mortgage on the property has priority of payment over our loan in the event of default. The mezzanine loan may be prepaid at any time after May 9, 2006 and can be accelerated upon customary events of default.

Unaudited Pro Forma Consolidated Statements of Operations:

(1)	Represents the Company’s historical operating results for the respective Pro Forma Period being presented.

(2)	Represents rental income generated from the Cypress and Gatlinburg properties discussed in Note (c) above. The minimum annual rent under the triple-net leases is equal to 10.25% of the purchase price plus acquisition costs, increasing 25 basis points annually to a maximum of 13.0% and straight-lined over the 20 year expected lease term.

(3)	Represents rental income generated from the Route 66 Harley-Davidson properties discussed in Note (d) above. The minimum annual rent under the triple-net leases is equal to 8.5% of the purchase price plus closing costs. Commencing in year six and continuing every fifth lease year thereafter, increasing by 15.0% of the prior lease year but not to exceed 15.0% during the 20 year expected lease term.

(4)	The Gatlinburg Sky Lift operates on land under an operating lease with annual rent expense equal to approximately 15.0% of gross sales. The Cypress Mountain ski area operates on land owned by the Canadian Provincial Government under a Special Park Use Permit with annual fees of approximately 2.0% of revenues. Both the lease payments and permit fees are paid by the tenants under the triple-net leases discussed in Note (2). Such revenue represents reimbursements of these expenses.

(5)	FF&E reserve income represents capital that is set aside by the tenants for capital expenditure purposes only. Pursuant to the sublease agreement of Gatlinburg Sky Lift, tenants shall transfer 5.0% of gross revenue to an established account at a financial institution until the reserve account reach $500,000, after which time tenants can contribute the lesser of 5.0% or the amount required to maintain the reserve account at $500,000. Pursuant to the sublease agreement of Cypress Mountain ski area, tenants shall transfer 6.0% of gross revenue to an established account at a financial institution with no threshold. The Company has exclusive rights to and ownership of the accounts.

Pursuant to the agreement dated March 10, 2006, for the Route 66 Harley-Davidson properties a fixed annual reserve amount of $24,000 shall be established by the tenant with a financial institution for capital expenditures. The Company has exclusive rights to and ownership of the account.

(6)	Percentage rent due under the lease is initially based on 3.0% of gross revenues at Gatlinburg and 9.0% of gross revenues over $10.0 million at Cypress. The historical audited revenues of the properties were used to estimate the additional percentage rent due under the leases for the Pro Forma Period presented.

(7)	Represents the interest income in connection to the purchase of the mezzanine loan described in Note (e) above. Interest was calculated from the date that the loan was originated on October 14, 2005 through the end of the Pro Forma Period.

(8)	Represents asset management fees associated with owning interests in real estate, including the Company’s proportionate share of properties owned through its unconsolidated entities. The assets are managed by the Company’s advisor for an annual asset management fee of 1% of the Company’s pro-rata share of the “Real Estate Asset Value” as defined in the Company’s Prospectus. The pro forma adjustments include asset management fees for all properties acquired or pending acquisition as if the acquisitions had occurred at the beginning of the Pro Forma Period presented.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations (Continued):

(9)	Represents depreciation expense on the three real estate properties, Gatlinburg Sky Lift, Cypress Mountain ski area and Route 66 Harley-Davidson and the 5 & Diner described in Notes (c) and (d) above (net of actual depreciation expense of $17,224 recorded for the Gatlinburg Sky Lift).

(10)	Reflects a reduction in interest income due to the decrease in the amount of cash available to invest in interest bearing accounts after the Company’s purchase of its interest in the properties and the mezzanine loan described in Notes (c), (d) and (e).

(11)	Reflects the Company’s estimated equity in earnings from its investment in unconsolidated entities acquired during the Pro Forma Period as follows:

On October 11, 2005, the Company entered into a joint venture (the “GW Partnership”) with Great Wolf Resorts, Inc. and affiliates (“Great Wolf”) that acquired two waterpark resorts: the 309-suite Great Wolf Lodge in Wisconsin Dells, Wisconsin and the 271-suite Great Wolf Lodge in Sandusky, Ohio (the “Great Wolf Properties”), both of which were previously owned and operated by Great Wolf. The Great Wolf Properties were contributed to the GW Partnership from Great Wolf and valued at $114.5 million, excluding transaction costs of approximately $1.3 million. The Company contributed approximately $80.0 million to the GW Partnership for a 70% partnership interest in connection with the transaction and Great Wolf holds the remaining 30% interest in the partnership.

In the first quarter of 2006, the GW Partnership obtained previously anticipated debt financing on the properties for $63.0 million. The loan has a seven-year term with payments of interest only for the first three years with a fixed interest rate of 6.08%.

The following estimated operating results of the Great Wolf Properties and equity in earnings of the Company are presented as if the investment had been made on January 1, 2005:

Pro Forma Period Ended December 31, 2005
Revenues (hotel operations) (i)	$36,156,152
Hotel and property operating expenses (i)	(26,086,952)
Management & license fees (ii)	(2,530,931)
Depreciation and amortization (iii)	(4,261,002)
Interest expense including loan cost amortization of $63,000 (iv)	(3,893,400)

Pro forma net income of the properties	$(616,133)

Allocation of income (loss) to:
Great Wolf	$(978,300)

The Company	362,167
Less: amount recognized in historical results	(392,491)

Net pro forma income adjustment	$754,658

FOOTNOTES:

i.	Amounts for the Pro Forma Period ended December 31, 2005 are derived from the unaudited combined statement of operations for the year ended December 31, 2005.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations (Continued):

ii.	A subsidiary of Great Wolf continues to operate the Great Wolf Properties and license the Great Wolf Lodge brand to the venture pursuant to a 25-year management and license agreement. The agreement provides for management fees of 3% and license fees of 3% to be paid based on a percentage of gross revenue. In addition, there is a 1% license fee paid to a third-party.

iii.	Depreciation and amortization of long-lived assets is based on the allocation of the base purchase price of the Properties of $114.5 million and estimated closing costs.

iv.	Interest expense is based on the debt financing on the properties up to $63.0 million obtained through a third-party lender for a term of seven years with a fixed interest rate of 6.08%. The loan is interest only for the first three years with principal and interest payments thereafter.

The distribution of cash flows is distributed to each partner first to pay preferences on unreturned capital balances and the residual is allocated based on each partners’ respective ownership percentage. The Company records its share of equity in earnings of the GW Partnership using the hypothetical liquidation at book value (“HLBV”) method of accounting. Under the HLBV method, the Company recognizes income in each period equal to the change in its share of assumed proceeds from the liquidation of the underlying unconsolidated entities at depreciated book value.

(12)	The pro forma adjustment represents the Company’s equity in earnings generated from an unconsolidated partnership (the “DMC Partnership”) with Dallas Market Center Company Ltd. (“DMC”). On January 14, 2005, the Company announced its intent to form the DMC Partnership to acquire, in two phases, interests in certain real estate and related assets at the Dallas Market Center in Dallas, Texas. In the first phase, which occurred on February 14 and March 11, 2005, the DMC Partnership was formed and acquired the Trade Mart, the World Trade Center, Market Hall and surface and garage parking areas at the Dallas Market Center (the “DMC Property”). The DMC Property consists of approximately 4.3 million leaseable square feet of showroom and exhibition space and is leased to Dallas Market Center Operating, L.P., a subsidiary of the existing management company, Market Center Management Company, Ltd., (“MCMC”) which continues to manage the DMC Property. The Company invested approximately $60.0 million in the DMC Partnership, excluding transaction costs, for an 80% equity ownership interest in the DMC Property.

In phase two of the transaction, which was completed on May 25, 2005, the Company invested an additional $11.2 million in the DMC Partnership, excluding certain transaction costs and fees. Concurrently, the DMC Partnership acquired the International Floral and Gift Center (the “IFGC”) located at the Dallas Market Center. The IFGC consists of approximately 440,000 square feet of wholesale merchandising and exhibition space and is leased to a subsidiary of MCMC which continues to manage the IFGC. The DMC Partnership acquired the IFGC for approximately $31.0 million including the assumption of an existing mortgage loan in the amount of approximately $17.0 million. The Company’s $11.2 million investment represents its 80% equity ownership interest in the IFGC.

The DMC Partnership was evaluated in accordance with FIN 46 and was determined to be a variable interest entity in which the Company is not the primary beneficiary. Accordingly, the Company has accounted for its interest in the DMC Partnership under the equity method of accounting. The DMC Partnership agreement provides for allocations of income, losses and cash flows in varying amounts based on certain factors, including performance and the Company receives an annual preferred return on its investment. Accordingly, the Company has reflected its equity in earnings of the partnership under the HLBV method of accounting.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations (Continued):

The following estimated operating results of the properties owned by the DMC Partnership and the allocation of profits and losses are presented as if the investment had been made on January 1, 2005:

Pro Forma Period Ended December 31, 2005
Revenue (net rental revenues under triple-net leases) (i)	$25,268,524
Depreciation and amortization (ii)	(6,977,911)
Interest expense including loan cost amortization of $150,758 (iii)	(9,710,168)

Pro forma net income of the DMC Property and IFGC	$8,580,445

Allocation of income (loss) to:
DMC	$561,642

The Company	8,018,803
Less: amount recognized in historical results	(6,710,816)

Net pro forma income adjustment	$1,307,987

FOOTNOTES:

i.	Amount for the Pro Forma Period ended December 31, 2005 are derived from the audited consolidated statement of operation of CNL Dallas Market Center, LP and Subsidiaries and was annualized as if the investment had been made on January 1, 2005.

ii.	Depreciation and amortization of long-lived assets is based on the allocation of the base purchase price of the Properties of $249.0 million and closing costs.

iii	Interest expense is based on the debt financing on WTC and IFDC in the aggregate approximate amount of $160.0 million obtained through a third-party lender. The term for WTC is for approximately 28 years with a fixed interest rate of 6.037% and monthly principal and interest payment of $889,146. The term for IFDC is for nine years with a fixed interest rate of 5.45% and monthly and principal payment of $110,664.

The distribution of cash flows is distributed to each partner first to pay preferences on unreturned capital balances and the residual is allocated 50% to each partner. The Company records its share of equity in earnings of the DMC Partnership using the (“HLBV”) method of accounting. Under the HLBV method, the Company recognizes income in each period equal to the change in its share of assumed proceeds from the liquidation of the underlying unconsolidated entities at depreciated book value.

(13)	Represents additional amortization of capitalized acquisition fees and debt acquisition fees paid to the Company’s advisor in connection with the Company’s unconsolidated investments. The fees are paid and capitalized upon the sale of shares or incurrence of debt and subsequently allocated to the basis of the investments upon closing. These capitalized fees are amortized over the life of the related underlying assets or debt amortization period.

Report of Independent Registered Certified Public Accounting Firm

To the Board of Directors and Stockholders of

CNL Income Properties, Inc.:

In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of CNL Income Properties, Inc. and its subsidiaries at December 31, 2005 and 2004, and the results of their operations and their cash flows for the years ended December 31, 2005 and 2004 and the period from August 11, 2003 (inception) to December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedules listed in the index appearing under Item 15(a) 2 present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers, LLP

Orlando, Florida

March 13, 2006

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2005	2004
ASSETS
Real estate investment properties	$20,952,902	$—
Investment in unconsolidated entities	207,150,838	41,913,212
Cash	93,804,681	36,710,117
Distributions receivable from unconsolidated entities	4,873,746	225,555
Mortgage loan receivable	3,000,000	—
Deposit on real estate	1,000,000	—
Deferred offering costs	—	5,381,749
Prepaid expenses and other assets	6,012,940	1,725,794

Total Assets	$336,795,107	$85,956,427

LIABILITIES AND STOCKHOLDERS’ EQUITY
Line of credit	$4,503,563	$—
Accounts payable and accrued expenses	602,481	589,215
Due to affiliates	7,057,233	10,414,834

Total Liabilities	12,163,277	11,004,049

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value per share 200 million shares authorized and unissued	—	—
Excess shares, $.01 par value per share 120 million shares authorized and unissued	—	—
Common stock, $.01 par value per share One billion shares authorized; 38,002,550 and 8,838,978 shares issued and 37,978,357 and 8,838,978 shares outstanding as of December 31, 2005 and December 31, 2004, respectively	379,784	88,390
Capital in excess of par value	329,620,995	76,719,939
Accumulated distributions in excess of net income	(5,368,949)	(1,855,951)

	324,631,830	74,952,378

Total Liabilities and Stockholders’ Equity	$336,795,107	$85,956,427

See accompanying notes to consolidated financial statements.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

	Years Ended December 31,
	2005	2004	2003
Revenue:
Rental income from operating leases	$94,815	$—	$—
FF&E reserve income	10,532	—	—
Percentage rent	6,319	—	—
Interest income on mortgage note receivable	115,000	—	—

Total revenue	226,666	—	—

Expenses:
Asset management fees to advisor	2,558,973	—	—
General and administrative	2,614,239	1,259,119	—
Organization costs	—	21,351	—
Depreciation and amortization	37,224	—	—

Total expenses	5,210,436	1,280,470	—

Operating loss	(4,983,770)	(1,280,470)	—

Other income (expense):
Interest and other income	1,346,505	378,741	—
Interest expense and loan cost amortization	(69,145)	—	—
Equity in earnings of unconsolidated entities	10,289,841	218,466	—

Total other income	11,567,201	597,207	—

Net income (loss)	$6,583,431	$(683,263)	$—

Earnings (loss) per share of common stock (basic and diluted)	$0.33	$(0.17)	$—

Weighted average number of shares of common stock outstanding (basic and diluted)	19,795,649	4,075,979	20,000

See accompanying notes to consolidated financial statements.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

Years ended December 31, 2005, 2004 and

August 11, 2003 (Date of Inception) through December 31, 2003

	Common Stock		Capital in Excess of Par Value	Accumulated Distributions in Excess of Net Income	Total Stockholders’ Equity
	Number of Shares	Par Value
Balance at August 11, 2003
(Date of Inception)	—	$—	$—	$—	$—
Cash received from sale of common stock to
CNL Income Corp.	20,000	200	199,800	—	200,000

Balance at December 31, 2003	20,000	200	199,800	—	200,000
Subscriptions received for common stock through public offering and reinvestment plan	8,701,270	87,013	86,591,031	—	86,678,044
Issuance of restricted common stock	117,708	1,177	1,175,903	—	1,177,080
Stock issuance and offering costs	—	—	(11,246,795)	—	(11,246,795)
Net loss	—	—	—	(683,263)	(683,263)
Distributions, declared and paid ($0.2593 per share)	—	—	—	(1,172,688)	(1,172,688)

Balance at December 31, 2004	8,838,978	88,390	76,719,939	(1,855,951)	74,952,378
Subscriptions received for common stock through public offering and reinvestment plan	29,163,572	291,636	290,881,372	—	291,173,008
Redemption of common stock	(24,193)	(242)	(229,592)	—	(229,834)
Stock issuance and offering costs	—		(37,750,724)	—	(37,750,724)
Net income	—	—	—	6,583,431	6,583,431
Distributions, declared and paid ($0.5354 per share)	—	—	—	(10,096,429)	(10,096,429)

Balance at December 31, 2005	37,978,357	$379,784	$329,620,995	$(5,368,949)	$324,631,830

See accompanying notes to consolidated financial statements.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended December 31,
	2005	2004	2003
Increase (decrease) in cash:
Operating activities:
Net income (loss)	$6,583,431	$(683,263)	$—
Adjustments to reconcile net income (loss) to net cash used in operations:
Depreciation / amortization	49,601	—	—
Deferred interest income	49,832	—	—
Equity in earnings of unconsolidated entities	(10,289,841)	(218,466)	—
Distributions from unconsolidated entities	8,435,725	—	—
Interest accrued on borrowings from affiliate converted to stock	—	4,395	—
Changes in assets and liabilities:
Prepaid expenses and other assets	(53,747)	(72,477)	—
Accounts payable and other assets expenses	13,266	517,215	72,000
Due to affiliates	(171,793)	1,207,252	(271,000)

Net cash provided by (used in) operating activities	4,616,474	754,656	(199,000)

Investing activities:
Investments in unconsolidated entities	(158,791,175)	(40,068,625)	—
Acquisition of property	(20,104,365)	—	—
Deposit on property	(1,000,000)	—	—
Acquisition fees and costs	(16,167,852)	(1,711,874)	—
Issuance of mortgage loan receivable	(3,000,000)	—	—

Net cash used in investing activities	(199,063,392)	(41,780,499)	—

Financing activities:
Subscriptions received from stockholders	291,173,008	86,678,044	—
Subscriptions received from advisor	—	—	200,000
Redemptions	(229,834)	—	—
Distributions to stockholders	(10,096,429)	(1,172,688)	—
Stock issuance costs	(33,770,776)	(8,943,081)	—
Proceeds from borrowings from affiliate	—	480,945	—
Issuance of restricted common stock	—	691,740	—
Net borrowings on line of credit	4,503,563	—	—
Payment of loan costs	(38,050)	—

Net cash provided by financing activities	251,541,482	77,734,960	200,000

Net increase in cash	57,094,564	36,709,117	1,000
Cash at beginning of period	36,710,117	1,000	—

Cash at end of period	$93,804,681	$36,710,117	$1,000

See accompanying notes to consolidated financial statements.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS - CONTINUED

	Year Ended December 31,
	2005	2004	2003
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$56,769	$—	$—

Allocation of acquisition fees to investments in unconsolidated entities and properties acquired	$5,197,388	$1,384,584	$—

Supplemental disclosure of non-cash investing activities:
Amounts incurred but not paid (included in due to affiliates): Acquisition fees and costs	$1,318,983	$1,793,119	$—

Supplemental disclosure of non-cash financing activities:
Amounts incurred but not paid (included in due to affiliates): Offering and stock issuance costs	$3,136,789	$6,374,666	$—

Cancellation of borrowings from affiliate (including $4,395 of accrued interest) in exchange for the issuance of restricted common stock	$—	$485,340	$—

See accompanying notes to consolidated financial statements.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2005 and 2004

1.	Organization and Nature of Business:

CNL Income Properties, Inc. (the “Company”) was organized in Maryland on August 11, 2003. The Company operates and has elected to be taxed as a real estate investment trust (a “REIT”) for federal income tax purposes beginning with its taxable year ended December 31, 2004. Various wholly owned subsidiaries have been and will be formed by the Company for the purpose of acquiring and owning direct or indirect interests in real estate. The Company was formed primarily to acquire directly and indirectly properties in the United States that will be leased on a long-term (generally five to 20-years, plus multiple renewal options), triple-net or gross basis to tenants or operators who are significant industry leaders. To a lesser extent, the Company also leases properties to taxable REIT subsidiary (“TRS”) tenants and engages independent third-party managers to operate those properties. The asset classes in which the Company initially is most likely to invest or has invested include the following:

•	Property leased to dealerships

•	Campgrounds or recreational vehicle (“RV”) parks

•	Health clubs

•	Parking lots

•	Merchandise marts

•	Destination retail and entertainment centers

•	Marinas

•	Ski resorts, including real estate in and around ski resorts such as ski-in/ski-out alpine villages, lodging and other related properties

•	Golf courses and golf resorts, including real estate in and around golf courses

•	Amusement parks, waterparks and family entertainment centers, which may include lodging facilities

•	Real estate in and around lifestyle communities

•	Vacation ownership interests

•	Other attractions, such sports-related venues, and cultural facilities such as visual and performing arts centers, zoological parks or aquariums.

The Company may also make or acquire loans (mortgage, mezzanine and other loans) or other permitted investments related to interests in real estate and may purchase equity and other interests in financings. In addition, the Company may invest up to 10% of its assets in businesses that provide services to, or are otherwise ancillary to, the types of properties in which it is permitted to invest. As of December 31, 2005, the Company has invested in retail and commercial properties at seven resort villages, one merchandise mart, two waterpark resorts and a sky lift attraction and has made one loan.

2.	Significant Accounting Policies:

Principles of Consolidation – The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries and entities in which the Company has a controlling interest in accordance with the provisions of Statement of Position 78-9 “Accounting for Investments in Real Estate Ventures” (“SOP 78-9”) or is the primary beneficiary as defined in FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, (“FIN 46”). The application of FIN 46 and SOP 78-9 requires management to make significant estimates and judgments about the Company’s and its venture partners’ rights, obligations and economic interests in the related venture entities. The equity method of accounting is applied in the consolidated financial statements with respect to those investments in entities in which the Company is not the primary beneficiary under FIN 46 or has less than a controlling interest due to the significance of rights and obligations held by other parties under SOP 78-9.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2005 and 2004

2.	Significant Accounting Policies (continued):

Cash and Cash Equivalent – Cash and cash equivalents consist of demand deposits at commercial banks. During the year the Company also invests in money market funds. Cash accounts are maintained in demand deposits at commercial banks and money market funds may exceed federally insured levels; however, the Company has not experienced any losses in such accounts. Management believes the Company is not exposed to any significant credit risk on cash.

Allocation of Purchase Price for Acquisition of Properties – The Company allocates the purchase costs of properties to the tangible and intangible assets acquired and the liabilities assumed as provided by SFAS 141, “Business Combinations.” For each acquisition, the Company assesses the value of the land, the as-if vacant building, equipment and intangible assets, including in-place lease origination costs, the above or below market lease values and the value of customer relationships based on their estimated fair values. The values determined are based on independent appraisals, discounted cash flow models and our estimates reflecting the facts and circumstances of each acquisition.

Acquisition Fees and Costs – Acquisition fees and miscellaneous acquisition costs that are directly identifiable with properties that are probable of being acquired are capitalized and included in other assets. Upon the purchase of a property, the fees and costs directly identifiable with that property are reclassified to land, building, equipment and lease intangibles or investments in unconsolidated entities in the case of properties acquired in unconsolidated partnership. In the event a property is not acquired or no longer is expected to be acquired, costs directly related to the property are charged to expense.

Lease Accounting – The Company’s leases are accounted for under the provisions of Statement of Accounting Standard No. 13, “Accounting for Leases,” and have been accounted for as operating leases. This statement requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant.

Real Estate Investment Properties – Real estate properties are generally comprised of building and improvements, leasehold interest, and equipment and are recorded at historical cost. Depreciation will be computed using the straight-line method of accounting over the estimated useful lives of the related assets. Building and improvements are depreciated over 39 years and leasehold interest and equipment over their estimated useful lives. When the properties or equipment are sold, the related cost and accumulated depreciation will be removed from the accounts and any gain or loss from sale will be reflected in our results of operations.

Investment in Unconsolidated Entities – The equity method of accounting is applied with respect to investments in entities in which the Company has determined that consolidation is not appropriate. The difference between the Company’s carrying amount of its investments in unconsolidated entities and the underlying equity in the net assets of the entities is due to acquisition fees and expenses which have been allocated to the Company’s investment. These amounts are amortized over the estimated weighted average life of the assets acquired. The Company records its equity in earnings of the entities under the hypothetical liquidation at book value method of accounting. Under this method, the Company recognizes income in each period equal to the change in its share of assumed proceeds from the liquidation of the underlying unconsolidated entities at depreciated book value.

Impairments – For real estate owned and accounted for under the equity method, the Company compares the estimated fair value of its investment to the carrying value at each reporting date. To the extent the fair value of the investment is less than the carrying amount, and the decline in value is determined to be other than a temporary decline, an impairment charge will be recorded. For real estate to be directly owned, the Company monitors events and changes in circumstance that may indicate that the carrying amounts of the real estate assets may not be recoverable. When such events or changes in circumstances are present, the Company will assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset and from its eventual disposition, to the carrying amount of the asset. In the event that the carrying amount exceeds the estimated future undiscounted operating cash flows, the Company would recognize an impairment loss to adjust the carrying amount of the asset to the estimated fair value.

Distributions Receivable – In accordance with the partnership agreements governing the unconsolidated entities in which the Company has invested, at the end of each quarter the partner distributions are calculated for the period and the partnership is contractually obligated to make those distributions generally within 45 days after the quarter end. As such, the Company has recorded its share of the distribution receivable from its unconsolidated entities.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2005 and 2004

2.	Significant Accounting Policies (continued):

Revenue Recognition – The Company records rental revenue on the straight-line basis over the terms of the leases. Percentage rent that is due contingent upon tenant performance levels such as gross revenues is deferred until the underlying performance thresholds have been reached in accordance with the provisions of Staff Accounting Bulletin 101.

FF&E Reserve Income – The Company’s leases require the tenants to pay certain amounts that are set aside by the Company for future replacements of furniture, fixtures and equipment at the property. These amounts are and will remain the property of the Company during and after the term of the lease. Cash receipts for such purposes are recorded as FF&E reserve income at the time that they are received.

Mortgage Loan Receivable – Mortgage loan receivable represents the total principal amount due to the Company from third-party borrowers. Loan origination costs are amortized over the life of the loan. Interest income from mortgage loans is recorded as earned in accordance with the loan agreement.

Income Taxes – The Company believes it has qualified as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended and related regulations beginning with the year ended December 31, 2004. As a REIT, the Company generally is not be subject to federal corporate income taxes on amounts distributed to stockholders, providing it distributes at least 90% of its REIT taxable income and meets certain other requirements for qualifying as a REIT. Management believes that the Company was organized and operated in a manner that enables the Company to continue to qualify for treatment as a REIT for federal income tax purposes for the year ended December 31, 2005.

Earnings (Loss) Per Share – Earnings (loss) per share is calculated based upon the weighted average number of shares of common stock outstanding during the period in which the Company was operational. For the year ended December 31, 2005 and 2004, the weighted average numbers of shares of common stock outstanding were 19,795,649 and 4,075,979, respectively.

Use of Estimates – Management has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

Recent Accounting Pronouncements – In June 2005, the Emerging Issues Task Force (“EITF”) released Issue No. 04-5, “Determining Whether a General Partner, or the General Partners as a Group, controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights” (“EITF 04-5”). EITF 04-5 provides guidance in determining whether a general partner controls a limited partnership and therefore should consolidate the limited partnership. EITF 04-5 states that the general partner in a limited partnership is presumed to control that limited partnership and that the presumption may be overcome if the limited partners have either (1) the substantive ability to dissolve or liquidate the limited partnership or otherwise remove the general partner without cause, or (2) substantive participating rights. The effective date for applying the guidance in EITF 04-5 was (1) June 29, 2005 for all new limited partnerships and existing limited partnerships for which the partnership agreement was modified after that date, and (2) no later than the beginning of the first reporting period in fiscal years beginning after December 15, 2005 for all other limited partnerships. Implementation of EITF 04-5 is not expected to have a significant impact on the Company’s results of operations.

In May 2005, the Financial Accounting Standards Board (the “FASB”) issued Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections” (FAS 154), which replaces Accounting Principles Board Opinion No. 20 “Accounting Changes” and Statement of Financial Accounting Standards Board No. 3, “Reporting Changes in Interim Financial Statements – An Amendment of APB Opinion No. 28”. FAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes retrospective application as the required method for reporting a change in accounting principle and the reporting of a correction of an error. FAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

In March 2005, the FASB issued FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations – an Interpretation of SFAS Statement No. 143” (FIN 47). FIN 47 clarifies the timing of liability recognition for legal obligations associated with the retirement of tangible long-lived assets when the timing and/or method of settlement are conditional on a future event. FIN 47 is effective for fiscal years ending after December 15, 2005. The Company adopted FIN 47 on December 31, 2005. The adoption did not have any impact on the Company’s results of operations.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2005 and 2004

2.	Significant Accounting Policies (continued):

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123 Revised”). FAS 123 Revised is a revision of FASB Statement No. 123, “Accounting for Stock-Based Compensation.” FAS 123 Revised supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. FAS 123 Revised focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. Under FAS 123 Revised, the Company, beginning in the first quarter of 2006, will be required to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award (with limited exceptions). The cost will be recognized over the period during which an employee is required to provide services in exchange for the award. Since the Company has not historically had any share-based payments, the adoption of FAS 123 Revised is not expected to have a significant impact on the Company’s results of operations.

In November 2004, the EITF released Issue No. 03-13, “Applying the Conditions in Paragraph 42 of FASB Statement No. 144 in Determining whether to Report Discontinued Operations” (“EITF 03-13”). EITF 03-13 provides guidance on how an ongoing entity should evaluate whether the operations and cash flows of a disposed component have been or will be eliminated from the ongoing operations of the entity, and the types of continuing involvement that constitute significant continuing involvement in the operations of the disposed component. The guidance in EITF 03-13 is effective for components of an enterprise that are either disposed of or classified as held for sale in fiscal periods beginning after December 15, 2004. Application of the consensus of EITF 03-13 did not have a material effect on the Company’s results of operations for the periods ending December 31, 2005 and 2004, nor does the Company expect it to have a material effect on future results of operations.

3.	Real Estate Investment Properties:

Real estate investment properties consist of the following at December 31, 2005:

2005
Leasehold interest	$19,674,026
Building	162,700
Equipment	1,133,400
Less: accumulated depreciation	(17,224)

$20,952,902

In December 2005, the Company acquired the Gatlinburg Sky Lift in Gatlinburg, Tennessee (the “Gatlinburg Sky Lift Property”) for approximately $19.9 million, excluding acquisition and closing costs. The Gatlinburg Sky Lift Property is leased on a long-term triple-net basis to an affiliate of Boyne USA, Inc. (“Boyne”). The Company’s wholly-owned and consolidated property is leased on a long-term triple-net basis under an operating lease to a third-party tenant. The third-party tenant has the right to buy back the property from the Company in the future at a price that would give the Company a stated return on its investment. The lease requires monthly payments of base rent along with percentage rent equal to a set percentage of the tenant’s gross sales, as defined in the lease agreement. Future minimum rental receipts under non-cancelable operating lease having remaining terms in excess of one year as of December 31, 2005 are as follows:

2006	$2,078,120
2007	2,128,806
2008	2,179,492
2009	2,230,177
2010	2,280,863
Thereafter	39,129,476

Total	$50,026,934

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2005 and 2004

4.	Investment in Unconsolidated Entities:

As of December 31, 2005 and 2004, the Company owned investments in unconsolidated entities accounted for under the equity method of accounting with carrying values totaling approximately $207.2 million and $41.9 million, respectively. The following is a summary of each of these investments.

In December 2004, the Company invested approximately $41.9 million in a partnership and a trust that acquired a portfolio of commercial real estate properties located in and around various ski and golf resort villages in the United States and Canada (the “Resort Village Properties”). Intrawest Corporation (“Intrawest”) and its affiliates owned and operated these properties prior to the transaction and continue to own a 20% interest in, and operate, the properties under long-term management agreements. The Resort Village Properties consist of approximately 408,000 square feet of leasable retail and commercial space. The Company receives preferred returns on its invested capital up to a certain threshold, after which Intrawest receives a preferred return on its invested capital up to a certain threshold. The residual returns are split in varying percentages based on the performance of the properties. The Company receives a preference on its return of capital plus a stated return upon liquidation of the venture.

On February 14, 2005, the Company formed a partnership (the “DMC Partnership”) with Dallas Market Center Company, Ltd. (“DMC”) that acquired the Trade Mart, the World Trade Center, Market Hall and surface and garage parking areas at the Dallas Market Center (the “DMC Property”) located in Dallas, Texas for approximately $218.0 million, including the assumption of existing mortgage loans totaling approximately $143.0 million. The Company invested approximately $60.0 million in the DMC Partnership, representing an 80% equity interest, in connection with the acquisition of the DMC Property. The DMC Property consists of approximately 4.3 million leasable square feet of showroom and exhibition space.

On May 25, 2005, the DMC Partnership acquired the International Floral and Gift Center (the “IFGC”) located at the Dallas Market Center for approximately $31.0 million, including the assumption of a $17.0 million existing mortgage loan. The Company contributed $11.2 million, excluding transaction costs, to the DMC Partnership in connection with the IFGC acquisition. The IFGC consists of approximately 440,000 square feet and houses permanent showrooms for floral products, holiday decorative products and related accessories. With this second investment, the Company had invested approximately $71.2 million, excluding transaction costs, in the DMC Partnership for an 80% equity interest. The Company receives preferred returns on its invested capital up to a certain threshold, after which DMC receives a preferred return on its invested capital up to a certain threshold. The residual returns are split pro rata. The Company receives a preference up to a stated return on its capital upon liquidation of the venture.

On October 3, 2005, the Company entered into a venture formation and contribution agreement (the “VFA Agreement”) with Great Wolf Resorts, Inc. and affiliates (“Great Wolf”). Pursuant to the VFA Agreement, the parties agreed to form a partnership (the “Partnership”) to own two waterpark resorts: the 309-suite Great Wolf Lodge in Wisconsin Dells, Wisconsin and the 271-suite Great Wolf Lodge in Sandusky, Ohio (the “Great Wolf Properties”). On October 7, 2005, pursuant to the terms of the Wolf VFA Agreement, Great Wolf formed a partnership to serve as the joint venture partnership (the “Wolf Partnership”) and contributed the Great Wolf Properties, valued at approximately $114.5 million, to the Wolf Partnership in exchange for partnership interests.

On October 11, 2005, the Company entered into an amended and restated limited partnership agreement (the “Wolf Partnership Agreement”) governing the Wolf Partnership and contributed approximately $69.9 million to the venture, representing a 61.1% ownership interest. On November 3, 2005, the Company contributed an additional $10.1 million to the Wolf Partnership resulting in a 70.0% ownership interest. The Company receives preferred returns on its invested capital up to a certain threshold, after which Great Wolf receives a preferred return on its invested capital up to a certain threshold and residual returns are split pro rata. Capital proceeds upon liquidation of the venture are split pro rata between the partners.

The Company evaluated all of the variable interest entities that were formed in connection with the above transactions in accordance with FIN 46 and determined that the Company is not the primary beneficiary due to the significant rights and obligations retained by its venture partners and the disproportionate economic interests of the venture partners as compared to their respective ownership and voting percentages. Accordingly, the Company accounts for these investments under the equity method of accounting and records its share of equity in earnings from the entities using the hypothetical liquidation at book value method. Under this method, the Company’s share of the economic results of the unconsolidated entities is subject to change over time based on the performance of those entities.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2005 and 2004

4.	Investment in Unconsolidated Entities (Continued):

Under the hypothetical liquidation at book value method of accounting, the Company recognizes income in each period equal to the change in its share of assumed proceeds from the liquidation of the underlying unconsolidated entities at depreciated book value. For the year ended December 31, 2005 and 2004, the Company recognized equity in earnings from the entities of approximately $10.3 million and $218,466, respectively. As of December 31, 2005 and 2004, the Company had distributions receivable of approximately $4.9 million and $225,555 from its unconsolidated entities, respectively.

In connection with the investments, the Company incurred certain acquisition and advisory fees which are paid to an affiliate. These fees are capitalized as part of the basis in the investments. Any excess carrying value of the investments over the book value of the underlying equity is amortized over the estimated useful lives of the underlying real estate tangible assets, which represent the assets to which the excess is most clearly related.

The following presents financial information for the unconsolidated entities for the years ended December 31, 2005 and 2004:

	Year Ended December 31, 2005
	Wolf Partnership	DMC Partnership	Intrawest Venture US	Intrawest Venture Canada	Total
Revenue	$6,549,582	$20,743,616	$11,378,065	$4,784,757	$43,456,020
Property operating expenses	(6,599,902)	(387,762)	(4,560,819)	(1,873,459)	(13,421,942)
Depreciation & amortization expenses	(1,039,157)	(6,553,955)	(4,202,520)	(1,630,945)	(13,426,577)
Interest expense	—	(8,073,184)	(2,665,164)	(2,888,971)	(13,627,319)
Interest and other income	60,058	2,634	27,562	80,809	171,063

Net income (loss)	$(1,029,419)	$5,731,349	$(22,876)	$(1,527,809)	$3,151,245

Loss allocable to other venture partners	$(636,928)	$(979,467)	$(3,556,546)	$(2,585,414)	$(7,758,355)

Income (loss) allocable to the Company (1)	$(392,491)	$6,710,816	$3,533,670	$1,057,605	$10,909,600
Amortization of capitalized costs	(7,868)	(414,316)	(122,048)	(75,527)	(619,759)

Equity in earnings (loss) of unconsolidated entities	$(400,359)	$6,296,500	$3,411,622	$982,078	$10,289,841

Distributions declared to the Company (2)	$1,981,445	$6,710,816	$2,840,800	$226,485	$11,759,546

Distributions received by the Company (2)	$—	$4,507,891	$2,296,604	$306,861	$7,111,356

FOOTNOTE:

(1)	Income is allocated to the Company on the hypothetical liquidation at book value method of accounting (see Note 2).

(2)	The Company receives interest payments from a loan made to the Intrawest Venture Canada. These payments are reflected as distributions received from unconsolidated entities in the Company’s audited consolidated financial statements.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2005 and 2004

4.	Investment in Unconsolidated Entities (Continued):

	Year Ended December 31, 2004
	Wolf Partnership	DMC Partnership	Intrawest Venture US	Intrawest Venture Canada	Total
Revenue	$—	$—	$343,518	$224,954	$568,472
Property operating expenses	—	—	—	(12,556)	(12,556)
Depreciation & amortization expenses	—	—	(174,951)	(105,479)	(280,430)
Interest expense	—	—	(119,800)	(101,079)	(220,879)

Net income (loss)	$—	$—	$48,767	$5,840	$54,607

Loss allocable to other venture partners	$—	$—	$(96,412)	$(74,536)	$(170,948)

Income (loss) allocable to the Company (1)	$—	$—	$145,179	$80,376	$225,555
Amortization of capitalized costs	—	—	(2,062)	(5,027)	(7,089)

Equity in earnings (loss) of unconsolidated entities	$—	$—	$143,117	$75,349	$218,466

Distributions declared to the Company	$—	$—	$145,179	$80,376	$225,555

Distributions received by the Company	$—	$—	$—	$—	$—

FOOTNOTE:

(1)	Income is allocated to the Company on the hypothetical liquidation at book value method of accounting (see Note 2).

	As of December 31, 2005
	Wolf Partnership	DMC Partnership	Intrawest Venture US	Intrawest Venture Canada	Total
Real estate assets, net	$101,485,037	$238,968,816	$78,555,347	$31,572,738	$450,581,938
Intangible assets, net	689,422	11,285,729	2,843,175	1,294,388	16,112,714
Other assets	18,709,826	4,217,192	3,536,103	2,190,921	28,654,042
Mortgages and other notes payable	—	156,388,869	45,581,177	33,922,800	235,892,846
Other liabilities	9,284,298	3,953,029	4,354,594	2,530,690	20,122,611
Partners’ capital (deficit)	111,599,987	94,129,839	34,998,854	(1,395,443)	239,333,237
Difference between carrying amount of investment and the Company’s share of partners’ capital	1,277,001	5,916,100	1,874,825	797,730	9,865,656

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2005 and 2004

4.	Investment in Unconsolidated Entities (Continued):

	As of December 31, 2004
	Wolf Partnership	DMC Partnership	Intrawest Venture US	Intrawest Venture Canada	Total
Real estate assets, net	$—	$—	$81,935,909	$31,879,492	$113,815,401
Intangible assets, net	—	—	3,679,556	1,014,667	4,694,223
Other assets	—	—	463,959	2,077,436	2,541,395
Mortgages and other notes payable	—	—	45,000,000	33,185,980	78,185,980
Other liabilities			3,350,807	1,495,154	4,845,961
Partners’ capital	—	—	37,728,617	290,461	38,019,078
Difference between carrying amount of investment and the Company’s share of partners’ capital	—	—	953,057	848,180	1,801,237

5.	Public Offering:

Beginning on April 16, 2004, the Company offered for sale up to $2.0 billion in shares of common stock (200 million shares of common stock at $10.00 per share) (the “offering”), pursuant to a registration statement on Form S-11 under the Securities Act of 1933. On June 23, 2004, the Company received aggregate subscription proceeds in excess of the minimum offering amount of $2,500,000 and funds were released from escrow. As of December 31, 2005, the Company received aggregate offering proceeds totaling $377.9 million (37,864,842 shares) from 12,847 investors in connection with this offering. The shares sold and the gross offering proceeds received from such sales do not include the 20,000 shares purchased by the advisor for $200,000 preceding the commencement of the initial offering or the $1.2 million (117,708 restricted common shares) issued in December 2004 to CNL Financial Group, Inc., a company affiliated with our advisor and wholly owned indirectly by our chairman of the board and his wife. As of December 31, 2005, the Company had also redeemed 24,193 shares at $9.50 per share for a total of $229,834. These shares are considered to be retired and will not be reissued. During the period from January 1, 2006 through March 1, 2006, the Company sold an additional 8,569,125 shares for approximately $85.7 million.

The offering provides for five million shares of common stock initially designated for purchase through a distribution reinvestment plan pursuant to which stockholders may elect to have the full amount of their cash distributions from the Company reinvested in additional shares of common stock at $9.50 per share. As of December 31, 2005 and 2004, the Company had received subscriptions of approximately $5.3 million (562,429 shares) and $569,535 (59,951 shares), respectively through the reinvestment plan.

In anticipation of the end of the Company’s initial stock offering on September 29, 2005, the Company filed a new registration statement on Form S-11 under the Securities Act of 1933, as amended (the “CIP 2 Offering”). It is anticipated that this Offering will become effective around the time that the initial stock offering expires in April 2006, or shortly thereafter. It is anticipated that the CIP 2 Offering will be for the sale of up to $2.0 billion in shares of common stock (200 million shares of common stock at $10.00 per share). There can be no assurance that the CIP 2 Offering will become effective.

6.	Deferred Offering and Stock Issuance Costs:

The Company has and will continue to incur costs in connection with the offering and issuance of shares, including filing fees, legal, accounting, printing, selling commissions, marketing support fees, due diligence expense reimbursements and escrow fees, which are deducted from the gross proceeds of the offering. As of December 31, 2005 and 2004, the total offering and stock issuance costs incurred to date were approximately $49.0 million and $11.2 million, respectively.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2005 and 2004

6.	Deferred Offering and Stock Issuance Costs (Continued):

Under the terms of the offering, certain affiliates are entitled to receive selling commissions of up to 6.5% of gross offering proceeds on all shares sold, a marketing support fee of up to 2.5% of gross offering proceeds, and reimbursement of actual expenses incurred up to 0.10% in connection with due diligence of the offering (see Note 9). In accordance with the Company’s amended and restated articles of incorporation, the total amount of selling commissions, marketing support fees, due diligence expense reimbursements, and organizational and offering expenses to be paid by the Company may not exceed 13% of the aggregate offering proceeds. As of December 31, 2005, there were no offering costs in excess of the 13% limitation that had been billed to the Company. As of December 31, 2004, offering costs totaling $5.4 million in excess of the 13% had been billed to the Company and are reflected on the accompanying consolidated balance sheet as Deferred Offering Costs. The remaining stock issuance costs of $49.0 million and $11.2 million were deducted from the offering proceeds and charged to capital in excess of par value as of December 31, 2005 and 2004, respectively.

7.	Mortgage Loan Receivable:

On September 29, 2005, the Company made a $3.0 million loan to a subsidiary of Consolidated Conversions, LLC, which was used toward the purchase of the 295-room Holiday Inn Main Gate West for conversion to a condominium hotel. The property is located in Kissimmee, Florida, which is west of Walt Disney World. The loan earns interest at a rate of 15% per year and requires monthly interest payments based on an annual percentage rate of 8.5% with the remaining 6.5% becoming due and payable upon the loan’s maturity or earlier upon the sale of the condominium hotel units. The loan matures in April 2007 and may be extended by the borrower for up to three additional six-month periods. The loan is collateralized by a first mortgage on ten vacant acres of land adjacent to the hotel and a second priority mortgage on the remainder of the property which includes the hotel. Completion of the condominium conversion and related improvements is guaranteed by the principals of Consolidated Conversions, LLC. The loan may be prepaid at anytime, but in no event will the Company receive less than a 15% return for at least one year.

8.	Line of Credit:

On May 20, 2005 the Company closed on a $5.0 million revolving line of credit with Branch Banking and Trust. The line is used primarily for working capital needs, distributions to stockholders and bridge financing on real estate investments. The line of credit is unsecured, bears interest at the 30-day LIBOR plus 2.25% (which was approximately 6.64% as of December 31, 2005) and has a term of two years. As of December 31, 2005, borrowings outstanding under the line of credit were approximately $4.5 million. The loan agreement contains certain affirmative, negative and financial covenants including quarterly and annual financial reporting requirements, minimum net worth, and limitations on the incurrence of additional debt. The Company was in compliance with these covenants at December 31, 2005.

9.	Related Party Arrangements:

Certain directors and officers of the Company hold similar positions with CNL Income Corp., a stockholder and the advisor (the “advisor”) of the Company, and with the managing dealer of the Company’s public offering, CNL Securities Corp. The Company’s chairman of the board indirectly owns a controlling interest in the parent company of the advisor. In accordance with an advisory agreement and other agreements between the Company and its affiliates, these affiliates receive fees and compensation in connection with the offering and the acquisition, management and sale of the Company’s assets. CNL Securities Corp., the managing dealer of the Company’s public offering, receives selling commissions of up to 6.5% of gross offering proceeds on all shares sold, a marketing support fee of up to 2.5% of gross offering proceeds, and reimbursement of actual expenses incurred up to 0.10% of proceeds in connection with due diligence of the offering.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2005 and 2004

9.	Related Party Arrangements (Continued):

For the years ended December 31, 2005 and 2004, the Company incurred the following fees:

	Year Ended December 31,
	2005	2004
Selling commissions	$18,491,791	$5,396,516
Marketing support fee & due diligence expense reimbursements	7,123,976	2,075,972

Total	$25,615,767	$7,472,488

For the years ended December 31, 2005 and 2004, the advisor earned fees and incurred reimbursable expenses as follows:

	Year Ended December 31,
	2005	2004
Acquisition fees (1):
Acquisition fees from offering proceeds	$8,749,463	$2,610,382
Acquisition fees from debt proceeds	4,908,899	534,494

Total	13,658,362	3,144,876

Asset management fees (2):	2,558,973	—

Reimbursable expenses (3):
Offering costs	11,864,101	7,845,258
Organizational costs	—	21,351
Acquisition costs	2,055,532	1,509,808
Operating expenses	1,345,151	581,348

Total	15,264,784	9,957,765

Total fees earned and reimbursable expenses	$31,482,119	$13,102,641

FOOTNOTES:

(1)	Acquisition fees for services in the selection, purchase, development or construction of real property, generally equal to 3.0% of gross offering proceeds, and 3.0% of loan proceeds for services in connection with the incurrence of debt. As of December 31, 2005 and 2004, the Company had acquisition fees paid in connection with the sale of its common stock of approximately $9.5 million and $1.3 million, respectively. These amounts will be allocated to the cost of properties acquired and loans made in the future. The debt acquisition fees for the year ended December 31, 2005 was incurred in connection with the Company’s investment in the DMC Partnership with DMC and the partnership’s assumption of loans receivable upon acquisition of the DMC Property and IFGC and the refinancing of mortgage debt secured by the Resort Village Properties in its partnership with Intrawest.

(2)	Asset management fees of 0.08334% per month of the Company’s “real estate asset value,” as defined in the Company’s prospectus dated April 18, 2005, and the outstanding principal amount of any mortgage loan as of the end of the preceding month.

(3)	The advisor and its affiliates are entitled to reimbursement of certain expenses incurred on behalf of the Company in connection with the Company’s organization, offering, acquisitions, and operating activities. Pursuant to the advisory agreement, the Company will not reimburse the advisor any amount by which total operating expenses paid or incurred by the Company exceed the greater of 2% of average invested assets or 25% of net income (the “Expense Cap”) in any expense year, as defined in the advisory agreement. The first applicable expense year and measurement period was the twelve months ended June 30, 2005, for which the Company’s operating expenses exceeded the Expense Cap by $398,071. In accordance with the advisory agreement, such amount was not reimbursed to the advisor and was recorded as a reduction in general and administrative expenses and the amounts due to affiliates. For the Expense Year ended December 31, 2005, operating expenses did not exceed the Expense Cap.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2005 and 2004

9.	Related Party Arrangements (Continued):

Amounts due to affiliates for fees and expenses described above are as follows:

	Year Ended December 31,
	2005	2004
Due to the advisor and its affiliates:
Offering expenses	$3,136,789	$6,960,292
Asset management fees	300,489	—
Operating expenses	734,970	1,207,252
Acquisition fees and expenses	1,318,983	1,893,200

Total	$5,491,231	$10,060,744

Due to CNL Securities Corp:
Selling commissions	$1,131,002	$320,767
Marketing support fees and due diligence expense reimbursements	435,000	123,373
Offering costs	—	(90,050)

Total	$1,566,002	$354,090

Total due to affiliates	$7,057,233	$10,414,834

10.	Prepaid Expense and Other Assets:

Prepaid expense and other assets primarily consists of acquisition fees and miscellaneous acquisition costs that have been incurred and capitalized as of December 31, 2005 and will be allocated to future properties and other permitted investments that may be acquired.

11.	Redemption of Shares:

During the year ended December 31, 2005, the Company redeemed 24,193 shares of common stock at $9.50 per share for a total of $229,834. The redemption price per share is the lesser of the price at which the shares were initially sold by the Company or a fixed redemption price of $9.50 per share and the shares are considered retired.

12.	Distributions:

In order to qualify as a REIT for federal income tax purposes, the Company must, among other things, make distributions each taxable year equal to at least 90% of its real estate investment trust taxable income. The Company intends to make regular distributions, and the board of directors currently intends to declare distributions on a monthly basis using the first day of the month as the record date. As of December 31, 2005 and 2004, the Company declared and paid distributions of approximately $10.1 million ($0.5354 per share) and $1.2 million ($0.2593 per share), respectively.

For the years ended December 31, 2005 and 2004, approximately 51.9% and 24.0% of the distributions paid to the stockholders were considered ordinary income and approximately 48.1% and 76.0% were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders are required to be or have been treated as a return of capital for purposes of calculating the stockholders’ return on their invested capital.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2005 and 2004

13.	Stockholders’ Equity:

At December 31, 2003, the Company was authorized to issue a total of 100,000 shares of common stock. On March 11, 2004, the Company amended its articles of incorporation to authorize the issuance of 1.32 billion shares of capital stock, consisting of one billion shares of common stock, $0.01 par value per share, 200 million shares of preferred stock, and 120 million shares of excess stock (“Excess Shares”), $0.01 par value per share. Of the 120 million Excess Shares, 100 million are issuable in exchange for common stock and 20 million are issuable in exchange for preferred stock.

Shares owned by the advisor, the directors, or any of their affiliates are subject to certain voting restrictions. Neither the advisor, nor the directors, nor any of their affiliates may vote or consent on matters submitted to the stockholders regarding the removal of the advisor, directors, or any of their affiliates or any transactions between the Company and any of them.

14.	Commitments & Contingencies:

On December 22, 2005, the Company entered into an agreement with a subsidiary of Boyne to acquire the Cypress Mountain ski area located approximately 20 minutes north of Vancouver, British Columbia for approximately $27.5 million. It is anticipated that the Cypress Mountain ski area will also be leased to a subsidiary of Boyne on a long-term, triple-net basis. In December 31, 2005, the Company made a $1.0 million deposit in connection with this acquisition. The Company expects that the acquisition of the Cypress Mountain ski area will be completed during the second quarter of 2006. The pending Cypress Mountain acquisition is subject to the fulfillment of certain conditions which include settlement and execution of definitive documents, completion of customary closing conditions and certain special conditions including Provincial approval of the transfer of the underlying land permit to the Company. There can be no assurance that any or all of these conditions will be satisfied or, if satisfied, that the property will ultimately be acquired.

On October 12, 2005, the Company, through the DMC Partnership with DMC entered into a memorandum of understanding and a development agreement to develop an approximately 500,000 square foot lighting center expansion (160,000 leasable square feet) at the Trade Mart (the “Trade Mart Expansion”) at the DMC Property. The total estimated construction costs are expected to be approximately $21.3 million. The Company’s total contribution to the DMC Partnership for the Trade Mart Expansion is estimated to be approximately $17.0 million and will be made in accordance with the current partnership structure. On October 14, 2005, the Company contributed $3.5 million and DMC contributed $0.9 million to fund the initial costs of the Trade Mart Expansion and in January 2006, the Company funded an additional $5.8 million and DMC funded an additional $1.5 million. The remaining costs will be funded over the remainder of the development period. The Trade Mart Expansion is expected to be completed in early 2007 and will be leased to an affiliate of DMC.

In connection with the purchase of the resort village property located at Copper Mountain, Colorado, the Intrawest Partnership agreed to pay additional future purchase consideration contingent upon the Copper Mountain property achieving certain levels of financial performance, as specified in the purchase and sale agreement. The amount of the contingent purchase price will be determined as of December 31, 2008, and in no event, will the amount exceed $3.75 million. The Company has guaranteed the payment of the contingent purchase price to Intrawest on behalf of the Intrawest Partnership.

In connection with the purchase of the Wolf Dells Property and the Wolf Sandusky Property, Great Wolf may receive additional contingent purchase price of up to $3.0 million per waterpark resort if those properties achieve certain financial performance goals during 2007 and 2008. The amount of contingent purchase price will be determined during those years, and in no event will the amount exceed a total of $6.0 million for both properties.

From time to time the Company may be exposed to litigation arising from operations of its business in the ordinary course of business. Management is not aware of any such litigation that it believes will have a material adverse impact on the Company’s financial condition or results of operations.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2005 and 2004

15.	Selected Quarterly Financial Data (Unaudited):

The following table presents selected unaudited quarterly financial data for the year and period ended December 31, 2005 and 2004:

2005 Quarter	First	Second	Third	Fourth	Year
Total revenue	$—	$—	$—	$226,666	$226,666
Operating loss	(847,746)	(1,097,964)	(1,611,477)	(1,426,583)	(4,983,770)
Equity in earnings of unconsolidated entities	1,652,997	2,829,101	2,979,572	2,828,171	10,289,841
Net income	992,168	1,876,773	1,791,991	1,922,499	6,583,431
Weighted average number of shares outstanding (basic and diluted)	10,775,650	15,913,099	21,031,765	30,406,407	19,795,649
Earnings per share	0.09	0.12	0.09	0.06	0.33

2004 Quarter	First (1)	Second (1)	Third (1)	Fourth (1)	Year
Total revenue	$—	$—	$—	$—	$—
Operating loss	—	(216,864)	(708,602)	(355,004)	(1,280,470)
Equity in earnings of unconsolidated entities	—	—	—	218,466	218,466
Net income (loss)	—	(215,471)	(619,651)	151,859	(683,263)
Weighted average number of shares outstanding (basic and diluted)	—	465,537	2,134,059	4,284,816	4,075,979
Earning (loss) per share	—	(0.46)	(0.29)	0.35	(0.17)

FOOTNOTE:

(1)	Operations commenced on June 23, 2004 when the Company received minimum offering proceeds of $2.5 million and funds were released from escrow.

16.	Subsequent Events:

The Company’s board of directors declared distributions of $0.0458 per share to stockholders of record at the close of business on January 1, 2006, February 1, 2006 and March 1, 2006 to be paid by March 31, 2006.

In February 2006, the Company has redeemed an additional 26,471 shares for an average price of approximately $9.46 per share totaling $250,330.

On February 28, 2006, we made a $16.8 million loan to Plaza Partners, LLC, which was used to purchase the 399-room Orlando Grand Plaza Hotel & Suite for conversion to a condominium hotel. This is the Company’s second loan for a condominium conversion to the two principals of Plaza Partners, LLC. The first loan was a $3 million loan in September 2005 to another company controlled by the same principals. The property securing the $16.8 million loan is located in Orlando, Florida, on International Drive, within eight miles of Walt Disney World. The loan earns interest at a rate of 15.0% per year and requires interest payments based on an annual percentage rate of 8.75% paid monthly with the remaining 6.25% becoming due and payable upon the loan’s maturity or earlier upon prepayment of the loan or the sale of the condominium hotel units. The term of the loan is 12 months and may be extended by the borrower for up to two additional six-month periods. The loan is collateralized by a first mortgage on the property. The principal amount of the loan plus the estimated hard cost to complete the planned renovations of the property as reduced by all hard costs are guaranteed by the principals of Plaza Partners, LLC and another entity in which they own interests. The loan may be prepaid at any time, but in no event will we receive less than a 15.0% return. The loan can be accelerated upon failure of the borrower to meet certain specified conversion thresholds or upon default by the principals under loans relating to two other similar projects of the principals, as well as upon the occurrence of other customary events.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2005 and 2004

16.	Subsequent Events (Continued):

On March 1, 2006, the Wolf Partnership closed on the previously announced $63.0 million mortgage financing of two properties owned in a joint venture with Great Wolf Resorts, Inc. According to terms of the joint venture, the Company will receive approximately 70.0% of the loan proceeds, or approximately $44.0 million in cash. The Company anticipate using the loan proceeds to make additional acquisitions or loans and for working capital purposes. In October 2005, the Company entered into the Wolf Partnership to jointly own, operate, market and lease the waterpark resort and hotel properties known as “Great Wolf Lodge-Wisconsin Dells” in Wisconsin Dells, Wisconsin and “Great Wolf Lodge-Sandusky” in Sandusky, Ohio. The loan to the Wolf Partnership carries a fixed-rate of 6.08% and is secured by the 309-suite Great Wolf Lodge-Wisconsin Dells, Wisconsin and the 271-suite Great Wolf Lodge-Sandusky and a guaranty of nonrecourse obligations by the joint venture partners. The term of the loan is seven years. The loan is “interest only” for the first three years with principal and interest payments thereafter based on a 30-year amortization. The loan was originated by Citigroup through NSPL, Inc., a loan funding affiliate.

INDEX TO OTHER FINANCIAL STATEMENTS

The following financial information is filed as part of the Prospectus as a result of the Company’s completed acquisition of Gatlinburg Skylift, LLC. For information regarding this investment and the leases into which the Company has entered, see the “Business - Property Acquisitions”.

Page
Gatlinburg Skylift, LLC

Unaudited Financial Statements as of September 30, 2005 and for the Nine Months Ended September 30, 2005 and 2004

Unaudited Balance Sheets	F - 31

Unaudited Statements of Operations	F - 32

Unaudited Statements of Cash Flows	F - 33

Notes to Unaudited Financial Statements	F - 34

Balance Sheets as of December 31, 2004 and 2003 and the related Statement of Operations, Parent’s Investment Account, and Cash Flows for the years ended December 31, 2004, 2003, and 2002

Independent Auditor’s Report	F - 35

Balance Sheets	F - 36

Statements of Operations	F - 37

Statement of Parent’s Investment Account	F - 38

Statements of Cash Flows	F - 39

Notes to Financial Statements	F - 40

The following financial information is filed as part of the Prospectus as a result of the Company acquiring an interest in two waterpark resorts: Great Wolf Lodge in Wisconsin Dells, Wisconsin and Great Wolf Lodge in Sandusky, Ohio. For information regarding this investment and the leases into which the Company has entered, see the “Business - Property Acquisitions” section of the Prospectus.

Great Bear Lodge of Wisconsin Dells, LLC and Great Bear Lodge of Sandusky, LLC

Unaudited Combined Financial Statements as of September 30, 2005 and for the Nine Months Ended September 30, 2005 and 2004

Unaudited Combined Balance Sheet	F - 47

Unaudited Combined Statement of Operations	F - 48

Unaudited Combined Statement of Cash Flows	F - 49

Notes to Unaudited Combined Financial Statements	F - 50

Combined Financial Statements as of December 20, 2004 and December 31, 2003 and 2002 and for the period ended December 20, 2004 and the years ended December 31, 2003 and 2002

Independent Auditor’s Report	F - 51

Combined Balance Sheet	F - 52

Combined Statement of Operations	F - 53

The following financial information is filed as part of the Prospectus as a result of the Company acquiring an interest in real estate and related leasehold assets at the Dallas Market Center. For information regarding this investment and the leases into which the Company has entered, see the “Business - Property Acquisitions” section of the Prospectus.

DMC Properties:

Combined Statement of Revenues and Certain Expenses for the quarter ended April 30, 2005 (unaudited)	F - 67

Unaudited Notes to Combined Statement of Revenues and Certain Expenses	F - 68

Report of Independent Auditors	F - 69

Combined Statement of Revenues and Certain Expenses for the year ended January 31, 2005	F - 70

Notes to Combined Statement of Revenue and Certain Expenses	F - 71

The following financial information is filed as part of the Prospectus as a result of the Company acquiring an interest in seven resort village properties. For information regarding this investment and the leases into which the Company has entered, see the “Business - Property Acquisitions” section of the Prospectus.

Intrawest Portfolio Commercial Properties:

Report of Independent Registered Public Accounting Firm	F - 75

Combined Statements of Revenue and Certain Expenses for the year ended June 30, 2004	F - 76

Notes to Combined Statement of Revenues and Certain Expenses	F - 77

CNL Income Properties is required to file the following separate audited financial statements of its unconsolidated subsidiaries, which are filed as part of the Prospectus:

CNL Village Retail Partnership, LP and Subsidiaries

Report of Independent Registered Certified Public Accounting Firm	F - 83

Consolidated Balance Sheets at December 31, 2005 and 2004	F - 84

Consolidated Statements of Operations for the year ended December 31, 2005 and for the period from October 1, 2004 (date of inception) to December 31, 2004	F - 85

Consolidated Statements of Changes in Partners’ Capital for the year ended December 31, 2005 and for the period from October 1, 2004 (date of inception) to December 31, 2004	F - 86

Consolidated Statements of Cash Flows for the year ended December 31, 2005 and for the period from October 1, 2004 (date of inception) to December 31, 2004	F - 87

Notes to Consolidated Financial Statements for the year ended December 31, 2005 and for the period from October 1, 2004 (date of inception) to December 31, 2004	F - 89

CNL Dallas Market Center, LP and Subsidiaries

Report of Independent Registered Certified Public Accounting Firm	F - 96

Consolidated Balance Sheet at December 31, 2005	F - 97

Consolidated Statement of Operations for the period from February 14, 2005 (date of inception) to December 31, 2005	F - 98

Consolidated Statement of Changes in Partners’ Capital for the period from February 14, 2005 (date of inception) to December 31, 2005	F - 99

Consolidated Statement of Cash Flows for the period from February 14, 2005 (date of inception) to December 31, 2005	F - 100

Note to Consolidated Financial Statements for the period from February 14, 2005 (date of inception) to December 31, 2005	F - 101

CNL Income GW Partnership, LLLP and Subsidiaries

Report of Independent Registered Certified Public Accounting Firm	F - 109

Consolidated Balance Sheet at December 31, 2005	F - 110

Consolidated Statement of Operations for the period from October 11, 2005 (inception) through December 31, 2005	F - 111

Consolidated Statement of Partners’ Capital for the period from October 11, 2005 (inception) through December 31, 2005	F - 112

Consolidated Statement of Cash Flows for the period from October 11, 2005 (inception) through December 31, 2005	F - 113

Notes to Consolidated Financial Statements	F - 115

GATLINBURG SKYLIFT, LLC

UNAUDITED BALANCE SHEETS

	September 30, 2005	December 31, 2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$51,107	$137,804
Other	2,017	—

	53,124	137,804
RESORT FACILITIES AND EQUIPMENT, net	128,237	131,772
LOAN FEES, net	—	60,155

Total assets	$181,361	$329,731

LIABILITIES AND PARENT’S INVESTMENT ACCOUNT
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$135,358	$209,966
Current portion of senior debt	—	1,899,996

Total current liabilities	135,358	2,109,962
SENIOR DEBT, net of current portion	—	6,966,672
PARENT’S INVESTMENT ACCOUNT	46,003	(8,746,903)

	$181,361	$329,731

See accompanying notes to unaudited financial statements.

GATLINBURG SKYLIFT, LLC

UNAUDITED STATEMENTS OF OPERATIONS

	Nine Months Ended September 30,
	2005	2004
REVENUES	$3,579,766	$3,532,863

OPERATING EXPENSE
Resort operating expenses	1,150,756	1,151,737
Sales and marketing	10,245	20,279
Depreciation and amortization	66,414	42,651

Total operating expenses	1,227,415	1,214,667

OTHER EXPENSE
Interest	(461,988)	(225,365)

NET INCOME	$1,890,363	$2,092,831

See accompanying notes to unaudited financial statements.

GATLINBURG SKYLIFT, LLC

UNAUDITED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2005	2004
CASH FLOW FROM OPERATING ACTIVITIES
Net income	$1,890,363	$2,092,831
Adjustment to reconcile net income to net cash flows from operating activities
Depreciation and amortization	66,414	42,651
Change in operating assets and liabilities:
Other current assets	(2,017)	(299)
Accounts payable and accrued liabilities	(74,608)	130,047

	1,880,152	2,265,230

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of facilities and equipment	(2,724)	(15,805)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on senior debt	(8,866,668)	(940,646)
Borrowings on senior debt	—	2,752,552
Loan fees	—	(25,500)
Investment from (disbursements to) Parent, net	6,902,543	(4,069,280)

	(1,964,125)	(2,282,874)

CHANGE IN CASH AND CASH EQUIVALENTS	(86,697)	(33,449)
CASH AND CASH EQUIVALENTS
Beginning of year	137,804	92,855

End of year	$51,107	$59,406

SUPPLEMENTAL INFORMATION
Cash paid during the year for interest	$461,988	$225,365

See accompanying notes to unaudited financial statements.

GATLINBURG SKYLIFT, LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2005

1. General

The statements presented herein have been prepared in conformity with accounting principles generally accepted in the United States of America and should be read in conjunction with the audited balance sheets as of December 31, 2004 and 2003, and the related statements of income, stockholder’s equity and accumulated other comprehensive income (loss), and cash flows for the years ended December 31, 2004, 2003 and 2002. In the opinion of management, all adjustments that are deemed necessary have been made in order to fairly present the unaudited interim financial statements for the period and accounting policies have been consistently applied.

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Shareholders

Gatlinburg Skylift, LLC

We have audited the accompanying balance sheets of Gatlinburg Skylift, LLC (the Company), as of December 31, 2004 and 2003, and the related statements of operations, Parent’s investment account, and cash flows for the years ended December 31, 2004, 2003 and 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gatlinburg Skylift, LLC as of December 31, 2004 and 2003, and the results of its operations and cash flows for the years ended December 31, 2004, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ Moss Adams LLP
Moss Adams LLP Seattle, Washington November 18, 2005

GATLINBURG SKYLIFT, LLC

BALANCE SHEETS

DECEMBER 31, 2004 AND 2003

	2004	2003
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$137,804	$92,855
RESORT FACILITIES AND EQUIPMENT, net	131,772	124,374
LOAN FEES, net	60,155	84,013

Total assets	$329,731	$301,242

LIABILITIES AND PARENT’S INVESTMENT ACCOUNT
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$209,966	$101,919
Current portion of senior debt	1,899,996	1,173,469

Total current liabilities	2,109,962	1,275,388
SENIOR DEBT, net of current portion	6,966,672	6,356,292
PARENT’S INVESTMENT ACCOUNT	(8,746,903)	(7,330,438)

	$329,731	$301,242

See independent auditor’s report and accompanying notes.

GATLINBURG SKYLIFT, LLC

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

	2004	2003	2002
REVENUES	$4,697,466	$4,477,830	$4,236,834
OPERATING EXPENSE
Resort operating expenses	1,616,297	1,495,584	1,397,426
Sales and marketing	7,716	10,581	2,697
Depreciation and amortization	58,130	52,523	79,088

Total operating expenses	1,682,143	1,558,688	1,479,211

OTHER EXPENSE
Interest	(335,804)	(277,372)	(79,168)

NET INCOME	$2,679,519	$2,641,770	$2,678,455

See independent auditor’s report and accompanying notes.

GATLINBURG SKYLIFT, LLC

STATEMENT OF PARENT’S INVESTMENT ACCOUNT

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

BALANCE, December 31, 2001	$194,820
Net Income	2,678,455
Disbursements to Parent, net	(9,830,953)

BALANCE, December 31, 2002	(6,957,678)
Net Income	2,641,770
Disbursements to Parent, net	(3,014,530)

BALANCE, December 31, 2003	(7,330,438)
Net Income	2,679,519
Disbursements to Parent, net	(4,095,984)

BALANCE, December 31, 2004	$(8,746,903)

See independent auditor’s report and accompanying notes.

GATLINBURG SKYLIFT, LLC

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

	2004	2003	2002
CASH FLOW FROM OPERATING ACTIVITIES
Net income	$2,679,519	$2,641,770	$2,678,455
Adjustment to reconcile net income to net cash flows from operating activities
Depreciation and amortization	58,130	52,523	79,088
Change in operating assets and liabilities:
Accounts payable and accrued liabilities	108,047	58,850	(3,077)

	2,845,696	2,753,143	2,754,466

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of facilities and equipment	(15,842)	(14,742)	(594)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on senior debt	(1,415,645)	(1,228,749)	(267,858)
Borrowings on senior debt	2,752,552	1,526,367	7,500,000
Loan fees	(25,828)	(24,561)	(175,972)
Investment from (disbursements to) Parent, net	(4,095,984)	(3,014,530)	(9,830,953)

	(2,784,905)	(2,741,473)	(2,774,783)

CHANGE IN CASH AND CASH EQUIVALENTS	44,949	(3,072)	(20,911)
CASH AND CASH EQUIVALENTS
Beginning of year	92,855	95,927	116,838

End of year	$137,804	$92,855	$95,927

SUPPLEMENTAL INFORMATION
Cash paid during the year for interest	$336,316	$274,700	$79,168

See independent auditor’s report and accompanying notes.

GATLINBURG SKYLIFT, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004, 2003 AND 2002

Note 1 - Organization of Business

Gatlinburg Skylift, LLC (“Gatlinburg” or the “Company”) is an organization operating in the resort and recreation industry. Gatlinburg owns and operates a year-round sightseeing chairlift in Gatlinburg, Tennessee and its operations consist primarily of ticket sales and concessions operations. Gatlinburg is a limited liability corporation for federal income tax purposes and its year end is December 31. Gatlinburg was formed as a Michigan Limited Liability Company on January 1, 2001 and certain assets, liabilities and operations relating to the Gatlinburg operations which were previously included as a division of Boyne USA were transferred to the newly formed subsidiary. The limited liability corporation was established with an indefinite life.

Gatlinburg Skylift, LLC is a wholly owned subsidiary of Boyne USA, Inc., (“Boyne USA” or the “Parent”) and effectively continues to operate as a division for internal and external financial reporting purposes. Boyne USA, through is wholly owned subsidiaries, is a multi-dimensional organization operating in the resort and recreation industry. Boyne USA owns and operates seasonal and year-round facilities consisting of ski, golf, lodging, restaurant, retail and other property management.

The accompanying carve-out financial statements of Gatlinburg have been prepared on a historical cost basis, including such basis from the books and records of the Parent, on the basis of established accounting methods, practices, procedures and policies and the accounting judgments and estimation methodologies utilized by the Parent. These financial statements may not necessarily be indicative of the financial position, results of operations or cash flows that would have resulted if Gatlinburg had been operated as a stand alone entity. Management believes the allocation estimates and judgments made in preparing these financial statements were reasonable.

Generally, in order to reflect all of the Gatlinburg’s costs of operations and related assets and liabilities, the financial statements would reflect the pushdown of items such as assets, liabilities, expenses and costs associated with the related operations of Gatlinburg which are carried on the books of the Parent. For purposes of these financial statements, management has determined that no such allocations are necessary and all appropriate assets, liabilities, expenses and costs are properly reflected on the books and records of Gatlinburg for the periods presented. Specifically, there has been no allocation of corporate general and administrative expenses as management does not believe the operations of Gatlinburg in comparison to the Parent and its wholly owned subsidiaries should result in such allocation for the years presented. It is possible that such allocations would be made in prior years and it is possible that in the event Gatlinburg was operated as a stand alone entity certain incremental costs would be incurred.

GATLINBURG SKYLIFT, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004, 2003 AND 2002

Note 1 - Organization of Business (Continued)

Because Gatlinburg was operated as a division of the Parent prior to January 1, 2001 and was not a distinct legal entity, there is no customary equity or capital accounts. In addition, because no allocations were recorded in prior years, a retained earnings amount is not determinable.

Note 2 - Significant Accounting Policies

Seasonality - A significant portion of Gatlinburg’s operations are seasonal in nature and, as is typical in the resort and recreation industry, results of operations can be significantly influenced by weather and general economic conditions. Abnormally cool weather or extended winter conditions can materially affect revenues and impact gross margins.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash and Cash Equivalents - The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

Resort Facilities and Equipment - Resort facilities and equipment are stated at cost. Renewals and refurbishments which extend asset useful lives are capitalized while normal repair and maintenance expenditures are charged to expense as incurred.

Depreciation - Depreciation is computed using the straight-line method over the estimated useful lives of the related assets (40 years for buildings and improvements, 12 to 40 years for machinery and equipment, 7 to 10 years for furniture and fixtures). Leasehold improvements are depreciated or amortized over the shorter of the estimated useful lives of the related assets or the lease term.

GATLINBURG SKYLIFT, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004, 2003 AND 2002

Note 2 - Significant Accounting Policies (Continued)

Impairment of Long-Lived Assets - The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value based on the present value of estimated expected future cash flows. No such impairments have been determined to be present.

Loan Fees - Loan fees are amortized over the life of the respective loan agreements, net of accumulated amortization.

Parent’s Investment Account - Since the operations of Gatlinburg was included as a division of the Parent prior to January 1, 2001, and was not a distinct legal entity, there are no customary equity and capital accounts included in these carve-out financial statements. Instead, the Parent company investment account is maintained to account for all inter-unit transactions as described in Note 1. The Parent company investment is comprised of accumulated net income, allocations from the Parent, advances of loan proceeds to the Parent and cash distributions made to the Parent.

Revenue Recognition - Revenues are primarily derived from scenic lift ticket sales which are recognized when the related resort services are utilized, generally at the point of sale. Other revenues are recognized when earned.

Income Taxes - Gatlinburg Skylift, LLC is a Limited Liability Company. Entities treated as Limited Liability Companies (LLC’s) pass their taxable income and losses and tax credits, if any, directly to the members for inclusion in the respective tax returns. Because the Parent is a Sub-S Corporation, and therefore also not subject to federal income taxes as its taxable income and losses are also passed directly to its shareholders, no provision for income taxes is provided herein, nor has any been allocated in the periods presented.

Advertising Expenses - The costs of advertising and promotion are expensed as incurred. The Company incurred approximately $7,716, $10,581 and $2,697 in advertising costs during 2004, 2003 and 2002, respectively.

GATLINBURG SKYLIFT, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004, 2003 AND 2002

Note 2 - Significant Accounting Policies (Continued)

Recent Accounting Pronouncements-In December 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 Revised, “Consolidation of Variable Interest Entities-an Interpretation of ARB No. 51” (“FIN 46R”), which provided, among other things, immediate deferral of the application of FIN 46 for entities that did not originally qualify as special purpose entities, and provided additional scope exceptions for joint ventures with business operations and franchises. The Company’s adoption of FIN 46R did not have an impact on its financial statements.

In December 2003, the issued Staff Accounting Bulletin No. 104, “Revenue Recognition” (“SAB 104”), rescinded the accounting guidance contained in SAB 101, “Revenue Recognition in Financial Statements,” and incorporated the body of previously issued guidance related to multiple-element revenue arrangements. The Company’s adoption of SAB 104 did not have an impact on its financial statements.

In July 2004, the FASB issued EITF Issue No. 02-14, “Whether an Investor Should Apply the Equity Method of Accounting to Investments Other Than Common Stock” (“EITF 02-14”). EITF 02-14 requires application of the equity method of accounting when an investor is able to exert significant influence over operating and financial policies of an investee through ownership of common stock or in-substance common stock. EITF 02-14 is effective for reporting periods beginning after September 15, 2004. The adoption of EITF 02-14 will not have a significant impact on the Company’s financial position or results of operations.

Note 3 - Resort Facilities and Equipment

	2004	2003
Buildings and improvements	$97,347	$94,372
Machinery and equipment	192,412	180,941
Furniture and fixtures	21,024	19,627

	310,783	294,940
Less accumulated depreciation	179,011	170,566

	$131,772	$124,374

GATLINBURG SKYLIFT, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004, 2003 AND 2002

Note 4 - Loan Fees

In connection with its senior debt agreement the Company was required to pay certain loan fees. The loan fees are being amortized over the life of the loan. Accumulated amortization at December 31, 2004 and 2003 amounts to $104,764 and $55,078, respectively. The Company recognized loan fee amortization expense of $49,686, $45,534, $9,544 in 2004, 2003 and 2002, respectively. Amortization expense expected to be recognized during the years 2005 to 2009 will be approximately $12,000 per year.

Note 5 - Senior Debt

At December 31, 2004 the Company has a note payable to a financial institution amounting to $8,866,668. The note matures on August 20, 2009 and is due in monthly installments amounting to $158,333 of principal, plus interest at an annual rate of 5.25%. The note is secured by all of the Company’s assets and is guaranteed by the shareholders of the Parent. The current portion due as of December 31, 2004 amounts to $1,899,996.

At December 31, 2003 the Company had a note payable amounting to $7,529,761 due to the same financial institution which was amended during August 2004. Under the terms of the August 2004 amendment of the note payable, the principal amount outstanding was increased to $9,500,000, resulting in increased advances of $2,752,552. In addition, the maturity date was extended from April 2008 to August 2009 and the interest rate was changed from a variable rate equal to the prime rate, to the 5.25% fixed rate. The additional proceeds received under the note were advanced to the Company’s Parent.

During 2002 the Company entered into a $7,500,000 note payable with a financial institution. The note was amended during April 2003, which resulted in additional advances of $1,526,367 under the agreement. The additional proceeds received under the note were advanced to the Company’s Parent. This note was subsequently amended during August 2004 as noted above.

Future minimum principal payments due under the note payable are as follows for years ending December 31:

2005	$1,899,996
2006	1,899,996
2007	1,899,996
2008	1,899,996
2009	1,266,684

$8,866,668

GATLINBURG SKYLIFT, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004, 2003 AND 2002

Note 6 - Related Party Transactions

The Company, Boyne USA and related subsidiaries, advance funds and pay expenses on behalf of each other. Additionally, the Company distributes substantially all available cash, including proceeds from senior debt, to its Parent. Such advances and payments are included as components of the Parent’s Investment Account. Certain expenses paid on behalf of the Company by the Parent are offset against disbursements and advances and therefore are included in the Parent’s Investment Account balance.

During the years ended December 31, 2004, 2003 and 2002, the Company made net advances to the Parent of $4,095,984, $3,014,530, and $9,830,953, respectively.

The shareholders of the Parent have guaranteed the note payable, see Note 5.

The Company has certain casualty insurance through a captive insurance company which is a subsidiary of the Parent. During the years ended December 31, 2004, 2003 and 2002, the Company paid insurance premiums which are included in resort operating expenses of $56,993, $38,420 and $48,453, respectively.

Note 7 - Commitments, Contingencies and Other Matters

Operating Lease - The Company operates on land under an operating lease in Gatlinburg, Tennessee. The terms of the lease call for lease payments of 15% of gross sales. Rent expense under this lease for 2004, 2003 and 2002 amounted to approximately $687,202, $671,674 and $635,535, respectively.

State and Local Taxes - From time to time the Company may have certain overdue and delinquent state and local taxes which may subject the Company to increased interest and penalties during future periods or limit the use of such properties.

Litigation - From time to time the Company is involved in legal actions in the normal course of business. Liability insurance is expected to protect the Company from any potential material loss. As a result, management believes that the ultimate resolution of any known or unknown claims will not have a material adverse effect on the financial statements of the Company.

GATLINBURG SKYLIFT, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004, 2003 AND 2002

Note 8 - Subsequent Events

In August of 2005, Boyne USA entered into a non-binding letter of intent with CNL Income Properties, Inc., “CNL,” whereby CNL will acquire the assets and leasehold interests of Gatlinburg Skylift, LLC for approximately $20.0 million. In conjunction with the transaction, Boyne USA will enter into an operating lease for the same assets acquired by CNL for a minimum term of 20-years, subject to certain early buy-out provisions and lease term extensions.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

UNAUDITED COMBINED BALANCE SHEET

(in thousands)

	September 30, 2005	December 20, 2004
Assets
Current Assets
Cash and cash equivalents	$473	$2,155
Due from Class B Member	—	385
Accounts receivable	234	555
Inventories	768	663
Prepaid expenses and other	465	159

Total Current Assets	1,940	3,917

Property and Equipment	76,572	51,956

Other Assets
Replacement reserve funds	—	1,355
Real estate tax escrow	—	205
Goodwill, net	64,516	24,457
Loan fees, net	—	527

Total Other Assets	64,516	26,544

TOTAL ASSETS	$143,028	$82,417

Liabilities And Members’ Equity
Current Liabilities
Current maturities of long-term debt	$—	$75,664
Accounts payable	3,882	1,666
Accounts payable-related party	72,160	173
Accrued interest expense	—	507
Accrued payroll	—	195
Accrued expenses	1,115	1,367
Accrued real estate taxes	1,059	1,335
Gift certificates payable	389	771
Advance deposits	1,088	2,101
Due to Class A Member	—	385

Total Current Liabilities	79,693	84,164
Long-Term Debt	—	37

Total Liabilities	79,693	84,201

Members’ Equity (Deficit)	63,335	(1,784)

TOTAL LIABILITIES & EQUITY	$143,028	$82,417

See accompanying notes to unaudited combined financial statements.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

UNAUDITED COMBINED STATEMENT OF OPERATIONS

(in thousands)

	Nine Months Ended September 30,
	2005	2004
Revenues
Rooms	$20,602	$23,702
Food and beverage	4,812	5,274
Other hotel operations	4,193	3,965

Total Revenues	29,607	32,941

Departmental Expenses
Rooms	3,393	3,342
Food and beverage	3,988	3,902
Other	3,511	3,433

Total Departmental Expenses	10,892	10,677

Operating Expenses
Selling, general and administrative	6,620	4,423
Property operating costs	4,144	3,939
Management fees	—	534
Geographic development fee	—	591
Depreciation and amortization	5,772	5,552
Other	—	634

Total Operating Expense	16,536	15,673

Income From Operations	2,179	6,591

Other Income (Expense)
Interest Income	10	105
Interest Expense	(1)	(3,529)

Total Other Income (Expense)	9	(3,424)

Net Income	$2,188	$3,167

See accompanying notes to unaudited combined financial statements.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

UNAUDITED COMBINED STATEMENT OF CASH FLOWS

(in thousands)

	Nine Months Ended September 30,
	2005	2004
Cash Flows From Operating Activities
Net income (loss)	$2,188	$3,167
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,772	5,552
Changes in operating assets and liabilities:
Receivables, prepaid expenses and other assets	2,094	(381)
Accounts payable, accrued expenses and other liabilities	(9,146)	(1,789)

Net Cash Provided By Operating Activities	908	6,549

Cash Flows From Investing Activities
Capital expenditures for property and equipment	(5,530)	(2,311)
Net withdrawals from real estate tax escrow	—	95
Net deposits from certificates of deposit	—	935
Net deposits from replacement reserve fund	—	623

Net Cash Used In Investing Activities	(5,530)	(658)

Cash Flows From Financing Activities
Principal payments on long-term debt	—	(1,793)
Proceeds (repayment) from note payable - related party	—	(50)
Payment for loan fees	—	(225)
Distributions to members	—	(3,900)

Net Cash Used In Financing Activities	—	(5,968)

Net Decrease In Cash and Cash Equivalents	(4,622)	(77)

Cash And Cash Equivalents - Beginning Of Period	5,095	1,181

Cash And Cash Equivalents - End Of Period	$473	$1,104

See accompanying notes to unaudited combined financial statements.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

1. General

The statements presented herein have been prepared in conformity with accounting principles generally accepted in the United States of America and should be read in conjunction with the audited combined financial statements for the period ended December 20, 2004. In the opinion of management, all adjustments that are deemed necessary have been made in order to fairly present the unaudited combined financial statements for the period and accounting policies have been consistently applied.

Independent Auditors’ Report

Members and Boards of Directors

Great Bear Lodge of Wisconsin Dells, LLC and

Great Bear Lodge of Sandusky, LLC

Madison, Wisconsin

We have audited the accompanying combined balance sheet of Great Bear Lodge of Wisconsin Dells, LLC and Great Bear Lodge of Sandusky, LLC as of December 20, 2004 and December 31, 2003 and 2002, and the related combined statements of operations, members’ equity (deficit) and cash flows for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002. These combined financial statements are the responsibility of the management of Great Bear Lodge of Wisconsin Dells, LLC and Great Bear Lodge of Sandusky, LLC. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Great Bear Lodge of Wisconsin Dells, LLC and Great Bear Lodge of Sandusky, LLC as of December 20, 2004 and December 31, 2003 and 2002, and the results of their combined operations and their cash flows for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

St. Louis, Missouri

May 5, 2005 (except for note 12 which is dated January 20, 2006)

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

COMBINED BALANCE SHEET

	December 20, 2004	December 31,
		2003	2002
Assets
Current Assets
Cash and cash equivalents	$2,155,348	$1,181,318	$1,459,604
Certificates of deposit	—	2,991,810	3,165,434
Due from Class B Member	385,000	385,000	385,000
Accounts receivable (Note 5)	555,285	210,737	232,037
Inventories	662,653	648,159	558,008
Prepaid expenses	158,876	214,885	186,644

Total Current Assets	3,917,162	5,631,909	5,986,727

Property And Equipment (Notes 3 And 4)	51,956,429	57,135,713	61,287,118

Other Assets
Replacement reserve fund (Note 4)	1,354,908	2,386,852	1,053,790
Real estate tax escrow	205,036	186,465	261,900
Goodwill, net	24,456,689	24,456,689	24,456,689
Loan fees, net (Note 11)	527,177	567,297	591,501

Total Other Assets	26,543,810	27,597,303	26,363,880

TOTAL ASSETS	$82,417,401	$90,364,925	$93,637,725

Liabilities And Members’ Equity (Deficit)
Current Liabilities
Current maturities of long-term debt (Notes 4 and 11)	$75,663,531	$2,394,410	$1,711,428
Accounts payable	1,666,765	1,425,915	1,093,871
Accrued expenses	1,367,489	1,302,262	1,183,929
Gift certificates payable	770,984	700,640	738,852
Accrued interest expense	506,777	279,103	276,675
Accrued payroll	195,405	618,864	407,199
Accrued real estate taxes	1,334,639	1,103,938	1,003,640
Accounts payable - related party (Note 5)	173,190	264,986	379,612
Advance deposits	2,100,879	1,796,352	1,649,912
Note payable - related party (Note 5)	—	50,000	—
Due to Class A Member	385,000	385,000	385,000

Total Current Liabilities	84,164,659	10,321,470	8,830,118

Long-Term Debt (Notes 4 And 11)	36,510	75,433,543	76,339,066

Total Liabilities	84,201,169	85,755,013	85,169,184

Members’ Equity (Deficit)	(1,783,768)	4,609,912	8,468,541

TOTAL LIABILITIES & EQUITY	$82,417,401	$90,364,925	$93,637,725

See the accompanying notes to combined financial statements.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

COMBINED STATEMENT OF OPERATIONS

	For the Period Beginning January 1, 2004 And Ended December 20,	For The Years Ended December 31,
	2004	2003	2002
Revenues
Rooms	$27,596,922	$29,172,346	$28,995,017
Food and beverage	6,446,933	6,601,604	6,341,744
Other	4,861,169	4,944,122	5,090,895

Total Revenues	38,905,024	40,718,072	40,427,656

Departmental Expenses
Rooms	4,093,952	4,311,459	4,453,222
Food and beverage	5,380,278	4,925,076	4,861,466
Other	4,028,170	4,083,573	4,181,499

Total Departmental Expenses	13,502,400	13,320,108	13,496,187

Operating Expenses
Administrative and general	5,940,826	5,538,261	4,642,379
Property taxes, insurance and other	5,594,317	4,968,364	4,256,672
Management fees (Note 5)	1,327,834	1,030,268	1,417,918
Geographic development fee (Note 6)	694,519	989,222	432,348
Depreciation and amortization	8,000,986	8,089,757	8,414,284
Other	—	—	49,735

Total Operating Expenses	21,558,482	20,615,872	19,213,336

Income From Operations	3,844,142	6,782,092	7,718,133

Other Income (Expense)
Interest income	32,061	152,037	159,129
Interest expense	(4,549,132)	(4,817,758)	(5,054,850)

Total Other Income (Expense)	(4,517,071)	(4,665,721)	(4,895,721)

Net Income (Loss)	$(672,929)	$2,116,371	$2,822,412

See the accompanying notes to combined financial statements.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

COMBINED STATEMENT OF MEMBERS’ EQUITY (DEFICIT)

For The Period Beginning January 1, 2004 And Ended December 20, 2004

And For The Years Ended December 31, 2003 And 2002

	Great Bear Lodge Of Wisconsin Dells, LLC			Great Bear Lodge Of Sandusky, LLC				Combined
	GLGB Manager II, LLC (30%)	SunAmerica Housing Fund 815, LP (70%)	Total Members’ Equity (Deficit)	GLGB Manager I, LLC (20%)	GLGB Investor I, LLC (30%)	SunAmerica Housing Fund 726, LP (50%)	Total Members’ Equity (Deficit)	Total Members’ Equity (Deficit)
Balance (Deficit) - January 1, 2002	$(2,785,371)	$9,695,840	$6,910,469	$4,038	$3,016,833	$4,513,975	$7,534,846	$14,445,315
Net Income (Loss)	(27,145)	(63,337)	(90,482)	582,579	873,868	1,456,447	2,912,894	2,822,412
Contributions	—	—	—	—	—	814	814	814
Distributions	(440,000)	(2,310,000)	(2,750,000)	(1,989,347)	(1,356,506)	(2,704,147)	(6,050,000)	(8,800,000)

Balance (Deficit) - December 31, 2002	(3,252,516)	7,322,503	4,069,987	(1,402,730)	2,534,195	3,267,089	4,398,554	8,468,541
Net Income (Loss)	(382,638)	(892,821)	(1,275,459)	678,366	1,017,549	1,695,915	3,391,830	2,116,371
Distributions	—	—	—	(2,092,356)	(1,296,985)	(2,585,659)	(5,975,000)	(5,975,000)

Balance (Deficit) - December 31, 2003	(3,635,154)	6,429,682	2,794,528	(2,816,720)	2,254,759	2,377,345	1,815,384	4,609,912
Net Income (Loss)	(929,421)	(2,168,650)	(3,098,071)	485,028	727,543	1,212,571	2,425,142	(672,929)
Distributions	—	(682,987)	(682,987)	(1,750,280)	(1,099,704)	(2,187,780)	(5,037,764)	(5,720,751)

Balance (Deficit) - December 20, 2004	$(4,564,575)	$3,578,045	$(986,530)	$(4,081,972)	$1,882,598	$1,402,136	$(797,238)	$(1,783,768)

See the accompanying notes to combined financial statements.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

COMBINED STATEMENT OF CASH FLOWS

	For The Period Beginning January 1, 2004 And Ended December 20, 2004	For The Years Ended December 31,
		2003	2002
Cash Flows From Operating Activities
Net income (loss)	$(672,929)	$2,116,371	$2,822,412
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,000,986	8,089,757	8,414,284
Bad debt expense	—	3,742	1,750
Gain on asset disposal	—	(867)	—
Change in operating assets and liabilities:
Accounts receivable	(344,548)	17,558	61,393
Inventories	(14,494)	(90,151)	(100,006)
Prepaid expenses	56,009	(28,241)	(63,661)
Accounts payable	240,850	332,045	207,455
Accrued expenses	100,143	432,722	134,564
Gift certificates payable	70,344	(38,212)	17,009
Accounts payable - related party	(91,796)	(114,626)	288,776
Advance deposits	304,527	146,440	(423,162)

Net Cash Provided By Operating Activities	7,649,092	10,866,538	11,360,814

Cash Flows From Investing Activities
Capital expenditures	(2,597,077)	(3,695,161)	(4,167,960)
Net withdrawals from (contributions to) real estate tax escrow	(18,571)	75,435	4,784
Proceeds from sale of assets	—	26,000	—
Net deposits (to) from certificates of deposit	2,991,810	173,624	(1,804,949)
Net deposits (to) from replacement reserve fund	1,031,944	(1,333,062)	644,461

Net Cash Provided By (Used In) Investing Activities	1,408,106	(4,753,164)	(5,323,664)

Cash Flows From Financing Activities
Proceeds from line of credit	—	—	314,293
Principal payments on long-term debt	(2,127,912)	(1,191,975)	(49,170,665)
Proceeds from (payment on ) note payable - related party	(50,000)	50,000	—
Proceeds from issuance of debt	—	969,434	50,547,036
Payments for loan fees	(184,505)	(244,119)	(47,379)
Distributions to members	(5,720,751)	(5,975,000)	(8,800,000)
Capital contributions from members	—	—	814

Net Cash Used In Financing Activities	(8,083,168)	(6,391,660)	(7,155,901)

Net Increase (Decrease) In Cash and Cash Equivalents	974,030	(278,286)	(1,118,751)
Cash And Cash Equivalents - Beginning Of Period	1,181,318	1,459,604	2,578,355

Cash And Cash Equivalents - End Of Period	$2,155,348	$1,181,318	$1,459,604

Supplemental Disclosure Of Cash Flow Information
Interest paid	$4,321,458	$4,815,330	$4,781,755

See the accompanying notes to combined financial statements.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

December 20, 2004, December 31, 2003 And 2002

1.	Summary Of Significant Accounting Policies

Principles Of Combination

The combined financial statements include the accounts of Great Bear Lodge of Wisconsin Dells, LLC and Great Bear Lodge of Sandusky, LLC (the Companies). The Companies have common ownership by entities related to AIG SunAmerica Housing Funds and the Great Lakes Companies, Inc. All material intercompany account balances and transactions have been eliminated in combination. The Companies’ operations are described in Note 2.

Estimates And Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash And Cash Equivalents

The Companies define cash and cash equivalents as highly liquid, short-term investments with a maturity at the date of acquisition of three months or less. The Companies maintain cash accounts which, at various times, exceed the Federal Deposit Insurance Corporation insured limits of $100,000 per bank.

Certificates Of Deposit

Certificates of deposit are valued at cost plus accrued interest which approximates fair value.

Accounts Receivable

Accounts receivable are reported at the amount management expects to collect on balances outstanding at year end. Management closely monitors outstanding balances and writes off, as of year end, all balances that have not been collected by the time the financial statements are issued.

Advertising

The Companies expense nonspecific and daily advertising costs to operations when incurred. Advertising expense was $2,557,868, $2,075,687 and $1,531,234 for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002, respectively, and is included in general and administrative expenses in the accompanying combined statement of operations. Expenditures incurred related to advertising in travel guides over a specific period of time are capitalized, and amortized over the life of the travel guide. Expenditures related to travel guide advertising were capitalized in the amount of $190,734 and $57,802 at December 20, 2004 and December 31, 2003, respectively, and are included in prepaid expenses.

Inventories

Inventories consist primarily of food, beverage, arcade and gift shop merchandise and are valued at lower of cost, using the first-in, first-out (FIFO) method or market.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

December 20, 2004, December 31, 2003 And 2002

Property And Equipment

Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives. Major expenditures for property and equipment are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in income.

Buildings and improvements	40 years
Land improvements	15 years
Fixtures and equipment	3 - 7 years

Interest on borrowings directly related to construction in process balances are capitalized during the construction period

Goodwill

Great Bear Lodge of Wisconsin Dells, LLC has allocated $28,585,740 of the original purchase price of the resort acquired to goodwill.

Goodwill was being amortized using the straight-line method over 15 years through December 31, 2001. Accumulated amortization at December 20, 2004 and December 31, 2003 and 2002 was $4,129,051.

Effective for years beginning January 1, 2002, Financial Accounting Standards Board (FASB) Statement No. 142 states that goodwill shall not be amortized. Instead, goodwill is tested for impairment, and adjusted if applicable. Impairment is the condition that exists when the carrying amount of goodwill exceeds its implied fair value. If fair value exceeds the carrying cost, there is no impairment. FASB 142 does not change the tax method reporting for goodwill amortization.

At December 20, 2004, fair value exceeds the carrying cost and therefore no impairment has been recognized.

Loan Fees

At December 20, 2004, loan fees of $1,864,307 have been capitalized and are being amortized on a straight-line basis over the terms of the loans. Accumulated amortization was $1,337,130, $1,112,503 and $844,180 at December 20, 2004 and December 31, 2003 and 2002, respectively. Amortization of loan fees charged against income amounted to $224,625 for the period ended December 20, 2004 and $268,324 and $1,279,579 for the years ended December 31, 2003 and 2002, respectively.

Intangible And Long-Lived Assets

The Companies review the recoverability of intangible (other than goodwill) and long-lived assets whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. If the expected future cash flows from the use of such assets (undiscounted and without interest charges) are less than the carrying value, the Companies’ policies are to record a write-down, which is determined based on the difference between the carrying value of the asset and the estimated fair value. At December 20, 2004 and December 31, 2003 and 2002, no provision for impairment was considered necessary.

Revenue Recognition

The Companies recognize revenue from their resorts as earned on the close of business each day.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

December 20, 2004, December 31, 2003 And 2002

Advance Deposits

Advance deposits are deposits made by the customers when reservations are made. The Companies’ policies are to charge a cancellation fee if reservations are canceled prior to 72 hours before the reserved date, with the remainder of the advance deposit refunded. Cancellations within 72 hours of the reserved date result in no refund of the advance deposit. The Companies invest cash received from advance deposits in interest bearing certificates of deposit. There are no specific requirements on investment of advance deposits.

Fair Value Of Financial Instruments

The carrying amounts of cash and cash equivalents, certificates of deposit, accounts receivable, accounts payable and accrued expenses approximate fair value because of the short maturity of those instruments. At December 20, 2004, and December 31, 2003 and 2002, the Companies estimate that the fair value of their long-term debt is not materially different from their financial statement carrying value because either the stated interest rates fluctuate with current rates or the interest rates approximate the current rates at which the Companies borrow funds.

Income Taxes

The Companies are organized as separate limited liability companies. They are not taxpaying entities for federal or state income tax purposes and thus no provision for income taxes has been recorded in these combined financial statements. The Companies’ income, losses and credits are included in the income tax returns of their members.

Operating Agreements

Certain defined terms contained in the Operating Agreements are denoted with initial capital letters throughout the combined financial statements.

2.	Operations

Great Bear Lodge of Wisconsin Dells, LLC (the Dells) was formed between SunAmerica Housing Fund 815, LP, a Nevada limited partnership (Class A Member) and GLGB Manager II, LLC, a Delaware limited liability company (Class B Member), on October 7, 1999 in the State of Delaware. The Dells was established to purchase and operate a resort hotel, the Great Wolf Lodge in Wisconsin Dells, Wisconsin. The resort offers an indoor and outdoor waterpark, redemption arcade, themed restaurant, gift shop and fitness facility.

Great Bear Lodge of Sandusky, LLC (Sandusky) was formed between the Class A Member, the Class B Member and GLGB Manager I, LLC, a Delaware limited liability company (Class C Member) on May 20, 1999 in the State of Delaware. Sandusky was established to construct and operate a resort hotel, the Great Bear Lodge in Sandusky, Ohio. The resort, which opened March 2001, offers an indoor and outdoor waterpark, redemption arcade, themed restaurant, gift shops and fitness facility.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

December 20, 2004, December 31, 2003 And 2002

3.	Property And Equipment

Property and equipment consist of:

	2004	2003	2002
Land and improvements	$9,082,849	$9,047,654	$8,952,472
Buildings and improvements	33,671,124	32,064,960	31,411,005
Fixtures and equipment	42,119,734	41,178,400	36,267,303
Construction in progress	—	2,650	1,993,723

	84,873,707	82,293,664	78,624,503
Less: Accumulated depreciation	32,917,278	25,157,951	17,337,385

	$51,956,429	$57,135,713	$61,287,118

Depreciation charged against income amounted to $7,776,361, $7,821,433 and $7,134,705 for the period ended December 20, 2004 and the years ended December 31, 2003 and 2002, respectively.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

December 20, 2004, December 31, 2003 And 2002

4.	Long-Term Debt

Long-term debt consists of:

	2004	2003	2002
Dells

Note payable to a bank, payable in monthly installments of $375,973 including interest at the two-year Treasury note index rate plus 1.675% based on a 25-year amortization. The interest rate was adjusted on November 10, 2002 and will be adjusted once every 24 months thereafter. During the term of the loan, the rate cannot be less that 7% per year and cannot be greater that 8.375% per year. The effective rate was 7% at December 20, 2004. The note is collateralized by the property, security interest of the membership interest, and a security interest in the replacement reserve account. In connection with the IPO (Note 11), the balance of the note was repaid in full subsequent to December 20, 2004.

	$50,097,910	$50,930,563	$49,961,129
Note payable to Alliant Energy, payable in monthly installments of $1,635 including interest at 3%. The note is collateralized by equipment and is due in December 2007.	54,737	64,057	89,365

Sandusky

Notes payable to a bank, payable in monthly installments of interest only for the first 24 months and in equal monthly payments of principal and interest based on a 20-year amortization with principal and unpaid interest due on March 1, 2006. The Company has a one-year option to extend the maturity date. Interest is charged at the LIBOR rate plus 3% during the first 24 months and adjusted to a fixed rate of 4.65% for the subsequent 12 months. The note is secured by the property, unconditional guarantees of individual investors, guarantee of corporate guarantor (up to $6,000,000) and the Company’s replacement reserve, real estate tax escrow and operating cash accounts. In connection with the IPO (Note 11), the balance of the note was repaid in full subsequent to December 20, 2004.

	25,547,394	26,833,333	28,000,000

	75,700,041	77,827,953	78,050,494
Less: Current maturities	75,663,531	2,394,410	1,711,428

	$36,510	$75,433,543	$76,339,066

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

December 20, 2004, December 31, 2003 And 2002

Interest expense charged against operations amounted to $4,549,132, $4,817,758 and $5,054,850 for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002, respectively.

In connection with the loan agreements, the Companies must maintain replacement reserve funds. The agreements require monthly deposits of 4% of gross operating revenues for the Dells and monthly amounts not below $41,666 for Sandusky to fund capital improvements and replacements. The replacement reserve funds are pledged as collateral for the notes payable. The Dells’ December 2004 and 2003 replacement reserve deposit was not funded timely in accordance with the loan agreement. The bank waived the 2004 violation, as the entire balance of the loan was repaid after December 20, 2004 (Note 11) without a penalty. The bank waived the 2003 violation in a letter dated May 10, 2004.

In addition, Sandusky’s Operating Agreement provides for a monthly deposit of 4% of gross operating revenues to fund capital improvements and replacements. This amount was under funded by approximately $681,000 and $364,000 at December 20, 2004 and December 31, 2003, respectively, both of which were approved by the Class A Member as required by the Operating Agreement.

During 2003, Sandusky entered into an agreement with the bank to extend the note payable for an additional 36 months. The interest rate will be reduced to the LIBOR rate plus 2.75%. All other terms and conditions of the current note will remain unchanged.

5.	Related Party Transactions

Dells

The Dells resort and facility is managed by The Great Lakes Companies, Inc., a company affiliated through common ownership with GLGB Manager II, LLC, the Class B Member. The management agreement requires a fee of 3% of the Company’s adjusted gross revenue for each fiscal year. Management fees of $297,941, $155,420 and $589,399 were expensed for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002, respectively. Management fees of $220,593 were unpaid as of December 31, 2002 and are included in accounts payable - related party (see Note 8 regarding management fees during 2003).

The management agreement also provides for a central office services fee in an amount allocated among sharing hotels. Central office service fees amounted to $37,080 for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002. Central office fees of $9,720, $3,090 and $6,180 were unpaid as of December 20, 2004, December 31, 2003 and 2002, respectively, and are included in accounts payable - related party.

During 2003 and a portion of 2002, an affiliate of The Great Lakes Companies, Inc. received a central reservation fee of 1-1/2% of gross room revenues. Reservation fees of $188,935, $203,290 and $10,000 were expensed for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002, respectively. Reservation fees of $9,644 were unpaid as of December 20, 2004 and are included in accounts payable - related party.

The Operating Agreement (the Agreement) provides an annual property asset management fee of $10,000 per year to SunAmerica Affordable Housing Partners, Inc., an affiliate of the Class A Member. Asset management fees of $1,667 and $10,000 were unpaid as of December 31, 2003 and 2002, respectively, and are included in accounts payable - related party.

Amounts due from The Great Lakes Companies, Inc. and affiliated entities amounted to $14,719, $21,278 and $44,675 and are included in accounts receivable at December 20, 2004 and December 31, 2003 and 2002, respectively.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

December 20, 2004, December 31, 2003 And 2002

Sandusky

The Sandusky resort and facility is managed by The Great Lakes Companies, Inc., a company affiliated through common ownership with GLGB Manager I, LLC, the Class C Member. The management agreement requires a fee of 3% of the Company’s adjusted gross revenue for each fiscal year. Management fees of $630,802, $656,217 and $621,411 and were expensed for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002, respectively. Management fees of $105,261, $152,740 and $83,480 were unpaid as of December 20, 2004, December 31, 2003 and 2002, respectively, and are included in accounts payable - related party. In addition, beginning in 2002, the management agreement requires a subordinated management fee of 1% of the Company’s adjusted gross revenue for each full fiscal year. Subordinated management fees of $218,631 and $207,108 were expensed for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002, respectively. The management agreement also provides for a central office services fee in an amount allocated among sharing hotels. Central office service fees amounted to $32,520 for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002, respectively. Central office fees of $2,710 and $2,710 were unpaid as of December 31, 2003 and 2002 and are included in accounts payable - related party.

Beginning in 2002, an affiliate of The Great Lakes Companies, Inc. received a central reservation fee of 2% of gross room revenues. Reservation fees of $223,397, $233,267 and $21,698 were expensed for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002, respectively. Central reservation fees of $32,587, $51,411 and $13,856 were unpaid as of December 20, 2004, December 31, 2003 and 2002, respectively.

The Operating Agreement (the Agreement) provides an annual property asset management fee of $10,000 per year to SunAmerica Affordable Housing Partners, Inc., an affiliate of the Class A Member. Asset management fees of $10,000 were unpaid as of December 31, 2002, and are included in accounts payable - related party.

As noted above, accounts payable - related party includes management fees, central office service fees, asset management fees and miscellaneous expenses totaling $137,848, $257,146 and $97,671 as of December 20, 2004, December 31, 2003 and 2002, respectively.

During the year ended December 31, 2003, The Great Lakes Companies, Inc. funded amounts to Sandusky for operating expenses. As stated in the management agreement, the Great Lakes Companies, Inc. was not required to make such a payment and the amounts are due on demand. The unpaid balance as of December 31, 2003 was $50,000. The balance was repaid in January 2004, including interest of $3,781.

6.	Geographic Development Fee

Sandusky entered into a Geographic Development Agreement which provides for Tall Pines Development Corporation (Tall Pines) to be paid the following development fees for ten years ending March 2011: (1) Base Development Fee which represents a fee of 2% of the Company’s adjusted gross revenue for each fiscal year (2) Tier One Incentive Development Fee and/or (3) Tier Two Incentive Development Fee.

Tier One Incentive Development Fee is an amount equal to 1% of revenues if the following conditions are met: (1) Revenue per available room is greater than $100 and (2) Gross Operating Profit is greater than 45% and (3) the Company earns a minimum cash-on-cash return on equity of 10%. If only the third criteria is met for the fiscal year, Tall Pines shall be entitled to payment of  1/2 of the Tier One Incentive Development Fee.

Tier Two Incentive Development Fee is an amount equal to 1% of Revenue over and above the Base Development Fee and Tier One Incentive Development Fee. The following are the conditions: (1) Revenue per available room is greater than $125 and (2) Gross Operating Profit is greater than 45% and (3) the Company earns a minimum cash-on-cash return on equity of 10%.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

December 20, 2004, December 31, 2003 And 2002

The Base Development Fee, which is required to be paid on a monthly basis, of $347,800, $364,821 and $346,180 was expensed for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002, respectively. The base development fee of $47,000 and $23,814 was unpaid as of December 31, 2003 and 2002, respectively, and is included in accrued expenses.

For the years ended December 31, 2003 and 2002, only the third criteria of the Tier One Incentive Development Fee was met, which entitles Tall Pines to .5% of adjusted revenues. In addition, for the years ended December 31, 2003 and 2002, the criteria for the Tier Two Incentive Development Fee were not met. However, in 2003, an agreement was made with Tall Pines Development to waive the criteria described above as the nature of the agreement was not being upheld. Therefore, the fee associated with Tier One and Two were paid for 2004 and 2003, amounting to $347,260 and $364,821, respectively. Additional expenses of $259,580 were paid in 2003 which related to additional 2002 expenses.

7.	Profit Sharing Plan

The Companies maintain a 401(k) profit sharing plan covering all eligible employees. Employees become eligible after completing one year of service with at least 1,000 hours. Company contributions are discretionary. Currently, the Companies match 50% of the first 4% of each eligible employee’s contributions. The plan is sponsored by The Great Lakes Companies, covering multiple entities. The Companies combined contributions to the plan amounted to $72,072, $70,813 and $34,319 in 2004, 2003 and 2002, respectively.

8.	Allocation Of Profits, Losses And Cash Distributions

Dells

As defined in Dells’ Operating Agreement, net profits and losses are generally allocated 70% to SunAmerica Housing Fund 815, LP and 30% to GLGB Manager II, LLC, except that the Agreement specifies allocation limitations and special allocations in certain situations, including, “Capital Transactions.” The Agreement defines Capital Transactions as sale, refinance, exchange, transfer, assignment, or other disposition of all or any portion of the Dells resort.

The agreement also provides for priority distributions from Net Cash Flow, as defined in the Agreement, to be distributed in the following priority:

1.	First priority is a “Class A Senior Priority Return,” of 14% on its original capital contribution of $16,500,000 which calls for a cumulative return of $577,500 per calendar quarter to the Class A Member, payable 45 days after the end of the calendar quarter. Distributions under the Class A Senior Priority Requirements of $2,310,000 were made to the Class A Member during the year ended December 31, 2002. At December 31, 2003 and 2002, $385,000 was due to the Class A Member (see note below regarding 2004 and 2003 distributions and management fees).

2.	Second priority is payment of 12% interest per annum, or any optional capital contributions (OCC) to the Class A Member to fund operating deficits or other reasonable and necessary obligations of the Company.

3.	Third priority is repayment of “Class A Net OCC.”

4.	Fourth priority is payment of “Class B OCC Priority Return” at 12% interest per annum.

5.	Fifth priority is payment of “Class B Net OCC.”

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

December 20, 2004, December 31, 2003 And 2002

6.	Sixth priority is distribution to the Class B Member equal to the “Catch-Up Amount,” which is defined as “Catch-Up Percentage,” Class B Percentage divided by Class A Percentage, multiplied by Class A Senior Priority Return for the calendar quarter preceding the “Payment Date,” as defined in the Agreement. Distributions under the sixth priority distribution requirements of $440,000 were made to the Class B Member for the years ended December 31, 2002.

7.	Seventh priority is distributions to the Class A Member until the Class A Net Mandatory Capital Contribution has been reduced to zero, in the ratio of Class A Percentage to the Class A Member, either as repayment of the “Equity Bridge Loans,” as defined, or in reduction of its Class A Net Mandatory Capital Contribution, or both, and the Class B Percentage to the Class B Member as distribution.

8.	Thereafter, as a distribution in the ratio of the Class A percentage to the Class A Member and the Class B percentage to the Class B Member. No distributions were required under this category during 2004, 2003 or 2002.

The Agreement provides for revisions to the above mentioned priorities upon the contribution of any additional capital by either the Class A or Class B Members.

During 2003, the Class A and Class B Members agreed in principle to limit “Class A Senior Priority Return” payments and the Class B Member’s management fees to support the Company’s current cash flow needs. The “Class A Senior Priority Return” will continue to be paid in the future as cash flow improves. The Class B Member’s management fees (3% of revenues) for the period ended December 20, 2004 and from April 2003 to December 2003 will not be funded and have been “waived” by the Class B Member. Management fees for 2004 and from April 2003 through December 2003 have not been accrued as of December 20, 2004 and December 31, 2003, respectively.

Sandusky

As defined in Sandusky’s Operating Agreement, net profits and losses are generally allocated 50% to SunAmerica Housing Fund 726, LP, 30% to GLGB Investor I, LLC, and 20% to GLGB Manager I, LLC, except that the Agreement specifies allocation limitations and special allocations in certain situations, including, “Capital Transactions.” The Agreement defines Capital Transactions as sale, refinance, exchange, transfer, assignment, or other disposition of all or any portion of the Sandusky resort.

The Agreement also provides for priority distributions from Net Cash Flow, as defined in the Agreement, to be distributed in the following priority:

1.	First priority is a “Class A Senior Priority Return,” of 12% on its original capital contribution of $8,000,000. Distributions under the Class A Senior Priority Requirements of $475,266, $503,047 and $692,245 were made to the Class A Member during the period ended December 20, 2004 and the years ended December 31, 2003 and 2002, respectively.

2.	Second priority is repayment of 12% interest per annum to the Class A Member for “Loan Returns.”

3.	Third priority is repayment of “Class A Net Term Loan Capital Contribution.”

4.	Fourth priority is payment of “Class C Net OCC Priority Return” at 12% interest per annum.

5.	Fifth priority is repayment of “Class A Net OCC.”

6.	Sixth priority is a “Class B Senior Priority Return,” of 12% on its original capital contribution of $4,000,000. Distributions under the Class B Senior Priority Requirement of $243,460, $255,678 and $350,555 were made to the Class B Member during the period ended December 20, 2004 and the years ended December 31, 2003 and 2002, respectively.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

December 20, 2004, December 31, 2003 And 2002

7.	Seventh priority is payment of accrued “Class C Term Loan Priority Return.”

8.	Eighth priority is repayment of “Class C Net Term Loan Capital Contribution.”

9.	Ninth priority is payment of accrued “Class C Net OCC Priority Return.”

10.	Tenth priority is repayment “Class C Net OCC.”

11.	Eleventh priority is payment of “Class A Net Development Capital Contribution” until reduced to the Target Amount. Distributions after the Target Amount was reached were $1,712,514, $2,086,510 and $2,002,880 to the Class A Member, $856,257, $1,043,255 and $1,001,440 to the Class B Member and $1,712,514, $2,086,510 and $2,002,880 to the Class C Member for the period ended December 20, 2004 and the years ended December 31, 2003 and 2002, respectively.

12.	Twelfth priority is repayment of “Class A Net Development Capital Contribution.”

13.	Thereafter, as a distribution in the ratio of the Class A percentage to the Class A Member, the Class B percentage to the Class B Member and the Class C percentage to the Class C Member.

The Agreement provides for revisions to the above mentioned priorities upon the contribution of any additional capital by any of the members.

9.	Commitment

During 2003, the Dells obtained a loan commitment with a lender in an amount not to exceed the lesser of $21,000,000 or 75% of the appraised value of the pending condominium development and water park expansion project adjacent to the existing “Dells” facility to fund the construction of condominiums. In connection with the loan commitment, the Company paid approximately $158,000 to the lender which has been capitalized as of December 31, 2003 and will be amortized over the term of the two year agreement. The commitment is for 24 months, bears interest at either an annual fixed rate of 7.25% or a variable annual rate of the prime rate plus 1.625% (not to be below 6.75% per year) and is secured by a first deed of trust on the condominium development, assignment of all condominium rents, construction commitment deposits and personal guarantees of certain officers of the Great Lakes Companies, Inc. As of December 20, 2004, no amounts have been borrowed against this commitment.

10.	Legal Matters

During the normal course of business, the Dells and Sandusky are involved in various legal matters that, in the opinion of management, are not expected to have a material effect on either the financial position or the operating results of the Dells and Sandusky.

11.	Subsequent Events

Great Wolf Resorts, Inc. (GWR) was incorporated in May 2004 in anticipation of the initial public offering of its common stock (the IPO). The IPO closed on December 20, 2004, concurrently with the completion of various formation transactions (the Formation Transactions). Pursuant to the Formation Transactions, GWR acquired the Companies. The owners of the Companies received cash, unregistered shares of GWR’s common stock or a combination of cash and unregistered shares of GWR’s common stock. GWR issued 1,319,543 shares of its common stock and paid approximately $38,938,000 in cash in connection with these acquisitions.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

December 20, 2004, December 31, 2003 And 2002

In conjunction with the transaction, notes payable by the Great Bear Lodge of Wisconsin Dells, LLC and the Great Bear Lodge of Sandusky, LLC of $50,097,911 and $25,547,394, respectively, were paid in full with a portion of the proceeds from the IPO. In addition, a former member’s ownership (held by entities related to AIG SunAmerica Housing Funds) of the Great Bear Lodge of Wisconsin Dells, LLC and the Great Bear Lodge of Sandusky, LLC was purchased by GWR as a part of the formation transactions. Although the funding of the agreed-upon purchase of AIG SunAmerica Housing Funds’ interests was completed at the closing of the IPO, GWR and AIG SunAmerica Housing Funds are currently negotiating final settlement of the purchase. The final amount for GWR due to or from AIG SunAmerica Housing Funds, if any, has not been determined and in the opinion of management will not have a material effect on either the financial position or operating results of the Dells and Sandusky.

12.	Securities Class Action Litigation

On November 21, 2005, a purchaser of Great Wolf Resorts, Inc. (The Company) securities filed a lawsuit against Great Wolf Resorts and certain of its officers and directors in the United States District Court for the Western District of Wisconsin. The complaint alleges that the defendants violated federal securities laws by making false or misleading statements regarding the internal controls of the Company and the ability to provide financial guidance and forecasts in registration statements filed in connection with the December 2004 initial public offering and in press releases issued in 2005. Additional complaints alleging substantially similar claims were filed by other purchasers of the Company’s securities in the Western District of Wisconsin during 2005 and 2006. Such lawsuits purport to be filed on behalf of a class of shareholders who purchased our common stock between certain specified dates and seek unspecified compensatory damages, attorneys’ fees, costs, and other relief. The Company intends to defend these lawsuits vigorously. While the ultimate resolution of the aforementioned cases cannot presently be determined, an unfavorable outcome in these cases could have a material adverse effect on our financial condition or results of operations of Great Wolf Resorts, Inc. and its affiliates.

DMC PROPERTIES

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

(UNAUDITED)

FOR THE QUARTER ENDED APRIL 30, 2005

Revenues:
Permanent showroom rentals	$13,400,696
Market time shows	1,017,337
Nonmarket time shows	64,788
Consumer shows	562,976
Food and beverage revenue, net	81,063
Other revenue	454,421

Total revenues	15,581,281

Certain expenses:
Employee compensation and benefits	3,896,215
Public relations and advertising	884,320
Operations	453,558
Utilities	1,492,244
Exhibitors	257,456
Administration	736,276
Ad valorem taxes	891,960
Insurance	226,535
Management fee	46,421
Other operating expenses	22,123

Total certain expenses	8,907,108

Excess of revenues over certain expenses	$6,674,173

See accompanying notes to combined statement of revenue and certain expenses.

DMC PROPERTIES

UNAUDITED NOTES TO COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

APRIL 30, 2005

1. General

The statement presented herein has been prepared in accordance with the accounting policies described in the DMC Properties Combined Statement of Revenues and Certain Expenses for the year ended January 31, 2005 and should be read in conjunction with the Notes which appear in that report.

The statement for the quarter ended April 30, 2005 is unaudited; however, in the opinion of management, all adjustments (which include only normal recurring accruals) have been made which are considered necessary to present fairly the combined revenues and certain expenses for the unaudited period.

Report of Independent Auditors

The Partners

DMC Properties

We have audited the accompanying Combined Statement of Revenue and Certain Expenses of DMC Properties for the year ended January 31, 2005. This Combined Statement of Revenue and Certain Expenses is the responsibility of the Partnership’s management. Our responsibility is to express an opinion on the Combined Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Revenues and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Statement of Revenue and Certain Expenses was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete presentation of DMC Properties’ revenues and expenses.

In our opinion, the Combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 1 of DMC Properties for the year ended January 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

April 4, 2005

Dallas, Texas

DMC Properties

Combined Statement of Revenues and Certain Expenses

For the Year Ended January 31, 2005

Revenues:
Permanent showroom rentals	$53,506,739
Market time shows	9,618,295
Nonmarket time shows	1,760,757
Consumer shows	1,677,631
Food and beverage revenue, net	144,572
Other revenue	3,369,146

$70,077,140

Certain Expenses:
Employee compensation and benefits	16,804,027
Public relations and advertising	6,577,532
Operations	8,634,974
Exhibitors	1,681,284
Administration	3,101,091
Ad valorem taxes	3,460,583
Insurance	1,008,592
Other operating expenses	2,469,576

Total certain expenses	43,737,659

Excess of revenues over certain expenses	$26,339,481

DMC Properties

Combined Statement of Revenues and Certain Expenses

For the Year Ended January 31, 2005

1.	Organization and Basis of Presentation

On January 14, 2005, CNL Income Properties, Inc. (the “REIT”) entered into a partnership interest purchase agreement (the Agreement) with Dallas Market Center Company, Ltd. (“DMC”). Pursuant to the Agreement, the REIT and DMC will form a partnership (the “Partnership”), in which the REIT will acquire a majority interest. The Partnership will acquire from DMC and affiliates their interests in certain real estate and related assets at the Dallas Market Center, including: the World Trade Center, the Dallas Trade Mart, International Floral and Gift Center, and a leasehold interest in Market Hall (collectively the “DMC Properties”). The DMC Properties consist of approximately 4.8 million square feet (unaudited) of wholesale merchandising and exhibition space.

On February 14, 2005, the Partnership was formed and acquired certain of the DMC Properties for approximately $218,000,000, excluding transaction costs, and assumed approximately $142,364,000 of existing debt. In addition, the Partnership has committed to acquire the remaining DMC Properties for approximately $31,000,000 and assume $16,467,000 in existing debt. It is anticipated that the acquisition of the remaining DMC Properties will close by June 30, 2005.

The accompanying combined statement of revenues and certain expenses relates to the operations of the DMC Properties. This statement is prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statement includes the operations of the DMC Properties for the year ended January 31, 2005. Further, the statement is not representative of the actual operations for the period presented as certain expenses, expected to be incurred in future operations of DMC Properties, have been excluded. Such items include interest expense, depreciation and amortization expense, and interest income. Except as noted above, management is not aware of any material factors that would cause the information included herein to not be indicative of future operating results.

2.	Summary of Significant Accounting Policies

The accompanying Combined Statements of Revenues and Certain Expenses have been prepared on the accrual basis of accounting.

Revenue Recognition

The tenant leases are accounted for as operating leases. Rental revenue is recognized as income using the straight-line method considering scheduled rent increases in the terms of the lease agreements. Rental income earned in excess of rental payments received pursuant to the terms of the lease agreements is recorded as deferred rent receivable.

Advertising Costs

Advertising costs are expensed as incurred and totaled $2,042,816.

DMC Properties

Combined Statement of Revenues and Certain Expenses

For the Year Ended January 31, 2005

Ground Lease Expense

The ground leases are accounted for as operating leases. Lease expense is recognized using the straight-line method considering scheduled rent increases in the terms of the lease agreements. Rental expense in excess of rental payments pursuant to the terms of the lease agreements is recorded as deferred rent payable.

Income Taxes

The DMC Properties are held by partnerships and are not subject to federal or state income taxes. Accordingly, no recognition has been given to income taxes in the accompanying combined statement of revenues and certain expenses.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions about the reported amounts of revenues and certain expenses during the reporting periods. Actual results may differ from those estimates.

3.	Future Minimum Rentals

Future minimum rentals include amounts expected to be received from tenants who have entered into various noncancelable operating leases with an initial term greater than one year. These leases are for office and showroom space in buildings owned by DMC Properties. Minimum future lease rentals to be received as of January 31, 2005, are as follows:

2006	$51,768,317
2007	45,221,047
2008	32,605,081
2009	22,293,945
2010	9,182,393
Thereafter	4,309,524

Total	$165,380,307

4.	Major Tenants

No single tenant individually represents more than 10% of total revenue for the year ended January 31, 2005.

DMC Properties

Combined Statement of Revenues and Certain Expenses

For the Year Ended January 31, 2005

5.	Management Agreement

Market Center Management Company

DMC has a management and leasing agreement with an affiliated company, Market Center Management Company, Ltd. (the “Management Company”). The Management Company performs administrative services for DMC, including all matters pertaining to employment, supervision and compensation of employees. During the period February 1, 2004 through August 2, 2004 DMC Properties paid a monthly management fee to the Management Company equal to 1% of gross revenues, as defined. The agreement also provided for an annual management fee of 50% of net cash flow (as defined) from the DMC properties excluding International Floral and Gift Center in excess of $20,000,000 and in excess of $3,000,000 for International Floral and Gift Center. Management fees in the amount of $72,375 were paid in respect to the excess cash flow agreement during the year ending January 31, 2005.

Effective August 2, 2004 the management agreement with the Management Company for all DMC Properties, excluding International Floral and Gift Center, was terminated. Effective the same date, a new agreement was executed with the Management Company which increased the management fee to 1.5% of gross revenue, as defined. The management contract terms for International Floral and Gift Center continued without change. Management fees for the year ended January 31, 2005 were $949,886 and included $72,375 relating to the excess cash flows provisions of the management agreement. In addition, under the terms of the Management Agreement, the Management Company is entitled to reimbursement of certain expenses it incurs on behalf of DMC. The expenses for which the Management Company is reimbursed are primarily salaries and employee benefits and amounted to $16,804,027 for the year ended January 31, 2005.

George Little Management

DMC also has a management contract with George Little Management (“GLM”) for management of the temporary gift shows held during the year. GLM receives a management fee equal to $1.25 per net square foot of exhibit space leased at each show. GLM also receives reimbursement for travel costs, compensation for use by DMC of GLM’s trademark, and an annual fee of 25% of pro forma net income (as defined) in excess of a specified base year amount for each calendar year, beginning in calendar year 1998. DMC has terminated the GLM management contract effective September 30, 2005. Management fees including a $250,000 contract termination payment paid to GLM for the year ended January 31, 2005 were $784,980.

DMC Properties

Combined Statement of Revenues and Certain Expenses

For the Year Ended January 31, 2005

6.	Commitments and Contingencies

The DMC Properties commitments under land leases expire on various dates ranging from 2055 to 2066. In addition to rent, these leases require payment of property taxes and insurance. Rent expense amounted to $290,272 for the year ended January 31, 2005 and is included in other operating expenses in the accompanying combined statement of revenues and certain expenses.

The total minimum rental commitment under these land leases at January 31, 2005, was as follows:

2006	$293,489
2007	295,829
2008	298,215
2009	300,649
2010	303,131
Thereafter	21,703,116

Total minimum payments required	$23,194,429

DMC entered into a contract (expires January 2009) to outsource its food and beverage services to ARAMARK Business Dining Services of Texas, Inc. (“ARAMARK”). Under the agreement, ARAMARK is obligated to pay minimum rent of $50,000 per month plus percentage rent over certain sales thresholds. This amount is reduced for food service equipment repairs and maintenance costs incurred and discounts provided to employees. In the fiscal year ended January 31, 2005, the net amount received from ARAMARK was approximately $144,572 related to this agreement

The Management Company has in place an Occupational Injury Benefit Plan (“Plan”) to cover employees injured at work. The Plan is indemnified under a policy for which DMC is responsible for a $200,000 deductible per occurrence up to $10,000,000 in claims per occurrence with a combined single limit of $1,000,000 per any one person. Additionally, the Plan has an accidental death and dismemberment policy that provides benefits of up to $200,000 for loss of life or limb. Payments for claims and lost wages made under the Plan were approximately $26,002 for the year ended January 31, 2005.

An environmental assessment was performed in 1997 that indicated an existence of some level of asbestos in all buildings of the DMC Properties, excluding the World Trade Center. A systematic program for asbestos removal is in progress and management is of the opinion that the cost to abate the asbestos will not have a material effect on the financial position of DMC. DMC incurred approximately $3,425 in asbestos removal costs during the year ended January 31, 2005.

Report of Independent Registered Public Accounting Firm

The Board of Directors

Intrawest Corporation:

We have audited the accompanying combined statement of revenue and certain expenses (as described in note 1) of the Intrawest Portfolio Commercial Properties (the Properties), for the year ended June 30, 2004. This financial statement is the responsibility of the Properties’ management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the filing for CNL Income Properties, Inc., and is not intended to be a complete presentation of the Properties’ revenues and expenses.

In our opinion, the accompanying combined financial statement referred to above presents fairly, in all material respects, the revenue and certain expenses, (described in note 1) of the Intrawest Portfolio Commercial Properties for the year ended June 30, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Denver, Colorado

December 16, 2004

INTRAWEST PORTFOLIO COMMERCIAL PROPERTIES

Combined Statement of Revenue and Certain Expenses

Year Ended June 30, 2004

	June 30, 2004	Three Months Ended September 30, 2004
		(Unaudited)
REVENUES:
Rent	$10,003,127	3,118,683
Other revenue	146,296	55,987

Total revenue	10,149,423	3,174,670

CERTAIN EXPENSES:
Home-owner’s Association and Village Company	1,591,323	491,509
Taxes	850,637	211,095
Bad debts	680,517	64,835
Management salaries	664,689	197,455
General operating expenses	503,803	90,963
Promotion and marketing	416,515	181,175
Maintenance	309,054	52,671
Utilities	175,223	55,287

Total expenses	5,191,761	1,344,990

Excess of revenue over certain expenses	$4,957,662	1,829,680

See accompanying notes to combined statement of revenue and certain expenses.

INTRAWEST PORTFOLIO COMMERCIAL PROPERTIES

Notes to Combined Statement of Revenues and Certain Expenses

June 30, 2004

(1)	Organization and Basis of Presentation

The accompanying combined statement of revenues and certain expenses relates to the operations of commercial resort real estate properties owned by Intrawest Corporation (the Properties).

This statement is prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statement includes the operations of the Properties for the twelve-month period ended June 30, 2004. Further, the statement is not representative of the actual operations for the period presented as certain expenses, expected to be incurred in future operations of the Properties, have been excluded. Such items include management fee expense, interest expense, depreciation and amortization expense, and interest income. Except as noted above and with respect to the impacts of changes in occupancy and related-party transactions, management is not aware of any material factors that would cause the information included herein to not be indicative of future operating results.

The Properties in the portfolio consist of approximately 400,000 (unaudited) square feet of specialty retail, food and beverage, and office units within the following resort villages (all are unaudited):

Resort Village	Location	Description of properties[1]	Leasable Square feet[2]
The Village at Blue Mountain	Ontario	23 units in 6 buildings	38,000
The Village at Copper	Colorado	48 units in 17 buildings	95,000
The Village at Mammoth	California	32 units in 4 buildings	57,000
Baytowne Wharf	Florida	31 units in 19 buildings	56,000
The Village at Snowshoe	West Virginia	21 units in 4 buildings	39,000
The Village at Stratton	Vermont	23 units in 11 buildings	46,000
Whistler Creekside	British Columbia	26 units in 8 buildings	69,000

[1]	This description is not intended to provide a legal description of the real estate, and is only intended to be a general description of the property.

[2]	The leasable square footage is approximate and is presented as of June 30, 2004.

(2)	Summary of Significant Accounting Policies

(a)	Revenue Recognition

The Properties lease space to tenants, including Intrawest Corporation (Intrawest), for which such tenants are charged minimum rent that is recognized on a straight-line basis over the terms of the respective leases.

The amount charged as base rent for third-party tenants and related-party tenants in these properties, per the related lease agreements, was $3,106,436 and $1,420,454, respectively, and is included in rent revenue. In addition, third-party and related-party rental income of $1,408,622 and $132,293, respectively, is included in rent revenue to reflect revenue on a straight-line basis, in accordance with SFAS No. 13, Accounting for Leases. Management of the Properties believes such rental revenues will be realized.

Recoveries from tenants for real estate taxes and other operating expenses are recognized as revenue in the period the applicable costs are incurred. The amount charged or chargeable as recoveries for third-party tenants and related-party tenants in these properties, was $1,971,580 and $690,064, respectively, and is included in rent revenue.

INTRAWEST PORTFOLIO COMMERCIAL PROPERTIES

Notes to Combined Statement of Revenues and Certain Expenses

June 30, 2004

Certain leases require a percentage rent payment in addition to the minimum rent, if the tenant’s monthly sales are in excess of the established breakpoint. The amount charged as percentage rent for third-party tenants and related-party tenants in these properties, per the related lease agreements, was $950,433 and $376,679, respectively, and is included in rent revenue.

Intrawest occupies space at the Properties for which no lease agreements are in place, thus no revenue is included in the combined statement of revenue and certain expenses, nor future rental commitments disclosed in note 3. Such space, which approximates 72,000 square feet at June 30, 2004 (unaudited), is anticipated to be leased by Intrawest once the properties are sold to CNL Income Properties, Inc., as disclosed in note 5. Had such space been leased for the year ended June 30, 2004, management estimates that revenue for such space, assuming comparable lease rates, would have approximated $1,300,000 (unaudited).

(b)	Related Party Transactions and Expense Allocations

Intrawest, through various subsidiaries and affiliates, occupies approximately 38% at June 30, 2004 (unaudited) in the aggregate of the total gross leasable space of the portfolio. Such space is used primarily for offices and activity-related retail stores. See note 2 (a) for related revenue amounts.

Management salaries as well as certain expenses of insignificant amounts are incurred by Intrawest and allocated to the individual properties based on various allocation methods.

(c)	Use of Estimates

The preparation of the combined statement of revenues and certain expenses in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined statement of revenues and certain expenses and accompanying notes. Such estimates include bad debt expense, deferred rent, taxes, and related-party expense allocations. Actual results could differ from those estimates.

(d)	Interim Period Statement (unaudited)

The interim combined statement of revenue and certain expenses for the three-month period ended September 30, 2004, have been prepared without audit. Certain information and footnote disclosures included in the combined statement of revenue and certain expenses presented in accordance with U.S. generally accepted accounting principles have been condensed or omitted. Management believes the disclosures are adequate to make the interim financial information presented not misleading.

Revenue for third-party tenants and related-party tenants in these properties was $2,228,129 (unaudited) and $946,541 (unaudited), respectively.

In the opinion of management, the unaudited interim information for the three-month period ended September 30, 2004, included herein contains all adjustments necessary, which are of a normal recurring nature, to present fairly the revenues and certain expenses for the three month period ended September 30, 2004. Results of interim periods are not necessarily indicative of results to be expected for the year.

INTRAWEST PORTFOLIO COMMERCIAL PROPERTIES

Notes to Combined Statement of Revenues and Certain Expenses

June 30, 2004

(3)	Leasing Activities

The Properties’ revenue is obtained from tenant rental payments as provided for under noncancelable operating leases with tenants requiring monthly payments of specified minimum rent and certain operating cost recoveries.

Future minimum rental commitments under the noncancelable operating leases at June 30, 2004 are as follows:

	Related-party	Third-party	Total
Year-ending June 30:
2005	$2,409,000	3,914,000	6,323,000
2006	2,200,000	4,411,000	6,611,000
2007	1,450,000	4,537,000	5,987,000
2008	771,000	3,701,000	4,472,000
2009	336,000	2,597,000	2,933,000
Thereafter	441,000	10,696,000	11,137,000

	$7,607,000	29,856,000	37,463,000

INTRAWEST PORTFOLIO COMMERCIAL PROPERTIES

Notes to Combined Statement of Revenues and Certain Expenses

June 30, 2004

(4)	Combined Statement

The combined statement of revenue and certain expenses for the properties included in the portfolio include The Village at Blue Mountain and Whistler Creekside (Canadian Properties) and five U.S. resort village properties: The Village at Copper, The Village at Mammoth, Baytowne Wharf, The Village at Snowshoe, and The Village at Stratton (U.S. Properties). The following schedules provide the detail, by country, of this combination.

INTRAWEST PORTFOLIO COMMERCIAL PROPERTIES

Combining Schedule of Revenues and Certain Expenses

Year ended June 30, 2004

	Canadian Properties June 30, 2004	U.S. Properties June 30, 2004	Combined Properties June 30, 2004
Revenues:
Rent	$1,872,732	8,130,395	10,003,127
Other revenue	67,332	78,964	146,296

Total revenue	1,940,064	8,209,359	10,149,423

Certain expenses:
Home-owner’s Association and Village Company	258,187	1,333,136	1,591,323
Taxes	330,432	520,205	850,637
Bad debts	—	680,517	680,517
Management salaries	46,398	618,291	664,689
General operating expenses	168,442	335,361	503,803
Promotion and marketing	61,623	354,892	416,515
Maintenance	99,714	209,340	309,054
Utilities	92,083	83,140	175,223

Total expenses	1,056,879	4,134,882	5,191,761

Excess of revenue over certain expenses	$883,185	4,074,477	4,957,662

INTRAWEST PORTFOLIO COMMERCIAL PROPERTIES

Notes to Combined Statement of Revenues and Certain Expenses

June 30, 2004

INTRAWEST PORTFOLIO COMMERCIAL PROPERTIES

Combining Schedule of Revenues and Certain Expenses

Three months ended September 30, 2004

	Canadian Properties September 30, 2004	U.S. Properties September 30, 2004	Combined Properties September 30, 2004
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Rent	$785,275	2,333,408	3,118,683
Other revenue	35,972	20,015	55,987

Total revenue	821,247	2,353,423	3,174,670

Certain expenses:
Home-owner’s Association and Village Company	98,749	392,760	491,509
Taxes	74,421	136,674	211,095
Bad debts	—	64,835	64,835
Management salaries	13,226	184,229	197,455
General operating expenses	32,025	58,938	90,963
Promotion and marketing	18,335	162,840	181,175
Maintenance	9,051	43,620	52,671
Utilities	19,140	36,147	55,287

Total expenses	264,947	1,080,043	1,344,990

Excess of revenue over certain expenses	$556,300	1,273,380	1,829,680

(5)	Subsequent Events

On December 3, 2004, Intrawest executed a series of agreements with CNL Income Properties, Inc. (CNL) whereby CNL acquired an interest in the Canadian Properties. In order to facilitate the acquisition of the Canadian Properties and satisfy certain legal, tax and lender requirements, U.S. Canadian Property Trust Alpha (Trust Alpha), a wholly owned subsidiary of CNL, was formed. Trust Alpha acquired the Canadian Properties for an aggregate cost of approximately $30,281,000, excluding certain transaction costs. In order to provide a portion of the funds required for Trust Alpha’s acquisition of the Canadian Properties, Intrawest made a mezzanine loan to Trust Alpha in the amount of $2,280,000.

At the closing of the Canadian Properties, Intrawest entered into new leases for certain commercial space in the Canadian Properties that is occupied by Intrawest or its affiliates. The new leases have terms of 15 or 20 years, with four 5-year renewal options and annual base rents approximating market rates. In addition, Intrawest executed interim lease agreements for all vacant space for a term of not less than 48 months with minimum base rent at market rates. The interim leases will remain in effect for a maximum of ten years or until stable third-party tenants are in place. Intrawest is also providing a full recourse indemnity guaranteeing all existing leases made to Intrawest or any of its affiliates for the term of each of those respective leases.

INTRAWEST PORTFOLIO COMMERCIAL PROPERTIES

Notes to Combined Statement of Revenues and Certain Expenses

June 30, 2004

On December 16, 2004, CNL Retail Village Partnership, LP (the Partnership) in which CNL holds an 80% ownership interest and Intrawest holds a 20% ownership interest, acquired the U.S. Properties for an aggregated cost of $80,558,000, excluding certain transaction costs. Immediately following the purchase, the Partnership conveyed each of the U.S. Properties to a separate special purpose subsidiary wholly owned by the Partnership. Each of the Subsidiaries are Delaware limited partnerships formed for the purpose of owning the U.S. Properties (the Subsidiary Owners).

The acquisition of the U.S. Properties was partially financed with a bridge loan from Intrawest Resort Finance, Inc. (a related party of Intrawest) in the principal amount of $45,000,000 (the Loan). The Loan is evidenced primarily by a promissory note and loan agreement made by the Partnership and the Subsidiary Owners. The Loan is secured by the Subsidiary Owners’ interests in the U.S. Properties as well as an assignment of rental income for those properties.

At the closing of the U.S. Properties, Intrawest entered into new leases for certain commercial space in the U.S. Properties that is occupied by Intrawest or its affiliates. The new leases have terms of 15 or 20 years, with four 5-year renewal options and annual base rents approximating market rates. In addition, Intrawest executed interim lease agreements with the Subsidiary Owners for all vacant space at each resort village. Under the interim leases, Intrawest will make payments of minimum base rents approximating market rates for a term of four years. Intrawest also executed a full recourse indemnity guaranteeing the payment of contractual rents for all existing leases made to Intrawest or any of its affiliates for the term of each of those respective leases.

Report of Independent Registered Certified Public Accounting Firm

To the Partners of

CNL Village Retail Partnership, LP:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in partners’ capital and of cash flows present fairly, in all material respects, the financial position of CNL Village Retail Partnership, LP and its subsidiaries at December 31, 2005 and 2004, and the results of their operations and their cash flows for the year ended December 31, 2005 and the period from October 1, 2004 (date of inception) to December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ Pricewaterhouse Coopers LLP

Orlando, Florida

March 13, 2006

CNL Village Retail Partnership, LP and Subsidiaries

Consolidated Balance Sheets

December 31, 2005 and 2004

	As of December 31, 2005	As of December 31, 2004
Assets
Property and equipment, net	$78,555,347	$81,935,909
Lease costs, net	2,150,750	2,848,570
Intangible lease assets, net	692,425	830,986
Cash	641,176	10,000
Restricted cash	417,374	—
Accounts receivable	—	121,695
Rent receivable, net of allowance for doubtful accounts of $172,699 and $0	707,625	53,998
Prepaid expenses and other assets	68,310	146,058
Loan costs, net	565,190	—
Accrued rent	1,136,428	132,208

Total assets	$84,934,625	$86,079,424

Liabilities and Partner’s Capital
Mortgage payable	$45,581,177	$—
Mortgage payable to affiliates	—	45,000,000
Intangible lease liabilities, net	1,895,547	2,309,360
Accounts payable and accrued expenses	1,037,578	409,516
Deferred rent liability	27,426	—
Security deposits	304,462	309,212
Unearned percentage rent	213,840	—
Due to affiliates	290,233	39,361
Distributions payable	585,508	283,358

Total liabilities	49,935,771	48,350,807
Partner’s capital	34,998,854	37,728,617

Total liabilities and partner’s capital	$84,934,625	$86,079,424

The accompanying notes are an integral part of these consolidated financial statements.

CNL Village Retail Partnership, LP and Subsidiaries

Consolidated Statements of Operations

For the year ended December 31, 2005 and for the period from October 1, 2004

(date of inception) to December 31, 2004

	Year Ended December 31, 2005	Period Ended December 31, 2004

Revenues:
Rental income	$6,828,445	$289,521
Tenant expense reimbursement	3,609,800	—
Percentage rental income	939,820	53,997

Total revenues	11,378,065	343,518

Costs and expenses:
Property operating expenses	3,916,245	—
Depreciation	3,499,308	145,947
Interest expense	2,665,164	119,800
Amortization of lease costs	666,435	29,004
Amortization of loan costs	36,777	—
Bad debt expense	338,402	—
General, administrative and other expense	306,172	—

Total costs and expenses	11,428,503	294,751

Interest and other income	27,562	—

Net (loss) income	$(22,876)	$48,767

The accompanying notes are an integral part of these consolidated financial statements.

CNL Village Retail Partnership, LP and Subsidiaries

Consolidated Statements of Changes in Partners’ Capital

For the year ended December 31, 2005 and for the period from October 1, 2004

(date of inception) to December 31, 2004

	General Partner	CNL LP	Intrawest	Total
Partner contributions	$3,796	$30,366,770	$7,592,642	$37,963,208
Distributions	(28)	(225,527)	(57,803)	(283,358)
Net income (loss)	28	235,779	(187,040)	48,767

Balance, December 31, 2004	3,796	30,377,022	7,347,799	37,728,617
Partner contributions	77	615,292	153,842	769,211
Distributions	(345)	(2,760,079)	(715,674)	(3,476,098)
Net income (loss)	442	3,533,228	(3,556,546)	(22,876)

Balance, December 31, 2005	$3,970	$31,765,463	$3,229,421	$34,998,854

The accompanying notes are an integral part of these consolidated financial statements.

CNL Village Retail Partnership, LP and Subsidiaries

Consolidated Statements of Cash Flows

For the year ended December 31, 2005 and for the period from October 1, 2004

(date of inception) to December 31, 2004

	Year Ended December 31, 2005	Period Ended December 31, 2004
Cash flows from operating activities:
Net (loss) income	$(22,876)	$48,767
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation	3,499,308	145,947
Amortization of lease costs	666,435	29,004
Amortization of loan costs	36,777	—
Amortization of intangible lease assets	137,828	6,044
Accretion of intangible lease liabilities	(371,395)	(15,631)
Bad debt expense	338,402	—
Gain from write off of intangible liabilities	(42,419)	—
Loss from write off of intangible assets	32,118	—
Changes in assets and liabilities
Rent receivable	(992,028)	(53,998)
Accounts receivable	121,695	(121,695)
Prepaid expenses and other assets	77,748	(278,266)
Accrued rent	(1,004,220)	—
Accounts payable and accrued expenses	628,062	448,877
Due to affiliates	250,872	—
Deferred rent liability	27,426	—
Security deposits	(4,750)	309,212
Unearned percentage rent	213,840	—

Net cash provided by operating activities	3,592,823	518,261

Cash flows from investing activities:
Acquisition of property and equipment	—	(82,081,856)
Lease costs	—	(2,877,574)
Intangible lease assets	—	(837,030)
Intangible lease liabilities	—	2,324,991
Additions to property and equipment	(118,746)	—
Increase in restricted cash	(417,374)	—

Net cash used by investing activities	(536,120)	(83,471,469)

The accompanying notes are an integral part of these consolidated financial statements.

CNL Village Retail Partnership, LP and Subsidiaries

Consolidated Statements of Cash Flows – Continued

For the year ended December 31, 2005 and for the period from October 1, 2004

(date of inception) to December 31, 2004

	Year Ended December 31, 2005	Period Ended December 31, 2004
Cash flows from financing activities:
Loan costs	$(601,967)	$—
Proceeds from mortgage loan	46,000,000	45,000,000
Repayment of mortgage loan to affiliate	(45,000,000)	—
Principal payments on debt	(418,823)	—
Capital contributions from partners	769,211	37,963,208
Distributions to partners	(3,173,948)	—

Net cash (used in) provided by financing activities	(2,425,527)	82,963,208

Net increase in cash	631,176	10,000
Cash, beginning of period	10,000	—

Cash, end of period	$641,176	$10,000

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$2,446,754	$265,858

Supplemental schedule of non-cash financing activities:
Distributions declared but not paid to Partners	$585,508	$283,358

The accompanying notes are an integral part of these consolidated financial statements.

CNL Village Retail Partnership, LP and Subsidiaries

Notes to Consolidated Financial Statements

Year Ended December 31, 2005 and for the period from October 1, 2004

(date of inception) to December 31, 2004

1.	Business

Organization

CNL Village Retail Partnership, LP (the “Partnership”) is a Delaware limited partnership whose partners are CNL Village Retail GP, LLC (the “General Partner”), CNL Income Partners, LP (the “CNL LP”) and Intrawest Corp (“Intrawest”). Intrawest and CNL LP are collectively referred to as the “Limited Partners”. The General Partner and the CNL LP are wholly-owned subsidiaries of CNL Income Properties, Inc. (the “REIT”). Certain major decisions as defined in the partnership agreement (the “Agreement”) require the approval of the General Partner and Limited Partners.

The General Partner and Limited Partners hold the following percentage interests:

Partner	Percentage Interest
General Partner	00.01%
CNL LP	79.99%
Intrawest	20.00%

The Partnership was formed on October 1, 2004 in anticipation of the acquisition of certain real estate from Intrawest. On December 16, 2004, the Partnership commenced operations when it acquired certain retail and commercial real estate from Intrawest at five resort villages in the United States: the Village at Copper Mountain, Colorado; the Village at Mammoth Mountain, California; the Village at Baytowne Wharf, Florida; the Village at Snowshoe Mountain, West Virginia; and the Village at Stratton, Vermont (collectively, the “Properties”). The Partnership acquired the Properties on December 16, 2004 at a total purchase price of approximately $83.0 million. The Partnership funded the acquisition with a bridge loan from Intrawest in the amount of $45.0 million and cash in the amount of $38.0 million. The purchase price was allocated to assets and liabilities acquired as follows:

Property and equipment	$82,081,856
Intangible assets, net	1,389,613
Receipt of various assets	473,331
Assumption of various payables	(991,592)

$82,953,208

In accordance with the Agreement, net cash flow is distributed to the partners based on the hypothetical net cash flow as defined in the Agreement. The computation of hypothetical net cash flow encompasses the total cash flows to the partners from the Partnership, from US Canadian Property Trust Alpha (the “Trust”), which holds two Canadian Properties also acquired from Intrawest and is affiliated with the Partnership through common ownership, and CNL Income Canada Lessee Corporation (the “Canadian Lessee”), which holds the leases on the two Canadian Properties and is affiliated with the Partnership through common ownership. Additionally, per the Agreement, the partners’ total capital contributed is used in computing preferred distributions of net cash flows and includes capital and loans provided to the Partnership, the Trust and the Canadian Lessee.

CNL Village Retail Partnership, LP and Subsidiaries

Notes to Consolidated Financial Statements

Year Ended December 31, 2005 and for the period from October 1, 2004

(date of inception) to December 31, 2004

1.	Business, Continued

Net cash flow, as defined in the Agreement, is to be distributed quarterly to the Partners in accordance with the following order of priority: (i) first, to the General Partner and CNL LP to pay the CNL first tier preferred distribution, as defined in the Agreement; (ii) second, to Intrawest to pay the Intrawest first tier preferred distribution, as defined in the Agreement; (iii) third to Intrawest until Intrawest has received aggregate distributions equal to the lesser of a) Intrawest excess credit support or b) the aggregate amount of rents paid pursuant to Intrawest interim leases as of such time, both as defined in the Agreement; (iv) fourth, 65% among the General Partner and CNL LP and 35% to Intrawest until the General Partner and CNL LP distributions equal their second tier preferred return, as defined in the Agreement and (vi) thereafter, 43.75% among the partners in accordance with their percentage interests and 56.25% to the holders of the promote interest, as defined in the Agreement. As of December 31, 2005 and 2004, the Partnership has net cash flow distributions payable totaling $585,508 and $283,358, respectively.

Net income or loss is allocated between the partners based on the hypothetical liquidation at book value method (HLBV). Under the HLBV method, net income or loss is allocated between the partners based on the difference between each partners claim on the net assets of the partnership at the end and beginning of the period. Each partner’s share of the net assets of the Partnership is calculated as the amount that the Partner would receive if the Partnership were to liquidate all of its assets at net book value and distribute the resulting cash to creditors and partners in accordance with their respective priorities.

Capital proceeds, including capital proceeds distributed to the partners in winding up the Partnership, are allocated in the same manner as net cash flow with the exception that the first tier preferred distribution for CNL LP and Intrawest are set at a different rate per the Agreement.

2.	Summary of Significant Accounting Policies

A summary of significant accounting principles and practices used in the preparation of the consolidated financial statements follows:

Basis of Financial Statement Presentation

The Partnership prepares its consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclose contingent assets and liabilities at the date of consolidated financial statements and report amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

The accompanying consolidated financial statements of the Partnership include the accounts of CNL Village Retail Partnership, LP and its wholly owned subsidiaries (“Subsidiaries”). All significant inter-partnership balances and transactions have been eliminated in consolidation.

Purchase Price Allocation

In determining the allocation of the purchase price of the Properties, the Partnership followed Financial Accounting Standards No. 141, “Business Combinations”, or FAS 141, and allocated the value of real estate acquired among the building and tenant improvements and identified intangible assets and liabilities, consisting of the value of above market and below market leases and the value of in place leases. Purchase price allocations and the determination of useful lives are based on management’s estimates and studies commissioned from independent real estate appraisal firms. No value was assigned to the tenant relationships as the Properties are too new and management cannot determine whether a certain tenant will renew their lease at the end of the term. No value was assigned to the land because it is owned by the condominium association.

CNL Village Retail Partnership, LP and Subsidiaries

Notes to Consolidated Financial Statements

Year Ended December 31, 2005 and for the period from October 1, 2004

(date of inception) to December 31, 2004

2.	Summary of Significant Accounting Policies, Continued

Purchase price allocations to building were based on management’s determination of the relative fair values of these assets assuming the property is vacant, similar to those used by independent appraisers. Purchase price allocations to tenant improvements were estimated using replacement cost less economic depreciation. Purchase price allocations to above market and below market leases are based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in place leases and (ii) our estimate of fair market lease rates for the corresponding leases, measured over a period equal to the remaining non-cancelable terms of the respective leases.

Purchase price allocations to in place leases are based on the present value of the estimated avoided costs determined based on estimates of rent loss and an estimate of carrying costs during the expected lease up periods, including real estate taxes, insurance and other operating income and expenses and costs to execute similar leases in current market conditions, such as leasing commissions, legal and other related costs.

Lease Costs

Lease costs are comprised of in place lease values and are amortized to expense over the remaining non-cancelable periods of the respective leases. Such amortization amounted to $666,435 and $29,004 during the year and period ended December 31, 2005 and 2004, respectively.

If a lease is terminated prior to its stated expiration and leasehold improvements no longer are deemed to have any value for future tenants, all unamortized amounts relating to that lease are written off. During the year ended December 31, 2005, lease costs of $31,385 were written off to amortization expense as a result of early lease terminations.

Intangible Lease Assets and Liabilities

Intangible lease assets are comprised of above market lease values and are amortized as a reduction to rental income over the remaining non-cancelable terms of the respective leases including an assumption that renewals will be exercised by tenants for whom lease rates do not adjust upon renewal. Amortization related to above market lease values decreased rental income by $137,828 and $6,044 during the year and period ended December 31, 2005 and 2004, respectively.

Intangible lease liabilities are comprised of below market lease values and are accreted as an increase to rental income over the non-cancelable periods of the respective leases. Accretion amounted to a rental income increase of $371,395 and $15,631 during the year and period ended December 31, 2005 and 2004, respectively.

If a lease is terminated prior to its stated expiration, all unamortized amounts relating to intangible lease assets and liabilities are written off. During the year ended December 31, 2005, intangible lease assets of $733 and intangible lease liabilities of $42,419 were written off as a result of early lease terminations.

Property and Equipment, net

Property and equipment is stated at cost and includes buildings and tenant improvements. Buildings are depreciated on the straight – line method over 39 years. Tenant improvements are depreciated on the straight – line method over the shorter of the lease term or the estimated useful life.

Revenue Recognition

The Partnership records rental revenue on the straight-line basis over the terms of the respective leases. Percentage rent that is due based upon tenant performance levels such as gross revenues will be recorded when the underlying threshold has been reached in accordance with the provisions of Staff Accounting Bulletin 101.

CNL Village Retail Partnership, LP and Subsidiaries

Notes to Consolidated Financial Statements

Year Ended December 31, 2005 and for the period from October 1, 2004

(date of inception) to December 31, 2004

2.	Summary of Significant Accounting Policies, Continued

Loan Costs

Loan costs incurred in connection with securing financing have been capitalized and are being amortized over the terms of the loans using the straight-line method, which approximates the effective interest method.

Income Taxes

The Partnership is not subject to federal income taxes. As a result, the earnings or losses for Federal income tax purposes are included in the tax returns of the individual partners. Net income or loss for financial statement purposes may differ significantly from taxable income reportable to partners as a result of differences between the tax basis and financial reporting basis of assets and liabilities and the taxable loss allocation requirements under the Agreement.

Lease Accounting

The Partnership’s leases are accounted for under the provisions of Statement of Accounting Standard No. 13, “Accounting for Leases,” and have been accounted for as operating leases. This statement requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant in order to determine the classification of the lease.

Cash and Cash Equivalents

The Partnership considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks. Cash accounts maintained on behalf of the Partnership in demand deposits at commercial banks may exceed federally insured levels; however, the Partnership has not experienced any losses in such accounts. The Partners believe the Partnership is not exposed to any significant credit risk on cash and cash equivalents.

Restricted Cash

The Partnership maintains security deposits from tenants in restricted cash accounts. Certain other amounts of cash are restricted to fund capital expenditures at the Partnership’s properties and have been included in the accompanying consolidated balance sheets.

Use of Estimates

The Partnership has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles (“GAAP”). Actual results could differ from those estimates.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Partnership’s long-lived assets are tested for recoverability annually or whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. The assessment is based on the carrying amount of the asset at the date it is tested for recoverability. An impairment loss is recognized when the carrying amount of a long-lived asset exceeds its fair value. If impairment is recognized, the adjusted carrying amount of a long-lived asset is its new cost basis. For the year ended December 31, 2005, no impairment was recognized by the Partnership.

CNL Village Retail Partnership, LP and Subsidiaries

Notes to Consolidated Financial Statements

Year Ended December 31, 2005 and for the period from October 1, 2004

(date of inception) to December 31, 2004

2.	Summary of Significant Accounting Policies, Continued

Fair Value of Financial Instruments

The estimated fair value of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximates carrying value because of short maturities. The Partnership believes the fair value of its long-term debt approximates fair value based on rates it believes it could obtain for similar borrowings as of December 31, 2005.

3.	Property and Equipment, net

All of the Partnership’s property and equipment are held for lease to third-party tenants and related tenants which are affiliates of Intrawest. Property and equipment, net consists of the following at December 31, 2005 and 2004:

	2005	2004
Buildings	$71,421,353	$71,302,572
Tenant improvements	10,779,284	10,779,284

	82,200,637	82,081,856
Less: accumulated depreciation	(3,645,290)	(145,947)

	$78,555,347	$81,935,909

4.	Lease Cost and Intangible Lease Assets and Liabilities

Lease cost, net and intangible lease assets and liabilities, net consist of the following at December 31, 2005:

	Lease Costs	Intangible Lease Asset	Intangible Lease Liability
Balance	$2,848,034	$836,347	$2,284,559
Accumulated amortization or accretion	(697,284)	(143,922)	(389,012)

	$2,150,750	$692,425	$1,895,547

Lease cost, net and intangible lease assets and liabilities, net consist of the following at December 31, 2004:

	Lease Costs	Intangible Lease Asset	Intangible Lease Liability
Balance	$2,877,574	$837,030	$2,324,991
Accumulated amortization or accretion	(29,004)	(6,044)	(15,631)

	$2,848,570	$830,986	$2,309,360

During the year and period ended December 31, 2005 and 2004, the Partnership recorded amortization expense of $804,263 and $35,048, respectively, from intangible assets and accretion of $371,395 and $15,631, respectively, from intangible liabilities.

CNL Village Retail Partnership, LP and Subsidiaries

Notes to Consolidated Financial Statements

Year Ended December 31, 2005 and for the period from October 1, 2004

(date of inception) to December 31, 2004

4.	Lease Cost and Intangible Lease Assets and Liabilities, Continued

The anticipated amortization of intangible assets over each of the next five years and beyond is as follows:

	Lease Costs	Intangible Lease Asset	Intangible Lease Liability
2006	$532,832	$110,648	$348,091
2007	392,243	83,262	319,863
2008	268,218	64,543	289,851
2009	128,999	56,342	175,117
2010	118,256	55,852	158,378
Thereafter	710,202	321,778	604,247

Total	$2,150,750	$692,425	$1,895,547

5.	Mortgage Payable

In connection with the acquisition of the Properties on December 16, 2004, the Partnership obtained a $45,000,000 mortgage payable from Intrawest (the “Affiliate Loan”). On May 20, 2005, the Affiliate Loan was refinanced with the proceeds of a loan from Sun Life Assurance Company of Canada, which is collateralized by the Partnership’s properties. The new loan has an aggregate principal balance of $46.0 million and bears interest at a fixed rate of 5.75%. Monthly principal and interest payments in the aggregate amount of $289,389 (based on a 25-year amortization) are due through maturity on May 20, 2015. The loan may not be prepaid except through payment of a premium. The Partnership incurred loan costs and fees of $601,967 in connection with the closing of this loan, which are being amortized over the life of the loan. Loan cost amortization during the year ended December 31, 2005 was $36,777.

As of December 31, 2005, scheduled principal payments of the mortgage loan are as follows:

2006	$874,559
2007	926,193
2008	980,875
2009	1,038,786
2010	1,100,116
Thereafter	40,660,648

Total	$45,581,177

6.	Leases

The Partnership assumed the existing leases between tenants and Intrawest (as the prior owner of the Properties). These leases call for base minimum rents and percentage rents based on the tenants’ gross revenues, as well as reimbursement for certain operating expenses of the Properties.

CNL Village Retail Partnership, LP and Subsidiaries

Notes to Consolidated Financial Statements

Year Ended December 31, 2005 and for the period from October 1, 2004

(date of inception) to December 31, 2004

6.	Leases, Continued

Future minimum rental receipts under non-cancelable operating leases having remaining terms in excess of one year as of December 31, 2005 are as follows:

	Third Party	Intrawest	Total
2006	$3,553,995	$3,146,289	$6,700,284
2007	3,298,654	3,270,134	6,568,788
2008	2,641,923	3,405,716	6,047,639
2009	2,156,854	1,727,284	3,884,138
2010	2,149,537	2,678,095	4,827,632
Thereafter	4,546,000	27,831,702	32,377,702

Total	$18,346,963	$42,059,220	$60,406,183

The future minimum rental receipts that are classified as Intrawest relate to tenants that are affiliated with Intrawest. Those leases call for base minimum rents and percentage rents base on the tenants gross revenues, as well as reimbursement for certain operating expenses of the Properties. The terms of the lease agreements range from 15 to 20 years with four five-year renewal options.

In addition to lease agreements with tenants that are related to Intrawest, Intrawest has agreed to provide interim support for those spaces that are vacant at the Properties for a period of four years (the “Interim Leases”). Under the Interim Leases, Intrawest will pay the Partnership interim rent at market rates until the spaces are leased to a third party. If the Properties, however, generate certain cash flow as discussed in the overall Agreement, then the interim rents will be returned to Intrawest. Accordingly, payments received by the Partnership under the Interim Leases are recorded as liabilities. As of December 31, 2005 and 2004, the Partnership had interim rent payable of $217,206 and $39,361, respectively, recorded in due to affiliates in the accompanying consolidated balance sheet received from Intrawest that will be returned to Intrawest if and when certain thresholds were met.

For the year and period ended December 31, 2005 and 2004, base rental income received from Intrawest, including interim support under the Interim Leases, amounted to approximately $3.1 million and $91,989, respectively, and percentage rental income received from Intrawest amounted to $149,350 and $24,610, respectively. No payments under the interim leases from Intrawest were recorded as rental income. As of December 31, 2005, rent receivable from Intrawest was $44,688. As of December 31, 2004, there was no rent receivable.

7.	Management Agreement

The subsidiaries of the Partnership, under five property management agreements each dated December 16, 2004, have engaged an affiliate of Intrawest to manage the Properties. The management agreements provide for an initial operating term of 20 years and expire on December 31, 2024 and four five-year renewal options, subject to certain termination rights. The Intrawest affiliate will be paid a fee based on a percentage of total revenues of the Properties. During the year ended December 31, 2005, the Partnership paid management fees of $442,638, which are include in property operating expenses in the accompanying consolidated financial statements. No management fees were paid during the period ended December 31, 2004.

8.	Commitments and Contingencies

In connection with the purchase of the resort village property at Copper Mountain, Colorado, the Intrawest Partnership agreed to pay additional future purchase consideration contingent upon the Copper Mountain property achieving certain levels of financial performance, as specified in the purchase and sale agreement. The amount of the contingent purchase price will be determined as of December 31, 2008, and in no event, will the amount exceed $3.75 million.

From time to time the Partnership may be exposed to litigation arising from operations of its business in the ordinary course of business. Management is not aware of any such litigation that it believes will have a material adverse impact on the Partnership’s financial condition or results of operations.

Report of Independent Registered Certified Public Accounting Firm

To the Partners of

CNL Dallas Market Center, L.P.:

In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of operations, of changes in partners’ capital and of cash flows present fairly, in all material respects, the financial position of CNL Dallas Market Center, L.P. and its subsidiaries at December 31, 2005, and the results of their operations and their cash flows for the period from February 14, 2005 (date of inception) to December 31, 2005 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ Pricewaterhouse Coopers LLP

Orlando, Florida
March 13, 2006

CNL Dallas Market Center, L.P. and Subsidiaries

Consolidated Balance Sheet

December 31, 2005

Assets

Property and equipment and construction in progress, net	$238,968,816
In place lease costs, net	6,962,951
Favorable ground leases, net	4,322,778
Cash	2,621,164
Restricted cash	612,120
Rent receivable	83,611
Due from affiliates	76,974
Accrued rent	802,205
Prepaid expenses and other assets	21,118

Total assets	$254,471,737

Liabilities and Partners’ Capital

Mortgage loan payable	$156,388,869
Accounts payable and accrued expenses	93,781
Distributions payable	2,461,164
Unearned percentage rent	1,398,084

Total liabilities	160,341,898

Partners’ capital	94,129,839

Total liabilities and partners’ capital	$254,471,737

The accompanying notes are an integral part of these consolidated financial statements.

CNL Dallas Market Center, L.P. and Subsidiaries

Consolidated Statement of Operations

For the period from February 14, 2005 (date of inception) to December 31, 2005

Revenues:
Rental income from operating leases	$20,743,616

Total revenue:	20,743,616

Cost and expenses:
Interest	8,073,184
Depreciation	6,352,478
Ground rent expense	372,032
General, administrative and operating	15,730
Amortization of lease costs	201,477

Total cost and expenses	15,014,901

Interest and other income	2,634

Net income	$5,731,349

The accompanying notes are an integral part of these consolidated financial statements.

CNL Dallas Market Center, L.P. and Subsidiaries

Consolidated Statement of Changes in Partners’ Capital

For the period from February 14, 2005 (date of inception) to December 31, 2005

	General Partner	CNL LP	Crow	Total
Formation transactions, February 14, 2005 (inception)	$—	$—	$92,104,147	$92,104,147

Acquisition of Crow interest by CNL Partners	921,041	72,762,277	(73,683,318)	—

Additional partner contributions	43,229	3,415,129	864,590	4,322,948

Net income (loss)	83,885	6,626,931	(979,467)	5,731,349

Distributions	(83,885)	(6,626,931)	(1,317,789)	(8,028,605)

Balance, December 31, 2005	$964,270	$76,177,406	$16,988,163	$94,129,839

The accompanying notes are an integral part of these consolidated financial statements.

CNL Dallas Market Center, L.P. and Subsidiaries

Consolidated Statement of Cash Flows

For the period from February 14, 2005 (date of inception) to December 31, 2005

Cash flows from operating activities:
Net income	$5,731,349
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	6,352,478
Amortization of lease costs	201,477
Amortization of intangible lease assets	67,643
Gain on sale of assets	(300)
Changes in assets and liabilities:
Rent receivable	(83,611)
Prepaid expenses and other assets	(21,118)
Due from affiliates	(76,974)
Deferred rent	(802,205)
Accounts payable & accrued expenses	93,781
Unearned percentage rent	1,398,084

Net cash provided by operating activities	12,860,604

Cash flows from investing activities:
Acquisition of property and equipment	(6,159,723)
Increase in restricted cash	(612,120)

Net cash used in investing activities	(6,771,843)

Cash flows from financing activities:
Principal payments on mortgage loan	(2,223,104)
Capital contributions from partners	4,322,948
Distributions to partners	(5,567,441)

Net cash used in financing activities	(3,467,597)

Cash and cash equivalents, end of year	$2,621,164

Supplemental disclosure of cash flow information:
Cash paid during the year for interest, net of capitalized interest	$8,024,684

Supplemental schedule of non-cash investing activities:
Value of property, equipment and intangible assets contributed upon formation of the Partnership	$250,716,120

Supplemental schedule of non-cash financing activities:
Distributions declared but not paid to Partners	$2,461,164

Assumption of mortgage loan payable in the acquisition of property and equipment	$158,611,973

The accompanying notes are an integral part of these consolidated financial statements.

CNL Dallas Market Center, L.P. and Subsidiaries

Notes to Consolidated Financial Statements

For the period from February 14, 2005 (date of inception) to December 31, 2005

1.	Organization

CNL Dallas Market Center, L.P. (the “Partnership”) is a Delaware limited partnership whose partners are CNL Dallas Market Center GP, LLC (the “General Partner”), CNL DMC, LP (the “CNL LP”) and Dallas Market Center Company, Ltd. (“Crow”). Crow and CNL LP are collectively referred to as the “Limited Partners”. The General Partner and the CNL LP are wholly-owned subsidiaries of CNL Income Properties, Inc. and are referred to as the “CNL Partners”. Certain major decisions as defined in the partnership agreement (the “Agreement”) require the approval of the General Partner and Limited Partners.

The Partnership was formed on February 14, 2005 for purposes of owning certain real property located in Dallas, Texas. In a series of formation transactions (referred to as the “Formation Transactions”), Crow transferred its interests in two subsidiary partnerships to the Partnership. The first subsidiary partnership owned the World Trade Center, Dallas Trade Mart and Market Hall buildings as well as leases for the underlying land; limited use rights to the Apparel Mart (which resides on the Dallas Market Center Campus) (collectively referred to at the “World Trade Center” property); and related parking facilities on the property, which had an agreed upon value of approximately $219.8 million. Later, on May 25, 2005, Crow transferred its interest in the second subsidiary partnership, which owned the International Floral and Gift Center (referred to as the “IFGC” property), with an agreed upon value of approximately $30.8 million. With the contributions of the World Trade Center and IFGC, the Partnership assumed approximately $142.3 million and $16.3 million, respectively, in existing debt. In connection with these transfers, the CNL Partners made a series of capital contributions in exchange for their ownership interests, which were immediately distributed to Crow. Additionally, all of the partners paid their share of closing costs in order to complete the transaction.

As a result of the formation transactions, the General Partner and Limited Partners hold the following percentage interests as of December 31, 2005:

Partner	Percentage Interest
General Partner	1.00%
CNL LP	79.00%
Crow	20.00%

The World Trade Center consists of 15 floors encompassing the Fashion Center Dallas, showrooms and wholesalers offering gifts and home textiles. The Trade Mart has five floors encompassing gifts, housewares and lighting. Market Hall is a consumer and tradeshow exhibition hall. The IFGC has two floors and houses permanent showrooms for floral products, holiday decorative products and related accessories. The IFGC serves as the headquarters for the American Floral Industry Association and is home to two annual floral shows, the Holiday and Home Expos. Both properties are leased to an affiliate of Crow under long-term triple-net leases.

The purchase price of the two properties acquired was allocated to assets and liabilities as follows:

	World Trade Center	IFGC	Total
Property and equipment	$210,459,364	$28,701,907	$239,161,271
Intangible assets, net	9,417,213	2,137,636	11,554,849

	$219,876,577	$30,839,543	$250,716,120

CNL Dallas Market Center, L.P. and Subsidiaries

Notes to Consolidated Financial Statements

For the period from February 14, 2005 (date of inception) to December 31, 2005

1.	Organization, Continued

Net cash flow, as defined in the Agreement, is to be distributed quarterly to the Partners in accordance with the following order of priority: (i) first, to the General Partner and CNL LP to pay the CNL first tier preferred distribution, as defined in the Agreement; (ii) second, to Crow to pay the Crow first tier preferred distribution, as defined in the Agreement; (iii) third to the Partners pro-rata in proportion to their partnership interests until the sum of the aggregate distributions paid equals the second tier preferred distribution, as defined in the agreement, is met, (iv) fourth, 60% to the General Partner and CNL LP and 40% to Crow until the sum of the aggregate distributions paid equals the third tier preferred distribution, as defined in the agreement and (v) thereafter 50% to the General Partner and CNL LP and 50% to Crow. As of December 31, 2005, the Partnership has net cash flow distributions payable totaling approximately $2.5 million.

Net income or loss is allocated between the Partners based on the hypothetical liquidation at book value method (HLBV). Under the HLBV method, net income or loss is allocated between the Partners based on the difference between each Partner’s claim on the net assets of the Partnership at the end and beginning of the period. Each Partner’s share of the net assets of the Partnership is calculated as the amount that the Partner would receive if the Partnership were to liquidate all of its assets at net book value and distribute the resulting cash to creditors and partners in accordance with their respective priorities.

Capital proceeds, including capital proceeds distributed to the partners in winding up the Partnership, are allocated in the same manner as net cash flow with the exception that the first tier preferred distribution for CNL LP and Crow are set at a different rate per the Agreement.

2.	Summary of Significant Accounting Policies

A summary of significant accounting principles and practices used in the preparation of the consolidated financial statements follows:

Basis of Financial Statement Presentation

The Partnership prepares its consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of consolidated financial statements and report amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

The accompanying consolidated financial statements of the Partnership include the accounts of CNL Dallas Market Center, LP and its wholly owned subsidiaries (“Subsidiaries”). All significant inter-Partnership balances and transactions have been eliminated in consolidation.

CNL Dallas Market Center, L.P. and Subsidiaries

Notes to Consolidated Financial Statements

For the period from February 14, 2005 (date of inception) to December 31, 2005

2.	Summary of Significant Accounting Policies, Continued

Purchase Price Allocation

In determining the allocation of the purchase price of the properties, the Partnership follows Financial Accounting Standards No. 141, “Business Combinations”, or FAS 141, and allocates the value of real estate acquired among the building, tenant improvements and equipment as well as to identified intangible assets consisting of the value of in place leases and favorable ground leases. Purchase price allocations and the determination of useful lives are based on management’s estimates of the respective lives of each asset.

Purchase price allocations to building, tenant improvements and equipment were based on management’s determination of the relative fair values of these assets assuming the property is vacant. Purchase price allocations to favorable ground leases are based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in place leases and (ii) our estimate of fair market lease rates for the corresponding leases, measured over a period equal to the remaining non-cancelable terms of the respective leases.

Purchase price allocations to in place leases are based on the present value of the estimated avoided costs determined based on estimates of rent loss and an estimate of carrying costs during the expected lease up periods, including real estate taxes, insurance and other operating income and expenses and costs to execute similar leases in current market conditions, such as leasing commissions, legal and other related costs.

Property and Equipment, net

Property and equipment is stated at cost and includes buildings and tenant improvements. Buildings are depreciated on the straight – line method over 39 years. Tenant improvements are depreciated on the straight – line method over the shorter of the lease term or the estimated useful life. Interest incurred relating to construction of property is capitalized to construction in progress during the construction period.

Intangible Assets

Intangible lease assets are comprised of in place lease costs and favorable ground leases and are amortized over the remaining non-cancelable terms of the respective leases including automatic renewal terms in the case of the lease to Crow. The remaining lives of the ground leases range from 50 to 60 years and the life of the master leases to Crow are 30 years including automatic renewal periods.

Lease Accounting

The Partnership’s leases are accounted for under the provisions of Statement of Accounting Standard No. 13, “Accounting for Leases,” and have been accounted for as operating leases. This statement requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant in order to determine the lease classification.

Cash and Cash Equivalents

The Partnership considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks. Cash accounts maintained on behalf of the Partnership in demand deposits at commercial banks may exceed federally insured levels; however, the Partnership has not experienced any losses in such accounts. The Partners believe the Partnership is not exposed to any significant credit risk on cash and cash equivalents.

FCNL Dallas Market Center, L.P. and Subsidiaries

Notes to Consolidated Financial Statements

For the period from February 14, 2005 (date of inception) to December 31, 2005

2.	Summary of Significant Accounting Policies, Continued

Restricted Cash

The leases require that certain amounts of cash are restricted to fund capital expenditures at the Partnership’s properties and have been included in the accompanying consolidated balance sheets. The reserve accounts are held at CNL Bank, which is an affiliate of the General Partner and CNL LP. As of December 31, 2005, a total of $612,120 was held in these reserve accounts.

Use of Estimates

The Partnership has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles (“GAAP”). Actual results could differ from those estimates.

Revenue Recognition

The Partnership records rental revenue on the straight-line basis over the terms of the leases. Percentage rent that is due contingent upon tenant performance levels such as gross revenues is deferred until the underlying performance thresholds have been reached in accordance with the provisions of Staff Accounting Bulletin 101.

Income Taxes

The Partnership is not subject to federal income taxes. As a result, the earnings or losses for Federal income tax purposes are included in the tax returns of the individual partners. Net income or loss for financial statement purposes may differ significantly from taxable income reportable to partners as a result of differences between the tax basis and financial reporting basis of assets and liabilities and the taxable loss allocation requirements under the Agreement.

Fair Value of Financial Instruments

The estimated fair value of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, and variable rate approximates carrying value because of short maturities. The Partnership believes the fair value of its long-term debt approximates fair value based on rates it believes it could obtain for similar borrowings as of December 31, 2005.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Partnership’s long-lived assets are tested for recoverability annually or whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. The assessment is based on the carrying amount of the asset at the date it is tested for recoverability. An impairment loss is recognized when the carrying amount of a long-lived asset exceeds its fair value. If impairment is recognized, the adjusted carrying amount of a long-lived asset is its new cost basis. For the period ended December 31, 2005, no impairment was recognized by the Partnership.

CNL Dallas Market Center, L.P. and Subsidiaries

Notes to Consolidated Financial Statements

For the period from February 14, 2005 (date of inception) to December 31, 2005

3.	Property and Equipment and Construction in Progress, net

Property and equipment, net consists of the following at December 31, 2005:

Building and improvements	$236,403,842
Equipment	4,581,372
Construction in progress	4,336,080

245,321,294
Less: accumulated depreciation	(6,352,478)

Total	$238,968,816

During the period ended December 31, 2005, the Partnership capitalized interest costs of $48,500 relating to the construction of the Trade Mart Expansion.

4.	In Place Lease Cost and Favorable Ground Leases

In place lease costs, net and favorable ground leases, net consist of the following at December 31, 2005:

	In Place Lease Costs	Favorable Ground Leases
Balance	$7,164,428	$4,390,421
Accumulated amortization	(201,477)	(67,643)

	$6,962,951	$4,322,778

The anticipated amortization of intangible assets over each of the next five years and beyond is as follows:

	In Place Lease Costs	Favorable Ground Leases
2006	$238,814	$84,275
2007	238,814	84,275
2008	238,814	84,275
2009	238,814	84,275
2010	238,814	84,275
Thereafter	5,768,881	3,901,403

Total	$6,962,951	$4,322,778

Amortization of the favorable ground lease asset is recorded as an increase in ground lease expense in the accompanying consolidated statement of operations. During the period ended December 31, 2005, a total of $269,120 in amortization was recorded by the Partnership.

CNL Dallas Market Center, L.P. and Subsidiaries

Notes to Consolidated Financial Statements

For the period from February 14, 2005 (date of inception) to December 31, 2005

5.	Mortgage Loan Payable

In connection with the acquisition of the World Trade Center on February 14, 2005, the Partnership became obligated for approximately $142.3 million in existing debt on the property. On May 25, 2005, in connection with the acquisition of the IFGC, the Partnership became obligated for approximately $16.3 million in existing debt on the IFGC property. Mortgage notes payable consist of the following as of December 31, 2005:

Property	Monthly Payment (Principal and Interest)	Interest Rate	Maturity Date	Balance as of December 31, 2005
World Trade Center	$889,145	6.037%	September 2014	$140,350,848
IFGC	110,663	5.45%	September 2012	16,038,021

				$156,388,869

As of December 31, 2005, scheduled principal payments of the mortgage loan are as follows:

2006	$2,593,172
2007	2,753,580
2008	2,897,576
2009	3,103,180
2010	3,295,185
Thereafter	141,746,176

Total	$156,388,869

6.	Master Leases

On February 14, 2005, in connection with the acquisition of the World Trade Center property, the Partnership entered into a triple-net lease agreement with Dallas Market Center Operating, L.P. a subsidiary of the existing management company, Market Center Management Company, Ltd. (“MCMC”). MCMC is an affiliate of Crow Holdings. On May 25, 2005, in connection with the acquisition of the IFGC property, the Partnership entered into a lease agreement with IFDC Operating, L.P., also a subsidiary of MCMC. The leases have an initial term of five-years with five automatic five-year renewal periods. Both leases call for the payment of monthly base rental payments and percentage rent to the extent that the annual percentage rent calculation exceeds annual base rent. Percentage rent is calculated as a set percentage of total gross sublease rental revenues as defined in the lease agreements. The amount of annual base rent automatically escalates in accordance with the provisions of the lease agreements. The leases require the tenant to pay property taxes on behalf of the Partnership. No property taxes were due on behalf of the Partnership during the period ended December 31, 2005, however, in January 2006, the tenant paid property taxes of $3,488,438 on behalf of the Partnership.

For the period ended December 31, 2005, base rental income under the leases amounted to approximately $20.7 million including $802,205 from the effect of straight-lining rent in accordance with GAAP.

CNL Dallas Market Center, L.P. and Subsidiaries

Notes to Consolidated Financial Statements

For the period from February 14, 2005 (date of inception) to December 31, 2005

6.	Master Leases, Continued

Future minimum rental receipts under non-cancelable operating leases having remaining terms in excess of one year as of December 31, 2005 are as follows:

	World Trade Center(1)	IFGC	Total
2006	$21,765,947	$2,971,892	$24,737,839
2007	22,643,089	3,019,308	25,662,397
2008	22,727,922	3,025,983	25,753,905
2009	22,732,972	3,028,767	25,761,739
2010	22,733,389	3,029,000	25,762,389
Thereafter	547,582,819	72,948,417	620,531,236

Total	$660,186,138	$88,023,367	$748,209,505

FOOTNOTE:

(1)	Base rents for the World Trade Center reflect an increase in annual base rent of $655,324 as a result of an additional $7.3 million in construction costs paid in January 2006 in connection with the development of the Trade Mart Expansion.

7.	Ground Leases

The Partnership makes monthly lease payments under nine ground leases to two separate lessors. Two such leases are with affiliates of Crow and the remaining seven are with a third-party lessor. During the period ended December 31, 2005, the Partnership paid a total of $291,717 for rent under the ground leases (including the effect of GAAP straight-lining adjustments), of which $39,108 was incurred to affiliates of Crow. Each of the ground leases expire between the years 2055 and 2066. Upon termination of the ground leases, all buildings and improvements become the property of the lessors under the ground leases. The non-cancellable future minimum lease payments under the ground leases are as follows:

2006	$295,731
2007	298,115
2008	300,547
2009	303,027
2010	305,557
Thereafter	21,308,665

Total	$22,811,642

Two of the ground leases have annual rent increases. The Partnership straight-lines rent expense under these ground leases in accordance with GAAP. During the period ended December 31, 2005, the Partnership recorded additional ground lease rent of $80,315 as a result of straight-lining adjustments. Accrued rental expense of $80,315 is included in accounts payable and accrued expenses in the accompanying consolidated balance sheet.

CNL Dallas Market Center, L.P. and Subsidiaries

Notes to Consolidated Financial Statements

For the Period from February 14, 2005 (date of inception) to December 31, 2005

8.	Commitments and Contingencies

On October 12, 2005, the Partnership entered into a memorandum of understanding and an agreement to develop an approximately 500,000 square foot lighting center expansion (160,000 leasable square feet) at the Trade Mart Property (the “Trade Mart Expansion”). The total estimated construction costs are expected to be approximately $21.3 million. The Trade Mart Expansion is expected to be completed at the end of 2006 and will be leased to an affiliate of Crow. In December 2005, the partners made capital contributions to the Partnership to fund the first $4.3 million of the project costs pro-rata in proportion to the partnership interests. The remainder of the construction costs will be funded over the duration of the development period, and the Trade Mart Expansion is expected to be completed in early 2007. As construction occurs, the base rent of the Trade Mart Property increases by 9.0% of the amount on construction costs incurred in accordance with the lease agreement.

From time to time the Partnership may be exposed to litigation arising from operations of its business in the ordinary course of business. Management is not aware of any such litigation that it believes will have a material adverse impact on the Partnership’s financial condition or results of operations.

9.	Subsequent Events

In January 2006, the partners funded an additional $7.3 million in construction costs related to the development of the Trade Mart Expansion pro-rata in proportion to their partnership interests. As a result, base rent of the World Trade Center property increased by $655,324 per year effective on the date of the contribution.

Report of Independent Registered Certified Public Accounting Firm

To the Partners of

CNL Income GW Partnership, LLLP:

In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of operations, of partners’ capital and of cash flows present fairly, in all material respects, the financial position of CNL Income GW Partnership, LLLP and its subsidiaries at December 31, 2005 and the results of their operations and their cash flows for the period from October 11, 2005 (date of inception) to December 31, 2005 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ Pricewaterhouse Coopers LLP

Orlando, Florida
March 13, 2006

CNL Income GW Partnership, LLLP and Subsidiaries

Consolidated Balance Sheet

As of December 31, 2005

Assets
Current assets:
Cash and cash equivalents	$2,887,696
Restricted cash	12,819,905
Accounts receivable	1,090,221
Prepaid expenses and other current assets	1,232,004
Deposit with lender	680,000

18,709,826

Property and equipment, net	101,485,037
Other intangible assets, net	689,422

$120,884,285

Liabilities and Partners’ Capital
Current liabilities:
Accounts payable and accrued expenses	$5,712,114
Distributions payable	2,361,918
Due to affiliates	143,285
Advanced deposits	1,066,981

9,284,298
Partners’ capital	111,599,987

$120,884,285

The accompanying notes are an integral part of these consolidated financial statements.

CNL Income GW Partnership, LLLP and Subsidiaries

Consolidated Statement of Operations

Period from October 11, 2005 (inception) through December 31, 2005

Revenues
Rooms	$4,107,205
Food and beverage	1,170,234
Other operating departments	1,272,143

6,549,582

Cost of sales and other expenses
Rooms	907,961
Food and beverage	1,239,699
Other operating departments	1,002,120
Property operations and maintenance	1,787,693
Management fees	196,427
Franchise and licensing fees	196,427
General and administrative	593,336
Sales and marketing	676,239
Depreciation and amortization	1,039,157

7,639,059

Operating loss	(1,089,477)
Interest and other income	60,058

Net loss	$(1,029,419)

The accompanying notes are an integral part of these consolidated financial statements.

CNL Income GW Partnership, LLLLP and Subsidiaries

Consolidated Statement of Partners’ Capital

Period from October 11, 2005 (inception) through December 31, 2005

	General Partner	CNL LP	GW	Total
Formation transactions, October 11, 2005 (inception)	$—	$—	113,311,324	$113,311,324
Acquisition of GW interest by CNL Partners	11,331	79,306,597	(79,317,928)	—
Additional Partner contributions	168	1,175,832	504,000	1,680,000
Distributions	(295)	(1,981,150)	(380,473)	(2,361,918)
Net loss	(56)	(392,435)	(636,928)	(1,029,419)

Balance, December 31, 2005	$11,148	$78,108,844	$33,479,995	$111,599,987

The accompanying notes are an integral part of these consolidated financial statements.

CNL Income GW Partnership, LLLP and Subsidiaries

Consolidated Statement of Cash Flows

Period from October 11, 2005 (inception) through December 31, 2005

Cash flows from operating activities
Net loss	$(1,029,419)
Adjustments to reconcile net loss to cash provided by operating activities
Depreciation and amortization	1,039,157
Changes in assets and liabilities, net of business acquired
Accounts receivable	(1,090,221)
Prepaid expenses and other current assets	(277,691)
Accounts payable and accrued expenses	3,867,240
Due to affiliates	143,285
Advanced deposits	(154,327)

Net cash provided by operating activities	2,498,024

Cash flows from investing activities
Acquisition of property and equipment	(5,630,936)
Decrease in restricted cash	4,910,095

Net cash used in investing activities	(720,841)

Cash flows from financing activities
Capital contributions from Partners	1,680,000
Deposit with lender	(680,000)

Net cash provided by financing activities	1,000,000

Net increase (decrease) in cash and cash equivalents	2,777,183

Cash and cash equivalents
Beginning of the period	110,513

End of period	$2,887,696

The accompanying notes are an integral part of these consolidated financial statements.

CNL Income GW Partnership, LLLP and Subsidiaries

Consolidated Statement of Cash Flows - Continued

Period from October 11, 2005 (inception) through December 31, 2005

Supplemental disclosure of non-cash investing activities
Assets acquired and liabilities assumed upon formation of the Partnership
Assets acquired
Cash	$110,513
Prepaid expenses and other current assets	954,313
Property and equipment	96,872,110
Intangible assets	710,570
Restricted cash	17,730,000

$116,377,506

Liabilities assumed
Accounts payable and accrued expenses	$1,844,874
Advanced deposits	1,221,308

3,066,182

Net assets acquired	$113,311,324

Net of cash	$113,200,811

Supplemental disclosure of non-cash financing activities
Distributions declared but not paid to partners	$2,361,918

The accompanying notes are an integral part of these consolidated financial statements.

CNL Income GW Partnership, LLLP and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2005

1.	Business

Organization

CNL Income GW Partnership, LLLP (the “Partnership”) was organized pursuant to the laws of the State of Delaware on October 11, 2005. CNL Income GW WI-DEL, LP, CNL Income GW Sandusky, LP, CNL Income GW Corp., CNL Income GW WI-DEL Tenant, LP and CNL Income GW Sandusky Tenant, LP are wholly owned subsidiaries of the Partnership. The Partnership’s general partner is CNL Income GW GP, LLC (the “General Partner”) and limited partners are CNL Income Partners, LP (“CNL LP”) and Great Bear Lodge of Wisconsin Dells, LLC (“GW”), (collectively, the “Limited Partners”). GW is an affiliate of Great Wolf Resorts, Inc. The General Partner and CNL LP are collectively referred to as the CNL Partners and are wholly-owned subsidiaries of CNL Income Properties, Inc.

The Partnership owns the (i) 309-room hotel and recreational facilities known as the “Great Wolf Lodge-Wisconsin Dells” located in Lake Delton, Wisconsin, and (ii) the 271-room hotel and recreational facilities known as the “Great Wolf Lodge-Sandusky” located in Sandusky, Ohio (collectively referred to as the “Properties”). The Properties’ day-to-day operations are managed by an affiliate of GW, however, all Partners must agree to key decisions affecting the Properties.

The structure of the Partnership is designed to allow the parent of the CNL Partners to continue to qualify as a real estate investment trust, which is generally not subject to federal income taxes. In keeping with this objective, the Partnership operates its Properties through tenant partnership entities owned by the Partnership through a wholly-owned taxable REIT subsidiary (“TRS”) entity, as permitted by the REIT Modernization Act of 1999.

The Partnership was formed through a series of transactions, whereby GW contributed its interests in two subsidiary partnerships to the Partnership in exchange for 100% ownership of the Partnership. The agreed upon value of the properties owned through the subsidiary partnership was $114.5 million, excluding closing costs. On October 11, 2005, the CNL Partners acquired a 61.14% interest in the Partnership from GW for cash. Then on November 3, 2005, the CNL Partners acquired an additional 8.86% ownership interest from GW for cash resulting in the General Partner and Limited Partners owning the following percentage interests in the Partnership as of December 31, 2005:

Partner	Percentage Interest
General Partner	0.01%
CNL LP	69.99%
GW	30.00%

The contribution value and closing costs were allocated to assets and liabilities of the newly formed Partnership as follows:

Property and equipment	$96,872,110
Intangible assets, net	710,570
Receipt of various assets	18,794,826
Assumption of various payables	(3,066,182)

$113,311,324

CNL Income GW Partnership, LLLP and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2005

Allocations and Distributions

Net income or loss is allocated between the Partners based on the hypothetical liquidation at book value method (HLBV). Under the HLBV method, net income or loss is allocated between the Partners based on the difference between each Partner’s claim on the net assets of the Partnership at the end and beginning of the period. Each Partner’s share of the net assets of the Partnership is calculated as the amount that the Partner would receive if the Partnership were to liquidate all of its assets at net book value and distribute the resulting cash to creditors and partners in accordance with their respective priorities.

On an annual basis, Net Cash Flow, as defined in the Agreement, is distributed in accordance with the following order of priority; (i) first, to the CNL Partners, pro rata, until the aggregate distributions received by the CNL Partners with respect to such fiscal year equals the CNL Preferred Distribution, as defined in the Agreement, (ii) second to GW until the aggregate distributions received by the GW with respect to such fiscal year equals the GW Preferred Distribution, as defined in the Agreement, and (iii) thereafter pro-rata among the Partners in proportion to their respective percentage interests.

Capital proceeds, including capital proceeds distributed to partners in winding up the Partnership, are allocated as follows: (i) first, to establish any reserves pursuant to and subject to the provisions of which the General Partner reasonably determines to be necessary to provide for any contingent or unforeseen liabilities or obligations of the Partnership and the subsidiaries (provided that at such time as the General Partner determines to be advisable, the balance of the reserves remaining after the payment of such contingencies shall be deemed capital proceeds available for distribution); (ii) next, to Partners, pro rata, in proportion to the respective amounts of their Unreturned Capital, as defined in the Agreement, until the Unreturned Capital of each of the Partners is returned in full; and (iii) thereafter, among the Partners, pro-rata in proportion to their respective Percentage Interests.

2.	Summary of Significant Accounting Policies

A summary of significant accounting principles and practices used in the preparation of the financial statements follows:

Basis of Financial Statement Presentation

The Partnership prepares its consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclose contingent assets and liabilities at the date of consolidated financial statements and report amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of CNL Income GW Partnership, LLLP and its wholly owned subsidiaries. All significant inter-partnership balances and transactions have been eliminated in consolidation.

CNL Income GW Partnership, LLLP and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2005

Cash and Cash Equivalents

The Partnership considers all amounts held in highly liquid instruments with original purchased maturities of three months or less as cash and cash equivalents. Cash and cash equivalents consists primarily of demand deposit accounts at commercial banks. Cash accounts maintained on behalf of the Partnership in demand deposits at commercial banks may exceed federally insured levels; however, the Partnership has not experienced any losses in such accounts. Management believes the credit risk associated with cash and cash equivalents to be low due to the quality of the financial institutions in which these assets are held.

Restricted Cash

Certain amounts of cash have been restricted in connection with the formation of the Partnership primarily for the purposes of funding construction costs of the Dells Waterpark Expansion. Other amounts of cash are restricted under the management agreements with GW for maintenance and replacement of furniture, fixtures and equipment at the Partnership’s Properties. Cash for the replacement of furniture, fixtures and equipment is set aside each month as a set percentage of total gross revenues of the Properties in accordance with the hotel management agreements and is used as necessary for the replacement of furniture, fixtures and equipment. As of December 31, 2005, the Partnership had $12.8 million in restricted cash to fund future construction costs of the Dells Waterpark Expansion and $0 in restricted cash for the replacement of furniture, fixtures and equipment at the Properties.

Purchase Price Allocation

In determining the allocation of the purchase price of the Properties, the Partnership follows Financial Accounting Standards No. 141, “Business Combinations”, or FAS 141, and allocates the value of real estate acquired among the land, buildings and equipment and identified intangible assets, consisting of the value of a condo rental pool at the Great Wolf Lodge-Wisconsin Dells Property. Purchase price allocations and the determination of useful lives are based on management’s estimates and studies commissioned from independent real estate appraisal firms.

Property and Equipment

Property and equipment is stated at cost and includes land, buildings and improvements, and furniture, fixtures and equipment. Buildings and improvements, and furniture, fixtures and equipment are depreciated on the straight-line method over the assets’ estimated useful lives ranging from 39 to 3 years, respectively. Expenditures for major renewals and betterments are capitalized and depreciated over the related assets’ estimated useful lives. Expenditures for repairs and maintenance are expensed when incurred.

Other Intangible Assets

In June 2001, the FASB issued SFAS No. 141 and SFAS No. 142. SFAS No. 141 requires that all business combinations be accounted for using the purchase method and provides criteria for recording intangible assets separately from goodwill. SFAS No. 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets. Goodwill and other intangible assets that have indefinite useful lives are not amortized into results of operations but, instead, are tested at least annually for impairment and written down when impaired.

Other intangible assets represent the value assigned to the revenue stream from a condo rental pool at the Wisconsin Dells property. The condo rental pool intangible asset is being amortized on a straight-line basis over the average remaining life of the existing rental pool agreements which is approximately 4.6 years, however, the Partnership estimates that most of the condo owners will elect to renew the rental pool agreement upon expiration and revenues will continue to be generated from this programs well in excess of the useful life assigned to this asset.

CNL Income GW Partnership, LLLP and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2005

Revenue Recognition

The Property’s revenues are derived from its operations and include revenues from the rental of rooms, food and beverage sales, telephone usage, the operation of a condo rental pool at the Wisconsin Dells property and other service revenue. Revenue is recognized when rooms are occupied and services have been performed. Cash received from customers for events occurring after the end of each respective year have been recorded as advanced deposits in the accompanying consolidated statements of financial position.

Advertising and Promotion Costs

The costs of advertising, promotional, sales and marketing programs are charged to operations in the year incurred and are included as sales and marketing expenses in the accompanying consolidated statement of operations. Advertising, promotional, sales and marketing costs totaled approximately $676,239 for the period ended December 31, 2005.

Inventory

Inventory, primarily consisting of food, beverage and operating supplies, is accounted for using the first in, first out method and is stated at the lower of cost or market. Inventory is recorded in prepaid expenses and other current assets in the accompanying consolidated balance sheets.

Income Taxes

Under the provisions of the Internal Revenue Code and applicable state laws, the Partnership is only subject to taxation of income on the profits and losses from its TRS. The tax consequences of other Partnership revenues and expenses, unrelated to the operation of the properties, will accrue to the partners. Certain of these other revenues and expenses may be treated differently in the Partnership’s income tax return than in the accompanying consolidated financial statements. Therefore, amounts reported in the consolidated financial statements may not be the same as reported in the partners’ income tax returns.

The Partnership accounts for federal and state income taxes on its TRS using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax-credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Leases

The Partnership has entered into operating leases for equipment used at its Properties. Payments under operating leases are recorded as rent expense each month as lease payments are made.

Use of Estimates

The Partnership has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles (“GAAP”). Actual results could differ from those estimates.

CNL Income GW Partnership, LLLP and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2005

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards No. 144 Accounting for the Impairment or Disposal of Long-Lived Assets, the Partnership’s long-lived assets are tested for recoverability annually or whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. The assessment is based on the carrying amount of the asset at the date it is tested for recoverability. An impairment loss is recognized when the carrying amount of a long-lived asset exceeds its fair value. The loss recorded is the amount required to record the asset at fair value. If impairment is recognized, the adjusted carrying amount of a long-lived asset is its new cost basis. For the period ended December 31, 2005, the Partnership recorded no impairments.

Concentration of Credit Risk

Financial instruments which potentially subject the Partnership to a concentration of credit risk consist principally of guest and trade accounts receivable. Concentration of credit risk with respect to guest and trade accounts receivable is limited due to the wide variety of customers and industries to which the Property’s services are sold, as well as the dispersion of customers across many geographic areas.

3.	Property and Equipment

Property and equipment consist of the following at December 31, 2005:

Land and land improvements	$7,330,224
Building and improvements	73,542,516
Furniture, fixtures and equipment	16,664,985
Construction in progress	4,965,321

102,503,046
Less: accumulated depreciation	(1,018,009)

$101,485,037

CNL Income GW Partnership, LLLP and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2005

4.	Other Intangible Assets

The gross carrying amount and accumulated amortization of the Partnership’s other intangible assets consist of the following at December 31, 2005:

Condo rental pool	$710,570
Less: accumulated amortization	(21,148)

$689,422

Amortization expense related to condo rental pool intangible asset was $21,148 during the period ended December 31, 2005. The anticipated amortization of the condo rental pool intangible asset over each of the next five years is as follows:

2006	$155,146
2007	155,146
2008	155,146
2009	155,146
2010	68,838

Total	$689,422

5.	Related Parties Transactions

Hotel Management Agreements

The Partnership entered into an agreement with an affiliate of GW (the “Manager”) to manage the Properties. The management agreements have a term of 15 years. Under terms of the agreements, the Manager operates the Properties in return for a fixed management fee of 3 percent of Gross Operating Revenues, as defined in the management agreements, for each property. The Manager may also earn an incentive management fee equal to 30 percent of the amount by which net operating income exceeds 10% of the average Invested Capital, as defined in the agreement. The Partnership incurred base management fees of $196,427 and no incentive management fees during the period ended December 31, 2005. The management agreements may be terminated if certain performance thresholds are not met, as defined in the management agreements.

Licensing Agreements

The Partnership also entered into licensing agreement with an affiliate of GW (the “Franchisor”) for each property. The license agreements have a term of 15 years. Under terms of the agreements, the Partnership is required to pay franchise and licensing fees equal to 3 percent of Gross Operating Revenues, as defined in the licensing agreements, for each property. The Partnership incurred licensing fees of $196,427 during the period ended December 31, 2005.

CNL Income GW Partnership, LLLP and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2005

Other

The Partnership has entered into various other agreements with GW and its affiliates to provide services such as property insurance, health insurance, and workers’ compensation insurance. The Partnership incurred $108,876, for such expenses for the period ended December 31, 2005. These amounts have been included in costs and expenses for room, food and beverage, and other operating departments in the accompanying consolidated statement of operations.

6.	Income Taxes

Under the provisions of the Internal Revenue Code and applicable state laws, the Partnership is only subject to taxation of income on the profits and losses from its TRS operations. The components of the deferred taxes recognized in the accompanying consolidated balance sheet at December 31, 2005 are as follows:

Deferred tax asset:
Net operating loss	$577,385
Book/tax differences in acquired assets	506,063

Total deferred tax asset	1,083,448
Valuation allowance	(1,083,448)

$—

The types of temporary differences between the tax basis of assets and liabilities and their financial statement reporting amounts are attributable to book/tax differences in the acquired assets and net operating losses. The TRS had a net operating loss carry-forward for federal and state purposes of approximately $1.5 million as of December 31, 2005 to offset future taxable income. The estimated net operating loss carry-forward will expire in 2025. The Partnership has not recorded these potential future benefits because its TRS subsidiary does not have sufficient historical earnings on which to base a potential future benefit.

7.	Leases

The Partnership is a lessee of various types of equipment used in operating the Properties. Leases are categorized as operating leases based upon the terms in the lease agreements.

Future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2005 are as follows:

2005	$18,838
2006	18,563
2007	17,810
2008	2,784

Total	$57,995

Rent expense was $4,203 for the period ended December 31, 2005 and is included in property operations in the accompanying consolidated statement of operations.

CNL Income GW Partnership, LLLP and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2005

8.	Commitments and Contingencies

The Partnership is currently constructing an additional 35,000 square foot indoor waterpark attraction at the Wisconsin Dells Property (the “Dells Waterpark Expansion”) for a total estimated cost of $17.6 million. It is intended that the indoor waterpark will include a wave pool and other amenities and features. An affiliate of GW is obligated for the construction and completion of the Dells Waterpark Expansion pursuant to a Development Agreement with the Partnership. The projected costs for the Dells Waterpark Expansion were funded into an escrow account upon the formation of the Partnership. Construction is expected to be completed during the first half of 2006. If total development costs exceed the $17.6 million escrowed, an affiliate of GW is obligated to fund the excess development costs.

From time to time the Partnership may be exposed to litigation arising from operations of its business in the ordinary course of business. Management is not aware of any such litigation that it believes will have a material adverse impact on the Partnership’s financial condition or results of operations.

9.	Subsequent Events

In the first quarter of 2006, the Partners made capital contributions totaling $1.1 million, pro-rata in proportion to their ownership interests in order to pay property taxes that were incurred for the properties prior to the formation of the Partnership during the period from January 1, 2005 through October 10, 2005. The Partners elected to defer this funding at the time of the Partnership’s formation until the time that the taxes were required to be paid.

On March 1, 2006, the Partnership closed on $63.0 million in mortgage financing collateralized by its two properties. The loan carries a fixed-rate of approximately 6.0% and has a term of seven years. The loan requires monthly payments of “interest only” for the first three years and monthly payments of principal and interest amortized over 30 years thereafter. The majority of the proceeds of the loan were distributed to the Partners, pro-rata, on accordance with their ownership interests. As of December 31, 2005, the Partnership had a deposit with the lender for $680,000.

APPENDIX A

FORM OF AMENDED AND RESTATED

REINVESTMENT PLAN

FORM OF

AMENDED AND RESTATED

REINVESTMENT PLAN

CNL INCOME PROPERTIES, INC., a Maryland corporation (the “Company”), pursuant to its amended and restated Articles of Incorporation, adopted an Amended and Restated Reinvestment Plan (the “Reinvestment Plan”) on the terms and conditions set forth below.

1. Reinvestment of Distributions. BNY Investment Center, Inc., the reinvestment agent (the “Reinvestment Agent”) for participants (the “Participants”) in the Reinvestment Plan, will receive all cash distributions made by the Company with respect to shares of common stock of the Company (the “Shares”) owned by each Participant (collectively, the “Distributions”). The Reinvestment Agent will apply such Distributions on behalf of the Participants as follows:

(a) At any period during which the Company is making a “best-efforts” public offering of Shares, the Reinvestment Agent will invest Distributions in Shares acquired from the Company at the then current per share offering price for Reinvestment Plan Shares.

(b) During any period when the Company is not making a “best-efforts” offering of Shares, as described in 1(a) above unless the Shares are listed on a national stock exchange or quoted on an over-the-counter market or a national market system (collectively, “Listed” or “Listing”), the Reinvestment Agent will purchase Shares directly from the Company at $9.50 per Share, unless adjusted by the Board of Directors, which price shall in no event be less than 95% of the fair market value as determined by the Board of Directors.

(c) Notwithstanding sections 1(a) and (b) above, upon Listing of the Shares, the Reinvestment Agent may purchase Shares either through the exchange, over-the-counter market or market system on which the Shares are Listed, or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan. In either case, the Shares shall be purchased at a per Share price equal to the then-prevailing market price for the Shares at the date of purchase by the Reinvestment Agent. In the event that, after Listing occurs, the Reinvestment Agent purchases Shares on an exchange, over-the-counter market or market system through a registered broker-dealer, the amount to be reinvested shall be reduced by any brokerage commissions charged by such registered broker-dealer. In the event that such registered broker-dealer charges reduced brokerage commissions, additional funds in the amount of any such reduction shall be left available for the purchase of Shares.

(d) In the event of a subsequent determination that the purchase price for Shares under the Reinvestment Plan represented a discount in excess of 5% of the fair market value at the time of the sale, the distribution of the portion of the Shares issued under the Reinvestment Plan representing the excess amount maybe voided, ab initio, to the extent it could result in the Company’s failure to qualify as a real estate investment trust.

(e) For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

(f) Distributions shall be invested by the Reinvestment Agent in Shares promptly following the payment date with respect to such Distributions to the extent Shares are available. If sufficient Shares are not available, Distributions shall be invested on behalf of the Participants in one or more interest-bearing accounts in a commercial bank approved by the Company which is located in the continental United States and has assets of at least $100,000,000, until Shares are available for purchase, provided that any Distributions that have not been invested in Shares within 30 days after such Distributions are made by the Company shall be returned to Participants.

(g) The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to five decimal places.

(h) Distributions attributable to Shares purchased on behalf of the Participants pursuant to the Reinvestment Plan will be reinvested in additional Shares in accordance with the terms hereof.

(i) No certificates will be issued to a Participant for Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan, except to Participants who make a written request to the Reinvestment Agent. Participants in the Reinvestment Plan will receive statements of account in accordance with Paragraph 6 below.

2. Election to Participate. Any stockholder who has received a final prospectus, either solely for the Reinvestment Plan, if any, or for the then current offering, may elect to participate in and purchase Shares through the Reinvestment Plan at any time by completing and executing a Subscription Agreement, Authorization Form or such other similar form, as applicable. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant’s notice, and to all fiscal quarters thereafter, provided such notice is received more than 30 days prior to the last day of the fiscal quarter. Subject to the preceding sentence, regardless of the date of such election, a stockholder will become a Participant in the Reinvestment Plan effective on the first day of the fiscal quarter following such election, and the election will apply to all Distributions attributable to the fiscal quarter in which the stockholder makes such written election to participate in the Reinvestment Plan and to all fiscal quarters thereafter. A Participant who has terminated his or her participation in the Reinvestment Plan pursuant to Paragraph 10 will be allowed to participate in the Reinvestment Plan again upon receipt of a current version of a final prospectus relating to participation in the Reinvestment Plan which contains, at a minimum, the following: (i) the minimum investment amount; (ii) the type or source of proceeds which may be invested; and (iii) the tax consequences of the reinvestment to the Participant; by notifying the Reinvestment Agent and completing any required forms.

3. Distribution of Funds. In making purchases for Participants’ accounts, the Reinvestment Agent may commingle Distributions attributable to Shares owned by Participants in the Reinvestment Plan.

4. Proxy Solicitation. The Reinvestment Agent will distribute to Participants proxy solicitation materials received by it from the Company which are attributable to Shares held in the Reinvestment Plan. The Reinvestment Agent will vote any Shares that it holds for the account of a Participant in accordance with the Participant’s written instructions. If a Participant gives a proxy to person(s) representing the Company covering Shares registered in the Participant’s name, such proxy will be deemed to be an instruction to the Reinvestment Agent to vote the full Shares in the Participant’s account in like manner. If a Participant does not direct the Reinvestment Agent as to how the Shares should be voted and does not give a proxy to person(s) representing the Company covering these Shares, the Reinvestment Agent will not vote said Shares.

5. Absence of Liability. Neither the Company nor the Reinvestment Agent shall have any responsibility or liability as to the value of the Company’s Shares, any change in the value of the Shares acquired for the Participant’s account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Distributions are invested. Neither the Company nor the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant’s participation in the Reinvestment Plan upon such Participant’s death prior to receipt of notice in writing of such death and the expiration of 30 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant. Notwithstanding the foregoing, liability under the federal securities laws cannot be waived. Similarly, the Company and the Reinvestment Agent have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

6. Reports to Participants. At the end of each quarter, but in no event later than 30 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge to such Participant and the total Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Tax information for income earned on Shares under the Reinvestment Plan will be sent to each Participant by the Company or the Reinvestment Agent at least annually.

7. Administrative Charges and Plan Expenses. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. The administrative charge for each Participant for each fiscal quarter shall be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $0.50. Any interest earned on Distributions will be paid to the Company to defray costs relating to the Reinvestment Plan. In the event that proceeds from the sale of Shares are used to acquire properties or to invest in loans or other permitted investments, the Company will pay its advisor acquisition fees of 3.0% pursuant to the Reinvestment Plan. The Company may also pay approximately 0.82%, 0.10% and 0.25% to affiliates as reimbursement for other offering expenses, due diligence expenses and acquisition expenses, respectively. All of the 0.10% reimbursement for due diligence expenses will be paid to participating broker dealers. As a result, aggregate fees and expenses payable to affiliates of the Company will total approximately 4.07% of the proceeds of reinvested Distributions.

8. No Drawing. No Participant shall have any right to draw checks or drafts against his or her account or to give instructions to the Company or the Reinvestment Agent except as expressly provided herein.

9. Taxes. Taxable Participants may incur a tax liability for Distributions made with respect to such Participant’s Shares, even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Reinvestment Plan.

10. Termination.

(a) A Participant may terminate his or her participation in the Reinvestment Plan at any time by written notice to the Company. To be effective for any Distribution, such notice must be received by the Company at least 30 days prior to the last day of the fiscal quarter to which such Distribution relates.

(b) The Company or the Reinvestment Agent may terminate a Participant’s individual participation in the Reinvestment Plan, and the Company may terminate the Reinvestment Plan itself at any time by 30 days’ prior written notice mailed to a Participant, or to all Participants, as the case may be, at the address or addresses shown on the Participant’s account or such more recent address as a Participant may furnish to the Company in writing.

(c) After termination of the Reinvestment Plan or termination of a Participant’s participation in the Reinvestment Plan, the Reinvestment Agent will send to each Participant (i) a statement of account in accordance with Paragraph 6 hereof, and (ii) a check for the amount of any Distributions in the Participant’s account that have not been reinvested in Shares. The record books of the Company will be revised to reflect the ownership of record of the Participant’s whole and fractional Shares. Any future Distributions made after the effective date of the termination will be sent directly to the former Participant.

11. Notice. Any notice or other communication required or permitted to be given by any provision of this Reinvestment Plan shall be in writing and addressed to CNL Investment Company, Attention: CNL Investor Administration, Post Office Box 4920, Orlando, Florida 32802-4920, if to the Company; or to BNY Investment Center, Inc., c/o The Bank of New York, Post Office Box 7090, Troy, Michigan 48007-7090, if to the Reinvestment Agent, or such other addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Company. Each Participant shall notify the Company promptly in writing of any change of address.

12. Amendment. The terms and conditions of this Reinvestment Plan may be amended, renewed, extended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including but not limited to, an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his or her last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors of the Company and by any necessary regulatory authority. Such amendment shall be deemed conclusively accepted by each Participant, except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

13. Governing Law. THIS REINVESTMENT PLAN AND A PARTICIPANT’S ELECTION TO PARTICIPATE IN THE REINVESTMENT PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY IN SAID STATE; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 13.

APPENDIX B

PRIOR PERFORMANCE TABLES

APPENDIX B

PRIOR PERFORMANCE TABLES

The information in this Appendix B contains certain relevant summary information concerning certain prior public programs (the “Prior Public Programs”) sponsored by two of the Company’s principals and their Affiliates (collectively, the “Sponsor”). The Prior Public Programs include CNL Restaurant Properties, Inc., and the CNL Income Funds which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, as well as CNL Hotels & Resorts, Inc. (formerly, CNL Hospitality Properties, Inc.) and CNL Retirement Properties, Inc., which were formed to invest in hotel properties and retirement properties, respectively. No Prior Public Programs sponsored by the Company’s Affiliates have invested in properties leased on a triple-net basis in which the Company expects to invest.

A more detailed description of the acquisitions by the Prior Public Programs is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL Restaurant Properties, Inc., CNL Hotels & Resorts, Inc., and CNL Retirement Properties, Inc., as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in properties.

Stockholders should not construe inclusion of the following tables as implying that the Company will have results comparable to those reflected in such tables or will make investments comparable to those reflected in the tables. Distributable cash flow, federal income tax deductions, or other factors could be substantially different. Stockholders should note that, by acquiring shares in the Company, they will not be acquiring any interest in any Prior Public Programs.

Description of Tables

The following Tables are included herein:

Table I - Experience in Raising and Investing Funds

Table II - Compensation to Sponsor

Table III - Operating Results of Prior Programs

Table IV - Results of Completed Programs

Table V - Sales or Disposals of Properties

Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 2005. The following is a brief description of the Tables:

Table I - Experience in Raising and Investing Funds

Table I presents information on a percentage basis showing the experience of the Sponsor in raising and investing funds for the Prior Public Programs, which had offerings that became fully subscribed between January 2002 and December 2005.

Past performance is not necessarily indicative of future performance.

The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

Table II - Compensation to Sponsor

Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to the Sponsors of the Prior Public Programs.

The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to the Sponsor through December 31, 2005, in connection with each Prior Public Program which had offerings that became fully subscribed between January 2002 and December 2005. The Table also shows the amounts paid to the Sponsor from cash generated from operations and from cash generated from sales or refinancing by each of these Prior Public Programs on a cumulative basis commencing with inception and ending December 31, 2005. In addition, the Table presents in a separate column aggregate payments to the Sponsor in the most recent three years from all other Prior Public Programs.

Table III - Operating Results of Prior Programs

Table III presents a summary of operating results for the period from inception through December 31, 2005, of the Prior Public Programs, the offerings of which became fully subscribed between January 2000 and December 2005.

The Table includes a summary of income or loss of the Prior Public Programs, which are presented on the basis of generally accepted accounting principles (“GAAP”). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Programs, as distinguished from cash generated from other sources (special items). The section of the Table entitled “Special Items” provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Programs, but rather are related to items of an investing or financing nature. These items include proceeds from capital contributions of investors and disbursements made from these sources of funds, such as stock issuance and organizational costs, acquisition of the properties and other costs which are related more to the organization of the entity and the acquisition of properties than to the actual operations of the entities.

The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

Table IV - Results of Completed Programs

Table IV summarizes the results of the Prior Public Programs, which during the five years ended December 31, 2005, have completed their operations and sold all of their properties. CNL Restaurant Properties, Inc. merged with and into U.S. Restaurant Properties, Inc. The surviving entity of the merger is Trustreet Properties, Inc. In addition, on February 25, 2005, each of the CNL Income Funds merged with a separate wholly owned subsidiary of Trustreet Properties, Inc.’s operating partnership. As a result, each of the CNL Income Funds is a wholly owned subsidiary of Trustreet Properties, Inc. and the interests of the partners and stockholders of the CNL Income Funds and CNL Restaurant Properties have been liquidated.

Table V - Sales or Disposals of Properties

Table V provides information regarding the sale or disposal of properties owned by the Prior Public Programs during the three years ended December 31, 2005. The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

Past performance is not necessarily indicative of future performance.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (1)

	CNL Hotels & Resorts, Inc.	CNL Retirement Properties, Inc.
	(Note 2)	(Notes 3, 4 and 5)
Dollar amount offered	$3,090,000,000	$2,510,000,000

Dollar amount raised	99.2%	(Note 3 and 4)

Less offering expenses:
Selling commissions and discounts	(7.5)	(7.5)
Organizational expenses	(2.0) to (4.0)	(2.0) to (3.0)
Marketing support and due diligence expense reimbursement fees (includes amounts reallowed to unaffiliated entities)	(0.5)	(0.5)

	(11.0)	(10.0) to (11.0)

Reserve for operations	—	—

Percent available for investment	88.0 to 90.0%	89.0 to 90.0%

Acquisition costs:
Cash down payment	83.0 to 85.0%	84.0 to 85.0%
Acquisition fees paid to affiliates	4.5	4.5
Acquisition expenses	0.5	0.5

Total acquisition costs	88.0 to 90.0%	89.0 to 90.0%

Percent leveraged (mortgage financing divided by total acquisition costs)	53.3%	40.0%
Date offering began	7/09/97, 6/17/99, 9/15/00, 4/23/02 and 2/05/03	9/18/98, 9/19/00, 5/24/02 and 4/04/03
Length of offering (in months)	23, 15, 20, 9 and 13 respectively	24, 20, 11 and 13, respectively
Months to invest 90% of amount available for investment measured from date of offering	29, 16, 22, 12 and 1 respectively	19, 24, 15 and 17, respectively

FOOTNOTES:

Note 1:	Percentages are of total dollar amounts raised except for “percent leverage.”

Note 2:	CNL Hotels & Resorts, Inc. (the “Hotels & Resorts REIT”) offered securities for sale in five public offerings since 1997. Of the amount shown $36,642,514 reflects dollars raised pursuant to its reinvestment plan.

Note 3:	CNL Retirement Properties, Inc. (the “Retirement Properties REIT”) offered securities for sale in five public offerings since 1998. As of December 31, 2005, of the funds raised, $106,527,910 was pursuant to its reinvestment plan.

Note 4:	During its first four offerings, the Retirement Properties REIT raised $9,718,974 or 6.3%, $155,000,000 or 100%, $450,000,000 or 100% and $1,568,000,000 or 89.6%, respectively, of the dollar amount offered.

Note 5:	The amounts shown represent the combined results of the Retirement Properties REIT’s Initial Offering, 2000 Offering, 2002 Offering and 2003 Offering only, due to the fact that the 2004 Offering was not yet fully subscribed at December 31, 2004.

Past performance is not necessarily indicative of future performance.

TABLE II

COMPENSATION TO SPONSOR

	CNL Hotels & Resorts, Inc.	CNL Retirement Properties, Inc.
	(Notes 1)	(Note 2)
Date offering commenced	7/9/97, 6/17/99, 9/15/00, 4/23/02 and 02/5/03	9/18/98, 9/19/00, 5/24/02, 4/3/03 and 5/14/04
Dollar amount raised	$3,066,534,832	$2,584,186,446

Amount paid to sponsor from proceeds of offering:
Selling commissions and discounts	229,990,112	185,305,552
Real estate commissions	—	—
Acquisition fees	137,994,067	111,692,414
Marketing support and due diligence expense reimbursement fees (includes amounts reallowed to unaffiliated entities)	15,332,674	17,472,637

Total amount paid to sponsor	383,316,853	314,470,603

Dollar amount of cash generated from (used in) operations before deducting payments to sponsor:
2005 (Note 3)	137,430,000	211,170,679
2004 (Note 3)	244,573,472	155,068,290
2003 (Note 3)	127,948,000	66,901,844
Amount paid to sponsor from operations (administrative, accounting and management fees):
2005	32,383,000	22,861,679
2004	30,832,972	15,495,290
2003	15,061,000	6,094,844
Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash (Note 4)	612,110,000	—
Notes	—	—
Amount paid to sponsors from property sales and refinancing:
Real estate commissions	—	—
Incentive fees	—	—
Other (Notes 5, 6 and 7)	79,854,706	58,309,819

FOOTNOTES:

Note 1:	CNL Hotels & Resorts, Inc. (the “Hotels & Resorts REIT”) offered securities for sale in five public offerings since 1997. Of the funds raised, $36,642,514 were pursuant to its reinvestment plan.

Note 2:	CNL Retirement Properties, Inc. (the “Retirement Properties REIT”) offered securities for sale in five public offerings since 1998. As of December 31, 2005, of the funds raised, $106,527,910 was pursuant to its reinvestment plan.

Note 3:	During the years ended December 31, 2004, 2003, 2002 and 2001, the Hotels & Resorts REIT incurred approximately $2.1 million, $1.2 million, $293,000 and $293,002, respectively, in soliciting dealer servicing fees payable to the sponsor. In addition, during the years ended December 31, 2005, 2004 and 2003, the Retirement Properties REIT incurred approximately $0, $310,000 and $310,000, respectively, in soliciting dealer servicing fees payable to the sponsor.

Note 4:	CNL Hospitality Corp., the advisor of the Hotels & Resorts REIT, is entitled to receive acquisition fees for services relating to identifying the properties, structuring the terms of the acquisition and leases of the properties and structuring the terms of the mortgage loans equal to 4.5% of the gross proceeds of the offerings, loan proceeds from permanent financing and the line of credit that are used to acquire properties, but excluding amounts used to finance secured equipment leases. During the years ended December 31, 2005, 2004, 2003, 2002, 2001 and 2000, the Hotels & Resorts REIT paid the advisor approximately $23.0 million, $2.7 million, $42.2 million, $7.5 million, $8.8 million and $8.0 million, respectively, related to the permanent financing for properties directly or indirectly owned by the Hotels & Resorts REIT. These acquisition fees were not paid using proceeds from the offerings. The advisor of the Hotels & Resorts REIT is also entitled to receive fees in connection with the development, construction or renovation of a property, generally equal to 4% of project costs.

Past performance is not necessarily indicative of future performance.

During the years ended December 31, 2005, 2004, 2003, 2002 and 2001, the Hotels & Resorts REIT paid the advisor $3.0 million, $2.2 million, $2.6 million, $1.9 million and $2.1 million, respectively, relating to these fees.

Note 5:	In addition to acquisition fees paid on gross proceeds from the offerings, the advisor of the Retirement Properties REIT is entitled to receive acquisition fees for services related to obtaining permanent financing that is used to acquire properties. The acquisition fees are equal to a percentage of the loan proceeds from the permanent financing. For the Initial Offering through the 2003 Offering, this percentage was equal to 4.5%. For the 2004 Offering, for the period from May 14, 2004 through May 2, 2005, this percentage was equal to 4.0%. For the period from May 3, 2005 through December 31, 2005, this percentage was equal to 3.0%. During the years ended December 31, 2005, 2004, 2003 and 2002, the Retirement Properties REIT paid the advisor approximately $13.8 million, $30.0 million, $11.3 million and $2.1 million, respectively, in acquisition fees relating to permanent financing for properties owned by the Retirement Properties REIT. These acquisition fees were not paid using proceeds from the offerings.

Note 6:	Century Capital Markets, LLC (“CCM”), an entity in which an affiliate of the advisor was formerly a non-voting Class C member, made the arrangements for two commercial paper loans totaling $43.9 million. The monthly interest payments due under these commercial paper loans include an annual margin of either 30 or 40 basis points, payable to CCM for the monthly services it provides related to the administration of the commercial paper loans. Effective September 30, 2005, a non-affiliated third party assumed the administration of these commercial paper loans. Therefore, the Retirement Properties REIT now pays the monthly services fee directly to the non-affiliated third party. During the years ended December 31, 2005, 2004, 2003 and 2002, $0.1 million, $0.1 million, $0.2 million and $0.2 million, respectively, was paid to CCM related to these services. During the year ended December 31, 2003, the Retirement Properties REIT also paid CCM a $0.2 million finder’s fee related to the acquisition of two Properties.

Note 7:	Excludes properties sold and substituted with replacement properties, as permitted under the terms of the lease agreements.

[Intentionally left blank]

Past performance is not necessarily indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

CNL HOTELS & RESORTS, INC.

	2001 (Note 1 & 2)	2002 (Note 1 & 2)	2003 (Note 1 & 2)	2004 (Note 1 & 2)	2005 (Note 1 & 2)
Gross revenue	$61,179,000	$172,118,000	$444,122,000	$1,057,915,000	$1,345,992,000
Interest and other income	7,440,000	6,123,000	5,756,000	6,110,000	6,599,000
Less: Operating expenses	(21,088,000)	(114,715,000)	(340,579,000)	(833,899,000)	(1,058,821,000)
Interest expense	(16,098,000)	(21,867,000)	(59,056,000)	(153,103,000)	(192,355,000)
Depreciation and amortization	(15,252,000)	(27,515,000)	(62,102,000)	(144,513,000)	(182,995,000)
Equity in loss of unconsolidated subsidiary after deduction of preferred stock dividends	(7,698,000)	(17,256,000)	(23,970,000)	(18,469,000)	32,775,000
Minority interest	(1,291,000)	(639,000)	960,000	(3,311,000)	(5,517,000)
Benefit (Expense) from Income Taxes	—	—	(262,000)	(27,442,000)	2,965,000
Income (Loss) from Discontinued Operations	12,406,000	11,764,000	22,438,000	25,846,000	64,987,000
Net income (loss) - GAAP basis	19,328,000	15,810,000	5,993,000	(87,113,000)	6,900,000
Taxable income
- from operations (Note 6)	17,340,769	24,697,076	15,129,889	1,144,668	31,821,000
- from gain (loss) on sales	—	—	—	9,882,974	93,936,000
Cash generated from operations (Notes 3 and 4)	58,408,000	76,660,000	112,887,000	213,741,000	169,813,000
Less: Cash distributions to investors (Note 7)
- from operating cash flow	(48,410,000)	(74,217,000)	(112,887,000)	(213,741,000)	(168,132,000)
- from sale of properties	—	—	—	—	—
- from cash flow from prior period	—	—	—	—	—
- from return of capital (Note 8)	—	—	(17,074,000)	(4,602,000)	—

Cash generated (deficiency) after cash distributions	9,998,000	2,443,000	(17,074,000)	(4,602,000)	1,681,000
Special items (not including sales of real estate and refinancing):
Subscriptions received from stockholders	286,069,000	489,111,000	1,169,496,000	658,578,000	43,481,000
Proceeds from mortgage loans and other notes payable	137,990,000	118,720,000	866,912,000	1,922,508,000	400,000,000
Distributions to holders of minority Interest, net of contributions	(2,896,000)	14,040,000	106,853,000	(13,213,000)	(33,418,000)
Stock issuance costs	(34,723,000)	(51,640,000)	(113,211,000)	(59,430,000)	2,497,000
Acquisition of land, buildings and equipment	(351,621,000)	(446,520,000)	(1,307,313,000)	(118,213,000)	(108,559,000)
Acquisition of RFS in 2003 and KSL in 2004	—	—	(450,350,000)	(1,426,309,000)	—
Investment in unconsolidated subsidiary	(30,804,000)	(53,099,000)	(727,000)	(2,192,000)	—
Deposit on property and other investments	—	(10,300,000)	(24,985,000)	—	(16,725,000)
Sale of land, buildings and equipment	—	—	—	16,810,000	595,300,000
Distribution from unconsolidated entity related to sales proceeds	—	—	—	—	47,529,000
Sale of investment in equity securities	—	—	—	28,295,000	—
Decrease (increase) in restricted cash	(6,106,000)	(12,425,000)	(29,241,000)	(37,778,000)	8,062,000
Proceeds of borrowing on line of credit	7,500,000	16,579,000	(6,000)	(24,073,000)	—
Payment on mortgage loans and line of credit	(1,184,000)	(1,748,000)	(4,730,000)	(802,812,000)	(903,980,000)
Payment of other notes	—	(26,790,000)	(2,533,000)	(63,593,000)	—
Payment of loan costs	(4,932,000)	(2,395,000)	(9,751,000)	(43,979,000)	(8,004,000)
Payment of capital lease obligation	—	—	—	(1,823,000)	(772,000)
Payment to acquire cash flow hedges	—	—	—	(4,899,000)	(3,020,000)
Decrease (increase) in intangibles and other assets	(11,611,000)	(29,643,000)	(81,996,000)	(37,655,000)	(400,000)
Retirement of shares of common stock	(2,313,000)	(2,391,000)	(6,591,000)	(24,636,000)	(43,336,000)
Due from related parties - offering expenses	(1,411,000)	—	—	—	—
Other	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	(6,044,000)	3,942,000	94,753,000	(39,016,000)	(19,664,000)

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED (Note 5)
Federal income tax results:
Ordinary income (loss) (Note 9)
- from operations (Note 6)	26	25	9	—	10

- from recapture	—	—	—	—	—

Capital gain (loss) (Note 7)	—	—	—	3	31

Past performance is not necessarily indicative of future performance.

	2001 (Note 1 & 2)	2002 (Note 1 & 2)	2003 (Note 1 & 2)	2004 (Note 1 & 2)	2005 (Note 1 & 2)
Cash distributions to investors
Source (on GAAP basis)
- from investment income	30	16	3	—	2
- from capital gain	—	—	—	—	—
- from investment income from prior period	—	—	—	—	—
- from return of capital (Note 8)	45	60	72	74	53

Total distributions on GAAP basis (Note 9)	75	76	75	74	55

Source (on cash basis)
- from sales	—	—	—	—	—
- from refinancing	—	—	—	—	—
- from operations	75	76	65	72	55
- from cash flow from prior period	—	—	—	—	—
- from return of capital (Note 8)	—	—	10	2	—

Total distributions on cash basis (Note 9)	75	76	75	74	55

Total cash distributions as a percentage of original $1,000 investment (Notes 5 and 10)	7.688%	7.75%	7.75%	7.45%	5.50%
Total cumulative cash distributions per $1,000 investment from inception	269	345	420	494	549
Amount (in percentage terms) remaining invested in program properties at the end of each year (period) presented (original total acquisition cost of properties retained, divided by original total acquisition cost of all properties in program)	100%	100%	100%	100%	100%

FOOTNOTES:

Note 1:	CNL Hotels & Resorts, Inc. (the “Hotels & Resorts REIT”) offered securities for sale in five public offerings since 1997. Of the funds raised, $36,642,514 were pursuant to its reinvestment plan.

Note 2:	The amounts shown represent the combined results of the Initial Offering, the 1999 Offering, the 2000 Offering, 2002 Offering and the 2003 Offering, as applicable. For the years ended December 31, 2001, 2002 and 2003 the amounts were restated in connection with the adoption of FIN 46R and have been rounded to thousands. For all years presented where appropriate, reflect the reverse stock split which occurred on August 2, 2004.

Note 3:	Cash generated from operations includes cash received from tenants and dividend, interest and other income, less cash paid for operating expenses.

Note 4:	Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of the Hotels & Resorts REIT.

Note 5:	Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 6:	Taxable income presented is before the dividends paid deduction.

Note 7:	For the years ended December 31, 2005, 2004, 2003, 2002 and 2001 approximately 31%, 23%, 39%, 51% and 52% respectively, of the distributions received by stockholders were considered to be ordinary income and approximately 35%, 77%, 61%, 49% and 48% respectively, were considered a return of capital for federal income tax purposes. For the year ended December 31, 2005, approximately 34% of the distributions received by stockholders were considered capital gain distributions. No amounts distributed to stockholders for the years ended December 31, 2005, 2004, 2003, 2002 and 2001 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders’ return on their invested capital.

Note 8:	Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders’ invested capital.

Note 9:	Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented.

Note 10:	Certain data for columns representing less than 12 months have been annualized.

Past performance is not necessarily indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

CNL RETIREMENT PROPERTIES, INC.

	2001 (Note 2)	2002 (Note 3)	2003 (Note 4)	2004 (Note 5)	2005 (Note 5)
Gross revenue	$1,764,217	$16,416,000	$93,008,000	$262,769,000	$384,083,000
Interest and other income	135,402	1,913,000	1,626,000	4,768,000	2,970,000
Equity in earnings of unconsolidated entity	—	6,000	11,000	178,000	227,000
Less: Operating expenses	(343,472)	(2,137,000)	(9,916,000)	(40,076,000)	(66,460,000)
Interest and loan cost amortization expense	(105,056)	(1,534,000)	(9,588,000)	(42,783,000)	(76,171,000)
Provision for doubtful accounts	—	—	—	(3,900,000)	(3,082,000)
Depreciation and amortization	(535,126)	(3,190,000)	(17,277,000)	(62,512,000)	(98,446,000)
Organizational costs	—	—	—	—	—
Minority interests in income of consolidated subsidiaries	—	(433,000)	—	(93,000)	(706,000)

Income (loss) from continuing operations - GAAP basis	915,965	11,041,000	57,864,000	118,351,000	142,415,000
Income (loss) from discontinued operations - GAAP basis	—	331,000	596,000	(433,000)	(6,834,000)

Net income (loss) - GAAP basis	915,965	11,372,000	58,460,000	117,918,000	135,581,000

Taxable income
- from operations (Note 9)	600,447	7,792,000	27,477,000	56,155,000	(Note 14)

- from gain (loss) on sale	—	—	—	—	—

Cash generated from operations (Note 6)	2,173,379	16,976,000	60,807,000	139,573,000	188,309,000
Less: Cash distributions to investors (Note 10)
- from operating cash flow	(1,507,322)	(14,379,000)	(59,784,000)	(139,573,000)	(175,958,000)
- from sale of properties	—	—	—	—	—
- from cash flow from prior period	—	—	—	(4,842,000)	—
- from return of capital (Note 11)	—	—	—	(2,723,000)	—

Cash generated (deficiency) after cash Distributions	666,057	2,597,000	1,023,000	(7,565,000)	12,351,000
Special items (not including sales of real Estate and refinancing):
Subscriptions received from stockholders	59,519,751	371,135,000	1,059,981,000	880,268,000	215,397,000
Sale of common stock to CNL Retirement Corp.	—	—	—	—	—
Stock issuance costs	(6,903,096)	(40,232,000)	(99,309,000)	(89,039,000)	(17,254,000)
Acquisition of land, building and equipment on operating leases	(20,269,138)	(193,176,000)	(661,946,000)	(921,698,000)	(371,026,000)
Investment in direct financing leases	—	(128,065,000)	(263,330,000)	(50,230,000)	(278,000)
Investment in lease intangibles	—	(8,408,000)	(23,220,000)	(50,064,000)	(15,044,000)
DASCO acquisition	—	—	—	(204,441,000)	—
Investment in notes receivable	—	(2,000,000)	—	—	(16,000,000)
Proceeds from notes receivable	—	—	2,000,000	—	—
Investment in unconsolidated subsidiary	—	(350,000)	—	—	—
Contributions from minority interests	—	—	—	997,000	3,093,000
Distributions to minority interests	—	(509,000)	—	(45,000)	(459,000)
Payment of acquisition fees and costs	(2,644,534)	(16,132,000)	(53,126,000)	(73,124,000)	(20,575,000)
Payment of deferred leasing costs	—	—	—	(864,000)	(1,039,000)
Increase in restricted cash	(17,797)	(1,650,000)	(13,127,000)	(9,448,000)	6,082,000
Proceeds from borrowings on line of credit	—	—	71,370,000	—	115,000,000
Repayments on line of credit	(3,795,000)	—	(51,370,000)	—	(60,000,000)
Proceeds from borrowings on mortgages payable	—	32,620,000	170,800,000	315,045,000	305,485,000
Principal payments on mortgages payable	—	(268,000)	(13,832,000)	(28,964,000)	(66,219,000)
Proceeds from construction loans payable	—	—	7,402,000	73,618,000	63,367,000
Repayments of construction loans payable	—	—	—	—	(1,315,000)
Proceeds from term loan	—	—	—	60,000,000	—
Repayment of term loan	—	—	—	—	(60,000,000)
Proceeds from issuance of bonds payable	—	—	8,203,000	12,063,000	12,622,000
Retirement of bonds payable	—	—	(6,589,000)	(7,736,000)	(9,057,000)
Payment of loan costs	—	(1,309,000)	(7,523,000)	(10,149,000)	(11,707,000)
Retirement of shares of common stock	(13,020)	(174,000)	(1,117,000)	(3,933,000)	(40,303,000)

Cash generated (deficiency) after cash distributions and special items	26,543,223	14,079,000	126,290,000	(115,309,000)	43,121,000

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED (Note 8)
Federal income tax results:
Ordinary income (Note 10)
- from operations (Note 9)	41	42	48	42	48

- from recapture	—	—	—	—	—

Capital gain (Note 10)	—	—	—	—	—

Past performance is not necessarily indicative of future performance.

	2001 (Note 2)	2002 (Note 3)	2003 (Note 4)	2004 (Note 5)	2005 (Note 5)
Cash distributions to investors Source (on GAAP basis)
- from investment income	38	52	66	56	55
- from capital gain	—	—	—	—	—
- from investment income from prior period	—	—	—	—	—
- from return of capital (Note 11)	25	13	1	14	16

Total distributions on GAAP basis (Note 12)	63	65	67	70	71

Source (on cash basis)
- from sales	—	—	—	—	—
- from refinancing	—	—	—	—	—
- from operations (Note 6)	63	65	67	66	71
- from cash flow from prior period	—	—	—	2	—
- from return of capital (Note 11)	—	—	—	2	—

Total distributions on cash basis (Note 12)	63	65	67	70	71

Total cash distributions as a percentage of original $1,000 investment (Note 8)	7.0%	7.0%	7.1%	7.1%	7.1%
Total cumulative cash distributions per $1,000 investment from inception	134	199	266	336	407
Amount (in percentage terms) remaining invested in program properties at the end of each year presented (original total acquisition cost of properties retained, divided by original total acquisition cost of all properties in program)	100%	100%	100%	100%	100%

FOOTNOTES:

Note 1:	CNL Retirement Properties, Inc. (the “Retirement Properties REIT”) offered securities for sale in five public offerings since 1998. Of the funds raised as of December 31, 2005, $106,527,910 was raised pursuant to its reinvestment plan.

Note 2:	The amounts shown represent the combined results of the Initial Offering and the 2000 Offering.

Note 3:	The amounts shown represent the combined results of the Initial Offering, the 2000 Offering and the 2002 Offering.

Note 4:	The amounts shown represent the combined results of the Initial Offering, the 2000 Offering, the 2002 Offering and the 2003 Offering.

Note 5:	The amounts shown represent the combined results of the Initial Offering, the 2000 Offering, the 2002 Offering, the 2003 Offering and the 2004 Offering.

Note 6:	Cash generated from operations includes cash received from tenants, interest and other income, less cash paid for operating expenses.

Note 7:	Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of the Retirement Properties REIT.

Note 8:	Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 9:	Taxable income presented is before the dividends paid deduction.

Note 10:	For the years ended December 31, 2005, 2004, 2003, 2002 and 2001, approximately 67%, 60%, 71%, 65% and 65%, respectively, of the distributions received by stockholders were considered to be ordinary income for federal income tax purposes. For the years ended December 31, 2005, 2004, 2003, 2002 and 2001, approximately 33%, 40%, 29%, 35% and 35%, respectively, of distributions received by stockholders were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2005, 2004, 2003, 2002 and 2001, are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders’ return on their invested capital.

Note 11:	Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders’ invested capital.

Past performance is not necessarily indicative of future performance.

TABLE III – CNL RETIREMENT PROPERTIES, INC. – CONTINUED

Note 12:	Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented. The taxability of distributions of a REIT is based on the annual earnings and profits split of the REIT. Therefore, federal income tax results per $1,000 invested presented above has been calculated using the annual earnings and profits split as described in Note 10.

Note 13:	Certain data for columns representing less than 12 months have been annualized.

Note 14:	This information is not yet available.

[Intentionally left blank]

Past performance is not necessarily indicative of future performance.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

CNL Restaurant Properties, Inc.
Program Name
Dollar Amount Raised	$747,464,413
Number of Properties Purchased	1,366
Date of Closing of Offering	1/20/1999
Date of First Sale of Property	4/21/1997
Date of Final Sale of Property	2/24/2005
Tax and Distribution Data per $1000 investment (1)
Federal Income Tax Results:
Ordinary Income (loss)
— from operations	382
— from recapture	—
Capital Gain (loss)	—
Deferred Gain
Capital	—
Ordinary	—
Cash Distributions to Investors
Source (on GAAP basis)
— Investment Income	340
— Return of Capital	362
Source (on cash basis)
— Sales	—
— Refinancing	—
— Operations	563
— Reserves	139
Receivable on Net Purchase Money Financing	—

(1)	Through December 31, 2004
(2)	During the period January 1, 2005 through February 24, 2005, for every $1,000 investment, every investor of CNL Restaurant Properties, Inc. received common and preferred shares with an aggregate market value of $870.07 and received a pro rated final distribution of $12.66.

TABLE IV

RESULTS OF COMPLETED PROGRAMS(1)

Program Name	CNL Income Fund I	CNL Income Fund II	CNL Income Fund III	CNL Income Fund IV	CNL Income Fund V	CNL Income Fund VI	CNL Income Fund VII	CNL Income Fund VIII	CNL Income Fund IX
Dollar amount raised	$15,000,000	$25,000,000	$25,000,000	$30,000,000	$25,000,000	$35,000,00 0	$30,000,000	$35,000,000	$35,000,000
Number of properties purchased	22 fast-food restaurants	50 fast-food restaurants	40 fast-food restaurants	47 fast-food or family- style restaurants	36 fast-food or family- style restaurants	67 fast-food or family- style restaurants	59 fast-food or family- style restaurants	55 fast-food or family- style restaurants	55 fast-food or family- style restaurants
Date of closing of offering	31-Dec-86	21-Aug-87	29-Apr-88	30-Dec-88	7-Jun-89	22-Jan-90	1-Aug-90	7- Mar-91	6-Sep-91
Date of first sale of property	12-Jun-92	21-Jul-93	10-Jan-97	27-Apr-94	25-Aug-95	24-May-94	19-May-92	31-Jul-95	12-Dec-96
Date of final sale of property	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05
Tax and distribution data per $1,000 invested through February 24, 2005:
Federal income tax results
From gains (losses) on sale	132	63	(2)	21	23	39	11	19	(6)
From operations	1,004	1,186	1,037	1,011	903	1,109	1,116	1,165	957
Cash Distributions to Investors
Source (on a GAAP basis)
-investment income	1,567	1,860	1,579	15799	1,459	2,293	2,193	2,178	1,686
-return of capital	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000
Source (on a cash basis)
-sales	438	281	242	218	313	12	4	-	29
-refinancing	--	--	--	--	--	--	--	--	--
-operations	1,391	1,430	1,326	1,321	1,168	1,363	1,314	1,308	1,184
-other(2):	26	44	31	14	20	2	--	--	--
-from sales of partnership interests(3)	712	1,105	980	1,026	958	1,916	1,875	1,870	1,473
Receivable on net purchase money financing	--	--	--	--	--	--	--	--	--
Cash distributions to investors prior to sale of partnership interest	1,855	1,755	1,599	1,553	1,501	1,377	1,320	1,310	1,213
Cash received upon sale of partnership interest	322	500	443	464	433	867	847	845	666
Market value of preferred stock received upon sale of partnership interest	390	605	537	562	525	1049	1026	1023	807

Program Name	CNL Income Fund X	CNL Income Fund XI	CNL Income Fund XII	CNL Income Fund XIII	CNL Income Fund XIV	CNL Income Fund XV	CNL Income Fund XVI	CNL Income Fund XVII	CNL Income Fund XVIII
Dollar amount raised	$40,000,000	$40,000,000	$45,000,000	$40,000,000	$45,000,000	$40,000,00 0	$45,000,000	$30,000,000	$35,000,000
Number of properties purchased	60 fast-food or family- style restaurants	50 fast-food or family- style restaurants	58 fast-food or family- style restaurants	54 fast-food or family- style restaurants	72 fast-food or family- style restaurants	63 fast-food or family- style restaurants	56 fast-food or family- style restaurants	39 fast- food, family-style or casual- dining restaurants	30 fast- food, family-style or casual- dining restaurants
Date of closing of offering	18-Mar-92	28-Sep-92	15-Mar-93	26-Aug-93	22-Feb-94	1-Sep-94	12-Jun-95	1 9-Sep-96	6-Feb-98
Date of first sale of property								13-Sep-00	29-Jun-01
Date of final sale of property	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05
Tax and distribution data per $1,000 invested through February 24, 2005:
Federal income tax results
From gains (losses) on sale	14	53	41	21	36	14	(39)	(30)	(56)
From operations	946	956	871	814	765	744	641	514	423
Cash Distributions to Investors
Source (on a GAAP basis)
-investment income	1,761	1,941	1,891	1,739	1,852	1,672	1,562	1,379	1,218
-return of capital	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000
Source (on a cash basis)
-sales	22	-	-	-	5	-	23	49	79
-refinancing	--	--	--	--	--	--	--	--	--
-operations	1,145	1,098	1,020	965	899	844	759	637	483
-other(2)	3	1	1	1	--	--	9	2	46
-from sales of partnership interests (3)	1,591	1,842	1,870	1,773	1,948	1,828	1,771	1,691	1,610
Receivable on net purchase money financing	--	--	--	--	--	--	--	--	--
Tax and distribution data per $1,000
Cash distributions to investors prior to sale of partnership interest	1,170	1,099	1,021	966	904	844	791	689	607
Cash received upon sale of partnership interest	720	833	846	802	881	827	801	719	729
Market value of preferred Stock upon sale of partnership interest	871	1009	1024	971	1067	1001	970	971	882

FOOTNOTES:

Note 1:	On February 24, 2005, CNL Restaurant Properties, Inc. merged with and into U.S. Restaurant Properties, Inc (USRP). The combined company changed USRP’s name to Trustreet Properties, Inc, and acquired the 18 CNL Income Funds. As a result, each of the CNL Income Funds and CNL Restaurant Properties Inc. became closed programs.
Note 2:	Includes distributions on a cash basis from general partner loans, additional general partners contributions, and returns of capital (other than from the sale of the partnership interest).
Note 3:	Includes cash and preferred stock received in connection with acquisition of partnership interests.
Note 4:	The computed amounts per $1000 investment do not consider the effects of special allocations and therefore an individual partner’s results could differ from this presentation.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (deficiency) of property operating cash receipts over cash expenditures (19)
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total
CNL Income Fund, Ltd. (3):
Jade Hunan - Angleton, TX (2)	9/11/1986	1/17/2003	297,888	—	—	—	297,888	—	575,000	575,000	568,404
Wendy’s - Oklahoma City, OK (2)	8/20/1986	2/19/2004	447,550	—	—	—	447,550	—	634,500	634,500	1,241,866
CNL Income Fund II, Ltd. (3):
Darryl’s - Greensboro, NC (11)	6/11/1997	9/26/2003	300,118	—	—	—	300,118	—	501,778	501,778	233,002
Burger King - Holland, MI (39)	4/29/1988	6/11/2004	685,802	—	—	—	685,802	—	517,083	517,083	922,558
Checker’s - Atlanta, GA (41)	12/8/1994	9/10/2004	282,000	—	—	—	282,000	—	314,926	314,926	341,261
CNL Income Fund III, Ltd. (3):
Darryl’s - Fayetteville, NC (2)	6/11/1997	2/10/2003	383,338	—	—	—	383,338	—	1,276,324	1,276,324	602,726
CNL Income Fund IV, Ltd. (3):
Arby’s - Portland, IN (2)	11/15/1988	2/28/2003	776,081	—	—	—	776,081	—	806,121	806,121	912,778
The Vitamin Shoppe - Richmond, VA (2)	12/31/1996	3/27/2003	922,652	—	—	—	922,652	—	1,035,417	1,035,417	541,155
Dunkin Donuts/Holsum Bread - Maywood, IL (2)	9/28/1988	7/30/2003	345,977	—	—	—	345,977	—	681,525	681,525	520,525
Captain D’s - Oak Ridge, TN (2)	12/22/1988	4/30/2004	438,090	—	—	—	438,090	—	422,300	422,300	736,063
Burger King - Holland, MI (39)	4/29/1988	6/11/2004	713,794	—	—	—	713,794	—	538,189	538,189	960,213
CNL Income Fund V, Ltd. (3):
Golden Corral - Livingston, TX (2)	9/7/1989	1/31/2005	343,075	—	—	—	343,075	—	541,682	541,682	822,366
CNL Income Fund VI, Ltd. (3):
Denny’s - Broken Arrow, OK	8/31/1998	6/24/2003	472,425	—	—	—	472,425	—	729,440	729,440	472,549

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (deficiency) of property operating cash receipts over cash expenditures (19)
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total
CNL Income Fund VI, Ltd. (3) (Cont.):
Darryl’s - Greensboro, NC (11)	6/11/1997	9/26/2003	168,817	—	—	—	168,817	—	282,250	282,250	131,063
Branch Bank & Trust - Marietta, GA	2/24/1997	3/31/2004	1,588,927	—	—	—	1,588,927	—	1,100,000	1,100,000	651,913
Loco Lupes Mexican Restaurant - Hermitage, TN	6/18/1990	8/5/2004	831,050	—	—	—	831,050	—	1,023,287	1,023,287	1,000,149
Golden Corral - Lawton, OK	12/26/1989	8/13/2004	942,505	—	—	—	942,505	—	1,300,000	1,300,000	2,317,830
CNL Income Fund VII, Ltd. (3):
Sonny’s Real Pit Bar-B-Q - Columbus, GA (40)	12/19/2001	8/27/2004	1,100,000	—	—	—	1,100,000	—	1,100,000	1,100,000	330,454
CNL Income Fund VIII, Ltd. (3):
Denny’s - Tiffin, OH	3/22/1991	3/30/2004	791,062	—	—	—	791,062	—	457,698	457,698	836,474
Burger King - Brandon, FL	2/16/1991	9/28/2004	1,056,928	—	—	—	1,056,928	—	915,000	915,000	1,736,767
CNL Income Fund IX, Ltd. (3):
Denny’s - Grand Prairie, TX	8/20/1991	2/28/2003	286,543	—	—	—	286,543	—	495,874	495,874	423,298
Johnnies - Wildwood, FL	8/1/1991	2/20/2004	526,388	—	—	—	526,388	—	1,153,856	1,153,856	1,293,325
Hardee’s - Greenville, TN	10/9/1991	5/6/2004	712,148	—	—	—	712,148	—	493,007	493,007	829,856
CNL Income Fund X, Ltd. (3):
Burger King - Ocean Shores, WA (16)	1/28/1999	9/18/2003	543,986	—	—	—	543,986	—	803,568	803,568	149,991
Denny’s - Romulus, MI	2/11/1992	7/16/2004	1,461,287	—	—	—	1,461,287	—	962,028	962,028	1,460,350
CNL Income Fund XI, Ltd. (3):
Denny’s - Abilene, TX	11/17/1992	3/4/2003	931,858	—	—	—	931,858	—	763,284	763,284	1,004,895

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (deficiency) of property operating cash receipts over cash expenditures (19)
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total
CNL Income Fund XI, Ltd. (3) (Cont.):
Sagebrush - Lynchburg, VA	9/30/1992	1/20/2004	960,000	—	—	—	960,000	—	934,642	934,642	1,264,235
Denny’s - Cullman, AL	9/30/1992	2/11/2004	1,045,580	—	—	—	1,045,580	—	712,893	712,893	982,892
Hardee’s - Huntersville, NC	9/28/1992	3/9/2004	1,035,600	—	—	—	1,035,600	—	719,345	719,345	982,513
The Knight Club - Tempe, AZ	4/5/1993	12/19/2003	673,300	—	—	—	673,300	—	710,000	710,000	603,945
Hardee’s - Toccoa, GA	12/28/1992	3/3/2004	853,225	—	—	—	853,225	—	602,020	602,020	799,449
Denny’s - Blue Springs, MO	4/1/1993	3/17/2004	1,420,634	—	—	—	1,420,634	—	939,795	939,795	1,244,848
Hardee’s - Fultondale, AL	4/23/1993	3/26/2004	1,083,525	—	—	—	1,083,525	—	756,992	756,992	970,132
Hardee’s - Columbia, MS	1/4/1993	10/4/2004	646,592	—	—	—	646,592	—	467,322	467,322	657,006
Hardee’s - Simpsonville, SC	6/3/1993	12/30/2004	1,012,848	—	—	—	1,012,848	—	702,998	702,998	966,078
Hardee’s - Dothan, AL	9/30/1992	1/14/2005	893,060	—	—	—	893,060	—	634,180	634,180	939,855
CNL Income Fund XIII, Ltd. (3):
Hardee’s - Blytheville, AR	7/30/1993	5/20/2004	639,960	—	—	—	639,960	—	571,557	571,557	652,766
CNL Income Fund XIV, Ltd. (3):
Denny’s - Bullhead City, AZ	9/28/1993	2/6/2004	1,348,866	—	—	—	1,348,866	—	984,118	984,118	1,053,795
Hardee’s - Franklin, TN	11/10/1993	3/1/2004	675,343	—	—	—	675,343	—	576,104	576,104	626,901
Denny’s - Winslow, AZ	9/28/1993	3/26/2004	1,242,179	—	—	—	1,242,179	—	918,019	918,019	1,013,767
Denny’s - Topeka, KS	1/23/1994	5/24/2004	1,199,166	—	—	—	1,199,166	—	851,096	851,096	1,032,717
Hardee’s - Antioch, TN	11/10/1993	12/30/2004	865,616	—	—	—	865,616	—	722,986	722,986	855,582

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (deficiency) of property operating cash receipts over cash expenditures (19)
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total
CNL Income Fund XV, Ltd. (3):
Denny’s - Bartlesville, OK	8/31/1995	6/24/2003	558,990	—	—	—	558,990	—	935,365	935,365	610,214
Denny’s - Huntsville, TX	11/23/1994	3/12/2004	1,292,405	—	—	—	1,292,405	—	902,012	902,012	983,879
Hardee’s - Piney Flats, TN	4/28/1994	3/23/2004	743,383	—	—	—	743,383	—	599,205	599,205	637,150
Hardee’s - Cookeville, TN	4/28/1994	4/2/2004	909,797	—	—	—	909,797	—	733,373	733,373	781,886
Hardee’s - Columbia, SC	4/28/1994	8/3/2004	811,528	—	—	—	811,528	—	674,178	674,178	745,708
Sonny’s Real Pit Bar-B-Q - Columbus, GA (40)	12/19/2001	8/27/2004	500,000	—	—	—	500,000	—	500,000	500,000	150,206
Checker’s - Marietta, GA (42)	5/27/1994	9/10/2004	398,000	—	—	—	398,000	—	401,403	401,403	460,758
Checker’s - Norcross, GA (43)	5/27/1994	9/10/2004	310,000	—	—	—	310,000	—	376,146	376,146	432,864
Hardee’s – Pawley’s Island, SC	4/28/1994	2/11/2005	1,027,981	—	—	—	1,027,981	—	835,826	835,826	976,398
CNL Income Fund XVI, Ltd. (3):
Denny’s - Salina, KS	12/12/1995	2/4/2003	154,492	—	—	—	154,492	—	897,358	897,358	329,827
Golden Corral - Independence, MO	12/31/1994	11/21/2003	1,947,899	—	—	—	1,947,899	—	1,793,974	1,793,974	1,712,444
Golden Corral - Ft. Collins, CO	3/13/1995	3/26/2004	1,898,000	—	—	—	1,898,000	—	1,582,753	1,582,753	1,544,895
CNL Income Fund XVII, Ltd. (3):
Burger King - Ocean Shores, WA (16)	1/28/1999	9/18/2003	243,714	—	—	—	243,714	—	360,012	360,012	67,199
Burger King - Lyons, IL	5/8/1997	2/17/2005	1,506,480	—	—	—	1,506,480	—	1,409,091	1,409,091	1,092,974
CNL Income Fund XVIII, Ltd. (3):
Golden Corral - Destin, FL (2)	2/5/1998	6/27/2003	1,742,825	—	—	—	1,742,825	—	1,528,391	1,528,391	878,717

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (deficiency) of property operating cash receipts over cash expenditures (19)
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total
CNL Income Fund XVIII, Ltd. (3) (Cont.):
NI’s International Buffet - Stow, OH (2)	4/2/1997	8/30/2004	1,000,000	—	—	—	1,000,000	—	1,686,119	1,686,119	1,127,270
CNL APF Partners, LP (3):
Darryl’s - Nashville, TN	6/11/1997	1/15/2003	684,800	—	—	—	684,800	—	1,185,158	1,185,158	574,421
Darryl’s - Huntsville, AL	6/11/1997	1/29/2003	312,205	—	—	—	312,205	—	1,367,490	1,367,490	(676,144)
Jack in the Box - Humble, TX	11/4/1999	1/31/2003	1,228,066	—	—	—	1,228,066	—	1,119,706	1,119,706	350,984
Darryl’s - Knoxville, TN	6/11/1997	2/18/2003	381,800	—	—	—	381,800	—	1,231,653	1,231,653	568,874
Darryl’s - Evansville, IN	6/11/1997	2/21/2003	455,458	—	—	—	455,458	—	1,458,656	1,458,656	685,272
Sophia’s House of Pancakes - Benton Harbor, MI	2/6/1999	2/24/2003	447,550	—	—	—	447,550	—	1,144,209	1,144,209	149,874
Big Boy - Mansfield, OH	1/27/1999	2/28/2003	379,791	—	—	—	379,791	—	1,085,571	1,085,571	151,051
Hardee’s - Petal, MS	3/16/1999	3/17/2003	751,320	—	—	—	751,320	—	671,514	671,514	282,741
Kentucky Fried Chicken - Gretna, LA	5/11/1999	4/21/2003	497,300	—	—	—	497,300	—	749,106	749,106	155,564
Black Eyed Pea - Albuquerque, NM	10/1/1997	4/25/2003	380,752	—	—	—	380,752	—	667,290	667,290	216,972
Golden Corral - Liberty, MO	10/23/1997	6/16/2003	1,463,800	—	—	—	1,463,800	—	1,290,325	1,290,325	781,468
Denny’s - Shawnee, OK	9/6/1995	6/24/2003	691,325	—	—	—	691,325	—	1,095,244	1,095,244	876,351
Shoney’s - Cocoa Beach, FL	2/28/2002	7/2/2003	846,413	—	—	—	846,413	—	1,200,000	1,200,000	(71,331)
Hardee’s - Johnson City, TN	3/16/1999	7/15/2003	965,117	—	—	—	965,117	—	759,531	759,531	362,827
Roadhouse Grill - Roswell, GA	3/29/2000	8/15/2003	949,800	—	—	—	949,800	—	1,849,940	1,849,940	218,627
Darryl’s - Raleigh, NC	6/11/1997	8/21/2003	1,275,700	—	—	—	1,275,700	—	1,754,946	1,754,946	932,657
Darryl’s - Pensacola, FL	6/11/1997	9/24/2003	1,314,713	—	—	—	1,314,713	—	1,057,526	1,057,526	479,075

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (deficiency) of property operating cash receipts over cash expenditures (19)
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total
CNL APF Partners, LP (3) (Cont.):
Golden Corral - Columbia, TN	12/3/1996	9/29/2003	802,600	—	—	—	802,600	—	1,308,074	1,308,074	527,864
Boston Market - Newport News, VA	7/16/1997	9/30/2003	751,018	—	—	—	751,018	—	1,011,492	1,011,492	358,243
Randy’s Steak and Seafood - Murfreesboro, TN	8/5/1997	9/30/2003	826,125	—	—	—	826,125	—	1,425,234	1,425,234	455,622
Golden Corral - Winchester, KY	6/5/1997	10/1/2003	1,784,192	—	—	—	1,784,192	—	1,216,826	1,216,826	903,531
Hardee’s - Rock Hill, SC	3/16/1999	10/3/2003	767,702	—	—	—	767,702	—	660,104	660,104	332,232
Golden Corral - Mobile, AL	12/30/1997	10/16/2003	1,808,386	—	—	—	1,808,386	—	1,379,370	1,379,370	1,037,100
Golden Corral - Enid, OK	11/24/1997	11/4/2003	1,387,130	—	—	—	1,387,130	—	1,172,141	1,172,141	762,928
Golden Corral - Muskogee, OK	4/27/1998	11/4/2003	1,567,218	—	—	—	1,567,218	—	1,219,036	1,219,036	(766,217)
Golden Corral - Edmond, OK	7/20/1998	11/4/2003	1,625,782	—	—	—	1,625,782	—	1,516,169	1,516,169	898,804
Roadhouse Grill - Columbus, OH	11/16/1999	12/8/2003	889,069	—	—	—	889,069	—	1,754,536	1,754,536	200,097
Darryl’s - Winston-Salem, NC	6/11/1997	1/16/2004	393,383	—	—	—	393,383	—	1,185,158	1,185,158	547,814
Hardee’s - West Point, MS	3/16/1999	3/6/2004	746,609	—	—	—	746,609	—	670,045	670,045	369,592
Golden Corral - Corsicana, TX	8/18/1995	2/11/2004	895,300	—	—	—	895,300	—	997,401	997,401	923,054
Darryl’s (sold to related party for re-development) Raleigh, NC	6/11/1997	3/1/2004	1,073,922	—	—	—	1,073,922	—	1,276,324	1,276,324	572,431
Tiffany’s Restaurant - Woodson Terrace, MO	1/19/1999	3/3/2004	795,800	—	—	—	795,800	—	1,834,950	1,834,950	320,680
Hardee’s - Mobile, AL	3/16/1999	3/18/2004	926,283	—	—	—	926,283	—	790,584	790,584	413,326
Houlihan’s - Bethel Park, PA	6/11/1997	3/30/2004	2,487,300	—	—	—	2,487,300	—	1,367,490	1,367,490	965,214
Roadhouse Grill - Pineville, NC	4/22/1999	4/21/2004	1,268,800	—	—	—	1,268,800	—	2,139,323	2,139,323	471,075
Burger King - Portland, OR	9/20/2001	4/29/2004	496,208	—	—	—	496,208	—	500,000	500,000	158,888

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (deficiency) of property operating cash receipts over cash expenditures (19)
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total
CNL APF Partners, LP (3) (Cont.):
Pizza Hut - Bowling Green, OH	12/5/1996	5/14/2004	136,835	—	—	—	136,835	—	130,097	130,097	(19,591)
Shoney’s - Debary, FL	2/8/2002	6/15/2004	593,575	—	—	—	593,575	—	900,000	900,000	(54,559)
Roadhouse Grill - Rock Hill, SC	10/28/1999	6/18/2004	527,942	—	—	—	527,942	—	1,386,328	1,386,328	128,152
Denny’s - Tampa, FL	2/11/1997	6/25/2004	459,400	—	—	—	459,400	—	1,038,037	1,038,037	469,063
Burger King - Port Angeles, WA	1/28/1999	9/27/2004	—	—	—	—	—	—	659,259	659,259	290,902
Bank of America - Lynnwood, WA	1/28/1999	9/30/2004	2,024,520	—	—	—	2,024,520	—	1,018,519	1,018,519	324,319
Roadhouse Grill - Centerville, OH	10/4/1999	12/20/2004	824,917	—	—	—	824,917	—	1,930,434	1,930,434	220,430
Steak & Ale - Birmingham, AL	6/16/1998	12/23/2004	1,543,617	—	—	—	1,543,617	—	1,320,930	1,320,930	905,433
Steak & Ale - Jacksonville, FL	6/16/1998	12/30/2004	1,712,157	—	—	—	1,712,157	—	1,465,116	1,465,116	1,047,918
CNL Funding 2000-A, LP (3):
Roadhouse Grill - Pensacola, FL	7/24/1998	1/15/2004	282,238	—	—	—	282,238	—	1,517,561	1,517,561	445,940
Rio Bravo - Auburn Hills, MI	4/12/1999	3/26/2004	1,555,000	—	—	—	1,555,000	—	2,968,508	2,968,508	1,257,717
Chevy’s Fresh Mex - Olathe, KS	4/12/1999	4/7/2004	1,024,119	—	—	—	1,024,119	—	1,901,730	1,901,730	806,151
Chevy’s Fresh Mex - Altamonte Springs, FL	4/12/1999	5/28/2004	2,610,535	—	—	—	2,610,535	—	2,725,812	2,725,812	1,129,654
Ground Round - Cincinnati, OH	10/20/1997	12/16/2004	637,583	—	—	—	637,583	—	772,727	772,727	513,109
CNL Net Lease Funding 2001, LP (3):
Chevy’s Fresh Mex - Independence, MO	4/29/1999	4/30/2004	977,300	—	—	—	977,300	—	2,580,918	2,580,918	1,045,500
Maple & Main Orlando, LLC (3) (18):
Exxon - Punta Gorda, FL	11/02/2003	11/5/2003	807,432	—	—	—	807,432	—	754,450	754,450	—

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (deficiency) of property operating cash receipts over cash expenditures (19)
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total
Maple & Main Orlando, LLC (3 (18) (Cont.):
Checker’s - Tampa, FL	9/16/2003	12/31/2003	1,193,775	—	—	—	1,193,775	—	756,039	756,039	—
BB&T - Virginia Beach, VA	5/25/2004	6/21/2004	1,680,900	—	—	—	1,680,900	—	1,446,734	1,446,734	—
Rally’s - Newark, OH	3/29/2004	9/8/2004	936,551	—	—	—	936,551	—	750,000	750,000	18,881
Jiffy Lube - Fredericksburg, VA	10/24/2003	10/25/2004	1,005,058	—	—	—	1,005,058	—	686,437	686,437	—
Rally’s - West Carrolton, OH	3/29/2004	12/16/2004	1,112,072	—	—	—	1,112,072	—	734,994	734,994	—
CNL RAI Restaurants, Inc. (3) (18):
Denny’s - Orlando, FL	12/1/2002	6/27/2003	1,329,635	—	—	—	1,329,635	—	859,437	859,437	65,356
Denny’s - Brooksville, FL	12/1/2002	8/29/2003	1,041,192	—	—	—	1,041,192	—	910,000	910,000	66,305
Denny’s - Orange City, FL	12/1/2002	9/30/2003	1,281,012	—	—	—	1,281,012	—	1,175,000	1,175,000	89,408
Denny’s - Palm Coast, FL	12/1/2002	12/23/2003	999,951	—	—	—	999,951	—	889,549	889,549	91,267
Sweet Tomatoes - Albuquerque, NM	3/10/2004	5/14/2004	1,115,838	—	—	—	1,115,838	—	900,000	900,000	17,615
Walgreen’s (former Darryl’s) - Raleigh, NC	3/1/2004	7/14/2004	4,793,736	—	—	—	4,793,736	—	3,289,578	3,289,578	—
Flat Rock Grill - Roanoke, VA	9/15/2003	12/16/2004	2,032,160	—	—	—	2,032,160	—	1,698,457	1,698,457	191,737
JP Morgan Chase Bank - Carrollton, TX	3/31/2004	12/29/2004	1,797,170	—	—	—	1,797,170	—	886,572	886,572	(20,298)
Chick-Fil-A - Albequerque, NM	2/5/2004	1/12/2005	1,183,252	—	—	—	1,183,252	—	1,003,408	1,003,408	40,587
South Street Investments, Inc. (3) (18):
Denny’s - Apopka, FL	11/20/2002	9/26/2003	508,538	—	—	—	508,538	—	467,800	467,800	—
CNL Restaurant Investors Properties, LLC (3) (18):
Arby’s - Northwood, OH	8/30/2002	1/6/2003	176,585	1,028,037	—	—	1,204,622	1,028,037	—	1,028,037	(124)

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (deficiency) of property operating cash receipts over cash expenditures (19)
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total
CNL Restaurant Investors Properties, LLC (3) (18) (Cont.):
Arby’s - Winston-Salem, NC	9/6/2002	1/27/2003	253,741	1,098,131	—	—	1,351,872	1,098,131	—	1,098,131	(132)
Arby’s - Sikeston, MO	10/15/2002	2/5/2003	244,103	1,168,224	—	—	1,412,327	1,168,224	—	1,168,224	24
Arby’s - Bowling Green, OH	9/23/2002	2/12/2003	288,402	1,261,682	—	—	1,550,084	1,261,682	—	1,261,682	177
Arby’s - Norcross, GA	9/10/2002	2/13/2003	229,246	1,028,037	—	—	1,257,283	1,028,037	—	1,028,037	372
Arby’s - Montgomery, AL	9/12/2002	2/13/2003	193,702	1,121,495	—	—	1,315,197	1,121,495	—	1,121,495	165
Arby’s - Buffalo, MN	12/13/2002	4/11/2003	180,594	943,925	—	—	1,124,519	943,925	—	943,925	2,623
Arby’s - Bellevue, PA	7/30/2002	4/11/2003	165,264	731,856	—	—	897,120	734,403	—	734,403	2,706
Arby’s - Toledo, OH	9/30/2002	4/15/2003	217,636	1,074,766	—	—	1,292,402	1,074,766	—	1,074,766	243
Arby’s - Frankfort, IN	8/8/2002	5/19/2003	266,795	986,104	—	—	1,252,899	989,536	—	989,536	3,532
Arby’s - Cullman, AL	10/1/2002	6/12/2003	243,834	1,095,601	—	—	1,339,435	1,098,131	—	1,098,131	2,505
Arby’s - Albany, OR	6/30/2003	10/23/2003	263,501	697,045	—	—	960,546	699,498	—	699,498	2,963
Arby’s - Birmingham, AL	6/18/2003	12/31/2003	545,151	1,247,573	—	—	1,792,724	1,247,573	—	1,247,573	(164)
Arby’s - Hutchinson, MN	10/17/2003	2/20/2004	353,040	1,213,801	—	—	1,566,841	1,213,801	—	1,213,801	363
Arby’s - Nashville, TN	10/21/2003	2/24/2004	455,330	1,270,774	—	—	1,726,104	1,270,774	—	1,270,774	544
Arby’s - Franklin, IN	12/2/2003	3/23/2004	351,859	890,807	—	—	1,242,666	892,887	—	892,887	3,623
Arby’s - Hastings, MN	6/30/2003	4/8/2004	512,521	1,463,545	—	—	1,976,066	1,466,019	—	1,466,019	1,480
Arby’s - Murfreesboro, TN	8/8/2003	4/23/2004	467,068	1,278,444	—	—	1,745,512	1,282,945	—	1,282,945	4,768
Arby’s - Zainesville, OH	9/30/2003	4/23/2004	376,278	1,042,283	—	—	1,418,561	1,043,494	—	1,043,494	1,537
Arby’s - Aliquippa, PA	10/8/2003	5/17/2004	360,646	999,343	—	—	1,359,989	1,000,917	—	1,000,917	1,921
Arby’s - Blaine, MN	9/22/2003	6/25/2004	436,824	1,451,202	—	—	1,888,026	1,456,311	—	1,456,311	6,050

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (deficiency) of property operating cash receipts over cash expenditures (19)
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total
CNL Restaurant Investors Properties, LLC (3) (18) (Cont.):
Arby’s - Champin, MN	8/11/2003	8/31/2004	526,363	1,444,208	—	—	1,970,571	1,456,311	—	1,456,311	12,597
Arby’s - Boonville, IN	3/5/2004	10/8/2004	357,449	978,540	—	—	1,335,989	980,081	—	980,081	743
Arby’s - Kentwood, MI	3/5/2004	10/14/2004	431,678	1,141,107	—	—	1,572,785	1,142,904	—	1,142,904	1,723
Arby’s - Pittsburgh, PA	10/23/2003	10/22/2004	342,687	968,860	—	—	1,311,547	980,182	—	980,182	9,377
Arby’s - Austin, MN	5/25/2004	11/30/2004	400,131	1,113,277	—	—	1,513,408	1,113,277	—	1,113,277	262
Arby’s - Pleasant Hills, PA	3/4/2004	12/30/2004	331,192	958,361	—	—	1,289,553	962,936	—	962,936	5,459
Arby’s - Cambridge, MN	9/24/2004	2/15/2005	431,570	1,198,975	—	—	1,630,545	1,198,975	—	1,198,975	(2)
Arby’s - Albert Lea, MN	10/4/2004	2/23/2005	397,732	1,164,994	—	—	1,562,726	1,164,994	—	1,164,994	390
CNL Funding 2001-A, LP (3) (18):
Pizza Hut - Bethany, OK	1/18/2002	1/10/2003	87,368	475,014	—	—	562,382	479,393	—	479,393	4,624
Jack in the Box - Las Vegas, NV	9/26/2002	2/13/2003	415,356	1,650,496	—	—	2,065,852	1,660,823	—	1,660,823	12,266
TGIF - Springfield, OH	12/22/2000	2/13/2003	230,344	1,977,911	—	—	2,208,255	2,039,614	—	2,039,614	69,637
Pizza Hut – 19th Street - Waco, TX	1/18/2002	3/11/2003	68,010	401,190	—	—	469,200	405,640	—	405,640	4,680
Captain D’s - Gadsden, AL	12/26/2002	3/13/2003	78,361	709,219	—	—	787,580	709,905	—	709,905	801
Jack in the Box - San Antonio, TX	9/26/2002	3/14/2003	290,469	1,158,678	—	—	1,449,147	1,167,783	—	1,167,783	10,111
Jack in the Box - Round Rock, TX	8/28/2002	3/20/2003	343,381	1,213,042	—	—	1,556,423	1,244,536	—	1,244,536	12,825
Captain D’s - Dothan, AL	12/26/2002	4/17/2003	123,815	811,417	—	—	935,232	812,600	—	812,600	1,469
Captain D’s - Hopkinsville, KY	12/26/2002	4/10/2003	179,825	931,252	—	—	1,111,077	932,610	—	932,610	1,578
Captain D’s - Arab, AL	12/26/2002	4/30/2003	87,733	596,217	—	—	683,950	597,086	—	597,086	1,207
Captain D’s - Crosslanes, WV	12/26/2002	4/21/2003	56,254	464,941	—	—	521,195	465,619	—	465,619	744

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (deficiency) of property operating cash receipts over cash expenditures (19)
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total
CNL Funding 2001-A, LP (3) (18) (Cont.):
Taco Bell/KFC - Kaufman, TX	10/31/2000	5/6/2003	(5,471)	1,025,569	—	—	1,020,098	1,045,455	—	1,045,455	36,878
Jack in the Box - Yermo, CA	8/26/2002	5/6/2003	353,295	1,602,027	—	—	1,955,322	1,622,463	—	1,622,463	21,343
Captain D’s - Montgomery, AL	12/26/2002	5/5/2003	122,218	803,925	—	—	926,143	805,495	—	805,495	1,657
Captain D’s - Louisville, KY	12/26/2002	5/16/2003	156,801	874,967	—	—	1,031,768	876,676	—	876,676	1,873
Jack in the Box - Houston, TX	9/26/2002	5/20/2003	277,860	1,030,231	—	—	1,308,091	1,041,674	—	1,041,674	12,633
Jack in the Box - Paris, TX	12/30/2002	5/16/2003	256,226	1,100,586	—	—	1,356,812	1,107,472	—	1,107,472	7,774
Captain D’s - Nashville, TN	12/26/2002	5/7/2003	59,917	755,657	—	—	815,574	757,133	—	757,133	1,568
Jack in the Box - Killeen, TX	9/26/2002	5/1/2003	254,498	1,167,552	—	—	1,422,050	1,180,521	—	1,180,521	13,303
Ground Round - Maple Grove, MN	4/1/2001	5/9/2003	66,423	2,021,281	—	—	2,087,704	2,045,454	—	2,045,454	43,003
Captain D’s - Greenville, AL	12/26/2002	6/11/2003	120,046	707,627	—	—	827,673	709,362	—	709,362	1,917
Captain D’s - Russellville, AL	12/26/2002	6/27/2003	71,941	658,889	—	—	730,830	660,505	—	660,505	1,962
Captain D’s - Madison, AL	12/26/2002	6/27/2003	79,858	555,438	—	—	635,296	556,800	—	556,800	1,654
Captain D’s - Crossville, TN	12/26/2002	6/27/2003	59,996	539,752	—	—	599,748	541,076	—	541,076	1,607
Captain D’s - Clinton, MS	12/26/2002	6/12/2003	69,788	558,725	—	—	628,513	560,095	—	560,095	1,523
Captain D’s - Louisville, KY	12/26/2002	6/17/2003	93,048	583,512	—	—	676,560	584,943	—	584,943	1,640
Captain D’s - Eufaula, AL	12/26/2002	6/25/2003	75,941	540,684	—	—	616,625	542,010	—	542,010	1,592
Captain D’s - Alabaster, AL	12/26/2002	6/13/2003	160,117	897,029	—	—	1,057,146	899,229	—	899,229	2,460
Jack in the Box - Greenville, SC	1/16/2003	6/13/2003	274,469	1,317,214	—	—	1,591,683	1,326,457	—	1,326,457	11,407
Jack in the Box - Marble Falls, TX	1/16/2003	6/19/2003	192,889	1,042,342	—	—	1,235,231	1,049,655	—	1,049,655	9,398
Jack in the Box - San Diego, CA	1/16/2003	6/18/2003	394,649	2,104,372	—	—	2,499,021	2,119,137	—	2,119,137	18,848

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (deficiency) of property operating cash receipts over cash expenditures (19)
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total
CNL Funding 2001-A, LP (3) (18) (Cont.):
Arby’s - Fraser, MI	9/11/2001	6/20/2003	185,909	1,042,073	—	—	1,227,982	1,045,546	—	1,045,546	17,829
Arby’s - Waterbury, CT	7/21/2000	6/18/2003	137,156	788,538	—	—	925,694	795,455	—	795,455	43,701
Arby’s - Orange, CT	7/21/2000	6/18/2003	87,401	518,182	—	—	605,583	522,727	—	522,727	68,944
Captain D’s - Laurel, MS	12/26/2002	7/28/2003	84,051	539,415	—	—	623,466	541,010	—	541,010	1,747
Captain D’s - Columbia, SC	12/26/2002	7/17/2003	83,877	606,787	—	—	690,664	608,581	—	608,581	1,915
Texas Roadhouse - Roseville, MI	10/31/2002	7/23/2003	406,111	2,039,884	—	—	2,445,995	2,066,730	—	2,066,730	29,148
Texas Roadhouse - Christianburg, VA	9/30/2002	7/31/2003	322,112	1,385,329	—	—	1,707,441	1,405,951	—	1,405,951	22,386
Jack in the Box - Cookeville, TN	1/16/2003	7/10/2003	316,102	1,795,328	—	—	2,111,430	1,811,148	—	1,811,148	18,316
Captain D’s - Tupelo, MS	12/26/2002	7/31/2003	127,363	776,694	—	—	904,057	778,990	—	778,990	2,746
Captain D’s - Andalusia, AL	12/26/2002	8/6/2003	104,171	681,695	—	—	785,866	684,057	—	684,057	2,443
Captain D’s - Princeton, KY	12/26/2002	8/7/2003	74,770	555,446	—	—	630,216	557,371	—	557,371	1,842
Ruby Tuesday - Tampa, FL	3/12/2003	8/11/2003	269,583	2,090,743	—	—	2,360,326	2,096,898	—	2,096,898	6,904
Burger King - Wichita, KS	4/1/2003	8/15/2003	248,142	1,337,789	—	—	1,585,931	1,340,909	—	1,340,909	2,751
Jack in the Box - Conover, NC	1/16/2003	8/21/2003	201,282	1,267,189	—	—	1,468,471	1,280,651	—	1,280,651	15,714
Jack in the Box - Salinas, CA	12/30/2002	8/29/2003	490,183	1,493,196	—	—	1,983,379	1,509,782	—	1,509,782	18,707
Captain D’s - Franklin, KY	12/26/2002	8/29/2003	157,118	1,007,252	—	—	1,164,370	1,010,743	—	1,010,743	3,786
Jack in the Box - Simpsonville, SC	1/16/2003	8/29/2003	207,480	1,194,139	—	—	1,401,619	1,206,826	—	1,206,826	15,535
Jack in the Box - Anderson, SC	1/16/2003	9/16/2003	261,828	1,296,208	—	—	1,558,036	1,312,350	—	1,312,350	18,287
Casa Ole - Conroe, TX	4/16/2003	9/15/2003	119,734	771,309	—	—	891,043	775,000	—	775,000	4,395
Captain D’s - Warrensburg, CO	12/26/2002	9/23/2003	86,915	553,996	—	—	640,911	556,200	—	556,200	2,464

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (deficiency) of property operating cash receipts over cash expenditures (19)
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total
CNL Funding 2001-A, LP (3) (18) (Cont.):
Black Angus - Lone Tree, CO	5/16/2002	9/19/2003	274,517	2,685,785	—	—	2,960,302	2,702,533	—	2,702,533	48,363
Captain D’s - Bluefield, WV	12/26/2002	9/5/2003	146,431	959,496	—	—	1,105,927	963,314	—	963,314	3,970
Captain D’s - Ozark, AL	12/26/2002	9/15/2003	86,262	551,785	—	—	638,047	553,981	—	553,981	2,378
Captain D’s - Pearl, MS	12/26/2002	9/11/2003	103,074	656,502	—	—	759,576	659,114	—	659,114	2,400
Jack in the Box - Austin, TX	9/26/2002	9/15/2003	355,976	1,338,759	—	—	1,694,735	1,362,587	—	1,362,587	25,277
Village Inn - Virginia Beach, VA	6/16/2003	9/26/2003	453,559	1,894,510	—	—	2,348,069	1,900,000	—	1,900,000	8,997
Captain D’s - Cahokia, IL	12/26/2002	9/24/2003	97,626	625,492	—	—	723,118	627,981	—	627,981	2,792
Captain D’s - Birmingham, AL	12/26/2002	9/24/2003	89,973	577,550	—	—	667,523	579,848	—	579,848	2,578
Jack in the Box - Simpsonville, SC	1/16/2003	9/30/2003	180,793	1,185,093	—	—	1,365,886	1,199,851	—	1,199,851	18,183
Jack in the Box - Charlotte, NC	1/16/2003	9/30/2003	323,819	1,571,639	—	—	1,895,458	1,591,210	—	1,591,210	24,113
Village Inn - Rio Rancho, NM	6/16/2003	10/10/2003	181,556	776,610	—	—	958,166	780,000	—	780,000	3,299
Wendy’s - Knoxville, TN	6/13/2003	10/22/2003	211,061	1,001,097	—	—	1,212,158	996,669	—	996,669	4,877
Wendy’s - Dayton, TN	6/13/2003	10/28/2003	115,511	814,846	—	—	930,357	811,242	—	811,242	4,143
Jack in the Box - Uvalde, TX	1/16/2003	10/31/2003	208,018	1,075,470	—	—	1,283,488	1,090,848	—	1,090,848	17,468
Baker’s Square - St. Paul, MN	6/16/2003	10/31/2003	218,930	1,369,024	—	—	1,587,954	1,375,000	—	1,375,000	8,657
Baker’s Square - Dearborn, MI	6/16/2003	11/6/2003	141,169	1,282,503	—	—	1,423,672	1,290,000	—	1,290,000	7,815
Baker’s Square - Taylor, MI	6/16/2003	11/7/2003	235,315	1,153,258	—	—	1,388,573	1,160,000	—	1,160,000	7,327
Baker’s Square - Fresno, CA	6/16/2003	11/20/2003	302,249	1,133,375	—	—	1,435,624	1,140,000	—	1,140,000	8,258
Village Inn - St. Petersburg, FL	6/16/2003	12/16/2003	269,803	1,141,622	—	—	1,411,425	1,150,000	—	1,150,000	9,548
Johnny Carino’s - Houston, TX	1/21/2003	12/22/2003	359,788	1,962,475	—	—	2,322,263	2,000,000	—	2,000,000	40,760

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (deficiency) of property operating cash receipts over cash expenditures (19)
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total
CNL Funding 2001-A, LP (3) (18) (Cont.):
Wendy’s - Clinton, TN	6/13/2003	12/30/2003	222,804	998,671	—	—	1,221,475	996,669	—	996,669	7,376
O’Charley’s - Plainville (Avon), IN	10/17/2003	12/30/2003	275,191	2,697,512	—	—	2,972,703	2,704,545	—	2,704,545	17,164
Johnny Carino’s - Austin, TX	12/30/2002	12/31/2003	446,723	1,958,587	—	—	2,405,310	2,000,000	—	2,000,000	44,704
Jack in the Box - Rock Hill, SC	1/16/2003	12/31/2003	231,483	1,046,466	—	—	1,277,949	1,065,349	—	1,065,349	21,553
Max and Erma’s - Cincinnati (Union Township), OH	9/24/2003	1/9/2004	311,940	2,446,965	—	—	2,758,905	2,458,972	—	2,458,972	13,897
Wendy’s - Knoxville, TN	6/13/2003	1/14/2004	243,731	866,439	—	—	1,110,170	865,764	—	865,764	10,010
O’Charley’s - Murfreesboro, TN	10/17/2003	1/16/2004	207,762	2,362,782	—	—	2,570,544	2,375,154	—	2,375,154	17,164
Whataburger - Dallas, TX	6/25/2000	1/29/2004	584,800	—	—	—	584,800	683,125	—	683,125	(51,281)
Bakers Square - St. Anthony Village, MN	8/4/2003	2/13/2004	291,925	1,293,069	—	—	1,584,994	1,300,000	—	1,300,000	8,784
O’Charley’s - Lexington, KY	10/17/2003	2/18/2004	219,044	1,891,440	—	—	2,110,484	1,906,359	—	1,906,359	19,788
O’Charley’s - Smyrna, TN	10/17/2003	3/3/2004	241,849	2,516,284	—	—	2,758,133	2,542,859	—	2,542,859	30,671
O’Charley’s - Cary, NC	10/17/2003	3/4/2004	247,119	2,060,349	—	—	2,307,468	2,082,109	—	2,082,109	25,067
Bakers Square - Dekalb, IL	6/16/2003	3/8/2004	299,246	1,571,309	—	—	1,870,555	1,590,000	—	1,590,000	19,219
O’Charley’s - Cincinnati, OH	11/7/2003	3/12/2004	181,745	1,560,419	—	—	1,742,164	1,572,727	—	1,572,727	15,730
O’Charley’s - Burlington, NC	10/17/2003	3/31/2004	183,302	2,018,046	—	—	2,201,348	2,039,359	—	2,039,359	29,257
Ruby Tuesday - Cape Coral, FL	1/13/2004	3/31/2004	412,252	1,942,922	—	—	2,355,174	1,943,948	—	1,943,948	3,012
O’Charley’s - Marietta, GA	10/17/2003	4/8/2004	287,790	2,153,311	—	—	2,441,101	2,181,859	—	2,181,859	30,932
RDHSE - Fredricksburg, VA	2/9/2001	4/15/2004	1,019,800	—	—	—	1,019,800	1,742,001	—	1,742,001	(209,127)
O’Charley’s - Bloomington, IN	10/17/2003	4/29/2004	245,124	2,040,803	—	—	2,285,927	2,067,859	—	2,067,859	35,283
O’Charley’s - Chattanooga, TN	10/17/2003	5/3/2004	253,599	2,509,899	—	—	2,763,498	2,550,000	—	2,550,000	44,212

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (deficiency) of property operating cash receipts over cash expenditures (19)
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total
CNL Funding 2001-A, LP (3) (18) (Cont.):
Max and Emma’s - Auburn Hills, MI	5/5/2003	5/4/2004	296,794	2,897,527	—	—	3,194,321	2,930,000	—	2,930,000	35,055
O’Charley’s - Mobile, AL	10/17/2003	5/12/2004	189,318	2,017,762	—	—	2,207,080	2,050,000	—	2,050,000	35,172
O’Charley’s - Louisville, KY	10/17/2003	5/21/2004	286,513	2,506,653	—	—	2,793,166	2,546,702	—	2,546,702	46,825
O’Charley’s - O’Fallon, IL	12/30/2003	6/8/2004	265,991	1,836,709	—	—	2,102,700	1,858,735	—	1,858,735	21,914
O’Charley’s - Paducah, KY	12/30/2003	6/18/2004	218,344	1,612,481	—	—	1,830,825	1,631,818	—	1,631,818	21,268
O’Charley’s - Hermitage, TN	12/30/2003	6/22/2004	338,121	2,569,190	—	—	2,907,311	2,600,000	—	2,600,000	35,180
Casa Ole - Port Arthur, TX	1/7/2004	6/25/2004	305,132	1,630,881	—	—	1,936,013	1,635,729	—	1,635,729	7,094
O’Charley’s - Monroe, NC	10/17/2003	6/28/2004	185,754	1,940,627	—	—	2,126,381	1,976,955	—	1,976,955	43,758
O’Charley’s - Dothan, AL	10/17/2003	6/30/2004	180,735	1,866,665	—	—	2,047,400	1,901,609	—	1,901,609	42,596
O’Charley’s - Evansville, IN	11/7/2003	6/30/2004	104,997	1,786,724	—	—	1,891,721	1,815,271	—	1,815,271	37,019
O’Charley’s - Franklin, TN	11/7/2003	6/30/2004	282,605	2,236,986	—	—	2,519,591	2,272,727	—	2,272,727	46,583
Casa Ole - Jasper, TX	1/7/2004	6/30/2004	140,640	1,339,039	—	—	1,479,679	1,343,020	—	1,343,020	6,021
O’Charley’s - Asheville, NC	10/17/2003	7/13/2004	205,543	1,658,902	—	—	1,864,445	1,694,545	—	1,694,545	38,294
Casa Ole - Sulphur, LA	1/7/2004	8/10/2004	159,164	1,486,989	—	—	1,646,153	1,493,679	—	1,493,679	7,960
Captain D’s - Byram, MS	8/29/2003	8/17/2004	141,988	849,812	—	—	991,800	852,273	—	852,273	2,536
Captain D’s - Richland, MS	8/29/2003	8/17/2004	164,615	875,989	—	—	1,040,604	878,526	—	878,526	2,623
O’Charley’s - Oxford, AL	10/17/2003	8/23/2004	140,274	1,779,527	—	—	1,919,801	1,822,727	—	1,822,727	48,355
O’Charley’s - Richmond, VA	10/17/2003	8/30/2004	221,054	2,081,306	—	—	2,302,360	2,131,832	—	2,131,832	58,653
O’Charley’s - Hopkinsville, KY	10/17/2003	9/2/2004	199,357	1,876,440	—	—	2,075,797	1,927,273	—	1,927,273	53,810
Tumbleweed SW Grill - Louisville, KY	12/23/2003	9/13/2004	252,537	1,686,839	—	—	1,939,376	1,619,425	—	1,619,425	15,759

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (deficiency) of property operating cash receipts over cash expenditures (19)
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total
CNL Funding 2001-A, LP (3) (18) (Cont.):
O’Charley’s - Johnson City, TN	12/30/2003	9/17/2004	289,319	1,850,393	—	—	2,139,712	1,886,364	—	1,886,364	37,998
O’Charley’s - Bristol, VA	10/17/2003	9/28/2004	130,942	1,934,697	—	—	2,065,639	1,987,109	—	1,987,109	59,926
O’Charley’s - Greenwood, SC	12/30/2003	9/28/2004	224,631	1,605,160	—	—	1,829,791	1,636,364	—	1,636,364	35,013
O’Charley’s - Mobile, AL	10/17/2003	9/29/2004	247,312	2,411,043	—	—	2,658,355	2,476,359	—	2,476,359	75,012
Bakers Square - West St. Paul, MN	6/16/2003	9/30/2004	298,650	2,202,661	—	—	2,501,311	2,250,000	—	2,250,000	56,190
Casa Ole - Orange, TX	1/7/2004	9/30/2004	187,322	1,413,051	—	—	1,600,373	1,420,502	—	1,420,502	9,632
O’Charley’s - Indianapolis, IN	10/17/2003	10/14/2004	165,089	2,123,068	—	—	2,288,157	2,186,609	—	2,186,609	67,264
O’Charley’s - Florence, KY	10/17/2003	11/9/2004	338,318	3,142,408	—	—	3,480,726	3,245,455	—	3,245,455	108,162
Casa Ole - Silsbee, TX	1/7/2004	11/16/2004	64,725	1,261,215	—	—	1,325,940	1,269,842	—	1,269,842	10,056
Casa Ole - Vidor, TX	1/7/2004	12/16/2004	80,653	1,154,333	—	—	1,234,986	1,162,229	—	1,162,229	9,668
O’Charley’s - Centerville, GA	10/17/2003	12/21/2004	248,480	1,742,334	—	—	1,990,814	1,804,545	—	1,804,545	68,249
O’Charley’s - Tupelo, MS	10/17/2003	1/14/2005	196,393	1,731,278	—	—	1,927,671	1,798,182	—	1,798,182	71,886
CNL Net Lease Investors, LP (3) (18):
LJS - Pasadena, TX	9/25/2002	1/10/2003	84,314	653,823	—	—	738,137	653,146	—	653,146	(1,059)
Jack in the Box - Caldwell, ID	9/25/2002	1/14/2003	249,924	1,249,841	—	—	1,499,765	1,249,541	—	1,249,541	(933)
IHOP - Addison, TX	9/25/2002	1/14/2003	280,886	1,469,922	—	—	1,750,808	1,469,295	—	1,469,295	(1,299)
IHOP - Arlington, TX	9/25/2002	1/15/2003	239,534	1,338,182	—	—	1,577,716	1,338,259	—	1,338,259	(392)
Jack in the Box - Centralia, WA	9/25/2002	1/17/2003	176,522	1,108,218	—	—	1,284,740	1,109,947	—	1,109,947	1,738
Denny’s - Fort Worth, TX	9/25/2002	1/17/2003	5,513	75,058	—	—	80,571	75,447	—	75,447	(1,895)
IHOP - Merced, CA	9/25/2002	1/24/2003	258,486	1,669,950	—	—	1,928,436	1,670,946	—	1,670,946	586
Denny’s - Port Charlotte, FL	9/25/2002	1/29/2003	254,391	1,260,009	—	—	1,514,400	1,261,536	—	1,261,536	6,452

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (deficiency) of property operating cash receipts over cash expenditures (19)
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total
CNL Net Lease Investors, LP (3) (18) (Cont.):
KFC - Virginia Beach, VA	9/25/2002	1/30/2003	151,884	861,262	—	—	1,013,146	862,729	—	862,729	1,631
Checkers - Orlando, FL	9/25/2002	2/4/2003	33,051	479,392	—	—	512,443	479,298	—	479,298	(171)
IHOP - Vernon Hills, IL	9/25/2002	2/5/2003	142,285	1,677,299	—	—	1,819,584	1,678,249	—	1,678,249	749
IHOP - Pasadena, TX	9/25/2002	2/7/2003	189,401	1,238,542	—	—	1,427,943	1,237,835	—	1,237,835	(927)
Denny’s - Surfside Beach, SC	9/25/2002	2/10/2003	191,178	973,222	—	—	1,164,400	973,354	—	973,354	80
Blackbear BBQ & Grill - Clinton, MO	9/25/2002	2/11/2003	111,135	149,853	—	—	260,988	150,894	—	150,894	4,808
El Ranchito - Cheraw, SC	9/25/2002	2/12/2003	74,238	119,882	—	—	194,120	120,715	—	120,715	(3,748)
IHOP - Orland Park, IL	9/25/2002	2/12/2003	237,989	1,496,687	—	—	1,734,676	1,497,535	—	1,497,535	131
JIB - Phoenix, AZ	9/25/2002	2/19/2003	318,477	1,369,163	—	—	1,687,640	1,368,852	—	1,368,852	(235)
JIB - Fontana, CA	9/25/2002	2/19/2003	354,596	1,617,580	—	—	1,972,176	1,621,168	—	1,621,168	4,515
Jack in the Box - Puyallup, WA	9/25/2002	2/20/2003	208,776	1,442,584	—	—	1,651,360	1,442,429	—	1,442,429	(11)
JIB - Nampa, ID	9/25/2002	2/28/2003	133,479	1,182,901	—	—	1,316,380	1,185,224	—	1,185,224	3,311
Arby’s - Indianapolis, IN	9/25/2002	3/7/2003	146,983	1,290,641	—	—	1,437,624	1,289,765	—	1,289,765	(1,240)
Golden Corral - Sherman, TX	9/25/2002	3/14/2003	144,018	1,334,643	—	—	1,478,661	1,344,925	—	1,344,925	11,110
Denny’s - Independence, MO	9/25/2002	3/18/2003	75,774	879,026	—	—	954,800	878,925	—	878,925	(531)
Jack in the Box - New Caney, TX	9/25/2002	3/26/2003	235,592	1,081,827	—	—	1,317,419	1,084,227	—	1,084,227	2,136
IHOP - Columbia, SC	9/25/2002	3/27/2003	199,074	1,421,913	—	—	1,620,987	1,421,690	—	1,421,690	(939)
Golden Corral - Longmont, CO	9/25/2002	3/28/2003	102,544	1,129,798	—	—	1,232,342	1,138,018	—	1,138,018	9,457
IHOP - Coeur D’Alene, ID	9/25/2002	3/28/2003	194,492	1,371,918	—	—	1,566,410	1,372,193	—	1,372,193	(296)
IHOP - Hoffman Estates, IL	9/25/2002	3/31/2003	220,665	1,620,411	—	—	1,841,076	1,621,562	—	1,621,562	650

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (deficiency) of property operating cash receipts over cash expenditures (19)
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total
CNL Net Lease Investors, LP (3) (18) (Cont.):
Hardee’s - Hattiesburg, MS	9/25/2002	4/4/2003	112,845	952,123	—	—	1,064,968	951,381	—	951,381	(1,090)
Arby’s - Greenville, AL	9/25/2002	4/4/2003	42,568	347,029	—	—	389,597	348,619	—	348,619	1,586
Jack in the Box - Peoria, AZ	9/25/2002	4/4/2003	276,589	1,286,205	—	—	1,562,794	1,287,666	—	1,287,666	1,232
Denny’s - Goodyear, AZ	9/25/2002	4/8/2003	104,888	1,234,312	—	—	1,339,200	1,233,526	—	1,233,526	(11,939)
Long John Silvers - Olathe, KS	9/25/2002	4/17/2003	113,541	687,429	—	—	800,970	690,258	—	690,258	2,995
Wendy’s - Escondido, CA	9/25/2002	5/9/2003	230,220	1,602,354	—	—	1,832,574	1,614,754	—	1,614,754	12,790
Golden Corral - Jacksonville, FL	9/25/2002	5/15/2003	199,967	1,673,863	—	—	1,873,830	1,691,381	—	1,691,381	18,292
Jack in the Box - Santa Maria, CA	9/25/2002	5/20/2003	246,072	1,345,328	—	—	1,591,400	1,346,677	—	1,346,677	994
Jack in the Box - Post Falls, ID	9/25/2002	5/22/2003	(311,305)	1,256,355	—	—	945,050	1,256,928	—	1,256,928	(225)
Golden Corral - Garden City, KS	9/25/2002	5/30/2003	201,188	964,009	—	—	1,165,197	974,016	—	974,016	11,189
IHOP - Lithia Springs, GA	9/25/2002	6/2/2003	221,383	1,352,517	—	—	1,573,900	1,357,533	—	1,357,533	4,861
Japan Express - Lincolnton, NC	9/25/2002	6/11/2003	16,243	460,557	—	—	476,800	458,047	—	458,047	(2,852)
Denny’s - McAlester, OK	9/25/2002	6/24/2003	122,576	608,549	—	—	731,125	603,793	—	603,793	(5,996)
Denny’s - Yukon, OK	9/25/2002	6/24/2003	(467,777)	950,152	—	—	482,375	948,836	—	948,836	(2,101)
Golden Corral - Bartlesville, OK	9/25/2002	6/26/2003	107,249	806,482	—	—	913,731	799,214	—	799,214	(8,512)
Jack in the Box - Beaumont, TX	9/25/2002	7/11/2003	221,438	1,201,362	—	—	1,422,800	1,202,905	—	1,202,905	1,243
Jack in the Box - Decatur, TX	9/25/2002	7/16/2003	191,779	1,147,023	—	—	1,338,802	1,146,569	—	1,146,569	(925)
Denny’s - Enid, OK	9/25/2002	8/11/2003	25,602	88,942	—	—	114,544	90,536	—	90,536	(6,326)
Jack in the Box - Irving, TX	9/25/2002	8/15/2003	277,222	1,514,638	—	—	1,791,860	1,514,477	—	1,514,477	(712)
Long John Silvers - Independence, MO	9/25/2002	9/17/2003	184,834	936,247	—	—	1,121,081	932,101	—	932,101	(5,004)

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (deficiency) of property operating cash receipts over cash expenditures (19)
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total
CNL Net Lease Investors, LP (3) (18) (Cont.):
Remington Grill - Sanford, NC	9/25/2002	9/22/2003	15,420	420,129	—	—	435,549	417,044	—	417,044	(3,635)
Golden Corral - Weslaco, TX	9/25/2002	9/26/2003	367,183	952,057	—	—	1,319,240	968,060	—	968,060	17,334
Golden Corral - Ada, OK	9/25/2002	9/30/2003	107,394	933,094	—	—	1,040,488	947,919	—	947,919	16,153
Golden Corral - Abilene, TX	9/25/2002	10/14/2003	514,520	1,426,972	—	—	1,941,492	1,451,948	—	1,451,948	26,636
Golden Corral - Shawnee, OK	9/25/2002	11/4/2003	399,131	967,722	—	—	1,366,853	986,246	—	986,246	16,502
Jack in the Box - Ontario, OR	9/25/2002	12/31/2003	198,809	1,010,637	—	—	1,209,446	1,008,829	—	1,008,829	(2,471)
Jack in the Box - Mojave, CA	9/25/2002	1/8/2004	364,908	1,241,898	—	—	1,606,806	1,241,457	—	1,241,457	(1,908)
Burger King - Bowling Green, OH	9/25/2002	1/16/2004	107,489	818,684	—	—	926,173	823,270	—	823,270	4,207
Burger King - Wauseon, OH	9/25/2002	1/29/2004	79,691	818,684	—	—	898,375	823,270	—	823,270	4,287
Burger King - Columbia, SC	9/25/2002	2/4/2004	226,574	269,666	—	—	496,240	277,644	—	277,644	(20,771)
Jack in the Box - San Benito, TX	9/25/2002	3/25/2004	185,477	1,260,437	—	—	1,445,914	1,257,183	—	1,257,183	(4,011)
Schlotzsky’s - Louisville, KY	9/25/2002	3/30/2004	272,684	1,039,491	—	—	1,312,175	1,043,169	—	1,043,169	3,001
Boston Market - Carrolton, TX	9/25/2002	3/31/2004	44,215	821,960	—	—	866,175	823,321	—	823,321	(6,043)
Golden Corral - Augusta, GA	9/25/2002	3/31/2004	155,640	1,129,629	—	—	1,285,269	1,159,728	—	1,159,728	31,727
Burger King - Bradford, PA	9/25/2002	4/2/2004	53,936	815,644	—	—	869,580	823,151	—	823,151	7,125
Denny’s - Raytown, MD	9/25/2002	4/27/2004	125,030	798,970	—	—	924,000	798,617	—	798,617	(825)
Boston Market - Kansas City, MO	9/25/2002	8/20/2004	200,500	1,136,300	—	—	1,336,800	1,157,285	—	1,157,285	21,185
Boston Market - Houston, TX	9/25/2002	9/21/2004	171,942	840,790	—	—	1,012,732	842,675	—	842,675	1,384
Boston Market - Orlando, FL	9/25/2002	9/27/2004	196,913	919,171	—	—	1,116,084	923,154	—	923,154	4,007
Boston Market - Vero, FL	9/25/2002	9/28/2004	151,991	818,569	—	—	970,560	821,769	—	821,769	3,206

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (deficiency) of property operating cash receipts over cash expenditures (19)
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total
CNL Net Lease Investors, LP (3) (18) (Cont.):
Denny’s - Corpus Christi, TX	9/25/2002	9/30/2004	202,524	1,168,469	—	—	1,370,993	1,161,563	—	1,161,563	(4,617)
Jack in the Box - Campbell, CA	6/30/2004	10/5/2004	478,151	1,752,877	—	—	2,231,028	1,764,874	—	1,764,874	12,734
Jack in the Box - Castro Valley, CA	6/30/2004	10/22/2004	384,195	1,441,985	—	—	1,826,180	1,451,854	—	1,451,854	12,183
Jack in the Box - Cucamonga, CA	6/30/2004	10/27/2004	386,869	1,422,008	—	—	1,808,877	1,431,740	—	1,431,740	12,308
Jack in the Box - Chula Vista, CA	6/30/2004	10/29/2004	360,260	1,327,863	—	—	1,688,123	1,336,951	—	1,336,951	11,866
Golden Corral - Newman, GA	5/25/2004	11/4/2004	544,547	2,897,159	—	—	3,441,706	2,912,000	—	2,912,000	16,324
Golden Corral - Conyers, GA	5/25/2004	11/4/2004	599,484	3,188,213	—	—	3,787,697	3,204,545	—	3,204,545	17,964
Jack in the Box - Palmdale, CA	6/30/2004	11/8/2004	320,326	984,602	—	—	1,304,928	993,627	—	993,627	9,704
IHOP - Spring, TX	7/22/2004	11/8/2004	649,693	2,453,010	—	—	3,102,703	2,456,940	—	2,456,940	2,527
Jack in the Box - Los Angeles, CA	6/30/2004	11/10/2004	367,116	1,457,564	—	—	1,824,680	1,470,924	—	1,470,924	14,590
IHOP - Hillsboro, TX	7/22/2004	11/18/2004	311,512	1,193,219	—	—	1,504,731	1,195,130	—	1,195,130	1,909
Jack in the Box - Dallas, TX	9/30/2004	11/24/2004	233,333	889,082	—	—	1,122,415	891,093	—	891,093	3,690
Golden Corral - Lawrenceville, GA	5/25/2004	11/29/2004	477,075	2,735,984	—	—	3,213,059	2,750,000	—	2,750,000	17,988
Jack in the Box - San Rafael, CA	6/30/2004	12/10/2004	253,890	891,638	—	—	1,145,528	901,900	—	901,900	10,956
Applebee’s - Gaffney, SC	6/28/2004	12/15/2004	117,965	1,123,037	—	—	1,241,002	1,125,000	—	1,125,000	1,240
Sweet Tomatoes - Orlando, FL	3/10/2004	12/17/2004	559,838	3,372,581	—	—	3,932,419	3,384,700	—	3,384,700	12,104
Golden Corral - Alpharetta, GA	5/25/2004	12/22/2004	727,979	3,836,308	—	—	4,564,287	3,860,000	—	3,860,000	36,725
Jack in the Box - Berkely, CA	9/30/2004	12/30/2004	337,670	1,285,577	—	—	1,623,247	1,291,417	—	1,291,417	8,871
CNL Net Lease Funding 2003, LLC (3) (18):
Sweet Tomatoes - Atlanta, GA	3/10/2004	6/3/2004	605,000	2,735,217	—	—	3,340,217	2,737,625	—	2,737,625	3,232

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (deficiency) of property operating cash receipts over cash expenditures (19)
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total
CNL Net Lease Funding 2003, LLC (3) (18) (Cont.):
Sweet Tomatoes - Westminister, CO	3/10/2004	6/9/2004	428,345	2,132,123	—	—	2,560,468	2,134,000	—	2,134,000	1,136
Souplantation - Lake Forest, CA	3/10/2004	6/9/2004	522,416	1,958,839	—	—	2,481,255	1,960,000	—	1,960,000	207
Sweet Tomatoes - Raleigh, NC	3/10/2004	6/17/2004	316,054	1,578,611	—	—	1,894,665	1,580,000	—	1,580,000	1,590
Sweet Tomatoes - Alpharetta, GA	3/10/2004	6/18/2004	324,261	2,287,636	—	—	2,611,897	2,289,650	—	2,289,650	2,439
Sweet Tomatoes - St. Charles, IL	3/10/2004	6/30/2004	393,303	1,939,518	—	—	2,332,821	1,941,225	—	1,941,225	3,448
Sweet Tomatoes - Albuquerque, NM	3/10/2004	6/30/2004	312,047	1,737,970	—	—	2,050,017	1,739,500	—	1,739,500	2,748
Sweet Tomatoes - Sarasota, FL	3/10/2004	7/7/2004	553,874	2,734,003	—	—	3,287,877	2,737,625	—	2,737,625	1,653
Jack in the Box - Palo Alto, CA	6/30/2004	7/29/2004	359,407	1,273,509	—	—	1,632,916	1,273,509	—	1,273,509	2,611
Jack in the Box - Bakersfield, CA	6/30/2004	8/12/2004	173,097	1,002,048	—	—	1,175,145	1,004,314	—	1,004,314	3,164
Golden Corral - Buford, GA	5/25/2004	8/17/2004	588,738	3,491,943	—	—	4,080,681	3,499,000	—	3,499,000	9,973
Jack in the Box - Riverside, CA	6/30/2004	8/17/2004	419,820	1,575,670	—	—	1,995,490	1,579,233	—	1,579,233	5,516
Jack in the Box - Phoenix, AZ	6/30/2004	8/18/2004	176,947	1,049,261	—	—	1,226,208	1,051,634	—	1,051,634	3,597
Sweet Tomatoes - Peoria, AZ	3/10/2004	8/19/2004	580,946	2,881,842	—	—	3,462,788	2,886,950	—	2,886,950	5,373
Jack in the Box - Marysville, CA	6/30/2004	8/20/2004	399,446	1,351,870	—	—	1,751,316	1,354,927	—	1,354,927	5,011
Golden Corral - Snellville, GA	5/25/2004	8/30/2004	499,488	2,864,211	—	—	3,363,699	2,870,000	—	2,870,000	9,219
Sweet Tomatoes - Tampa, FL	3/10/2004	8/30/2004	419,149	2,033,396	—	—	2,452,545	2,037,000	—	2,037,000	6,136
Golden Corral - Kennesaw, GA	5/25/2004	9/2/2004	536,093	3,133,208	—	—	3,669,301	3,142,750	—	3,142,750	10,904
Jack in the Box - Orcutt, CA	6/30/2004	9/8/2004	309,329	1,156,105	—	—	1,465,434	1,161,357	—	1,161,357	5,876
Sweet Tomatoes - Aurora, CO	3/10/2004	9/9/2004	438,437	2,100,331	—	—	2,538,768	2,105,000	—	2,105,000	3,943
Jack in the Box - Woodland, CA	6/30/2004	9/10/2004	327,824	1,214,742	—	—	1,542,566	1,220,260	—	1,220,260	6,531

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (deficiency) of property operating cash receipts over cash expenditures (19)
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total
CNL Net Lease Funding 2003, LLC (3) (18) (Cont.):
Jack in the Box - Santa Ana, CA	6/30/2004	9/17/2004	269,268	1,001,356	—	—	1,270,624	1,005,905	—	1,005,905	5,918
Sweet Tomatoes - Fort Myers, FL	3/10/2004	9/17/2004	424,602	3,178,534	—	—	3,603,136	3,185,600	—	3,185,600	7,484
Sweet Tomatoes - Tampa, FL	3/10/2004	9/22/2004	422,150	2,508,063	—	—	2,930,213	2,513,638	—	2,513,638	6,653
Jack in the Box - Houston, TX	6/30/2004	9/24/2004	172,456	1,207,144	—	—	1,379,600	1,212,627	—	1,212,627	7,778
Jack in the Box - Antioch, CA	6/30/2004	9/28/2004	253,778	785,367	—	—	1,039,145	788,934	—	788,934	5,522
Jack in the Box - Auburn, WA	6/30/2004	9/28/2004	249,965	1,304,766	—	—	1,554,731	1,310,693	—	1,310,693	8,804
Jack in the Box - Mesa, AZ	6/30/2004	9/28/2004	198,453	957,998	—	—	1,156,451	962,350	—	962,350	6,465
Jack in the Box - Chico, CA	6/30/2004	9/29/2004	204,705	841,893	—	—	1,046,598	845,717	—	845,717	5,745
Applebee’s - Greenville, SC	6/28/2004	9/30/2004	259,610	1,873,702	—	—	2,133,312	1,875,000	—	1,875,000	2,001
Jack in the Box - Irving, TX	6/30/2004	9/30/2004	241,103	1,120,097	—	—	1,361,200	1,125,185	—	1,125,185	7,729
Jack In The Box - Ventura, CA	9/30/2004	1/7/2005	462,278	1,688,319	—	—	2,150,597	1,699,874	—	1,699,874	12,500
Applebee’s - Asheville, NC	6/28/2004	1/14/2005	295,765	2,878,941	—	—	3,174,706	2,885,000	—	2,885,000	4,244
Jack In The Box - Seattle, WA	9/30/2004	1/18/2005	203,888	666,853	—	—	870,741	671,417	—	671,417	5,448
Applebee’s - Anderson, SC	6/28/2004	1/21/2005	351,034	2,679,361	—	—	3,030,395	2,685,000	—	2,685,000	4,860
IHOP - Frisco, TX	7/22/2004	1/31/2005	481,493	2,146,428	—	—	2,627,921	2,152,200	—	2,152,200	7,251
Jack In The Box - Riverside, CA	9/30/2004	2/8/2005	283,746	1,081,834	—	—	1,365,580	1,091,750	—	1,091,750	10,797
Jack In The Box - Houston, TX	9/30/2004	2/11/2005	493,699	1,938,472	—	—	2,432,171	1,956,240	—	1,956,240	19,887
Golden Corral - Austell, GA	5/25/2004	2/11/2005	512,052	2,895,436	—	—	3,407,488	2,919,500	—	2,919,500	25,967
IHOP - Austin, TX	7/22/2004	2/18/2005	527,393	2,297,121	—	—	2,824,514	2,304,560	—	2,304,560	8,678
Sweet Tomatoes - Tampa, FL	3/10/2004	2/18/2005	406,036	2,317,519	—	—	2,723,555	2,328,000	—	2,328,000	11,709

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (deficiency) of property operating cash receipts over cash expenditures (19)
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total
CNL Net Lease Funding 2003, LLC (3) (18) (Cont.):
IHOP - Austin, TX	7/22/2004	2/18/2005	447,310	1,945,908	—	—	2,393,218	1,952,210	—	1,952,210	7,351
CFD Holdings, LLC (3):
Denny’s - Plant City, FL (25)	9/30/2002	5/23/2003	1,182,921	—	—	—	1,182,921	—	1,059,831	1,059,831	15,227
Denny’s - Fort Pierce, FL (25)	9/30/2002	11/14/2003	846,101	—	—	—	846,101	—	793,145	793,145	46,896
Denny’s - Orlando, FL (25)	9/30/2002	12/3/2003	1,072,542	—	—	—	1,072,542	—	949,611	949,611	62,823
CFD Holdings II, LLC (3):
Fazoli’s - Oregon, OH (25)	5/8/2003	6/24/2004	383,988	—	—	—	383,988	—	740,459	740,459	27,852
CNL Funding 2001-4, LP (3):
Burger King - Boynton Beach, FL (25)	7/21/2003	3/12/2004	999,217	—	—	—	999,217	—	709,380	709,380	28,932
Burger King - West Palm Beach, FL (25)	7/21/2003	6/23/2004	834,264	—	—	—	834,264	—	725,000	725,000	24,352
Burger King - Coral Springs, FL (25)	5/5/2003	8/31/2004	885,163	—	—	—	885,163	—	1,036,190	1,036,190	(40,339)
CNL Hotels & Resorts, Inc.:
Residence Inn - Charlotte, NC	7/10/2003	12/17/2004	3,763,810	—	—	—	3,763,810	—	3,177,789	3,177,789	460,146
Hampton Inn - Denver, CO	7/10/2003	11/15/2004	2,639,686	—	—	—	2,639,686	—	2,554,787	2,554,787	358,791
Comfort Inn - Marietta, GA	7/10/2003	7/15/2004	5,119,961	—	—	—	5,119,961	—	5,023,017	5,023,017	168,741
Hampton Inn - Omaha, NE	7/10/2003	7/7/2004	5,840,562	—	—	—	5,840,562	—	5,408,607	5,408,607	562,970
Holiday Inn Express - Bloomington, MN	7/10/2003	3/10/2005	(2,238,589)	7,500,000	—	—	5,261,411	—	4,487,000	4,487,000	1,561,811
Holiday Inn Express - Austin, TX	7/10/2003	6/8/2005	—	2,645,715	—	—	2,645,715	—	3,031,000	3,031,000	466,206
Emerald Pointe Resort - Lake Lanier, GA	4/02/2004	8/26/2005	13,475,668	—	—	—	13,475,668	—	12,653,000	12,653,000	12,941,454
Portfolio of 30 Hotels - Various Locations	Various	6/17/2005	39,722,062	424,362,577	—	—	464,084,639	—	457,102,000	457,102,000	148,103,539
Portfolio of 5 Hotels - Various Locations	7/10/2003	9/01/2005	15,242,465	92,822,065	—	—	108,064,530	—	110,532,000	110,532,000	11,538,491

(1)	Amounts shown do not include pro rata share of original offering costs or acquisition fees.

(2)	Closing costs deducted from net sales proceeds do not include deferred, subordinated real estate disposition fees payable to CNL Fund Advisors, Inc. or its affiliates.

(3)	On February 25, 2005, these entities merged into or were acquired by US Restaurant Properties, Inc. in conjunction with a merger. As a result of the merger, these entities legally ceased to exist. Upon the merger, the combined company changed its name to Trustreet Properties, Inc.

(4)	Reserved for future use.

(5)	Reserved for future use.

(6)	Reserved for future use.

Past performance is not necessarily indicative of future performance.

(7)	Reserved for future use.

(8)	Reserved for future use.

(9)	This property was being constructed and was sold prior to completion of construction.

(10)	Reserved for future use.

(11)	CNL Income Fund II, Ltd. owned a 64 percent interest and CNL Income Fund VI, Ltd. owned a 36 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund VI, Ltd. represent each partnership’s percentage interest in the property owned by Show Low Joint Venture.

(12)	Reserved for future use.

(13)	Reserved for future use.

(14)	Reserved for future use.

(15)	Reserved for future use.

(16)	CNL Income Fund X, Ltd. owned a 69.06 percent interest and CNL Income Fund XVII, Ltd. owned a 30.94 percent interest in this joint venture. The amounts presented for CNL Income Fund X,. Ltd. and CNL Income Fund XVII, Ltd. represent each partnership’s percentage interest in the property owned by CNL Ocean Shores Joint Venture.

(17)	Reserved for future use.

(18)	Information in this table includes properties sold by Maple & Main Orlando, LLC; RAI Restaurants, Inc.; South Street Investments, Inc.; CNL Restaurant Investors Properties, LLC; CNL Funding 2001-A, LP; CNL Net Lease Investors LP, and CNL Net Lease Funding 2003, LLC subsidiaries of CNL Restaurant Properties, Inc., which were formed for the purpose of originating long-term triple net leases on real estate with the intent of selling these properties to third parties.

(19)	Amounts in this table do not include costs incurred in the administration of the partnership or company, as applicable, not related to the operation of properties.

(20)	Reserved for future use.

(21)	Reserved for future use.

(22)	Reserved for future use.

(23)	Reserved for future use.

(24)	Reserved for future use.

(25)	The property was obtained through foreclosure of a loan and the basis of the property was the net realizable value of the foreclosed loan.

(26)	Reserved for future use.

(27)	Reserved for future use.

(28)	Reserved for future use.

(29)	Reserved for future use.

(30)	Reserved for future use.

(31)	Reserved for future use.

(32)	Reserved for future use.

(33)	Reserved for future use.

(34)	Reserved for future use.

(35)	Reserved for future use.

(36)	Reserved for future use.

(37)	Reserved for future use.

(38)	Reserved for future use.

Past performance is not necessarily indicative of future performance.

APPENDIX C

Subscription Agreement
CNL INCOME PROPERTIES, INC.

1. ——————————————  INVESTMENT   ———————————————————————————————

THIS IS AN (SELECT ONE):	☐ Initial Investment [the minimum initial subscription is 500 shares ($5,000)]

☐ Additional Investment in this offering

Make investment check payable to: WBNA, Escrow Agent. For qualified investments, (i.e. IRA), make checks payable to custodian of record.

THIS SUBSCRIPTION IS IN THE AMOUNT OF (SELECT ONE):

☐ For shares sold at $10.00 per share $________________ for the purchase of ______________ shares

☐ For shares sold net of commissions and marketing support fees $________________ for the purchase of _______________ shares

(See the prospectus for shares sold subject to volume discounts/Acquisition Fee discounts.)

2. —————————————  FORM OF OWNERSHIP  ———————————————————————————

TYPE OF ACCOUNT (SELECT ONE): SINGLE ☐ Individual ☐ Individual with TOD

IRA / QUALIFIED		TRUST		OTHER
☐ Traditional	☐ SEP/IRA	☐ Taxable	☐ Tax Exempt	Custodian for, under the:

☐ Roth IRA	☐ Keogh (H.R.10)	☐ Charitable Remainder Trust		☐ UGMA of the State of:

☐ Pension or Profit Sharing Plan				____________________ ☐ UTMA of the State of:

MULTIPLE REGISTRATIONS – (ALL PARTIES MUST SIGN)				____________________
☐ Joint Tenants with right of survivorship		☐ Joint Tenants with TOD		☐ Corporation

☐ Husband and wife community property		☐ Tenants In Common		☐ Partnership

☐ A married person separate property (one signature required)				☐ Non-Profit Organization

3. ————————————  INVESTOR INFORMATION ———————————————————————————

Name(s) and address will be recorded exactly as printed below. Please print name(s) in which shares are to be registered. Include trust name, if applicable. If an IRA or qualified plan, include both investor and custodian names and their taxpayer identification numbers. Complete Investor Mailing Address below to receive informational mailings.

Custodian (if IRA / qualified plan) / Trust Name	Tax ID Number

1st Registration Name / Trustee	Social Security Number

2nd Registration Name (if applicable)	Social Security Number

Address -OR- Custodian’s Address (if IRA / qualified plan) (City/State/Zip)	Custodian Account Number

Investor Mailing Address (City/State/Zip)	Custodian Phone Number

Investor E-mail Address	Investor Daytime Phone Number

☐ Check this box if you are subject to backup withholding.

Non-U.S. citizen investors should contact CNL Client Services at (866) 650-0650 prior to submitting this Subscription Agreement.

4. —————————  DISTRIBUTIONS   ———————————————————————————————

Choose only one option. IRA accounts may not direct distributions without the custodian’s approval.

☐ SEND DISTRIBUTIONS TO INVESTOR ADDRESS SHOWN IN SECTION 3	☐ REINVESTMENT PLAN (see prospectus for more details)	☐ DIRECT DEPOSIT (non-custodian investors only)

I authorize CNL Capital Markets Corp. or its Agent (collectively, “CNL”) to deposit my distribution to my checking, savings or brokerage account. This authority will remain in force until I notify CNL in writing to cancel it. In the event that CNL deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

——————————————	——————————————	——————	————	————
Financial Institution	Address	City	State	Zip Code

Account Type (check one):	☐ Checking (please include a voided check)	☐ Savings	☐ Brokerage or other

Account Number —————————————————	ABA Routing Number —————————

5. —————————  SUBSCRIBER SIGNATURES  —————————————————————————————

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce CNL Income Properties, Inc. to accept this subscription, I hereby represent and warrant to you as follows:

(a) I have received the prospectus for CNL Income Properties, Inc.	————	————
	Initials	Initials

(b)    I have (i) a net worth (not including home, furnishings and personal automobiles) of at least $150,000 or (ii) a net worth (as previously described) of at least $45,000 and a gross annual income of at least $45,000, or

I meet the higher suitability requirements imposed by my state of primary residence (if applicable) as set forth in the prospectus under the section entitled “Suitability Standards and How to Subscribe.”

	————	————

	Initials	Initials

Substitute IRS Form W-9 Certification:

The investor signing below, under penalties of perjury, certifies that (i) the number shown on this subscription agreement is its correct taxpayer identification number (or it is waiting for a number to be issued to it) and (ii) it is not subject to backup withholding either because (A) it is exempt from backup withholding, (B) it has not been notified by the Internal Revenue Service (“IRS”) that it is subject to backup withholding as a result of a failure to report all interest or dividends, or (C) the IRS has notified it that it is no longer subject to backup withholding, and (iii) it is a U.S. person (including a U.S. resident alien). [NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT AND THE WITHHOLDING BOX SHOULD BE CHECKED IN SECTION 3 IF THE INVESTOR HAS BEEN NOTIFIED BY THE IRS THAT IT IS CURRENTLY SUBJECT TO BACKUP WITHHOLDING BECAUSE IT HAS FAILED TO REPORT ALL INTEREST AND DIVIDENDS ON ITS TAX RETURN].

The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding.

X			X
	Signature of Investor -OR- Beneficial Owner	Date		Signature of Joint Investor -OR- Custodian	Date

6 . —————————  BROKER/INVESTMENT ADVISER INFORMATION  ——————————————————

The Financial Advisor (“FA”) or Registered Representative hereby warrants that it is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence and must sign below for the investment to be accepted.

Participating Broker/Dealer (“B/D”) name —————————————————————
☐ Check if employed by new B/D since last sale of CNL shares.

——————————————————————		—————————————
Financial Advisor-OR-Registered Representative		Advisor Number

————————	—————————	———————	————————
Mailing Address ☐ Check if updated address	City	State	Zip Code

——————————————	——————————	————————————
Telephone Number	Fax Number	E-mail Address

☐ Check if investor is permitted to invest net of selling commission and marketing support fees (“NOC”). Attach an NOC affirmation letter, completed and signed by the B/D.

The undersigned confirms by its signature that it (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has verified that the form of ownership selected is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the investor is properly authorized and identified; (iii) has discussed such investor’s prospective purchase of shares with such investor; (iv) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares; (v) has delivered a current prospectus and related supplements, if any, to such investor; and (vi) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The above-identified entity, acting in its capacity as agent, Advisor and/or B/D, has performed functions required by federal and state securities laws and NASD rules and regulations, including, but not limited to Know Your Customer, Suitability and PATRIOT Act (AML, Customer Identification) as required by their relationship with the subscriber(s) identified on this document.

THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND.

I understand this Subscription Agreement is for CNL Income Properties, Inc.

X			X
	Financial Advisor-OR-Registered Representative Signature	Date		Branch Manager Signature	Date

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers should read the prospectus in its entirety. Each subscription will be accepted or rejected by CNL Income Properties, Inc. within 30 days after its receipt, and no sale of shares shall be completed until at least five business days after the date on which the subscriber receives a copy of the prospectus.

Return to: CNL Investor Administration • PO Box 1033 • Orlando, FL • 32802-1033

Overnight Delivery: CNL Investor Administration • 450 South Orange Avenue • Orlando, FL • 32801

CNL Client Services: tel (407) 650-1000 • toll-free (866) 650-0650 • fax (407) 650-1231

For Office Use Only**

Sub.# —————————————	Admit Date———————————	Amount Paid ——————————

Check # —————————————	Investment Amount ————————	Rev. 03/06

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution.

	Amount
SEC registration fee	$235,400
NASD filing fee	75,500
Accounting fees and expenses	1,400, 000	*
Escrow agent’s fees	40,000	*
Sales and advertising expenses	5,962,6 37	*
Legal fees and expenses	2,630,972	*
Blue sky fees and expenses	20 0,000	*
Printing expenses	3,320,000	*
Miscellaneous	62,199	*
Investor services	2,047,648	*
Administrative	379,532	*

Total	$16,363,888	*

*	Estimated through completion of the offering, assuming sale of 195 million shares.

Item 33.	Recent Sales of Unregistered Securities.

On August 18, 2003, CNL Income Properties, Inc. (the “Company”) was capitalized through the purchase of 20,000 shares of common stock by its advisor for aggregate consideration of $200,000.

On September 30, 2004, the Company borrowed funds in order to fund a portion of its distributions in the approximate principal amount of $470,512 from CNL Financial Group, Inc. (“CFG”), an affiliate and the parent company of its advisor. On December 16, 2004, the Company’s board of directors authorized it to issue approximately 48,534 restricted shares of common stock at a share price of $10.00 per share to CFG in exchange for the cancellation of the loan due to CFG of approximately $485,340, including accrued interest.

On December 16, 2004, the Company’s board of directors also authorized the issuance of approximately 69,174 restricted shares of common stock at a share price of $10.00 per share to CFG in exchange for a capital contribution to fund future distributions of approximately $691,740.

All of the above securities transactions were made pursuant to the exemption from registration provided under Section 4(2) of the Securities Act of 1933.

Item 34.	Indemnification of Directors and Officers.

Pursuant to Maryland corporate law and the Company’s Articles of Incorporation, the Company is required to indemnify and hold harmless a present or former director, officer, Advisor, or Affiliate and may indemnify and hold harmless a present or former employee or agent of the Company (the “Indemnitee”) against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company while a director, officer, Advisor, Affiliate, employee, or agent and in such capacity, provided, that the Indemnitee has determined, in good faith, that the act or omission which caused the loss or liability was in the best interests of the Company. The Company will not indemnify or hold harmless the Indemnitee if: (i) the loss or liability was the result of negligence or misconduct, or if the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct, (ii) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty, (iii) the Indemnitee actually received an improper personal benefit in money, property, or services, (iv) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful, or (v) in a proceeding by or in the right of the Company, the Indemnitee shall have been adjudged to be liable to the Company. In addition, the Company will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws. Pursuant to its Articles of Incorporation, the Company is required to pay or reimburse reasonable expenses incurred by a present or former director, officer, Advisor or Affiliate and may pay or reimburse reasonable expenses incurred by any other Indemnitee in advance of final disposition of a proceeding if the following are satisfied: (i) the Indemnitee was made a party to the proceeding by reasons of his or her service as a director, officer, Advisor, Affiliate, employee or agent of the Company; (ii) the Indemnitee provides the Company with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by the Articles of Incorporation; (iii) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct; and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement. The Company’s Articles of Incorporation further provide that any indemnification, payment, or reimbursement of the expenses permitted by the Articles of Incorporation will be furnished in accordance with the procedures in Section 2-418 of the Maryland General Corporation Law.

Any indemnification may be paid only out of Net Assets of the Company, and no portion may be recoverable from the stockholders.

The Company has entered into indemnification agreements with each of the Company’s officers and directors. The indemnification agreements require, among other things, that the Company indemnify its officers and directors to the fullest extent permitted by law, and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, the Company must indemnify and advance all expenses reasonably incurred by officers and directors seeking to enforce their rights under the indemnification agreements. The Company also must cover officers and directors under the Company’s directors’ and officers’ liability insurance.

Item 36.	Financial Statements and Exhibits.

(a)	Financial Statements:

The following financial statements of CNL Income Properties, Inc. (the “Company”) are included in this Prospectus Supplement.

Pro Forma Consolidated Financial Information

(1)	Unaudited Pro Forma Consolidated Financial Information

(2)	Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2006

(3)	Unaudited Pro Forma Consolidated Statement of Operations for the quarter ended March 31, 2006

(4)	Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005

(5)	Notes to Unaudited Pro Forma Consolidated Financial Statements

Interim Unaudited Condensed Consolidated Financial Statements as recently filed in the Company’s March 31, 2006 Form 10-Q:

(6)	Condensed Consolidated Balance Sheets as of March 31, 2006 and December 31, 2005

(7)	Condensed Consolidated Statements of Operations for the quarters ended March 31, 2006 and 2005

(8)	Condensed Consolidated Statements of Stockholders’ Equity for the quarter ended March 31, 2006 and for the year ended December 31, 2005

(9)	Condensed Consolidated Statements of Cash Flows for the quarters ended March 31, 2006 and 2005

(10)	Notes to Condensed Consolidated Financial Statements

Financial Statement Schedules

(11)	Schedule III– Real Estate and Accumulated Depreciation for the year ended December 31, 2005

(12)	Schedule IV– Mortgage Loans on Real Estate for the year ended December 31, 2005

The following financial information is filed as part of this Prospectus Supplement as a result of the Company’s acquisition of the Cypress Mountain ski area. For information regarding this investment and the leases into which the Company has entered, see the “Business - Property Acquisitions” section of the prospectus.

Cypress Bowl Recreations, LP

Unaudited Financial Statements as of March 31, 2006 and for the Quarters Ended March 31, 2006 and 2005

(1)	Unaudited Balance Sheets

(2)	Unaudited Statements of Income

(3)	Unaudited Statements of Cash Flows

CNL Income Properties, Inc. Post-Effective Amendment No. Two to S-11 Registration Statement

(4)	Notes to Unaudited Financial Statements

Balance Sheets as of December 31, 2005 and 2004 and the related Statement of Income, Stockholder’s Equity and Accumulated Other Comprehensive Income (Loss) and Cash Flows for the years ended December 31, 2005 and 2004

(1)	Independent Auditor’s Report

(2)	Balance Sheets

(3)	Statements of Income

(4)	Statement of Stockholder’s Equity and Accumulated Other Comprehensive Income (Loss)

(5)	Statements of Cash Flows

(6)	Notes to Financial Statements

The following unaudited condensed financial information is filed as part of this Prospectus Supplement as a result of the Company’s acquisition of the Bretton Woods Mountain Resort. For information regarding this investment and the leases into which the Company has entered, see the “Business - Property Acquisitions” section of the prospectus.

Bretton Woods Property

(1)	Summarized Financial Information

The following financial statements are included in the prospectus:

Audited Consolidated Financial Statements as recently filed in the Company’s December 31, 2005 Form 10-K:

(1)	Report of Independent Registered Certified Public Accounting Firm

(2)	Consolidated Balance Sheets as of December 31, 2005 and 2004

(3)	Consolidated Statements of Operations for the years ended December 31, 2005, 2004 and 2003

(4)	Consolidated Statements of Stockholders’ Equity for the years ended December 31, 2005, 2004 and 2003

(5)	Consolidated Statements of Cash Flows for the years ended December 31, 2005, 2004 and 2003

(6)	Notes to Consolidated Financial Statements

The following financial information is filed as part of the prospectus as a result of the Company’s acquisition of the Gatlinburg Skylift, LLC. For information regarding this investment and the leases into which the Company has entered, see the “Business—Property Acquisitions section of the prospectus.

Gatlinburg Skylift, LLC

Unaudited Financial Statements as of September 30, 2005 and for the Nine Months Ended September 30, 2005 and 2004

(1)	Unaudited Balance Sheets

(2)	Unaudited Statements of Operations

CNL Income Properties, Inc. Post-Effective Amendment No. Two to S-11 Registration Statement

(3)	Unaudited Statements of Cash Flows

(4)	Notes to Unaudited Financial Statements

Balance Sheets as of December 31, 2004 and 2003 and the related Statement of Operations, Parent’s Investment Account, and Cash Flows for the years ended December 31, 2004, 2003, and 2002

(1)	Independent Auditor’s Report

(2)	Balance Sheets

(3)	Statements of Operations

(4)	Statement of Parent’s Investment Account

(5)	Statements of Cash Flows

(6)	Notes to Financial Statements

The following financial information is filed as part of the prospectus as a result of the Company’s acquisition of an interest in two waterpark resorts: Great Wolf Lodge in Wisconsin Dells, Wisconsin and Great Wolf Lodge in Sandusky, Ohio. For information regarding this investment and the leases into which the Company has entered, see the “Business - Property Acquisitions” section of the prospectus.

Great Bear Lodge of Wisconsin Dells, LLC and Great Bear Lodge of Sandusky, LLC

Unaudited Combined Financial Statements as of September 30, 2005 and for the Nine Months Ended September 30, 2005 and 2004

(1)	Unaudited Combined Balance Sheet

(2)	Unaudited Combined Statement of Operations

(3)	Unaudited Combined Statement of Cash Flows

(4)	Notes to Unaudited Combined Financial Statements

Combined Financial Statements as of December 20, 2004 and for the period ended December 20, 2004 and the years ended December 31, 2003 and 2002

(1)	Independent Auditor’s Report

(2)	Combined Balance Sheet

(3)	Combined Statement of Operations

(4)	Combined Statement of Members’ Equity (Deficit)

(5)	Combined Statement of Cash Flows

(6)	Notes to Combined Financial Statements

The following financial information is filed as part of the prospectus as a result of the Company’s acquisition of an interest in real estate and related leasehold assets at the Dallas Market Center. For information regarding this investment and the leases into which the Company has entered, see the “Business - Property Acquisitions” section of the prospectus.

CNL Income Properties, Inc. Post-Effective Amendment No. Two to S-11 Registration Statement

DMC Properties

(1)	Combined Statement of Revenues and Certain Expenses for the quarter ended April 30, 2005 (unaudited)

(2)	Unaudited Notes to Combined Statement of Revenues and Certain Expenses

(3)	Report of Independent Auditors

(4)	Combined Statement of Revenue and Certain Expenses for the year ended January 31, 2005

(5)	Notes to Combined Statement of Revenue and Certain Expenses

The following financial information is filed as part of the prospectus as a result of the Company’s acquisition of an interest in certain retail and commercial properties at seven resort villages. For information on the properties and the leases into which the Company has entered, see the “Business - Property Acquisitions” and “Business-Pending Investments” sections of the prospectus.

Intrawest Portfolio Commercial Properties

(1)	Report of Independent Registered Public Accounting Firm

(2)	Combined Statement of Revenue and Certain Expenses for the year ended June 30, 2004

(3)	Notes to Combined Statement of Revenue and Certain Expenses

The Company is required to file the following separate audited financial statements of its unconsolidated subsidiaries, which are filed as part of the prospectus.

CNL Village Retail Partnership, LP and Subsidiaries

(1)	Report of Independent Registered Certified Public Accounting Firm

(2)	Consolidated Balance Sheets at December 31, 2005 and 2004

(3)	Consolidated Statements of Operations for the year ended December 31, 2005 and for the period from October 1, 2004 (date of inception) to December 31, 2004

(4)	Consolidated Statements of Changes in Partners’ Capital for the year ended December 31, 2005 and for the period from October 1, 2004 (date of inception) to December 31, 2004

(5)	Consolidated Statements of Cash Flows for the year ended December 31, 2005 and for the period from October 1, 2004 (date of inception) to December 31, 2004

(6)	Notes to Consolidated Financial Statements for the year ended December 31, 2005 and for the period from October 1, 2004 (date of inception) to December 31, 2004

CNL Dallas Market Center, LP and Subsidiaries

(1)	Report of Independent Registered Certified Public Accounting Firm

(2)	Consolidated Balance Sheet at December 31, 2005

CNL Income Properties, Inc. Post-Effective Amendment No. Two to S-11 Registration Statement

(3)	Consolidated Statement of Operations for the period from February 14, 2005 (date of inception) to December 31, 2005

(4)	Consolidated Statement of Changes in Partners’ Capital for the period from February 14, 2005 (date of inception) to December 31, 2005

(5)	Consolidated Statement of Cash Flows for the period from February 14, 2005 (date of inception) to December 31, 2005

(6)	Notes to Consolidated Financial Statements for the period from February 14, 2005 (date of inception) to December 31, 2005

CNL Income GW Partnership, LLLP and Subsidiaries

(1)	Report of Independent Registered Certified Public Accounting Firm

(2)	Consolidated Balance Sheet at December 31, 2005

(3)	Consolidated Statement of Operations for the period from October 11, 2005 (inception) through December 31, 2005

(4)	Consolidated Statement of Partners’ Capital for the period from October 11, 2005 (inception) through December 31, 2005

(5)	Consolidated Statement of Cash Flows for the period from October 11, 2005 (inception) through December 31, 2005

(6)	Notes to Consolidated Financial Statements

CNL Income Properties, Inc. Post-Effective Amendment No. Two to S-11 Registration Statement

Item 37.	Undertakings.

The registrant undertakes (a) to file any prospectuses required by Section 10(a)(3) as post-effective amendments to this registration statement, (b) that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (c) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (d) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensation, and other benefits paid or accrued to the Advisor or its Affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Registrant.

The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the Prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the Advisor and its Affiliates in connection with any such acquisition. Post-effective amendments will include audited financial statements meeting the requirements of Rule 3-14 or Rule 3-05 of Regulation S-X, as appropriate based upon the type of property acquired and the type of lease to which such property will be subject, only for properties acquired during the distribution period.

The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 or Rule 3-05 of Regulation S-X, as appropriate based on the type of property acquired and the type of lease to which such property will be subject, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended. The registrant undertakes to include, in filings containing audited financial statements of the Company, after the end of the distribution period, separate audited financial statements for all lessees leasing one or more properties whose cost represents 20% or more of the gross proceeds of the offering.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

CNL Income Properties, Inc. Post-Effective Amendment No. Two to S-11 Registration Statement

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

That, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

CNL Income Properties, Inc. Post-Effective Amendment No. Two to S-11 Registration Statement

(b)	Exhibits:

1.1	Form of Managing Dealer Agreement (Previously filed as Exhibit 1.1 to Pre-Effective Amendment No. One to the Registration Statement on Form S-11(File No. 333-128662) filed March 31, 2006 and incorporated herein by reference.)

1.2	Form of Participating Broker Agreement (Previously filed as Exhibit 1.2 to Pre-Effective Amendment No. One to the Registration Statement on Form S-11(File No. 333-128662) filed March 31, 2006 and incorporated herein by reference.)

1.3	Soliciting Dealer Agreement dated April 27, 2006 between CNL Income Properties, Inc. and Ameriprise Financial Services, Inc. (Previously filed as Exhibit 1.3 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed July 5, 2006 and incorporated herein by reference.)

2.1	Purchase and Sale Agreement between Whistler Mountain Resort Limited Partnership and Intrawest Corporation as Sellers and US Canadian Trust Alpha as Purchaser dated as of December 3, 2004 (Previously filed as Exhibit 2.1 to the Report on Form 8-K filed December 9, 2004, and incorporated herein by reference.)

2.2	Purchase and Sale Agreement (Copper Mountain Commercial Properties) between the Sellers and CNL Village Retail Partnership, LP as Purchaser dated as of December 3, 2004 (Previously filed as Exhibit 2.2 to the Report on Form 8-K filed December 9, 2004, and incorporated herein by reference.)

2.3	Schedule of Omitted Purchase and Sale Agreements (Previously filed as Exhibit 2.3 to the Report on Form 8-K filed December 17, 2004, and incorporated herein by reference.)

2.4	Amended and Restated Partnership Interest Purchase Agreement by and between CNL Income Properties, Inc. and Dallas Market Center Company, Ltd. as of January 14, 2005 (Previously filed as Exhibit 2.4 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

3.1	CNL Income Properties, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.3 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

3.2	CNL Income Properties, Inc. Bylaws (Previously filed as Exhibit 3.4 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

3.3	Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Income Properties, Inc. (Previously filed as Exhibit 3.5 to the Registration Statement on Form S-11 (File No. 333-108355) filed April 9, 2004, and incorporated herein by reference.)

3.4	Amendment No. One to the Bylaws of CNL Income Properties, Inc. (Previously filed as Exhibit 3.1 to the Report on Form 8-K filed on May 9, 2005 (File No. 000-51288) and incorporated herein by reference.)

3.5	Amendment No. Two to the Bylaws of CNL Income Properties, Inc. (Previously filed as Exhibit 3.1 to the Report on Form 8-K filed on September 23, 2005 (File No. 000-51288) and incorporated herein by reference.)

4.1	CNL Income Properties, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.3 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

CNL Income Properties, Inc. Post-Effective Amendment No. Two to S-11 Registration Statement

4.2	CNL Income Properties, Inc. Bylaws (Previously filed as Exhibit 3.4 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

4.3	Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Income Properties, Inc. (Previously filed as Exhibit 3.5 to the Registration Statement on Form S-11 (File No. 333-108355) filed April 9, 2004, and incorporated herein by reference.)

4.4	Amendment No. One to the Bylaws of CNL Income Properties, Inc. (Previously filed as Exhibit 3.1 to the Report on Form 8-K filed on May 9, 2005 (File No. 000-51288) and incorporated herein by reference.)

4.5	Amendment No. Two to the Bylaws of CNL Income Properties, Inc. (Previously filed as Exhibit 3.1 to the Report on Form 8-K filed on September 23, 2005 (File No. 000-51288) and incorporated herein by reference.)

4.6	Form of Redemption Plan (Previously filed as Exhibit 4.6 to Pre-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed March 31, 2006 and incorporated herein by reference.)

4.7	Form of Reinvestment Plan (Included in the prospectus as Appendix A and incorporated herein by reference.)

5	Opinion of Arnold & Porter LLP as to the legality of the securities being registered by CNL Income Properties, Inc. (Previously filed as Exhibit 5 to Pre-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed March 31, 2006 and incorporated herein by reference.)

8	Opinion of Arnold & Porter LLP regarding certain material tax issues relating to CNL Income Properties, Inc. (Previously filed as Exhibit 8 to Pre-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed March 31, 2006 and incorporated herein by reference.)

10.1	Form of Escrow Agreement (Previously filed as Exhibit 10.1 to Pre-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed March 31, 2006 and incorporated herein by reference.)

10.2	Form of Advisory Agreement (Previously filed as Exhibit 10.2 to Pre-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed March 31, 2006 and incorporated herein by reference.)

10.3	Form of Reinvestment Plan (Included in the prospectus as Appendix A and incorporated herein by reference.)

10.4	Indemnification Agreement between CNL Income Properties, Inc. and James M. Seneff, Jr. dated March 2, 2004. Each of the following directors and/or officers has signed a substantially similar agreement: Robert A. Bourne, Bruce Douglas, Dennis N. Folken, Robert J. Woody dated March 2, 2004 and Thomas J. Hutchison III, R. Byron Carlock, Jr., Tammie A. Quinlan and Charles A. Muller dated April 19, 2004. (Previously filed as Exhibit 10.4 to the Quarterly Report on Form 10-Q for the period ended June 30, 2004, filed August 4, 2004 and incorporated herein by reference.)

10.5	Credit Agreement dated December 3, 2004 between R&H US Canadian Property Limited, Borrower and CNL Income Partners, LP, Lender (Previously filed as Exhibit 10.5 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

CNL Income Properties, Inc. Post-Effective Amendment No. Two to S-11 Registration Statement

10.6	Credit Agreement dated December 3, 2004 between R&H US Canadian Property Limited, Borrower and Intrawest Resorts, Inc., Lender (Previously filed as Exhibit 10.6 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.7	Master Lease Agreement dated December 3, 2004 by and between Whistler Mountain Resort Limited Partnership, as Landlord and CNL Income Canada Lessee Corp., as Tenant (Previously filed as Exhibit 10.7 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.8	Schedule of Omitted Lease Agreements (Previously filed as Exhibit 10.8 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.9	Property Management Agreement dated December 3, 2004 between Playground Real Estate Ltd. (Manager) and CNL Income Canada Lessee Corp. (Head Lessee) (Previously filed as Exhibit 10.9 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.10	Property Management Agreement dated as of December 3, 2004 between Intrawest U.S. Commercial Property Management, Inc. (Manager) and CNL Income Mammoth, LP (Owner) (Previously filed as Exhibit 10.10 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.11	Schedule of Omitted Management Agreements (Previously filed as Exhibit 10.11 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.12	Loan Agreement dated December 16, 2004 between CNL Village Retail Partnership, LP, Borrower and Intrawest Resort Finance, Inc., Lender (Previously filed as Exhibit 10.12 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.13	R&H US Canadian Property Limited, US Canadian Property Alpha Blue Mountain Nominee Corp., and US Canadian Property Alpha Whistler Nominee Corp, Borrowers and Congress Financial Corporation (Canada), Lender, Loan Agreement (Previously filed as Exhibit 10.13 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.14	Amended and Restated Limited Partnership Agreement of CNL Village Retail Partnership, LP dated December 3, 2004 (Previously filed as Exhibit 10.5 to the Report on Form 8-K filed December 9, 2004, and incorporated herein by reference.)

10.15	Master Lease dated as of February 14, 2005 by and between WTC-Trade Mart, L.P., Landlord and Dallas Market Center Operating, L.P., Tenant (Previously filed as Exhibit 10.15 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.16	Loan Agreement dated as of August 2, 2004 between WTC-Trade Mart, L.P., as Borrower and Bank of America, N.A., as Lender (Previously filed as Exhibit 10.16 to Post-Effective Amendment No. Three to the Registration Statement on Form S-11 (File No. 333-108355) filed on June 15, 2005 and incorporated herein by reference.)

CNL Income Properties, Inc. Post-Effective Amendment No. Two to S-11 Registration Statement

10.17	Contribution of Partnership Interests and Membership Interests Agreement dated as of February 14, 2005 by and between Dallas Market Center Company, Ltd. and CNL Dallas Market Center, L.P. (Previously filed as Exhibit 10.17 to Post-Effective Amendment No. Three to the Registration Statement on Form S-11 (File No. 333-108355) filed on June 15, 2005 and incorporated herein by reference.)

10.18	Master Lease dated as of May 20, 2005 by and between IFDC Property Company, Ltd., Landlord and IFDC Operating, L.P., Tenant (Previously filed as Exhibit 10.18 to Post-Effective Amendment No. Three to the Registration Statement on Form S-11(File No. 333-108355) filed on June 15, 2005 and incorporated herein by reference.)

10.19	Loan Agreement dated as of August 8, 2003 by and between IFDC Property Company, Ltd., as Borrower and Bank of America, N.A., as Lender (Previously filed as Exhibit 10.19 to Post-Effective Amendment No. Three to the Registration Statement on Form S-11 (File No. 333-108355) filed on June 15, 2005 and incorporated herein by reference.)

10.20	Contribution of Partnership Interests and Membership Interests Agreement dated as of May 20, 2005 by and between Dallas Market Center Company, Ltd. and CNL Dallas Market Center, L.P. (Previously filed as Exhibit 10.20 to Post-Effective Amendment No. Three to the Registration Statement on Form S-11 (File No. 333-108355) filed on June 15, 2005 and incorporated herein by reference.)

10.21	Loan Agreement dated as of May 20, 2005 by and between Branch Banking and Trust Company, Lender and CNL Income Properties, Inc., Borrower (Previously filed as Exhibit 10.21 to Post-Effective Amendment No. Three to the Registration Statement on Form S-11 (File No. 333-108355) filed on June 15, 2005 and incorporated herein by reference.)

10.22	Loan Agreement dated as of May 20, 2005, by and between CNL Income Copper, LP, CNL Income Sandestin, LP, CNL Income Mammoth, LP, CNL Income Snowshoe, LP, and CNL Income Stratton, LP, Borrowers and Sunlife Assurance Company of Canada, Lender (Previously filed as Exhibit 10.22 to Post-Effective Amendment No. Three to the Registration Statement on Form S-11 (File No. 333-108355) filed on June 15, 2005 and incorporated herein by reference.)

10.23	Venture Formation and Contribution Agreement by and between CNL Income Partners, LP, Great Bear Lodge of Wisconsin Dells, LLC, Great Bear Lodge of Sandusky, LLC and Great Wolf Resorts, Inc. (Previously filed as Exhibit 10.1 to the Report on Form 8-K filed October 4, 2005 (File No. 000-51288) and incorporated herein by reference.)

10.24	Amended and Restated Limited Partnership Agreement of CNL Income GW Partnership, LLLP dated as of October 11, 2005 (Previously filed as Exhibit 10.1 to the Report on Form 8-K filed October 14, 2005 (File No. 000-51288) and incorporated herein by reference.)

10.25	Development Agreement for Wisconsin Dells Addition (Previously filed as Exhibit 10.2 to the Report on Form 8-K filed October 14, 2005 (File No. 000-51288) and incorporated herein by reference.)

10.26	Development Agreement by and between WTC – Trade Mart L.P. and Dallas Market Center Operating, L.P. (Previously filed as Exhibit 10.3 to the Report on Form 8-K filed October 14, 2005 (File No. 000-51288) and incorporated herein by reference.)

10.27	Asset Purchase Agreement between Cypress Bowl Recreations Limited Partnership and Gatlinburg Skylift, LLC as Sellers and CNL Income Partners, LP as Purchaser dated as of December 22, 2005 (Previously filed as Exhibit 10.1 to the Report on 8-K filed December 22, 2005 (File No. 000-51288) and incorporated herein by reference.)

CNL Income Properties, Inc. Post-Effective Amendment No. Two to S-11 Registration Statement

10.28	Sublease Agreement dated as of December 22, 2005 by and between CNL Gatlinburg Partnership, LP as Landlord and Gatlinburg Skylift, LLC as Tenant (Previously filed as Exhibit 10.2 to the Report on 8-K filed December 22, 2005 (File No. 000-51288) and incorporated herein by reference.)

10.29	Loan Agreement dated February 28, 2006 between Plaza Partners, LLC and CNL Income Partners, LP (Previously filed as Exhibit 10.1 to the Report on 8-K filed March 6, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.30	Loan Agreement dated March 1, 2006 between GW-Citigroup and CNL Income GW Partnership, LLLP and Subsidiaries (Previously filed as Exhibit 10.2 to the Report on 8-K filed March 6, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.31	Purchase and Sale Agreement dated as of March 10, 2006 between Route 66 Real Estate L.L.C. and CNL Income Properties, Inc. (Previously filed as Exhibit 10.1 to the Report on 8-K filed March 16, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.32	Mezzanine Loan Agreement dated October 14, 2005 between Mizner Court Holdings, L.P. and Column Financial, Inc. (Previously filed as Exhibit 10.2 to the Report on 8-K filed March 16, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.33	Note Allonge dated March 10, 2006 between Mizner Court Holdings, L.P., Column Financial, Inc. and CNL Income Partners, LP. (Previously filed as Exhibit 10.3 to the Report on 8-K filed March 16, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.34	Loan Agreement dated as of March 13, 2006 between Shorefox Development, LLC and CNL Income Partners, LP. (Previously filed as Exhibit 10.4 to the Report on 8-K filed March 16, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.35	Promissory Note dated March 13, 2006 of Shorefox Development, LLC in favor of CNL Income Partners, LP. (Previously filed as Exhibit 10.5 to the Report on 8-K filed March 16, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.36	Amendment One to the Mezzanine Loan Agreement dated October 14, 2005 between Mizner Court Holdings, L.P. and Column Financial, Inc. (Previously filed as Exhibit 10.6 to the Report on 8-K filed March 16, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.37	Loan Agreement dated March 24, 2006 between Colonial Bank, N.A. and CNL Income Properties, Inc. (Previously filed as Exhibit 10.1 to the Report on 8-K filed March 29, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.38	Sub-Permit and Lease Agreement dated as of May 26, 2006 by and between R&H US Canadian Cypress Limited in its capacity as the trustee of the Cypress Jersey Trust as Landlord and Cypress Bowl Recreations Limited Partnership as Tenant (Previously filed as Exhibit 10.1 to the Report on 8-K filed June 5, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.39	Personal Property Sublease Agreement dated as of May 18, 2006 by and between CNL Personal Property TRS ULC as Lessor and Cypress Bowl Recreations Limited Partnership as Lessee (Previously filed as Exhibit 10.2 to the Report on 8-K filed June 5, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.40	Asset Purchase Agreement dated as of January 20, 2006 between MWH Preservation Limited Partnership and CNL Income Properties, Inc. (Previously filed as Exhibit 10.40 to Post-Effective Amendment No. One to the Registration Statement on Form S-11(File No. 333-128662) filed July 5, 2006 and incorporated herein by reference.)

CNL Income Properties, Inc. Post-Effective Amendment No. Two to S-11 Registration Statement

10.41	First Amendment to Asset Purchase Agreement dated as of April 25, 2006 between MWH Preservation Limited Partnership and CNL Income Properties, Inc. (Previously filed as Exhibit 10.41 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed July 5, 2006 and incorporated herein by reference.)

10.42	Second Amendment to Asset Purchase Agreement dated as of June 22, 2006 between MWH Preservation Limited Partnership and CNL Income Properties, Inc. (Previously filed as Exhibit 10.42 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed July 5, 2006 and incorporated herein by reference.)

10.43	Lease Agreement dated as of June 22, 2006 between CNL Income Bretton Woods, LLC and BW Resort Management Company, LLC (Previously filed as Exhibit 10.43 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed July 5, 2006 and incorporated herein by reference.)

10.44	Personal Property Lease Agreement dated as of June 22, 2006 between CNL BW TRS Corp. and BW Resort Management Company, LLC. (Previously filed as Exhibit 10.44 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed July 5, 2006 and incorporated herein by reference.)

10.45	Promissory Note dated June 22, 2006 of CNL Income Bretton Woods, LLC in favor of MWH Preservation Limited Partnership (Previously filed as Exhibit 10.45 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed July 5, 2006 and incorporated herein by reference.)

21	Subsidiaries of the Registrant (Previously filed as Exhibit 21 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed July 5, 2006 and incorporated herein by reference.)

23.1	Consent of Arnold & Porter LLP (Previously filed as part of Exhibits 5 and 8 to Pre-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed March 31, 2006 and incorporated herein by reference.)

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Certified Public Accounting Firm, dated July 28, 2006 (Filed herewith.)

23.3	Consent of RubinBrown, LLP, Independent Registered Public Accounting Firm, dated July 27, 2006 (Filed herewith.)

23.4	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm, dated July 27, 2006 (Filed herewith.)

23.5	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, dated July 28, 2006 (Filed herewith.)

23.6	Consent of KPMG LLP, Independent Registered Public Accounting Firm, dated July 27, 2006 (Filed herewith.)

24	Power of Attorney (Previously filed in Part II of the Registration Statement on Form S-11 (File No. 333-128662) filed September 29, 2005, and incorporated herein by reference.)

CNL Income Properties, Inc. Post-Effective Amendment No. Two to S-11 Registration Statement

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS

Table VI presents information concerning the acquisition of real properties by the public real estate limited partnerships and the unlisted public REITs sponsored by Affiliates of CNL Income Properties through December 31, 2005. The information includes the gross leasable space or number of units and total square feet of units, dates of purchase, locations, cash down payment and contract purchase price plus acquisition fee. This information is intended to assist the prospective investor in evaluating the terms involved in acquisitions by such prior programs.

Note that on February 25, 2005, CNL Restaurant Properties, Inc. merged with and into U.S. Restaurant Properties, Inc. The surviving entity of the merger is Trustreet Properties, Inc. In addition, on February 25, 2005, each of the CNL Income Funds merged with a separate wholly owned subsidiary of Trustreet Properties, Inc.’s operating partnership. As a result, each of the CNL Income Funds is a wholly owned subsidiary of Trustreet Properties, Inc. and the interests of the partners and stockholders of the CNL Income Funds and CNL Restaurant Properties have been liquidated.

	CNL Income Fund VI, Ltd.	CNL Income Fund X, Ltd.	CNL Income Fund XI, Ltd.	CNL Income Fund XIII, Ltd.
	(Note 2)	(Note 2)	(Note 2)	(Note 2)
Locations	AR, AZ, CA, FL, GA, ID, IL, IN, KS, MA, MD, MI, MN, NC, NE, NM, NY, OH, OK, PA, TN, TX, VA, WA, WY	AL, AZ, CA, CO, FL, GA, ID, IL, IN, LA, MI, MO, MT, NC, NE, NH, NM, NY, OH, PA, SC, TN, TX, WA	AL, AZ, CA, CO, CT, FL, GA, KS, LA, MA, MI, MS, NC, NH, NM, OH, OK, PA, SC, TX, VA, WA	AL, AR, AZ, CA, CO, FL, GA, IN, KS, LA, MD, MO, NC, OH, PA, SC, TN, TX, VA
Type of property	Restaurants	Restaurants	Restaurants	Restaurants
Gross leasable space (sq. ft.) or number of units and total square feet of units	67 units 272,158 s/f	60 units 259,222 s/f	50 units 214,924 s/f	54 units 190,534 s/f
Dates of purchase	5/1/87 – 11/07/03	11/5/91 – 11/7/03	5/18/92 – 12/23/03	5/18/93 – 11/7/03
Cash down payment (Note 1)	$50,194,827	$44,083,506	$43,909,776	$39,292,980
Contract purchase price plus acquisition fee	$49,674,318	$43,381,008	$43,314,331	$38,924,854
Other cash expenditures expensed	—	—	—	—
Other cash expenditures capitalized	520,509	702,498	595,445	368,126

Total acquisition cost (Note 1)	$50,194,827	$44,083,506	$43,909,776	$39,292,980

FOOTNOTES:

Note 1:	This amount was derived from capital contributions or proceeds from partners or stockholders, respectively, and net sales proceeds reinvested in other properties. With respect to CNL Restaurant Properties, Inc., amounts were also advanced under its line of credit to facilitate the acquisition of these properties. With respect to CNL Hotels & Resorts, Inc. and CNL Retirement Properties, Inc. amounts were also advanced under its line of credit or through permanent financing to facilitate the acquisition of these properties.

Note 2:	The partnership owns interests in one or more joint ventures or tenants-in-common with affiliates that own restaurant properties. The dollar amounts included in the table reflect the partnership’s percentage ownership in the joint ventures or tenants-in-common.

Note 3:	The REIT formed an operating partnership to acquire and hold its interests in properties. The REIT has a 100% ownership interest in the general and limited partner (which are wholly owned subsidiaries) of the operating partnership.

Note 4:	As of December 31, 2005, the 93 operating hotels owned by CNL Hotels & Resorts, Inc. and its unconsolidated subsidiaries had approximately 25,000 rooms.

CNL Income Properties, Inc. Amendment Two to S-11 Registration Statement

TABLE VI - ACQUISITIONS OF PROPERTIES BY PROGRAMS (continued)

	CNL Income Fund XIV, Ltd.	CNL Income Fund XV, Ltd.	CNL Income Fund XVI, Ltd.	CNL Restaurant Properties, Inc.
	(Note 2)	(Note 2)	(Note 2)	(Note 3)
Locations	AL, AZ, CO, FL, GA, IL, KS, LA, MN, MO, MS, NC, NJ, NV, OH, SC, TN, TX, VA	AL, CA, FL, GA, KS, KY, MN, MO, MS, NC, NJ, NM, OH, OK, PA, SC, TN, TX, VA	AL, AZ, CA, CO, DC, FL, GA, ID, IN, KS, LA, MN, MO, NC, NM, NV, OH, PA, TN, TX, UT, WI	AL, AR, AZ, CA, CO, CT, DE, FL, GA, IA, ID, IL, IN, KS, KY, LA, MD, MI, MN, MO, MS, NC, NE, NH, NJ, NM, NV, NY, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VA, WA, WI, WV
Type of property	Restaurants	Restaurants	Restaurants	Restaurants
Gross leasable space (sq. ft.) or number of units and total square feet of units	72 units 233,819 s/f	63 units 222,926 s/f	56 units 221,917 s/f	1,388 units 6,111,655 s/f
Dates of purchase	9/27/93 – 11/7/03	4/28/94 – 11/7/03	10/21/94 – 12/23/03	6/30/95 – 02/24/05
Cash down payment (Note 1)	$49,912,433	$45,197,288	$49,085,424	$1,487,727,737
Contract purchase price plus acquisition fee	$49,486,052	$44,809,998	$48,695,961	$1,485,518,924
Other cash expenditures expensed	—	—	—	—
Other cash expenditures capitalized	426,381	390,290	389,463	2,208,813

Total acquisition cost (Note 1)	$49,912,433	$45,197,288	$49,085,424	$1,487,727,737

Note 5:	In December 1999, CNL Retirement Properties, Inc. formed an operating partnership, CNL Retirement Partners, LP. Properties acquired are held by CNL Retirement Partners, LP or its wholly owned subsidiaries. CNL Retirement Properties, Inc. has a 100% ownership interest in the general and limited partner (which are wholly owned subsidiaries) of CNL Retirement Partners, LP.

CNL Income Properties, Inc. Amendment Two to S-11 Registration Statement

TABLE VI - ACQUISITIONS OF PROPERTIES BY PROGRAMS (continued)

	CNL Hotels & Resorts, Inc.	CNL Retirement Properties, Inc.
	(Note 4)	(Note 5)
Locations	AL, AZ, CA, CO, CT, FL, GA, HI, IL, IN, KY, LA, MA, MD, MI, MN, MO, MS, NE, NJ, NV, NY, OK, OR, PA, TN, TX, VA, WA, WI, D.C., CANADA	AL, AR, AZ, CA, CO, CT, FL, GA, IA, IL, IN, KS, KY, MA, MD, MI, MO, MS, NC, NE, NJ, NY, OH, OK, OR, PA, RI, SC, TN, TX, UT, VA, WA
Type of property	Hotels & Resorts	Health Care Facilities
Gross leasable space (sq. ft.) or number of units and total square feet of units	Note 4	262 units 45,914,031 s/f
Dates of purchase	7/31/98 – 12/31/05	4/20/00 – 12/31/05
Cash down payment (Note 1)	$6,566,078,000	$3,521,528,168
Contract purchase price plus acquisition fee	$6,704,072,000	$3,484,599,448
Other cash expenditures expensed	—	—
Other cash expenditures capitalized	98,043,000	36,928,720

Total acquisition cost (Note 1)	$6,802,115,000	$3,521,528,168

CNL Income Properties, Inc. Amendment Two to S-11 Registration Statement

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. Two to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on July 28, 2006.

CNL INCOME PROPERTIES, INC. (Registrant)

By:	/s/ R. Byron Carlock, Jr.
R. Byron Carlock, Jr.
Interim Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. One to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ James M. Seneff, Jr. James M. Seneff, Jr.	Chairman of the Board	July 28, 2006

/s/ Robert A. Bourne Robert A. Bourne	Vice Chairman of the Board	July 28, 2006

/s/ R. Byron Carlock, Jr. R. Byron Carlock, Jr.	Interim Chief Executive Officer and President (Principal Executive Officer)	July 28, 2006

/s/ Tammie A. Quinlan Tammie A. Quinlan	Chief Financial Officer, Executive Vice President and Secretary (Principal Financial Officer)	July 28, 2006

/s/ Bruce Douglas Bruce Douglas	Independent Director	July 28, 2006

/s/ Dennis N. Folken Dennis N. Folken	Independent Director	July 28, 2006

/s/ Robert J. Woody Robert J. Woody	Independent Director	July 28, 2006

EXHIBIT INDEX

Exhibit

1.1	Form of Managing Dealer Agreement (Previously filed as Exhibit 1.1 to Pre-Effective Amendment No. One to the Registration Statement on Form S-11(File No. 333-128662) filed March 31, 2006 and incorporated herein by reference.)

1.2	Form of Participating Broker Agreement (Previously filed as Exhibit 1.2 to Pre-Effective Amendment No. One to the Registration Statement on Form S-11(File No. 333-128662) filed March 31, 2006 and incorporated herein by reference.)

1.3	Soliciting Dealer Agreement dated April 27, 2006 between CNL Income Properties, Inc. and Ameriprise Financial Services, Inc. (Previously filed as Exhibit 1.3 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed July 5, 2006 and incorporated herein by reference.)

2.1	Purchase and Sale Agreement between Whistler Mountain Resort Limited Partnership and Intrawest Corporation as Sellers and US Canadian Trust Alpha as Purchaser dated as of December 3, 2004 (Previously filed as Exhibit 2.1 to the Report on Form 8-K filed December 9, 2004, and incorporated herein by reference.)

2.2	Purchase and Sale Agreement (Copper Mountain Commercial Properties) between the Sellers and CNL Village Retail Partnership, LP as Purchaser dated as of December 3, 2004 (Previously filed as Exhibit 2.2 to the Report on Form 8-K filed December 9, 2004, and incorporated herein by reference.)

2.3	Schedule of Omitted Purchase and Sale Agreements (Previously filed as Exhibit 2.3 to the Report on Form 8-K filed December 17, 2004, and incorporated herein by reference.)

2.4	Amended and Restated Partnership Interest Purchase Agreement by and between CNL Income Properties, Inc. and Dallas Market Center Company, Ltd. as of January 14, 2005 (Previously filed as Exhibit 2.4 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

3.1	CNL Income Properties, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.3 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

3.2	CNL Income Properties, Inc. Bylaws (Previously filed as Exhibit 3.4 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

3.3	Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Income Properties, Inc. (Previously filed as Exhibit 3.5 to the Registration Statement on Form S-11 (File No. 333-108355) filed April 9, 2004, and incorporated herein by reference.)

3.4	Amendment No. One to the Bylaws of CNL Income Properties, Inc. (Previously filed as Exhibit 3.1 to the Report on Form 8-K filed on May 9, 2005 (File No. 000-51288) and incorporated herein by reference.)

3.5	Amendment No. Two to the Bylaws of CNL Income Properties, Inc. (Previously filed as Exhibit 3.1 to the Report on Form 8-K filed on September 23, 2005 (File No. 000-51288) and incorporated herein by reference.)

4.1	CNL Income Properties, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.3 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

4.2	CNL Income Properties, Inc. Bylaws (Previously filed as Exhibit 3.4 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

4.3	Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Income Properties, Inc. (Previously filed as Exhibit 3.5 to the Registration Statement on Form S-11 (File No. 333-108355) filed April 9, 2004, and incorporated herein by reference.)

4.4	Amendment No. One to the Bylaws of CNL Income Properties, Inc. (Previously filed as Exhibit 3.1 to the Report on Form 8-K filed on May 9, 2005 (File No. 000-51288) and incorporated herein by reference.)

4.5	Amendment No. Two to the Bylaws of CNL Income Properties, Inc. (Previously filed as Exhibit 3.1 to the Report on Form 8-K filed on September 23, 2005 (File No. 000-51288) and incorporated herein by reference.)

4.6	Form of Redemption Plan (Previously filed as Exhibit 4.6 to Pre-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed March 31, 2006 and incorporated herein by reference.)

4.7	Form of Reinvestment Plan (Included in the prospectus as Appendix A and incorporated herein by reference.)

5	Opinion of Arnold & Porter LLP as to the legality of the securities being registered by CNL Income Properties, Inc. (Previously filed as Exhibit 5 to Pre-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed March 31, 2006 and incorporated herein by reference.)

8	Opinion of Arnold & Porter LLP regarding certain material tax issues relating to CNL Income Properties, Inc. (Previously filed as Exhibit 8 to Pre-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed March 31, 2006 and incorporated herein by reference.)

10.1	Form of Escrow Agreement (Previously filed as Exhibit 10.1 to Pre-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed March 31, 2006 and incorporated herein by reference.)

10.2	Form of Advisory Agreement (Previously filed as Exhibit 10.2 to Pre-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed March 31, 2006 and incorporated herein by reference.)

10.3	Form of Reinvestment Plan (Included in the prospectus as Appendix A and incorporated herein by reference.)

10.4	Indemnification Agreement between CNL Income Properties, Inc. and James M. Seneff, Jr. dated March 2, 2004. Each of the following directors and/or officers has signed a substantially similar agreement: Robert A. Bourne, Bruce Douglas, Dennis N. Folken, Robert J. Woody dated March 2, 2004 and Thomas J. Hutchison III, R. Byron Carlock, Jr., Tammie A. Quinlan and Charles A. Muller dated April 19, 2004. (Previously filed as Exhibit 10.4 to the Quarterly Report on Form 10-Q for the period ended June 30, 2004, filed August 4, 2004 and incorporated herein by reference.)

10.5	Credit Agreement dated December 3, 2004 between R&H US Canadian Property Limited, Borrower and CNL Income Partners, LP, Lender (Previously filed as Exhibit 10.5 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.6	Credit Agreement dated December 3, 2004 between R&H US Canadian Property Limited, Borrower and Intrawest Resorts, Inc., Lender (Previously filed as Exhibit 10.6 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.7	Master Lease Agreement dated December 3, 2004 by and between Whistler Mountain Resort Limited Partnership, as Landlord and CNL Income Canada Lessee Corp., as Tenant (Previously filed as Exhibit

10.7 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.8	Schedule of Omitted Lease Agreements (Previously filed as Exhibit 10.8 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.9	Property Management Agreement dated December 3, 2004 between Playground Real Estate Ltd. (Manager) and CNL Income Canada Lessee Corp. (Head Lessee) (Previously filed as Exhibit 10.9 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.10	Property Management Agreement dated as of December 3, 2004 between Intrawest U.S. Commercial Property Management, Inc. (Manager) and CNL Income Mammoth, LP (Owner) (Previously filed as Exhibit 10.10 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.11	Schedule of Omitted Management Agreements (Previously filed as Exhibit 10.11 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.12	Loan Agreement dated December 16, 2004 between CNL Village Retail Partnership, LP, Borrower and Intrawest Resort Finance, Inc., Lender (Previously filed as Exhibit 10.12 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.13	R&H US Canadian Property Limited, US Canadian Property Alpha Blue Mountain Nominee Corp., and US Canadian Property Alpha Whistler Nominee Corp, Borrowers and Congress Financial Corporation (Canada), Lender, Loan Agreement (Previously filed as Exhibit 10.13 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.14	Amended and Restated Limited Partnership Agreement of CNL Village Retail Partnership, LP dated December 3, 2004 (Previously filed as Exhibit 10.5 to the Report on Form 8-K filed December 9, 2004, and incorporated herein by reference.)

10.15	Master Lease dated as of February 14, 2005 by and between WTC-Trade Mart, L.P., Landlord and Dallas Market Center Operating, L.P., Tenant (Previously filed as Exhibit 10.15 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.16	Loan Agreement dated as of August 2, 2004 between WTC-Trade Mart, L.P., as Borrower and Bank of America, N.A., as Lender (Previously filed as Exhibit 10.16 to Post-Effective Amendment No. Three to the Registration Statement on Form S-11 (File No. 333-108355) filed on June 15, 2005 and incorporated herein by reference.)

10.17	Contribution of Partnership Interests and Membership Interests Agreement dated as of February 14, 2005 by and between Dallas Market Center Company, Ltd. and CNL Dallas Market Center, L.P. (Previously filed as Exhibit 10.17 to Post-Effective Amendment No. Three to the Registration Statement on Form S-11 (File No. 333-108355) filed on June 15, 2005 and incorporated herein by reference.)

10.18	Master Lease dated as of May 20, 2005 by and between IFDC Property Company, Ltd., Landlord and IFDC Operating, L.P., Tenant (Previously filed as Exhibit 10.18 to Post-Effective Amendment No. Three to the Registration Statement on Form S-11(File No. 333-108355) filed on June 15, 2005 and incorporated herein by reference.)

10.19	Loan Agreement dated as of August 8, 2003 by and between IFDC Property Company, Ltd., as Borrower and Bank of America, N.A., as Lender (Previously filed as Exhibit 10.19 to Post-Effective

Amendment No. Three to the Registration Statement on Form S-11 (File No. 333-108355) filed on June 15, 2005 and incorporated herein by reference.)

10.20	Contribution of Partnership Interests and Membership Interests Agreement dated as of May 20, 2005 by and between Dallas Market Center Company, Ltd. and CNL Dallas Market Center, L.P. (Previously filed as Exhibit 10.20 to Post-Effective Amendment No. Three to the Registration Statement on Form S-11 (File No. 333-108355) filed on June 15, 2005 and incorporated herein by reference.)

10.21	Loan Agreement dated as of May 20, 2005 by and between Branch Banking and Trust Company, Lender and CNL Income Properties, Inc., Borrower (Previously filed as Exhibit 10.21 to Post-Effective Amendment No. Three to the Registration Statement on Form S-11 (File No. 333-108355) filed on June 15, 2005 and incorporated herein by reference.)

10.22	Loan Agreement dated as of May 20, 2005, by and between CNL Income Copper, LP, CNL Income Sandestin, LP, CNL Income Mammoth, LP, CNL Income Snowshoe, LP, and CNL Income Stratton, LP, Borrowers and Sunlife Assurance Company of Canada, Lender (Previously filed as Exhibit 10.22 to Post-Effective Amendment No. Three to the Registration Statement on Form S-11 (File No. 333-108355) filed on June 15, 2005 and incorporated herein by reference.)

10.23	Venture Formation and Contribution Agreement by and between CNL Income Partners, LP, Great Bear Lodge of Wisconsin Dells, LLC, Great Bear Lodge of Sandusky, LLC and Great Wolf Resorts, Inc. (Previously filed as Exhibit 10.1 to the Report on Form 8-K filed October 4, 2005 (File No. 000-51288) and incorporated herein by reference.)

10.24	Amended and Restated Limited Partnership Agreement of CNL Income GW Partnership, LLLP dated as of October 11, 2005 (Previously filed as Exhibit 10.1 to the Report on Form 8-K filed October 14, 2005 (File No. 000-51288) and incorporated herein by reference.)

10.25	Development Agreement for Wisconsin Dells Addition (Previously filed as Exhibit 10.2 to the Report on Form 8-K filed October 14, 2005 (File No. 000-51288) and incorporated herein by reference.)

10.26	Development Agreement by and between WTC – Trade Mart L.P. and Dallas Market Center Operating, L.P. (Previously filed as Exhibit 10.3 to the Report on Form 8-K filed October 14, 2005 (File No. 000-51288) and incorporated herein by reference.)

10.27	Asset Purchase Agreement between Cypress Bowl Recreations Limited Partnership and Gatlinburg Skylift, LLC as Sellers and CNL Income Partners, LP as Purchaser dated as of December 22, 2005 (Previously filed as Exhibit 10.1 to the Report on 8-K filed December 22, 2005 (File No. 000-51288) and incorporated herein by reference.)

10.28	Sublease Agreement dated as of December 22, 2005 by and between CNL Gatlinburg Partnership, LP as Landlord and Gatlinburg Skylift, LLC as Tenant (Previously filed as Exhibit 10.2 to the Report on 8-K filed December 22, 2005 (File No. 000-51288) and incorporated herein by reference.)

10.29	Loan Agreement dated February 28, 2006 between Plaza Partners, LLC and CNL Income Partners, LP (Previously filed as Exhibit 10.1 to the Report on 8-K filed March 6, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.30	Loan Agreement dated March 1, 2006 between GW-Citigroup and CNL Income GW Partnership, LLLP and Subsidiaries (Previously filed as Exhibit 10.2 to the Report on 8-K filed March 6, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.31	Purchase and Sale Agreement dated as of March 10, 2006 between Route 66 Real Estate L.L.C. and CNL Income Properties, Inc. (Previously filed as Exhibit 10.1 to the Report on 8-K filed March 16, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.32	Mezzanine Loan Agreement dated October 14, 2005 between Mizner Court Holdings, L.P. and Column Financial, Inc. (Previously filed as Exhibit 10.2 to the Report on 8-K filed March 16, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.33	Note Allonge dated March 10, 2006 between Mizner Court Holdings, L.P., Column Financial, Inc. and CNL Income Partners, LP. (Previously filed as Exhibit 10.3 to the Report on 8-K filed March 16, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.34	Loan Agreement dated as of March 13, 2006 between Shorefox Development, LLC and CNL Income Partners, LP. (Previously filed as Exhibit 10.4 to the Report on 8-K filed March 16, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.35	Promissory Note dated March 13, 2006 of Shorefox Development, LLC in favor of CNL Income Partners, LP. (Previously filed as Exhibit 10.5 to the Report on 8-K filed March 16, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.36	Amendment One to the Mezzanine Loan Agreement dated October 14, 2005 between Mizner Court Holdings, L.P. and Column Financial, Inc. (Previously filed as Exhibit 10.6 to the Report on 8-K filed March 16, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.37	Loan Agreement dated March 24, 2006 between Colonial Bank, N.A. and CNL Income Properties, Inc. (Previously filed as Exhibit 10.1 to the Report on 8-K filed March 29, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.38	Sub-Permit and Lease Agreement dated as of May 26, 2006 by and between R&H US Canadian Cypress Limited in its capacity as the trustee of the Cypress Jersey Trust as Landlord and Cypress Bowl Recreations Limited Partnership as Tenant (Previously filed as Exhibit 10.1 to the Report on 8-K filed June 5, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.39	Personal Property Sublease Agreement dated as of May 18, 2006 by and between CNL Personal Property TRS ULC as Lessor and Cypress Bowl Recreations Limited Partnership as Lessee (Previously filed as Exhibit 10.2 to the Report on 8-K filed June 5, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.40	Asset Purchase Agreement dated as of January 20, 2006 between MWH Preservation Limited Partnership and CNL Income Properties, Inc. (Previously filed as Exhibit 10.40 to Post-Effective Amendment No. One to the Registration Statement on Form S-11(File No. 333-128662) filed July 5, 2006 and incorporated herein by reference.)

10.41	First Amendment to Asset Purchase Agreement dated as of April 25, 2006 between MWH Preservation Limited Partnership and CNL Income Properties, Inc. (Previously filed as Exhibit 10.41 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed July 5, 2006 and incorporated herein by reference.)

10.42	Second Amendment to Asset Purchase Agreement dated as of June 22, 2006 between MWH Preservation Limited Partnership and CNL Income Properties, Inc. (Previously filed as Exhibit 10.42 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed July 5, 2006 and incorporated herein by reference.)

10.43	Lease Agreement dated as of June 22, 2006 between CNL Income Bretton Woods, LLC and BW Resort Management Company, LLC (Previously filed as Exhibit 10.43 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed July 5, 2006 and incorporated herein by reference.)

10.44	Personal Property Lease Agreement dated as of June 22, 2006 between CNL BW TRS Corp. and BW Resort Management Company, LLC. (Previously filed as Exhibit 10.44 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed July 5, 2006 and incorporated herein by reference.)

10.45	Promissory Note dated June 22, 2006 of CNL Income Bretton Woods, LLC in favor of MWH Preservation Limited Partnership (Previously filed as Exhibit 10.45 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed July 5, 2006 and incorporated herein by reference.)

21	Subsidiaries of the Registrant (Previously filed as Exhibit 21 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed July 5, 2006 and incorporated herein by reference.)

23.1	Consent of Arnold & Porter LLP (Previously filed as part of Exhibits 5 and 8 to Pre-Effective Amendment No. One to the Registration Statement on Form S-11(File No. 333-128662) filed March 31, 2006 and incorporated herein by reference.)

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Certified Public Accounting Firm, dated July 28, 2006 (Filed herewith.)

23.3	Consent of RubinBrown, LLP, Independent Registered Public Accounting Firm, dated July 27, 2006 (Filed herewith.)

23.4	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm, dated July 27, 2006 (Filed herewith.)

23.5	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, dated July 28, 2006 (Filed herewith.)

23.6	Consent of KPMG LLP, Independent Registered Public Accounting Firm, dated July 27, 2006 (Filed herewith.)

24	Power of Attorney (Previously filed in Part II of the Registration Statement on Form S-11 (File No. 333-128662) filed September 29, 2005, and incorporated herein by reference.)